    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997

                                                     REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      PERFORMANCE ASSET MANAGEMENT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     33-0755516
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                               4100 NEWPORT PLACE
                                   SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 261-9100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         VINCENT E. GALEWICK, PRESIDENT
                      PERFORMANCE ASSET MANAGEMENT COMPANY
                               4100 NEWPORT PLACE
                                   SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 261-9100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

             COPIES TO:                             SOLICITATION AGENT:

                           THOMAS E. STEPP, JR., ESQ.
                              WHITE AND STEPP LLP
                               4100 NEWPORT PLACE
                                   SUITE 800
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 660-9700
                             INCOME NETWORK COMPANY
                               4100 NEWPORT PLACE
                                   SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 752-3500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                PROPOSED          PROPOSED
TITLE OF EACH CLASS            AMOUNT            MAXIMUM           MAXIMUM
OF SECURITIES                   TO BE        OFFERING PRICE       AGGREGATE         AMOUNT OF
TO BE REGISTERED            REGISTERED(1)     PER SHARE(2)    OFFERING PRICE(2) REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Common Stock.............     7,511,500          $10.00          $75,115,000       $22,762.12
=================================================================================================

(1) Represents the maximum number of shares to be issued in exchange for the Units of the Partnerships and shares of PCM pursuant to the Merger Agreement.

(2) The filing fee has been computed based on the $10.00 per share exchange value of the shares of common stock of Performance Asset Management Company to be issued pursuant to the Merger Agreement.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                             CROSS-REFERENCE SHEET

  SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

                     (A. INFORMATION ABOUT THE TRANSACTION)

       FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING          LOCATION IN PROSPECTUS
       ------------------------------------------------   ------------------------------------
  1.   Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus..................   Outside Front Cover Page
  2.   Inside Front and Outside Back Cover Pages of
       Prospectus......................................   Table of Contents; Available
                                                          Information; Incorporation of
                                                          Certain Documents by Reference
  3.   Risk Factors, Ratio of Earnings to Fixed
       Charges, and Other Information..................   Summary; Risk Factors; Selected
                                                          Historical and Pro Forma Financial
                                                          Data and Comparative Per Share Data;
                                                          The Merger; Dissolutions and
                                                          Liquidations of the Partnerships;
                                                          Management's Discussion and Analysis
                                                          of Financial Condition and Results
                                                          of Operations; Pro Forma Condensed
                                                          Financial Information
  4.   Terms of the Transaction........................   Summary; The Merger; Dissolutions
                                                          and Liquidations of the
                                                          Partnerships; Determination of the
                                                          Exchange Value; Allocation of the
                                                          Shares; Voting Procedures; Summary
                                                          Comparison of Units and Common
                                                          Shares; Rights of Dissenting
                                                          Shareholders and Dissenting Limited
                                                          Partners; Merger Agreement
  5.   Pro Forma Financial Information.................   Summary; Management's Discussion and
                                                          Analysis of Financial Condition and
                                                          Results of Operations; Pro Forma
                                                          Condensed Financial Information
  6.   Material Contacts with the Company Being
       Acquired........................................   Summary; The Merger; Dissolutions
                                                          and Liquidations of the
                                                          Partnerships; Principal Shareholders
                                                          and Limited Partners; Management;
                                                          Certain Relationships and Related
                                                          Transactions
  7.   Additional Information Required for Reoffering
       by Persons and Parties Deemed to be
       Underwriters....................................   Not Applicable
  8.   Interests of Named Experts and Counsel..........   Experts; Legal Matters
  9.   Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities.....................................   Limitation on Liability of Officers
                                                          and Directors of the Company
                            (B. INFORMATION ABOUT THE REGISTRANT)
 10.   Information with Respect to S-3 Registrants.....   Not Applicable
 11.   Incorporation of Certain Information by
       Reference.......................................   Not Applicable
 12.   Information with Respect to S-2 or S-3
       Registrants.....................................   Not Applicable
 13.   Incorporation of Certain Information by
       Reference.......................................   Not Applicable

       FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING          LOCATION IN PROSPECTUS
       ------------------------------------------------   ------------------------------------

 14.   Information with Respect to Registrants Other
       than S-2 or S-3 Registrants.....................   Summary; Risk Factors; Incorporation
                                                          of Certain Documents by Reference;
                                                          Description of the Common Shares;
                                                          Summary Comparison of Units and
                                                          Common Shares; Federal Income Tax
                                                          Considerations; Principal
                                                          Shareholders and Limited Partners;
                                                          Management

                     (C. INFORMATION ABOUT THE COMPANIES BEING ACQUIRED)
 15.   Information with Respect to S-3 Companies.......   Not Applicable
 16.   Information with Respect to S-2 or S-3
       Companies.......................................   Not Applicable
 17.   Information with Respect to Companies Other Than
       S-2 or S-3 Companies............................   Summary; Risk Factors; Incorporation
                                                          of Certain Documents by Reference;
                                                          Voting Procedures; Summary
                                                          Comparison of Existing Securities
                                                          and Common Shares; Rights of
                                                          Dissenting Limited Partners; Federal
                                                          Income Tax Considerations; Other Tax
                                                          Considerations

                            (D. VOTING AND MANAGEMENT INFORMATION)
 18.   Information if Proxies, Consents or
       Authorizations are to be Solicited..............   Front Cover Page; Incorporation of
                                                          Certain Documents by Reference;
                                                          Summary; The Merger; Dissolutions
                                                          and Liquidations of the
                                                          Partnerships; Voting Procedures;
                                                          Summary Comparison of Existing
                                                          Securities and Common Shares; Rights
                                                          of Dissenting Limited Partners;
                                                          Management
 19.   Information if Proxies, Consents or
       Authorizations are not to be Solicited or in an
       Exchange Offer..................................   Certain Relationships and Related
                                                          Transactions

                       CAUTIONARY STATEMENT FOR PURPOSES
                     OF THE "SAFE HARBOR" PROVISIONS OF THE
                     PRIVATE LITIGATION REFORM ACT OF 1995

     THIS DOCUMENT SPECIFIES FORWARD-LOOKING STATEMENTS OF MANAGEMENT OF THE COMPANY. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS, ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "POSSIBLE", "MAY", "WILL", "EXPECT", "SHOULD", "COULD","ESTIMATE", "ANTICIPATE", "PROBABLE", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE "RISK FACTORS" SET FORTH IN THIS DOCUMENT CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT HAVE BEEN COMPILED BY MANAGEMENT OF THE COMPANY ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS. THEREFORE, LIMITED PARTNERS ARE URGED TO CONSULT WITH THEIR ADVISORS (THE OPINIONS OF WHICH MAY DIFFER FROM THOSE SPECIFIED IN THOSE FORWARD-LOOKING STATEMENTS) WITH RESPECT TO THOSE ASSUMPTIONS OR HYPOTHESES.

     THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TO UNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR, THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS, AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS.

     IN ADDITION, THOSE FORWARD-LOOKING STATEMENTS HAVE BEEN COMPILED AS OF THE DATE OF THIS DOCUMENT AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS DOCUMENT. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT ARE ACCURATE OR THAT THEY WILL PROVE TO BE APPLICABLE TO A PARTICULAR LIMITED PARTNER. IT IS THE RESPONSIBILITY OF THE LIMITED PARTNERS AND THEIR ADVISORS TO REVIEW THOSE FORWARD-LOOKING STATEMENTS TO CONSIDER THE ASSUMPTIONS ON WHICH THOSE FORWARD-LOOKING STATEMENTS ARE BASED AND TO ASCERTAIN THEIR REASONABLENESS.

                     SUBJECT TO COMPLETION NOVEMBER 4, 1997

PRELIMINARY COPY

                         PERFORMANCE DEVELOPMENT, INC.
                               4100 NEWPORT PLACE
                                   SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660

Dear Limited Partner:

     I am pleased to announce that the Board of Directors of Performance Development, Inc., a California corporation, as General Partner ("General Partner") of your limited partnership ("Partnership"), has approved a proposal for and on behalf of the Partnership to merge the Partnership with Performance Asset Management Company, a Delaware corporation ("Company"), Performance Capital Management, Inc., a California corporation ("PCM"), and other related proposed transactions whereby the Company shall acquire, by merger, all of the assets of PCM, the assets of the Partnership, and the assets of other affiliated California limited partnerships ("Affiliated Partnerships"). For convenience, the Partnership and the Affiliated Partnerships shall be referred to herein as the "Partnerships". The proposed merger transaction contemplates that of the Partnerships shall receive shares of $.001 par common stock of the Company in exchange for the assets of the Partnerships. Additionally, by amending the provisions of the Agreements of Limited Partnership for the Partnerships, the Partnerships shall be wound up and dissolved and the shares of $.001 par value common stock of the Company received by the Partnerships in exchange for their assets shall be distributed to the General Partner and the limited partners of the Partnerships ("Limited Partners"). The Partnerships are:
                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                     A CALIFORNIA LIMITED PARTNERSHIP; AND

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP.

     The Partnerships shall cease to exist by operation of law upon completion of their winding up and dissolution. Additionally, the shares of $.001 par value common stock of the Company that you shall receive shall be registered for trading in over-the-counter or other resale transactions (subject to some restrictions) pursuant to the provisions of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

     In accordance with the Agreements of Limited Partnership of the Partnerships, the General Partner hereby calls for a vote, without a meeting, of the Limited Partners, and requests you, as a Limited Partner, consider and vote upon a number of interrelated proposals that would permit the ultimate conversion of interests in the Partnerships to corporate form by the merger of the Partnerships with and into the Company. I have been informed by appropriate advisors that this conversion to corporate form, as contemplated by the Merger Proposal, is desirable so as to maximize the liquidity of the investments of the Limited Partners.

     These proposals represent the culmination of a great deal of thought and effort during a period of many months by the General Partner and its legal, financial, and accounting advisors, on the one hand, and the Company and its legal, financial, and accounting advisors, on the other hand. The Board of Directors of the Company has unanimously approved each of these proposals. The Board of Directors of the General Partner has unanimously approved each of these proposals, subject to approval by the Limited Partners, and has concluded that these proposals provide a number of significant advantages that should enhance the value of the investments by the Limited Partners in the future.

     The Joint Consent Statement/Prospectus that is being provided to the Limited Partners explains each element of these proposals in detail and attempts to answer many of the questions you may have regarding these proposals. I urge each of you to read this material carefully. You should not hesitate to call the Information Agent at (888) 754-4145 with any questions you have about these proposals.

     I encourage each of you to complete and return the enclosed consent forms in the enclosed envelope as soon as possible. The consent forms must be returned
no later than 12:00 P.M., Pacific Daylight Time, on             , 1997. Thank
you for your patience and cooperation during the consent solicitation period.

                                          Sincerely,

                                          PERFORMANCE DEVELOPMENT, INC.,
                                          a California corporation

                                          Vincent E. Galewick,
                                          Chairman of the Board of Directors

                    NOTICE OF CALL FOR VOTE WITHOUT MEETING

TO: The limited partners ("Limited Partners") of the following California limited partnerships
    ("Partnerships"):

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                     A CALIFORNIA LIMITED PARTNERSHIP; AND

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP.

     NOTICE IS HEREBY GIVEN that the Limited Partners are hereby called upon to provide their votes upon the following matters pursuant to the Agreements of Limited Partnership of the Partnerships in accordance with terms and provisions of the enclosed Joint Consent Statement/Prospectus:

          1. A proposal, as specified in the Joint Consent Statement/Prospectus, to merge the Partnerships with Performance Asset Management Company, a Delaware corporation ("Company"), and Performance Capital Management, Inc., a California corporation ("PCM"), as a result of which a series of interrelated changes to the current organizational form of the Partnerships, PCM and the Company would be implemented, including (a) merging the Partnerships and PCM with and into the Company as a result of which the Company would be the sole surviving entity ("Surviving Corporation"); (b) terminating the legal existence of the Partnerships by operation of law; and (c) exchanging each Limited Partner's interest and the General Partner's interest in each Partnership for shares of $.001 par value common stock of the Surviving Corporation ("Common Shares").

          2. A proposal to consider such other matters as may be set forth in the enclosed Joint Consent Statement/Prospectus.

     The Limited Partners of the Partnerships of record at the close of business on June 30, 1997, are entitled to notice of and to vote on the above matters in accordance with the terms and provisions of the Joint Consent
Statement/Prospectus.

                                          By order of the Board of Directors
                                          of the General Partner

                                          PERFORMANCE DEVELOPMENT, INC.,
                                          a California corporation

                                          Vincent E. Galewick, President

                                   IMPORTANT

     THE CONSENT SOLICITATION PERIOD WILL CLOSE AT 12:00 P.M., PACIFIC TIME, ON ------------------, 1997. THE VOTES WILL THEN BE TABULATED ON THAT DATE. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE ON OR BEFORE 12:00 P.M. ON ------------, 1997. TO ASSURE THAT YOUR UNITS ARE REPRESENTED IN THE VOTE, YOU ARE URGED TO RETURN PROMPTLY THE COMPLETED LETTER OF TRANSMITTAL AND CONSENT STATEMENT. YOU MAY WITHDRAW OR CHANGE YOUR CONSENT ONLY IN A WRITING WHICH IS RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE CLOSE OF THE SOLICITATION PERIOD SET FORTH ABOVE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM S-4 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT ON FORM S-4 BECOMES EFFECTIVE. THE JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                     SUBJECT TO COMPLETION NOVEMBER 4, 1997

PRELIMINARY COPY

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                               4100 NEWPORT PLACE
                                   SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660

                                                                          , 1997

Dear Shareholder:

     We are pleased to announce that the Board of Directors of Performance Asset Management Company, a Delaware corporation ("Company"), has approved a proposal to merge with Performance Capital Management, Inc., a California corporation ("PCM"), and certain California limited partnerships ("Partnerships"), and has also approved other related proposed transactions whereby the Company would acquire all of the assets of PCM and the Partnerships and issue to PCM and to the Partnerships shares of the Company's $.001 par value common stock in exchange for those assets. Additionally, PCM would be wound up and dissolved and the shares of the Company's $.001 par value common stock received by PCM in exchange for its assets shall be distributed by PCM to its shareholders. Similarly, after the issuance by the Company of its $.001 par value common stock to the Partnerships in exchange for their assets, the Partnerships shall be wound up and dissolved and those shares of the Company's common stock shall be distributed by the Partnerships to the General Partner (hereinafter defined) and the limited partners ("Limited Partners") in exchange for their interests in the Partnerships. The Partnerships are:

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                     A CALIFORNIA LIMITED PARTNERSHIP; AND

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP.

     PCM and the Partnerships would cease to exist by operation of law upon completion of the proposed merger. Additionally, the shares of $.001 par value common stock of the Company would then be registered and publicly tradeable (subject to some restrictions) pursuant to appropriate filings with the Securities and Exchange Commission.

     In accordance with Section 228 of the Delaware General Corporation Law, the Board of Directors of the Company hereby solicits the written consents of the shareholders of the Company without a meeting to approve a number of interrelated proposals that would permit the acquisition by the Company of the assets of PCM and the Partnerships and the merger of the Partnerships and PCM with and into the Company. We have been informed by our advisors that the Merger Proposal is desirable so as to maximize the liquid value of investments in the shares of the Company.

     These proposals represent the culmination of a great deal of thought and effort over a period of many months by (i) the general partner of the Partnerships ("General Partner") and its legal, financial and accounting advisors; (ii) PCM and its legal, financial and accounting advisors; and (iii) the Company and the Company's legal, financial and accounting advisors. The Boards of Directors of PCM and the Company have both unanimously approved each of these proposals. The Board of Directors of the General Partner has unanimously approved each of these proposals, subject to approval by the Limited Partners, and has concluded that these proposals provide a number of significant advantages that should serve to enhance the value of the investments by the shareholders of PCM, the shareholders of the Company, and the Limited Partners during the coming years.

     The Joint Consent Statement/Prospectus that is being provided to you explain each element of the proposals in detail and attempt to answer many of the questions you may have regarding those proposals. I urge each of you to read this material carefully. Moreover, please call the Information Agent at (888) 754-4145 with any questions you have about the proposals.

     I encourage each of you to complete and return the enclosed consent forms in the enclosed envelope as soon as possible. The consent forms must be returned
no later than 12:00 P.M., Pacific Time, on             , 1997. Thank you for
your patience and cooperation during the consent solicitation period.

                                    Sincerely,

                                    PERFORMANCE ASSET MANAGEMENT COMPANY,
                                    a Delaware corporation

                                    Vincent E. Galewick,
                                    Chairman of the Board of Directors

                SOLICITATION OF WRITTEN CONSENTS WITHOUT MEETING

TO: The shareholders of Performance Asset Management Company:

     NOTICE IS HEREBY GIVENthat the shareholders ("Shareholders") of Performance Asset Management Company, a Delaware corporation ("Company"), are hereby solicited to provide their written consents without a meeting regarding the following matters pursuant to Section 228 of the Delaware General Corporation Law in accordance with the terms and provisions of the enclosed Joint Consent Statement/Prospectus:

          1. A proposal to merge Performance Capital Management, Inc., a California corporation ("PCM"), and certain California limited partnerships ("Partnerships") into the Company as a result of which a series of interrelated changes to the current organizational form of PCM, the Partnerships and the Company would be implemented, including (a) merging PCM and the Partnerships with and into the Company, as a result of which the Company would be the sole surviving entity ("Surviving Corporation");
     (b) terminating the legal existence of PCM and the Partnerships by operation of law; and (c) exchanging each shareholder's interest in PCM and the General Partner's interest and each Limited Partner's interest in each Partnership for shares of $.001 par value common stock of the Surviving Corporation ("Common Shares").

          2. A proposal to consider such other matters as may be set forth in the enclosed Joint Consent Statement/Prospectus.

     The shareholders of record at the close of business on June 30, 1997, are entitled to notice of, and to vote on, the above matters in accordance with the terms and provisions of the Joint Consent Statement/Prospectus.

                                    By order of the Board of Directors of the Company

                                    PERFORMANCE ASSET MANAGEMENT COMPANY,
                                    a Delaware corporation

                                    Vincent E. Galewick, President

                                   IMPORTANT

     THE CONSENT SOLICITATION PERIOD WILL CLOSE AT 12:00 P.M., PACIFIC TIME, ON ------------, 1997. THE VOTES WILL THEN BE TABULATED ON THAT DATE. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED CONSENT STATEMENT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE ON OR BEFORE 12:00 P.M. ON
------------, 1997. TO ASSURE THAT YOUR SHARES ARE REPRESENTED IN THE VOTE, YOU ARE URGED TO RETURN PROMPTLY THE COMPLETED CONSENT FORMS. YOU MAY WITHDRAW OR CHANGE YOUR CONSENT ONLY IN A WRITING WHICH IS RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE CLOSE OF THE SOLICITATION PERIOD SET FORTH ABOVE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM S-4 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT ON FORM S-4 BECOMES EFFECTIVE. THE JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                     SUBJECT TO COMPLETION NOVEMBER 4, 1997

PRELIMINARY COPY

                      PERFORMANCE CAPITAL MANAGEMENT, INC.
                               4100 NEWPORT PLACE
                                   SUITE 400
                        NEWPORT BEACH, CALIFORNIA 92660

                                                                          , 1997

Dear Shareholder:

     We are pleased to announce that the Board of Directors of Performance Capital Management, Inc., a California corporation ("PCM"), has approved a proposal to merge with Performance Asset Management Company, a Delaware corporation ("Company"), and certain California limited partnerships ("Partnerships"), and has also approved other related proposed transactions whereby the Company would acquire all of the assets of PCM and the Partnerships and issue to PCM and to the Partnerships shares of the Company's $.001 par value common stock in exchange for those assets. Additionally, PCM would be wound up and dissolved and the shares of the Company's $.001 par value common stock received by PCM in exchange for its assets shall be distributed by PCM to its shareholders. Similarly, after the issuance by the Company of its $.001 par value common stock to the Partnerships in exchange for their assets, the Partnerships shall be wound up and dissolved and those shares of the Company's common stock shall be distributed by the Partnerships to the General Partner (hereinafter defined) and the limited partners ("Limited Partners") in exchange for their Partnership interests. The Partnerships are:

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                     A CALIFORNIA LIMITED PARTNERSHIP; AND

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP.

     PCM and the Partnerships would cease to exist by operation of law upon completion of the proposed merger. Additionally, the shares of the Company's $.001 par value common stock would then be registered and publicly tradeable (subject to some restrictions) pursuant to appropriate filings with the Securities and Exchange Commission.

     In accordance with Section 603 of the California General Corporation Law, PCM hereby solicits the written consents of its shareholders to approve a number of interrelated proposals that would permit the acquisition by the Company of the assets of PCM and the Partnerships and the merger of PCM and the Partnerships with and into the Company. We have been informed by appropriate advisors that the Merger Proposal is desirable so as to maximize the liquidity of investments in the shares of PCM.

     These proposals represent the culmination of a great deal of thought and effort during a period of many months by (i) the general partner of the Partnerships ("General Partner") and its legal, financial and accounting advisors; (ii) PCM and its legal, financial and accounting advisors; and (iii) the Company and the Company's legal, financial and accounting advisors. The Boards of Directors of PCM and of the Company have both unanimously approved each of these proposals. The Board of Directors of the General Partner has unanimously approved each of these proposals, subject to approval by the Limited Partners, and has concluded that these proposals provide a number of significant advantages that should serve to enhance the value of the investments by the shareholders of PCM, the shareholders of the Company, and the Limited Partners during the coming years.

     The Joint Consent Statement/Prospectus that are being provided to you explain each element of the proposals in detail and attempt to answer many of the questions you may have regarding the proposals. I urge each of you to read this material carefully. Moreover, please call the Information Agent at (888) 754-4145 with any questions you have about these proposals.

     We encourage each of you to complete and return the enclosed consent forms in the enclosed envelope as soon as possible. The consent forms must be returned
no later than 12:00 P.M., Pacific Time, on             , 1997. Thank you for
your patience and cooperation during the consent solicitation period.

                                      Sincerely,

                                      PERFORMANCE CAPITAL MANAGEMENT, INC.,
                                      a California corporation

                                      Vincent E. Galewick,
                                      Chairman of the Board of Directors

                SOLICITATION OF WRITTEN CONSENTS WITHOUT MEETING

TO: The shareholders of Performance Capital Management, Inc.:

     NOTICE IS HEREBY GIVEN that the shareholders ("Shareholders") of Performance Capital Management, Inc., a California corporation ("PCM"), are hereby solicited to provide their written consents approving the following matters without a meeting pursuant to Section 603 of the California General Corporation Law in accordance with the terms and provisions of the enclosed Joint Consent Statement/Prospectus:

          1. A proposal to merge PCM and certain California limited partnerships ("Partnerships") into Performance Asset Management Company, a Delaware corporation ("Company"), as a result of which a series of interrelated changes to the current organizational form of PCM, the Partnerships and the Company would be implemented, including (a) merging PCM and the Partnerships with and into the Company, as a result of which the Company would be the sole surviving entity ("Surviving Corporation"); (b) terminating the legal existences of PCM and the Partnerships by operation of law; and (c) exchanging each shareholder's interest in PCM and the General Partner's and each Limited Partners interest in each Partnership for shares of $.001 par value common stock of the Surviving Corporation ("Common Shares").

          2. A proposal to consider such other matters as may be set forth in the enclosed Joint Consent Statement/Prospectus.

     The shareholders of record at the close of business on June 30, 1997, are entitled to notice of, and to vote on, the above matters in accordance with the terms and provisions of the Joint Consent Statement/Prospectus.

                                      By order of the Board Of Directors of the Company

                                      PERFORMANCE CAPITAL MANAGEMENT, INC.,
                                      a California corporation

                                      Vincent E. Galewick, President

                                   IMPORTANT

     THE CONSENT SOLICITATION PERIOD WILL CLOSE AT 12:00 P.M., PACIFIC TIME, ON __________ , 1997. THE VOTES WILL THEN BE TABULATED ON THAT DATE. PLEASE MARK,
SIGN, DATE AND RETURN THE ENCLOSED CONSENT STATEMENT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE ON OR BEFORE 12:00 P.M. ON __________ , 1997. TO ASSURE THAT YOUR SHARES ARE REPRESENTED IN THE VOTE, YOU ARE URGED TO RETURN PROMPTLY THE COMPLETED CONSENT FORMS. YOU MAY WITHDRAW OR CHANGE YOUR CONSENT ONLY IN A WRITING WHICH IS RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE CLOSE OF THE SOLICITATION PERIOD SET FORTH ABOVE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM S-4 RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT ON FORM S-4 BECOMES EFFECTIVE. THE JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Joint Consent Statement/Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the Securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 4, 1997

                     PERFORMANCE ASSET MANAGEMENT COMPANY,
                            A DELAWARE CORPORATION;

                     PERFORMANCE CAPITAL MANAGEMENT, INC.,
                           A CALIFORNIA CORPORATION;

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP;

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                     A CALIFORNIA LIMITED PARTNERSHIP; AND

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP.

                       JOINT CONSENT STATEMENT/PROSPECTUS

                            7,511,500 COMMON SHARES
                                $.001 PAR VALUE

     SHAREHOLDERS AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 22.

     This Joint Consent Statement/Prospectus is the joint consent statement of:
(i) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM I"); (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"); (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"); (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"); (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V") (those limited partnerships specified in Items (i) through (v), inclusive, are the "Partnerships"); (vi) Performance Capital Management, Inc., a California corporation ("PCM"); and (vii) Performance Asset Management Company, a Delaware corporation ("Company"). This Joint Consent Statement/Prospectus is being furnished to the limited partners of the Partnerships ("Limited Partners") and the shareholders of PCM and the shareholders of the Company ("Shareholders"), in each case of record as of June 30, 1997 ("Determination Date"), in connection with the solicitation on behalf of the Board of Directors of the Company of the written consents of the Limited Partners and the Shareholders (obtained without meetings) to consider and approve a proposed merger of PCM and the Partnerships with and into the Company ("Merger Proposal") pursuant to the Merger Agreement and Plan of Reorganization dated as of October 31, 1997, between PCM, the Partnerships and the Company ("Merger Agreement"), and to consider such other matters as may be set forth in the enclosed Joint Consent Statement/Prospectus.

     A vote in favor of the Merger Proposal would have the effect of a vote in favor of a series of interrelated changes to the current organizational forms of PCM, the Partnerships and the Company, including (a) merging PCM and the Partnerships with and into the Company, as a result of which the Company would be the sole surviving entity ("Surviving Corporation"); (b) terminating PCM's legal existence and the Partnerships' legal existences by operation of law, and
(c) exchanging each Shareholder's interest in PCM and the General Partner's interest and each Limited Partner's interest in each Partnership for an appropriate number of shares of $.001 par value common stock of the Surviving Corporation ("Common Shares" or "Merger Stock").

     One purpose of the Merger Proposal is to permit the Merger Stock eventually to be eligible to be approved for quotation on a regional or national market quotation system. No prediction can be made, however, as to the price at which the Merger Stock will trade, or if it will trade at all. See "RISK
FACTORS -- Uncertainty Regarding Trading and Market Price for Common Shares."

     The Board of Directors of the Company recommends that each Shareholder of the Company consent to the Merger Proposal. The Board of Directors of PCM recommends that each Shareholder of PCM consent to the Merger Proposal. The Board of Directors of the General Partner recommends that each Limited Partner of each Partnership consent to the Merger Proposal.

     This Joint Consent Statement/Prospectus and the accompanying material and consent forms will first be mailed to the Shareholders and Limited Partners on
or about           .
                            ------------------------

THE ABOVE MATTERS ARE SPECIFIED IN DETAIL IN THIS JOINT CONSENT STATEMENT/PROSPECTUS. THE MERGER PROPOSAL AND RELATED TRANSACTIONS ARE COMPLEX. THE SHAREHOLDERS AND LIMITED PARTNERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT CONSENT STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS SPECIFIED IN THAT PORTION OF THIS JOINT CONSENT STATEMENT/PROSPECTUS ENTITLED "RISK FACTORS."

THIS SOLICITATION OF CONSENT EXPIRES AT 12:00 P.M., PACIFIC TIME, ON
  , 1997, UNLESS EXTENDED. NEITHER THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT CONSENT STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE TRANSACTION DESCRIBED IN THIS JOINT CONSENT STATEMENT/PROSPECTUS WILL BE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT").
                            ------------------------

NO PERSON HAS BEEN AUTHORIZED TO FURNISH ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS JOINT CONSENT STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY THE COMPANY, PCM, THE GENERAL PARTNER OR THE PARTNERSHIPS. THE DELIVERY OF THIS JOINT CONSENT STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS JOINT CONSENT STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT CONSENT STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A CONSENT STATEMENT, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR CONSENT SOLICITATION IN SUCH JURISDICTION.

    THE DATE OF THIS JOINT CONSENT STATEMENT/PROSPECTUS IS           , 1997.

     This Joint Consent Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than the shares of the Merger Stock, nor does it constitute an offer to sell or a solicitation of an offer to purchase any of the Merger Stock to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Joint Consent Statement/Prospectus nor any sale made hereunder shall under any circumstances imply that the information contained herein is correct as of any time subsequent to the date hereof.

                             ADDITIONAL INFORMATION

     The Company has filed with the State of California Department of Corporations ("Department") an Application for Qualification of Securities ("Application") under the California Corporate Securities Law of 1968, as amended, with respect to the Merger Stock. This Joint Consent Statement/Prospectus does not contain all the information set forth in the Application. Copies of the exhibits and schedules attached to the Application may be examined at the Department, 3700 Wilshire Boulevard, Los Angeles, California. The Company has also filed with the Blue Sky regulators of the various states in which the Limited Partners reside applications to register or qualify the Merger Stock in those states. This Joint Consent Statement/Prospectus does not contain all of the information set forth in those applications. Copies of the exhibits and schedules attached to those applications may be examined at the offices of those Blue Sky regulators.

     The Company will be required to file reports and other information with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended. Shareholders will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                             AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-4 ("Registration Statement") under the Securities Act with the Commission relating to the Merger Stock. As permitted by the rules and regulations of the Commission, this Joint Consent Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the Merger Stock reference is made to the Registration Statement, including the exhibits filed as part thereof.

     THIS JOINT CONSENT STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT AT 4100 NEWPORT PLACE, SUITE 400, NEWPORT BEACH, CALIFORNIA 92660. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY           , 1997.

                               TABLE OF CONTENTS

                                                        PAGE
                                                        ----
GLOSSARY...............................................    5
SUMMARY................................................    7
  Introduction.........................................    7
  The Parties..........................................    7
  The Merger...........................................   10
  Fairness Opinion.....................................   12
  The Company..........................................   14
  Commencement and Cessation of "Nominally Foreign"
    Status.............................................   17
  Certain Advantages of the Merger Proposal and Related
    Transactions.......................................   18
  Certain Disadvantages of the Merger Proposal and
    Related Transactions...............................   19
  Summary Financial Information of the Partnerships....   21
RISK FACTORS...........................................   22
  No Operating History.................................   22
  Risks Associated With Rapid Growth...................   22
  Risks Associated With Future Acquisitions............   22
  Integration of Acquired Operations...................   23
  Taxation.............................................   23
  Significant Reduction in Distributions...............   23
  Uncertainty Regarding Trading and Market Price of
    Common Shares......................................   24
  Limited Public Market................................   24
  Potential Price Volatility...........................   24
  Possible Dilution....................................   24
  Shares Eligible for Future Sale......................   24
  Control by Principal Shareholder; Anti-Takeover
    Measures...........................................   25
  Addition of Provisions That May Discourage Changes of
    Control............................................   25
  Unknown Acquisitions.................................   25
  Nature of Assets Acquired by Company.................   25
  Unspecified Assets...................................   25
  Speculative Investment...............................   25
  Dependence on Management.............................   25
  Dependence on Key Personnel..........................   26
  Dependence on Independent Contractors and
    Consultants........................................   26
  Dependence on Labor Force............................   26
  Government Regulation................................   26
  Compliance with and Approval from Federal and State
    Authorities........................................   26
  Additional Financing May Be Required.................   26
  Uncertainty of Future Financial Results, Fluctuations
    in Operating Results...............................   26
  Limited Resources of the Company.....................   27
  Substantial Competition..............................   27
  Limitation on Liability of Officers and Directors of
    the Company........................................   27
DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES.......................   27
  No Limitation on Indebtedness........................   27
  Loss on Dissolution of the Company...................   27
  Remuneration of Directors, Officers and Employees....   27
  Receipt of Compensation Regardless of
    Profitability......................................   28
  Conflicts of Interest................................   28
  No Arm's Length Agreements...........................   28
  Common Relationships.................................   28

                                                        PAGE
                                                        ----
  Ability of the Company to Implement Its Business
    Strategy...........................................   29
  Risk of Business Interruption; Reliance on Computer
    and Telecommunications Infrastructure..............   29
  Risks of Uninsured Loss; Acts of God.................   29
THE MERGER.............................................   29
  Conditions of the Merger.............................   30
  Effects of the Merger................................   30
  The Merger Agreement.................................   30
  Approval by All of the Partnerships Is Required......   30
  Merger Stock Will Be Restricted......................   31
  Consummation of the Merger...........................   31
  Costs of the Merger..................................   31
  Alternatives to the Merger...........................   32
  Recommendations......................................   32
DESCRIPTION OF THE COMMON SHARES.......................   33
  Common Shares........................................   33
  Preferred Stock......................................   33
  Anti-Takeover Provisions of the Surviving
    Corporation's Organizational Documents.............   33
  Fair Price Provision.................................   34
  Business Combinations................................   35
  Control Share Acquisitions...........................   35
  Transactions with Interested Shareholders............   35
  Shareholder Action; Special Meetings.................   35
  Number of Directors; Removal; Vacancies..............   36
  Shareholder Proposals and Nominations................   36
  Action by Shareholders Without a Meeting.............   36
  Amendment of Bylaws..................................   36
  Indemnification of Officers and Directors............   37
  Delaware Anti-Takeover Law...........................   37
DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF
  COMMON SHARES........................................   37
  Exchange Value.......................................   37
  Fairness Opinion.....................................   37
  Exchange of Shares...................................   38
PERFORMANCE ASSET MANAGEMENT COMPANY VALUATION
  SUMMARY..............................................   39
RESALE OF THE COMMON SHARES............................   39
DISTRIBUTION POLICY....................................   40
  Historical Distributions of the Partnerships.........   40
BUSINESS AND ASSETS....................................   40
  The Partnerships and PCM.............................   40
  Background of the Distressed Consumer Indebtedness
    Industry...........................................   41
  Bulk Portfolios......................................   42
  Acquisition and Analysis of Portfolios...............   42
  Servicing and Collection.............................   42
VOTING PROCEDURES......................................   43
  Distribution of Solicitation Materials...............   43
  No Special Meetings..................................   43
  Required Vote........................................   43
  Voting Procedures and Consents.......................   44
  Completion Instructions..............................   45
  Withdrawal or Change of Vote.........................   45
  Solicitation and Tabulation of Consents..............   45
  Failure of Limited Partners to Return Consent
    Forms..............................................   45

                                                        PAGE
                                                        ----
  Special Requirements for Certain Limited Partners or
    Shareholders.......................................   45
  Dissenting Limited Partners and Dissenting
    Shareholders.......................................   46
SUMMARY COMPARISON OF UNITS AND COMMON SHARES..........   47
  Form of Organization and Purpose.....................   47
  Length of Investment.................................   48
  Properties and Diversification.......................   48
  Additional Equity....................................   49
  Borrowing Policies...................................   49
  Management Control...................................   50
  Management Liability and Indemnification.............   51
  Anti-Takeover Provisions.............................   52
  Voting Rights........................................   53
  Compensation, Fees and Distributions.................   53
  Liability of Investors...............................   54
  Nature of Investment.................................   54
  Potential Dilution of Payment Rights.................   55
  Liquidity............................................   55
  Taxation.............................................   56
  Passive v. Portfolio Income..........................   56
  Benefits from Distributions..........................   56
  Fiduciary Duties.....................................   57
  Reporting Procedures.................................   57
  State Taxation.......................................   57
RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING
  LIMITED PARTNERS.....................................   58
  Dissenting Limited Partners and Appraisal Rights.....   58
  Dissenting Shareholders and Appraisal Rights.........   59
FEDERAL INCOME TAX CONSIDERATIONS......................   60
  Introduction.........................................   60
  Difference between Units and Common Shares...........   61
  Limited Partners and Shareholders....................   62
  The Surviving Corporation and the Partnerships.......   62
OTHER TAX CONSIDERATIONS...............................   63
PRINCIPAL SHAREHOLDERS AND LIMITED PARTNERS............   64
MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE
  COMPANY..............................................   64
  Additional Key Personnel.............................   66
SUMMARY COMPENSATION TABLE (PCM).......................   67
SUMMARY COMPENSATION TABLE (GENERAL PARTNER)...........   68
  Committees of the Board of Directors.................   68
  Stock Option Plan....................................   68
  Stock Options Pursuant to Employment Relationships...
  Indemnification Arrangements.........................   70
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........   70
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS..................   72
                                                        PAGE
                                                        ----
  Delinquent Consumer Indebtedness Business............   72
  Overview.............................................   73
  PCM's Operations.....................................   74
  Acquisition of Portfolios............................   74
  Servicing and Collections............................   74
  Employees............................................   75
  Expansion............................................   75
RESULTS OF OPERATIONS..................................   76
  Overview.............................................   76
  Partnership Revenues.................................   76
  Other Partnership Income.............................   76
  PCM's Revenues.......................................   76
  Partnerships' Operating Costs and Expenses...........   76
  Management and Other Fees Incurred by the
    Partnerships.......................................   77
  PCM's Operating Costs and Expenses...................   77
  PCM's Liquidity and Capital Resources................   78
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND
  COMPARATIVE PER SHARE DATA...........................   80
PRO FORMA CONDENSED FINANCIAL INFORMATION..............   81
EXPERTS................................................  102
LEGAL MATTERS..........................................  102
APPENDIX A -- AGREEMENT AND PLAN OF MERGER.............  A-1
APPENDIX B -- SUPPLEMENT FOR PERFORMANCE ASSET
  MANAGEMENT FUND, LTD., A CALIFORNIA LIMITED
  PARTNERSHIP..........................................  B-1
APPENDIX C -- SUPPLEMENT FOR PERFORMANCE ASSET
  MANAGEMENT FUND II, LTD., A CALIFORNIA LIMITED
  PARTNERSHIP..........................................  C-1
APPENDIX D -- SUPPLEMENT FOR PERFORMANCE ASSET
  MANAGEMENT FUND III, LTD., A CALIFORNIA LIMITED
  PARTNERSHIP..........................................  D-1
APPENDIX E -- SUPPLEMENT FOR PERFORMANCE ASSET
  MANAGEMENT FUND IV, LTD., A CALIFORNIA LIMITED
  PARTNERSHIP..........................................  E-1
APPENDIX F -- SUPPLEMENT FOR PERFORMANCE ASSET
  MANAGEMENT FUND V, LTD., A CALIFORNIA LIMITED
  PARTNERSHIP..........................................  F-1
APPENDIX G -- FAIRNESS OPINION.........................  G-1
APPENDIX H -- LETTER OF TRANSMITTAL AND CONSENT
  STATEMENT (PAM I)....................................  H-1
APPENDIX I -- LETTER OF TRANSMITTAL AND CONSENT
  STATEMENT (PAM II)...................................  I-1
APPENDIX J -- LETTER OF TRANSMITTAL AND CONSENT
  STATEMENT (PAM III)..................................  J-1
APPENDIX K -- LETTER OF TRANSMITTAL AND CONSENT
  STATEMENT (PAM IV)...................................  K-1
APPENDIX L -- LETTER OF TRANSMITTAL AND CONSENT
  STATEMENT (PAM V)....................................  L-1
APPENDIX M -- INDENTURE AGREEMENT......................  M-1
APPENDIX N -- UNSECURED SUBORDINATED DEBENTURE.........  N-1

                               GLOSSARY OF TERMS

     The following defined terms are in addition to those defined terms specified elsewhere in this Joint Consent Statement/Prospectus and are deemed to include the singular, as well as the plural, and the present tense, as well as the past tense, and, when they appear in this Joint Consent
Statement/Prospectus, are defined as follows:

          "AFFILIATE" shall mean (i) any Person who directly or indirectly controls or is controlled by or under common control with another Person;
     (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer or director of such other Person; or (iv) any Person who is an officer, director, general partner, trustee, or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing.

          "CALIFORNIA GENERAL CORPORATION LAW" shall mean the General Corporation Law of the State of California, as amended.

          "CLOSING DATE" shall mean the date on which all of the conditions precedent to the obligations of each of the parties, as specified in the Merger Agreement, shall have been satisfied or shall have been waived, and further, on the date of the transfer of the Merger Stock pursuant to the Merger Agreement.

          "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

          "COMMISSION" shall mean the United States Securities and Exchange Commission.

          "COMPANY" shall mean Performance Asset Management Company, a Delaware corporation.

          "CONSENT FORM" shall mean the Letter of Transmittal and Consent Statement.

          "DELAWARE GENERAL CORPORATION LAW" shall mean the General Corporation Law of the State of Delaware, as amended.

          "DETERMINATION DATE" shall mean the date set by the Board of Directors of the Company which shall serve as the record date to determine the capital accounts of each Limited Partner and the Company Shareholders, PCM Shareholders, and Limited Partners of record entitled to vote on the proposed Merger. The Company currently has specified June 30, 1997, as the Determination Date.

          "DISSENTING LIMITED PARTNER" shall mean a holder of one or more Units who casts a vote against the Merger Proposal.

          "DISSENTING SHAREHOLDER" shall mean any shareholder of PCM or the Company who exercises his or her dissenters' rights under the Delaware General Corporation Law or the California General Corporation Law.

          "EFFECTIVE DATE" shall mean the date the Registration Statement is effective with the Commission and with any applicable state Blue Sky regulatory agencies.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "EXCHANGE AGENT" shall mean U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California.

          "EXCHANGE VALUE" shall mean the value determined by the Company, PCM and the General Partner for Units, shares of PCM common stock and shares of the Company's common stock, as reviewed and determined to be fair from a financial point of view by the Fairness Analyst.

          "FAIRNESS ANALYST" shall mean Willamette Management Associates, Inc., the independent analyst retained to furnish the Fairness Opinion.

          "FAIRNESS OPINION" shall mean the determination by the Fairness Analyst that the Exchange Value is fair from a financial standpoint to the Partnerships.

          "GAAP" shall mean United States' generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as approved by a significant segment of the accounting profession in the United States of America as in effect from time to time.

          "GENERAL PARTNER" shall mean Performance Development, Inc., a California corporation, the General Partner of the Partnerships.

          "INFORMATION AGENT" shall mean that Person engaged by the Company to provide certain consulting, administrative and clerical work in connection with the Merger Proposal.

          "IRS" shall mean the United States Internal Revenue Service.

          "LIMITED PARTNER" or "LIMITED PARTNERS" shall mean a limited partner, in the singular, or limited partners, in the plural, of any or all of the Partnerships.

          "MERGER" shall mean the proposed merger of PCM and the Partnerships with and into the Company pursuant to the Merger Agreement.

          "MERGER AGREEMENT" shall mean the Merger Agreement and Plan of Reorganization dated as of October 31, 1997 between and among the Company, PCM and the Partnerships.

          "MERGER PROPOSAL" shall mean the proposed Merger as specified in this Prospectus.

          "MERGER STOCK" shall mean the shares of $.001 par value common stock of the Company issued in exchange for the assets, properties, rights, interests, and liabilities of PCM and the Partnerships.

          "PARTNERSHIP AGREEMENTS" shall mean the Agreements of Limited Partnership of the Partnerships entered into by the General Partner and the Limited Partners. "PARTNERSHIP AGREEMENT" shall mean any one of the Partnership Agreements.

          "PARTNERSHIPS" (i) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM I"); (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"); and Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V"). "PARTNERSHIP" shall mean any of the Partnerships.

          "PCM" shall mean Performance Capital Management, Inc., a California corporation.

          "PERSON" shall mean an individual, partnership, entity, corporation, association, joint stock company, trust, joint venture, unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof.)

          "PROSPECTUS" shall mean this Joint Consent Statement/Prospectus dated October 31, 1997, and any and all amendments and supplements thereto.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4 under the Securities Act filed with the Commission with respect to the Merger Stock.

          "RTC" shall mean the Resolution Trust Company.

          "RULE 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as Affiliates of an issuer of securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

          "SHAREHOLDERS" shall mean the holders of all issued and outstanding shares of (i) no par common stock issued by PCM and (ii) $.001 par value common stock issued by the Company. "SHAREHOLDER" shall mean any one of the Shareholders.

          "SOLICITATION AGENT" shall mean Income Network Company, a California corporation, and an Affiliate of the Company, PCM and the General Partner, which shall solicit the votes of the Limited Partners regarding the Merger Proposal. Income Network Company is a Broker/Dealer fully registered with the National Association of Securities Dealers, Inc.

          "SOLICITATION MATERIALS" shall mean this Prospectus, together with the accompanying appropriate Consent Forms, which are being distributed jointly to the Limited Partners and the Shareholders to obtain their votes "for" or "against" the Merger Proposal and related transactions.

          "SOLICITATION PERIOD" shall mean the period during which the Limited Partners and the Shareholders may vote "for" or "against" the Merger Proposal. The Solicitation Period commences upon the delivery of the Prospectus to the Limited Partners and the Shareholders and will continue until the latter of (i) 30 calendar days after the initial delivery of the Prospectus or (ii) such later date as may be designated by the Board of Directors of the Company, the Board of Directors of PCM, and the General Partner.

          "SURVIVING CORPORATION" shall mean the corporation surviving after the Merger is consummated, which shall be Performance Asset Management Company, a Delaware corporation.

          "THOMPSON-KILLEA ACT" shall mean the Thompson-Killea Limited Partnership Act of 1992, as enacted in the State of California.

          "TREASURY REGULATIONS" shall mean the United States Treasury Regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (including corresponding provisions of succeeding regulations) whether in final, temporary or proposed form.

          "TRUST" shall mean the Performance Asset Management Fund Trust created by the General Partner, for and on behalf of the Partnerships, on December 8, 1995.

          "UNITS" shall mean the interests in the Partnerships held by the Limited Partners.

                                    SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THE PROSPECTUS.

ALL INFORMATION CONCERNING THE EXPECTED EXCHANGE VALUE AT $10.00 PER SHARE FOR THE MERGER STOCK IS BASED ON A VALUATION DETERMINED TO BE FAIR BY WILLAMETTE MANAGEMENT ASSOCIATES.

                                  INTRODUCTION

     This Prospectus is the joint consent statement of: (i) Performance Asset Management Fund, Ltd., A California Limited Partnership; (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership; (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership; (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership;
(v) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnerships"); (vi) Performance Capital Management, Inc., a California corporation ("PCM"); and (vii) Performance Asset Management Company, a Delaware corporation ("Company").

                                  THE PARTIES

     THE COMPANY. Performance Asset Management Corporation is a Delaware corporation and was incorporated on May 7, 1996. The Company has been inactive since its formation. The Company currently has one holder of its voting $.001 par value common stock, which is Vincent E. Galewick. The Board of Directors of the Company consists of 5 directors. The current directors of the Company are Vincent E. Galewick, Michael Cushing and William Savage. There are 2 vacancies on the Board of Directors. The Company is an Affiliate of (i) Performance Development, Inc., a California corporation, which is the General Partner of the Partnerships; (ii) PCM; and (iii) Income Network Company, a California corporation and the Soliciting Agent of votes of the Limited Partners regarding approval of the Merger Proposal. The address of the Company is 4100 Newport Place, Suite 400, Newport Beach, California 92660 and its telephone number is
(714) 261-9100.

     THE SURVIVING CORPORATION. After consummation of the Merger, the Company will be the Surviving Corporation. If the Merger Proposal is approved by 75% in interest of the holders of Units of each Partnership, PCM and the Partnerships will cease to exist by operation of law upon completion of the Merger. The Surviving Corporation will possess all of the assets, properties, rights and privileges of the Company, PCM and the Partnerships existing on the Closing Date and will be subject to all of their liabilities and obligations existing at such time. The Surviving Corporation would acquire the interests of the Partnerships and PCM in any and all joint ventures between PCM and the Partnerships existing on the Closing Date. By operation of law, those joint ventures would then cease to exist and the Surviving Corporation would own the assets of those joint ventures. The address of the Surviving Corporation will be 4100 Newport Place, Suite 400, Newport Beach, California 92660 and its telephone number will be
(714) 261-9100.

     PCM. Performance Capital Management, Inc., a California corporation, was incorporated in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring, servicing, and collecting distressed loan portfolio assets. PCM currently has two holders of its no par value common stock, Vincent E. Galewick, who holds 98.9% of such common stock and Michael Cushing, who holds 1.1% of such common stock. PCM acquires portfolio assets from third-party financial institutions and sells those portfolios to the Partnerships and another similar California limited partnership, Performance Asset Management Fund VI, Ltd., A California Limited Partnership ("PAM VI"), which is an Affiliate of the Company, PCM, the General Partner, the Partnerships, and the Solicitation Agent, at purchase prices generally equal to PCM's cost plus an acquisition fee of up to approximately 36% , as provided in the related purchase agreements. The Partnerships enter into joint ventures by way of servicing agreements with PCM to collect and service the portfolio assets. The servicing agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers in proportion to their respective percentage interests, generally, 55% to 65% for the Partnerships and 35% to 45% for PCM. The Partnerships also reimburse PCM for certain costs associated with the collection and servicing of portfolio assets. PCM, the General Partner, the Solicitation Agent and the Company have common shareholders, directors and officers. The address of PCM is 4100 Newport Place, Suite 400, Newport Beach, California 92660 and its telephone number is (714) 261-7300.

     GENERAL PARTNER. Performance Development, Inc., a California Corporation, is the General Partner of the Partnerships and was incorporated in June, 1990. The General Partner currently has one holder of its no par value common stock, which is Vincent E. Galewick. The General Partner has been engaged in various aspects of the distressed financial services industry since March, 1991. The General Partner is an Affiliate of PCM, the Solicitation Agent and the Company. The General Partner, PCM, the Solicitation Agent and the Company have common shareholders, directors and officers. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The General Partner is also the general partner for other California limited partnerships. The address of the General Partner is 4100 Newport Place, Suite 400, Newport Beach, California 92660 and its telephone number is (714) 261-2400.

     PERFORMANCE ASSET MANAGEMENT FUND, LTD., A CALIFORNIA LIMITED
PARTNERSHIP. Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM I"), was formed on April 1, 1991, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. PAM I sold 1,052 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM I from purchasers of its Units is $5,260,000. As of the Determination Date, PAM I had 369 Limited Partners. Units in PAM I were offered and sold pursuant to the exemption from the registration requirement of the Securities Act provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws. PAM I was formed to provide funding to acquire assets from federal banking and savings and loan agencies, the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation ("RTC"), and other sources of distressed assets, for the purpose of generating income and distributable cash from collecting on the assets or reselling those assets. The assets in which PAM I has an interest consist primarily of charged off credit card indebtedness acquired from some of the nation's largest banks and lending institutions. The investment objectives of PAM I are to (a) preserve and protect PAM I's invested capital; and (b) to achieve income by purchase and collection or resale of FDIC and RTC assets and distressed assets from other sources. The address and telephone number of PAM I are the same as those of the General Partner.

     PERFORMANCE ASSET MANAGEMENT FUND II, LTD., A CALIFORNIA LIMITED PARTNERSHIP. Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"), was formed on April 1, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. PAM II sold 1,568 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM II from purchasers of its Units is $7,840,000. As of the Determination Date, PAM II had 489 Limited Partners. Units in PAM II were offered and sold pursuant to the exemption from the registration requirement of the Securities Act provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws. PAM II was formed to acquire various assets from federal and state banking and savings and loan agencies, the FDIC, the RTC, and other sources, for the purpose of generating income and distributable cash from collecting any and all indebtedness evidenced by or constituting those assets or selling or otherwise disposing of those assets. The assets of the joint ventures in which PAM II has an interest consist primarily of consumer debt acquired from some of the nation's largest banks and lending institutions. The specific investment objectives of PAM II are to (a) preserve and protect PAM II's invested capital; and (b) to achieve income by purchase and collection or resale of FDIC and RTC assets and distressed assets from other sources. The address and telephone number of PAM II's are the same as those of the General Partner.

     PERFORMANCE ASSET MANAGEMENT FUND III, LTD., A CALIFORNIA LIMITED PARTNERSHIP. Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"), was formed on September 25, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. PAM III sold 1,998 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM III from purchasers of its Units is $9,990,000. As of the Determination Date, PAM III had 596 Limited Partners. Units in PAM III were offered and sold pursuant to the exemption from the registration requirement of the Securities Act provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws. As a result of the number of limited partners of PAM III and the total amount of PAM III's assets, PAM III caused to be prepared and filed with the Commission a Registration Statement on Form 10-SB and, as a result, PAM III is required to and does file the periodic reports required by the provisions of the Exchange Act. PAM III was formed to acquire various assets from federal and state banking and savings and loan agencies, the FDIC, the RTC, and other sources, for the purpose of generating income and distributable cash from collecting any and all indebtedness evidenced by or constituting those assets or selling or otherwise disposing of those assets. The assets in which PAM III has an interest consist primarily of secured and unsecured commercial and consumer loans, credit card debt, as well as real and personal property, loans, notes receivable, and other indebtedness. The specific investment objectives of PAM III are to (a) preserve and protect PAM III's invested capital; and (b) to realize income by the acquisition, managing, operating, servicing and selling of assets acquired from federal and state banking and savings and loan agencies, the FDIC, the RTC and other sources. The address and telephone number of PAM III are the same as those of the General Partner.

     PERFORMANCE ASSET MANAGEMENT FUND IV, LTD., A CALIFORNIA LIMITED PARTNERSHIP. Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"), was formed on April 1, 1993, as a limited partnership in California under the Revised Limited Partnership Act of the State of California. PAM IV sold 11,488 Units at the price of $2,500.00 per Unit. The total gross amount received by PAM IV from purchasers of its Units is $28,720,000. As of the Determination Date, PAM IV had 1,442 Limited Partners. The offer and sale of Units of PAM IV were not registered pursuant to the provisions of the Securities Act, as those Units were offered and sold in reliance on the exemption provided by the provisions of Section 3(a)(10) of the Securities Act and Rule 147 promulgated pursuant thereto. Specifically, those Units were offered and sold in a transaction which qualified for the intrastate exemption specified by the provisions of that Section 3(a)(10). Those Units were offered and sold only to residents of the State of California. The offer and sale of those Units were qualified with the State of California Department of Corporations. As a result of the number of limited partners of PAM IV and the total amount of PAM IV's assets, this partnership caused to be prepared and filed with the Commission a Registration Statement on Form 10-SB and, as a result, PAM IV is required to and does file the periodic reports required by the provisions of the Exchange Act. PAM IV was formed to acquire various assets from federal and state banking and savings and loan agencies, the FDIC, the RTC, and other sources, for the purpose of generating income and distributable cash from collecting any and all indebtedness evidenced by or constituting those assets or selling or otherwise disposing of those assets. The assets in which PAM IV has an interest consist primarily of secured and unsecured commercial and consumer loans and real and personal property, loans, notes and accounts receivable, and other indebtedness. The specific investment objectives of PAM IV are to (a) preserve and protect PAM IV's invested capital; and (b) realize income by the acquisition, managing, operating, servicing and selling of assets acquired from federal and state banking and savings and loan agencies, the FDIC , the RTC and other sources. The address and telephone number of PAM IV are the same as those of the General Partner.

     PERFORMANCE ASSET MANAGEMENT FUND V, LTD., A CALIFORNIA LIMITED PARTNERSHIP. Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V"), was formed on May 1, 1994, as a limited partnership in California pursuant to the Revised Limited Partnership Act of the State of California. PAM V sold 1,194 Units at the price of $5,000.00 per Unit. The total gross amount received by PAM V from purchasers of its Units is $5,970,000. As of the Determination Date, PAM V had 305 Limited Partners. Units in PAM V were offered and sold pursuant to the exemption from the registration requirement of the Securities Act provided by the provisions of Regulation D promulgated pursuant thereto and similar exemptions from registration and qualifications specified by the provisions of the various states (Blue Sky) securities laws.

PAM V was formed to acquire various assets from various sources, including, but not limited to, federal and state banking and savings and loan agencies and consumer finance lenders for the purpose of generating income and gains by collecting, selling, or otherwise disposing of acquired assets. The assets in which PAM V has an interest consist primarily of secured and unsecured commercial and consumer loans, credit card obligations, real and personal property loans, notes and accounts receivable, and other indebtedness. The specific investment objectives of PAM V are to (a) preserve and protect PAM V's invested capital; and (b) realize income and gains from the collecting, managing, operating, servicing and selling of assets acquired from federal and state banking and savings and loan agencies, consumer finance lenders and other sources. The address and telephone number of PAM V are the same as those of the General Partner.

     PRESENT BUSINESS OF THE COMPANY. Since its formation, the Company has been inactive.

     PRESENT BUSINESS OF PCM AND THE PARTNERSHIPS. PCM and the Partnerships are engaged in business in the financial services industry. PCM performs collection and other services for the Partnerships and, as a result of various joint ventures with the Partnerships, conducts the specific business of purchasing, managing, servicing, collecting and selling discounted portfolios of debt instruments and obligations. Those portfolios consist of instruments evidencing secured and unsecured commercial and consumer loans, credit card debt, as well as real and personal property, loans, notes receivable, and other indebtedness. The various joint ventures either service and collect the underlying obligations or sell the obligations, either individually or in portfolios. The Company, as the Surviving Corporation, will continue to engage in the same business conducted by PCM and the Partnerships with regard to the assets acquired by the Surviving Corporation in the Merger.

                                   THE MERGER

     PURPOSE OF JOINT CONSENT STATEMENT/PROSPECTUS. This Prospectus is furnished to (i) Limited Partners, (ii) Shareholders of PCM ("PCM Shareholders"), and
(iii) Shareholders of the Company ("Company Shareholders"), in each case of record as of June 30, 1997 ("Determination Date"), in connection with the solicitation on behalf of the Board of Directors of the Company ("Board of Directors") of their written consents (obtained without special meetings) to consider and approve the Merger Proposal.

     A vote in favor of the Merger Proposal would have the effect of a vote in favor of a series of interrelated changes to the current organizational forms of PCM, the Partnerships and the Company. If, and only if, at least 75% of the Units of each Partnership approves the Merger Proposal, and if, and only if, a majority of PCM Shareholders and a majority of the Company Shareholders also approve the Merger Proposal, and the Merger Proposal is approved by the requisite federal and state regulatory agencies, the Merger will be consummated, and the Limited Partners would cease to be limited partners and become Company Shareholders, and the Company would own all of the former assets, properties, rights and interests of PCM and the Partnerships. The General Partner would also then become a Company Shareholder. The PCM Shareholders would also then become Company Shareholders, and PCM would cease to exist by operation of law. The Company would be the Surviving Corporation. The Merger Stock will be registered in accordance with the provisions of the Securities Act pursuant to a Registration Statement on Form S-4 filed by the Company with the Commission.

     PURPOSE OF THE MERGER. The primary purpose of the Merger is to provide the Limited Partners with the opportunity to participate in the growth of PCM while also increasing the liquidity in their investments. Additional potential benefits to the Company and its Shareholders include the possibility of greater access to capital markets, greater flexibility regarding capital resources, the potential to provide employees with incentive performance compensation, including shares of the Company's $.001 par value common stock, the opportunity to offer greater employee ownership, and more simplified record keeping, accounting and tax reporting.

     TERMS OF THE MERGER. Pursuant to the Merger Agreement, a true and correct copy of which has been filed as an exhibit to the Registration Statement and included in this Prospectus as Appendix A, upon the Closing Date, PCM and the Partnerships (if 75% of the Units of each Partnership approves the Merger Proposal) will merge with and into the Company, and the shareholders of PCM will receive 4,452,300 Common Shares for their shares of PCM's common stock. The Partnerships, collectively, will receive 3,059,200 Common Shares. Moreover, pursuant to the Merger Agreement, the Limited Partners' Units and the interest of the General Partner in the Partnerships, determined as of the Determination Date, will be exchanged for shares of the Merger Stock, pursuant to the Exchange Value, and cash will be paid for any resulting fractional shares.

     The General Partner has suspended distributions made by the Partnerships to the Limited Partners from and after the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Company has the authority to postpone the Determination Date and establish a new Determination Date, in its sole and absolute discretion. The Company may exercise this authority in the event that the matters contemplated in this Prospectus are postponed for any reason.

     Immediately after consummation of the Merger, the PCM Shareholders, the General Partner, the Limited Partners and existing Company Shareholders will hold 100% of the outstanding shares of the $.001 par value common stock of the Surviving Corporation. The Merger Proposal is structured so that neither the PCM Shareholders, the General Partner, the Limited Partners, nor the Company Shareholders, on the one hand, nor the Company, on the other hand, should recognize any taxable gain or loss in connection with the Merger. See "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS."

     The Merger Proposal is also structured to afford those Limited Partners who dissent ("Dissenting Limited Partners") the dissenter's rights specified in the Thompson-Killea Limited Partnership Protection Act of 1992 ("Thompson-Killea Act"). The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held by them, i.e., units of limited partnership interests; provided, however, that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more "roll-up" participants. For these purposes, a "roll-up" is defined as a transaction involving the combination or reorganization of one or more limited partnerships, directly or indirectly, in which some or all of the limited partners in any of such limited partnerships will receive new securities, or securities in another entity. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (a) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the limited partnership or resulting entity; and (b) the Dissenting Limited Partners receive the same preferences, privileges, rights, and priorities as they had pursuant to the security originally held.

     The Company will satisfy this requirement by offering to purchase each Dissenting Limited Partner's Units with an unsecured subordinated debenture issued under an indenture, subject to the terms and conditions set forth in this Prospectus. The Merger Proposal and the related transactions, including the dissolutions and liquidations of the Partnerships ("Dissolutions" and "Liquidations") are structured to comply with the other rights and privileges provided by the Thompson-Killea Act. See "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS."

     The Merger Proposal is structured so as to afford the PCM Shareholders and Company Shareholders with the rights and privileges provided by provisions of the California General Corporation Law pertaining to mergers (Chapter 11, commencing with Section 1100) and the rights of dissenting shareholders ("Dissenting Shareholders") (Chapter 13, commencing with Section 1300), to the extent applicable. Chapter 13 of the California General Corporation Law requires that PCM and the Company, as to their respective Dissenting Shareholders, if any, purchase for cash at their fair market value the shares of common stock owned by dissenting PCM Shareholders and dissenting Company Shareholders, respectively. See "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS."

     Certain provisions of the amended Certificate of Incorporation and the Bylaws of the Company may have the effect of discouraging unsolicited takeover proposals. These provisions include those which would require the approval of two-thirds (2/3) of the Company Shareholders for certain actions, including mergers, sales of all or substantially all of the Surviving Corporation's assets, or the adoption of amendments to the Surviving Corporation's Certificate of Incorporation or Bylaws; a fair price provision which would require a potential acquiror to pay all Company Shareholders the highest price paid during a specified time prior to the commencement of a tender offer; a control share acquisition provision which would require Company Shareholder approval prior to certain acquisitions of controlling portions of the Company's common stock; a provision requiring certain shareholder or Board of Directors approval in the event of transactions between the Company and certain interested shareholders; and certain other provisions relating to the taking of action by shareholders. See "DESCRIPTION OF THE COMMON SHARES -- Anti-Takeover Provisions of the Surviving Corporation's Organizational Documents."

     ELIMINATION OF CUMULATIVE VOTING. At such time as the Company (i) has issued and outstanding equity securities listed on the (a) New York Stock Exchange or (b) the American Stock Exchange or (ii) has issued and outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") (or any successor national market system) and has at least eight hundred (800) holders of its equity securities as of the record date of the Company's most recent annual meeting of shareholders, the Company shall be a "listed corporation." At such time as the Company shall be a listed corporation
(i) the directors of the Company shall be divided into two (2) classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At such time as the directors are divided into two (2) classes, the total number of directors constituting the entire Board of Directors shall be seven (7). The term of each class of directors shall be two
(2) years. The term of the initial Class I directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected; and the terms of the initial Class II directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected. At each annual meeting of shareholders during a year in which the termination of the term of a class of directors occurs, successors to that class of directors shall be elected for a two (2) year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors by the shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders, and (ii) the shareholders of the Company shall not be entitled to cumulate their votes for directors of the Company.

                                FAIRNESS OPINION

     NO LIMITATIONS IMPOSED ON SCOPE OF INVESTIGATION. Kelly & Company, independent auditors for the Company and PCM, retained the services of the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis, and the Fairness Analyst performed its due diligence by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing accountants employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed complete access to all financial records of PCM, the General Partner, the Partnerships, and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     NO INSTRUCTIONS FROM GENERAL PARTNER, PCM OR THE COMPANY. Neither the General Partner, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation and analysis and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, PCM and the Company regarding the exchange of Units and shares of PCM common stock for

Merger Stock is fair from a financial point of view to the Partnerships. Kelly & Company also instructed the Fairness Analyst to prepare an opinion (i) satisfying the requirements of the Thompson-Killea Act; and (ii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each Partnership. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and analysis and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; PCM and Partnership operating budgets and financial forecasts through December 31, 2008; office leases; management profiles; distressed loan portfolio stratification reports; and daily productivity and cash collection reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     PROCEDURES FOLLOWED. As set forth above, the Fairness Analyst conducted a complete independent investigation and analysis focusing on the fairness issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market value of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the exchange rate established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. the Fairness Analyst performed an analysis of the material features and characteristics of the Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure, and made other reasonable assumptions and estimates regarding distressed debt portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     DETERMINATION OF VALUES. The Company, PCM and the Partnerships have determined the (i) Exchange Value and (ii) amounts specified in the table below after considering advice from the Fairness Analyst and reviewing selected financial information, both historical and forecasted. The Fairness Analyst determined that the Exchange Value is fair from a financial standpoint to the Partnerships. The total values for each of the Partnerships are:

                       NAME OF PARTNERSHIP OR CORPORATION                     TOTAL VALUE
    ------------------------------------------------------------------------  -----------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership......................................  $   934,000
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership......................................    3,112,000
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership......................................    6,000,000
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership......................................   15,846,000
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership......................................    4,700,000
    Performance Capital Management, Inc.,
      a California corporation..............................................   44,523,000
                                                                              -----------
              TOTAL.........................................................  $75,115,000
                                                                               ==========

     BASIS FOR METHODS OF ARRIVING AT FINDINGS. The Company, PCM and the General Partner valued the assets of their respective entities by determining the combined value of each entity's assets, including the value of such entity's cash receipts and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst considered before making the Fairness Opinion the asset liquidation value of each entity and the allocation of assets of each Partnership between the General Partner and the Limited Partners of such

Partnership based on the such Partnership's Partnership Agreement. Additional factors considered by the Fairness Analyst in making its fairness determination included discount factors based on the age and composition of the various debt portfolios and the Fairness Analyst's evaluation and analysis of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

                                  THE COMPANY

     DESCRIPTION OF THE COMPANY'S CAPITAL STOCK. The authorized capital of the Company is 100,000,000 shares of voting common stock, $.001 par value per share, and 10,000,000 shares of non-voting preferred stock, $.001 par value per share. There are currently 1,000 common shares and 100,000 preferred shares outstanding, held by Vincent Galewick, an Affiliate of PCM, the Solicitation Agent and the General Partner. The shares of the Company's preferred stock owned by Mr. Galewick are convertible to shares of the Company's common stock on a one share of such preferred stock for 20 shares of such common stock basis. The Company does not anticipate issuing any additional shares of preferred stock or any other equity securities of any class, designation or series. The Company's Certificate of Incorporation, which specifies the authorization for the Company's capital stock, and the Company's Bylaws are attached as exhibits to the Registration Statement. If 75% of the Units of each Partnership approves the Merger Proposal, and after the Dissolutions and Liquidations of the Partnerships and distribution by the Partnership to their Limited Partners of the Merger Stock, there will be 7,512,500 shares of common stock issued and outstanding, which will be owned by the Limited Partners, the PCM Shareholders, and the Company Shareholders. There will also be 100,000 preferred shares owned by Vincent E. Galewick. Upon distribution of the Merger Stock, the Partnerships and PCM will wind up and dissolve.

     After the Merger and the dissolution and liquidation of PCM and the Partnerships, the issued and outstanding shares of Merger Stock will be validly issued, fully paid and nonassessable. Holders of the Merger Stock will be entitled to receive dividends from funds legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine, in its sole and absolute discretion. See "RISK FACTORS -- Significant Reduction in Distributions." The Company has no plans, at the current time, to issue any additional preferred shares. The Merger Stock will be neither redeemable nor convertible and the holders thereof will have no preemptive or subscription rights to purchase any securities of the Company. Upon the liquidation, dissolution or winding up of the Company, subject to the rights of holders of any shares of preferred stock of the Company, holders of Common Shares will be entitled to receive a pro rata distribution of the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities of the Company. Each outstanding Common Share will be entitled to one vote on all matters submitted to a vote of Company Shareholders.

     RESALE OF THE MERGER STOCK COMMON SHARES. The shares of Merger Stock will be registered under the Securities Act by the Registration Statement. The registration of the Merger Stock in this manner should allow holders of the Merger Stock to trade the Merger Stock without any restriction under the Securities Act, if such holder is not an Affiliate of the Company, as defined by Rule 144; provided, however, that various states also have registration requirements which may restrict trading of the Merger Stock. Moreover, the Company intends to stabilize the price of its common stock by restricting the sale of the Merger Stock.

     RESTRICTIONS ON RESALE OF MERGER STOCK. 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date.

     After the consummation of the Merger, the Common Shares may be made available for trading on a regional or national stock exchange and, if the Common Shares are eligible and accepted for such listing, there might be a liquid market for selling the Common Shares and a readily determinable market value for the

Common Shares; provided, however, that the Common Shares are approved for registration by the appropriate state securities regulatory agencies.

     DISTRIBUTION POLICY. Holders of the Common Shares shall have the right to receive dividends paid on the Common Shares, subject to the dividend policy of the Company. The Company shall not pay any cash dividends on the Common Shares or its preferred stock for the foreseeable future, as all available cash will be utilized to continue the growth of the Company's business subsequent to the Closing Date for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Board of Directors and will depend on the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board of Directors.

     BUSINESS AND ASSETS. PCM and the Partnerships are engaged in business in the delinquent consumer indebtedness industry. Specifically, PCM and the Partnerships engage in the business of purchasing discounted portfolios of distressed financial debt instruments and obligations. Such portfolios typically consist of instruments evidencing secured and unsecured commercial and consumer loans, credit card debt, debt related to real and personal property, loans, notes receivable, and other indebtedness. PCM and the Partnerships either collect on the underlying obligations or sell the instruments alone or in portfolios. The Company will engage in the same business.

     The primary purpose for the formation of each Partnership was to generate income and profits to such Partnership by utilizing net proceeds from the offerings to purchase, hold, service, collect and dispose of various debt-related assets. The Company will hold, manage, service, collect and dispose of the distressed loan portfolios of the Partnerships in much the same manner as did the Partnerships. Additionally, Company Shareholders will benefit from the growth of the collection and servicing entity, PCM, which will also merge with and into the Company.

     VOTING PROCEDURES. Limited Partners, PCM Shareholders, and Company Shareholders may only vote by returning the Solicitation Materials. Each Limited Partner, PCM Shareholder and Company Shareholder should, therefore, complete and return the completed Consent Form before the expiration of the Solicitation Period.

     Approval of the Merger Proposal will require the affirmative vote of 75% of the Units entitled to vote in each Partnership, voting on a one-vote-per- Unit basis. As of the Determination Date, none of the directors or executive officers of the General Partner, or any of their Affiliates, held any Units and are, therefore, not entitled to vote. See "VOTING PROCEDURES."

     NOMINALLY FOREIGN CORPORATIONS. Certain foreign corporations are in a special category, if they have characteristics of ownership and operation that indicate that, while nominally foreign (not organized under California law), they are in reality less than half foreign. For example, a corporation organized under the laws of Delaware, such as the Company, may be subject to California corporate regulatory statutes, if such corporation is owned and operated in California. Corporations of this type are called "nominally foreign" corporations and are subject to a number of the key provisions of the California General Corporation Law applicable to domestic corporations. In general, the provisions are those that are most important to the protection of rights of shareholders and creditors. Because the Company may be classified as a nominally foreign corporation, and to ensure that Company Shareholders' rights are fully protected, the Company will undertake to comply with the key California state statutes regulating, among other things, mergers, reorganizations, and dissenters' rights.

     TESTS TO DETERMINE FOREIGN CORPORATIONS SUBJECT TO CALIFORNIA LAWS. Section 2115 of the California General Corporation Law sets forth the factors which are used to determine if a foreign corporation must comply with the key California state statutes regulating corporations. Basically, a foreign corporation is subject to California regulation if the average of its property factor, payroll factor and sales factor (as these terms are defined in Sections 25129, 25132 and 25134 of the California Revenue and Taxation Code) is more than 50% during its latest full income year and if more than one-half of its outstanding voting securities are held of record by persons having addresses in California.

     CALIFORNIA LAWS WHICH SUPERSEDE FOREIGN LAWS FOR NOMINALLY FOREIGN CORPORATIONS. The following chapters and sections of the California General Corporation Law apply, to the EXCLUSION of the law of the state of incorporation, to nominally foreign corporations:

        Section 301 relating to annual election of directors;

        Section 303 relating to removal of directors without cause;

        Section 304 relating to removal of directors by court proceedings;

        Section 305 subdivision (c) relating to filing of director vacancies where less than a majority in office elected by shareholders;

        Section 309 relating to directors' standard of care;

        Section 316 (excluding paragraph (3), subdivision (a) and paragraph (3) of subdivision (f)) relating to liability of directors for unlawful distributions;

        Section 317 relating to indemnification of directors, officers and others;

        Sections 500 to 505, inclusive, relating to limitations on corporate distributions in cash or property);

        Section 506 relating to liability of shareholder who receives unlawful distribution;

        Section 600, subdivisions (b) and (c) relating to requirement for annual shareholders' meeting and remedy if same not timely held;

        Section 708, subdivisions (a), (b) and (c) relating to shareholder's right to cumulate votes at any election of directors;

        Section 710 relating to supermajority vote requirement;

        Section 1001 subdivision (d) relating to limitations on sale of assets;

        Section 1101 (provisions following subdivision (e)) relating to limitations on mergers;

        Chapter 12 (commencing with Section 1200) relating to reorganizations;

        Chapter 13 (commencing with Section 1300) relating to dissenters' rights;

        Sections 1500 and 1501 relating to records and reports;

        Section 1508 relating to action by Attorney General; and

        Chapter 16 (commencing with Section 1600) relating to rights of inspection.

     DIRECTORS. Election and removal of directors must be in accordance with the California General Corporation Law. Unless the Company has divided its board of directors into classes (which can only be done if the corporation's shares are listed on a national market exchange -- see the portion of this Prospectus entitled "Elimination of Cumulative Voting"), all directors must be elected at each annual meeting for a one-year term. Directors can also be removed without cause on approval of the outstanding shares. Directors are subject to the California standard of care that directors must observe. This involves requirements not only of good faith, but of inquiry and reasonable belief in the competency of others on whom a director is relying. Therefore, while directors may be held liable for unlawful "distributions," they are not obligated by related California provisions applicable to loans or guaranties to officers, directors, and certain others. The indemnity provisions of Section 317 of the California General Corporation Law are also applicable.

     DISTRIBUTIONS. Some California limitations on distributions of cash or property apply to nominally foreign corporations, including the basic limitations on dividends contained in Sections 500 through 505, inclusive, of the California General Corporation Law and the personal liability of shareholders who receive improper distributions with knowledge of such impropriety. They do not include certain other provisions as to redemptions, notices, and treasury shares.

     SHAREHOLDER MEETINGS. Annual shareholders' meetings are required as provided by Section 600(b) of the California General Corporation Law . The remedies for failure to hold annual meetings also apply. Subject to the "listed corporation" exemption, shareholders have the right to cumulative voting for directors. (See the portion of this Prospectus entitled "Elimination of Cumulative Voting") Shareholders who are residents of California have a right to receive a report of the vote taken at any annual, regular, or special meeting of shareholders. The provisions of Section 710 of the California General Corporation Law concerning supermajority vote requirements also apply.

     SALES OF ASSETS, MERGERS AND REORGANIZATIONS. Board of Directors and/or shareholder approval are required for sales of assets and reorganizations. Dissenters' rights must be provided to shareholders in any reorganization. Shareholders with the same type of shares must be treated equally in a merger.

     RECORDS. Nominally foreign corporations are obligated by the basic California requirements concerning keeping of books and records, minutes of all meetings, and share registers. Directors of such a corporation have the absolute right at any reasonable time to inspect all books, records and properties of the corporation or its subsidiaries.

            COMMENCEMENT AND CESSATION OF "NOMINALLY FOREIGN" STATUS

     COMMENCEMENT. The nominal foreign corporation rules become applicable to any foreign corporation only upon the first day of the first income year of such corporation commencing on or after the 30th day after the filing by such a report pursuant to Section 2108 of the California General Corporation Law showing that the factors referred to in Section 2115(a) of the California General Corporation Law have been satisfied.

     CESSATION. The status of a corporation as a nominally foreign corporation ceases at the end of any income year during which (i) an annual report has been filed showing that at least one of the factors for such status is not satisfied or (ii) a final order shall have been entered by a court of competent jurisdiction declaring that one of the factors has not been satisfied.

     EXEMPTIONS. Section 2115 of the California General Corporation Law does not apply to any foreign corporation that has outstanding securities (i) listed on the New York or American Stock Exchanges or (ii) designated as qualified for trading as a national market security on NASDAQ (or any successor national market system) if the corporation has at least 800 shareholders as of the record date of its most recent annual meeting of shareholders.

     There is also an exemption for any corporation if all the voting shares (other than directors' qualifying shares) are owned directly or indirectly by one or more corporations not subject to Section 2115 of the California General Corporation Law .

     The Company anticipates applying for listing on a regional or national stock exchange after completion of the Merger; however, there can be no assurance that the Company will be approved for listing.

     Approval of the Merger Proposal will require the affirmative vote or, in the alternative, written consents to such action, of a majority of the PCM Shareholders entitled to vote, in accordance with the provisions of Section 1201 of the California General Corporation Law , and the Company Shareholders entitled to vote, in accordance with the provisions of Section 228 of the Delaware General Corporation Law. Additionally, approval of the Merger Proposal will require the affirmative vote of 75% in interest of the Units of each Partnership.

     Only Company Shareholders, PCM Shareholders and Limited Partners as of the close of business on the Determination Date will be entitled to notice of and to vote in accordance with the Solicitation Materials. As of the Determination Date, there were 17,259 Units outstanding and entitled to vote. None of the Units were held by Affiliates of PCM or the General Partner. All voting shares of PCM and the Company were held by Vincent E. Galewick.

     If Units, PCM Shares or Company Shares are transferred after the Determination Date but before the expiration of the Solicitation Period (and the holders of the transferred shares or Units, respectively, become Company Shareholders, PCM Shareholders or are admitted as substitute Limited Partners) such substitution will terminate the right of the prior holder of the Units or shares to vote regarding the Merger Proposal and related transactions, and any votes as to the transferred interests must be made by the substitute Limited Partner, new PCM Shareholder or new Company Shareholder. Solicitation Materials will be sent to substitute

Limited Partners (along with notice of their admission as substitute Limited Partners), new PCM Shareholders and new Company Shareholders.

     The Solicitation Period is the time period during which the Limited Partners, PCM Shareholders and Company Shareholders may return their consents to vote "for" or "against" the Merger Proposal and related transactions in accordance with the Solicitation Materials. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Limited Partners, PCM Shareholders and Company Shareholders and will continue until
12:00 noon, Pacific Time, on                     . See "VOTING PROCEDURES."

     Included with this Prospectus is a Consent Form. Limited Partners, PCM Shareholders and Company Shareholders may mark the Consent Form to vote "for" or "against" as to their participation in the Merger and related transactions. A Limited Partner or Shareholder electing to vote "for" participation in the Merger and related transactions must vote the Units owned by such Limited Partner in each Partnership, and in the case of a shareholder, the shares owned by such shareholder and entitled to vote.

A PARTNER OR SHAREHOLDER WHO SUBMITS A SIGNED CONSENT FORM BUT FAILS TO MAKE ONE OR MORE OF THE ELECTIONS REQUIRED BY THE CONSENT FORM WILL BE DEEMED TO HAVE VOTED "FOR" THE MERGER PROPOSAL AND RELATED TRANSACTIONS. IF THE CONSENT FORM IS UNDATED, THE SIGNATURE OF THE LIMITED PARTNER OR SHAREHOLDER WILL BE AUTHORITY FOR THE COMPANY TO ENTER THE DATE OF RECEIPT.

CONSENT OF A LIMITED PARTNER OR SHAREHOLDER (I.E., A VOTE "FOR") CONSTITUTES APPROVAL OF THE MERGER PROPOSAL AND ALL THE MATTERS CONTEMPLATED IN THE RELATED TRANSACTIONS.

ANY LIMITED PARTNER WHO FAILS TO SUBMIT A CONSENT FORM WILL BE CONCLUSIVELY PRESUMED TO HAVE VOTED FOR THE MERGER PROPOSAL.

     NO SPECIAL MEETINGS. Neither PCM, the Company, nor the General Partner has scheduled or noticed, or intends to schedule or notice, any special meetings of the PCM Shareholders, Company Shareholders or the Limited Partners to discuss or vote upon the Solicitation Materials or the Merger Proposal and related transactions. The General Partner intends to call for votes without meetings pursuant to the provisions of each Partnership Agreement. PCM and the Company intend to call for votes without meetings pursuant to Section 603 of the California General Corporation Law and Section 228 of the Delaware General Corporation Law, respectively.

     PCM, the Company and the General Partner intend to actively solicit the support of the respective Shareholders and the Limited Partners for the Merger Proposal and related transactions, subject to federal and state securities laws, by answering questions about the Merger Proposal and related transactions and explaining the reasons for the recommendation that the Shareholders and Limited Partners vote to approve the Merger Proposal and related transactions. Additionally, the Company has entered into an agreement with the Solicitation Agent, which is an Affiliate of PCM, the Company and the General Partner, to solicit, but not influence, the votes of the Limited Partners regarding the Merger Proposal.

       CERTAIN ADVANTAGES OF THE MERGER PROPOSAL AND RELATED TRANSACTIONS

     LIQUIDITY AND MARKET VALUATION. The Units and currently issued and outstanding shares of common stock of PCM are not publicly traded and have limited liquidity. The primary means of liquidity for holders of the Units has been requesting the Partnerships to redeem their Units. Although the Partnerships are not obligated to honor any such request, such redemptions have occurred from time to time, using available cash to redeem Units at a percentage of book value. As set forth above (see "Resale of the Common Shares"), after consummation of the Merger, the Common Shares may be made eligible for trading on a regional or national stock exchange and there may be a liquid market for selling the Common Shares and a readily determinable market value for the Common Shares. With a liquid market for Common Shares, Unit holders would no longer be required to rely solely on the Partnerships as a source of liquidity, and the Company would not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Common Shares will be able to sell their Common Shares publicly from time to time, subject to certain restrictions, for their fair market value. See "Restrictions on Resale of Merger Stock."

     ACCESS TO EQUITY MARKETS. Although the Company currently has no plans for any equity offerings, the existence of publicly traded equity securities is expected to provide it with future access to the public equity markets.

     GREATER FLEXIBILITY REGARDING CAPITAL RESOURCES. The Company will have greater flexibility with respect to the use of capital resources because it will not have to use available cash to purchase Common Shares. As discussed above, the Partnerships have from time to time used their cash to redeem Units when requested to do so by Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Company Shareholders will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed as soon as the Partnerships' earn income. Limited Partners are taxed on such income at their individual federal tax rates, which may exceed the maximum corporate federal tax rate. Therefore, the Surviving Corporation, as a corporation, can accumulate income for business expansion without adversely affecting a Shareholder's tax liability.

     ACQUISITION CURRENCY. After consummation of the Merger, the Company may be able to use shares of its common stock as consideration in its acquisition of assets or other businesses. The use of readily tradeable equity securities as an acquisition currency is advantageous because it may be more tax efficient to the seller of a business than a cash transaction and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use advantageous pooling accounting methods if certain conditions are satisfied.

     INCENTIVE COMPENSATION. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow broader employee participation in the Company's equity, provide a more accurate measure of the Company's performance as a result of common stock having a readily ascertainable value, and provide the Company with more flexibility in designing equity based incentive compensation. The Company believes that this method of compensation conserves the Company's cash and promotes management stability.

     GREATER EMPLOYEE OWNERSHIP. As a result of the complex tax reporting requirements associated with being a limited partner and the administrative burden placed on the Partnerships as a result of having a significant number of additional limited partners, it has not been feasible for the Partnerships to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to all employees. The Board of Directors believes that widespread employee ownership is in the best interests of the Company and Company Shareholders.

     SIMPLIFIED RECORD KEEPING, ACCOUNTING AND TAX REPORTING. Limited Partners will no longer be burdened with the cumbersome and complex tax reporting requirements imposed on them under federal and multiple state partnership tax laws, or with the related record keeping and accounting requirements.

     CERTAIN DISADVANTAGES OF THE MERGER PROPOSAL AND RELATED TRANSACTIONS

     TAXATION. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Surviving Corporation will be subject to federal income tax. Shareholders of the Surviving Corporation will also be required to pay federal income taxes on any dividends that they receive from the Surviving Corporation and on any gain from the sale or exchange of their Common Shares. Therefore, while in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners) in corporate form two levels of federal income tax are imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS."

     SIGNIFICANT REDUCTION IN DISTRIBUTIONS. The dividends distributed to the Company shareholders after consummation of the Merger may be significantly less that the distributions historically made to the Limited Partners. Moreover, the Surviving Corporation shall not pay any cash dividends on its common stock or preferred stock for the foreseeable future. See "Distribution Policy" and "DISTRIBUTION POLICY -- HISTORICAL DISTRIBUTIONS OF THE PARTNERSHIPS."

     UNCERTAINTY REGARDING TRADING AND MARKET PRICE OF COMMON SHARES. The Common Shares may not immediately be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Common Shares may trade, trading prices for the Common Shares will be influenced by many factors, including the market for the Common Shares, the Company's dividend policy, the possibility of future sales of Common Shares by the Company or its shareholders, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Common Shares will trade, if they will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM common stock, respectively. Therefore, it is possible that they may wish to sell their Common Shares from time to time after the consummation of the Merger. The sale of Common Shares after the consummation of the Merger might have an adverse effect on the market price of the Common Shares; provided, however, to mitigate as much as possible any such adverse effect, trading of the Common Shares shall be limited during the first calendar year following the Closing Date.

     RECOMMENDATIONS. After considering the advantages and disadvantages of the Merger Proposal described above, the Company, PCM and the General Partner believe that the Merger Proposal is fair to, and in the best interests of, the Company Shareholders, the PCM Shareholders and the Limited Partners. The Board of Directors of the Company recommends that each of the Company Shareholders vote to approve the Merger Proposal. The Board of Directors of PCM and of the General Partner recommend that each PCM Shareholder and each Limited Partner, respectively, vote to approve the Merger Proposal.

     DISSENTING SHAREHOLDERS AND LIMITED PARTNERS. The Merger Proposal and related transactions have been structured to afford dissenting PCM Shareholders, dissenting Company Shareholders ("Dissenting Shareholders") and Dissenting Limited Partners certain dissenters' rights. The rights applicable to Dissenting Limited Partners are contained the Thompson-Killea Act recently enacted in California. The Thompson-Killea Act requires that the Dissenting Limited Partners receive either the appraised value of their Units or, in the alternative, a substitute security equal in value to their Units. The Company will satisfy this requirement by offering to purchase any Dissenting Limited Partner's Units with an unsecured subordinated debenture issued under an indenture. The Merger Proposal and related transactions have also been structured to comply with the other protections afforded in the Thompson-Killea Act.

     Dissenting PCM Shareholders and Dissenting Company Shareholders, respectively, while having no appraisal rights, have the right to request that PCM or the Company, respectively, repurchase their respective shares. PCM and the Company must provide their respective shareholders with a notice of approval of the Merger Proposal and related transactions accompanied by a statement of price in accordance with the Exchange Value determined to be fair by the Fairness Opinion prepared by Willamette ("Fairness Opinion") to substantiate the fair market value of their respective shares, as adjusted, on the day before the Merger and related transactions were announced. The Dissenting Shareholders must then perform certain acts to have their shares purchased by PCM or the Company. Primarily, the Dissenting Shareholders must provide PCM or the Company with a written request for purchase within 30 days of the date of mailing of the notice of approval. Both PCM and the Company will rely upon the Exchange Value determined to be fair by the Fairness Opinion to substantiate the fair market value of the respective shares, as set forth above.

DISSENTING LIMITED PARTNERS AND DISSENTING SHAREHOLDERS MUST CAREFULLY READ AND FOLLOW THE DIRECTIONS SET FORTH AT THE SECTION OF THIS PROSPECTUS ENTITLED "VOTING PROCEDURES -- DISSENTING LIMITED PARTNERS AND DISSENTING SHAREHOLDERS."

               SUMMARY FINANCIAL INFORMATION OF THE PARTNERSHIPS

                            AS OF DECEMBER 31, 1996

                                    PAM I         PAM II       PAM III        PAM IV         PAM V
                                  ----------    ----------    ----------    -----------    ----------
ASSETS:
Cash and Equivalents............  $  283,232    $1,024,507    $  775,755    $ 2,121,545    $1,731,112
Cash Held in Trust..............           0     1,003,215     2,656,338      5,834,268         8,388
Investments in Distressed
  Loan Portfolios, Net..........   1,269,586     1,371,176     2,566,546      9,091,186     2,300,662
Receivable from West Capital....           0             0             0              0             0
Due from Affiliates.............      56,483        82,114        56,039        136,022       351,718
Property and Equipment, net.....           0             0             0              0             0
Other Assets....................      12,732        42,942        64,477        104,977        24,873
Organization Costs, net.........           0           585           923          3,454         2,486
                                  ----------    ----------    ----------     ----------    ----------
     TOTAL ASSETS...............  $1,622,033    $3,524,539    $6,120,078    $17,291,452    $4,419,239
                                  ==========    ==========    ==========     ==========    ==========

LIABILITIES:
Accounts Payable................  $   41,378    $        0    $      715    $     6,351    $      599
Due to Affiliates...............     271,403             0       492,800        350,576        56,341
Note Payable to Affiliate.......     191,598             0             0              0             0
                                  ----------    ----------    ----------     ----------    ----------
     TOTAL LIABILITIES..........  $  504,379    $        0    $  493,515    $   356,927    $   56,940
                                  ==========    ==========    ==========     ==========    ==========

PARTNERS' CAPITAL:
General Partner:
  Beginning Balance.............  $ (359,171)   $ (309,388)   $ (322,499)   $  (516,291)   $  (43,718)
  Distributions.................     (17,483)      (25,810)      (35,775)      (159,334)      (19,966)
  Net Income....................      36,978        30,472        68,315        (73,217)       (8,534)
  Ending Balance................    (339,676)     (304,726)     (289,959)      (748,842)      (72,218)

Limited Partners:
  Beginning Balance.............   1,284,183     3,790,045     5,597,599     19,815,741     4,720,419
  Distributions.................    (154,650)     (230,023)     (295,925)    (1,433,425)     (179,100)
  Redemption of Units...........      (5,000)       (5,000)            0        (40,000)      (30,000)
  Net Income....................     332,797       274,243       614,848       (658,949)      (76,802)
  Ending Balance................   1,457,330     3,829,265     5,916,522     17,683,367     4,434,517
                                  ----------    ----------    ----------     ----------    ----------
  Total Partners' Capital.......  $1,117,654    $3,524,539    $5,626,563    $16,934,525    $4,362,299
                                  ==========    ==========    ==========     ==========    ==========
     Total Liabilities and
       Partners' Capital........  $1,622,033    $3,524,539    $6,120,078    $17,291,452    $4,419,239
                                  ==========    ==========    ==========     ==========    ==========

                                  RISK FACTORS

     THE CONVERSION OF SHARES OF PCM'S COMMON STOCK AND UNITS TO MERGER STOCK INVOLVES A SUBSTANTIAL NUMBER OF SIGNIFICANT RISKS, WHICH EACH PROSPECTIVE HOLDER OF THE COMPANY'S SECURITIES SHOULD CONSIDER PRIOR TO MAKING A DECISION TO APPROVE THE MERGER PROPOSAL. EACH PROSPECTIVE HOLDER OF THE COMPANY'S SECURITIES SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER RISK FACTORS, WHICH MAY BE SPECIFIED BY THE PROVISIONS OF THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF THE COMPANY MAY DIFFER MATERIALLY FROM THE RESULTS SPECIFIED IN THE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE HOLDERS OF THE COMPANY'S SECURITIES MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE HOLDERS OF THE COMPANY'S SECURITIES SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN ANOTHER RISK FACTOR.

     IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO EITHER THE PCM SHAREHOLDERS OR THE LIMITED PARTNERS OF A CONVERSION OF SHARES OF PCM'S COMMON STOCK OR UNITS TO COMPANY SHARES, AS THE COMPANY DOES NOT HAVE AN OPERATING HISTORY. MOREOVER, FUTURE CONDITIONS IN THE BANK AND THRIFT AND LENDING INDUSTRY ARE UNFORESEEABLE, AND THE COMPANY MAY FACE SIGNIFICANT COMPETITION IN ACQUIRING CERTAIN ASSETS. BEFORE VOTING ON THE MERGER PROPOSAL AND THE OTHER MATTERS TO BE VOTED ON PURSUANT TO THE SOLICITATION MATERIALS, EACH LIMITED PARTNER AND EACH PCM SHAREHOLDER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND EACH SUCH PERSON SHOULD CONSULT WITH THAT PERSON'S OWN LEGAL, TAX, AND FINANCIAL ADVISORS WITH RESPECT THERETO.

     NO OPERATING HISTORY. Since its formation, the Company has been inactive. The only historical financial information presented in this Prospectus relates to the business operations of the Partnerships and PCM.

     RISKS ASSOCIATED WITH RAPID GROWTH. PCM and the Partnerships have experienced significant growth during the past several years, which has placed significant demands on their administrative, operational and financial resources. After consummation of the Merger, the Company will seek to continue such growth, which could place additional demands on its resources. Future growth will depend on a number of factors, including the effective and timely initiation and development of client relationships, the Company's ability to maintain the quality of services previously provided to clients and the recruitment, motivation and retention of qualified personnel. Sustaining growth will also require the implementation of enhancements to the Company's operational and financial systems and will require additional management, operational and financial resources. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth, and any failure to do so could have a materially adverse effect on the Company's business, results of operations and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     RISKS ASSOCIATED WITH FUTURE ACQUISITIONS. A primary element of the Company's growth strategy is to pursue strategic acquisitions that expand or complement the Company's business. These acquisitions include, but are not limited to, the acquisition of additional discounted portfolios of debt instruments and obligations. The Company will regularly review various strategic acquisition opportunities and will periodically engage in discussions and analysis regarding such possible acquisitions. Currently, the Company is not a party to any agreements, understandings, arrangements or negotiations regarding any material acquisitions; however, negotiations may occur from time to time if appropriate opportunities arise. There can be no assurance that the Company will be able to locate and identify acquisition candidates on terms favorable to the Company or in a timely manner, enter into acceptable agreements or close any such transactions. There can be no assurance that the Company will be able to achieve its acquisition strategy, and any failure to do so could have a material adverse effect on the Company's business, financial condition, results of operations and ability to sustain growth. In addition, the Company believes that it will compete for qualified acquisition candidates with other, larger companies, consolidators or investors in the discounted debt portfolio acquisition, collection and servicing industry. Increased competition for such acquisition candidates could have the effect of increasing the costs to the Company of pursuing this growth strategy or could reduce the number of qualified candidates to be acquired. Future acquisitions could require additional management and operational and financial resources. There is no assurance that the Company will successfully integrate future acquisitions into its business or that such operations will not divert management's attention from the daily operations of the Company.

     INTEGRATION OF ACQUIRED OPERATIONS. The Company intends to integrate the operations of the Partnerships and PCM with its own operations. No assurance can be given that the benefits expected from such integration will be realized. In addition, the Company will be subject to the risks that the operations acquired by the Merger, and any future acquisitions, if any, will not perform as expected and that the earnings from such operations will not be sufficient to support the capital expenditures needed to develop such operations in conformity with the Company's business and growth strategies. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the Company's business, operating results or financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     TAXATION. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Surviving Corporation will be subject to federal income tax. Shareholders of the Surviving Corporation will also be required to pay federal income taxes on any dividends that they may receive from the Surviving Corporation and on any gain from the sale or exchange of Common Shares. Therefore, while in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners) in corporate form two levels of federal income tax are imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See "FEDERAL INCOME TAX CONSIDERATIONS" and "OTHER TAX CONSIDERATIONS."

     SIGNIFICANT REDUCTION IN DISTRIBUTIONS. The Partnerships historically made monthly cash distributions to the Limited Partners until those distributions were suspended in preparation for the Merger Proposal. The Company currently anticipates that the Surviving Corporation will not pay cash dividends. See "Distribution Policy" and "SUMMARY -- Disadvantages of the Merger and Related Transactions."

     In contrast to the Partnerships, the Surviving Corporation will be subject to federal tax on its income. Holders of Common Shares will not be subject to federal tax on such income, except to the extent dividends are paid. See "FEDERAL INCOME TAX CONSIDERATIONS." Therefore, the Surviving Corporation is expected to make significantly lower distributions, if any, than the Partnerships have made. It is important to realize that the actual amount of dividends, if any, to be paid will be determined by the Board of Directors, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity, capital requirements, and the Company's business plan and growth strategies. There can be no assurance that the Company's anticipated policy in regard to dividend payments will not be modified by the Board of Directors.

     DIVIDEND DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY'S BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     UNCERTAINTY REGARDING TRADING AND MARKET PRICE OF COMMON SHARES. The Common Shares may not immediately be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a national market system security on an interdealer quotation system maintained by the National Association of Securities Dealers, Inc. To the extent that the Common Shares may trade, trading prices for the Common Shares will be influenced by many factors, including the market for the Common Shares, the Company's dividend policy, the possibility of future sales of Common Shares by the Company or its Shareholders, investors' perception of the Company and its businesses, and general economic and stock market conditions. No prediction can be made as to the price at which the Common Shares will trade, or if they will trade at all. Limited Partners and PCM Shareholders have not previously had access to an active trading market for the Units and shares of PCM's common stock, respectively. Therefore, it is possible that they may wish to sell their Common Shares from time to time after consummation of the Merger. There can be no assurance that the Company's efforts to stabilize the price of the Common Shares by limiting the sale of Common Shares issued in connection with the Merger will be successful. The sale of Common Shares after the Merger might have an adverse effect on the market price of the Common Shares. Moreover, various state regulatory agencies may require further limitations on the transfer of the Common Shares. The transfer of unrestricted Common Shares may require substantial fees to effect such transfers.

     LIMITED PUBLIC MARKET. There has been no public trading market for the Company's securities. Although the Company intends to apply for listing of the Common Shares on a regional or national securities exchange, there is no assurance that the will be so listed. If the Common Shares are so listed, such a listing provides no assurance that an active, liquid trading market will develop for the Common Shares or, if developed, will be sustained.

     POTENTIAL PRICE VOLATILITY. If a public market develops for the Common Shares, there may be significant volatility in the market price of the Common Shares. Period-to-period fluctuations in the Company's revenues and financial results may have a significant impact on the perceived value of the Company and, therefore, on the market price of the Common Shares. The price of the Common Shares may be significantly affected by such factors as the financial results and operating performance of the Company. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Common Shares may be affected by general stock market volatility.

     POSSIBLE DILUTION. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted if (i) the Company has, prior to solicitation of consents to the Merger Proposal, issued either preferred and common shares which are currently outstanding and held by existing Shareholders of the Company, or (ii) the issuance of Common Shares in any future public offering. In addition, the Surviving Corporation may issue additional equity securities in the future (for example, in a public offering, as specified above), which would dilute the percentage ownership of the then current Shareholders. Under NASDAQ National Market rules, the Surviving Corporation may not issue Common Shares equal to 20% or more of the then outstanding Common Shares in connection with the acquisition of the shares or assets of another entity without shareholder approval. Issuances of additional Common Shares or preferred shares could adversely affect existing shareholders' equity interests in the Surviving Corporation and the market price of the Common Shares.

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of the Common Shares in the public market after consummation of the Merger could adversely affect the market price of the Common Shares and could impair the Company's future ability to raise capital through the sale of equity securities. Upon consummation of the Merger, the Company will have 7,512,500 shares of common stock outstanding. The transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be limited. See the portion of this Prospectus entitled "Merger Stock Will Be Restricted."

     CONTROL BY PRINCIPAL SHAREHOLDER; ANTI-TAKEOVER MEASURES. If the Merger Proposal is approved and the Merger is consummated, Vincent E. Galewick shall beneficially own approximately 62% of the Common Shares. As a result, Vincent E. Galewick, in his capacity as a shareholder of the Company would be able to significantly influence or control many matters acquiring approval by the shareholders of the Company, including the election of directors. The Company's Certificate of Incorporation provides for preferred stock, the terms of which may be fixed by the Board of Directors. Vincent E. Galewick owns 100,000 shares of the Company's preferred stock, which is all of the issued and outstanding shares of that preferred stock. Each share of that preferred stock is convertible into 20 shares of the Company's common stock. Moreover, if the Company becomes a "listed corporation", as that term is defined in the portion of this Prospectus entitled "Elimination of Cumulative Voting", the directors of the Company will be divided into 2 classes, and the holders of the Common Shares will not be permitted to their cumulate votes for directors. Those provisions could have the effect of delaying, deferring or preventing a change in control of the Company.

     ADDITION OF PROVISIONS THAT MAY DISCOURAGE CHANGES OF CONTROL. The Surviving Corporation's organizational documents and Delaware law contain provisions that may delay, defer or prevent a takeover attempt that a shareholder might consider to be in such shareholder's best interest, including offers that might result in a premium over the market price for Common Shares.

     UNKNOWN ACQUISITIONS. The assets the Surviving Corporation may acquire from time to time, other than the existing assets of PCM and the Partnerships, are unknown at the present time. The Surviving Corporation will be responsible for selecting those assets and the shareholders of the Surviving Corporation will be relying upon the Surviving Corporation to select those assets.

     NATURE OF ASSETS ACQUIRED BY COMPANY. The assets held by the Partnerships and PCM and proposed to be acquired by the Company pursuant to the Merger Proposal are, by their nature, non-performing. Specifically, those assets were available for acquisition by the Partnerships and PCM because the obligors of the indebtedness comprising those assets have failed to pay that indebtedness and there is not sufficient security or collateral available for disposition which would generate proceeds sufficient to pay that indebtedness. For that reason, the assets which the Partnerships and PCM have acquired and the Company intends to acquire by the Merger Proposal may be completely unproductive; that is, those assets may generate no income to the Company.

     UNSPECIFIED ASSETS. While the Company proposes to acquire the existing assets of PCM and the Partnerships, the Company expects (as true with regard to the current utilization of the assets of PCM and the Partnerships) to dispose of certain of those assets from time to time and to purchase replacement assets. The Company has not yet identified the specific assets which the Company may from time to time acquire. With respect to the unspecified assets, there is no information available to the Limited Partners as to the terms of the acquisitions of those assets, the kind or type of those assets and other relevant facts concerning those assets. As with PCM and the Partnerships, there can be no assurance that the Company will be successful in obtaining suitable assets which satisfy the Company's objectives, or that such assets will be available, or can be acquired on attractive terms, or that any acquired asset will increase in value or generate cash to the Company. Moreover, shareholders of the Company must depend upon the ability of the officers and employees of the Company to select and manage the assets.

     SPECULATIVE INVESTMENT. The business objectives of the Company must be considered speculative, and there is no assurance that the Company will satisfy those objectives. No assurance can be given that Company Shareholders will realize a return on their exchange of shares of common stock of PCM or Units for Merger Stock, or that Company Shareholders will not ultimately lose their investments in the Company completely. For this reason, each shareholder of PCM and Limited Partner should read this Prospectus carefully and should consult with that person's attorney, business advisor, or investment advisor.

     DEPENDENCE ON MANAGEMENT. All decisions regarding management of the Company's affairs will be made exclusively by the officers and directors of the Company. Accordingly, no person should vote in favor of the Merger Proposal unless that person has carefully evaluated the personal experience and business performance of the officers and directors of the Company and is willing to entrust all aspects of management to the officers and directors of the Company, or their successors.

     DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the efforts and abilities of its senior management, particularly those of Vincent E. Galewick. The loss of Mr. Galewick could have a material adverse affect on the business and prospects of the Company. The officers of the Company believe that all commercially reasonable efforts have been made to minimize the risks attendant with such dependence on Mr. Galewick and the loss or departure of Mr. Galewick. The General Partner currently maintains a key person life insurance policy in the amount of $2,000,000 on Mr. Galewick and, if the Merger is consummated, the Company anticipates maintaining such a policy on Mr. Galewick. Moreover, as the prospective owner of a significant portion of the issued and outstanding common stock of the Company, Mr. Galewick will have an incentive to remain with the Company. However, there is no assurance that Mr. Galewick will remain with the Company or that, if he should elect to leave the Company, his replacement would cause the Company to operate profitably.

     DEPENDENCE ON INDEPENDENT CONTRACTORS AND CONSULTANTS. The Company intends to retain the services of independent contractors, consultants and managers to select and manage assets acquired by the Company pursuant to the Merger Proposal. Although the Company believes that such parties will perform in a satisfactory manner and will have the ability to perform their duties, there is no assurance those parties will be able to perform their responsibilities in a manner satisfactory to the Company.

     DEPENDENCE ON LABOR FORCE. The financial services industry, including the business of purchasing, holding, servicing, collecting and selling discounted portfolios of debt instruments and obligations, is labor intensive and subject to significant personnel turnover. A significant turnover rate among the Company's employees would increase the Company's recruiting and training costs and could adversely impact the Company's costs in collecting discounted portfolios. If the Company were unable to recruit and train a sufficient number of employees, it would be forced to limit its growth or possibly curtail its operations. Growth in the Company's business will require it to recruit and train qualified personnel at an accelerated rate from time to time. There can be no assurance that the Company will be able to continue to hire, train and retain a sufficient number of qualified employees. Additionally, an increase in hourly wages, costs of employee benefits or employment taxes could materially adversely affect the Company.

     GOVERNMENT REGULATION. The debt collection industry is regulated under various federal and state statutes. In particular, the Company may be subject to certain provisions of the federal Fair Debt Collection Practices Act which establishes specific guidelines and procedures which debt collectors must follow in communicating with consumer debtors, including the time, place, and manner of such communications. The Company is also subject to the Fair Credit Reporting Act which regulates the consumer credit reporting industry and which may impose liability on the Company to the extent that the adverse credit information reported on a consumer to a credit bureau is false or inaccurate. The accounts receivable management business is also subject to state regulation, and some states require that the Company be licensed as a debt collection company. The failure to comply with applicable regulations and statutes could have a material adverse effect on the Company. There can be no assurance that additional federal or state legislation, or changes in regulatory implementation, would not limit the activities of the Company in the future or significantly increase the cost of regulatory compliance.

     COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES. The Merger Proposal and related transactions will not be consummated if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities, or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     ADDITIONAL FINANCING MAY BE REQUIRED. There is no assurance that additional funds will be available from any source should they be needed by the Company for expansion; and, if not available, the Company may not be able to expand its operations as rapidly as if such financing were available.

     UNCERTAINTY OF FUTURE FINANCIAL RESULTS, FLUCTUATIONS IN OPERATING
RESULTS. The results of operations of the Company may vary from period to period due to a variety of factors, including, but not limited to, cost increases from third-party manufacturers or suppliers, supply interruptions, the availability and costs of raw materials, changes in marketing or sales expenditures, acceptance of the services of the Company, competitive pricing pressures, and general economic and industry conditions that affect demand in the various business operations of the Company.

     LIMITED RESOURCES OF THE COMPANY. The Company believes it has the financial resources to serve and satisfy its obligations to its shareholders, including the commitment of the Company to meet the ongoing administrative and business expenses of the Company. As with PCM and the General Partner in regard to the Partnerships, a significant financial reversal for the Company could adversely affect the ability of the Company to meet and satisfy typical business obligations and to conduct the business of the Company with regard to the assets acquired from the Partnerships and PCM.

     SUBSTANTIAL COMPETITION. There is substantial competition for the acquisition and management of certain assets. Numerous competitors have resources and organizations which are substantially larger or greater than those of the Company. Although the Company believes that its staff, facilities, organization, and the assets and properties received from the Merger will be sufficient to enable the Company to compete with other companies, there can be no assurances that other companies will not preclude the ability of the Company to acquire and manage assets.

     LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS OF THE COMPANY. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnification to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement as exhibits thereto. Moreover, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

                     DISCLOSURE OF COMMISSION'S POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

     NO LIMITATION ON INDEBTEDNESS. The Certificate of Incorporation and Bylaws of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. Accordingly, the Company could become highly leveraged, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to its stockholders and result in an increased risk of default on its obligations.

     LOSS ON DISSOLUTION OF THE COMPANY. In the event of a dissolution of the Company, the proceeds realized from the liquidation of the Company's assets, if any, will be distributed to holders of the Common Shares only after satisfaction of claims of the Company's creditors and any holders of the Company's preferred stock. The ability of a Company Shareholder to recover any monies whatsoever in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.

     REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Compensation received by officers, directors and employees of the Company will be determined from time to time by the Board of Directors. Officers, directors, and employees of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     RECEIPT OF COMPENSATION REGARDLESS OF PROFITABILITY. The officers, directors and employees of the Company may receive significant compensation, payments, and reimbursements regardless of whether the Company operates at a profit or at a loss.

     CONFLICTS OF INTEREST. The Company is affiliated with the Solicitation Agent, PCM and the General Partner. The Company, the Solicitation Agent, PCM and the General Partner share common shareholders, directors, officers and employees. Several of the directors of the Company are employed independently of the Company and those persons may continue to engage in other activities. The persons serving as officers and directors of the Company shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or become involved and, also, the affairs of the Company. As a result, conflicts of interest between the Company and the other activities of those persons may occur from time to time.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and the Company Shareholders as fiduciaries (subject to the restrictions set forth in the paragraph headed "Limitation on Liability of Officers and Directors of the Company" above), which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. Moreover, the officers and directors of the Company believe that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the business of the Company.

     The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners for purposes of negotiating the Merger Proposal, nor has the Board of Directors of PCM retained an unaffiliated representative to act on behalf of the shareholders of PCM for purposes of negotiating the Merger Proposal. The General Partner and the Board of Directors of PCM, respectively, do not believe retaining such a representative is necessary because an unaffiliated third party, Willamette, has been retained to provide a fairness opinion as to the fairness of the Merger Proposal to the Company, PCM and the Partnerships. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     NO ARM'S LENGTH AGREEMENTS. Certain agreements and arrangements, including those relating to compensation and payments between the Company and its Affiliates, are not the result of arm's length negotiations. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS").

     COMMON RELATIONSHIPS. The independent auditors for the Company are and may continue to be the independent auditors for the Company's Affiliates. The attorneys for the Company, White and Stepp LLP, are also the attorneys for PCM, the General Partner and the Partnerships. Those attorneys are not, and have never been, the attorneys for any Limited Partner, or for the Limited Partners collectively. Joint representation of different parties creates certain potential conflicts of interest, because the interests and objectives of the various parties regarding certain issues relating to the conduct of the business of the Company are, or may become, inconsistent with the interests and objectives of each other.

     White and Stepp LLP's representation of multiple interests has significant implications, which each Limited Partner should consider. For example, rather than vigorously asserting a single client's interest on an issue, it is probable that White and Stepp LLP will balance interests between the parties represented. Because different parties may have different talents, energy, personal goals, and financial resources, aggressive advocacy for one party could result in more favorable treatment for that party compared to the more even-handed approach White and Stepp LLP will follow in representing multiple interests.

     Each party to the Merger Proposal has been advised of the provisions of Rule 3-310 of the Rules of Professional Conduct of the State Bar of California and of the conflicts associated with the various interests of those parties, and each such party has signed a waiver of the conflict of interests and a consent to the multiple representation by White and Stepp LLP of each such party. However, if any controversy occurs following the consummation of the Merger in which the interests of the Company Shareholders appear to be in conflict with the interests of the Company, other attorneys, as appropriate, may be retained for one or all of the parties in connection with such controversy. Instances may occur where the interests of the Company and its shareholders may diverge and in such instances a conflict of interest may exist. Additionally, in the event of a dispute among the various parties, including the shareholders of the Company, White and Stepp LLP may be precluded from representing any party without first obtaining the consent of all parties.

     Each Limited Partner remains completely free to seek independent counsel at any time and is urged to consult independently with his or her own accountants and attorneys before voting on the Merger Proposal.

     ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY. Although the Company is committed to various strategies in the delinquent consumer indebtedness industry, implementation of these strategies will depend in large part on the ability of the Company to (i) maintain appropriate procedures, policies and systems in regard to compliance with federal, state and local regulatory agencies; (ii) hire, train, and retain skilled employees; (iii) continue to operate profitably in the face of increasing competition; and (iv) obtain adequate financing on favorable terms to fund the business and growth strategies of the Company. The inability of the Company to obtain or maintain any or all of these factors could impair the ability of the Company to implement its business strategies successfully, which could have a material adverse effect on the results of operations and financial condition of the Company.

     RISK OF BUSINESS INTERRUPTION; RELIANCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE. The Company's success is dependent in large part on its continued investment in sophisticated telecommunications and computer systems, including predictive dialers, automated call distribution systems and digital switching. The Company has made significant investments in the acquisition, development, and maintenance of such technologies in an effort to remain competitive and anticipates that such expenditures will be necessary on an on-going basis. Moreover, computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which requires the Company to anticipate technological developments. There can be no assurance that the Company will be successful in anticipating, managing or adopting such technological changes on a timely basis or that the Company will have the capital resources available to invest in new technologies. In addition, the Company's business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on the Company's business. The Company's business is materially dependent on service provided by various local and long distance telephone companies. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of the Company's services, or any significant interruption in telephone services, could have a material adverse effect on the Company.

     RISKS OF UNINSURED LOSS; ACTS OF GOD. The Company may carry comprehensive liability and other business insurance of the types customarily carried by similar businesses. However, there are certain types of extraordinary occurrences which may be either uninsurable or not economically insurable. For example, the Company is located in Southern California. In the event of a major earthquake, the Company's telecommunications and computer systems could be rendered inoperable for protracted periods of time, which would adversely affect the Company's financial condition. In the event of a major civil disturbance, the Company's operations could be adversely affected. Should such an uninsured loss occur, the Company could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

                                   THE MERGER

     The Board of Directors, with the approval of the Board of Directors of PCM and the approval of the General Partner, on behalf of the Partnerships, is soliciting the consent of Limited Partners, PCM Shareholders and Company Shareholders to approve the Merger Proposal.

     On the Closing Date, PCM and the Partnerships (if, and only if, PCM, the Company, and all of the Partnerships approve the Merger Proposal) will merge with and into the Company. Pursuant to the Merger Agreement, the Partnerships and PCM will receive the Merger Stock. The Merger Stock will be delivered by the Company to the Partnerships and PCM. Subsequent thereto, the Partnerships and PCM will be wound up and dissolved and, as part of that winding up and dissolution, the Partnerships and PCM will distribute the Merger Stock to the partners of the Partnerships and to the shareholders of PCM in a manner consistent with the Exchange Value. The Exchange Value has been reviewed by Willamette and Willamette has determined that the Exchange Value is fair to the Company, PCM and the Partnerships.

     CONDITIONS OF THE MERGER. The Merger will not be consummated unless it receives the requisite approval of the Limited Partners of each Partnership, the approval of PCM Shareholders, the approval of existing Company Shareholders, and any approvals required from any state or federal regulatory agency. Consummation of the Merger is also subject to the receipt of the opinion described in "FEDERAL INCOME TAX CONSIDERATIONS." Receipt of this opinion may be waived in whole or in part by the Partnerships, PCM and the Company, in each respective entity's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger Proposal by the Limited Partners and the respective shareholders) if, among other things, (a) the Board of Directors of the General Partner, PCM or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     The Determination Date is June 30, 1997, a date determined by the Company. The General Partner has suspended distributions by the Partnerships to the Limited Partners effective as of the Determination Date. This was necessary to assure that the Limited Partners' capital accounts did not change after the Determination Date. The Company has the authority to postpone the Determination Date and declare a new Determination Date, in its sole and absolute discretion. The Company may postpone the Determination Date and declare a new Determination Date if the matters contemplated in this Prospectus are postponed for any reason.

     EFFECTS OF THE MERGER. As a result of the Merger, all of the assets and properties now held directly or indirectly by PCM and the Partnerships will be acquired and held by the Surviving Corporation, and PCM and the Partnerships will cease to exist by operation of law. The Surviving Corporation will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the Partnerships and the Company existing at the Closing Date. The directors and executive officers of the Company on the Closing Date will be the directors and executive officers of the Surviving Corporation.

     THE MERGER AGREEMENT. The Merger Proposal will be consummated pursuant to the Merger Agreement, if the Merger Proposal receives the requisite approval of the Limited Partners of each Partnership, the approval of the PCM Shareholders, the approval of the Company Shareholders, and if the other applicable conditions to the Merger Proposal are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is attached as an exhibit to the Registration Statement and is incorporated by reference into this Prospectus.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the Partnerships; the Board of Directors of PCM, on behalf of PCM; or the Board of Directors, on behalf of the Company; provided, however, that at any time after the Merger Proposal has been adopted by the appropriate shareholders or the Limited Partners, the respective Boards of Directors may not amend, modify or supplement the Merger Proposal to change the amount or kind of interests to be received by the Limited Partners, the PCM Shareholders or the Company Shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the Limited Partners or the PCM Shareholders.

     APPROVAL BY ALL OF THE PARTNERSHIPS IS REQUIRED. The Merger may be consummated only if all of the Partnerships approve the Merger Proposal. The Merger Proposal provides that those Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger Proposal. A Limited Partner which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger Proposal in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. The General Partner, PCM and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the Partnerships, and do not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM, on the one hand, considering the complexity and scope of the various joint ventures between the Partnerships and PCM, on the other hand; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The General Partner and PCM have caused an independent auditor, Kelly & Company, to engage an expert, Willamette, to render a fairness opinion concerning the Merger. See "DETERMINATION OF THE EXCHANGE PRICE AND ALLOCATION OF THE COMMON SHARES."

     Each Limited Partner will be provided with a separate supplement pertaining to each Partnership in which such Limited Partner has an interest. The supplements include, among other things, brief descriptions of each material risk and the effect of the Merger Proposal and related transactions as they may pertain uniquely to such Partnership. Each Limited Partner is strongly urged to carefully read and consider the appropriate supplement.

     MERGER STOCK WILL BE RESTRICTED. To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be restricted as follows: 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date.

     CONSUMMATION OF THE MERGER. If the Merger Proposal is approved and the other conditions of the Merger Proposal are waived or satisfied, the Closing Date will be selected by agreement of the Board of Directors of the General Partner, the Board of Directors of PCM and the Board of Directors. The Company currently anticipates that the Merger will be consummated in March, 1998. Upon consummation of the Merger, the Partnerships and PCM will receive from the Company certificates evidencing and representing the Merger Stock. Subsequent thereto, upon the winding up and dissolution of the Partnerships and PCM, the General Partner, the Limited Partners and the PCM Shareholders will receive certificates for their respective shares of the Merger Stock.

     COSTS OF THE MERGER. For purposes of the Thompson-Killea Act, the costs of the Merger will be divided into two categories: (i) transaction costs; and (ii) solicitation expenses. Transaction costs are those costs of printing and mailing the Prospectus and other documents; legal fees not related to the solicitation of votes, consents, or tenders; financial advisory fees, investment banking fees; appraisal fees; accounting fees; independent committee fees; travel expenses; and all other fees related to the preparatory work of the Merger. Transaction costs do not include (i) those costs would have otherwise been incurred by the Partnerships in the ordinary course of business or (ii) solicitation expenses. Solicitation expenses include direct marketing expenses, such as telephone calls, broker dealer fact sheets, legal and other expenses related to the solicitation of consents and direct solicitation compensation to brokers and dealers.

     In the event the Merger Proposal is rejected, the Limited Partners shall not bear an unfair portion of the transaction costs of the Merger Proposal. In the event the Merger Proposal is rejected, the transaction costs will be apportioned between the Company and the Limited Partners according to the final vote regarding the Merger Proposal as follows (i) the Company shall bear all transaction costs in proportion to the number of votes of the Limited Partners that vote to reject the Merger Proposal; and (ii) each Partnership shall bear the transaction costs in proportion to the number of votes of the Limited Partners of such Partnership that voted to approve the Merger Proposal.

     In the event the Merger Proposal is rejected, the Company shall pay all of the solicitation expenses. In the event the Merger Proposal is approved, the Partnerships shall bear the transaction costs in proportion to the number of votes of the Limited Partners that vote to approve the Merger Proposal. In the event the Merger Proposal is approved, the Partnerships shall bear the solicitation costs in proportion to the number of votes of the Limited Partners that vote to approve the Merger Proposal.

                           ALTERNATIVES TO THE MERGER

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives would not constitute a reorganization. In the mutual opinion of PCM, the Company and the General Partner, the only viable alternatives not constituting a reorganization involve some form of public offering of securities. The General Partner has considered the possibility of a public offering of all Units, which provides certain registration rights to the Limited Partners. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide, because of the unsatisfactory market for publicly traded limited partnership units. PCM and the Company have also considered the possibility of merging those two corporations without merging with any of the Partnerships and thereafter making a public offering of shares in the Surviving Corporation. In the event the Merger is not consummated, PCM and the Company may elect this alternative.

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which constitutes a reorganization. The General Partner considered the possibility of selling all of the assets of the Partnerships to the Company, and the Company considered purchasing all such assets, in exchange for shares of common stock of the Company. PCM also considered the possibility of selling all of its assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of common stock of the Company. Alternatively, the General Partner considered winding up and dissolving the Partnerships and distributing the proceeds of liquidation to the Limited Partners. Additionally, the Board of Directors of PCM considered winding up and dissolving PCM and distributing the proceeds of liquidation to the PCM Shareholders. These possibilities were eliminated because of their complexity and cost.

     Moreover, the General Partner considered dissolving the Partnerships and distributing the assets of the Partnerships to the Limited Partners, pursuant to an agreement with the Company, which was considered by the Company, and pursuant to which agreement the Company would purchase the assets from the Limited Partners in exchange for shares of the Company's common stock, and thereafter merging the Company with PCM. This possibility was also eliminated because of its complexity and cost, and also because, with the type of assets held by the Partnerships, even an "orderly liquidation" would result in a prohibitive discount on the value of the debt portfolios.

     PCM and the General Partner considered the results of continuing PCM and the Partnerships in accordance with their current business plans and joint venture agreements. PCM and the General Partner rejected this alternative because the servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnerships and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnerships. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after consummation of the Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to PCM and the Partnerships acting individually.

     PCM and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the Partnerships, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the Partnerships, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. See "Approval by All of the Partnerships Is Required" above.

     RECOMMENDATIONS. After considering the alternatives and the advantages and disadvantages of the Merger Proposal described above, the Company, along with PCM and the General Partner, believes that the Merger Proposal is fair to, and in the best interests of, the Limited Partners, the PCM Shareholders, and Company Shareholders. The Board of Directors recommends that each of the Company Shareholders vote to approve the Merger Proposal. The Board of Directors of PCM recommends that each PCM Shareholder vote to approve the Merger Proposal. The Board of Directors of the General Partner recommends that each Limited Partner vote to approve the Merger Proposal.

                        DESCRIPTION OF THE COMMON SHARES

     The authorized capital stock of the Company is (i) 100,000,000 shares of $.001 par value common stock, 1,000 shares of which are issued and outstanding; and (ii) 10,000,000 shares of $.001 par value preferred stock, of which 100,000 shares are held by Vincent E. Galewick. The shares of the Company's preferred stock owned by Mr. Galewick are convertible to shares of the Company's common stock on a one share of such preferred stock for 20 shares of such common stock basis. All of the outstanding shares of the common stock and the preferred stock are duly authorized, validly issued, fully paid and non assessable, and were not issued in violation of the preemptive rights of any person. The Merger Stock, to be issued upon effectiveness of the Merger, when issued in accordance with the terms of the Merger Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. Other than as specified in Section 5.2 of the Merger Agreement, there are no outstanding subscriptions, options, warrants, calls or rights of any nature whatsoever issued or granted by, or obligating, the Company, to purchase or otherwise acquire any shares of capital stock of the Company, or other equity securities or equity interests of the Company or any debt securities of the Company.

     Upon consummation of the Merger there will be 7,511,500 Common Shares outstanding, each of which will be owned by the General Partner, the Limited Partners, the PCM Shareholders and the Company Shareholders. There will be 100,000 shares of the Company's preferred stock held by Vincent E. Galewick outstanding upon consummation of the Merger.

     The summary of the relevant provisions of the Certificate of Incorporation and the amendment thereto and the Bylaws of the Company set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of that Certificate of Incorporation and those Bylaws.

     COMMON SHARES. After the Merger, the Common Shares will be validly issued, fully paid and nonassessable. Subject to any prior rights, if any such prior rights exist as an operation of law, holders of the Common Shares will be entitled to receive dividends, if any, out of assets legally available thereof at such times and in such amount as the Board of Directors may from time to time determine. See "RISK FACTORS -- Significant Reduction in Distributions." The Common Shares will be neither redeemable nor convertible and the holders thereof will have no preemptive or subscription rights to purchase any securities of the Company. Upon the liquidation, dissolution or winding up of the Company, subject to the rights of holders of the Company's preferred stock, holders of Common Shares will be entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities. Each outstanding Common Share will be entitled to one vote on all matters submitted to a vote of Shareholders.

     PREFERRED STOCK. The Company has no present intention to issue any shares of its preferred stock. Therefore, the only shares of the Company's preferred stock which shall be issued and outstanding after consummation of the Merger are those 100,000 shares presently owned by Vincent E. Galewick.

     ANTI-TAKEOVER PROVISIONS OF THE SURVIVING CORPORATION'S ORGANIZATIONAL DOCUMENTS. The Company's Certificate of Incorporation, as amended, contains several provisions that may make the acquisition of control of the Company by means of a tender offer, open market purchase, proxy fight or otherwise more difficult. The primary purpose of these provisions is not to prevent a takeover of the Company. Rather, they are intended to deter coercive and unfair takeover tactics, to provide time for the Board of Directors to negotiate on behalf of Company Shareholders and to enhance the probability of continuity and stability in the composition of the Board of Directors and in the strategies established by the Board for maximizing long-term shareholder value.

     The Company believes that, as a general rule, the interests of the Company Shareholders would be best served if any change in control results from negotiations by the Board of Directors based upon careful consideration of the proposed terms, such as the price to be paid to Company Shareholders, the form of consideration to be paid, the anticipated tax effects of the transaction, and of certain long-term or strategic considerations, including the risk that the Common Shares might be undervalued in the market at any given time and the risk that an offer, although representing a premium to current market prices, may not take into account the long-term values that are expected to be realized by the Company's investments or by the Company's commitment to pursuing its business with an emphasis on long-term relationships with customers, suppliers and employees. The Company believes that certain unsolicited acquisitions would be inconsistent with the Company's fundamental values and would have an adverse impact on the Company's long-term shareholder value which the Company believes is based, in large part, on its long-term, enduring relationships with its customers, suppliers, employees, owners and the communities in which it conducts business.

     To the extent that these provisions discourage takeover attempts, however, they could deprive Company Shareholders of opportunities to realize takeover premiums for their Common Shares. These provisions could also discourage accumulations of large blocks of Common Shares, thus depriving Company Shareholders of any advantages which large accumulations of Common Shares might provide. Finally, while these provisions are commonplace among public companies, there is a risk that the existence of these provisions will have an adverse impact on the market price of the Common Shares, as certain potential investors may have acquired the Common Shares, in part, to take advantage of such potential takeover premiums, or might otherwise be discouraged from investing in the Company by the existence of such anti-takeover provisions.

     FAIR PRICE PROVISION. Article Nine of the Company's Certificate of Incorporation, as amended, provides certain protections for Company Shareholders in the event that a Person becomes a "controlling Person" and seeks to implement a "business combination" of the Company with such Person. Article Nine requires a special vote, in addition to whatever other vote may be required, of two-thirds of the outstanding Common Shares not held by the controlling Person in order to approve any such transaction. This special vote will not be required, however, if a "minimum price per share" is to be paid to those holders of Common Shares who do not vote in favor of the business combination and whose proprietary interest will be terminated in connection with such business combination and a consent statement is distributed for purposes of soliciting Company Shareholder approval of the business combination. This special vote will also not be required if the then current Board of Directors, by a vote of at least two-thirds of the directors then in office, approves the proposed business combination as being in the best interests of the Company.

     A controlling Person is defined as any person who "beneficially owns" more than 10% of the Common Shares. "Beneficially owns" is defined broadly to include all forms of ownership and all types of arrangements that give a Person, either directly or indirectly, actual or potential voting rights or investment decision authority with respect to the Common Shares.

     "Business combination" includes virtually every transaction between a controlling Person (and certain Affiliates and associates) and the Company (or a subsidiary of the Company) which would involve a combination of the business operations or assets of such persons. The phrase also encompasses reclassifications and recapitalizations involving the Common Shares while a Person is a controlling Person.

     "Minimum price per share" is defined as the higher of (i) the highest gross per share price paid or agreed to be paid within three years of the record date for the business combination to acquire any Common Share beneficially owned by a controlling Person, or (ii) the highest per share market price of the Common Shares during such three-year period.

     By its terms, Article Nine cannot be amended, altered, changed or repealed in any respect without the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares that are not owned by a controlling Person. Article Nine is intended to prevent unfair pricing or other tactics that might occur if a Person in control of the Company negotiates a business combination with the Company. Under such circumstances, a controlling Person could in effect control both sides of the negotiation. Article Nine is intended to require the controlling Person to either negotiate directly with the Company's Board of Directors and obtain the approval of the Board of Directors or to offer a fair price to all Company Shareholders.

     BUSINESS COMBINATIONS. Article Ten of the Company's Certificate of Incorporation, as amended, provides that if a proposal is made that the Company enter into a merger or consolidation with any other corporation (other than a direct or indirect wholly-owned subsidiary of the Company), or sell or otherwise dispose of all or substantially all of its assets or business in one transaction or a series of transactions, or liquidate or dissolve, the affirmative vote of the holders of not less than two-thirds of the outstanding voting shares of the Company will be required for the approval of such proposal. The foregoing does not apply to any such merger, consolidation, sale, disposition, liquidation or dissolution which is approved by resolution of two-thirds of the directors of the Company then in office, if the majority of the members of the Board of Directors adopting such resolution were members of the Board of Directors prior to the public announcement of the proposed merger, consolidation, sale, disposition, dissolution or liquidation and prior to the public announcement of any transaction relating to such merger, consolidation, sale, disposition, dissolution or liquidation. If such approval is granted, then such transaction will only require such additional approval, if any, as is otherwise required under the other articles of the Company's Certificate of Incorporation and under law.

     CONTROL SHARE ACQUISITIONS. Article Eleven of the Company's Certificate of Incorporation, as amended, provides that any "control share acquisition" of shares of the Company can only be made with the prior approval of the Company Shareholders. A "control share acquisition" is defined as any acquisition of shares of the Company that, when added to all other shares of the Company owned by the acquiror, would entitle the acquiror to exercise levels of voting power in the following ranges: one fifth or more but less than one third, one third or more but less than a majority, and a majority.

     The acquiror may make the proposed control share acquisition only if both of the following occur: (i) the Company Shareholders authorize the acquisition by an affirmative vote of (a) a majority of the voting power of the Company represented at the meeting in person or by proxy and (b) a majority of the portion of such voting power, excluding the voting power of Common Shares that may be voted by the acquiror, by any officer of the corporation elected or appointed by the directors, and by any employee of the Company who is also a director; and (ii) the proposed control share acquisition is consummated no later than 360 days following the Company Shareholders' authorization of the control share acquisition.

     Article Eleven does not apply to an acquisition of shares by any Company Shareholder or group of Company Shareholders who were holders of Common Shares immediately after the Merger or to any acquisition of shares by certain Affiliates of any such Company Shareholder or group of Company Shareholders. Article Eleven will begin to apply to such Company Shareholders and Affiliates, however, from and after the point at which they collectively own less than 25% of the Common Shares.

     TRANSACTIONS WITH INTERESTED SHAREHOLDERS. Article Twelve of the Company's Certificate of Incorporation, as amended, prevents an "interested shareholder" (defined generally as a Person owning 10% or more of the Company's outstanding voting shares) from engaging in an "interested shareholder transaction" (generally, a merger, consolidation, sale, lease or other disposition of substantial assets either by the Company to the interested shareholder or vice versa, including certain reclassifications of the Common Shares, or a loan or other financial benefit to the interested shareholder not shared pro rata with other Company Shareholders) with the Company for three years following the date that person became an interested shareholder unless (i) before that Person became an interested shareholder, the Board of Directors of the Company approved the transaction in which the interested shareholder became an Interested Shareholder or (ii) the Board of Directors approves the interested shareholder transaction.

     Article Twelve does not apply to an acquisition of shares by any shareholder or group of Company Shareholders who were holders of Common Shares immediately after the Merger or to any acquisition of Common Shares by certain Affiliates of any such shareholder or group of Company Shareholders. Article Twelve will begin to apply to Company Shareholders and Affiliates, however, from and after the point at which they collectively own less than 25% of the Common Shares.

     By its terms, Article Twelve cannot be amended, altered, changed or repealed in any respect without the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares that are not owned by the interested shareholder.

     SHAREHOLDER ACTION; SPECIAL MEETINGS. Article Two, Section Two of the Bylaws of the Company provides that a special meeting of the Company Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and shall be called by the President or Secretary of the Company, upon the direction of the Board of Directors, or upon the written request of a shareholder or shareholders of the Company holding of record at least ten percent (10%) of the outstanding shares of the Company entitled to vote at such a meeting. Article Two, Section Eleven of those Bylaws provides that any action required or permitted to be taken at a meeting of the Company Shareholders under any provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or any amendments thereto, or the Company's Bylaws may be taken without a meeting if all of the Company Shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section 228 of the Delaware General Corporation Law, if the Company Shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the Company Shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken.

     NUMBER OF DIRECTORS; REMOVAL; VACANCIES. Article Three, Section Two of the Bylaws of the Company provides that there shall be five (5) directors constituting the Board of Directors. The directors shall be elected annually at the annual meeting of the shareholders, and each director holds office until his or her successor has been elected and qualified, until his or her death, until he or she resigns, or until he or she shall has been removed. Any director elected to fill a vacancy in the Board of Directors shall be deemed elected for the unexpired portion of the term of his or her predecessor on the Board of Directors. Each director, at the time of his or her election, shall be at least eighteen (18) years of age.

     The Bylaws of the Company also provide for two classes of directors at such time as the Company becomes a "listed corporation." Additionally, those Bylaws provide that at such time as the Company becomes a listed corporation, the number of authorized directors of the Company shall, without additional action of the Company's Shareholders, increase to seven. See "Elimination of Cumulative Voting."

     SHAREHOLDER PROPOSALS AND NOMINATIONS. The Bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before an annual or special meeting of Company Shareholders, including proposed nominations of persons for election to the Board of Directors. To be properly brought before any annual meeting of the Company Shareholders, business must be either (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise be properly brought before such meeting by or at the direction of the Board of Directors, or (iii) otherwise be properly brought before such meeting by a shareholder of the Company. In addition to any other applicable requirements, including, but not limited to, requirements imposed by federal and state securities laws pertaining to proxies or consents, for business to be properly brought before any meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary of the Company shall set forth as to each matter such shareholder proposes to bring before any meeting of the shareholders
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by such shareholder, and (iv) any material interests of such shareholder in such business.

     ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Company Shareholders under any provisions of the Delaware General Corporation Law, the Company's Certificate of Incorporation, or the Bylaws of the Company may be taken without a meeting if all of the Company Shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section 228 of the Delaware General Corporation Law, if the Company Shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the Company Shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken.

     AMENDMENT OF BYLAWS. Certain provisions in the Bylaws of the Company may only be amended or repealed by the affirmative vote of the holders of two-thirds of the Common Shares entitled to vote thereon. These provisions make it more difficult to amend the Bylaws of the Company for the purpose of gaining control of the Company.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Certificate of Incorporation and Bylaws of the Company permit the Company to indemnify its officers and directors to the greatest extent permitted by the Delaware General Corporation Law.

     DELAWARE ANTI-TAKEOVER LAW. Section 203 of the Delaware General Corporation Law ("Section 203") provides, in general, that a shareholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute ("Interested Shareholder") but less than 85% of such shares may not engage in certain "business combinations" with that corporation for a period of three years subsequent to the date on which such shareholder became an Interested Shareholder unless (i) prior to such date the Board of Directors of such corporation approved either the business combination or the transaction in which such shareholder became an Interested Shareholder, or (ii) the business combination" is approved by such corporation's Board of Directors and authorized by a vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the Interested Shareholder.

     Section 203 defines the term "business combination" to encompass a wide variety of transactions with or caused by an Interested Shareholder in which such Interested Shareholder receives or could receive a benefit on other than a pro rata basis with other shareholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Shareholder, transactions with the corporation which increase the proportionate interest of the Interested Shareholder, or transactions in which the Interested Shareholder receives certain other benefits.

        DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF COMMON SHARES

     EXCHANGE VALUE. The net equity values of PCM, the Company and the Partnerships determined by PCM, the Company and the General Partner, respectively, of all of the assets PCM, the Company and the Partnerships, respectively, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst has opined, by the Fairness Opinion, that the Exchange Value is fair from a financial standpoint to the Partnerships. The Fairness Analyst is unaffiliated with PCM, the Company, the General Partner and each of their Affiliates. The Company's and PCM's independent auditors, Kelly & Company, were referred to the Fairness Analyst by an accountant unaffiliated with PCM, the Company, the General Partner and each of their Affiliates and with whom neither PCM, the Company, the General Partner nor any of their Affiliates has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of the Fairness Analyst's qualifications.

     The General Partner and PCM valued the assets and properties of the Partnerships and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of
Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining the Dissenting Shareholders. The compensation to Dissenting Limited Partners and Dissenting Shareholders entitled to compensation for their Units and shares of common stock, respectively, is based upon the Fairness Opinion. See "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     FAIRNESS OPINION. The Exchange Value was determined by the Company, PCM and the General Partner, as was the consideration to be paid by the Company to each Partnership for such Partnership's assets. The Fairness Analyst has determined that the Exchange Value and such consideration are fair from a financial point of view to each Partnership, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of Exchange Value, such consideration, the Merger Proposal or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Because the Merger Proposal is contingent upon the approval of the Merger Proposal by all of the Partnerships, the Fairness Opinion did not consider possible combinations of less than all of the Partnerships in the Merger.

     The Fairness Analyst considered all of the assets and properties of the Partnerships, PCM, and the Company. The intangible assets of the Partnerships and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the Partnerships, PCM and the Company. The tangible assets of the Partnerships and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate value of the assets of the Partnerships is $30,591,514. The aggregate value of the assets of PCM is $44,523,211.

     The purpose of the Fairness Opinion is to confirm to the Company, PCM and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the Partnerships. Neither the Company, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction to the Fairness Analyst from Kelly & Company, PCM's and the Company's independent auditors, to prepare a Fairness Opinion (i) meeting the valuation requirements of the Thompson-Killea Act; and (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions as a whole and to each Partnership individually. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the shares held by Dissenting Shareholders shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the proposed Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     The Fairness Opinion will not be updated. A copy of the Fairness Opinion is attached as Appendix G to this Prospectus.

     EXCHANGE OF SHARES. On the Closing Date, if the PCM Shareholders, the Limited Partners of all of the Partnerships, and the existing Company Shareholders approve the Merger Proposal, and subject to any restrictions on the Merger Proposal imposed by any federal or state securities regulatory agency, PCM and the Partnerships will merge with and into the Company. Pursuant to the provisions of the Merger Agreement, on the Closing Date, the Merger Stock shall be issued by the Company to the Partnerships and PCM in exchange for their assets, properties, rights, interests and liabilities. Subsequent thereto, the Partnerships and PCM shall be wound up and dissolved and, as part of such dissolution, the Partnerships and PCM shall distribute to the General Partner and the Limited Partners and the PCM Shareholders, respectively, the shares of the Merger Stock. The Merger Agreement contemplates that the Limited Partner's Units, and the interest of the General Partner in the Partnerships determined as of Determination Date, will be exchanged for shares of Merger Stock pursuant to the Exchange Value, and the General Partner and each Limited Partner shall be paid cash for any fractional shares of Merger Stock.

     The following table summarizes the valuation conclusions of the General Partner and PCM as to the Partnerships and PCM, respectively, based on 7,511,500 allocable shares of Merger Stock.

                                                                  PERCENTAGE OF
                                                                    AGGREGATE            NUMBER OF
                                           INDICATED VALUE       INDICATED VALUE       COMMON SHARES
                                           (ROUNDED TO THE       (ROUNDED TO THE         ALLOCATED
                                           NEAREST $1,000)     NEAREST 1/10 OF 1%)       TO ENTITY
                                           ---------------     -------------------     -------------
    PAM I................................    $   934,000                1.2%                93,400
    PAM II...............................      3,112,000                4.1                311,200
    PAM III..............................      6,000,000                8.0                600,000
    PAM IV...............................     15,846,000               21.1              1,584,600
    PAM V................................      4,700,000                6.3                470,000
                                             -----------              -----              ---------
         Sub-Total.......................    $30,592,000               40.7%             3,059,200
                                             -----------              -----              ---------
    PCM..................................     44,523,000               59.3              4,452,300
                                             -----------              -----              ---------
         Total...........................    $75,115,000              100.0%             7,511,500
                                             ===========              =====              =========

     The Company shall promptly furnish a copy of the Fairness Opinion, without charge, upon the request of any Limited Partner, PCM Shareholder or existing Company Shareholder. All such requests should be addressed as follows:

                      Performance Asset Management Company
                  Attn: Information Agent -- Fairness Opinion
                               4100 Newport Place
                                   Suite 400
                        Newport Beach, California 92660

                          RESALE OF THE COMMON SHARES

     The Merger Stock will be registered under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. The registration of the Common Shares in this manner should allow holders of the Common Shares to trade the Common Shares without any restriction under the Securities Act, if such holder is not an "Affiliate" of the Company; provided, however, that various states also have registration requirements which may restrict trading of the Common Shares. Moreover, the Company intends to stabilize the price of the Common Shares by limiting the sale of Merger Stock. See "Restriction on Resale of Common Shares".

     If a holder of Common Shares is an Affiliate of the Company, Rule 144, as currently in effect, provides that such holder (together with all other persons who may under such rule be aggregated with such holder) is entitled to sell, within any three-month period, that number of Common Shares that does not exceed the greater of (i) 1% of the then outstanding Common Shares or (ii) the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which notice of sale (Form 144) is filed with the Commission. Any such sale is also subject to (i) certain provisions relating to the manner in which such sale must be made, (ii) notices that must be filed in connection with any such sale, and (iii) the availability of current public information about the Company.

     The provisions of Rule 144 and related regulations under the Securities Act are complex and the foregoing summary is not intended to be a complete description thereof. Therefore, any holder of Common Shares that might be considered to be an Affiliate of the Company should consult with his or her legal counsel prior to selling any Common Shares.

     One purpose of the Merger Proposal is to permit the Common Shares to be eligible eventually for listing on a regional or national securities exchange. No prediction can be made, however, as to the price at which the Common Shares will trade or if they will trade at all. See "RISK FACTORS -- Uncertainty Regarding Trading and Market Price for Common Shares."

                              DISTRIBUTION POLICY

                  HISTORICAL DISTRIBUTIONS OF THE PARTNERSHIPS

     Until distributions were suspended pursuant to the Merger Proposal, the Partnerships made monthly cash distributions to Limited Partners. In 1996, the total amounts distributed to Limited Partners were approximately as set forth as follows:

                                                                                   DISTRIBUTIONS
                                                                    TOTAL             TO THE
                           PARTNERSHIP                          DISTRIBUTIONS     GENERAL PARTNER
    ----------------------------------------------------------  -------------     ---------------
    Performance Asset Management Fund, Ltd.,..................   $   172,133         $  17,483
      A California Limited Partnership
    Performance Asset Management Fund II, Ltd.,...............   $   255,833         $  25,810
      A California Limited Partnership
    Performance Asset Management Fund III, Ltd.,..............   $   331,700         $  35,775
      A California Limited Partnership
    Performance Asset Management Fund IV, Ltd.,...............   $ 1,592,759         $ 159,334
      A California Limited Partnership
    Performance Asset Management Fund V, Ltd.,................   $   199,066         $  19,966
      A California Limited Partnership

     The total amount distributed by all of the Partnerships in 1996 is $2,551,491. All of the distributions by the Partnerships to Limited Partners were cash distributions. The General Partner accrued the distributions set forth above.

     As opposed to the Partnership, the Surviving Corporation will be subject to federal tax on its income. Holders of Common Shares will not be subject to federal tax on such income, except to the extent dividends are paid. See "FEDERAL INCOME TAX CONSIDERATIONS." Therefore, the Surviving Corporation is expected to make significantly lower distributions than the Partnerships have made.

     The Company currently anticipates that the Surviving Corporation will not pay cash dividends. However, this policy may change, and the amount of dividends, if any, to be paid will be determined by the Board of Directors, in its sole and absolute discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurance that any cash dividends will in fact be paid, just as there can be no assurance that, if the Merger is not consummated, the Partnership distributions will resume in previous amounts.

DISTRIBUTIONS BY THE COMPANY WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

                              BUSINESS AND ASSETS

     THE PARTNERSHIPS AND PCM. The Partnerships and PCM are engaged in the delinquent consumer indebtedness industry. The Partnerships, by joint ventures exclusively with PCM, and PCM, by joint ventures with the Partnerships and for its own account, purchase, manage, service, collect and sell portfolios of distressed financial debt instruments and obligations. These debt instruments include secured and unsecured commercial and consumer loans, credit card debt, real and personal property loans, notes receivable, and other indebtedness.

     PCM is one of the largest purchasers of consumer debt in the industry, and, to date, has purchased in excess of $1.5 billion of consumer debt. Acquired debt portfolios have consisted of performing and non-performing consumer and auto loans, auto deficiencies, judgments and charged off credit cards, as well as other types of consumer debt. PCM has acquired debt portfolios from Chase Manhattan Bank, Chemical Bank, Bank of America, First USA, GE Card Services, Household Bank, the FDIC, and from other sources.

As opposed to many other buyers of this type of charged-off debt, PCM collects and services all of the portfolios it acquires, rather than using traditional third-party servicing.

     Since its formation, PCM has become a fully operational collection facility employing more than 75 full time employees. PCM has acquired new computer technology and equipment that will aid in the collection and servicing of distressed loan portfolios. PCM utilizes proprietary collection software and a "predictive dialing" telecommunications system which allows PCM collection agents to dial up to 50,000 calls per day. PCM believes that this technology provides PCM with significant technological advantages in its collection operations. Moreover, PCM continues to develop new technology to assist in both the due diligence process of evaluating portfolios prior to purchase and the collection of portfolio obligations. PCM currently manages, services and collects more than $1.3 billion in face value of distressed financial debt instruments and obligations. PCM purchases approximately $25 million in face value of collection accounts each month. Notwithstanding the foregoing face value of collection accounts and portfolios, PCM typically purchases those accounts and portfolios at significant discounts and the face value of any such portfolio is not necessarily indicative of its actual value.

     BACKGROUND OF THE DISTRESSED CONSUMER INDEBTEDNESS INDUSTRY. During the past 10 years, the financial services industry, specifically the banking and savings and loan industry, has undergone numerous changes due to significant losses incurred throughout the last decade. The strain on the Federal Savings and Loan Insurance Corporation ("FSLIC") as a result of those losses caused not only the dissolution of the FSLIC, but, also, caused a massive government bailout. Furthermore, the burden of insuring deposits in savings and loan institutions was assigned to the FDIC. Billions of dollars in taxpayer loans were granted to regulators to assist in paying depositors, as well as providing the capital necessary to clean up the industry. In what may end up costing taxpayers hundreds of billions of dollars, this situation, better known as the "savings and loan crisis," forced the restructuring of the entire federal banking and savings and loan industry.

     In an attempt to curtail future losses, federal regulators revised existing requirements and regulations relating to all federal institutions. Enforcement of those revisions by regulators caused several mergers between institutions, as well as the complete closure of others. An institution liquidating off-balance sheet assets benefits to the extent that the proceeds from such a sale go directly to the cash account on the balance sheet without the removal of an on-balance sheet asset. Often, a sale of off-balance sheet assets may consist of several similar assets being sold as a portfolio or in bulk.

     The amount of debt available for sale in the industry continues to increase. Financial institutions previously had forwarded all their accounts after charge-off to collection agencies for further collection activity as standard operating procedure. After being at an agency for six to twelve months, accounts would be returned to the lender and then forwarded to another agency, sometime as many as five times. In order to streamline operations and control costs, many institutions are now looking towards the sale of some of these accounts as a means to get immediate revenue for these accounts. Additionally, not only does the total amount of debt continue to rise year after year, but the percentage of those debts that becomes charged-off also continues to grow. These factors continue to create market opportunities for the buyers of distressed financial instruments as more institutions discover the advantages of selling their debts.

     BULK PORTFOLIOS. Typically, loans or accounts sold by the originating lenders are sold in bulk portfolios that range in size from tens of thousands of dollars to multi-hundred million dollars in outstanding principal balances. These portfolio sales usually consist of a large quantity of charged off credit card contracts, automobile deficiencies, secured and unsecured consumer installment loans, commercial loans, and other forms of indebtedness. Although only a small percent of the total outstanding principal balances of most portfolios purchased can be collected, some can be purchased at discounts sufficient enough that, coupled with aggressive servicing efforts, a profit can be realized and PCM and the Partnerships' joint venture objectives can be fulfilled. Should the opportunity present itself, and if profitable, PCM attempts to sell certain acquired portfolios, or portions thereof, to various third parties. Profits from such sales may be used to acquire additional assets for PCM or the Partnerships' benefit.

     In addition to purchasing assets from federal and state banking and savings and loan institutions, PCM and the Partnerships have considered, and the Company will continue to consider, other sources for purchasing distressed or discounted assets. These sources may include finance companies, hospitals, collection agencies, insurance companies, credit unions and any other businesses with accounts receivable.

     The assets of the Partnerships consist of interests in numerous joint ventures with PCM. The Partnerships have contributed their distressed financial debt instruments and obligations, on a portfolio by portfolio basis, to joint ventures with PCM. PCM has contributed its servicing and collection expertise to those joint ventures. All of the assets acquired by the Partnerships have been contributed to those joint ventures.

     Among the types of assets that are held by the Partnerships and PCM, and are proposed to be acquired by the Company pursuant to the Merger Proposal, are performing and non-performing consumer installment loans, secured and unsecured consumer and commercial loans, promissory notes and accounts receivable, real and personal property loans and charged-off credit card contracts. Among these assets, the Partnerships' primary focus is on nonperforming consumer installment loans and credit card contracts that, with minimum expenditure, can provide the greatest probability either to be settled or converted to a performing status. These assets have normally been charged-off as losses due to the debtors' delinquent payment histories and are usually held by lenders as off-balance sheet assets.

     ACQUISITION AND ANALYSIS OF PORTFOLIOS. PCM typically locates and acquires distressed loan portfolios for itself or for resale to the Partnerships or others. Because of previous transactions, PCM is recognized by those institutions selling charged off consumer indebtedness as one of the largest purchasers of distressed consumer indebtedness. Additionally, PCM maintains a solicitation campaign directed at those institutions which, to date, have not sold any distressed consumer loan portfolios. If the Merger is consummated, the Company will rely on PCM's contacts and relationships and those of its Affiliates for acquisitions of financial debt instruments.

     Upon contacting or being contacted by a potential selling institution, PCM requests that certain data be submitted to PCM on electronic media for due diligence purposes. By utilizing the information contained on the furnished media, PCM analyzes such information by checking for an array of information, including data integrity, deciphering statutes by state and incorporating other means to check individual debtor status. By completing the due diligence process and considering other pertinent information on a potential portfolio, PCM can approximate the value of such portfolio and extend a cost effective offer to purchase such portfolio.

     SERVICING AND COLLECTION. Once a portfolio is purchased, generating cash from receivables involves a rigorous campaign to contact and find the maximum number of individual debtors. PCM continuously utilizes state-of-the-art technology in its collection operations, as well as various third party data bases, in an attempt to locate individual debtors. PCM recently completed a hardware and software conversion that provides it with one of the most advanced computer processing capabilities currently in use in the consumer debt industry. PCM's proprietary collection software system provides its collection agents with fully integrated predictive dialing capabilities, providing collection agents with live voices as the predictive dialer locates them. This eliminates the collection agent's calls to answering machines, wrong numbers, and disconnected numbers. Once a debtor is contacted, the collection agent begins negotiating various payment and settlement options. These options range from payment in full for all outstanding obligations to discount settlements and from short term payment plans to refinancing the old debt. Normally, because the cost basis is extremely low for each account, collection agents can offer more attractive settlement and payment options to debtors than those debtors have been offered by the originating lender or contingency collection firm.

     Moreover, PCM's predictive dialing technology searches PCM's entire database on an ongoing basis and allows each collection agent to produce his or her own predictive dialing campaign to contact those debtors scheduled for payment or further contact on specific accounts. This new technology also provides PCM with the ability to capture every call that comes into PCM. By capturing the phone number a debtor is calling from and attaching it to his or her file, PCM creates additional information sources to contact the debtor, such as determining the debtor's current place of employment.

                               VOTING PROCEDURES

     DISTRIBUTION OF SOLICITATION MATERIALS. This Prospectus, together with the accompanying appropriate Consent Form, constitute the Solicitation Materials distributed jointly to the Limited Partners, the PCM Shareholders and the Company Shareholders to obtain their votes "for" or "against" the Merger Proposal and related transactions.

     The Solicitation Period is the time period during which the Limited Partners, PCM Shareholders and the Company Shareholders may return their Consent Forms to vote "for" or "against" the Merger and related transactions. The Solicitation Period will commence upon the delivery of the Solicitation Materials to the Limited Partners (on or about ____) and will continue until 12:00 P.M., Pacific Time, on ______. See "VOTING PROCEDURES."

     If a Limited Partner or shareholder has an interest in Units or shares of PCM's common stock in more than one capacity (e.g., (i) as husband and wife, (ii) individually, (iii) in trust, or (iv) in an IRA), that Limited Partner will receive a separate Consent Form for each capacity.

     The Consent Form consists of two parts. The first part is the Letter of Transmittal, which highlights the Merger Proposal and the procedures for completing the Consent Form. For a more detailed discussion of these procedures, see "Voting Procedures and Consents" and "Completion Instructions" below. The second part (the Limited Partner Consent) seeks consent to the Merger Proposal and related transactions and certain related matters (including amendments to the Partnership Agreements).

     NO SPECIAL MEETINGS. Neither the Company, PCM, nor the General Partner has scheduled or noticed, or intends to schedule or notice, any special meetings of the PCM Shareholders, the existing Company Shareholders, or of the Limited Partners to discuss or vote upon the Solicitation Materials or the Merger Proposal and related transactions. The General Partner intends to call for a vote of the Limited Partners without meetings pursuant to the provisions of the Partnership Agreements. PCM intends to call for a vote of its shareholders without meeting pursuant to Section 603 of the California General Corporation Law. The Company intends to call for a vote of its shareholders without a meeting pursuant to Section 228 of the Delaware General Corporation Law.

     The Solicitation Agent has been retained by the Company to actively solicit the votes of the Limited Partners regarding the Merger Proposal and related transactions, subject to federal and state securities laws.

     REQUIRED VOTE.  To approve the Merger Proposal and related transactions,
(i) the Limited Partners holding at least 75% in interest of the Units in each Partnership, and (ii) the General Partner of the Partnerships must approve the Merger and related transactions. Further, a majority of the holders of outstanding existing Common Shares entitled to vote must approve the Merger Proposal, on behalf of the Company, and the holders of a majority in interest of the outstanding shares of common stock issued by PCM must approve the Merger Proposal, on behalf of PCM. Limited Partners may only vote by consent pursuant to the Solicitation Materials. Each Limited Partner should, therefore, complete and return the completed Consent Form before the expiration of the Solicitation Period.

     The following table indicates the total Units outstanding with regard to each Partnership and the Units of each Partnership owned by the Company, PCM, the General Partner, or any of their Affiliates as of the Determination Date. Some Units issued by the Partnerships have been redeemed.

                                                                                 UNITS OWNED BY
                                                                                  THE COMPANY,
                                                                                    PCM, THE
                                                                                 GENERAL PARTNER
                                                                                    OR THEIR
                             PARTNERSHIP                           TOTAL UNITS     AFFILIATES
    -------------------------------------------------------------  -----------   ---------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership...........................      1,049             0
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership...........................      1,548             0
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership...........................      1,998             0
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership...........................     11,470             0
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership...........................      1,194             0
                                                                                         -
                                                                      ------
              Total..............................................     17,259             0
                                                                      ======             =

     VOTING PROCEDURES AND CONSENTS. Only Limited Partners, PCM Shareholders and Company Shareholders of record as of the Determination Date will receive notice of and be entitled to vote with respect to the Merger Proposal and related transactions pursuant to the Consent Form. However, if Units or shares of PCM's common stock or the existing Common Shares are transferred after the Determination Date but before the expiration of the Solicitation Period (and the holders of the transferred Units are admitted as substitute Limited Partners of the Partnerships) such substitution will terminate the right of the prior holder of the Units or such shares to vote regarding the Merger Proposal and related transactions, and any votes as to the transferred interests must be made by the substitute Limited Partner or new appropriate shareholder. Solicitation Materials will be sent to substitute Limited Partners (along with notice of their admission as substitute Limited Partners in the Partnerships) and new Shareholders.

     Included with this Prospectus is the Consent Form. Limited Partners may mark the Consent Form to vote "for" or "against" as to his or her participation in the Merger Proposal and related transactions. A Limited Partner electing to vote "for" participation in the Merger Proposal and related transactions must vote the Units owned by such Limited Partner.

A LIMITED PARTNER WHO SUBMITS A SIGNED CONSENT FORM BUT FAILS TO MAKE ONE OR MORE OF THE ELECTIONS REQUIRED BY THE CONSENT FORM WILL BE DEEMED TO HAVE VOTED "FOR" THE MERGER PROPOSAL AND RELATED TRANSACTIONS. IF THE CONSENT FORM IS UNDATED, THE SIGNATURE OF THE LIMITED PARTNER WILL BE AUTHORITY FOR THE GENERAL PARTNER TO ENTER THE DATE OF RECEIPT.

EACH PARTNER WHO FAILS TO PROVIDE THE EXCHANGE AGENT WITH A CONSENT FORM REGARDING UNITS HELD BY THAT LIMITED PARTNER WILL BE CONCLUSIVELY PRESUMED TO HAVE VOTED THOSE UNITS "FOR" THE MERGER PROPOSAL.

     Any questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal (if permitted) of the Consent Forms will be determined by the Exchange Agent, whose determination will be final and binding. The Exchange Agent reserves the absolute right to reject any or all Consent Forms that are not in proper form or the acceptance of which, in the opinion of the Exchange Agent's counsel, would be unlawful. Unless waived, any irregularities in connection with the Consent Forms must be cured within such time as the Exchange Agent shall determine. Neither PCM, the Company, the General Partner nor the Exchange Agent shall have any duty to give notification of defects in such Consent Forms or shall incur liabilities for failure to give such notification. The delivery of the Consent Forms will not be deemed to have been made until such irregularities have been cured or waived.

     COMPLETION INSTRUCTIONS. Each Limited Partner is requested to complete and execute each part of the Consent Form in accordance with the instructions contained therein. Once a Limited Partner has completed the Consent Form, that Limited Partner must then sign and date it on the signature pages. If a Limited Partner has questions regarding the Consent Form or how to complete it, that Limited Partner may call the Information Agent at (888) 754-4145.

     Each Limited Partner entitled to vote should deliver the executed Consent Form at any time prior to 12:00 Noon, Pacific Time, on __________, to the Exchange Agent at the following address:

                        U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                              Attn: PAMCO Roll-up

A self-addressed stamped envelope for return of the Consent Form has been included with the Solicitation Materials. The Consent Forms will be effective only upon actual receipt by the Exchange Agent at the address specified above. The method of delivery of the Consent Form to the Exchange Agent is at the election and risk of each Limited Partner, but if such delivery is by mail, it is suggested that the Limited Partners use certified or registered mail return receipt requested and that the mailing be made sufficiently in advance of 12:00 Noon, Pacific Time, __________ to permit delivery to the Exchange Agent prior to the close of the Solicitation Period.

     WITHDRAWAL OR CHANGE OF VOTE. ONCE DELIVERED TO AND ACCEPTED BY THE EXCHANGE AGENT, CONSENT FORMS CONTINUE IN FULL FORCE AND EFFECT UNTIL REVOKED BY THE PERSON EXECUTING THEM PRIOR TO THE VOTE PURSUANT THERETO.

     A Consent Form may be revoked by a writing delivered to the Exchange Agent stating that the Consent Form is revoked. It is extremely important to date each Consent Form to determine the order of execution and priorities of Consent Forms.

     To revoke any Consent Form, a written or facsimile machine transmission notice of withdrawal or change of vote must be timely received by the Exchange Agent prior to the expiration of the Solicitation Period at its address set forth under "Completion Instructions" above and must specify the name of the person who executed the Consent Form that is to be revoked or changed and the name of the registered holder, if different from that of the person who executed the Consent Form.

     SOLICITATION AND TABULATION OF CONSENTS. The Solicitation Agent will use its best efforts to solicit Limited Partners to vote regarding the Merger Proposal and related transactions; provided however, that the Solicitation Agent will be paid the same amount regardless of whether the Limited Partners vote affirmatively or negatively in the Merger Proposal and related transactions and regardless of whether the Limited Partners approve or reject the Merger Proposal and related transactions, all in accordance with provisions of Section 25014.7(h) of the Thompson-Killea Act. The Exchange Agent will be responsible for receipt of the Consent Forms. The Exchange Agent and PCM's and the Company's independent auditors, Kelly & Company, will tabulate the Consent Forms and the final voting tabulation will be made available to the General Partner and any Limited Partner upon request after the expiration of the Solicitation Period, in accordance with the provisions of Section 25014.7(d)(4) of the Thompson-Killea Act.

     FAILURE OF LIMITED PARTNERS TO RETURN CONSENT FORMS. Pursuant to the Partnership Agreements, each Limited Partner who fails to provide the Exchange Agent with a Consent Form regarding units held by that Limited Partner will be conclusively presumed to have voted those Units "for" the Merger Proposal. It is the responsibility of the Limited Partners to provide their Consent Forms to the Exchange Agent.

     SPECIAL REQUIREMENTS FOR CERTAIN LIMITED PARTNERS OR SHAREHOLDERS. Some Limited Partners may be entities rather than individuals, such as estates, trusts, corporations, limited partnerships and general partnerships. With respect to Consent Forms received on behalf of any such entity, the Exchange Agent may elect, at its option, to require that each Consent Form be accompanied by evidence (which may include an opinion of counsel acceptable to the Exchange Agent) that such entity has met all requirements of its governing instruments, such as applicable partnership agreements, and is authorized to execute such Consent Form under the laws of the jurisdiction in which such entity was organized.

     DISSENTING LIMITED PARTNERS AND DISSENTING SHAREHOLDERS. The Merger Proposal is also being structured to provide Limited Partners who dissent ("Dissenting Limited Partners") the dissenter's rights contained in the Thompson-Killea Act. The Thompson-Killea Act requires that the Dissenting Limited Partners receive the appraised value of their Units in the form of cash, freely tradeable securities, or secured or unsecured debt instruments satisfying certain statutory requirements or, in the alternative, receive or retain a security with substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly involves future combinations or reorganizations of one or more roll-up participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if (i) there is no material adverse change to Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the respective Partnership or resulting entity; and (ii) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture issued under an indenture. The Merger Proposal and the related transactions discussed herein, including the dissolutions and liquidations of the respective Partnerships ("Dissolutions" and "Liquidations") have also been structured to comply with the other protections afforded by the Thompson-Killea Act. See "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     The Merger Proposal is structured so as to afford PCM Shareholders, and existing Company Shareholders with the protections provided by provisions of the California General Corporation Law pertaining to mergers (Chapter 11, commencing with Section 1100) and the rights of dissenting shareholders ("Dissenting Shareholders") (Chapter 13, commencing with Section 1300), to the extent applicable. Chapter 13 of the California General Corporation Law requires that PCM and the Company, as to their respective shareholders, purchase for cash at their fair market value the shares of common stock owned by those shareholders which are Dissenting Shareholders. See "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS."

     A Dissenting Limited Partner or Dissenting Shareholder who perfects his or her dissenter's rights as described below will be entitled to receive, in the case of a Dissenting Limited Partner, an unsecured subordinated debenture, or, in the case of a Dissenting Shareholder, cash at fair market value for his or her shares. In the event either a Dissenting Limited Partner or a Dissenting Shareholder ("Dissenting Party") elects to exercise his or her right to dissent, such Dissenting Party must do the following to perfect his or her rights as a Dissenting Limited Partner or Dissenting Shareholder:

     (A) A Dissenting Party must file a written request for Dissenters' Rights at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention:
Information Agent -- Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Party's completed Consent Form is received by the Company, or
(ii) the expiration of the Solicitation Period.

     (B) The request must specify the number of Units, PCM Shares or existing Common Shares for which the Dissenting Party is requesting dissenters' rights. Only Persons who fail to vote in favor of the Merger Proposal and related transactions can be Dissenting Parties. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR A FAILURE TO VOTE FOR THE MERGER PROPOSAL AND RELATED TRANSACTIONS CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If PCM, the Company and all of the Partnerships approve the Merger Proposal and related transactions, and the other conditions of the Merger Proposal and related transactions are satisfied or waived so that the Merger can be consummated, then a Dissenting Party who requests dissenters' rights and who thereafter perfects his or her rights as a Dissenting Party will, in the case of a Dissenting Limited Partner, be provided with an unsecured subordinated debenture or, in the case of a Dissenting Shareholder, be sent a check within 30 days following the consummation of the Merger for his or her interests in the amount as determined above.

LIMITED PARTNERS AND SHAREHOLDERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES. The Merger Proposal and related transactions will not be completed if any moratorium on transactions similar to the Merger Proposal are imposed by federal, state or regulatory authorities, or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

                 SUMMARY COMPARISON OF UNITS AND COMMON SHARES

     The information below is intended to highlight a number of the significant differences between the Partnerships (and the Units) and the Company (and the Common Shares) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Common Shares, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for shares of Merger Stock. Following some of the captioned portions is summary information regarding the expected effects of the Merger Proposal and related transactions upon Limited Partners receiving shares of Merger Stock in exchange for their Units. THIS DISCUSSION IS SUMMARY IN NATURE AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND LIMITED PARTNERS SHOULD CAREFULLY REVIEW THE REMAINDER OF THIS PROSPECTUS, THE PARTNERSHIP AGREEMENTS AND THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY FILED AS EXHIBITS TO THE REGISTRATION STATEMENT FOR ADDITIONAL IMPORTANT INFORMATION.

                        FORM OF ORGANIZATION AND PURPOSE

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
The Partnerships are limited partnerships       The Company is a Delaware corporation. The
which were organized under the laws of the      Company was formed to engage in the business
State of California. The Partnerships were      of purchasing, holding, servicing, collecting
formed to acquire various distressed            and selling portfolios consisting of
financial assets from various sources,          distressed financial debt instruments and
including, but not limited to, federal and      obligations. The Company has been treated as
state banking and savings and loan agencies     a corporation for federal income tax
and consumer finance lenders and to generate    purposes.
income and gains by collecting, selling, or
otherwise disposing of acquired assets. The
Partnerships have been treated as limited
partnerships for federal income tax purposes.

     COMPARISON. The Partnerships are limited partnerships organized under California law. The Company is a Delaware corporation. For tax purposes, both the Partnerships and the Company have been treated consistently with their intended forms of organization.

                              LENGTH OF INVESTMENT

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
A purchase of Units is a finite term            The Company has a perpetual term and intends
investment with the Limited Partners            to continue its operations for an indefinite
receiving regular cash distributions from the   time period. The Company has no specific
Partnerships' net operating income and          plans for disposition of the assets acquired
proceeds from liquidation of the                by the Merger or those that may be
Partnerships' assets. The Partnerships will     subsequently acquired. To the extent the
terminate no later than the following dates     Company sells or refinances its assets, the
(as stated in the Partnership Agreements):      net proceeds therefrom generally will be
PAM, no later than December 31, 2000; PAM II,   retained by the Company for working capital
no later than December 31, 2005; PAM III, no    and new investments, rather than being
later than December 31, 2005; PAM IV, no        distributed to shareholders in the form of
later than December 31, 2005; and PAM V, no     dividends. In contrast to the Partnerships,
later than December 31, 2007.                   the Company will be an entity which will take
                                                advantage of future investment opportunities
                                                that may be available in the distressed
                                                financial services industry.

     COMPARISON. The Partnerships have finite terms of existence and are structured to dissolve when the assets of the Partnerships are liquidated. In contrast, shareholders of the Company may achieve liquidity of their investments by trading the Common Shares in the secondary market, and the Company will generally reinvest the proceeds of asset dispositions, if any, in new property or other appropriate investments consistent with the Company's objectives.

                         PROPERTIES AND DIVERSIFICATION

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
The investment portfolios of the Partnerships   The investment portfolio of the Company will
consist of distressed financial instruments     consist primarily of distressed financial
and obligations. The Partnership Agreements     instruments and obligations. The Certificate
provide that the purpose of the Partnerships    of Incorporation of the Company permits it to
is to acquire assets from federal and state     conduct any business other than the banking
banking and savings and loan agencies and       business, the trust company business or the
various other sources in order to derive        practice of a profession requiring a special
income from managing, servicing, operating or   license or authorization and permitted to be
selling such assets or collecting monies due    incorporated by the Delaware General
and payable from those assets. In addition,     Corporation Law.
the Partnership Agreement of PAM V
contemplates that PAM V may, in addition to
the foregoing purpose, utilize a portion of
the net proceeds from the placement of its
Units to provide expansion capital for one or
more of that Partnership's servicing entities
and acquire an ownership interest therein.

     COMPARISON. The Partnership Agreements limit the Partnerships to investments in certain types of assets. The Company is not so restricted. The Company may be better able to diversify than the Partnerships.

                               ADDITIONAL EQUITY

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
The Partnership Agreements do not provide for   The Board of Directors may issue, at its
the Partnerships to issue equity securities     discretion, additional equity securities
other than Units issued to the Limited          consisting of common stock or any other class
Partners. However, under California limited     of capital stock (which may be classified and
partnership law applicable to the               issued as a variety of equity securities,
Partnerships, with the consent of all           including one or more classes of common
partners, the Partnerships may issue            stock, at the discretion of the Board of
additional partnership interests in the         Directors), provided that the total number of
circumstances of the admission of one or more   shares issued does not exceed the authorized
additional Limited Partners.                    number of shares of capital stock set forth
                                                in the Company's Certificate of
                                                Incorporation. The Company expects to issue
                                                approximately 7,511,500 Shares of Common
                                                Stock in the Merger Proposal and related
                                                transactions. The Certificate of
                                                Incorporation of the Company authorizes the
                                                issuance of only common stock and preferred
                                                stock. The Company has no current plans to
                                                issue any additional shares of preferred
                                                stock other than the 100,000 shares of
                                                preferred stock currently outstanding and
                                                held by Vincent E. Galewick, and the Company
                                                has no current plans to issue additional
                                                shares of common stock or other equity
                                                securities.

     COMPARISON. In contrast to the Partnerships, the Company has substantial flexibility to raise equity through the sale of additional shares of common stock or preferred stock or other securities to finance the business and affairs of the Company.

                               BORROWING POLICIES

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Generally, The General Partner, on behalf of    The Company is permitted to borrow, on a
the Partnerships, is authorized to borrow       secured or unsecured basis, funds to finance
money and, if security is required therefor,    its business, without any limitations in its
to subject any Partnership property to any      Certificate of Incorporation or Bylaws.
security device, on such terms and in such
amounts as the General Partner, in its sole
and absolute discretion, deems to be in the
best interest of such Partnership.

     COMPARISON. In conducting its business, the Company may incur indebtedness to the extent deemed appropriate by the Board of Directors, while the Partnerships may incur indebtedness to the extent deemed appropriate by the General Partner.

                               MANAGEMENT CONTROL

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Pursuant to the Partnership Agreements, the     The Board of Directors will have exclusive
General Partner is, subject to certain          control over the Company's business and
limitations, vested with all management         affairs subject only to the restrictions in
authority to conduct the business of the        its Certificate of Incorporation and Bylaws.
Partnerships, including authority and           The policies adopted by the Board of
responsibility for causing to occur all         Directors may be altered or eliminated
executive, supervisory and administrative       without a vote of the shareholders.
services rendered to the Partnerships. Under    Accordingly, except for their vote in the
the Partnership Agreements, the Limited         elections of directors, shareholders will
Partners have no right to participate in the    have no control of the ordinary business
management and control of the Partnerships      policies of the Company.
and have no influence in the affairs of the
Partnerships, except for certain limited
matters that may be submitted to a vote of
the Limited Partners under the terms of the
Partnership Agreements. In general, the
Limited Partners may, by a majority vote,
without the concurrence of the General
Partner (i) amend the Partnership Agreements;
(ii) remove the General Partner; (iii) elect
a new General Partner; (iv) approve or
disapprove the sale of all or substantially
all of the assets of the Partnerships; and
(v) dissolve the Partnerships. Moreover,
Limited Partners are entitled to vote upon,
and the General Partner may not undertake
without the concurrence of a majority vote of
the Limited Partners, amendments to the
Partnership Agreements affecting the rights
of the Limited Partners.

     COMPARISON. Notwithstanding any anti-takeover provisions pertaining to the number of directors, because the Board of Directors will be elected each year by the shareholders at the Company's annual meetings, the shareholders may have greater control over the management of the Company than the Limited Partners have over the Partnerships.

                    MANAGEMENT LIABILITY AND INDEMNIFICATION

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
As a matter of California law, general          The Company's Bylaws provide that the
partners have liability for the payment of      liability of the Company's directors and
partnership obligations and debts, unless       officers to the Company and its shareholders
limitations upon such liability are expressly   for money damages is limited to the fullest
stated in the instrument or document            extent permitted under Delaware General
evidencing the obligation. In general, the      Corporation Law. The Company's Bylaws and
Partnership Agreements provide that the         Delaware General Corporation Law provide
General Partner will not be liable to the       broad indemnification to directors and
Partnerships or the Limited Partners for any    officers and indemnify any person who is, or
loss suffered by the Partnerships which         any personal representative of a deceased
arises out of any action or inaction of the     person who was, a director or officer of the
General Partner, if the General Partner, in     Company against any judgments, penalties,
good faith, determines that such course of      settlements and reasonable expenses.
conduct was in the best interests of the
Partnerships and such course of conduct did
not constitute fraud, negligence or
misconduct of the General Partner. In
addition, the Partnership Agreements
indemnify the General Partner for any losses,
liabilities, expenses and amounts paid in
settlement of any claims sustained by it in
connection with the Partnerships, provided
that the same were not the result of fraud,
negligence or misconduct on the part of the
General Partner, and provided, further, that
the General Partner determines, in good
faith, that such course of action was in the
best interests of the Partnerships.

     COMPARISON. The General Partner generally has limited liability to the Partnerships for acts or omissions undertaken by it when performed in good faith, in a manner reasonably believed to be within the scope of its authority and in the best interests of the Partnerships. In some cases, the General Partner also has, under specified circumstances, a right to be reimbursed for liability, loss, expenses and amounts incurred by the General Partner by virtue of serving as General Partner. Although the standards are expressed somewhat differently, there are similar limitations upon the liability of the directors and officers of the Company when acing on behalf of the Company and upon the rights of such persons to seek indemnification from the Company. The Company believes that the scope of the liability and indemnification provisions in the Company's Bylaws, while similar to those contained in the Partnership Agreements, provides greater protection to the Company's directors and officers against claims for personal liability than the protection afforded to the General Partner under the Partnership Agreements.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN SUCH ACT AND IS, THEREFORE, UNENFORCEABLE.

                            ANTI-TAKEOVER PROVISIONS

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Changes in management of the Partnerships can   The Certificate of Incorporation, as amended,
only be effected by removal of the General      and Bylaws of the Company contain a number of
Partner. The Limited Partners have a right to   provisions that may have the effect of
vote on the removal of the General Partner.     delaying or discouraging an unsolicited
In addition, due to transfer restrictions in    coercive proposal for the acquisition of the
the Partnership Agreements, the General         Company or the removal of incumbent
Partner may restrict transfers of the Units.    management. These provisions include, among
Under the Partnership Agreements, an assignee   others, (i) restrictions on business
of a Limited Partner interest may not become    combinations with persons who acquire more
a substitute Limited Partner, entitling such    than a certain percentage of Common Shares;
person to vote on a matter that may be          (ii) restrictions on acquisition of Common
submitted to the Limited Partners for           Shares which would provide the acquirer with
approval, unless the General Partner consents   a controlling interest in the Company; (iii)
to such substitution. The General Partner may   restrictions on transactions with Interested
exercise these rights of approval to deter,     Shareholders or related parties, including
delay or hamper attempts by persons to          officers and directors of the Company; (iv)
acquire a majority interest in the              restrictions on shareholder actions without
Partnerships.                                   meetings and notices of special meetings; (v)
                                                restrictions on the number of directors and
                                                the removal of directors; (vi) restrictions
                                                on shareholder proposals and nominations;
                                                (vii) restrictions on amendment of certain
                                                provisions contained in the Company's Bylaws;
                                                and (viii) indemnification of the officers
                                                and directors of the Company.

     COMPARISON. Certain provisions of the Partnership Agreements and the Certificate of Incorporation, as amended, and Bylaws of the Company could be used to delay or deter coercive attempts to obtain control of the Partnerships or the Company, respectively, in transactions not approved by the General Partner, on behalf of the Partnerships, or the Board of Directors, on behalf of the Company.

                                 VOTING RIGHTS

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Generally, under the Partnership Agreements     The Company will be managed and controlled by
and applicable California law, the Limited      a Board of Directors. The directors are
Partners have voting rights only as to major    elected by the shareholders at annual
Partnership transactions (e.g., amendment of    meetings of the Company. Delaware General
the Partnership Agreements, removal of the      Corporation Law requires that certain major
General Partner, election of a new General      corporate transactions, including most
Partner, sale of all the assets of the          amendments to the Company's Certificate of
Partnerships, and dissolution of the            Incorporation, may not be consummated without
Partnerships). Otherwise, all decisions         the approval of shareholders holding at least
relating to the operation and management of     a majority of the outstanding voting stock
the Partnerships are made by the General        entitled to vote. Notwithstanding the
Partner.                                        foregoing, certain transactions, such as the
                                                sale of all of the assets of the Company to
                                                an Affiliate of the Company, must be approved
                                                by at least 90% of the outstanding voting
                                                stock entitled to vote. To the extent that
                                                the Company will have outstanding shares held
                                                of record by 100 or more persons, adoption of
                                                additional anti-takeover provisions may
                                                require a supermajority vote (i.e., two
                                                thirds) to adopt. Subject to the provisions
                                                of the Company's Certificate of
                                                Incorporation, as amended, and Bylaws
                                                regarding certain anti-takeover provisions
                                                discussed at "Anti-Takeover Provisions,"
                                                above, each share of the Company's common
                                                stock will have one vote, and the Company's
                                                Certificate of Incorporation, as amended,
                                                permits the Board of Directors to classify
                                                and issue capital stock in one or more
                                                classes having voting power which may differ
                                                from that of the Common Shares.

     COMPARISON. The Limited Partners have limited voting rights. The shareholders of the Company will have voting rights that permit them to elect the Board of Directors and to approve or disapprove certain major corporate transactions.

                      COMPENSATION, FEES AND DISTRIBUTIONS

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Generally, under the Partnership Agreements,    The directors of the Company will receive
the General Partner receives compensation for   compensation for their services as described
its management services to the Partnerships.    herein under "Management of the General
Also, the General Partner has the same rights   Partner and Company."
to distributions according to its respective
Partnership interests as the Limited
Partners. The General Partner also receives
reimbursement for expenses incurred by it for
the benefit of the Partnerships.

     COMPARISON. Under the Partnership Agreements, fees, distributions and reimbursements are payable to the General Partner and its Affiliates. The directors of the Company will receive compensation for their services as described herein under "Management of the General Partner and Company."

                             LIABILITY OF INVESTORS

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Under the Partnership Agreements and pursuant   Under Delaware General Corporation Law,
to California law, the liability of Limited     shareholders are not personally liable for
Partners for the Partnerships' debts and        the debts or obligations of the Company. The
obligations is limited to the amounts of        Common Shares, upon issuance, will be fully
their investments in the respective             paid and nonassessable.
Partnerships together with an interest in
undistributed income, if any. The Units are
fully paid and nonassessable. The General
Partner is liable for all of the debts and
obligations of the Partnerships.

     COMPARISON. The personal liability of the shareholders of the Company for the debts and obligations of the Company is comparable to that of the Limited Partners for the debts and obligations of the Partnerships.

                              NATURE OF INVESTMENT

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
The Units constitute equity interests           The Common Shares constitute equity interests
entitling the Limited Partners to pro rata      in the Company. Each shareholder will be
shares of cash distributions made by the        entitled to a pro rata share of any dividends
Partnerships. The Partnerships generally        or distributions paid with respect to the
maintain a policy of long-term ownership for    Common Shares. The dividends payable to the
current cash receipts and long term             shareholders are not fixed in amount and are
appreciation. The Partnership Agreements        only paid if, when, and as declared by the
specify how the cash available for              Board of Directors. The Company currently
distribution, whether arising from operations   does not plan to pay any cash dividends on
or sales or refinancing, is to be shared        the Common Shares or preferred stock for the
among the Limited Partners and the General      foreseeable future, as all available cash
Partner. The distributions payable to the       will be utilized to continue the growth of
Limited Partners are not fixed in amount and    the Company's business subsequent to the
depend upon the operating results and net       Closing Date for the proximate future
sale or refinancing proceeds available from     thereafter. The payment of any subsequent
the disposition of the Partnerships' assets.    cash dividends will be dependent upon the
                                                Company's results of operations, financial
                                                condition, contractual restrictions and other
                                                factors deemed relevant by the Board of
                                                Directors.

     COMPARISON. The Units and the Common Shares represent equity interests entitling the holders thereof to participate financially in the growth and income of the Partnerships, and the Company, respectively. Until distribution payments were suspended pending the Merger Proposal, the Partnerships have distributed available cash to the Limited Partners. Dividends payable by the Company on its securities are payable at the discretion of the Board of Directors. The Company does not currently anticipate that it will pay dividends on the Common Shares.

                      POTENTIAL DILUTION OF PAYMENT RIGHTS

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Because the Partnerships may issue additional   The Board of Directors may issue, at its
equity securities only in limited               discretion, additional shares of the
circumstances and only upon the unanimous       Company's common stock and has the authority
consent of the Limited Partners, there is       to issue from the authorized capital stock a
little chance for dilution of the Limited       variety of other equity securities of the
Partners' share of cash available for           Company with such powers, preferences, and
distribution.                                   rights as the Board of Directors may at the
                                                time designate. The issuance of additional
                                                shares of either common stock, preferred
                                                stock or other similar equity securities in
                                                addition to the Merger Stock may result in
                                                the dilution of the interests of the
                                                shareholders of the Company.

     COMPARISON. The Limited Partners are not subject to dilution of the Partnerships' cash available for distribution. The shareholders of the Company will be subject to potential dilution if the Board of Directors, in its sole and absolute discretion, decides to issue additional equity securities of the Company. Furthermore, the Board of Directors will have the authority to issue from the authorized capital stock a variety of other equity securities, which may subject shareholders of the Company to additional dilution.

                                   LIQUIDITY

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
The transfer of the Units is subject to a       The Common Shares will be freely transferable
number of restrictions imposed by the           once registered under the Securities Act. The
Partnership Agreements, which are designed in   Company will attempt to list the Common
part to preserve the tax status of the          Shares on a regional or national securities
Partnerships as "partnerships" under the        exchange, although there is no guarantee or
Code. The transferee of a Limited Partner's     assurance the Company will be able to list
interest in a Partnership does not have the     the Common Shares on any regional or national
right to become a substitute Limited Partner    market. If the Common Shares are so listed,
(entitling such person to vote on matters       the Company anticipates a public market for
submitted to a vote of the Limited Partners     the Common Shares to develop. The breadth and
of such Partnership) unless, among other        strength of any such market, if it develops
things, such substitution is approved by the    at all, will depend, among other things, upon
General Partner.                                the number of Common Shares outstanding, the
                                                Company's financial results and prospects,
                                                the general interest in the Company's and
                                                other similar investments, and the Company's
                                                dividend yield compared to that of other debt
                                                and equity securities.

     COMPARISON. One of the primary objectives of the Merger Proposal is to provide increased liquidity to the Limited Partners. The Common Shares may be listed on a regional or national securities exchange, but there is no guarantee or assurance that any Company security will be so listed. If so listed, a public market for the Common Shares may develop. The breadth of such market cannot yet be determined, but it is expected that the market for the Common Shares may be broader than the current market, if any, for the Units.

                                    TAXATION

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
The Partnerships are not subject to federal     The Surviving Corporation will be subject to
income taxes. Instead each Limited Partner      federal and state income taxes on income. The
includes his or her allocable share of          maximum federal corporate tax rate is 39%. In
respective Partnership taxable income or loss   addition, shareholders of the Company will be
in determining such Partner's individual        subject to federal and state income taxes on
federal income tax liability. The maximum       distributions of dividends or corporate
effective federal tax rate for individuals      earnings. The maximum effective federal tax
under current law is 39.6%. However, upper      rate for individuals under current law is
bracket individuals are subject to a phaseout   39.6%. However, upper bracket individuals are
of their personal exemptions, and a             subject to a phaseout of their personal
restriction on itemized deductions, which in    exemptions, and a restriction on itemized
combination in certain circumstances, can       deductions, which in combination in certain
bring the actual maximum federal rate to more   circumstances, can bring the actual maximum
than 47%.                                       federal rate to more than 47%. See "FEDERAL
                                                INCOME TAX CONSIDERATIONS" and "OTHER TAX
                                                CONSIDERATIONS."

     COMPARISON. While in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners), in corporate form two levels of federal income tax are potentially imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS." See also "SUMMARY -- Disadvantages of the Merger and Related Transactions."

                          PASSIVE VS. PORTFOLIO INCOME

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
As to the Limited Partners, income and loss     Dividends paid by the Company to its
from the Partnerships generally are subject     shareholders will be treated as "portfolio"
to the "passive activity" limitations. Under    income and cannot be offset with losses from
the "passive activity" rules, income and loss   "passive activities."
from the Partnerships generally can be offset
against income and loss from other
investments that constitute "passive
activities."

                          BENEFITS FROM DISTRIBUTIONS

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Cash distributions from the Partnerships are    Distributions made by the Company to its
not taxable to the Limited Partners, except     taxable domestic shareholders out of current
to the extent they exceed the Limited           or accumulated earnings and profits will be
Partners' basis in the Units.                   ordinary income. Distributions that are
                                                designated as capital gains dividends
                                                generally will be taxed as long-term capital
                                                gains. Distributions in excess of current or
                                                accumulated earnings and profits will be
                                                treated as a nontaxable return of basis to
                                                the extent of a shareholder's adjusted basis
                                                in his or her Common Shares, with the excess
                                                taxed as capital gain.

                                FIDUCIARY DUTIES

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
The General Partner is accountable as a         Under Delaware General Corporation Law, the
fiduciary to the Partnerships and is required   directors must perform their duties in good
to operate the businesses of the Partnerships   faith, in a manner that they reasonably
for the benefit of all Limited Partners and     believe to be in the best interests of the
not to perform any acts detrimental to the      Company and with the care of an ordinarily
best interests of the Partnerships. However,    prudent person in a similar situation.
the Partnership Agreements generally allow      Directors of the Company who act in such a
the General Partner to conduct independent      manner will generally not be liable to the
activities which may be competitive with the    Company for monetary damages arising from
businesses of the Partnerships.                 their activities.

     COMPARISON. In both the Partnerships and the Company, the General Partner of the Partnerships, and the Board of Directors of the Company, respectively, owe fiduciary duties to their constituent parties. Some courts have interpreted the fiduciary duties of members of a board of directors in the same way as the duties of a general partner in a limited partnership. Other courts, however, have indicated that the fiduciary obligations of a general partner to limited partners are greater than those owed by a director to stockholders. Therefore, although it is unclear whether, or to what extent, there are differences in such fiduciary duties, it is possible that the fiduciary duties of the directors of the Company to its shareholders may be less than those of the General Partner to the Limited Partners.

                              REPORTING PROCEDURES

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Each year, Limited Partners receive a           Each year, shareholders will receive Form
Schedule K-1 tax form containing detailed tax   1099 used by corporations to report dividends
information for use in preparing their          paid to their shareholders.
appropriate income tax returns.

                                 STATE TAXATION

              THE PARTNERSHIPS                                   THE COMPANY
---------------------------------------------   ---------------------------------------------
Limited Partners are required in some cases     Shareholders who are individuals generally
to file state income tax returns and,           will not be required to file state income tax
sometimes, pay state income taxes in states     returns or pay state income taxes outside of
in which the Partnerships own property, even    their states of residence with respect to the
if they are not residents of those states.      Company's operations and distributions
                                                (although it is possible that the State of
                                                California or other states may seek to impose
                                                tax on nonresidents with respect to
                                                distributions to nonresidents). The Company
                                                may be required to pay state income taxes in
                                                certain states.

       RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS

     DISSENTING LIMITED PARTNERS AND APPRAISAL RIGHTS. The Thompson-Killea Act provides Dissenting Limited Partners with certain rights to receive compensation for their Units based on an appraisal of the Partnerships assets performed by an independent appraiser unaffiliated with PCM, the General Partner or the Company and which values those assets as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale or refinancing. Compensation to Dissenting Limited Partners may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

          (A) debt instruments used as compensation must provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal rate as determined in accordance with Section 1274 of the Code;

          (B) unsecured debt instruments used as compensation, in addition to the above requirements, must limit total leverage to 70 percent of the appraised value of the assets;

          (C) all debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof; and

          (D) freely tradeable securities used as compensation to Dissenting Limited Partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the consummation of the Merger, and the number of securities to be received in return for Units must be determined by an appraisal of applicable Partnership assets, conducted in a manner consistent with the procedures described above, in relation to the average last sale price of the freely tradeable securities in the 20-day period following the consummation of the Merger. If the issuer of the freely tradeable securities is affiliated with PCM, the General Partner or the Company, newly issued securities to be utilized as compensation to Dissenting Limited Partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, PCM, the General Partner or the Company is deemed "affiliated" with the issuer of the freely tradeable securities if PCM, the General Partner or the Company receives any material compensation from the issuer or its Affiliates in conjunction with the Merger or related transactions; provided, however, that PCM, the General Partner or the Company may, under certain circumstances, receive payment for their equity interests and other compensation.

     Further, the Dissenting Limited Partners may, in lieu of the forgoing, receive or retain a security with substantially the same terms and conditions as the security originally held, i.e. the Units, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more former Merger Proposal participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

          (A) there is no material adverse change to the Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation, and liquidation policies of the Surviving Corporation.

          (B) the Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture issued under an indenture, the terms of which satisfy the requirements of the Thompson-Killea Act. A specimen unsecured subordinated debenture is included as Appendix N to the Prospectus. The indenture is included as Appendix M to the Prospectus. The Merger Proposal and related transactions have also been structured to comply with the other protections provided by the Thompson-Killea Act. In the event a Limited Partner elects to exercise his or her right to dissent, such Limited Partner must perform the acts set forth at the portion of this Prospectus entitled "VOTING PROCEDURES -- Dissenting Limited Partners." Generally, Dissenting Limited Partners must file a written notification of their elections to dissent with the General Partner and request that the General Partner purchase their Units with an unsecured subordinated debenture.

DISSENTING LIMITED PARTNERS MAY HAVE OTHER RIGHTS NOT DISCUSSED ABOVE. DISSENTING LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO ALL SUCH MATTERS.

     DISSENTING SHAREHOLDERS AND APPRAISAL RIGHTS. Pursuant to applicable California law, Dissenting Shareholders of PCM and the Company are provided with certain rights pertaining to corporate mergers and reorganizations. While Dissenting Shareholders have no specific appraisal rights, they do have certain repurchase rights. Sections 1300 et seq. of the California General Corporation Law provide that each shareholder entitled to vote on the Merger Proposal and related transactions who dissents may require the Company to purchase such Dissenting Shareholder's shares for cash at their fair market value. The fair market value of such Dissenting Shareholder's shares is to be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     A shareholder must meet all of the following requirements in order to qualify as a Dissenting Shareholder:

          (A) The shares held by such shareholder must have been outstanding in the name of such shareholder on the Determination Date.

          (B) Those shares must not have been voted in favor of the Merger Proposal or related transactions.

          (C) If the Merger Proposal and related transactions are approved, the Company will send all of its shareholders a notice of approval of the Merger Proposal and related transactions accompanied by a statement of the price determined by the Company to represent the fair market value of the shares held by Dissenting Shareholders and a brief description of the procedure to be followed if the Dissenting Shareholders desire to exercise the Dissenting Shareholder's purchase rights. The statement of price shall constitute an offer by the Company to purchase any shares determined to be "Dissenting Shares" as defined at Sections 1300 et seq. of the California General Corporation Law. Each Dissenting Shareholder must then make a written demand on the Company that such Dissenting Shareholder desires to exercise his or her purchase rights.

          (D) THE DEMAND MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE NOTICE OF APPROVAL WAS MAILED.

          (E) The demand must state the number and class of shares of PCM's Common Stock or the Company's Common Stock held of record by such Dissenting Shareholder which such Dissenting Shareholder demands that the Company purchase and must contain a statement of what such Dissenting Shareholder claims to be the fair market value of such shares as of the day before the announcement of the Merger Proposal and related transactions. The statement by such Dissenting Shareholder shall constitute an offer by such Dissenting Shareholder to sell those shares at such price.

          (F) Each Dissenting Shareholder must, within 30 days after the date on which the notice of approval was mailed, submit to the Company at the address set forth herein the following: (1) if such Dissenting Shareholder possesses actual certificates representing the dissenting shares, the certificates representing the Dissenting Shares to be stamped or endorsed with a statement that the applicable shares are, in fact, Dissenting Shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed; or (2) if such Dissenting Shareholder possesses no such certificates, written notice of the number of Dissenting Shares which such Dissenting Shareholder demands that the Company purchase.

     If the Company denies that the applicable shares are Dissenting Shares, or if the Company and such Dissenting Shareholder cannot agree upon the fair market value of the applicable shares, then such Dissenting
Shareholder demanding purchase or the Company may, within six months after the date on which the notice of approval was mailed, but no later, file a complaint in the Superior Court of Orange County to determine (i) whether the applicable shares are Dissenting Shares, (ii) the fair market value of the applicable shares, or (iii) both. While Dissenting Shareholders have no specific appraisal rights, the court may appoint one or more impartial appraisers to determine the fair market value of the applicable shares. Dissenting Shareholders continue to have all of the rights and privileges incident to their shares, unless the Dissenting Shares lose their status as Dissenting Shares, until the fair market value of their shares is agreed upon or determined. A Dissenting Shareholder may not withdraw a demand for purchase, unless the Company consents. Dissenting Shares lose their status as Dissenting Shares upon the happening of: (i) the Company abandons the Merger Proposal; (ii) the applicable shares are transferred prior to their submission for endorsement as set forth above; (iii) the Dissenting Shareholder and the Company do not agree upon the status of the applicable shares as dissenting or upon the purchase price and neither files a complaint within six months of the date the notice of approval was mailed as set forth above; or (iv) the Company consents to the Dissenting Shareholder's withdrawal of the demand for purchase. If the Company abandons the Merger Proposal, it must pay on demand to any Dissenting Shareholder who has initiated proceedings for purchase of Dissenting Shares in good faith all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

DISSENTING SHAREHOLDERS MAY HAVE OTHER RIGHTS NOT DISCUSSED ABOVE. DISSENTING SHAREHOLDERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO ALL SUCH MATTERS.

                       FEDERAL INCOME TAX CONSIDERATIONS

     INTRODUCTION. The following information is intended to provide the Limited Partners and shareholders of PCM and the Company with a summary of all material federal income tax consequences of general application to the Surviving Corporation and Limited Partners associated with the Merger Proposal. This summary does not comment on all tax matters that may affect the Partnerships, the Surviving Corporation, the Limited Partners or those shareholders, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners or shareholders and may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John H. Brainerd, Attorney at Law and tax counsel for the Surviving Corporation, based on the Code and applicable Treasury Regulations thereunder, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters described in this Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John H. Brainerd is filed as an exhibit to the Registration Statement, of which this Prospectus constitutes a part. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Information Agent at 4100 Newport Place, Suite 400, Newport Beach, California 92660, a copy of the tax opinion will be transmitted promptly, without charge, by the General Partner.

     The Limited Partners and shareholders should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in partnership law. Therefore, in rendering his opinions, John H. Brainerd has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to Mr. Brainerd's conclusions, it is possible that the IRS would take a different position if it reviewed the tax consequences of the Merger Proposal.

     DIFFERENCES BETWEEN UNITS AND COMMON SHARES. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative ownership interests. This is known as allocating a partnership's income and loss. Many items of income, gain, loss, and deduction are allocated separately to each partner in proportion to such partner's interest in the partnership. The character of each item passed through to a partner remains the same with the partner as it was with the limited partnership. When income (or loss) is allocated to a partner, such partner is taxed on that income (or may deduct that loss). This tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to that partner. Therefore, generally it is the allocation, not the distribution, of income to a partner that results in tax (or a deduction) for that partner. A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of that limited partnership interest if purchased, or if not purchased, the amount of any cash or basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest less that partner's basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital gain (or loss), but may be characterized as ordinary gain (or loss) to the extent of that partner's share of certain assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the general partner and limited partners pay tax on such income), partners of a limited partnership are subject to only one level of federal income tax on income earned in the business conducted by the limited partnership. Accordingly, as owners of the Partnership, by their Units, Limited Partners receive the federal income tax treatment just described. The number of Units owned by a Limited Partner will determine the amount of income or loss allocated to the Limited Partner by the applicable Partnership.

     A corporation is a taxable entity and pays federal income tax at a maximum rate of 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by a corporation until that corporation distributes either cash or property to that shareholder or that shareholder sells or exchanges his or her shares at a gain. A corporation often makes distributions to shareholders in proportion to their interests in the corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, range up to 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal rate to more than 47%. The portion treated as capital gain will generally be taxed at a maximum 28% rate. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving distributions and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income if it is distributed to them in the form of cash or property, or if that income is realized through the sale or exchange of shares at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her shares is generally equal to the cost of the shares if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital. Upon a sale of shares, a shareholder's gain (or loss) will be equal to the amount received for those shares less his or her basis in those shares. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation, the owners of any Common Shares will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to only one level of federal income tax, whereas the holder of a Common Share would hold an interest in an entity that earns income subject to two potential levels of federal income tax.

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business by a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as soon as the partnership earns income. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions, the Surviving Corporation, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' abilities to pay their taxes.

     LIMITED PARTNERS AND SHAREHOLDERS. Each Limited Partner will recognize gain or loss resulting from the Merger as if the applicable Partnership had (i) sold all of its assets to the Company for an amount equal to the value of the shares received in the Merger, plus the liabilities of that Partnership assumed in the Merger, and (ii) distributed the shares received in the Merger to that Partnership's Limited Partners. A Limited Partner that receives cash (with respect to Units) in lieu of fractional Common Shares or because of such Limited Partner's exercise of dissenter's or similar rights under California law (with respect to Units) may recognize gain depending upon such Limited Partner's aggregate basis in the applicable Partnership prior to the Closing Date. The aggregate basis of any Common Shares received in the Merger by a Limited Partner in exchange for Units will equal the aggregate basis in such Units immediately before the Merger, but may be decreased if cash is received by such Limited Partner for such Units in lieu of fractional Common Shares. Such basis will be prorated among all Common Shares received for such Units.

     Limited Partners and shareholders will have a split holding period for each Common Share received. A Common Share received in exchange for Units will have a holding period that begins on the day following the Closing Date to the extent that the value of such Common Share on such date is attributable to certain of the Partnerships' assets (essentially, their ordinary income assets), and, to the extent of any excess value, such Common Share will have a holding period that includes the period the Units were held by the Limited Partners.

     A holder of existing Common Shares who subsequently sells Common Shares received in the Merger will recognize gain or loss measured by the difference between the amount realized on such sale and his or her tax basis in the Common Shares sold. Each Limited Partner who receives Common Shares in the Merger will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Units (which will be considered to be property transferred), the Common Shares, and his or her share of any liabilities assumed by the Surviving Corporation in the Merger. The Surviving Corporation will provide its shareholders with information to assist them in preparing such a statement.

     After the Merger is consummated, the income and deductions attributable to the assets and liabilities of the Surviving Corporation will not be allocated to the Surviving Corporation's shareholders. A shareholder of the Surviving Corporation will be taxed only on dividends and other distributions received from the Surviving Corporation, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Surviving Corporation. Any other distributions will be treated as a nontaxable return of capital to the extent of such shareholder's basis in his or her Common Shares and as capital gain to the extent of the remaining portion of such distribution.

     THE SURVIVING CORPORATION AND THE PARTNERSHIPS. The Partnerships will be deemed to have transferred all their assets and liabilities to the Company and to have received Common Shares of the Surviving Corporation (the Merger Stock) in exchange, and then to have distributed those Common Shares to the Limited Partners and the General Partner in complete liquidation. As a consequence, the assets of the Partnerships should retain the same tax basis as they had prior to the Merger, unless the Partnerships are required to recognize gain resulting from the Merger.

     The Surviving Corporation will not recognize gain or loss resulting from the Merger, but the Surviving Corporation's tax basis in the assets acquired from the Partnerships will equal the value of the Common Shares issued in the Merger plus the amount of the Partnerships' liabilities assumed in the Merger, and the

Surviving Corporation's holding period in the assets would begin the day after the Closing Date. The Partnerships, on the other hand, will recognize gain or loss resulting from the Merger in an amount equal to the amount by which the value of the Common Shares received plus the amount of the Partnerships' liabilities assumed exceeds (or is less than) their basis in the assets transferred to the Company and the Limited Partners would be required to include in their taxable incomes their distributive shares of the Partnerships' gain or loss.

     After consummation of the Merger, the Partnerships will cease to exist for both state law and federal income tax purposes. The Surviving Corporation will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Surviving Corporation's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Surviving Corporation's income subject to tax.

     THE FOREGOING INFORMATION RELATES ONLY TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS AND SHAREHOLDERS GENERALLY. EACH LIMITED PARTNER AND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

                            OTHER TAX CONSIDERATIONS

     The following information is intended to provide the Limited Partners and shareholders of PCM and the Company with a summary of certain material state and local income tax consequences of general application to the Limited Partners and the Surviving Corporation associated with the Merger Proposal. The following information does not contemplate all tax matters that may affect the Partnerships, the Surviving Corporation, the Limited Partners and the shareholders of PCM and the Company, and does not consider various facts and limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners and shareholders of PCM and the Company that may modify the results described herein.

     The following statements are not the subject of the tax opinion rendered, and have not otherwise been passed upon by John H. Brainerd, Attorney at Law and tax counsel for the Company. No rulings have been requested from any state or local tax jurisdiction concerning any of the matters described in this Prospectus.

     A partnership is generally a pass-through entity for state and local income tax purposes. This means that a partnership is not liable for state or local income tax on its taxable income. In general, partners liable for federal income tax are also liable for the state and local income taxes of the states and taxing municipalities in which a partnership does business. These taxes are generally based on a partner's share of federal taxable income from the partnership, as allocated or apportioned among the various state and local jurisdictions on the basis of the character of the income earned or on the basis of sales made, payroll paid, and property owned in each jurisdiction. A partner is also generally subject to tax on all income earned from that partner's investment in the partnership in that partner's state and, if applicable, city of residence. This tax may be offset by credits for taxes paid to other states and municipalities. In general, interest income and capital gains earned by a partnership are not subject to municipal income tax. As with federal income tax, partners of a partnership are subject to only one level of state and local income tax on income earned in the business conducted by that partnership. See "FEDERAL INCOME TAX CONSIDERATIONS."

     The Partnerships have filed composite state income tax returns for a number of years on behalf of eligible and electing Limited Partners, for the purpose of limiting each Limited Partner's compliance burden to that Limited Partner's state of residence. The taxes paid by the Partnerships with these returns have been charged to the participating Limited Partners' respective Partnership capital accounts.

     A corporation is a taxable entity and pays state and local income taxes at rates which vary depending upon the identity of the states and municipalities in which that corporation conducts its business. The business of the Surviving Corporation is expected to be conducted in California, which imposes a tax on income apportioned to California. A shareholder of a corporation is generally not taxed on any income earned by that corporation until that corporation distributes either cash or property to that shareholder or that shareholder sells or exchanges shares of that corporation at a gain. See "FEDERAL INCOME TAX CONSIDERA-

TIONS." Dividends and capital gains are generally subject to tax only in that shareholder's state of residence. Income from capital gains is generally taxed at the same rates as other taxable income. Neither dividends nor capital gains are generally taxable by taxing municipalities.

     THE FOREGOING INFORMATION RELATES ONLY TO CERTAIN OF THE STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS AND SHAREHOLDERS GENERALLY. EACH LIMITED PARTNER AND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

                  PRINCIPAL SHAREHOLDERS AND LIMITED PARTNERS

     The following information is furnished as of June 30, 1997, with respect to the issued and outstanding existing securities of the Company beneficially owned by each director, the Chief Executive Officer, and the four other most highly compensated executive officers of the Company; the directors and executive officers of the Company as a group; and all beneficial owners of more than five percent of the issued securities of the Company.

                                                                                                    COMMON SHARES
                                                                                                  OUTSTANDING AFTER
                                            UNITS                  EXISTING SECURITIES                  MERGER
                                      ------------------   -----------------------------------   --------------------
                                      CAPITAL   PERCENT             NUMBER            PERCENT     NUMBER     PERCENT
                NAME                  ACCOUNT   OF CLASS           OF SHARES          OF CLASS   OF SHARES   OF CLASS
------------------------------------  -------   --------   -------------------------  --------   ---------   --------
Vincent E. Galewick, director and
  Chief Executive Officer...........      0         0      1,000 Common Shares           100%
Vincent E. Galewick, director and
  Chief Executive Officer...........      0         0      100,000 Preferred Shares      100%

             MANAGEMENT OF THE GENERAL PARTNER, PCM AND THE COMPANY

     PCM, the General Partner and the Company have a common director and common executive officers, which are specified below.

         NAME           AGE                               POSITION
----------------------  ---    ---------------------------------------------------------------
Vincent E. Galewick...  37     President and Secretary of PCM. President and Secretary of the
                                 General Partner; Chief Executive Officer and President of the
                                 Company. Director of PCM, and the General Partner. Chairman
                                 of the Board of Directors of the Company.
Michael Cushing.......  38     Chief Financial Officer of PCM, the General Partner and the
                                 Company; Secretary and Senior Vice President, Financial
                                 Affairs of the Company. Director of the Company.
William Savage........  54     Vice President of Operations for the Company. Director of the
                                 Company.
Gary Fry..............  30     Vice President of Business Development for the Company.
Ronald D. Collette....  34     Vice President of Information Technologies for the Company.

     VINCENT E. GALEWICK is the President and Secretary of PCM. Mr. Galewick is the President and Secretary of the General Partner and the President and Chief Executive Officer of the Company. Mr. Galewick is also a director of the Company, the sole director of PCM and the General Partner, and the principal shareholder of PCM. Mr. Galewick is the sole shareholder of the General Partner and the Company. Mr. Galewick has been involved in the securities industry for more than 10 years focusing on the investment banking aspects.

     In January 1993, Mr. Galewick created and established PCM for the purpose of identifying potential portfolio acquisitions, performing due diligence in conjunction with potential acquisition, portfolio acquisition negotiation, and the ultimate collection and servicing of acquired portfolios by PCM and the Partnerships. Mr. Galewick has been involved in more than 130 portfolio acquisitions of various types of sizes totaling more than $2 billion in original principal obligations. As a result of these acquisitions, Mr. Galewick has developed numerous strategic and trusted relationships with industry professionals which are of benefit to PCM and the Partnerships and should be of benefit to the Company.

     From February 1987, through January 1989, Mr. Galewick served as a Registered Representative in the securities industry. In January, 1989, Mr. Galewick became affiliated with Income Network Company, working as a Registered Principal. Income Network Company is a member Broker/Dealer of the National Association of Securities Dealers, Inc. and has been such a member since March 14, 1988. Mr. Galewick was promoted to a managing Registered Principal and, in March of 1992, Mr. Galewick purchased Income Network Company. Income Network Company is an Affiliate of PCM, the Company and the General Partner and specializes in direct participation programs. Income Network Company is the Solicitation Agent. Mr. Galewick is currently both the President, Secretary, Chief Financial Officer, sole director and sole shareholder of Income Network Company. Additionally, Mr. Galewick continues as a Registered Principal of Income Network Company and holds Series 6, 22, 24, 39, 62 and 63 securities licenses. Since his acquisition of Income Network Company, Mr. Galewick has increased the number of Registered Representatives from 6 to, presently, more than 20.

     MICHAEL CUSHING is the Chief Financial Officer of PCM, the General Partner and the Company. He is also Senior Vice President, Financial Affairs, Secretary and a director of the Company. Mr. Cushing is a shareholder of PCM. He has been affiliated with PCM since its formation in January, 1993. Mr. Cushing has been involved with PCM's business development, planning and implementation of corporate strategies for all of PCM's operations and acquisition programs. Mr. Cushing was instrumental in the successful marketing of PCM as a buyer of debt portfolios to the financial community as well as the design and application of PCM's acquisition stratification programs. Mr. Cushing graduated from the University of California at Santa Barbara with a Bachelor of Arts in Business Economics. Mr. Cushing became licensed as a Certified Public Accountant in the State of California while employed by the certified public accounting firm of Coopers and Lybrand. His clients, while at Coopers and Lybrand, included real estate, manufacturing, banking, service, and retail businesses.

     From January of 1989, to November of 1991, Mr. Cushing served as Vice President of Real Estate and Corporate Secretary for the Bay Plaza Company, a master developer of a planned 1.4 million square foot, $240 million downtown redevelopment project for the city of St. Petersburg, Florida ("Downtown Redevelopment Project"). This company, also, was facility manager of a 1/4 mile retail and entertainment pier complex with a 42,000 seat domed stadium, 8,500 seat arena and 2,000 seat fine arts theater for the city of St. Petersburg, Florida. Mr. Cushing was responsible for all aspects of real estate operations including asset and property management, investment analysis, financing, acquisitions, dispositions, planning, and risk management. As Corporate Secretary, Mr. Cushing was responsible for the maintenance of the company's books and records.

     From September of 1985, to January of 1989, Mr. Cushing was Senior Vice President of the Elcor Companies, a national commercial real estate company. This company served as an advisor and management company for Wespac Investors Trust, a publicly traded Over-The-Counter real estate investment trust ("R.E.I.T.") with total assets in excess of $160,000,000 and approximately 5,000 shareholders. In addition to servicing the R.E.I.T., the company acquired, owned and managed properties for its own accounts, as well as other third parties. This company, also, owned 50% of the Downtown Redevelopment Project. Mr. Cushing's responsibilities included overseeing all property and corporate operations; performing all aspects of the disposition of R.E.I.T. assets; placing, negotiating, and closing all property financing and workouts; and overseeing the recovery of assets by bankruptcy and foreclosure proceedings.

     From October of 1984, to September of 1985, Mr. Cushing was part of the real estate acquisition team of Wespac Advisors, a national real estate syndicator. His responsibilities included completion of acquisition and due diligence documentation, negotiation of acquisition terms, and research of markets and properties throughout the nation. This company provided the property management and acquisition services for 3 publicly traded real estate investment trusts with total assets in excess of $300,000,000.

     WILLIAM SAVAGE is the Vice President of Operations and a director of the Company. Mr. Savage has been with the Company since January 1997. Mr. Savage is responsible for PCM's administration, portfolio management, systems support, collecting and legal compliance of the collection activities. Mr. Savage has overall responsibility for managing the technologies and systems of PCM. Prior to coming to the Company and PCM, Mr. Savage was Vice President of Operation of National Telephone & Communications, Inc. in Irvine, California. ("NTC"). Mr. Savage was instrumental in taking NTC's revenue in 1994 of $11 million dollars to $106 million dollars in 1996. Prior to NTC, Mr. Savage was Vice-President of Customer Service and Administration at Excel Telecommunications in Dallas, Texas. Prior to Excel Telecommunications, Mr. Savage was employed by Allnet Communication Services, Inc. in Bingham Farms, Michigan ("Allnet"). For five years at Allnet, Mr. Savage held senior management positions in Customer Service, Corporate Training, LEC Processing and as a Project Manager for Information Systems.

     Mr. Savage has a Bachelor of Arts degree in History from Michigan State University, a Masters of Education degree from the College of William and Mary and a Master of Science degree in Systems Management from the University of Southern California.

     GARY FRY is Vice President of Business Development for the Company. In that capacity he is responsible for defining the Company's products and services, marketing and sales distribution. Mr. Fry is also responsible for all vendor relations with outside suppliers. Prior to joining the Company, Mr. Fry was a Carrier Sales Executive for Worldcom, Inc. located in Jackson, Mississippi ("Worldcom") handling select accounts for the western United States.

     Before entering carrier sales, Mr. Fry sold integrated voice and data solutions to Fortune 500 corporations for Worldcom. His responsibilities included sales, installation, and ongoing maintenance of Frame Relay, ATM, and enhanced voice networks. Mr. Fry began his career in telecommunications as an entry-level outside sales representative for Cable and Wireless Communications, located in Vienna, Virginia. Mr. Fry's responsibilities included cold calling, target marketing and telemarketing, and he earned various sales achievement awards. Mr. Fry graduated in 1990 from West Virginia University in Morgantown, West Virginia.

     RONALD D. COLLETTE is Vice President of Information Technologies for the Company. Mr. Collette has more than 13 years of experience with information systems and has worked at Fortune 500 companies such as Ingram Micro, Countrywide Mortgage Corporation, the RTC, and Fluor Daniel Incorporated.

     As the western regional MIS Director of the RTC, Mr. Collette was responsible for the oversight of data processing for the world's largest servicer of deposits and savings, loans, and real estate. The scope of this responsibility included information services activities for all of the business functions and program areas within his geographical jurisdiction. Mr. Collette has a background in business process reengineering and user requirements analysis. Mr. Collette has a Bachelor of Science degree in Economics from Arizona State University.

                            ADDITIONAL KEY PERSONNEL

     EDDIE J. MALONEY, age 32, is Director of MIS for PCM and the Company. Mr. Maloney joined PCM in June, 1994. Mr. Maloney studied government and politics at George Mason University and graduated with honors at Computer Learning Center in Fairfax, Virginia. Mr. Maloney provides integration solutions to the various computer systems and administers all aspects of the networks at PCM, Income Network Company, the Company and the General Partner. These include UNIX, Novell, RDBMS, and Windows (all versions). Mr. Maloney supervises all in-house data conversions and software development projects at PCM.

     From September of 1990, to June 1994, Mr. Maloney served as a System's Analyst and ISU Closing Director for the RTC in its California Office. Mr. Maloney was one of the primary programmers for many of the RTC's nationwide computer operations. Mr. Maloney's proficiency in programming languages includes dBase, Rbase, Clipper, Access, Platinum, SAS, Basic, C, and Microsoft SQL. In addition to software development, Mr. Maloney established and maintained Banyan and Novell networks both in the field and at the RTC's California office.

     Additionally, Mr. Maloney directed computer operations for RTC conservatorships in California, Oregon, Washington, Hawaii, and Guam. These operations ranged from daily operation to the sale of institutions with systems ranging from small PC networks to multi-million dollar mainframes. These conservatorships assets ranged from $10 million to $4 billion. Mr. Maloney assisted the RTC's Investigative Division, which worked collectively with the federal government to seize and secure financial institutions by uncovering evidence used in convictions of the responsible individuals.

     From February of 1987, to September of 1990, Mr. Maloney served as MIS Director at Piedmont Federal Savings Bank in Virginia. During his employment, he provided all in house programming utilizing DEC Assembly, Basic, COBOL, StarStream (NCR) and dBase programming languages.

     PATRICIA ANTHONY, age 58, is PCM's collection counsel. She supervises all legal activities relating to PCM collection of portfolios, including litigation matters within California and actions in other states. Ms. Anthony also supervises and is liaison with out-of-state counsel for prosecuting and defending actions outside the State of California. She files and oversees levies, garnishments, repossessions, attachments, and other legal collection procedures on behalf of PCM and the Partnerships.

     Ms. Anthony is a graduate of Western State Law School and was admitted to the California State Bar in September, 1978. From 1978 through 1983 she was a partner in the law firm of Griffith and Anthony located in Costa Mesa, California, a general practice specializing in collection actions and enforcement of creditor's rights. From 1983 through 1995 she formed a professional law corporation and continued her practice as a creditor's rights attorney. In 1995, she became general counsel for PCM.

     EXECUTIVE COMPENSATION. Vision Capital Services Corporation, a California corporation and an Affiliate of PCM, the General Partner and the Company ("Vision") currently provides all management services to the joint ventures in which the Partnerships and PCM hold their distressed financial debt instruments and other obligations. See "Certain Relationships and Related Transactions." The fees paid to Vision by those joint ventures include amounts equal to the salaries and costs of all employee benefits, and other normal and routine employee costs, paid or accrued on behalf of PCM's employees who are engaged in furnishing services to those joint ventures. The following tables set forth the compensation paid to PCM's Chief Executive Officer and the other four highest paid executive officers, and the compensation paid to the General Partner's Chief Executive Officer and the other four highest paid executive officers. Vincent E. Galewick is the sole shareholder and director of Vision. Mr. Galewick is the President and Secretary of Vision. Michael Cushing is the Chief Financial Officer of Vision.

                        SUMMARY COMPENSATION TABLE (PCM)

                                                        ANNUAL COMPENSATION
                                              ---------------------------------------
                NAME                                                   OTHER ANNUAL        ALL OTHER
       AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)    COMPENSATION($)   COMPENSATION($)
-------------------------------------  -----  ---------   ---------   ---------------   ---------------
Vincent E. Galewick,                    1996    229,500           0              0                 0
  Chief Executive Officer               1995    153,000           0              0                 0
                                        1994    153,000           0              0                 0
Michael Cushing,                        1996     48,352           0       34,531(1)           34,531
  Chief Financial Officer               1995    119,589           0              0                 0
                                        1994    124,631           0              0                 0


(1) Consulting fees paid on an independent contractor basis.

                  SUMMARY COMPENSATION TABLE (GENERAL PARTNER)

                                                        ANNUAL COMPENSATION
                                              ---------------------------------------
                NAME                                                   OTHER ANNUAL        ALL OTHER
       AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)    COMPENSATION($)   COMPENSATION($)
-------------------------------------  -----  ---------   ---------   ---------------   ---------------
Vincent E. Galewick,                    1996     40,500           0              0                 0
  Chief Executive Officer               1995     27,000           0              0                 0
                                        1994     27,000           0              0                 0
Michael Cushing,                        1996     14,627           0              0                 0
  Chief Financial Officer               1995     21,104           0              0                 0
                                        1994     21,994           0              0                 0


     The executive officers of PCM and the General Partner also perform services for other entities and receive compensation for those services from other entities. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     COMMITTEES OF THE BOARD OF DIRECTORS. Upon consummation of the Merger, the Board of Directors will establish a Compensation Committee and an Audit Committee. The Compensation Committee will include at least two directors who are "disinterested persons" within the meaning of Rule 16b-3, as amended from time to time, under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code, and will have the authority to determine compensation for the Company's executive officers and to administer the Company's 1998 Stock Option Plan (defined below). Prior to the establishment of the Compensation Committee, decisions concerning the compensation of executive officers were made by Mr. Galewick, the Company's Chairman of the Board, Chief Executive Officer and President. None of the executive officers of the Company currently serve as a director or member of the Compensation Committee of another entity or of any other committee of the board of directors of another entity performing similar functions. See "Certain Relationships and Related Party Transactions." The Audit Committee will have the authority to make recommendations concerning the engagement of independent certified public accountants, review with the independent certified public accountants the plans and results of the audit engagement, approve professional services provided by the independent certified public accountants, review the independence of the independent certified public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     STOCK OPTION PLAN. If the Merger is consummated, the Company anticipates adopting a stock option plan (the "1998 Stock Option Plan"). The 1998 Stock Option Plan will provide that it is to be administered by a committee of the Board of Directors ("Option Committee") which will include at least two outside directors. The Compensation Committee is expected to function as the Option Committee. The Option Committee will have the authority, within limitations to be set forth in the 1998 Stock Option Plan, to establish rules and regulations concerning the 1998 Stock Option Plan, to determine the persons to whom options may be granted, the number of shares of Common Stock to be covered by each option, and the terms and provisions of the option to be granted. The Option Committee will have the right to cancel any outstanding options and to issue new options on such terms and upon such conditions as may be consented to by the optionee affected.

     A total of 1,000,000 shares are reserved for issuance under the 1998 Stock Option Plan. The number of shares which may be granted under the 1998 Stock Option Plan or under any outstanding options will be proportionately adjusted in the event of any stock dividend or if the Common Shares shall be split, converted, exchanged, reclassified or in any way substituted. Notwithstanding any other provision of the 1998 Stock Option Plan, in the event of a recapitalization, merger, consolidation, rights merger, separation, reorganization or liquidation, or any other change in the Company's corporate structure or outstanding shares, the Option Committee may make such equitable adjustments to the number and class of shares available under the 1998 Stock Option Plan or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights. The maximum term of any option granted pursuant to the 1998 Stock Option Plan is ten years. In general, shares subject to options granted under the 1998 Stock Option Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants.

     The class of eligible persons under the 1998 Stock Option Plan will consist of directors and employees of, and consultants to, the Company or a parent or subsidiary thereof, as determined by the Option Committee, except that Non-Employee Directors can also receive fixed grants of options under the terms set forth in the 1998 Stock Option Plan. Options granted under the 1998 Stock Option Plan may be incentive stock options ("ISOs") or non-qualified options, at the discretion of the Option Committee; however, ISOs can only be granted to employees of the Company or a parent or subsidiary. The 1998 Stock Option Plan provides that the exercise price of an option (other than a non-employee director's option) will be fixed by the Option Committee on the date of grant; however, the exercise price of an ISO must be not less than the fair market value of the Common Shares on the date of the grant. The exercise price of an ISO granted to any participant who owns stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company must be at least equal to 110% of the fair market value of the Common Shares on the date of grant. Any ISOs granted to such participants also must expire within five years from the date of grant. Additionally, options granted under the 1998 Stock Option Plan will not be ISOs to the extent that the aggregate fair market value of the shares with respect to which ISOs under the 1998 Stock Option Plan (or under any other plan maintained by the Company or a parent or subsidiary thereof) first become exercisable in any year exceeds $100,000. No options shall be granted under the 1998 Stock Option Plan on or after the tenth anniversary of the adoption of the 1998 Stock Option Plan.

     Options will be non-transferable and non-assignable; provided, however, that the estate of a deceased holder can exercise options. Options (other than non-employee directors' options) are exercisable by the holder thereof subject to terms fixed by the Option Committee. However, no option can be exercised until at least six months after the date of grant.

     Notwithstanding the above, an option will be exercisable immediately upon the happening of (but in no event during the six-month period following the date of grant or subsequent to the expiration of the term of an option) (i) the holder's retirement on or after attainment of age 65; (ii) the holder's disability or death; (iii) a "change of control" (as defined in the 1998 Stock Option Plan) of the Company while the holder is in the employ or service of the Company; or (iv) the occurrence of such special circumstances or events as the Option Committee determines merits special consideration, except with respect to non-employee directors' options. Under the 1998 Stock Option Plan, an option holder generally will be permitted to pay the exercise price in cash, by check, by delivery to the Company of Common Shares already owned by the holder or, except with respect to non-employee directors' options, by such other method as the Option Committee may permit from time to time.

     If an option holder terminates employment with the Company or service as a director of or consultant to the Company while holding an unexercised option, the option will terminate 30 days after such termination of employment or service unless the option holder exercises the option within such 30-day period. However, all options held by a holder will terminate immediately if the termination is a result of a breach of such holder's duties. If cessation of employment or service is due to retirement on or after attainment of age 65, disability or death, the option holder or such holder's successor-in-interest, as the case may be, is permitted to exercise any option within three months after retirement or within one year after disability or death.

     The 1998 Stock Option Plan may be terminated and may be modified or amended by the Option Committee or the Board of Directors at any time; provided, however, that (i) no modification or amendment either increasing the aggregate number of shares which may be issued under options or to any individual or modifying the requirements as to eligibility to receive options will be effective without stockholder approval within one year of the adoption of such amendment and (ii) no such termination, modification or amendment of the 1998 Stock Option Plan will alter or affect the terms of any then outstanding options without the consent of the holders thereof.

     STOCK OPTIONS PURSUANT TO EMPLOYMENT RELATIONSHIPS. In addition to options granted under the 1998 Stock Option Plan, the Company may grant options other than those contemplated by the 1998 Stock Option Plan to employees, consultants and other agents of the Company pursuant to their various compensation arrangements with the Company. Any such options shall be approved by the Option Committee and the Compensation Committee, as well as the Board of Directors.

     INDEMNIFICATION ARRANGEMENTS. The Company has entered into indemnification agreements pursuant to which it agrees to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his or her capacity as such, is made or threatened to be made a party to any litigation matter or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporations Law. Those indemnification agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such litigation matter or proceeding. Also, the Company's Certificate of Incorporation, as amended, and Bylaws provide for the indemnification of the Company's directors and officers to the fullest extent permitted by the Delaware General Corporation Law. See "Indemnification of Officers and Directors."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PCM, the Company, the General Partner, the Solicitation Agent, and their Affiliates have certain common directors, officers and employees. The Company, the General Partner, the Solicitation Agent and their Affiliates, except for PCM, each have the same sole shareholder, which is Vincent E. Galewick. PCM has two shareholders, who are Mr. Galewick and Michael Cushing; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM. The officers and directors of PCM, the Company and the General Partner may have conflicts of interest in allocating management time, services and functions between various existing separate business ventures, including, but not limited to, the business of the Company. The Partnerships have entered into various joint ventures with PCM pursuant to which PCM provides collecting and servicing activities. The joint venture agreements generally provide that all distributions are shared by the venturers in proportion to their respective percentage interests. Moreover, in addition to providing collection efforts on distressed loan portfolios, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnerships at negotiated prices.

     On December 8, 1995, the General Partner on behalf of the Partnerships, entered into with the Department the Performance Asset Management Fund Trust Agreement ("Trust Agreement") which created the Trust. At the time the Trust was created, the General Partner was contemplating the Merger and participating in discussions with representatives of the Department regarding the Merger and the Surviving Corporation.

     In an effort to provide to the Department reasonable assurance that the terms and conditions of the Merger would not be unfair, unjust and inequitable to the Limited Partners, the General Partner established the Trust for the sole exclusive purpose of keeping available for the benefit of the Partnerships and the Limited Partners that amount of cash or similar liquid assets as would be agreed upon by the General Partner, on behalf of the Partnerships, and the Department.

     The General Partner and the Company anticipate that the Trust will terminate on the Closing Date; provided, however, pursuant to the provisions of the Trust Agreement, the Trust shall terminate no later than August 16, 1998. In the event the Trust is terminated on the Closing Date, as a result of the consummation of the Merger, the assets of the Trust, as assets of the Partnerships, shall be transferred to the Company, and the Partnerships shall receive in exchange therefor shares of Merger Stock commensurate with their respective allocated portion of those assets of the Trust. In the event the Merger is not consummated for any reason whatsoever, on the termination of the Trust, the assets held by the Trust shall be distributed to the Partnerships as allocated by the General Partner, in its sole discretion.

     Atlas Equity, Inc., a California corporation, and an Affiliate of PCM, the Company, the General Partner, and the Solicitation Agent, does business using the fictitious business name Performance Telecom.

     The Company and Performance Telecom have common officers. Vincent E. Galewick is the President, sole director and sole shareholder of Performance Telecom. Michael Cushing is the Chief Financial Officer of Performance Telecom. William Savage is the Vice President of Operations of Performance Telecom. Gary Fry is the Vice President of Business Development for Performance Telecom.

     Performance Telecom is in the business of providing long-distance telephone and related services. PCM utilizes the services of Performance Telecom in connection with the conduct of PCM's business. Specifically, the long-distance telephone calls made by collection agents of PCM in connection with servicing and collecting the distressed loan portfolios owned by PCM and the Partnerships, utilize the long-distance services provided by Performance Telecom.

     The amount charged by Performance Telecom to PCM for those long-distance services are not less favorable to PCM or more favorable to Performance Telecom than those amounts which would be charged by unaffiliated parties in arms-length transactions providing similar services in the same geographic location.

     PCM's collection agents offer and promote the long-distance services of Performance Telecom to the various debtors they contact, with the intent to cause those debtors to use Performance Telecom as their long-distance service provider. Those debtors which utilize Performance Telecom's long-distance services are billed by Performance Telecom each month for (i) the cost of those long-distance services and (ii) the amount that such debtor owes PCM and the Partnerships for such month.

     Performance Telecom collects the payment for both its long-distance telephone services and the funds owed to PCM and the Partnership. Performance Telecom then remits to PCM, for its own account and the Partnerships, those funds collected by Performance Telecom for the benefit of PCM and the Partnerships. Performance Telecom does not charge PCM for billing those debtors and collecting the payments made for PCM and the Partnerships.

     The Company anticipates that in the event the Merger is consummated, the Company will enter into a similar relationship with Performance Telecom. PCM anticipates that in the event the Merger is not consummated, its relationship with Performance Telecom will continue.

     The General Partner serves as the general partner of Performance Asset Management Fund VI Ltd., A California Limited Partnership ("PAM VI"). PAM VI commenced operations in April 1997 and General Partner anticipates that PAM VI will raise $10 million through June 1998. Units in PAM VI are offered and sold without registration required by the provisions of the Securities Act, pursuant to an exemption from such registration provided by the provisions of Regulation D promulgated pursuant to the provisions of the Securities Act. PAM VI will not be a participant in the Merger; and, therefore, in the event the Merger is consummated, PAM VI will continue to exist and the General Partner shall continue to serve as its General Partner.

     The Company anticipates that in the event the Merger is consummated, the Company will provide portfolio acquisition, servicing and management services to PAM VI on terms and conditions similar to those terms and conditions of the servicing and collection relationships between PCM and the Partnerships.

     In the event the Merger is consummated, Vision will not provide human resources to the Company; but, rather, the Company shall hire as its employees those Persons which have been providing human resources to PCM, the Partnerships and the General Partner, as employees of Vision. It is anticipated by the Company that in the event the Merger is consummated, those Persons may continue to provide services to Affiliates of the General Partner and the Company; provided, however, the Company shall not pay those Persons for those services; but, rather, those Affiliates will pay those Persons for those services.

     Wendy Galewick is the sister of Vincent E. Galewick. Vincent E. Galewick is the (i) sole shareholder, sole director and President, Secretary and Chief Financial Officer of the Solicitation Agent; (ii) sole shareholder, a director, Chairman of the Board and Chief Executive Officer of the Company; (iii) sole shareholder, sole director, President, Secretary and Treasurer of the General Partner; and (iv) sole shareholder, a director, and President of PCM. Wendy Galewick works for PCM as an office manager. The compensation Ms. Galewick receives from PCM and the terms and conditions of her employment are not more favorable to her than those terms and conditions which she could reasonably obtain from equally qualified but unaffiliated employers. Additionally, in the event the Merger is consummated, Ms. Galewick will be employed by the Company on similar terms and conditions and for similar compensation.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     DELINQUENT CONSUMER INDEBTEDNESS BUSINESS. The nonperforming or delinquent segment of the consumer indebtedness industry, while relatively small as a percentage of the $4.95 trillion total consumer indebtedness outstanding, has now become a significant business opportunity. Several factors have contributed to a recent increase in non-performing and charged-off consumer indebtedness. Banks and non-bank finance companies redirected their commercial lending in the early 1990's toward the consumer market.

     The growth of this segment was certainly intensified by the low interest rate environment and the mortgage refinance trend of the early 1990's, which contributed to the temporary reduction of revolving indebtedness during this time. In pursuit of greater market share and increased receivables, banks and nonbank financial companies have been pursuing 2 methods for growth. Banks have increased their preapproved mailings for credit card solicitations and increased lending of all product types to subprime borrowers.

     In 1995 there were about 2.7 billion credit card solicitations mailed to consumers. Although response rates averaged a low 1.4%, this still resulted in 40 million new accounts. The average American now has 10 - 12 revolving charge cards. As the balances on these cards increase and borrowers become overleveraged, any problem in economic circumstances can cause default on the resulting indebtedness.

     The growth of the industry in lending to subprime borrowers has been exponential, resulting in drastically lower prices and easier terms to consumers, as more lenders compete for customers. The negative impact of the easing of credit to this segment of the population is increased defaults, as many of these borrowers become unable to pay their obligations.

     Bad debt and chargeoffs are increasing. In addition to loan growth, credit card issuers are experiencing the effect of adverse credit selection, as they pursued portfolio growth.

     The rate of credit losses has been masked by 3 factors, (i) rapid balance growth which keeps chargeoff rates artificially low, (ii) sales of high-risk portfolios by banks to nonbank financial institutions to avoid future chargeoffs, and (iii) a significant increase in receivables generated by convenience users now using their credit cards to earn frequent flier miles and similar benefits.

     The General Partner anticipates that loss rates will continue to increase as new originations level off.

     The accumulation of problem loans is causing lenders to consider alternative methods for dealing with delinquent debt. Many have moved into the secondary market to finance these loans. As was the case with the original thrift industry crisis of the 1980s and the formation of the RTC in the early 1990s, a substantial secondary market has developed to purchase these loans as lenders seek to reduce exposure to chargeoff loans, raise cash, and eliminate costly collection operations.

     The secondary market for charged-off loans began in 1983, with a sale by Bank of America. The first auction of receivables was done in 1988. In the early 1990s, the RTC entered the market.

     There was evidence of significant returns for early purchasers. This attracted capital to the distressed-debt market, e.g., investors generally associating with collection firms in joint ventures.

     Supply from the RTC was plentiful for several years until the agency dissolved in December 1995. Private distressed indebtedness is now being sold both directly by credit originators and, also, through brokers.

     Purchasers of nonperforming or charged-off consumer indebtedness fall into 3 general categories, (i) those who purchase and collect their own portfolios,
(ii) those who purchase and repackage to sell on a local or regional basis, and
(iii) those who purchase to securitize and service the indebtedness.

     Of the $4.95 trillion of consumer indebtedness outstanding in 1995, there was a chargeoff rate of about 2.97% -- or about $147 billion of chargeoffs -- as estimated by the Federal Reserve. In the first quarter of 1996, there was approximately $41.4 billion of distressed consumer indebtedness (delinquent 90 or more days) held by issuers. This does not include the several hundred of billions of dollars previously charged off.

     The private sale of indebtedness developed significantly in the early 1990s. The first year that private sales topped the $1 billion mark was 1992. The market doubled in 1993 and then again in 1994, when there were approximately $4 billion in private sales.

     1995 was a significant year in the secondary market for charged-off loans, with more than $5 billion in advertised sales, plus numerous negotiated sales and the final sales of the RTC. The fourth quarter of 1995 was marked by a downward trend in pricing for these loans, because of the tremendous amount of supply. Prices have now stabilized and even increased from mid-1995 amounts.

     Although the market is more than 10 years old, in the opinion of the Company, it is still inefficient, with the perceived values of portfolios still quite varied. Determinants of the value of a portfolio include:

     - The amount of time since chargeoff or last payment

     - The historical cash received

     - The size of portfolio and average account balance

     - The location of borrowers and creditors

     - The number of times the loan has been placed with collection agencies and average settlement offered

     - How the loan was originated and its original credit quality

     - The type of debt

     - The availability of documentation

     - Provisions of the sale agreement, and the quality of data

     The market also is affected by outsourcing (performance of services by persons other than employees or similar agents). As banks aggressively reduce their staffs, they are outsourcing many functions and the sale of chargeoffs is consistent with this strategy. This could cause increased supply and the availability of delinquent loans much earlier in the delinquency cycle.

     The consolidation of the collection industry is another factor. In 1994 there were more than 4,000 collection agencies in the United States, many of them small, family-owned businesses. There has been a significant amount of merger and acquisition activity in the past 2 years, with the larger agencies purchasing, both, smaller agencies and each other. The theory is that the larger agencies can become more efficient, invest more in technology, and be lower cost service providers to increase market share.

     Those who have invested in advanced collection technology are able to service more accounts with greater efficiency. This process is now under way and expected to continue.

     The secondary market for charged-off indebtedness, although quite recent, has undergone major changes in the past few years. The Company anticipates that this market will become more efficient and much larger in the next 4 to 5 years.

     The bank consolidation and outsourcing trends should serve to increase supply. The concurrent consolidation in the collection industry and the impact of greater technology should provide certain entities with the opportunities to establish themselves as market leaders.

     Credit issuers may concentrate on loan generation and the active management of early delinquencies. The secondary market may then be available to finance nonperforming loans on a quick and efficient basis.

     OVERVIEW. PCM and the Partnerships are engaged in the business of purchasing discounted portfolios of distressed financial debt instruments and obligations, and have completed acquisitions from institutions such as Chase Manhattan Bank, Bank of America, Wells Fargo Bank, Chemical Bank, First USA, GE Card Services, Household Bank, and the FDIC, among others. The portfolios typically consist of unsecured consumer loans and credit card debt. In contrast to many purchasers of charged-off debt portfolios, PCM, on its own behalf and on behalf of the Partnerships, usually collects and services all of the portfolios it acquires, rather than using traditional third-party servicing. The Company will engage in the same business, but will analyze and purchase a wider range of portfolios, from portfolios which have been previously placed with collection agencies to new accounts recently charged off by the originating lender.

     PCM'S OPERATIONS. PCM and the Partnerships have their primary operations in Newport Beach, California. PCM is one of the largest purchasers of consumer indebtedness in the industry. PCM currently manages, services and collects more than $1.3 billion in face value of distressed indebtedness, and purchases approximately $25 million in face value of additional indebtedness each month from various financial institutions. PCM acquires indebtedness primarily for the benefit of the Partnerships, and enters into servicing arrangements with the Partnerships to participate in the proceeds from collection of that indebtedness. PCM estimates that approximately 90% of all the work it performs is for the benefit of the Partnerships.

     ACQUISITION OF PORTFOLIOS. As specified above, PCM purchases portfolios which consist primarily of charged-off credit card accounts and consumer loans, such as auto loans and personal lines of credit originated by independent third-party financial institutions located throughout the United States. The Partnerships' investments in portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on the loans acquired by the Partnerships are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized by the Partnerships until recovery of 100% of the carrying value of the investment of the Partnerships on a portfolio by portfolio basis occurs. Estimated net realizable value represents the estimate of the General Partner, based upon the General Partner's experience, of the present value of future collections. As a result of the distressed nature of the loans comprising the portfolios, there is no assurance that the unpaid principal balances of those loans will be collected. Any adjustments to the carrying value of the individual portfolios are recorded in results of operations.

     As of December 31, 1996, the Partnerships held portfolios consisting of the following (amounts are "carrying amounts" consistent with GAAP):

     PAM I held cash and equivalents (equivalents being all highly liquid investments with a maturity of three months or less when purchase) of $283,232, with $1,269,586 in net investments in distressed loan portfolios. PAM II held cash and equivalents of $1,024,507 with $1,003,215 cash held in trust and $1,371,176 in net investments in distressed loan portfolios. PAM III held cash and equivalents of $775,755 with $2,656,338 cash held in trust and $2,566,546 in net investments in distressed loan portfolios. PAM IV held cash and equivalents of $2,121,545 with $5,834,268 cash held in trust and $9,091,186 in net investments in distressed loan portfolios. PAM V held $1,731,112 in cash and equivalents with $8,388 cash held in trust and $2,300,662 in net investments in distressed loan portfolios.

     The Company anticipates that the Company will continue PCM's current business plan and structure. The Company anticipates entering into a revolving borrowing facility with a third-party financial institution with an initial borrowing capacity of $5 million to $25 million. Portfolio acquisitions by the Company in 1998 may utilize a combination of available capital and borrowed funds. The Company anticipates that its portfolio acquisitions will increase monthly at a fixed rate of 2.5% beginning in 1999. The Company's anticipated future growth is dependent upon the consummation of the Merger.

     In the event the Merger is not consummated, the General Partner anticipates that portfolio acquisitions by the Partnerships will occur uniformly based on cash available to the Partnerships. Additionally, in such event, the General Partner anticipates that the Partnerships will stop acquiring portfolios at least 18 months prior to their respective termination dates, while collections and portfolio account sales will continue until the termination of the Partnerships.

     SERVICING AND COLLECTIONS. Since its formation in February, 1993, PCM has become a fully operational collection facility employing more than 75 full time employees. PCM anticipates hiring additional collection personnel and plans to employ up to 150 full time collection personnel by 1999; provided, however, no assurance or guarantee can be given that the Company, in the even the Merger is consummated, will employ that many full-time collection personnel by that date. PCM is currently planning to consolidate its corporate offices with its collection personnel in the same facilities to facilitate its long-term growth plans. In that regard, PCM is currently engaged in discussions with institutional lenders regarding PCM's obtaining its own credit line. PCM believes that PCM's access to commercial credit lines will improve during the next two years. PCM recently completed a hardware and software conversion that provides it with new computer technology and equipment that will aid in the collection and servicing of the indebtedness. PCM utilizes proprietary collection software and "predictive dialing" telecommunications software which enables PCM's collection agents to dial as many as 50,000 calls per day. This predictive dialing technology provides PCM's collection agents with the ability to search PCM's entire database on an ongoing basis and also allows for each collection agent to produce his or her own predictive dialing campaign to contact those debtors scheduled for follow-up contact. This technology also provides PCM with the ability to capture every call that comes in to PCM. By capturing the phone number a debtor is calling from and attaching it to his file, PCM has created additional information sources to reach the debtor, such as his or her current place of employment. This also eliminates the calls of collection agents to answering machines, wrong numbers, and disconnected numbers. Once a debtor is contacted, the collection agent begins negotiating various payment and settlement options. These options range from payment in full for all outstanding obligations to discount settlements and from short term payment plans to refinancing the old debt. Normally, because the cost basis is extremely low for each account, collection agents can offer more attractive settlement and payment options to individual debtors than those debtors have been offered by the originating lender or contingent collection firm.

     In September, 1997, PCM installed a Northern Telecom Model 61C telephone system. This system provides full-featured computer telephone integration capability, automatic call distribution, automatic number identification, and multiple office support, with growth capabilities which will support PCM's planned expansion. PCM believes that this technology provides PCM with significant technological advantages in its collection operations.

     Servicing agreements between PCM and the Partnerships generally provide that all proceeds generated from the collection of indebtedness shall be shared generally 55% to 60% for the Partnerships and 40% to 45% for PCM. PCM is also reimbursed by the Partnerships for certain costs associated with the collection of indebtedness. Notwithstanding the foregoing face value of collection accounts and portfolios, PCM typically purchases the accounts and portfolios at significant discounts and the face value of any portfolio is not necessarily indicative of its actual value.

     EMPLOYEES. Neither PCM, the General Partner nor the Partnerships have any employees. The human resources requirements of PCM, the General Partner and the Partnerships are furnished by Vision. PCM, the General Partner and the Partnerships, respectively, reimburse Vision for the fees and expenses of those human resources. Fees and expenses paid by PCM, the General Partner and the Partnerships, respectively, to Vision are not less favorable to PCM, the General Partner and the Partnerships than those which would be paid by the Partnerships and PCM to equally qualified but unaffiliated Persons in arms' length transactions for similar services.

     EXPANSION. The amount of distressed consumer loans has increased significantly during the past two years, with credit card delinquencies and charge-offs approaching levels experienced in the most recent recession. Banks are increasingly selling nonperforming loans to third parties as an alternative to servicing these loans themselves or managing the placement process. The Company anticipates that growth in the delinquent consumer indebtedness industry will continue. PCM, through Vision, has continued to increase the size of its collection workforce. The Company anticipates adding a Corporate Collection Manager to manage all collection supervisors beginning in January, 1998. The Company also anticipates leasing additional offices to expand its collection operations.

                             RESULTS OF OPERATIONS

     OVERVIEW. As specified below, neither PCM's overall financial conditions nor the Partnerships' overall financial conditions as compared to December 31, 1996, have changed significantly. As of December 31, 1996, PCM had total assets of $3,982,265 compared to total liabilities of $3,971,156. PAM I had total assets of $1,622,033 compared to total liabilities of $504,379. PAM II had total assets of $3,524,539 compared to total liabilities of $0.00. PAM III had total assets of $6,120,078 compared to total liabilities of $493,515. PAM IV had total assets of $17,291,452 compared to total liabilities of $356,927. PAM V had total assets of $4,419,239 compared to total liabilities of $56,940.

     PARTNERSHIP REVENUES. For the year ended December 31, 1996, the Partnerships had net income and distributions consisting of the following:

     PAM I had net income of $369,775 and distributions of $154,560. PAM II had net income of $304,715 and distributions of $230,023. PAM III had net income of $683,163 and distributions of $295,925. PAM IV had net loss of $732,166 and distributions of $1,433,425. PAM V had net loss of $85,336 and distributions of $179,100.

     OTHER PARTNERSHIP INCOME. For the year ending December 31, 1996, each Partnership earned the following additional income: PAM I earned $3,389 in interest income and $755 in other income, for total additional income of $4,144. PAM II earned $141,209 in interest income and $886 in other income for total additional income of $142,095. PAM III earned $190,605 in interest income and no other income. PAM IV earned $535,431 in interest income and $15,151 in other income for total additional income of $550,582. PAM V earned $101,123 in interest income and no other income.

     PCM'S REVENUES. PCM's principal source of revenues consist of sales of distressed portfolio assets, almost all of which have been sold to the Partnerships. Portfolio sales decreased in 1995 by 52%, or $5,383,487. In 1995 PCM acquired and sold 17 portfolios for a total of $4,998,906 in sales proceeds, as compared to 39 portfolios totaling $10,382,393 in sales proceeds for the comparable period in 1994. This decrease in portfolio acquisition and sales activity was caused by management's decision to focus the operational growth of PCM in the collection and servicing areas. Accordingly, PCM experienced a decrease in the percentage of total revenue attributed to portfolio sales to 68% in 1995 from 87% in 1994. Revenue generated from PCM's collection and servicing operations increased more than 49% or $769,973 during this same period and contributed to 32% of total revenue in 1995 as compared to 13% for the comparable period in 1994. Total revenues decreased 39% or $4,613,514 in 1995 from the comparable period in 1994.

     Portfolio sales increased significantly in 1996, growing $7,050,321 or more than 141% from the comparable period in 1995. This increase was primarily caused by the acquisition of a large portfolio of credit card accounts from Chase Manhattan Bank in August 1996 totalling approximately $638 million of original principal balances. In addition, PCM acquired and sold 16 additional portfolios during the year ended December 31, 1996, 15 of which were sold to the Partnerships. PCM experienced a small increase in its percentage of total revenue attributed to portfolio sales to 75% in 1996 from 68% in 1995. PCM also continued to improve and increase revenues from its collection and servicing activities in 1996. Revenue generated from collection and servicing activities for the year ended December 31, 1996 increased $1,740,612 or almost 75% over the comparable period in 1995. The continued increase in collection and servicing revenues was due primarily to the refinements in PCM's servicing technology and growth of PCM's collection staff, which grew from approximately 35 full time collection representatives to 50 full time collection representatives by the end of 1996. Revenue generated from collection and servicing activities decreased as a percentage of total revenue to 25% in 1996 from 32% in 1995. For the year ended December 31, 1996, PCM had portfolio sales of $12,049,227, collection revenues of $3,458,403 and accrued portfolio servicing fees of $609,220. PCM had interest income of $44,478 and a total net income of $97,724.

     PARTNERSHIPS' OPERATING COSTS AND EXPENSES. For the year ended December 31, 1996, each Partnership incurred the following operating costs and expenses: PAM I incurred collection expenses of $43,257; management fees expenses of $25,979; professional fees of $96,527; amortization expenses of $665; and general and administrative expenses of $6,369, for total operating expenses of $172,797. PAM II incurred collection expenses of $67,854; management fees expenses of $75,464; professional fees of $189,709; amortization expenses of $1,107; and general and administrative expenses of $8,082, for total operating expenses of $342,216. PAM III incurred collection expenses of $73,542; management fees expenses of $51,425; professional fees of $254,453; amortization expenses of $1,155; and general and administrative expenses of $11,782, for total operating expenses of $392,357. PAM IV incurred collection expenses of $227,874; management fees expenses of $221,422; professional fees of $959,297; amortization expenses of $3,670; and general and administrative expenses of $20,832, for total operating expenses of $1,433,095. PAM V incurred collection expenses of $72,423; management fees expenses of $57,217; professional fees of $133,690; amortization expenses of $1,034; and general and administrative expenses of $8,147, for total operating expenses of $272,511.

     MANAGEMENT AND OTHER FEES INCURRED BY THE PARTNERSHIPS. The General Partner receives an annual and ongoing fee for management of the affairs of the Partnerships from 2 to 3% of the net asset value of each Partnership's assets. The net asset value of each Partnership's assets is defined as the total of (i) the lower of the (a) market value, as determined by the General Partner on an annual basis, or (b) cost to such Partnership of non-performing assets and (ii) principal balances of performing assets. The management fee is earned by the General Partner on an annual basis and has paid or accrued to the General Partner pro rata.

     Except for PAM IV, the General Partner has, and will continue to have, a present and continuing 10% interest in each Partnership's allocations of net income and loss, taxable income and loss, credits, deductions, and distributions until the Limited Partners in such Partnership have received cash distributions from such Partnership in an amount equal to 100% of their contributions to the capital of such Partnership ("Capital Contributions"). Then the General Partner shall receive 30% of those allocations. If the Limited Partners have received cash distributions from such Partnership in an amount equal to 100% of their Capital Contributions, the General Partner shall receive 30% of any distributions upon liquidation of such Partnership. Otherwise, the General Partner shall receive 10% of such distributions until the Limited Partners have received cash distributions from such Partnership equal to 100% of their Capital Contributions. The General Partner also has, and will continue to have, a present and continuing 10% interest in allocations of net income and loss, taxable income and loss, credits, and distributions of PAM IV, until the Limited Partners in PAM IV have received cash contributions from PAM IV in an amount equal (i) 100% of their Capital Contributions and (ii) an annual return equal to 6% of their unreturned Capital Contributions. Then the General Partner shall receive 30% of those allocations. If the Limited Partners of PAM IV have received cash distributions from PAM IV in an amount equal to (i) 100% of their Capital Contributions and (ii) an annual return equal to 6% of their unreturned Capital Contributions, the General Partner shall receive 30% of any distributions upon liquidation of PAM IV. Otherwise the General Partner shall receive 10% of such distributions until the Limited Partners of PAM IV have received cash distributions from PAM IV equal to (i) 100% of their Capital Contributions and (ii) 6% of their Capital Contributions. As of the date of this Prospectus, none of the Limited Partners have received cash distributions from any Partnership in an amount equal to 100% of their Capital Contributions. Therefore, as of the date of this Prospectus, the General Partner is entitled to receive 10% of the above allocations and distributions.

     The General Partner and its Affiliates are reimbursed for reasonable and necessary expenses paid or incurred by the General Partner and its Affiliates regarding the operation of the Partnerships, including legal and accounting fees and costs and fees of consultants, collection agencies, and other related services.

     PCM'S OPERATING COSTS AND EXPENSES. Significant operating expenses of PCM include the costs of portfolios acquired, salaries and related expenses of management and collections personnel, and professional and consulting expenses. Costs of portfolios acquired include the costs of portfolios purchased from third-party financial institutions. Salaries and related expenses include the costs of human resource personnel provided by Vision. Professional and consulting expenses include all legal, accounting and management consulting expenses incurred from related and non-related entities.

     Total operating expenses decreased by 40% or $4,911,611 in 1995 as compared to the comparable period in 1994, and totalled approximately 100% of total revenue in 1995 as compared to 103% for the comparable period in 1994. Costs of portfolios acquired decreased $4,417,591 or 55% in 1995 as compared to 1994. This decrease was due to the decrease in the number of portfolios acquired by PCM in 1995, which totalled 17 portfolios as compared to 39 portfolio acquisitions in 1994. However, the gross margin on the sale of portfolios increased in 1995 to 26.95% from 22.28% in 1994, which contributed to improvement in the results of operations in 1995 from the comparable period in 1994. Costs of portfolios acquired as a percentage of total revenue decreased to 50% in 1995 from 68% in 1994. Personnel and related expenses decreased 18% or $525,063 in 1995 as compared to the similar period in 1994. This decrease in personnel expense resulted from the reduction of PCM personnel outsourced in 1995 as compared to 1994. Personnel costs as a percentage of total revenue increased to 33% in 1995 from 24% in 1994. However, personnel costs as a percentage of collection and servicing revenue decreased to 103% as compared to 188% in 1994. Professional and consulting expenses did not increase significantly in 1995 as compared to 1994. However, these expenses did increase as a percentage of total revenue, increasing to 9% of revenue as compared to 6% in 1994. All other expenses remained relatively constant in 1995 as compared to the previous period in 1994.

     Total operating expenses for PCM increased significantly in 1996, increasing 119% to $16,050,418 in 1996 as compared to $7,344,522 in 1995, and totalled approximately 99% of total revenue in 1996 as compared to 100% for the comparable period in 1995. The total operating expenses for the year ended December 31, 1996 were $8,725,019 in cost of portfolio sales; $3,473,232 in personnel costs and related benefits costs; $2,920,523 in professional and management fee expenses; and $482,657 in collection expenses, and $448,987 in other general and administrative expense.

     Costs of portfolios acquired increased $5,073,631 or 139% in 1996 as compared to 1995. The increase was primarily attributed to the acquisition of a large portfolio from Chase Manhattan Bank in August 1996 totalling $5,871,195. PCM acquired 17 portfolios in each of 1995 and 1996. However, the gross margin on the sale of portfolios increased to 27.58% in 1996 as compared to 26.95% in 1995, which contributed to the improvement in the results of operations in 1996 over 1995. This increase was the result of a portfolio sale to a third-party purchaser in 1996 that resulted in a higher sale margin than customary portfolio sales to the Partnerships. Costs of portfolios acquired as a percentage of total revenues increased slightly to 54% of total revenue as compared to 50% in 1995.

     Personnel expenses increased 45% or $1,070,094 in 1996 as compared to 1995. This increase in personnel expenses was primarily attributed to the increased number of collection agents utilized by PCM in 1996. The increase is also attributed to the additional collection and servicing revenue generated in 1996 as compared to 1995 as a growing percentage of collection agent payroll is commission-based. Personnel costs as a percentage of total revenue decreased to 22% of total revenue in 1996 as compared to 33% in 1995. In addition, personnel costs as a percentage of collection and servicing revenue decreased to 85% as compared to 103% of collection revenue in 1994. Professional and management consulting fees increased 433% in 1996 to $2,920,523 from $673,545 in 1995. In addition, professional fees increasing as a percentage of total revenue, increased to 18% of revenue in 1996 as compared to 9% in 1995.

     PCM'S LIQUIDITY AND CAPITAL RESOURCES. PCM's liquidity, including its ability to access conventional credit sources, has significantly improved during the last two years primarily due to (i) consistent management of cash, (ii) implementation of effective cost cutting measures, (iii) successful portfolio acquisition and collection efforts, and (iv) disposal of marginal or non-producing loan portfolios. These changes should enable PCM to obtain capital from traditional markets and credit from more conventional, and less costly, sources.

     Moreover, long and short term liquidity are expected to continue to improve due to (i) PCM having entered into financing arrangements which will provide for greater working and portfolio acquisition capital, and (ii) the generation of new revenues from PAM VI.

     As of June 30, 1997, PCM had assets totalling $2,915,500 of which approximately 35% or $1,008,203 are cash and equivalent balances and 42% or $1,237,079 are short-term receivables from the Partnerships and other Affiliates.

     PCM was initially funded through capital infusions from Vincent E. Galewick, the founding shareholder. To date, PCM has funded all subsequent operations through cash generated from operating activities of its business. PCM has remained profitable from operations since its formation and management believes that it will continue to do so in the future periods, even if the Merger Proposal is not approved.

     In 1994 PCM generated cash receipts from operations of $377,726, financed primarily from decreases in Affiliate receivables and payables, which were used to acquire small portfolios of distressed debt obligations for its own account and additional computer hardware and collection software to further enhance its collection and servicing operations. Net cash increased $65,687 in 1994 to $175,356 at December 31, 1994. In 1995 PCM generated cash receipts from operations of $497,713, again, financed primarily from Affiliate payables, of which approximately 28% was used to acquire additional operating equipment. Net cash increased $240,918 in 1995 to $416,274 at December 31, 1995.

     ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS HAVE BEEN COMPILED ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY AND CONSIDERED TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION OR WARRANTY REGARDING FUTURE OPERATING RESULTS OF THE COMPANY IS TO BE INFERRED FROM ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                         AND COMPARATIVE PER SHARE DATA

                                            1996        1995        1994        1993        1992
                                           -------     -------     -------     -------     -------
Pro Forma Earnings to Fixed Charges......      N/A        1.19         N/A         N/A         N/A
                                           -------     -------     -------     -------     -------
Pro Forma Earnings Per Share.............  $   .23     $   .00     $  (.09)    $   .13     $   .05
                                           -------     -------     -------     -------     -------

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following pro forma condensed financial information and explanatory notes are presented to indicate the results of the Merger on the Company's historical financial position and results of operations.

     The Company and the Partnerships utilize GAAP. The accompanying unaudited pro forma condensed financial information includes all adjustments which are, in the opinion of the Company, necessary to present fairly the financial position and results of operations for the periods presented.

     The pro forma condensed financial information should be read and considered in conjunction with the separate historical financial statements and notes thereto of the Company included elsewhere herein.

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                 BALANCE SHEET

                                     ASSETS

                                                                                                                  ADJUSTMENTS
                                                                                                                      AND
                                     PCM          PAM         PAM II      PAM III       PAM IV         PAM V      ELIMINATIONS
                                  ----------   ----------   ----------   ----------   -----------   -----------   -----------
Cash and equivalents............  $2,878,541   $  283,232   $1,024,507   $  775,755   $ 2,121,545   $ 1,731,112   $         0
Cash held in trust..............           0            0    1,003,215    2,656,338     5,834,268         8,388             0
Investments in distressed loan
  portfolios, net...............           0    1,269,586    1,371,176    2,566,546     9,091,186     2,300,662    (8,450,762)
Receivable from West Capital....           0            0            0            0             0             0             0
Due from affiliates.............     352,949       56,483       82,114       56,039       136,022       351,718      (623,120)
Loan to shareholder.............           0            0            0            0             0             0             0
Other assets....................      47,580       12,732       42,942       64,477       104,977        24,873             0
Property and equipment, net.....     703,195            0            0            0             0             0             0
Organization costs, net.........           0            0          585          923         3,454         2,486             0
                                  ----------   ----------   ----------   ----------   -----------    ----------   -----------
        Total Assets............  $3,982,265   $ 1,622,03   $3,524,539   $6,120,078   $17,291,452   $ 4,419,239   $(9,073,882)
                                  ==========   ==========   ==========   ==========   ===========    ==========   ===========

                                              LIABILITIES AND PARTNERS' CAPITAL
Accounts payable................     187,425       41,378            0          715         6,351           599             0
Due to affiliates...............   3,783,731      271,403            0      492,800       350,576        56,341      (644,209)
Note payable to affiliate.......           0      191,598            0            0             0             0             0
Deposits in escrow for investor
  subscriptions.................           0            0            0            0             0             0             0
                                  ----------   ----------   ----------   ----------   -----------    ----------   -----------
        Total liabilities.......   3,971,156      504,379            0      493,515       356,927        56,940      (644,209)
General partner's capital.......           0     (339,676)    (304,726)    (289,959)     (748,842)      (72,218)      125,272
Limited partners' capital.......           0    1,457,330    3,829,265    5,916,522    17,683,367     4,434,517     1,127,428
Common stock....................         100            0            0            0             0             0             0
Retained earnings...............      11,009            0            0            0             0             0    (9,682,373)
                                  ----------   ----------   ----------   ----------   -----------    ----------   -----------
        Total partners' capital
          (shareholder's
          equity)...............      11,109    1,117,654    3,524,539    5,626,563    16,934,525     4,362,299    (8,429,673)
                                  ----------   ----------   ----------   ----------   -----------    ----------   -----------
        Total liabilities and
          capital (equity)......  $3,982,265   $1,622,033   $3,524,539   $6,120,078   $17,291,239   $ 4,419,239   $(9,073,882)
                                  ==========   ==========   ==========   ==========   ===========    ==========   ===========

                                                                            PRO FORMA
                                  ADDITIONAL    COMBINED      PRO FORMA     ADJUSTED
                                  ADJUSTMENTS   BALANCES      RECLASSES     BALANCES
                                  ----------   -----------   -----------   -----------
Cash and equivalents............               $ 8,814,692   $12,083,501   $20,898,193
Cash held in trust..............           0     9,502,209             0     9,502,209
Investments in distressed loan
  portfolios, net...............                 8,148,394     5,424,819    13,573,213
Receivable from West Capital....           0             0             0             0
Due from affiliates.............   3,445,271     3,857,476     1,298,378     5,155,854
Loan to shareholder.............           0             0             0             0
Other assets....................           0       297,581             0       297,581
Property and equipment, net.....           0       703,195             0       703,195
Organization costs, net.........                     7,448        (7,448)            0
                                  ----------   -----------   -----------   -----------
        Total Assets............  $3,445,271   $31,330,995   $18,799,250   $50,130,245
                                  ==========   ===========   ===========   ===========

Accounts payable................           0       236,468             0       236,468
Due to affiliates...............   3,445,271     7,755,913    (7,755,913)            0
Note payable to affiliate.......           0       191,598             0       191,598
Deposits in escrow for investor
  subscriptions.................           0             0             0             0
                                  ----------   -----------   -----------   -----------
        Total liabilities.......   3,445,271     8,183,979    (7,755,913)      428,066
General partner's capital.......                (1,630,149)    1,630,149             0
Limited partners' capital.......                34,448,429   (34,448,429)            0
Common stock....................                       100    47,954,649    47,954,749
Retained earnings...............                (9,671,364)   11,418,794     1,747,430
                                  ----------   -----------   -----------   -----------
        Total partners' capital
          (shareholder's
          equity)...............           0    23,147,016    26,555,163    49,702,179
                                  ----------   -----------   -----------   -----------
        Total liabilities and
          capital (equity)......  $3,445,271   $31,330,995   $18,799,250   $50,130,245
                                  ==========   ===========   ===========   ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996

                            STATEMENTS OF OPERATIONS

                                                                                                                  ADJUSTMENTS
                                                                                                                      AND
                                   PCM          PAM         PAM II        PAM III       PAM IV         PAM V      ELIMINATIONS
                               -----------   ----------   -----------   -----------   -----------   -----------   -----------
Portfolio sales..............  $12,049,227   $        0   $         0   $         0   $         0   $         0   $(2,716,622)
Collection revenue...........    3,485,808            0             0             0             0             0             0
Servicing fees...............      609,220            0             0             0             0             0       441,693
Portfolio collections........            0    1,290,544     1,707,090     4,725,191     5,235,693     1,202,048             0
  Less: portfolio basis
    recovery.................      (27,405)    (752,116)   (1,202,254)   (3,840,276)   (5,085,346)   (1,115,996)     (737,367)
                               ------------  -----------  ------------  ------------  ------------  ------------  ------------
        Net investment
          income.............   16,116,850      538,428       504,836       884,915       150,347        86,052    (3,895,682)
Cost of portfolio sales......    8,725,019            0             0             0             0             0             0
Personnel and related
  benefits...................    3,473,232            0             0             0             0             0             0
Professional and management
  fees.......................    2,920,523            0             0             0             0             0
Collection expense...........      482,657       43,257        67,854        73,542       227,874        72,423      (441,693)
Management fee expense.......            0       25,979        75,464        51,425       221,422        57,217             0
Professional fees............            0       96,527       189,709       254,453       959,297       133,690
Provision for portfolio
  losses.....................            0            0             0             0             0             0             0
Amortization.................            0          665         1,107         1,155         3,670         1,034             0
G & A expense................      448,987        6,369         8,082        11,782        20,832         8,147        (4,000)
                               ------------  -----------  ------------  ------------  ------------  ------------  ------------
        Total operating
          expenses...........   16,050,418      172,797       342,216       392,357     1,433,095       272,511      (445,693)
                               ------------  -----------  ------------  ------------  ------------  ------------  ------------
        Income from
          operations.........       66,432      365,631       162,620       492,558    (1,282,748)     (186,459)   (3,449,989)
Interest income (expense),
  net........................       44,478        3,389       141,209       190,605       535,431       101,123             0
Other income.................            0          755           886             0        15,151             0             0
                               ------------  -----------  ------------  ------------  ------------  ------------  ------------
Income before provision for
  income taxes...............      110,910      369,775       304,715       683,163      (732,166)      (85,336)   (3,449,989)
Provision for income taxes...       13,186            0             0             0             0             0         4,000
                               ------------  -----------  ------------  ------------  ------------  ------------  ------------
Net income...................  $    97,724   $  369,775   $   304,715   $   683,164   $  (732,166)  $   (85,336)  $(3,453,989)
                               ============  ===========  ============  ============  ============  ============  ============

                                                                         PRO FORMA
                               ADDITIONAL     COMBINED      PRO FORMA     ADJUSTED
                               ADJUSTMENTS    BALANCES      RECLASSES     BALANCES
                               -----------   -----------   -----------   ----------
Portfolio sales..............  $(8,725,019)  $   607,586   $         0   $  607,586
Collection revenue...........    2,418,095     5,903,903             0    5,903,903
Servicing fees...............            0       167,527             0      167,527
Portfolio collections........  (14,160,566)            0             0            0
  Less: portfolio basis
    recovery.................   11,742,471    (1,018,289)    1,018,289            0
                               ------------  ------------  ------------  -----------
        Net investment
          income.............   (8,725,019)    5,660,727     1,018,289    6,679,016
Cost of portfolio sales......   (8,725,019)            0             0            0
Personnel and related
  benefits...................                  3,473,232    (1,246,873)   2,226,359
Professional and management
  fees.......................    1,537,149     4,500,929    (2,851,712)   1,649,217
Collection expense...........            0       508,636             0      508,636
Management fee expense.......                    502,055      (502,055)           0
Professional fees............   (1,537,149)            0             0            0
Provision for portfolio
  losses.....................            0             0             0            0
Amortization.................                      7,631        (7,631)           0
G & A expense................            0       500,199             0      500,199
                               ------------  ------------  ------------  -----------
        Total operating
          expenses...........   (8,725,019)    9,492,682    (4,608,271)   4,884,411
                               ------------  ------------  ------------  -----------
        Income from
          operations.........            0    (3,831,955)    5,626,560    1,794,605
Interest income (expense),
  net........................            0     1,016,235             0    1,016,235
Other income.................            0        16,792             0       16,792
                               ------------  ------------  ------------  -----------
Income before provision for
  income taxes...............            0    (2,798,928)    5,626,560    2,827,632
Provision for income taxes...                     17,186     1,114,000    1,131,186
                               ------------  ------------  ------------  -----------
Net income...................  $         0   $(2,816,114)  $ 4,512,560   $1,696,446
                               ============  ============  ============  ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996

                            STATEMENTS OF CASH FLOWS

                                                         PCM           PAM         PAM II        PAM III       PAM IV
                                                      ----------   -----------   -----------   -----------   -----------
Cash flows from operating activities:
 Net income.........................................  $   97,724   $   369,775   $   304,715   $   683,163   $  (732,166)
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization.....................................           0           665         1,107         1,155         3,670
   Depreciation.....................................     150,813             0             0             0             0
   Gain on repurchase of ltd ptrshp units...........           0             0             0             0             0
   Provision for portfolio losses...................           0             0             0             0             0
 Decrease (increase) in assets:
   Due from affiliates..............................       5,234       (56,483)      117,268       (56,039)      544,709
   Other assets.....................................      89,781        31,507        72,425       101,338       114,176
 Increase (decrease) in liabilities:
   Due to affiliates................................   2,558,294        49,214             0        59,858       342,326
   Accounts payable.................................       5,056        35,252        (1,743)       (1,808)      (38,872)
                                                      ----------   -----------   -----------   -----------   -----------
   Net cash provided by operating activities........   2,906,902       429,930       493,772       787,667       233,843
                                                      ----------   -----------   -----------   -----------   -----------
Cash flows provided by (used in) investing
 activities:
 Purchase of property and equipment.................    (472,040)            0             0             0             0
 Organization costs.................................           0             0             0             0             0
 Recovery of portfolio basis........................      27,405       752,116     1,202,254     3,840,276     5,085,346
 Receivable from West Capital.......................           0       559,730       778,565       927,540     1,937,718
 Cash held in trust.................................           0         4,221       168,654    (1,893,699)      412,939
 Purchase of investments in dist loan ports.........           0    (1,315,611)   (1,502,705)   (2,764,469)   (4,474,765)
                                                      ----------   -----------   -----------   -----------   -----------
   Net cash provided by investing activities........    (444,635)          456       646,768       109,648     2,961,238
                                                      ----------   -----------   -----------   -----------   -----------
Cash flows provided by (used in) financing
 activities:
 Increase in payable to affiliate...................           0        14,684             0             0             0
 Distributions to partners..........................           0      (172,133)     (255,833)     (331,700)   (1,592,759)
 Redemption of partnership units....................           0        (5,000)       (5,000)            0       (40,000)
 Contributions from limited partners................           0             0             0                           0
 Deposits in escrow for investor subscriptions......           0             0             0                           0
 Payments for offering expenses.....................           0             0             0                           0
 Loans to shareholder...............................           0             0             0                           0
                                                      ----------   -----------   -----------   -----------   -----------
   Net cash used in financing activities............           0      (162,449)     (260,833)     (331,700)   (1,632,759)
                                                      ----------   -----------   -----------   -----------   -----------
Net (decrease) increase in cash.....................   2,462,267       267,937       879,707       565,615     1,562,322
Cash at beginning of period.........................     416,274        15,295       144,800       210,140       559,223
                                                      ----------   -----------   -----------   -----------   -----------
Cash at end of period...............................  $2,878,541   $   283,232   $ 1,024,507   $   775,755   $ 2,121,545
                                                      ==========   ===========   ===========   ===========   ===========

                                                                    ADJUSTMENTS
                                                                        AND        ADDITIONAL     COMBINED      PRO FORMA
                                                         PAM V      ELIMINATIONS   ADJUSTMENTS    BALANCES      RECLASSES
                                                      -----------   ------------   -----------   -----------   -----------
Cash flows from operating activities:
 Net income.........................................  $   (85,336)  $ (3,453,989)                $(2,816,114)  $ 4,512,560
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization.....................................        1,034              0                       7,631        (7,631)
   Depreciation.....................................            0              0         0           150,813             0
   Gain on repurchase of ltd ptrshp units...........            0              0         0                 0             0
   Provision for portfolio losses...................            0              0         0                 0             0
 Decrease (increase) in assets:
   Due from affiliates..............................      272,529              0                     827,218      (502,055)
   Other assets.....................................       11,860              0         0           421,087             0
 Increase (decrease) in liabilities:
   Due to affiliates................................       54,691              0                   3,064,383    (4,356,953)
   Accounts payable.................................       (1,999)                       0            (4,114)            0
                                                                                        --
                                                      -----------    -----------                 -----------   -----------
   Net cash provided by operating activities........      252,779     (3,453,989)        0         1,650,904      (354,079)
                                                                                        --
                                                      -----------    -----------                 -----------   -----------
Cash flows provided by (used in) investing
 activities:
 Purchase of property and equipment.................            0              0         0          (472,040)            0
 Organization costs.................................            0              0         0                 0             0
 Recovery of portfolio basis........................    1,115,996        737,367                  12,760,760    (1,018,289)
 Receivable from West Capital.......................    1,014,882              0         0         5,218,435             0
 Cash held in trust.................................    1,005,813              0         0          (302,072)            0
 Purchase of investments in dist loan ports.........   (1,645,090)     2,716,622         0        (8,986,018)            0
                                                                                        --
                                                      -----------    -----------                 -----------   -----------
   Net cash provided by investing activities........    1,491,601      3,453,989         0         8,219,065    (1,018,289)
                                                                                        --
                                                      -----------    -----------                 -----------   -----------
Cash flows provided by (used in) financing
 activities:
 Increase in payable to affiliate...................            0              0         0            14,684             0
 Distributions to partners..........................     (199,066)             0                  (2,551,491)    2,551,491
 Redemption of partnership units....................      (30,000)             0                     (80,000)       80,000
 Contributions from limited partners................            0              0         0                 0             0
 Deposits in escrow for investor subscriptions......            0              0         0                 0             0
 Payments for offering expenses.....................            0              0         0                 0             0
 Loans to shareholder...............................            0              0         0                 0             0
                                                                                        --
                                                      -----------    -----------                 -----------   -----------
   Net cash used in financing activities............     (229,066)             0         0        (2,616,807)    2,631,491
                                                                                        --
                                                      -----------    -----------                 -----------   -----------
Net (decrease) increase in cash.....................    1,515,314              0         0         7,253,162     1,259,123
Cash at beginning of period.........................      215,798              0         0         1,561,530    10,824,378
                                                                                        --
                                                      -----------    -----------                 -----------   -----------
Cash at end of period...............................  $ 1,731,112   $          0       $ 0       $ 8,814,692   $12,083,501
                                                      ===========    ===========        ==       ===========   ===========

                                                       PRO FORMA
                                                       ADJUSTED
                                                       BALANCES
                                                      -----------
Cash flows from operating activities:
 Net income.........................................  $ 1,696,446
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization.....................................            0
   Depreciation.....................................      150,813
   Gain on repurchase of ltd ptrshp units...........            0
   Provision for portfolio losses...................            0
 Decrease (increase) in assets:
   Due from affiliates..............................      325,163
   Other assets.....................................      421,087
 Increase (decrease) in liabilities:
   Due to affiliates................................   (1,292,570)
   Accounts payable.................................       (4,114)

                                                      -----------
   Net cash provided by operating activities........    1,296,825

                                                      -----------
Cash flows provided by (used in) investing
 activities:
 Purchase of property and equipment.................     (472,040)
 Organization costs.................................            0
 Recovery of portfolio basis........................   11,742,471
 Receivable from West Capital.......................    5,218,435
 Cash held in trust.................................     (302,072)
 Purchase of investments in dist loan ports.........   (8,986,018)

                                                      -----------
   Net cash provided by investing activities........    7,200,776

                                                      -----------
Cash flows provided by (used in) financing
 activities:
 Increase in payable to affiliate...................       14,684
 Distributions to partners..........................            0
 Redemption of partnership units....................            0
 Contributions from limited partners................            0
 Deposits in escrow for investor subscriptions......            0
 Payments for offering expenses.....................            0
 Loans to shareholder...............................            0

                                                      -----------
   Net cash used in financing activities............       14,684

                                                      -----------
Net (decrease) increase in cash.....................    8,512,285
Cash at beginning of period.........................   12,385,908

                                                      -----------
Cash at end of period...............................  $20,898,193
                                                      ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

 1. BASIS OF PRESENTATION

     Performance Asset Management Company, a Delaware corporation ("Company"), was formed on May 7, 1996. Performance Capital Management, Inc., a California corporation ("PCM"), formed in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. Vincent E. Galewick owns all of the issued and outstanding $.001 par value common stock of the Company. Mr. Galewick and Michael Cushing own all of the issued and outstanding no par common stock of PCM; provided, however, Mr. Galewick is the principal and controlling shareholder of PCM.

     Performance Development, Inc., a California corporation ("General Partner"), is the General Partner of Performance Asset Management Fund, Ltd., a California Limited Partnership ("PAM"); Performance Asset Management Fund II, Ltd., a California Limited Partnership ("PAM II"); Performance Asset Management Fund III, Ltd., a California Limited Partnership ("PAM III"); Performance Asset Management Fund IV, Ltd., a California Limited Partnership ("PAM IV"); and Performance Asset Management Fund V, Ltd., a California Limited Partnership ("PAM V") ("PAM Funds"). Mr. Galewick owns all of the issued and outstanding no par common stock of the General Partner.

     The General Partner is proposing a consolidation by merger of PCM with PAM, PAM II, PAM III, PAM IV and PAM V into the Company ("Merger"). The PAM Funds are each California limited partnerships formed and created to acquire, service and collect investments in distressed consumer debts. Upon the completion of the Merger, the Company will continue to acquire, service and collect investments in distressed consumer debts and intends to use leveraged financing to acquire additional investments.

     Upon Merger, the General Partner and the limited partners ("Partners") will receive shares of common stock in the Company in return for their partnership interests in the PAM Funds. The Merger will be accounted for similar to a pooling of interests and, therefore, no adjustment to the historical carrying amount of assets and liabilities will be made.

     Historical information for the PAM Funds and PCM as of and for the year ended December 31, 1996 is based on audited financial statements which are included elsewhere herein. The unaudited pro forma balance sheet and statement of operations have been prepared assuming 100% partnership participation.

     The unaudited pro forma balance sheet as of December 31, 1996, has been prepared as if the transactions contemplated by the Merger had occurred on December 31, 1996, and the accompanying unaudited pro forma statement of operations and cash flows for the year ended December 31, 1996 have been prepared as if the Merger had occurred on January 1, 1996.

     The unaudited pro forma financial statements have been prepared by making certain adjustments (Note 2) to the historical financial information of PCM and the PAM Funds. The pro forma information presented is not indicative of the result that would have occurred had the Merger occurred and the Company operated as a single entity during the period presented, or of the future operations of the PAM Funds.

 2. PRO FORMA ADJUSTMENTS

     The pro forma balance sheet includes the following adjustments and reclassifications:

          (a) Elimination of unamortized organization costs at December 31, 1996.

          (b) The reallocation of partnership losses to capital of the Company.

          (c) Reallocation of partnership capital for the exchange of partnership units for shares of common stock of the Company.

     The pro forma statements of operations and cash flows include the following adjustments and reclassifications:

                   PERFORMANCE ASSET MANAGEMENT COMPANY, INC.

          (1) Utilization of the variable amortization method for revenue recognition and accounting for investments in distressed loan portfolios. The PAM Funds have historically accounted for investments in distressed loan portfolios using the cost recovery method.

          (2) Upon Merger, the Company will terminate its human resource service contract with an affiliate company. Under the present agreement, PCM is charged a fee of 150% of current contracted services. In addition, an estimate of 60% of current contracted services has been provided for in the financial statements for anticipated management and overhead expenses.

          (3) Upon Merger, the Company will terminate its present contractual agreement with an affiliate which provides the affiliate with a fee upon acquisition of investments in distressed loan portfolios from certain third-party financial institutions. The fee is up to approximately 36% of the underlying portfolio cost.

          (4) The elimination of partnership management fees and charges. (See Item (2)).

          (5)  Elimination of amortization of PAM Fund organization costs.

          (6) Corporate taxes at an estimated blended rate for federal and state tax purposes of 40% have been provided.

          (7)  Elimination of cash distributions to Partners.

          (8) Elimination of redemption of partnership units to limited partners.

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995

                                 BALANCE SHEET

                                     ASSETS

                                                                                                                  ADJUSTMENTS
                                                                                                                      AND
                                      PCM          PAM         PAM II      PAM III       PAM IV        PAM V      ELIMINATIONS
                                   ----------   ----------   ----------   ----------   -----------   ----------   -----------
Cash and equivalents.............  $  416,274   $   15,295   $  144,800   $  210,140   $   559,223   $  215,798   $
Cash held in trust...............           0        4,221    1,171,869      762,639     6,247,207    1,014,201
Investments in distressed loan
  portfolios, net................      27,405      706,091    1,070,725    3,642,353     9,701,767    1,771,568    (4,996,773)
Receivable from West Capital.....           0      559,730      778,565      927,540     1,937,718    1,014,882             0
Due from affiliates..............     358,183            0      201,632            0       680,731      624,247      (936,938)
Loan to shareholder..............           0            0            0            0             0            0             0
Other assets.....................     137,361       44,239      115,367      165,815       219,153       36,733             0
Property and equipment, net......     381,968            0            0            0             0            0             0
Organization costs, net..........           0          665        1,692        2,078         7,124        3,520             0
                                   ----------   ----------   ----------   ----------   -----------   ----------   -----------
        Total Assets.............  $1,321,191   $1,330,241   $3,484,650   $5,710,565   $19,352,923   $4,680,949   $(5,933,711)
                                    =========    =========    =========    =========    ==========    =========    ==========

                                              LIABILITIES AND PARTNERS' CAPITAL
Accounts payable.................  $  182,369   $    6,126   $    1,743   $    2,523   $    45,223   $    2,598   $
Due to affiliates................   1,225,437      222,189        2,250      432,942         8,250        1,650      (958,027)
Note payable to affiliate........           0      176,914            0            0             0            0             0
Deposits in escrow for investor
  subscriptions..................           0            0            0            0             0            0             0
                                   ----------   ----------   ----------   ----------   -----------   ----------   -----------
        Total liabilities........   1,407,806      405,229        3,993      435,465        53,473        4,248      (958,027)
General partner's capital........           0     (359,171)    (309,388)    (322,499)     (516,291)     (43,718)      179,286
Limited partners' capital........           0    1,284,183    3,790,045    5,597,599    19,815,741    4,720,419     1,613,565
Common stock.....................         100            0            0            0             0            0             0
Retained earnings................     (86,715)           0            0            0             0            0    (6,768,535)
                                   ----------   ----------   ----------   ----------   -----------   ----------   -----------
        Total partners' capital
          (shareholder's
          equity)................     (86,615)     925,012    3,480,657    5,275,100    19,299,450    4,676,701    (4,975,684)
                                   ----------   ----------   ----------   ----------   -----------   ----------   -----------
        Total liabilities and
          capital (equity).......  $1,321,191   $1,330,241   $3,484,650   $5,710,565   $19,352,923   $4,680,949   $(5,933,711)
                                    =========    =========    =========    =========    ==========    =========    ==========

                                                                             PRO FORMA
                                   ADDITIONAL    COMBINED      PRO FORMA     ADJUSTED
                                   ADJUSTMENTS   BALANCES      RECLASSES     BALANCES
                                   ----------   -----------   -----------   -----------
Cash and equivalents.............  $            $ 1,561,530   $10,824,378   $12,385,908
Cash held in trust...............                 9,200,137             0     9,200,137
Investments in distressed loan
  portfolios, net................                11,923,136     4,406,530    16,329,666
Receivable from West Capital.....                 5,218,435             0     5,218,435
Due from affiliates..............   2,464,269     3,392,124       796,323     4,188,447
Loan to shareholder..............           0             0             0             0
Other assets.....................           0       718,668             0       718,668
Property and equipment, net......           0       381,968             0       381,968
Organization costs, net..........                    15,079       (15,079)            0
                                   ----------   -----------   -----------   -----------
        Total Assets.............  $2,464,269   $32,411,077   $16,012,152   $48,423,229
                                    =========    ==========    ==========    ==========

Accounts payable.................  $            $   240,582   $             $   240,582
Due to affiliates................   2,464,269     3,398,960    (3,398,960)            0
Note payable to affiliate........           0       176,914                     176,914
Deposits in escrow for investor
  subscriptions..................           0             0                           0
                                   ----------   -----------   -----------   -----------
        Total liabilities........   2,464,269     3,816,456    (3,398,960)      417,496
General partner's capital........                (1,371,781)    1,371,781             0
Limited partners' capital........                36,821,552   (36,821,552)            0
Common stock.....................                       100    47,954,649    47,954,749
Retained earnings................                (6,855,250)    6,906,234        50,984
                                   ----------   -----------   -----------   -----------
                                                                                      0
        Total partners' capital
          (shareholder's
          equity)................           0    28,594,621    19,411,112    48,005,733
                                   ----------   -----------   -----------   -----------
        Total liabilities and
          capital (equity).......  $2,464,269   $32,411,077   $16,012,152   $48,423,229
                                    =========    ==========    ==========    ==========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995

                            STATEMENTS OF OPERATIONS

                                                                                                              ADJUSTMENTS
                                                                                                                  AND
                             PCM           PAM         PAM II        PAM III        PAM IV         PAM V      ELIMINATIONS
                          ----------    ---------    ----------    -----------    -----------    ---------    ------------
Portfolio sales.......... $4,998,906    $       0    $        0    $         0    $         0    $       0    $ (1,347,518)
Collection revenue.......  1,395,550            0             0              0              0            0               0
Servicing fees...........    946,734            0             0              0              0            0        (306,607)
Portfolio collections....          0      290,328     1,022,494      1,337,920      4,041,724      483,439
Less: portfolio basis
  recovery...............    (15,273)    (109,531)     (388,307)    (1,132,402)    (3,674,197)    (483,439)     (1,087,062)
                          ----------    ---------    ----------    -----------     ----------    ---------     -----------
    Net investment
      income.............  7,325,917      180,797       634,187        205,518        367,527            0      (2,741,187)
Cost of portfolio
  sales..................  3,651,388            0             0              0              0            0               0
Personnel and related
  benefits...............  2,403,138            0             0              0              0            0               0
Professional and
  management fees........    673,545            0             0              0              0            0               0
Collection expense.......    285,026          365        12,336          7,716        225,318       64,375        (306,607)
Management fee expense...          0       23,096        68,385         92,447        214,677       39,146               0
Professional fees........          0        7,233       180,540        208,877        514,773      103,202               0
Provision for portfolio
  losses.................          0            0             0              0        109,000       26,000        (135,000)
Amortization.............          0          798         1,107          1,157          3,669        1,031               0
G & A expense............    331,425        2,947         3,345          3,183         21,532        2,629            (158)
                          ----------    ---------    ----------    -----------     ----------    ---------     -----------
    Total operating
      expenses...........  7,344,522       34,439       265,713        313,380      1,088,969      236,383        (441,765)
                          ----------    ---------    ----------    -----------     ----------    ---------     -----------
    Income from
      operations.........    (18,605)     146,358       368,474       (107,862)      (721,442)    (236,383)     (2,299,422)
Interest income
  (expense), net.........     25,685      (13,294)       16,792         14,283        109,670       32,864               0
Other income.............          0            0             0          1,735          1,800           46               0
                          ----------    ---------    ----------    -----------     ----------    ---------     -----------
    Income before
      provision for
      income taxes.......      7,080      133,064       385,266        (91,844)      (609,972)    (203,473)     (2,299,422)
Provision for income
  taxes..................        800            0             0              0              0            0             225
                          ----------    ---------    ----------    -----------     ----------    ---------     -----------
    Net income........... $    6,280    $ 133,064    $  385,266    $   (91,844)   $  (609,972)   $(203,473)   $ (2,299,647)
                          ==========    =========    ==========    ===========     ==========    =========     ===========

                                                                        PRO FORMA
                           ADDITIONAL      COMBINED       PRO FORMA      ADJUSTED
                           ADJUSTMENTS     BALANCES       RECLASSES      BALANCES
                           -----------    -----------    -----------    ----------
                          <C
Portfolio sales..........  $(3,651,388)   $         0    $              $
Collection revenue.......    1,035,852      2,431,402        646,670     3,078,072
Servicing fees...........                     640,127                      640,127
Portfolio collections....   (7,175,905)             0
Less: portfolio basis
  recovery...............    6,140,053       (750,158)       750,158
                           -----------    -----------    -----------    ----------
    Net investment
      income.............   (3,651,388)     2,321,371      1,396,828     3,718,199
Cost of portfolio
  sales..................   (3,651,388)             0    $         0             0
Personnel and related
  benefits...............                   2,403,138    $  (835,561)    1,567,577
Professional and
  management fees........    1,014,625      1,688,170    $         0     1,688,170
Collection expense.......            0        288,529    $         0       288,529
Management fee expense...      437,751    $   437,751       (437,751)
Professional fees........   (1,014,625)             0    $         0
Provision for portfolio
  losses.................            0              0    $         0
Amortization.............                 $     7,762         (7,762)
G & A expense............                     364,903         (3,951)      360,952
                           -----------    -----------    -----------    ----------
    Total operating
      expenses...........   (3,651,388)     5,190,253     (1,285,025)    3,905,228
                           -----------    -----------    -----------    ----------
    Income from
      operations.........            0     (2,868,882)     2,681,853      (187,029)
Interest income
  (expense), net.........            0        186,000              0       186,000
Other income.............            0          3,581              0         3,581
                           -----------    -----------    -----------    ----------
    Income before
      provision for
      income taxes.......            0     (2,679,301)     2,681,853         2,552
Provision for income
  taxes..................            0          1,025              0         1,025
                           -----------    -----------    -----------    ----------
    Net income...........  $         0    $(2,680,326)   $ 2,681,853    $    1,527
                           ===========    ===========    ===========    ==========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENT
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995

                            STATEMENTS OF CASH FLOWS

                                                           PCM         PAM        PAM II       PAM III       PAM IV         PAM V
                                                        ---------   ---------   -----------   ----------   -----------   ----------
Cash flows from operating activities:
 Net income...........................................  $   6,280   $ 133,064   $   385,266   $  (91,844)  $  (609,972)  $ (203,473)
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization.......................................          0         798         1,107        1,157         3,669        1,031
   Depreciation.......................................     81,454           0             0            0             0            0
   Gain on repurchase of ltd ptrshp units.............          0           0             0            0             0            0
   Provision for portfolio losses.....................          0           0             0            0       109,000       26,000
 Decrease (increase) in assets:.......................          0           0             0            0             0            0
   Due from affiliates................................   (382,072)          0       288,289            0      (304,681)    (492,785)
   Other assets.......................................     40,586     (44,239)      (35,298)     (64,236)     (200,728)      23,234
 Increase (decrease) in liabilities:
   Due to affiliates..................................    763,783      45,969             0       62,333      (501,507)    (232,378)
   Accounts payable...................................    (12,318)    (29,123)         (537)        (842)       25,296        1,798
                                                         --------    --------    ----------     --------   -----------   ----------
   Net cash provided by operating activities..........    497,713     106,469       638,827      (93,432)   (1,478,923)    (876,573)
                                                         --------    --------    ----------     --------   -----------   ----------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment...................   (138,610)          0             0            0             0            0
 Organization costs...................................          0           0             0            0             0          (49)
 Recovery of portfolio basis..........................     15,273     109,531       388,307    1,132,402     3,674,197      483,439
 Receivable from West Capital.........................          0           0             0            0             0            0
 Cash held in trust...................................          0      (4,221)   (1,171,869)    (762,639)   (6,247,207)  (1,014,201)
 Purchase of investments in dist loan ports...........          0      (5,463)     (114,183)    (366,122)   (4,215,633)  (1,911,199)
                                                         --------    --------    ----------     --------   -----------   ----------
   Net cash provided by investing activities..........   (123,337)     99,847      (897,745)       3,641    (6,788,643)  (2,442,010)
                                                         --------    --------    ----------     --------   -----------   ----------
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate.....................          0      18,914             0            0             0            0
 Distributions to partners............................          0    (233,422)     (344,389)    (441,528)   (1,719,383)     (97,836)
 Redemption of partnership units......................          0           0             0      (10,000)            0            0
 Contributions from limited partners..................          0           0             0            0     5,803,524    3,025,000
 Deposits in escrow for investor subscriptions........          0           0             0            0      (260,000)    (160,000)
 Payments for offering expenses.......................          0           0             0            0             0     (453,700)
 Loans to shareholder.................................   (133,458)          0             0            0             0            0
                                                         --------    --------    ----------     --------   -----------   ----------
   Net cash used in financing activities..............   (133,458)   (214,508)     (344,389)    (451,528)    3,824,141    2,313,464
                                                         --------    --------    ----------     --------   -----------   ----------
Net (decrease) increase in cash.......................    240,918      (8,192)     (603,307)    (541,319)   (4,443,425)  (1,005,119)
Cash at beginning of period...........................    175,356      23,487       748,107      751,459     5,002,648    1,220,917
                                                         --------    --------    ----------     --------   -----------   ----------
Cash at end of period.................................  $ 416,274   $  15,295   $   144,800   $  210,140   $   559,223   $  215,798
                                                         ========    ========    ==========     ========   ===========   ==========

                                                        ADJUSTMENTS                                              PRO FORMA
                                                            AND        ADDITIONAL    COMBINED      PRO FORMA     ADJUSTED
                                                        ELIMINATIONS   ADJUSTMENTS   BALANCES      RECLASSES     BALANCES
                                                        -----------    ----------   -----------   -----------   -----------

Cash flows from operating activities:
 Net income...........................................  $(2,299,647)*  $        0   $(2,680,326)  $ 2,681,853   $     1,527
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Amortization.......................................            0             0         7,762        (7,762)            0
   Depreciation.......................................            0             0        81,454             0        81,454
   Gain on repurchase of ltd ptrshp units.............            0             0             0             0             0
   Provision for portfolio losses.....................     (135,000)            0             0             0             0
 Decrease (increase) in assets:.......................            0             0             0             0             0
   Due from affiliates................................            0             0      (891,249)     (437,751)   (1,329,000)
   Other assets.......................................            0             0      (280,681)            0      (280,681)
 Increase (decrease) in liabilities:
   Due to affiliates..................................            0             0       138,200    (1,117,394)     (979,194)
   Accounts payable...................................            0             0       (15,726)            0       (15,726)
                                                        -----------      --------   -----------    ----------   ------------
   Net cash provided by operating activities..........   (2,434,647)            0    (3,640,566)    1,118,946    (2,521,620)
                                                        -----------      --------   -----------    ----------   ------------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment...................            0             0      (138,610)            0      (138,610)
 Organization costs...................................            0             0           (49)           49             0
 Recovery of portfolio basis..........................    1,087,062             0             0     6,890,211    (1,396,828)
 Receivable from West Capital.........................            0             0             0             0             0
 Cash held in trust...................................            0             0    (9,200,137)            0    (9,200,137)
 Purchase of investments in dist loan ports...........    1,347,518             0    (5,265,082)            0    (5,265,082)
                                                        -----------      --------   -----------    ----------   ------------
   Net cash provided by investing activities..........    2,434,580             0    (7,713,667)   (1,396,779)   (9,110,446)
                                                        -----------      --------   -----------    ----------   ------------
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate.....................            0             0        18,914             0        18,914
 Distributions to partners............................            0             0    (2,836,558)    2,836,558             0
 Redemption of partnership units......................            0             0       (10,000)       10,000             0
 Contributions from limited partners..................            0      (420,000)    8,408,524             0     8,408,524
 Deposits in escrow for investor subscriptions........            0       420,000             0             0             0
 Payments for offering expenses.......................            0             0      (453,700)            0      (453,700)
 Loans to shareholder.................................            0             0      (133,458)            0      (133,458)
                                                        -----------      --------   -----------    ----------   ------------
   Net cash used in financing activities..............            0             0     4,993,722     2,846,558     7,840,280
                                                        -----------      --------   -----------    ----------   ------------
Net (decrease) increase in cash.......................          (67)*           0    (6,360,511)    2,568,725    (3,791,786)
Cash at beginning of period...........................            0             0     7,921,974     8,255,653    16,177,627
                                                        -----------      --------   -----------    ----------   ------------
Cash at end of period.................................  $       (67)   $        0   $ 1,561,463   $10,824,378   $12,385,841
                                                        ===========      ========   ===========    ==========   ============


                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994

                                 BALANCE SHEET

                                     ASSETS

                                                                                                                 ADJUSTMENTS
                                                                                                                     AND
                                      PCM         PAM         PAM II      PAM III       PAM IV        PAM V      ELIMINATIONS
                                    --------   ----------   ----------   ----------   -----------   ----------   -----------
Cash and equivalents..............  $175,356   $   23,487   $  748,107   $  751,459   $ 5,002,648   $1,220,917   $         0
Cash held in trust................         0            0            0            0             0            0             0
Investments in distressed loan
  portfolios, net.................    42,678      810,159    1,920,842    4,408,633     9,269,331      437,971    (2,697,193)
Receivable from West Capital......         0      559,730      778,565      927,540     1,937,718    1,014,882             0
Due from affiliates...............       101            0       12,876            0       376,050      100,032      (467,970)
Loan to shareholder...............    96,620            0            0            0             0            0             0
Other assets......................   177,947            0       80,069      101,579        18,425       23,234             0
Property and equipment, net.......   324,812            0            0            0             0            0             0
Organization costs, net...........         0        1,463        2,799        3,235        10,793        4,502             0
                                    --------   ----------   ----------   ----------   -----------   ----------   -----------
        Total Assets..............  $817,514   $1,394,839   $3,543,258   $6,192,446   $16,614,965   $2,801,538   $(3,165,163)
                                    ========    =========    =========    =========    ==========    =========    ==========

                                             LIABILITIES AND PARTNERS' CAPITAL
Accounts payable..................  $194,687   $   35,249   $    2,280   $    3,365   $    19,927   $      800   $         0
Due to affiliates.................   619,867      176,220      101,198      370,609       509,757      234,028      (489,059)
Note payable to affiliate.........    95,855      158,000            0            0             0            0             0
Deposits in escrow for investor
  subscriptions...................         0            0            0            0       260,000      160,000             0
                                    --------   ----------   ----------   ----------   -----------   ----------   -----------
        Total liabilities.........   910,409      369,469      103,478      373,974       789,684      394,828      (489,059)
General partner's capital.........         0     (349,055)    (313,476)    (271,487)     (282,936)     (13,585)      140,591
Limited partners' capital.........         0    1,374,425    3,753,256    6,089,959    16,108,217    2,420,295     1,265,301
Common stock......................       100            0            0            0             0            0             0
Retained earnings.................   (92,995)           0            0            0             0            0    (4,081,996)
                                    --------   ----------   ----------   ----------   -----------   ----------   -----------
        Total partners' capital
          (shareholder's
          equity).................   (92,895)   1,025,370    3,439,780    5,818,472    15,825,281    2,406,710    (2,676,104)
                                    --------   ----------   ----------   ----------   -----------   ----------   -----------
        Total liabilities and
          capital (equity)........  $817,514   $1,394,839   $3,543,258   $6,192,446   $16,614,965   $2,801,538   $(3,165,163)
                                    ========    =========    =========    =========    ==========    =========    ==========

                                                                              PRO FORMA
                                    ADDITIONAL   COMBINED      PRO FORMA      ADJUSTED
                                    ADJUSTMENTS  BALANCES     ADJUSTMENTS     BALANCES
                                    ---------   -----------   ------------   -----------
Cash and equivalents..............  $           $ 7,921,974   $  8,255,653   $16,177,627
Cash held in trust................                        0              0             0
Investments in distressed loan
  portfolios, net.................               14,192,421      3,009,702    17,202,123
Receivable from West Capital......                5,218,435              0     5,218,435
Due from affiliates...............   (379,661)     (358,572)       358,572             0
Loan to shareholder...............          0        96,620              0        96,620
Other assets......................          0       401,254              0       401,254
Property and equipment, net.......          0       324,812              0       324,812
Organization costs, net...........          0        22,792        (22,792)            0
                                    ---------   -----------   ------------   -----------
        Total Assets..............  $(379,661)   27,819,736   $ 11,601,135   $39,420,871
                                    =========    ==========    ===========    ==========

Accounts payable..................  $       0   $   256,308   $          0   $   256,308
Due to affiliates.................   (379,661)    1,142,959     (2,281,566)   (1,138,607)
Note payable to affiliate.........          0       253,855              0       253,855
Deposits in escrow for investor
  subscriptions...................          0       420,000       (420,000)            0
                                    ---------   -----------   ------------   -----------
        Total liabilities.........   (379,661)    2,073,122     (2,701,566)     (628,444)
General partner's capital.........          0    (1,089,948)     1,089,948             0
Limited partners' capital.........          0    31,011,453    (31,011,453)            0
Common stock......................          0           100     39,999,758    39,999,858
Retained earnings.................          0    (4,174,991)     4,224,448        49,457
                                    ---------   -----------   ------------   -----------
        Total partners' capital
          (shareholder's
          equity).................          0    25,746,614     14,302,701    40,049,315
                                    ---------   -----------   ------------   -----------
        Total liabilities and
          capital (equity)........  $(379,661)  $27,819,736   $ 11,601,135   $39,420,871
                                    =========    ==========    ===========    ==========

                                     PAMCO

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994

                            STATEMENTS OF OPERATIONS

                                                                                                                     ADJUSTMENTS
                                                                                                                         AND
                                        PCM          PAM        PAM II       PAM III       PAM IV        PAM V      ELIMINATIONS
                                    ------------   --------   ----------   -----------   -----------   ----------   -------------
Portfolio sales...................   $10,382,393   $      0   $        0   $         0   $         0   $        0    $ (1,941,105)
Collection revenue................     1,069,113          0            0             0             0            0        (607,781)
Servicing fees....................       517,089          0            0             0             0            0        (514,363)
Portfolio collections.............             0    735,412    1,507,295     1,870,385     2,078,150       38,117    $          0
Less: portfolio basis recovery....       (29,164)  (530,204)  (1,048,403)   (1,854,725)   (2,066,592)     (38,117)              0
                                      ----------   ---------- ----------    ----------    ----------   ----------      ----------
    Net investment income.........    11,939,431    205,208      458,892        15,660        11,558            0      (3,063,249)
Cost of portfolio sales...........     8,068,979          0            0             0             0            0               0
Personnel and related benefits....     2,928,201          0            0             0             0            0               0
Professional and management
  fees............................       682,154          0            0             0             0            0               0
Collection expense................       280,136          0       27,191        12,076       525,073       59,052        (514,363)
Management fee expense............             0     17,584       70,022       121,205       144,633        5,128               0
Professional fees.................             0          0        5,957         6,856        60,949        8,691               0
Provision for portfolio losses....             0          0            0             0       405,000       54,000        (459,000)
Amortization......................             0        798        1,107         1,157         3,605          617               0
G & A expense.....................       296,663      3,159        7,412         6,990         6,321        2,072          (4,000)
                                      ----------   ---------- ----------    ----------    ----------   ----------      ----------
        Total operating
          expenses................    12,256,133     21,541      111,689       148,284     1,145,581      129,560        (977,363)
                                      ----------   ---------- ----------    ----------    ----------   ----------      ----------
        Income from operations....      (316,702)   183,667      347,203      (132,624)   (1,134,023)    (129,560)     (2,085,886)
Interest income (expense), net....           725    (13,095)      22,912         9,437        96,928        9,542               0
Other income......................             0          0        9,250           900           900            0               0
                                      ----------   ---------- ----------    ----------    ----------   ----------      ----------
    Income before provision for
      income taxes................      (315,977)   170,572      379,365      (122,287)   (1,036,195)    (120,018)     (2,085,886)
Provision for income taxes........           800          0            0             0             0            0           4,000
                                      ----------   ---------- ----------    ----------    ----------   ----------      ----------
        Net income................  $   (316,777)  $170,572   $  379,365   $  (122,287)  $(1,036,195)  $ (120,018)   $ (2,089,886)
                                      ==========   ========== ==========    ==========    ==========   ==========      ==========

                                                                            PRO FORMA
                                    ADDITIONAL     COMBINED     PRO FORMA   ADJUSTED
                                    ADJUSTMENTS    BALANCES     RECLASSES   BALANCES
                                    -----------   -----------   ----------  ---------
Portfolio sales...................  $(8,068,979)  $   372,309   $        0  $ 372,309
Collection revenue................  $   877,878     1,339,210      906,385  2,245,595
Servicing fees....................  $         0         2,726            0      2,726
Portfolio collections.............   (6,229,359)            0            0          0
Less: portfolio basis recovery....    5,351,481      (215,724)     215,724          0
                                     ----------    ----------   ----------  ----------
    Net investment income.........   (8,068,979)    1,498,521    1,122,109  2,620,630
Cost of portfolio sales...........   (8,068,979)            0            0          0
Personnel and related benefits....                  2,928,201   (1,009,910) 1,918,291
Professional and management
  fees............................       82,453       764,607            0    764,607
Collection expense................            0       389,165            0    389,165
Management fee expense............                    358,572     (358,572)         0
Professional fees.................      (82,453)            0            0          0
Provision for portfolio losses....            0             0            0          0
Amortization......................       (7,284)            0            0          0
G & A expense.....................        7,284       325,901       (2,165)   323,736
                                     ----------    ----------   ----------  ----------
        Total operating
          expenses................   (8,068,979)    4,766,446   (1,370,647) 3,395,799
                                     ----------    ----------   ----------  ----------
        Income from operations....            0    (3,267,925)   2,492,756   (775,169)
Interest income (expense), net....            0       126,449            0    126,449
Other income......................                     11,050       (9,250)     1,800
                                     ----------    ----------   ----------  ----------
    Income before provision for
      income taxes................            0    (3,130,426)   2,483,506   (646,920)
Provision for income taxes........            0         4,800            0      4,800
                                     ----------    ----------   ----------  ----------
        Net income................  $         0   $(3,135,226)  $2,483,506  $(651,720)
                                     ==========    ==========   ==========  ==========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994

                            STATEMENTS OF CASH FLOWS

                                                                 PCM         PAM        PAM II        PAM III       PAM IV
                                                              ---------   ---------   -----------   -----------   -----------
Cash flows from operating activities:
 Net income.................................................  $(316,777)  $ 170,572   $   379,365   $  (122,287)  $(1,036,195)
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Amortization.............................................          0         798         1,107         1,157         3,605
   Depreciation.............................................     50,559           0             0             0             0
   Gain on repurchase of ltd ptrshp units...................          0           0        (9,250)            0             0
   Provision for portfolio losses...........................          0           0             0             0       405,000
 Decrease (increase) in assets:.............................                      0             0             0             0
   Due from affiliates......................................    526,530     111,857        76,912         8,695      (361,735)
   Other assets.............................................   (148,921)    121,268       238,071       (17,991)      (18,425)
 Increase (decrease) in liabilities:........................          0           0             0             0             0
   Due to affiliates........................................    150,927     109,959        12,509       269,438       509,757
   Accounts payable.........................................    115,408      23,531       (12,664)       (7,304)       14,127
                                                              ---------   ---------   -----------   -----------   -----------
       Net cash provided by operating activities............    377,726     537,985       686,050       131,708      (483,866)
                                                              ---------   ---------   -----------   -----------   -----------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment.........................   (168,596)          0             0             0             0
 Organization costs.........................................          0           0             0             0             0
 Recovery of portfolio basis................................     29,164     530,204     1,048,403     1,854,725     2,066,592
 Receivable from West Capital...............................          0    (280,128)     (401,259)      (25,103)   (1,937,718)
 Cash held in trust.........................................          0           0             0             0             0
 Purchase of investments in dist loan ports.................    (71,842)    (67,088)     (854,139)     (214,445)   (9,804,990)
                                                              ---------   ---------   -----------   -----------   -----------
       Net cash provided by investing activities............   (211,274)    182,988      (206,995)    1,615,177    (9,676,116)
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate...........................     (4,145)    158,000             0             0             0
 Distributions to partners..................................          0    (875,000)   (1,271,778)   (1,484,583)   (1,704,784)
 Redemption of partnership units............................          0           0       (50,750)            0             0
 Contributions from investors...............................          0           0             0             0    14,274,931
 Deposits in escrow for investor subscriptions..............          0           0             0             0       (32,500)
 Payments for offering expenses.............................          0           0             0             0             0
 Loans to shareholder.......................................    (96,620)          0             0             0             0
                                                              ---------   ---------   -----------   -----------   -----------
       Net cash used in financing activities................   (100,765)   (717,000)   (1,322,528)   (1,484,583)   12,537,647
                                                              ---------   ---------   -----------   -----------   -----------
Net (decrease) increase in cash.............................     65,687       3,973      (843,473)      262,302     2,377,665
Cash at beginning of period.................................    109,669      19,514     1,591,580       489,157     2,624,983
                                                              ---------   ---------   -----------   -----------   -----------
Cash at end of period.......................................  $ 175,356   $  23,487   $   748,107   $   751,459   $ 5,002,648
                                                              =========   =========   ===========   ===========   ===========

                                                                            ADJUSTMENTS
                                                                                AND       ADDITIONAL   COMBINED      PRO FORMA
                                                                 PAM V      ELIMINATIONS  ADJUSTMENTS  BALANCES      RECLASSES
                                                              -----------   -----------   ---------   -----------   -----------
Cash flows from operating activities:
 Net income.................................................  $  (120,018)  $(2,089,886)* $       0   $(3,135,226)  $ 2,483,506
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Amortization.............................................          617             0                     7,284        (7,284)
   Depreciation.............................................            0             0                    50,559             0
   Gain on repurchase of ltd ptrshp units...................            0             0           0        (9,250)        9,250
   Provision for portfolio losses...........................       54,000      (459,000)                        0             0
 Decrease (increase) in assets:.............................            0                         0             0
   Due from affiliates......................................      (90,389)            0                   271,870      (358,572)
   Other assets.............................................      (23,234)                        0       150,768             0
 Increase (decrease) in liabilities:........................            0                                       0
   Due to affiliates........................................      234,028             0                 1,286,618    (1,549,075)
   Accounts payable.........................................          800             0           0       133,898             0
                                                              -----------   -----------   ----------  -----------   -----------
       Net cash provided by operating activities............       55,804    (2,548,886)          0    (1,243,479)      577,825
                                                              -----------   -----------   ----------  -----------   -----------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment.........................            0             0           0      (168,596)            0
 Organization costs.........................................       (5,119)            0                    (5,119)        5,119
 Recovery of portfolio basis................................       38,117       607,781                 6,174,986    (1,122,109)
 Receivable from West Capital...............................   (1,014,882)            0           0    (3,659,090)            0
 Cash held in trust.........................................            0             0           0             0             0
 Purchase of investments in dist loan ports.................     (539,731)    1,941,105           0    (9,611,130)            0
                                                              -----------   -----------   ----------  -----------   -----------
       Net cash provided by investing activities............   (1,521,615)    2,548,886           0    (7,268,949)   (1,116,990)
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate...........................            0             0           0       153,855             0
 Distributions to partners..................................      (15,833)            0                (5,351,978)    5,351,978
 Redemption of partnership units............................            0             0                   (50,750)       50,750
 Contributions from investors...............................    2,975,000             0     127,500    17,377,431             0
 Deposits in escrow for investor subscriptions..............      160,000             0    (127,500)            0             0
 Payments for offering expenses.............................     (432,439)            0           0      (432,439)            0
 Loans to shareholder.......................................            0             0           0       (96,620)            0
                                                              -----------   -----------   ----------  -----------   -----------
       Net cash used in financing activities................    2,686,728             0           0    11,599,499     5,402,728
                                                              -----------   -----------   ----------  -----------   -----------
Net (decrease) increase in cash.............................    1,220,917             0           0     3,087,071     4,863,563
Cash at beginning of period.................................            0             0                 4,834,903     3,392,090
                                                              -----------   -----------   ----------  -----------   -----------
Cash at end of period.......................................  $ 1,220,917   $         0   $       0   $ 7,921,974   $ 8,255,653
                                                              ===========   ===========   ==========  ===========   ===========

                                                               PRO FORMA
                                                               ADJUSTED
                                                               BALANCES
                                                              -----------
Cash flows from operating activities:
 Net income.................................................  $  (651,720)
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Amortization.............................................            0
   Depreciation.............................................       50,559
   Gain on repurchase of ltd ptrshp units...................            0
   Provision for portfolio losses...........................            0
 Decrease (increase) in assets:.............................            0
   Due from affiliates......................................      (86,702)
   Other assets.............................................      150,768
 Increase (decrease) in liabilities:........................            0
   Due to affiliates........................................     (262,457)
   Accounts payable.........................................      133,898
                                                              -----------
       Net cash provided by operating activities............     (665,654)
                                                              -----------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment.........................     (168,596)
 Organization costs.........................................            0
 Recovery of portfolio basis................................    5,052,877
 Receivable from West Capital...............................   (3,659,090)
 Cash held in trust.........................................            0
 Purchase of investments in dist loan ports.................   (9,611,130)
                                                              -----------
       Net cash provided by investing activities............   (8,385,939)
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate...........................      153,855
 Distributions to partners..................................            0
 Redemption of partnership units............................            0
 Contributions from investors...............................   17,377,431
 Deposits in escrow for investor subscriptions..............            0
 Payments for offering expenses.............................     (432,439)
 Loans to shareholder.......................................      (96,620)
                                                              -----------
       Net cash used in financing activities................   17,002,227
                                                              -----------
Net (decrease) increase in cash.............................    7,950,634
Cash at beginning of period.................................    8,226,993
                                                              -----------
Cash at end of period.......................................  $16,177,627
                                                              ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1993

                                 BALANCE SHEET

                                     ASSETS

                                                                                                                  ADJUSTMENTS
                                                                                                                      AND
                                            PCM         PAM         PAM II      PAM III       PAM IV     PAM V    ELIMINATIONS
                                          --------   ----------   ----------   ----------   ----------   ------   -----------
Cash and equivalents....................  $109,669   $   19,514   $1,591,580   $  489,157   $2,624,983     $0     $         0
Cash held in trust......................         0            0            0            0            0      0               0
Investments in distressed loan
  portfolios, net.......................         0    1,273,275    2,115,107    6,048,913    1,935,931      0        (607,307)
Receivable from West Capital............         0      279,602       93,617      902,437            0      0               0
Due from affiliates.....................   526,631      158,919       89,788        8,695       14,315      0     $    21,089
Loan to shareholder.....................         0            0            0            0            0      0               0
Other assets............................    29,026      121,268      601,828       83,588            0      0               0
Property and equipment, net.............   206,775            0            0            0            0      0               0
Organization costs, net.................         0        2,261        3,906        4,392       14,398      0               0
                                          --------   ----------   ----------   ----------   ----------     --       ---------
        Total Assets....................  $872,101   $1,854,839   $4,495,826   $7,537,182   $4,589,627     $0     $  (586,218)
                                          ========   ==========   ==========   ==========   ==========     ==       =========

                                              LIABILITIES AND PARTNERS' CAPITAL
Accounts payable........................  $ 79,279   $   58,780   $   14,944   $   10,669   $    5,800      0               0
Due to affiliates.......................   468,940       66,261       88,689      101,171            0      0               0
Note payable to affiliate...............   100,000            0            0            0            0      0               0
Deposits in escrow for investor
  subscriptions.........................         0            0            0            0      292,500      0               0
                                          --------   ----------   ----------   ----------   ----------     --       ---------
        Total liabilities...............   648,219      125,041      103,633      111,840      298,300      0               0
General partner's capital...............         0     (278,612)    (224,234)    (110,875)      (4,795)     0          66,134
Limited partners' capital...............         0    2,008,410    4,616,427    7,536,217    4,296,122      0         595,196
Common stock............................       100            0            0            0            0      0               0
Retained earnings.......................   223,782            0            0            0            0      0      (1,247,548)
                                          --------   ----------   ----------   ----------   ----------     --       ---------
        Total partners' capital
          (shareholder's equity)........   223,882    1,729,798    4,392,193    7,425,342    4,291,327      0        (586,218)
                                          --------   ----------   ----------   ----------   ----------     --       ---------
        Total liabilities and capital
          (equity)......................  $872,101   $1,854,839   $4,495,826   $7,537,182   $4,589,627     $0     $  (586,218)
                                          ========   ==========   ==========   ==========   ==========     ==       =========

                                                                                     PRO FORMA
                                          ADDITIONAL     COMBINED      PRO FORMA     ADJUSTED
                                          ADJUSTMENTS    BALANCES      RECLASSES     BALANCES
                                          -----------   -----------   -----------   -----------
Cash and equivalents....................                $ 4,834,903   $ 3,392,090   $ 8,226,993
Cash held in trust......................                          0             0             0
Investments in distressed loan
  portfolios, net.......................                 10,765,919     1,887,593    12,653,512
Receivable from West Capital............                  1,275,656             0     1,275,656
Due from affiliates.....................      7,430         826,867             0       826,867
Loan to shareholder.....................                          0             0             0
Other assets............................                    835,710             0       835,710
Property and equipment, net.............                    206,775             0       206,775
Organization costs, net.................                     24,957       (24,957)            0
                                             ------     -----------   -----------   -----------
        Total Assets....................    $ 7,430     $18,770,787   $ 5,254,726   $24,025,513
                                             ======     ===========   ===========   ===========

Accounts payable........................          0     $   169,472             0   $   169,472
Due to affiliates.......................    $ 7,430         732,491   ($  732,491)            0
Note payable to affiliate...............                    100,000             0       100,000
Deposits in escrow for investor
  subscriptions.........................                    292,500      (292,500)            0
                                             ------     -----------   -----------   -----------
        Total liabilities...............      7,430       1,294,463    (1,024,991)      269,472
General partner's capital...............                   (552,382)      552,382             0
Limited partners' capital...............                 19,052,372   (19,052,372)            0
Common stock............................                        100    23,054,765    23,054,865
Retained earnings.......................          0      (1,023,766)    1,724,942       701,176
                                             ------     -----------   -----------   -----------
        Total partners' capital
          (shareholder's equity)........          0      17,476,324     6,279,717    23,756,041
                                             ------     -----------   -----------   -----------
        Total liabilities and capital
          (equity)......................    $ 7,430     $18,770,787   $ 5,254,726   $24,025,513
                                             ======     ===========   ===========   ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1993

                            STATEMENTS OF OPERATIONS

                                                                                                                    ADJUSTMENTS
                                                                                                                        AND
                                             PCM           PAM         PAM II       PAM III      PAM IV     PAM V   ELIMINATIONS
                                          ----------   -----------   -----------   ----------   ---------   -----   -----------
Portfolio sales.........................  $2,101,225   $         0   $         0   $        0   $       0    $ 0     $ (720,178)
Collection revenue......................     323,569             0             0            0           0      0              0
Servicing fees..........................           0             0             0            0           0      0              0
Portfolio collections...................           0     1,281,431     1,992,701      932,049     214,718      0              0
Less: portfolio basis recovery..........           0    (1,139,182)   (1,992,201)    (932,049)   (214,718)     0        (48,297)
                                          ----------   -----------   -----------   ------------ ---------     --      ---------
        Net investment income...........   2,424,794       142,249           500            0           0      0       (768,475)
                                          ----------   -----------   -----------   ------------ ---------     --      ---------
Cost of portfolio sales.................   1,375,163             0             0            0           0      0              0
Personnel and related benefits..........     626,377             0             0            0           0      0              0
Professional and management fees........      32,663             0             0            0           0      0              0
Collection expense......................      67,148        38,315         7,685       14,431           0      0              0
Management fee expense..................           0        36,792       100,847      156,421      20,746      0              0
Professional fees.......................           0        13,368        13,528       16,126           0      0              0
Provision for portfolio losses..........           0             0             0            0           0      0              0
Amortization............................           0           798         1,107        1,144      20,827      0              0
G & A expense...........................      99,525         2,801         3,529       41,096      16,722      0         (3,200)
                                          ----------   -----------   -----------   ------------ ---------     --      ---------
        Total operating expenses........   2,200,876        92,074       126,696      229,218      58,295      0         (3,200)
                                          ----------   -----------   -----------   ------------ ---------     --      ---------
        Income from operations..........     223,918        50,175      (126,196)    (229,218)    (58,295)     0       (765,275)
Interest income (expense), net..........         664         3,987        53,006       44,162      10,348      0              0
Other income............................           0         2,000        10,111        5,250           0      0              0
                                          ----------   -----------   -----------   ------------ ---------     --      ---------
        Income before provision for
          income taxes..................     224,582        56,162       (63,079)    (179,806)    (47,947)     0       (765,275)
Provision for income taxes..............         800             0             0            0           0      0              0
                                          ----------   -----------   -----------   ------------ ---------     --      ---------
        Net income......................  $  223,782   $    56,162   $   (63,079)  $ (179,806)  $ (47,947)   $ 0     $ (765,275)
                                          ==========   ===========   ===========   ============ =========     ==      =========

                                                                                  PRO FORMA
                                          ADDITIONAL     COMBINED    PRO FORMA     ADJUSTED
                                          ADJUSTMENTS    BALANCES    RECLASSES     BALANCES
                                          -----------   ----------   ----------   ----------
Portfolio sales.........................  $(1,375,163)  $    5,884   $        0   $    5,884
Collection revenue......................       94,452      418,021    1,887,593    2,305,614
Servicing fees..........................                         0            0            0
Portfolio collections...................   (4,420,899)           0            0            0
Less: portfolio basis recovery..........    4,326,447            0            0            0
                                          -----------   ----------   ----------   ----------
        Net investment income...........   (1,375,163)     423,905    1,887,593    2,311,498
                                          -----------   ----------   ----------   ----------
Cost of portfolio sales.................   (1,375,163)           0            0            0
Personnel and related benefits..........                   626,377            0      626,377
Professional and management fees........       43,022       75,685            0       75,685
Collection expense......................                   127,579            0      127,579
Management fee expense..................                   314,806     (314,806)           0
Professional fees.......................      (43,022)           0            0            0
Provision for portfolio losses..........                         0            0            0
Amortization............................      (23,876)           0            0            0
G & A expense...........................       23,876      184,349       24,957      209,306
                                          -----------   ----------   ----------   ----------
        Total operating expenses........   (1,375,163)   1,328,796     (289,849)   1,038,947
                                          -----------   ----------   ----------   ----------
        Income from operations..........            0     (904,891)   2,177,442    1,272,551
Interest income (expense), net..........                   112,167            0      112,167
Other income............................                    17,361            0       17,361
                                          -----------   ----------   ----------   ----------
        Income before provision for
          income taxes..................                  (775,363)   2,177,442    1,402,079
Provision for income taxes..............                       800      452,500      453,300
                                          -----------   ----------   ----------   ----------
        Net income......................  $         0   $ (776,163)  $1,724,942   $  948,779
                                          ===========   ==========   ==========   ==========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1993

                            STATEMENTS OF CASH FLOWS

                                                               PCM          PAM         PAM II        PAM III       PAM IV
                                                            ---------   -----------   -----------   -----------   -----------
Cash flows from operating activities:
 Net income...............................................  $ 223,782   $    56,162   $   (63,079)  $  (179,806)  $   (47,947)
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Amortization...........................................          0           798         1,107         1,144        20,827
   Depreciation...........................................     14,615             0             0             0             0
   Gain on repurchase of ltd ptrshp units.................          0             0             0             0             0
   Provision for portfolio losses.........................          0             0             0             0             0
 Decrease (increase) in assets:...........................          0             0             0             0             0
   Due from affiliates....................................   (526,531)      138,261       (89,788)      182,863       (14,315)
   Other assets...........................................    (29,026)       (8,496)     (518,829)      (83,588)     (102,351)
 Increase (decrease) in liabilities:......................          0             0             0             0             0
   Due to affiliates......................................    468,940        66,261         2,569       101,171             0
   Accounts payable.......................................     79,279      (245,961)       14,944        10,669         5,800
                                                            ---------   -----------   -----------   -----------   -----------
     Net cash provided by operating activities............    231,059         7,025      (653,076)       32,453      (137,986)
                                                            ---------   -----------   -----------   -----------   -----------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment.......................   (221,390)            0             0             0             0
 Organization costs.......................................          0             0             0          (400)            0
 Recovery of portfolio basis..............................          0     1,139,182     1,992,201       932,049       214,718
 Receivable from West Capital.............................          0      (113,097)            0      (902,437)            0
 Cash held in trust.......................................          0             0             0             0             0
 Purchase of investments in dist loan ports...............          0       (53,322)     (354,485)   (6,367,675)   (2,150,649)
                                                            ---------   -----------   -----------   -----------   -----------
     Net cash provided by investing activities............   (221,390)      972,763     1,637,716    (6,338,463)   (1,935,931)
                                                            ---------   -----------   -----------   -----------   -----------
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate.........................    100,000             0             0             0             0
 Distributions to partners................................          0    (1,400,000)   (1,853,083)     (923,767)      (40,425)
 Redemption of partnership units..........................          0       (10,000)      (35,000)            0             0
 Contributions from limited partners......................          0             0             0     6,680,777     4,446,825
 Deposits in escrow for investor subscriptions............          0             0             0      (322,000)      292,500
 Payments for offering expenses...........................          0             0             0             0             0
 Loans to shareholder.....................................          0             0             0             0             0
                                                            ---------   -----------   -----------   -----------   -----------
     Net cash used in financing activities................    100,000    (1,410,000)   (1,888,083)    5,435,010     4,698,900
                                                            ---------   -----------   -----------   -----------   -----------
Net (decrease) increase in cash...........................    109,669      (430,212)     (903,443)     (871,000)    2,624,983
Cash at beginning of period...............................          0       449,726     2,495,023     1,360,157             0
                                                            ---------   -----------   -----------   -----------   -----------
Cash at end of period.....................................  $ 109,669   $    19,514   $ 1,591,580   $   489,157   $ 2,624,983
                                                            =========   ===========   ===========   ===========   ===========

                                                                    ADJUSTMENTS
                                                                        AND       ADDITIONAL     COMBINED      PRO FORMA
                                                            PAM V   ELIMINATIONS  ADJUSTMENTS    BALANCES      RECLASSES
                                                            -----   -----------   -----------   -----------   -----------
Cash flows from operating activities:
 Net income...............................................    $0     $(768,475)    $            $  (779,363)  $ 1,728,142
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Amortization...........................................     0             0                       23,876       (23,876)
   Depreciation...........................................     0             0                       14,615             0
   Gain on repurchase of ltd ptrshp units.................     0             0                            0             0
   Provision for portfolio losses.........................     0             0                            0             0
 Decrease (increase) in assets:...........................     0             0                            0             0
   Due from affiliates....................................     0       (21,089)                    (330,599)            0
   Other assets...........................................     0             0                     (742,290)            0
 Increase (decrease) in liabilities:......................     0             0                            0             0
   Due to affiliates......................................     0             0                      638,941      (735,691)
   Accounts payable.......................................     0             0                     (135,269)            0
                                                              --     ---------    -----------   -----------   -----------
     Net cash provided by operating activities............     0      (789,564)            0     (1,310,089)      968,575
                                                              --     ---------    -----------   -----------   -----------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment.......................     0             0                     (221,390)            0
 Organization costs.......................................     0             0                         (400)       48,833
 Recovery of portfolio basis..............................     0        48,297                    4,326,447    (1,887,593)
 Receivable from West Capital.............................     0             0                   (1,015,534)            0
 Cash held in trust.......................................     0             0                            0             0
 Purchase of investments in dist loan ports...............     0       741,267                   (8,184,864)            0
                                                              --     ---------    -----------   -----------   -----------
     Net cash provided by investing activities............     0       789,564             0     (5,095,741)   (1,838,760)
                                                              --     ---------    -----------   -----------   -----------
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate.........................     0             0                      100,000             0
 Distributions to partners................................     0             0                   (4,217,275)    4,217,275
 Redemption of partnership units..........................     0             0                      (45,000)       45,000
 Contributions from limited partners......................     0             0       (29,500)    11,098,102             0
 Deposits in escrow for investor subscriptions............     0             0        29,500              0             0
 Payments for offering expenses...........................     0             0                            0             0
 Loans to shareholder.....................................     0             0                            0             0
                                                              --     ---------    -----------   -----------   -----------
     Net cash used in financing activities................     0             0             0      6,935,827     4,262,275
                                                              --     ---------    -----------   -----------   -----------
Net (decrease) increase in cash...........................     0             0             0        529,997     3,392,090
Cash at beginning of period...............................     0                                  4,304,906
                                                              --     ---------    -----------   -----------   -----------
Cash at end of period.....................................    $0     $       0     $       0    $ 4,834,903   $ 3,392,090
                                                              ==     =========    ===========   ===========   ===========

                                                             PRO FORMA
                                                             ADJUSTED
                                                             BALANCES
                                                            -----------
Cash flows from operating activities:
 Net income...............................................  $   948,779
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Amortization...........................................            0
   Depreciation...........................................       14,615
   Gain on repurchase of ltd ptrshp units.................            0
   Provision for portfolio losses.........................            0
 Decrease (increase) in assets:...........................            0
   Due from affiliates....................................     (330,599)
   Other assets...........................................     (742,290)
 Increase (decrease) in liabilities:......................            0
   Due to affiliates......................................      (96,750)
   Accounts payable.......................................     (135,269)

                                                            -----------
     Net cash provided by operating activities............     (341,514)

                                                            -----------
Cash flows provided by (used in) investing activities:
 Purchase of property and equipment.......................     (221,390)
 Organization costs.......................................       48,433
 Recovery of portfolio basis..............................    2,438,854
 Receivable from West Capital.............................   (1,015,534)
 Cash held in trust.......................................            0
 Purchase of investments in dist loan ports...............   (8,184,864)

                                                            -----------
     Net cash provided by investing activities............   (6,934,501)

                                                            -----------
Cash flows provided by (used in) financing activities:
 Increase in payable to affiliate.........................      100,000
 Distributions to partners................................            0
 Redemption of partnership units..........................            0
 Contributions from limited partners......................   11,098,102
 Deposits in escrow for investor subscriptions............            0
 Payments for offering expenses...........................            0
 Loans to shareholder.....................................            0

                                                            -----------
     Net cash used in financing activities................   11,198,102

                                                            -----------
Net (decrease) increase in cash...........................    3,922,087
Cash at beginning of period...............................    4,304,906

                                                            -----------
Cash at end of period.....................................  $ 8,226,993
                                                            ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1992

                                 BALANCE SHEET

                                     ASSETS

                                                                   PAM         PAM II      PAM III     PAM IV   PAM V
                                                              ---   ----------   ----------   ----------   ------   -----
Cash and equivalents........................................  $ 0   $  449,726   $2,495,023   $1,360,157     $  0    $  0
Cash held in trust..........................................    0            0            0            0        0       0
Investments in distressed loan portfolios, net..............    0    2,359,135    3,752,823      613,287        0       0
Receivable from West Capital................................    0      166,505       93,617            0        0       0
Due from affiliates.........................................    0      297,180            0      191,558        0       0
Loan to shareholder.........................................    0            0            0            0        0       0
Other assets................................................    0      112,772       82,999            0        0       0
Property and equipment, net.................................    0            0            0            0        0       0
Organization costs, net.....................................    0        3,059        5,013        5,136        0       0
                                                                    ----------   ----------   ----------       --      --
        Total Assets........................................  $ 0   $3,388,377   $6,429,475   $2,170,138     $  0    $  0
                                                               ==   ==========   ==========   ==========       ==      ==

                                            LIABILITIES AND PARTNERS' CAPITAL
Accounts payable............................................  $ 0   $  304,741   $        0   $        0     $  0    $  0
Due to affiliates...........................................    0            0       86,120            0        0       0
Note payable to affiliate...................................    0            0            0            0        0       0
Deposits in escrow for investor subscriptions...............    0            0            0      322,000        0       0
                                                               --   ----------   ----------   ----------       --      --
        Total liabilities...................................    0      304,741       86,120      322,000        0       0
General partner's capital...................................    0     (143,702)     (32,618)        (517)       0       0
Limited partners' capital...................................    0    3,227,338    6,375,973    1,848,655        0       0
Common stock................................................    0            0            0            0        0       0
Retained earnings...........................................    0            0            0            0        0       0
                                                               --   ----------   ----------   ----------       --      --
        Total partners' capital (shareholder's equity)......    0    3,083,636    6,343,355    1,848,138        0       0
                                                               --    ----------   ----------   ----------      --      --
        Total liabilities and capital (equity)..............  $ 0    $3,388,377   $6,429,475   $2,170,138     $ 0    $  0
                                                               ==    ==========   ==========   ==========      ==      ==

                                                                                                          PRO FORMA
                                                               PRO FORMA      PRO FORMA     PRO FORMA     ADJUSTED
                                                              ELIMINATIONS   ADJUSTMENTS    RECLASSES     BALANCES
                                                              ------------   -----------   -----------   -----------
Cash and equivalents........................................    $        0   $ 1,209,132   $             $ 5,514,038
Cash held in trust..........................................             0                                         0
Investments in distressed loan portfolios, net..............             0   $   712,121                   7,437,366
Receivable from West Capital................................             0             0                     260,122
Due from affiliates.........................................             0             0        48,051       536,789
Loan to shareholder.........................................             0             0                           0
Other assets................................................             0             0                     195,771
Property and equipment, net.................................             0             0                           0
Organization costs, net.....................................             0             0                      13,208
                                                                  --------    ----------   -----------   -----------
        Total Assets........................................    $        0   $ 1,921,253   $    48,051   $13,909,243
                                                                  ========    ==========   ===========   ===========
                                            LIABILITIES AND
Accounts payable............................................    $        0   $             $             $   304,741
Due to affiliates...........................................             0   ($  134,171)       48,051             0
Note payable to affiliate...................................             0             0                           0
Deposits in escrow for investor subscriptions...............             0             0                     322,000
                                                                  --------    ----------   -----------   -----------
        Total liabilities...................................             0      (134,171)       48,051       578,690
General partner's capital...................................        42,666       134,171                           0
Limited partners' capital...................................       383,996     1,207,532   (13,043,494)            0
Common stock................................................             0             0    13,043,494    13,043,494
Retained earnings...........................................      (426,662)      713,721                     287,059
                                                                  --------    ----------   -----------   -----------
        Total partners' capital (shareholder's equity)......             0     2,055,424             0    13,330,553
                                                                  --------    ----------   -----------   -----------
        Total liabilities and capital (equity)..............    $        0   $ 1,921,253   $    48,051   $13,909,243
                                                                  ========    ==========   ===========   ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1992

                            STATEMENTS OF CASH FLOWS

                                                                         PCM       PAM         PAM II       PAM III     PAM IV
                                                                         ---   -----------   -----------   ----------   ------
Cash flows from operating activities:
  Net income...........................................................  $0    $  (275,728)  $   (42,012)  $   (5,170)    $0
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization.......................................................   0            798           521          250      0
    Depreciation.......................................................   0              0             0            0      0
    Gain on repurchase of ltd ptrshp units.............................   0              0             0            0      0
    Provision for portfolio losses.....................................   0        182,257             0            0      0
  Decrease (increase) in assets:.......................................   0              0             0            0      0
    Due from affiliates................................................   0        165,718             0     (191,558)     0
    Other assets.......................................................   0       (107,852)      (82,999)           0      0
  Increase (decrease) in liabilities:..................................   0              0             0            0      0
    Due to affiliates..................................................   0              0        86,120            0      0
    Accounts payable...................................................   0         66,899             0            0      0
                                                                         --    -----------   -----------   ----------     --
    Net cash provided by operating activities..........................   0         32,092       (38,370)    (196,478)     0
                                                                         --    -----------   -----------   ----------     --

  Cash flows provided by (used in) investing activities:
  Purchase of property and equipment...................................   0              0             0            0      0
  Organization costs...................................................   0              0        (5,534)      (5,386)     0
  Recovery of portfolio basis..........................................   0      1,350,653       208,872            0      0
  Receivable from West Capital.........................................   0       (166,505)      (93,617)           0      0
  Cash held in trust...................................................   0              0             0            0      0
  Purchase of investments in dist loan ports...........................   0     (3,186,537)   (3,961,695)    (613,287)     0
                                                                         --    -----------   -----------   ----------     --
    Net cash provided by investing activities..........................   0     (2,002,389)   (3,851,974)    (618,673)     0
                                                                         --    -----------   -----------   ----------     --

Cash flows provided by (used in) financing activities:
  Increase in payable to affiliate.....................................   0              0             0            0      0
  Distributions to partners............................................   0     (1,057,536)     (284,167)           0      0
  Redemption of partnership units......................................   0              0             0            0      0
  Contributions from limited partners..................................   0      2,217,717     6,669,534    1,853,308      0
  Deposits in escrow for investor subscriptions........................   0              0             0      322,000      0
  Payments for offering expenses.......................................   0              0             0            0      0
  Loans to shareholder.................................................   0              0             0            0      0
                                                                         --    -----------   -----------   ----------     --
    Net cash used in financing activities..............................   0      1,160,181     6,385,367    2,175,308      0
                                                                         --    -----------   -----------   ----------     --
Net (decrease) increase in cash........................................   0       (810,116)    2,495,023    1,360,157      0
Cash at beginning of period............................................   0      1,259,842             0            0      0
                                                                         --    -----------   -----------   ----------     --
Cash at end of period..................................................  $0    $   449,726   $ 2,495,023   $1,360,157     $0
                                                                         ==    ===========   ===========   ==========     ==

                                                                                                              PRO FORMA
                                                                                  PRO FORMA      PRO FORMA     ADJUSTED
                                                                         PAM V   ELIMINATIONS   ADJUSTMENTS    BALANCES
                                                                         -----   ------------   -----------   ----------
Cash flows from operating activities:
  Net income...........................................................   $ 0         $0        $   713,550   $  390,640
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization.......................................................     0          0                  0        1,569
    Depreciation.......................................................     0          0                  0            0
    Gain on repurchase of ltd ptrshp units.............................     0          0                  0            0
    Provision for portfolio losses.....................................     0          0           (182,257)           0
  Decrease (increase) in assets:.......................................     0
    Due from affiliates................................................     0          0                  0      (25,840)
    Other assets.......................................................     0                                   (190,851)
  Increase (decrease) in liabilities:..................................     0                                          0
    Due to affiliates..................................................     0          0           (134,171)     (48,051)
    Accounts payable...................................................     0          0                  0       66,899
                                                                           --         --         ----------   ----------
    Net cash provided by operating activities..........................     0          0            397,122      194,366
                                                                           --         --         ----------   ----------
Cash flows provided by (used in) investing activities:
  Purchase of property and equipment...................................     0          0                  0            0
  Organization costs...................................................     0          0                  0      (10,920)
  Recovery of portfolio basis..........................................     0          0           (529,693)   1,029,832
  Receivable from West Capital.........................................     0          0                  0     (260,122)
  Cash held in trust...................................................     0          0                  0            0
  Purchase of investments in dist loan ports...........................     0          0                  0   (7,761,519)
                                                                           --         --         ----------   ----------
    Net cash provided by investing activities..........................     0          0           (529,693)  (7,002,729)
                                                                           --         --         ----------   ----------
Cash flows provided by (used in) financing activities:
  Increase in payable to affiliate.....................................     0          0                  0            0
  Distributions to partners............................................     0          0          1,341,703            0
  Redemption of partnership units......................................     0          0                  0            0
  Contributions from limited partners..................................     0          0                  0   10,740,559
  Deposits in escrow for investor subscriptions........................     0          0                  0      322,000
  Payments for offering expenses.......................................     0          0                  0            0
  Loans to shareholder.................................................     0          0                  0            0
                                                                           --         --         ----------   ----------
    Net cash used in financing activities..............................     0          0          1,341,703   11,062,559
                                                                           --         --         ----------   ----------
Net (decrease) increase in cash........................................     0          0          1,209,132    4,254,196
Cash at beginning of period............................................     0                                  1,259,842
                                                                           --         --         ----------   ----------
Cash at end of period..................................................   $ 0         $0        $ 1,209,132   $5,514,038
                                                                           ==         ==         ==========   ==========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                            STATEMENTS OF OPERATIONS
                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                                                                           PRO
                                                                                                                          FORMA
                                                                               PRO FORMA      PRO FORMA     PRO FORMA    ADJUSTED
                   PCM       PAM        PAM II     PAM III   PAM IV   PAM V   ELIMINATIONS   ADJUSTMENTS    RECLASSES    BALANCES
                   ---   -----------   ---------   -------   ------   -----   ------------   -----------   -----------   --------
Portfolio
  sales..........   0              0           0        0       0        0          0         $       0                         0
Collection
  revenue........   0              0           0        0       0        0          0         $       0                         0
Servicing fees...   0              0           0        0       0        0          0         $       0                         0
Portfolio
  collections....  $0    $ 1,350,653   $ 208,872   $    0      $0      $ 0          0         $       0    $(1,029,832)   529,693
Less: portfolio
  basis
  recovery.......   0     (1,350,653)   (208,872)       0       0        0          0           529,693      1,029,832          0
                   --      ---------    --------   -------     --       --         --         ---------    -----------   --------
Net investment
  income.........   0              0           0        0       0        0          0           529,693                   529,693
Cost of portfolio
  sales..........   0              0           0        0       0        0          0         $       0                         0
Personnel and
  related
  benefits.......   0              0           0        0       0        0          0         $       0                         0
Professional and
  management
  fees...........   0              0           0        0       0        0          0         $       0                         0
Collection
  expense........   0         38,316       4,049        0       0        0          0         $       0                    42,365
Management fee
  expense........   0         54,659      63,935    2,373       0        0          0         $       0                   120,967
Professional
  fees...........   0         12,109           0        0       0        0          0         $       0                    12,109
Provision for
  portfolio
  losses.........   0        182,257           0        0       0        0          0         $(182,257)                        0
Amortization.....   0            798         521      250       0        0          0         $       0                     1,569
G & A expense....   0         13,504      11,604    3,764       0        0          0            (2,400)                   26,472
                   --      ---------    --------   -------     --       --         --         ---------    -----------   --------
        Total
        operating
      expenses...   0        301,643      80,109    6,387       0        0          0          (184,657)                  203,482
                   --      ---------    --------   -------     --       --         --          ---------    -----------   --------

        Income
          from
    operations...   0       (301,643)    (80,109)  (6,387)      0        0          0           714,350                   326,211
Interest income
  (expense),
  net............   0         25,915      38,097    1,217       0        0          0         $       0                    65,229
Other income.....   0              0           0        0       0        0          0                 0                         0
                   --      ---------    --------   -------     --       --         --         ---------    -----------   --------

        Income
          before
        provision
          for
          income
         taxes...   0       (275,728)    (42,012)  (5,170)      0        0          0           714,350                   391,440
Provision for
  income taxes...   0              0           0        0       0        0          0               800                       800
                   --      ---------    --------   -------     --       --         --         ---------    -----------   --------
        Net
        income...  $0    $  (275,728)  $ (42,012)  $(5,170)    $0      $ 0         $0         $ 713,550                  $390,640
                   ==      =========    ========   =======     ==       ==         ==         =========    ===========   ========

                       SELECTED HISTORICAL FINANCIAL DATA

                                      1996            1995            1994            1993            1992
                                   -----------     -----------     -----------     -----------     -----------
                                     PERFORMANCE CAPITAL MANAGEMENT, INC.

  Net revenue..................    $16,116,850     $ 7,325,917     $11,939,431     $ 2,424,794              --
  Income (loss) from
     operations................         66,432         (18,605)       (316,702)        223,918              --
  Income (loss) from operations
     per share.................    $    664.32     $   (186.05)    $ (3,167.02)    $  2,239.18              --
  Net income (loss)............         97,724           6,280        (316,777)        223,782              --
  Net cash from operations.....      2,906,902         497,713         377,726         231,059              --
  Total assets.................      3,982,265       1,321,191         817,514         872,101              --
  Cash distribution per
     share.....................            N/A             N/A             N/A             N/A             N/A
  Book Value per share.........    $    111.09              --              --              --              --

                                   PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                                       A CALIFORNIA LIMITED PARTNERSHIP

  Net revenue..................        538,428         180,797         205,208         142,249              --
  Income (loss) from
     operations................        365,631         146,358         183,667          50,175        (301,643)
  Income (loss) from operations
     per partnership unit......    $    348.55     $    139.39     $    174.92     $     47.79     $   (286.73)
  Net income (loss)............        369,775         133,064         170,572          56,162        (275,728)
  Net cash from operations.....        429,930         106,469         537,985           7,025          32,092
  Investments in distressed
     loan portfolios...........      1,269,586         706,091         810,159       1,273,275       2,359,135
  Total assets.................      1,622,033       1,330,241       1,394,839       1,854,839       3,388,377
  Total cash distributions
     declared..................        154,650         210,000         787,500       1,260,000         951,782
  Cash distribution per
     partnership unit..........    $    147.43     $    200.00     $    750.00     $  1,200.00     $    906.45
  Book value per partnership
     unit......................    $  1,065.45

                                      1996            1995            1994            1993            1992
                                   -----------     -----------     -----------     -----------     -----------
                                 PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                                       A CALIFORNIA LIMITED PARTNERSHIP
  Net revenue..................        504,836         634,187         458,892             500              --
  Income (loss) from
     operations................        162,620         368,474         347,203        (126,196)        (80,109)
  Income (loss) from operations
     per partnership unit......    $    104.98     $    237.88     $    224.15     $    (81.49)    $    (51.71)
  Net income (loss)............        304,715         385,266         379,365         (63,079)        (42,012)
  Net cash from operations.....        493,772         638,827         686,050        (653,076)        (38,370)
  Investments in distressed
     loan portfolios...........      1,371,176       1,070,725       1,920,842       2,115,107       3,752,823
  Total assets.................      3,524,539       3,484,650       3,543,258       4,495,826       6,429,475
  Total cash distributions
     declared..................        230,023         309,950       1,144,600       1,667,775         255,750
  Cash distributions per
     partnership unit..........    $    148.59     $    200.10     $    738.93     $  1,076.68     $    165.10
  Book value per partnership
     unit......................    $  2,276.83

                                 PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                                       A CALIFORNIA LIMITED PARTNERSHIP

  Net revenue..................        884,915         205,518          15,660              --              --
  Income (loss) from
     operations................        492,558        (107,862)       (132,624)       (229,218)         (6,387)
  Income (loss) from operations
     per partnership unit......    $    246.53     $    (53.98)    $    (66.31)    $   (114.72)    $     (3.20)
  Net income (loss)............        683,163         (91,844)       (122,287)       (179,806)         (5,170)
  Net cash from operations.....        787,667         (93,432)        131,708          32,453        (196,478)
  Investments in distressed
     loan portfolios...........      2,566,546       3,642,353       4,408,633       6,048,913         613,287
  Total assets.................      6,120,078       5,710,565       6,192,446       7,537,182       2,170,138
  Total cash distributions
     declared..................        295,925         399,700       1,336,200         831,390              --
  Cash distribution per
     partnership unit..........    $    148.11     $    200.05     $    668.77     $    416.11              --
  Book value per partnership
     unit......................    $  2,816.10

                                      1996            1995            1994            1993            1992
                                   -----------     -----------     -----------     -----------     -----------
                                 PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                                       A CALIFORNIA LIMITED PARTNERSHIP

  Net revenue..................        150,347         367,527          11,558              --              --
  Income (loss) from
     operations................     (1,282,748)       (721,442)     (1,134,023)        (57,945)             --
  Income (loss) from operations
     per partnership unit......    $   (111.82)    $    (62.80)    $   (129.17)    $    (28.31)             --
  Net income (loss)............       (732,166)       (609,972)     (1,036,195)        (47,945)             --
  Net cash from operations.....        233,843      (1,478,923)       (483,866)       (139,000)             --
  Investments in distressed
     loan portfolios...........      9,091,186       9,701,767       9,269,331       1,935,931              --
  Total assets.................     17,291,452      19,352,923      16,614,965       4,656,753              --
  Total cash distributions
     declared..................      1,433,425       1,547,025       1,530,263          40,425              --
  Cash distribution per
     partnership unit..........    $    124.95     $    134.66     $    174.31     $     19.75              --
  Book value per partnership
     unit......................    $  1,476.16

                                  PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                                       A CALIFORNIA LIMITED PARTNERSHIP

  Net revenue..................         86,052              --              --              --              --
  Income (loss) from
     operations................       (186,459)       (236,383)       (129,560)             --              --
  Income (loss) from operations
     per partnership unit......    $   (156.16)    $   (196.99)    $   (217.75)             --              --
  Net income (loss)............        (85,336)       (203,473)       (120,018)             --              --
  Net cash from operations.....        252,779        (876,622)         55,804              --              --
  Investments in distressed
     loan portfolios...........      2,300,662       1,771,568         437,971              --              --
  Total assets.................      4,419,239       4,680,949       2,801,538              --              --
  Total cash distributions
     declared..................        179,100          88,050          14,250              --              --
  Cash distribution per
     partnership unit..........    $    150.00     $     73.38     $     23.95              --              --
  Book value per partnership
     unit......................    $  3,653.52

                                    EXPERTS

     ACCOUNTING. The consolidated financial statements of the Partnerships for each of the three years in the period ended December 31, 1996, and the financial statements of the Company at December 31, 1996 appearing in this Prospectus have been audited by Kelly & Company, independent auditors for the Company and PCM, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon the authority of Kelly & Company as experts in accounting and auditing.

     INTERESTS OF NAMED EXPERTS AND COUNSEL. None of the experts named in the Registration Statement as having prepared or certified any part hereof, including auditors and accountants, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of the effectiveness of the Registration Statement or that part of the Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries or was connected with the Company or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer, or employee.

     OTHER MATTERS. The Fairness Opinion was prepared as of the date set forth herein by Willamette Management Associates, Inc., and is included in reliance upon the authority of such firm as experts in valuation and business consolidation matters.

                                 LEGAL MATTERS

     OPINION ON SECURITIES ACT MATTERS. In connection with the Merger Stock certain legal matters under the Securities Act have been passed upon for the Company by White and Stepp LLP, located at 4100 Newport Place, Suite 800, Newport Beach, California 92660.

     OPINION ON FEDERAL INCOME TAX MATTERS. The opinion referred to in "FEDERAL INCOME TAX CONSIDERATIONS" has been rendered by John H. Brainerd,
Attorney-at-Law, 4100 Newport Beach, Suite 800, Newport Beach, California 92660.

     LEGAL PROCEEDINGS. There are no legal actions pending against any of the Partnerships or the Company nor are any such legal actions contemplated.

     The General Partner, Income Network Company, and Vincent E. Galewick are named as Defendants in a pending litigation matter entitled Margarita K. Kanne and Louis H. Knoop v. Sundance Resources; Prospect Fund, 1991-II et al. In that action the Plaintiffs allege violations of certain provisions of the California Corporations Code and the Securities Act and common law fraud. The General Partner, Income Network Company, and Mr. Galewick deny each and every such allegation in that litigation matter and are defending that litigation matter vigorously. The causes of action alleged in that litigation matter against the defendants regarding those violations of the California Corporations Code and the Securities Act were dismissed by summary adjudication entered in favor of those defendants. It is the opinion of counsel for the General Partner that any resolution of that litigation matter should not (i) affect the ability of the General Partner to function as the General Partner and manage operations of the Partnerships or (ii) materially and adversely affect the General Partner or the Partnerships. Moreover, it is the opinion of counsel for the Company that any resolution of that litigation matter should not materially and adversely effect the (i) Company or (ii) the Merger.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                            -----
PERFORMANCE ASSET MANAGEMENT FUND, LTD.
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
  Report of Independent Auditors.........................................................     F-4
  Financial Statements
    Balance Sheets.......................................................................     F-5
    Statements of Operations.............................................................     F-6
    Statements of Partners' Capital (Deficit)............................................     F-7
    Statements of Cash Flows.............................................................     F-8
  Notes to Financial Statements..........................................................     F-9
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
  Report of Independent Auditors.........................................................    F-15
  Financial Statements of Performance Asset Management Fund, Ltd., A California Limited
    Partnership:
    Balance Sheets, December 31, 1996 and 1995...........................................    F-16
    Statements of Operations for the years ended December 31, 1996 and 1995..............    F-17
    Statements of Partners' Capital (Deficit) for the years ended December 31, 1996 and
      1995...............................................................................    F-18
    Statements of Cash Flows for the years ended December 31, 1996 and 1995..............    F-19
  Notes to Financial Statements..........................................................    F-20
PERFORMANCE ASSET MANAGEMENT FUND II, LTD.
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
  Report of Independent Auditors.........................................................    F-26
  Financial Statements
    Balance Sheets.......................................................................    F-27
    Statements of Operations.............................................................    F-28
    Statements of Partners' Capital (Deficit)............................................    F-29
    Statements of Cash Flows.............................................................    F-30
  Notes to Financial Statements..........................................................    F-31
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
  Report of Independent Auditors.........................................................    F-37
  Financial Statements of Performance Asset Management Fund II, Ltd., A California
    Limited Partnership:
    Balance Sheets, December 31, 1996 and 1995...........................................    F-38
    Statements of Operations for the years ended December 31, 1996 and 1995..............    F-39
    Statements of Partners' Capital (Deficit) for the years ended December 31, 1996 and
      1995...............................................................................    F-40
    Statements of Cash Flows for the years ended December 31, 1996 and 1995..............    F-41
  Notes to Financial Statements..........................................................    F-42

                                                                                            PAGE
                                                                                            -----
PERFORMANCE ASSET MANAGEMENT FUND III, LTD.
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
  Report of Independent Auditors.........................................................    F-48
  Financial Statements
    Balance Sheets.......................................................................    F-49
    Statements of Operations.............................................................    F-50
    Statements of Partners' Capital (Deficit)............................................    F-51
    Statements of Cash Flows.............................................................    F-52
  Notes to Financial Statements..........................................................    F-53
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
  Report of Independent Auditors.........................................................    F-59
  Financial Statements of Performance Asset Management Fund III, Ltd., A California
    Limited Partnership:
    Balance Sheets, December 31, 1996 and 1995...........................................    F-60
    Statements of Operations for the years ended December 31, 1996 and 1995..............    F-61
    Statements of Partners' Capital (Deficit) for the years ended December 31, 1996 and
      1995...............................................................................    F-62
    Statements of Cash Flows for the years ended December 31, 1996 and 1995..............    F-63
  Notes to Financial Statements..........................................................    F-64
PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
  Report of Independent Auditors.........................................................    F-69
  Financial Statements
    Balance Sheets.......................................................................    F-70
    Statements of Operations.............................................................    F-71
    Statements of Partners' Capital (Deficit)............................................    F-72
    Statements of Cash Flows.............................................................    F-73
  Notes to Financial Statements..........................................................    F-74
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
  Report of Independent Auditors.........................................................    F-80
  Financial Statements of Performance Assets Management Fund IV, Ltd., A California
    Limited Partnership:
    Balance Sheets, December 31, 1996 and 1995...........................................    F-81
    Statements of Operations for the years ended December 31, 1996 and 1995..............    F-82
    Statements of Partners' Capital (Deficit) for the years ended December 31, 1996 and
      1995...............................................................................    F-83
    Statements of Cash Flows for the years ended December 31, 1996 and 1995..............    F-84
  Notes to Financial Statements..........................................................    F-85
PERFORMANCE ASSET MANAGEMENT FUND V, LTD.
FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM INCEPTION,
  APRIL 4, 1994 THROUGH DECEMBER 31, 1994
  Report of Independent Auditors.........................................................    F-91
  Financial Statements
    Balance Sheets.......................................................................    F-92
    Statements of Operations.............................................................    F-93
    Statements of Partners' Capital (Deficit)............................................    F-94
    Statements of Cash Flows.............................................................    F-95
  Notes to Financial Statements..........................................................    F-96

                                                                                            PAGE
                                                                                            -----
FINANCIAL STATEMENTS ENDED DECEMBER 31, 1996 AND 1995
  Report of Independent Auditors.........................................................   F-102
  Financial Statements of Performance Asset Management Fund V, Ltd., A California Limited
    Partnership:
    Balance Sheets, December 31, 1996 and 1995...........................................   F-103
    Statements of Operations for the years ended December 31, 1996 and 1995..............   F-104
    Statements of Partners' Capital (Deficit) for the years ended December 31, 1996 and
      1995...............................................................................   F-105
    Statements of Cash Flows for the years ended December 31, 1996 and 1995..............   F-106
  Notes to Financial Statements..........................................................   F-107
PERFORMANCE CAPITAL MANAGEMENT, INC.
FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
  Report of Independent Auditors.........................................................   F-113
  Financial Statements
    Balance Sheets.......................................................................   F-114
    Statements of Operations.............................................................   F-115
    Statements of Shareholder's Deficit..................................................   F-116
    Statements of Cash Flows.............................................................   F-117
  Notes to Financial Statements..........................................................   F-118
FINANCIAL STATEMENTS DECEMBER 31, 1996 AND 1995
  Report of Independent Auditors.........................................................   F-124
  Financial Statements of Performance Capital Management, Inc.:
    Balance Sheets, December 31, 1996 and 1995...........................................   F-125
    Statements of Operations for the years ended December 31, 1996 and 1995..............   F-126
    Statements of Shareholder's Equity (Deficit) for the years ended December 31, 1996
      and 1995...........................................................................   F-127
    Statements of Cash Flows for the years ended December 31, 1996 and 1995..............   F-128
  Notes to Financial Statements..........................................................   F-129
PERFORMANCE ASSET MANAGEMENT COMPANY
FINANCIAL STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1996
  Report of Independent Auditors.........................................................   F-134
  Financial Statements of Performance Asset Management Company:
    Balance Sheet, December 31, 1997.....................................................   F-135
    Statement of Operations as of and for the year ended December 31, 1996...............   F-136
    Statement of Shareholder's Deficit as of and for the year ended December 31, 1996....   F-137
    Statement of Cash Flows as of and for the year ended December 31, 1996...............   F-138
  Notes to Financial Statements..........................................................   F-139
FINANCIAL STATEMENT AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
  Balance Sheet, June 30, 1997 (Unaudited)...............................................   F-140
  Statement of Operations (Unaudited) as of and for the Six Months Ended June 30, 1997...   F-141
  Statement of Shareholder's Deficit (Unaudited) as of and for the Six Months Ended June
    30, 1997.............................................................................   F-142
  Statement of Cash Flows (Unaudited) as of and for the Six Months Ended June 30, 1997...   F-143
PRO FORMA FINANCIAL STATEMENTS AS OF AND FOR THE PERIOD ENDED JUNE 30, 1997..............   F-144

                         REPORT OF INDEPENDENT AUDITORS

To Performance Development Inc., General Partner
Performance Asset Management Fund, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1995 and 1994, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund, Ltd., A California Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
August 13, 1996

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                         1995           1994
                                                                      ----------     ----------
Cash and equivalents................................................  $   15,295     $   23,487
Cash held in trust..................................................       4,221             --
Investments in distressed loan portfolios, net......................     706,091        810,159
Receivable from West Capital........................................     559,730        559,730
Other receivables...................................................      44,239             --
Organization costs, net.............................................         665          1,463
                                                                      ----------     ----------
          Total assets..............................................  $1,330,241     $1,394,839
                                                                      ==========     ==========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable....................................................  $    6,126     $   35,249
Due to affiliates...................................................     229,088        176,220
Note payable to affiliate...........................................     170,015        158,000
                                                                      ----------     ----------
          Total liabilities.........................................     405,229        369,469
                                                                      ----------     ----------
Commitments and contingencies
Partners' capital...................................................     925,012      1,025,370
                                                                      ----------     ----------
          Total liabilities and partners' capital...................  $1,330,241     $1,394,839
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
Portfolio collections..................................................  $290,328     $735,412
Less: portfolio basis recovery.........................................   109,531      530,204
                                                                         --------     --------
  Net investment income................................................   180,797      205,208
                                                                         --------     --------
Cost of operations:
  Management fee expense...............................................    23,096       17,584
  Collection expense...................................................       365           --
  Professional fees....................................................     7,233           --
  Amortization.........................................................       798          798
  General and administrative expense...................................     2,947        3,159
                                                                         --------     --------
          Total operating expenses.....................................    34,439       21,541
                                                                         --------     --------
Income from operations.................................................   146,358      183,667
Other expense:
  Interest, net........................................................    13,294       13,095
                                                                         --------     --------
Net income.............................................................  $133,064     $170,572
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                          GENERAL       LIMITED
                                                          PARTNER       PARTNERS        TOTAL
                                                         ---------     ----------     ----------
Partners' capital (deficit), December 31, 1993.........  $(278,612)    $2,008,410     $1,729,798
  Distributions........................................    (87,500)      (787,500)      (875,000)
  Net income...........................................     17,057        153,515        170,572
                                                          --------     ----------     ----------
Partners' capital (deficit), December 31, 1994.........   (349,055)     1,374,425      1,025,370
  Distributions........................................    (23,422)      (210,000)      (233,422)
  Net income...........................................     13,306        119,758        133,064
                                                          --------     ----------     ----------
Partners' capital (deficit), December 31, 1995.........  $(359,171)    $1,284,183     $  925,012
                                                          ========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                       ---------     ---------
Cash flows provided by (used in) operating activities:
  Net income.........................................................  $ 133,064     $ 170,572
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization....................................................        798           798
     Decrease in due from affiliates.................................         --       111,857
     (Increase) decrease in other receivables........................    (44,239)      121,268
     (Increase) decrease in accounts payable.........................    (29,123)       23,531
     Increase in due to affiliates...................................     64,883       109,959
                                                                       ---------     ---------
     Net cash provided by operating activities.......................    125,383       537,985
                                                                       ---------     ---------
Cash flows provided by (used in) investing activities:
  Increase in cash held in trust.....................................     (4,221)           --
  Increase in receivable from West Capital...........................         --      (280,128)
  Purchase of investments in distressed loan portfolios..............     (5,463)      (67,088)
  Recovery of portfolio basis........................................    109,531       530,204
                                                                       ---------     ---------
     Net cash provided by investing activities.......................     99,847       182,988
                                                                       ---------     ---------
Cash flows provided by (used in) financing activities:
  Proceeds from note payable to affiliate............................         --       158,000
  Distributions to partners..........................................   (233,422)     (875,000)
                                                                       ---------     ---------
     Net cash used in financing activities...........................   (233,422)     (717,000)
                                                                       ---------     ---------
Net (decrease) increase in cash......................................     (8,192)        3,973
Cash at beginning of period..........................................     23,487        19,514
                                                                       ---------     ---------
Cash at end of period................................................  $  15,295     $  23,487
                                                                       =========     =========

                       Supplemental Disclosure of Cash Flow Information
Cash paid for:
  Franchise taxes....................................................  $     800     $     800
  Interest...........................................................  $   8,000            --

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund, Ltd., A California Limited Partnership was formed on April 1, 1991, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until July 1, 1991. The General Partner of the Partnership is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and quarterly discretionary cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received a cash return equal to their contributions to the capital of the Partnership. After the limited partners have received a cash return equal to their contributions to the capital of the Partnership, profits, losses, and quarterly discretionary cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank where the aggregate balances of accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

  Cash Held in Trust

     The General Partner of the Partnership anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. The Trust was the recipient of a portion of the funds resulting from the settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates (Notes 4 and 8).

  Investments in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

  Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1995 and 1994, totaled $3,325 and $2,527, respectively.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Income Taxes

     No provision for income taxes has been made in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. As a partnership, the partners are taxed individually on their share of partnership earnings and losses.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

2.  INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. The fair value of investments in distressed loan portfolios was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1995 and 1994, investments in distressed loan portfolios consisted of the following:

                                                                        1995
                                                               -----------------------
                                                               CARRYING        FAIR
                                                                AMOUNT        VALUE
                                                               --------     ----------
        Credit card accounts.................................  $287,551     $  512,174
        Consumer loans.......................................   418,540        503,742
                                                               --------     ----------
                                                               $706,091     $1,015,916
                                                               ========      =========

                                                                        1994
                                                               -----------------------
                                                               CARRYING        FAIR
                                                                AMOUNT        VALUE
                                                               --------     ----------
        Credit card accounts.................................  $343,585     $  568,208
        Consumer loans.......................................   466,574        547,674
                                                               --------     ----------
                                                               $810,159     $1,115,882
                                                               ========      =========

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET (CONTINUED)
     At December 31, 1995 and 1994, the allowance for possible losses on investments in specific distressed loan portfolios consisted of the following:

                                                                 1995
                                             --------------------------------------------
                                             INVESTMENT      ALLOWANCE FOR       CARRYING
                                              BALANCE       PORTFOLIO LOSSES      AMOUNT
                                             ----------     ----------------     --------
        Credit card accounts...............  $ 287,551                 --        $287,551
        Consumer loans.....................    695,348         $ (276,808)        418,540
                                             ----------         ---------        --------
                                             $ 982,899         $ (276,808)       $706,091
                                             ==========         =========        ========

                                                                 1994
                                             --------------------------------------------
                                             INVESTMENT      ALLOWANCE FOR       CARRYING
                                              BALANCE       PORTFOLIO LOSSES      AMOUNT
                                             ----------     ----------------     --------
        Credit card accounts...............  $ 343,585                 --        $343,585
        Consumer loans.....................    743,382         $ (276,808)        466,574
                                             ----------         ---------        --------
                                             $1,086,967        $ (276,808)       $810,159
                                             ==========         =========        ========

     The Partnership's allowance for portfolio losses consisted of the following at December 31, 1995 and 1994:

                                                                 1995          1994
                                                               ---------     ---------
        Allowance for portfolio losses, beginning............  $(276,808)    $(276,808)
          Provision for portfolio losses.....................         --            --
          Recoveries.........................................         --            --
                                                               ---------     ---------
        Allowance for portfolio losses, December 31..........  $(276,808)    $(276,808)
                                                               =========     =========

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. At December 31, 1995 and 1994, the Partnership had two portfolios which required an allowance of $276,808 to reduce investment balances to their net realizable value.

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:

     Affiliated Corporations:

       Performance Development, Inc. ("PDI")
        Income Network Company ("INC")
        Performance Capital Management ("PCM")
        Spectrum Capital Management Inc. ("SCM")

     Other Affiliated Entities:

        Performance Asset Management Funds II, III, IV, and V Ltd. ("PAM Funds")

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for certain legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.0% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     PDI's management fees incurred and recorded by the Partnership totaled $23,096 and $17,584 for the years ended December 31, 1995 and 1994, respectively. The Partnership also accrued distributions to PDI of $23,422 and $87,500 for the years ended December 31, 1995 and 1994, respectively. At December 31, 1995 and 1994, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $221,329 and $160,914, respectively.

     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus in prior years, was paid commissions equal to 10% of Gross Proceeds.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolio assets and consistent with the limited partnership agreement The Partnership also enters into servicing agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of debts.

     For the year ended December 31, 1995, the Partnership purchased one portfolio from PCM, and paid no acquisition fees for the portfolio. Also, for the year ended December 31, 1995, the Partnership incurred and reimbursed PCM for collection costs of $365.

     The Partnership had amounts owed to PCM for reimbursement of collection expenses and other expenses totaling $860 and $101 recorded as due to affiliates at December 31, 1995 and 1994, respectively.

     SCM was formed in 1988 to provide personnel and human resource services to both affiliated and non-affiliated entities. Prior to 1994, SCM performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership.

     On January 1, 1994, the Partnership entered into an agreement to borrow $158,000 from SCM for future portfolio acquisitions. The agreement was evidenced by a promissory note, which accrued interest at 8% per annum and required all remaining principal and interest to be paid on or before June 30, 1995. On June 30, 1995, the Partnership renegotiated and extended the agreement's remaining outstanding principal and interest on substantially the same terms through December 31, 1996.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
     During the years ended December 31, 1995 and 1994, the Partnership incurred interest expense totaling $13,816 and $13,098, respectively. The Partnership had amounts owed to SCM totaling $6,899 and $15,205 recorded as due to affiliates at December 31, 1995 and 1994, respectively.

4. RECEIVABLE FROM WEST CAPITAL

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner of the Partnership, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement"). In May 1996 the parties consummated the transaction contemplated by the Settlement Agreement and the Partnership and its affiliates received from WCFSC $15,750,000 in satisfaction of all claims of the Partnership and its affiliates against WCFSC and its affiliates ("Note 8").

5. PARTNERS' CAPITAL

     In years prior to 1994, the Partnership received proceeds from the sale of limited partnership units that totaled $5,312,600. Such proceeds have been recorded net of syndication costs and commissions paid to affiliates, and reimbursement of certain offering costs incurred by the General Partner recorded as follows:

            Gross syndication proceeds..............................  $ 5,312,600
              Commissions...........................................     (531,260)
              Syndication costs.....................................     (159,378)
              Offering costs........................................     (101,310)
                                                                      -----------
            Net syndication proceeds................................    4,525,912
              Repurchase of limited partnership units...............      (10,000)
              Cumulative distributions through 1993.................   (2,457,536)
              Cumulative losses through the year ended December 31,
                 1993...............................................     (323,318)
                                                                      -----------
            Partners' capital, December 31, 1993....................  $ 1,729,798
                                                                      ===========

     During the years ended December 31, 1995 and 1994, the Partnership distributed a total of $233,422 and $875,000, respectively, to the partners of the Partnership. In June 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. To date the suspension of cash distributions is still in effect.

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that has been filed but not served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) partnership agreement requires that the Partnership indemnify the General Partner in certain instances. It is unclear at this time if the results of this action would result in any cost to the Partnership.

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of SFAS No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on estimates of market conditions and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, managements estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best current estimates of the amounts ultimately expected to be realized upon the collection efforts and sales of existing investments in distressed loan portfolios. While the estimates are primarily based on past and current collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

8. SUBSEQUENT EVENTS

     On February 8, 1996, the General Partner of the Partnership, for itself and on behalf of the Partnership and the Partnership's affiliates, entered into the Settlement Agreement (Note 4). The Settlement Agreement was entered into for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement (Note 4); and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $15,750,000 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund in an amount not to exceed $250,000 which will be available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds.

     The proceeds from the settlement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner of the Partnership in accordance with the respective interests of the Partnership and those affiliates in those proceeds.

     The Settlement Agreement was approved by 78.29% of the limited partners of the Partnership; none of the limited partners of the Partnership disapproved of the Settlement Agreement; and 21.71% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC. On April 10, 1996, WCFSC completed the payment of $15,750,000 for the benefit of the Partnership and its affiliates, including the PAM Funds.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund, Ltd., A California Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
February 21, 1997

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                         1996           1995
                                                                      ----------     ----------
Cash and equivalents................................................  $  283,232     $   15,295
Cash held in trust..................................................          --          4,221
Investments in distressed loan portfolios, net......................   1,269,586        706,091
Receivable from West Capital........................................          --        559,730
Due from affiliates.................................................      56,483             --
Other assets........................................................      12,732         44,239
Organization costs, net.............................................          --            665
                                                                      ----------     ----------
          Total assets..............................................  $1,622,033     $1,330,241
                                                                      ==========     ==========
                               LIABILITIES AND PARTNERS' CAPITAL
Accounts payable....................................................  $   41,378     $    6,126
Due to affiliates...................................................     271,403        222,189
Note payable to affiliate...........................................     191,598        176,914
                                                                      ----------     ----------
          Total liabilities.........................................     504,379        405,229
                                                                      ----------     ----------
Commitments and contingencies
Partners' capital...................................................   1,117,654        925,012
                                                                      ----------     ----------
Total liabilities and partners' capital.............................  $1,622,033     $1,330,241
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                          1996          1995
                                                                       ----------     --------
Portfolio collections................................................  $1,290,544     $290,328
Less: portfolio basis recovery.......................................     752,116      109,531
                                                                       ----------     --------
  Net investment income..............................................     538,428      180,797
                                                                       ----------     --------
Cost of operations:
  Collection expense.................................................      43,257          365
  Management fee expense.............................................      25,979       23,096
  Professional fees..................................................      96,527        7,233
  Amortization.......................................................         665          798
  General and administrative expense.................................       6,369        2,947
                                                                       ----------     --------
     Total operating expenses........................................     172,797       34,439
                                                                       ----------     --------
Income from operations...............................................     365,631      146,358
Other income (expense):
  Interest income (expense), net.....................................       3,389      (13,294)
  Other income.......................................................         755           --
                                                                       ----------     --------
Net income...........................................................  $  369,775     $133,064
                                                                       ==========     ========

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          GENERAL       LIMITED
                                                          PARTNER       PARTNERS        TOTAL
                                                         ---------     ----------     ----------
Balance, December 31, 1994.............................  ($349,055)    $1,374,425     $1,025,370
  Distributions........................................    (23,422)      (210,000)      (233,422)
  Net income...........................................     13,306        119,758        133,064
                                                         ---------     ----------     ----------
Balance, December 31, 1995.............................   (359,171)     1,284,183        925,012
  Distributions........................................    (17,483)      (154,650)      (172,133)
  Redemption of partnership units......................         --         (5,000)        (5,000)
  Net income...........................................     36,978        332,797        369,775
                                                         ---------     ----------     ----------
Balance, December 31, 1996.............................  ($339,676)    $1,457,330     $1,117,654
                                                         =========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996           1995
                                                                     -----------     ---------
Cash flows from operating activities:
  Net income.......................................................  $   369,775     $ 133,064
  Adjustments to reconcile net income to net cash provided by operating activities:
       Amortization................................................          665           798
     Decrease (increase) in assets:
       Other assets................................................       31,507       (44,239)
       Due from affiliates.........................................      (56,483)           --
     Increase (decrease) in liabilities:
       Due to affiliates...........................................       49,214        45,969
       Accounts payable............................................       35,252       (29,123)
                                                                     -----------     ---------
     Net cash provided by operating activities.....................      429,930       106,469
                                                                     -----------     ---------
Cash flows provided by (used in) investing activities:
  Recovery of portfolio basis......................................      752,116       109,531
  Receivable from West Capital.....................................      559,730            --
  Cash held in trust...............................................        4,221        (4,221)
  Purchase of investments in distressed loan portfolios............   (1,315,611)       (5,463
                                                                     -----------     ---------
     Net cash provided by investing activities.....................          456        99,847
                                                                     -----------     ---------
Cash flows provided by (used in) financing activities:
  Increase in payable to affiliate.................................       14,684        18,914
  Distributions to partners........................................     (172,133)     (233,422)
  Redemption of partnership units..................................       (5,000)           --
                                                                     -----------     ---------
     Net cash used in financing activities.........................     (162,449)     (214,508)
                                                                     -----------     ---------
Net (decrease) increase in cash....................................      267,937        (8,192)
  Cash at beginning of period......................................       15,295        23,487
                                                                     -----------     ---------
Cash at end of period..............................................  $   283,232     $  15,295
                                                                     ===========     =========

                       Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
  Franchise taxes..................................................  $       800     $     800
  Interest.........................................................           --     $   8,000

    The accompanying notes are an integral part of the financial statements.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund, Ltd., A California Limited Partnership was formed in April 1991, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until July 199 1. The General Partner is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and cash distributions are allocated 90% to the limited partners and IO% to the General Partner until such time as the limited partners have been returned I 00% of their initial capital contributions to the Partnership. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank where certain balances of accounts at the institution are insured by the Federal Deposit Insurance Corporation.

  Cash Held in Trust

     The General Partner anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from a settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates.

  Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the original cost of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

  Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straightline method over five years. Accumulated amortization at December 31, 1996 and 1995 totaled $3,990 and $3,325, respectively.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Income Taxes

     No provision for income taxes has been made in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners are taxed individually on their share of the Partnership's earnings and losses.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

  Financial Statement Classification

     Certain amounts within the 1995 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto loans and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated remaining portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                                        1996
                                                              -------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $  912,597     $1,480,656
        Consumer loans......................................     356,989        425,479
                                                              ----------     ----------
                                                              $1,269,586     $1,906,135

                                                                        1995
                                                              -------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $  287,551     $  512,174
        Consumer loans......................................     418,540        503,742
                                                              ----------     ----------
                                                              $  706,091     $1,015,916
                                                              ==========     ==========

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET (CONTINUED)
     At December 31, 1996 and 1995, the allowance for possible losses on investments in specific distressed loan portfolios consisted of the following:

                                                                  1996
                                             ----------------------------------------------
                                             INVESTMENT      ALLOWANCE FOR        CARRYING
                                              BALANCE       PORTFOLIO LOSSES       AMOUNT
                                             ----------     ----------------     ----------
          Credit card accounts.............  $  925,024                --        $  925,024
          Consumer loans...................     621,370        $ (276,808)          344,562
                                             ----------         ---------        ----------
                                             $1,546,394        $ (276,808)       $1,269,586
                                             ==========         =========        ==========

                                                                   1995
                                               --------------------------------------------
                                               INVESTMENT      ALLOWANCE FOR       CARRYING
                                                BALANCE       PORTFOLIO LOSSES      AMOUNT
                                               ----------     ----------------     --------
          Credit card accounts...............  $  287,551                --        $287,551
          Consumer loans.....................     695,348        $ (276,808)        418,540
                                                 --------         ---------        --------
                                               $  982,899        $ (276,808)       $706,091
                                                 ========         =========        ========

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has recorded a reserve for possible losses on investments in specific distressed loan portfolios of $276,808 as of December 31, 1996 and 1995.

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:

     Affiliated Corporations:

          Performance Development, Inc. ("PDI")
          Performance Capital Management ("PCM")
          Spectrum Capital Management, Inc. ("SCM")

     Other Affiliated Entities:

          Performance Asset Management Funds II, III, IV, and V Ltd. ("PAM
Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDl, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for certain legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.0% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
     PDI's management fees incurred and recorded by the Partnership totaled $25,979 and $23,096 for the years ended December 31, 1996 and 1995, respectively. The Partnership also accrued distributions payable to PDI of $17,483 and $23,422 for the years ended December 31, 1996 and 1995, respectively. At December 31, 1996 and 1995, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $271,145 and $221,329, respectively.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements for PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996 and 1995, the Partnership purchased two portfolios and one portfolio, respectively, from PCM and recorded acquisition fees for those portfolios of $363,405 and $0, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1996 and 1995, the Partnership incurred collection costs of $43,257 and $365, respectively.

     The Partnership had amounts owed to PCM totaling $860 recorded as due to affiliates at December 31, 1995. The Partnership had amounts due from PCM totaling $56,483 recorded as due from affiliates at December 31, 1996.

     SCM was formed in 1988 to provide personnel and human resource services to both affiliated and non-affiliated entities. Prior to 1994, SCM performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership.

     On January 1, 1994, the Partnership entered into an agreement to borrow $158,000 from SCM for future portfolio acquisitions. The agreement was evidenced by a promissory note, which accrued interest at 8% per annum and required all remaining principal and interest to be paid on or before June 30, 1995. On June 30, 1995, the Partnership renegotiated and extended the agreement's remaining outstanding principal and interest on substantially the same terms and the outstanding balance is due on demand.

     On December 31, 1995, the Partnership entered into an agreement to negotiate the outstanding principal and interest of $176,914 under substantially the same terms and conditions of the previous note agreements. During the years ended December 31, 1996 and 1995, the Partnership incurred interest expense related to the note totaling $14,684 and $13,816, respectively.

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP. (CONTINUED) Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement; and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement required the establishment of a defense fund of $250,000 which is available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds. To date no such actions have been brought.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by PDI in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership received $1,483,254 of the total settlement proceeds.

     The Settlement Agreement was approved by 78.29% of the limited partners of the Partnership; none of the limited partners of the Partnership disapproved the Settlement Agreement; and 21.71% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC.

5. PARTNERS' CAPITAL

     In 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. Cash distributions were subsequently reinstated in 1996.

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that was filed in early 1996 but to date has not been served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances, and it is unclear at this time if the results of this action would result in any cost to the Partnership.

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of the Statement of Financial Accounting Standard No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on the underlying quality of the distressed loan portfolio, the cost of comparable capital, the estimates of market conditions, and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best present estimates of the amounts ultimately expected to be realized upon the collection efforts and disposition of existing investments in distressed loan portfolios. While the estimates are primarily based on past collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

                         REPORT OF INDEPENDENT AUDITORS

To Performance Development Inc., General Partner
Performance Asset Management Fund II, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund II, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1995 and 1994, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund II, Ltd., A California Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
August 13, 1996

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                         1995           1994
                                                                      ----------     ----------
Cash and equivalents................................................  $  144,800     $  748,107
Cash held in trust..................................................   1,171,869             --
Investments in distressed loan portfolios, net......................   1,070,725      1,920,842
Receivable from West Capital........................................     778,565        778,565
Due from affiliates.................................................     201,632         12,876
Other receivables...................................................     115,367         80,069
Organization costs, net.............................................       1,692          2,799
                                                                      ----------     ----------
          Total assets..............................................  $3,484,650     $3,543,258
                                                                      ==========     ==========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable....................................................  $    1,743     $    2,280
Due to affiliates...................................................       2,250        101,198
                                                                      ----------     ----------
          Total liabilities.........................................       3,993        103,478
                                                                      ----------     ----------
Commitments and contingencies
Partners' capital...................................................   3,480,657      3,439,780
                                                                      ----------     ----------
          Total liabilities and partners' capital...................  $3,484,650     $3,543,258
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      ----------     ----------
Portfolio collections...............................................  $1,022,494     $1,507,295
Less: portfolio basis recovery......................................     388,307      1,048,403
                                                                      ----------     ----------
          Net investment income.....................................     634,187        458,892
                                                                      ----------     ----------
Cost of operations:
  Management fee expense............................................      68,385         70,022
  Collection expense................................................      12,336         27,191
  Professional fees.................................................     180,540          5,957
  Amortization......................................................       1,107          1,107
  General and administrative expense................................       3,345          7,412
                                                                      ----------     ----------
          Total operating expenses..................................     265,713        111,689
                                                                      ----------     ----------
Income from operations..............................................     368,474        347,203
Other income:
  Interest, net.....................................................      16,792         22,912
  Other.............................................................          --          9,250
                                                                      ----------     ----------
          Net income................................................  $  385,266     $  379,365
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        GENERAL        LIMITED
                                                        PARTNER       PARTNERS          TOTAL
                                                       ---------     -----------     -----------
Partners' capital (deficit), December 31, 1993.......  $(224,234)    $ 4,616,427     $ 4,392,193
  Repurchase of limited partnership units............         --         (60,000)        (60,000)
  Distributions......................................   (127,178)     (1,144,600)     (1,271,778)
  Net income.........................................     37,936         341,429         379,365
                                                       ---------     -----------     -----------
Partners' capital (deficit), December 31, 1994.......   (313,476)      3,753,256       3,439,780
  Distributions......................................    (34,439)       (309,950)       (344,389)
  Net income.........................................     38,527         346,739         385,266
                                                       ---------     -----------     -----------
Partners' capital (deficit), December 31, 1995.......  $(309,388)    $ 3,790,045     $ 3,480,657
                                                       =========     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
Cash flows provided by (used in) operating activities:
  Net income....................................................    $   385,266     $   379,365
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization...............................................          1,107           1,107
     Gain on repurchase of limited partnership units............             --          (9,250)
     (Increase) decrease in due from affiliates.................       (188,756)         76,912
     (Increase) decrease in other receivables...................        (35,298)        238,071
     Decrease in accounts payable...............................           (537)        (12,664)
     Increase in due to affiliates..............................        477,045          12,509
                                                                    -----------     -----------
          Net cash provided by operating activities.............        638,827         686,050
                                                                    -----------     -----------
Cash flows provided by (used in) investing activities:
  Increase in cash held in trust................................     (1,171,869)             --
  Increase in receivable from West Capital......................             --        (401,259)
  Purchase of investments in distressed loan portfolios.........       (114,183)       (854,139)
  Recovery of portfolio basis...................................        388,307       1,048,403
                                                                    -----------     -----------
          Net cash used in investing activities.................    $  (897,745)    $  (206,995)
                                                                    -----------     -----------
Cash flows provided by (used in) financing activities:
  Repurchase of limited partner units...........................             --         (50,750)
  Distributions to partners.....................................       (344,389)     (1,271,778)
                                                                    -----------     -----------
          Net cash used in financing activities.................       (344,389)     (1,322,528)
                                                                    -----------     -----------
Net increase in cash............................................       (603,307)       (843,473)
Cash at beginning of period.....................................        748,107       1,591,580
                                                                    -----------     -----------
Cash at end of period...........................................    $   144,800     $   748,107
                                                                    ===========     ===========
Franchise taxes paid............................................    $       800     $       800
                                                                    ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund II, Ltd., A California Limited Partnership was formed on April 21, 1992, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until May 29, 1992. The General Partner of the Partnership is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and quarterly discretionary cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received a cash return equal to their contributions to the capital of the Partnership. After the limited partners have received a cash return equal to their contributions to the capital of the Partnership, profits, losses, and quarterly discretionary cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank where the aggregate balances of accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured portion of the cash balances totaled $44,800 and $648,107 at December 31, 1995 and 1994, respectively.

  Cash Held in Trust

     The General Partner of the Partnership anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. The Trust was the recipient of a portion of the funds resulting from the settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates (Notes 4 and 8). The cash held in trust had a Federal Deposit Insurance Corporation uninsured portion totaling $1,071,869 as of December 31, 1995.

  Investments in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1995 and 1994, totaled $3,843 and $2,736, respectively.

  Income Taxes

     No provision for income taxes has been made in the financial statements, except for the Partnership's minimum state income tax liability of $800. As a partnership, the partners are taxed individually on their share of partnership earnings and losses.

  Supplemental Non-Cash Disclosure

     In 1995 the Partnership sold two distressed asset portfolios to PAM IV for $575,993, which was equal to the remaining carrying value at December 31, 1995.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. The fair value of investments in distressed loan portfolios was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1995 and 1994, investments in distressed loan portfolios consisted of the following:

                                                                        1995
                                                              -------------------------
                                                               CARRYING
                                                                AMOUNT       FAIR VALUE
                                                              ----------     ----------
        Credit card accounts................................  $  254,681     $  304,502
        Performing rewritten accounts.......................       5,187          5,187
        Consumer loans......................................     810,857        810,857
                                                              ----------     ----------
                                                              $1,070,725     $1,120,546
                                                              ==========     ==========

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET (CONTINUED)

                                                                        1994
                                                              -------------------------
                                                               CARRYING
                                                                AMOUNT       FAIR VALUE
                                                              ----------     ----------
        Credit card accounts................................  $  196,945     $  304,502
        Performing rewritten accounts.......................      10,319         10,318
        90 day receivables..................................      21,226         21,226
        Consumer loans......................................   1,692,353      1,692,353
                                                              ----------     ----------
                                                              $1,920,842     $1,970,384
                                                              ==========     ==========

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has recorded no provision for possible losses on investments in specific distressed loan portfolios as of December 31, 1995 and 1994 (Note 7).

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:

     Affiliated Corporations:

         Performance Development, Inc. ("PDI")
        Income Network Company ("INC")
        Performance Capital Management ("PCM")
        Spectrum Capital Management Inc. ("SCW")

     Other Affiliated Entities:

          Performance Asset Management Funds I, III, IV, and V Ltd. ("PAM
Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for certain legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     PDI's management fees incurred and recorded by the Partnership totaled $68,385 and $70,022 for the years ended December 31, 1995 and 1994, respectively. The Partnership also accrued distributions to PDI of $34,439 and $127,178 for the years ended December 31, 1995 and 1994, respectively. On December 31, 1995, the Partnership sold two portfolio assets with a remaining carrying value of $588,632 to PAM IV for cash of $12,639 and a receivable collectible from PDI for $575,993. At December 31, 1995, $148,374 of this receivable remains unpaid and is recorded as amounts due from affiliates. At December 31, 1994, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $101,198.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus in prior years, was paid commissions equal to 10% of Gross Proceeds.

     As of December 31, 1995, the Partnership had amounts owed to INC of $2,250 for payments made on behalf of the partnership.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type, and character of the acquired portfolio assets and consistent with the limited partnership agreement. The Partnership also enters into servicing agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of debts.

     For the years ended December 31, 1995 and 1994, the Partnership purchased one and four portfolios from PCM and paid acquisition fees for those portfolios of $30,225 and $178,678, respectively. Also, for the years ended December 31, 1995 and 1994, the Partnership incurred and reimbursed PCM, for collection costs of $12,336 and $27,191, respectively.

     The Partnership had amounts owed from PCM from collections of portfolio proceeds of $9,008 and $12,876 recorded as due from affiliates at December 31, 1995 and 1994, respectively.

     SCM was formed in 1988 to provide personnel and human resource services to both affiliated and non-affiliated entities. Prior to 1994, SCM performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership. The Partnership had amounts owed from SCM for payment of services totaling $44,250 recorded as due from affiliates at December 31, 1995.

4. RECEIVABLE FROM WEST CAPITAL

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a 5 month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner of the Partnership, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement"). In May, 1996 the parties consummated the transaction contemplated by the Settlement Agreement and the Partnership and its affiliates received from WCFSC

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. RECEIVABLE FROM WEST CAPITAL (CONTINUED)
$15,750,000 in satisfaction of all claims of the Partnership and its affiliates against WCFSC and its affiliates ("Note 8").

5. PARTNERS' CAPITAL

     In years prior to 1994, the Partnership received proceeds from the sale of limited partnership units that totaled $10,000,000. Such proceeds have been recorded net of syndication costs and commissions paid to affiliates, and reimbursement of certain offering costs incurred by the General Partner recorded as follows:

            Gross syndication proceeds............................    $ 7,840,000
              Commissions.........................................       (784,000)
              Syndication costs...................................       (235,200)
              Offering costs......................................       (151,266)
                                                                      -----------
            Net syndication proceeds..............................      6,669,534
              Repurchase of limited partnership units.............        (35,000)
              Cumulative distributions through 1993...............     (2,137,250)
              Cumulative losses through the year ended December
                 31, 1993.........................................       (105,091)
                                                                      -----------
            Partners' capital, December 31, 1993..................    $ 4,392,193
                                                                      ===========

     During the years ended December 31, 1995 and 1994, the Partnership distributed a total of $344,389 and $1,271,778, respectively, to the partners of the Partnership. In June 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. To date the suspension of cash distributions is still in effect.

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that has been filed but not served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances. It is unclear at this time if the results of this action would result in any cost to the Partnership.

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of SFAS No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on estimates of market conditions and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best current estimates of the amounts ultimately expected to be realized upon the collection efforts and sales of existing investments in distressed loan portfolios. While the estimates are primarily based on past and current collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. FINANCIAL INSTRUMENTS (CONTINUED)
Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

8. SUBSEQUENT EVENTS

     On February 8, 1996, the General Partner of the Partnership, for itself and on behalf of the Partnership and the Partnership's affiliates, entered into the Settlement Agreement (Note 4). The Settlement Agreement was entered into for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement (Note 4); and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $15,750,000 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund in an amount not to exceed $250,000 which will be available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds.

     The proceeds from the settlement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner of the Partnership in accordance with the respective interests of the Partnership and those affiliates in those proceeds.

     The Settlement Agreement was approved by 85.12% of the limited partners of the Partnership; only 0.71% of the limited partners of the Partnership disapproved of the Settlement Agreement; and 14.17% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC. On April 10, 1996, WCFSC completed the payment of $15,750,000 for the benefit of the Partnership and its affiliates, including the PAM Funds.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund II, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund II, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund II, Ltd., A California Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
February 21, 1997

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                         1996           1995
                                                                      ----------     ----------
Cash and equivalents................................................  $1,024,507     $  144,800
Cash held in trust..................................................   1,003,215      1,171,869
Investments in distressed loan portfolios, net......................   1,371,176      1,070,725
Receivable from West Capital........................................          --        778,565
Due from affiliates.................................................      82,114        201,632
Other assets........................................................      42,942        115,367
Organization costs, net.............................................         585          1,692
                                                                      ----------     ----------
  Total assets......................................................  $3,524,539     $3,484,650
                                                                      ==========     ==========

                               LIABILITIES AND PARTNERS' CAPITAL

Accounts payable....................................................          --     $    1,743
Due to affiliates...................................................          --          2,250
                                                                      ----------     ----------
     Total liabilities..............................................          --          3,993
                                                                      ----------     ----------
Commitments and contingencies
Partners' capital...................................................  $3,524,539      3,480,657
                                                                      ----------     ----------
Total liabilities and partners' capital.............................  $3,524,539     $3,484,650
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
Portfolio collections...............................................  $1,707,090     $1,022,494
Less: portfolio basis recovery......................................   1,202,254        388,307
                                                                      ----------     ----------
  Net investment income.............................................     504,836        634,187
                                                                      ----------     ----------
Cost of operations:
  Collection expense................................................      67,854         12,336
  Management fee expense............................................      75,464         68,385
  Professional fees.................................................     189,709        180,540
  Amortization......................................................       1,107          1,107
  General and administrative expense................................       8,082          3,345
                                                                      ----------     ----------
     Total operating expenses.......................................     342,216        265,713
                                                                      ----------     ----------
Income from operations..............................................     162,620        368,474
Other income:
  Interest..........................................................     141,209         16,792
  Other.............................................................         886             --
                                                                      ----------     ----------
Net income..........................................................  $  304,715     $  385,266
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          GENERAL       LIMITED
                                                          PARTNER       PARTNERS        TOTAL
                                                         ---------     ----------     ----------
Balance, December 31, 1994.............................  $(313,476)    $3,753,256     $3,439,780
  Distributions........................................    (34,439)      (309,950)      (344,389)
  Net income...........................................     38,527        346,739        385,266
                                                         ---------     ----------     ----------
Balance, December 31, 1995.............................   (309,388)     3,790,045      3,480,657
  Distributions........................................    (25,810)      (230,023)      (255,833)
  Redemption of partnership units......................         --         (5,000)        (5,000)
  Net income...........................................     30,472        274,243        304,715
                                                         ---------     ----------     ----------
Balance, December 31, 1996.............................  $(304,726)    $3,829,265     $3,524,539
                                                         =========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                       1996            1995
                                                                    -----------     -----------
Cash flows from operating activities:
  Net income......................................................  $   304,715     $   385,266
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization.................................................        1,107           1,107
  Decrease (increase) in assets:
     Other assets.................................................       72,425         (35,298)
     Due from affiliates..........................................      117,268         288,289
  Increase (decrease) in liabilities:
     Accounts payable.............................................       (1,743)           (537)
                                                                    -----------     -----------
     Net cash provided by operating activities....................      493,772         638,827
                                                                    -----------     -----------
Cash flows provided by (used in) investing activities:
  Recovery of portfolio basis.....................................    1,202,254         388,307
  Receivable from West Capital....................................      778,565              --
  Cash held in trust..............................................      168,654      (1,171,869)
  Purchase of investments in distressed loan portfolios...........   (1,502,705)       (114,183)
                                                                    -----------     -----------
     Net cash provided by (used in) investing activities..........      646,768        (897,745)
                                                                    -----------     -----------
Cash flows provided by (used in) financing activities:
  Distributions to partners.......................................     (255,833)       (344,389)
  Redemption of partnership units.................................       (5,000)             --
                                                                    -----------     -----------
     Net cash used in financing activities........................     (260,833)       (344,389)
                                                                    -----------     -----------
Net increase in cash..............................................      879,707        (603,307)
Cash at beginning of period.......................................      144,800         748,107
                                                                    -----------     -----------
Cash at end of period.............................................  $ 1,024,507     $   144,800
                                                                    ===========     ===========

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
  Franchise taxes.................................................         $800            $800

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund II, Ltd., A California Limited Partnership was formed in April 1992, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until May 1992. The General Partner is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have been returned 100% of their initial capital contributions to the Partnership. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains its cash balances at one bank in accounts which, at times, may exceed federally insured limits. The Partnership uses a cash management system whereby idle cash balances are swept daily into a master account and invested in high quality, short-term securities. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and has not experienced any past losses with cash and equivalent investments.

  Cash Held in Trust

     The General Partner anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from a settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates.

  Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the original cost of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1996 and 1995 totaled $4,950 and $3,843, respectively.

  Income Taxes

     No provision for income taxes has been made in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners are taxed individually on their share of the Partnership's earnings and losses.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

  Financial Statement Classification

     Certain amounts within the 1995 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto loans and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated remaining portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                                         1996
                                                              --------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT          VALUE
                                                              ----------     -----------
        Credit card accounts................................  $1,305,291      $2,052,867
        Consumer loans......................................      65,885          82,052
                                                              ----------      ----------
                                                              $1,371,176      $2,134,919
                                                              ==========      ==========

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET (CONTINUED)

                                                                         1995
                                                              --------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT          VALUE
                                                              ----------     -----------
        Credit card accounts................................  $  254,681        $304,502
        Performing rewritten accounts.......................       5,187           5,187
        Consumer loans......................................     810,857         810,857
                                                              ----------      ----------
                                                              $1,070,725      $1,120,546
                                                              ==========      ==========

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has not recorded a reserve for possible losses in distressed loan portfolios as of December 31, 1996 and 1995.

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:

        Affiliated Corporations:

        Performance Development, Inc. ("PDI")
        Income Network Company ("INC")
        Performance Capital Management ("PCM")
        Spectrum Capital Management, Inc. ("SCM")

        Other Affiliated Entities:

        Performance Asset Management Fund, Ltd., and
        Performance Asset Management Funds III, IV, and V Ltd. ("PAM Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for certain legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of limited partnership agreement.

     PDI's management fees incurred and recorded by the Partnership totaled $75,464 and $68,385 for the years ended December 31, 1996 and 1995, respectively. The Partnership also accrued distributions payable to PDI of $25,810 and $34,439 for the years ended December 31, 1996 and 1995, respectively. On December 31, 1995, the Partnership sold two portfolios with remaining carrying values of $588,632 to PAM IV for cash of $12,639, and a receivable collectible from PDI for $575,993. At December 31, 1996 and 1995, the Partnership had amounts owed from PDI recorded as amounts due from affiliates of $38,488 and $148,374, respectively.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI.

     As of December 31, 1995, the Partnership had amounts owed to INC of $2,250 for payments made on behalf of the partnership.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements for PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interest, generally, 55% to 60% for the Partnership and 45% to 40% or PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996 and 1995, the Partnership purchased two portfolios and one portfolio from PCM, and recorded acquisition fees for these portfolios of $412,930 and $30,225, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1996 and 1995, the Partnership incurred collection costs of $67,854 and $12,336, respectively.

     The Partnership had amounts owed from PCM of $43,947 and $9,008 recorded as due from affiliates at December 31, 1996 and 1995, respectively.

     SCM was formed in 1988 to provide personnel and human resource services to both affiliated and non-affiliated entities. Prior to 1994, SCM performed and earned fees related to asset location, research, due diligence, and acquisition services provided for the Partnership. The Partnership had amounts owed from SCM totaling $44,250 recorded as due from affiliates at December 31, 1995. The remaining balance was paid in April 1996.

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP. (CONTINUED) the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement; and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund of $250,000 which is available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds. To date no such actions have been brought.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership received $2,529,949 of the total settlement proceeds.

     The Settlement Agreement was approved by 85.12% of the limited partners of the Partnership; only 0.71% of the limited partners of the Partnership disapproved of the Settlement Agreement; and 14.17% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC.

5. PARTNERS' CAPITAL

     In 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. Cash distributions were subsequently reinstated in 1996.

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that was filed in early 1996 but to date has not been served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances, and it is unclear at this time if the results of this action would result in any cost to the Partnership.

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of the Statement of Financial Accounting Standard No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on the underlying quality of the distressed loan portfolio, the cost of comparable capital, the estimates of market conditions, and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. FINANCIAL INSTRUMENTS (CONTINUED)
     Estimated cash collections include management's best present estimates of the amounts ultimately expected to be realized upon the collection efforts and disposition of existing investments in distressed loan portfolios. While the estimates are primarily based on past collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

                         REPORT OF INDEPENDENT AUDITORS

To Performance Development, Inc., General Partner
Performance Asset Management Fund III, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund III, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1995 and 1994, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund III, Ltd., A California Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
August 13, 1996

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                         1995           1994
                                                                      ----------     ----------
Cash and equivalents................................................  $  210,140     $  751,459
Cash held in trust..................................................     762,639             --
Investments in distressed loan portfolios, net......................   3,642,353      4,408,633
Receivable from West Capital........................................     927,540        927,540
Other receivables...................................................     165,815        101,579
Organization costs, net.............................................       2,078          3,235
                                                                      ----------     ----------
          Total assets..............................................  $5,710,565     $6,192,446
                                                                       =========      =========

                               LIABILITIES AND PARTNERS' CAPITAL
Accounts payable....................................................  $    2,523     $    3,365
Due to affiliates...................................................     432,942        370,609
                                                                      ----------     ----------
          Total liabilities.........................................     435,465        373,974
Commitments and contingencies
Partners' capital...................................................   5,275,100      5,818,472
                                                                      ----------     ----------
          Total liabilities and partners' capital...................  $5,710,565     $6,192,446
                                                                       =========      =========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      ----------     ----------
Portfolio collections...............................................  $1,337,920     $1,870,385
Less: portfolio basis recovery......................................   1,132,402      1,854,725
                                                                      ----------     ----------
          Net investment income.....................................     205,518         15,660
                                                                      ----------     ----------
Cost of operations:
  Management fee expense............................................      92,447        121,205
  Collection expense................................................       7,716         12,076
  Professional fees.................................................     208,877          6,856
  Amortization......................................................       1,157          1,157
  General and administrative expense................................       3,183          6,990
                                                                      ----------     ----------
          Total operating expenses..................................     313,380        148,284
                                                                      ----------     ----------
Loss from operations................................................    (107,862)      (132,624)
Other income:
  Interest, net.....................................................      14,283          9,437
  Other.............................................................       1,735            900
                                                                      ----------     ----------
Net loss............................................................  $  (91,844)    $ (122,287)
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        GENERAL        LIMITED
                                                        PARTNER       PARTNERS          TOTAL
                                                       ---------     -----------     -----------
Partners' capital (deficit), December 31, 1993.......  $(110,875)    $ 7,536,217     $ 7,425,342
  Distributions......................................   (148,383)     (1,336,200)     (1,484,583)
  Net loss...........................................    (12,229)       (110,058)       (122,287)
                                                       ---------      ----------      ----------
Partners' capital (deficit), December 31, 1994.......   (271,487)      6,089,959       5,818,472
  Redemption of partnership units....................         --         (10,000)        (10,000)
  Distributions......................................    (41,828)       (399,700)       (441,528)
  Net loss...........................................     (9,184)        (82,660)        (91,844)
                                                       ---------      ----------      ----------
Partners' capital (deficit), December 31, 1995.......  $(322,499)    $ 5,597,599     $ 5,275,100
                                                       =========      ==========      ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      ----------     ----------
Cash flows provided by (used in) operating activities:
  Net loss........................................................    $  (91,844)    $ (122,287)
  Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
          Gain on redemption of limited partnership units.........        (1,485)            --
          Amortization............................................         1,157          1,157
          Decrease in due from affiliate..........................            --          8,695
          Increase in other receivables...........................       (64,236)       (17,991)
          Decrease in accounts payable............................          (842)        (7,304)
          Increase in due to affiliates...........................        62,333        269,438
                                                                        --------       --------
          Net cash (used in) provided by operating activities.....       (94,917)       131,708
                                                                        --------       --------
Cash flows provided by (used in) investing activities:
  Increase in cash held in trust..................................      (762,639)            --
  Increase in receivable from West Capital........................            --        (25,103)
  Purchase of investments in distressed loan portfolios...........      (160,605)      (204,928)
  Portfolio basis recovery........................................       926,885      1,845,208
                                                                        --------       --------
          Net cash provided by investing activities...............    $    3,641     $1,615,177
                                                                        --------       --------
Cash flows provided by (used in) financing activities:
  Redemption of limited partnership units.........................        (8,515)            --
  Distributions to partners.......................................      (441,528)    (1,484,583)
                                                                        --------       --------
          Net cash used in financing activities...................      (450,043)    (1,484,583)
                                                                        --------       --------
Net (decrease) increase in cash...................................      (541,319)       262,302
Cash at beginning of period.......................................       751,459        489,157
                                                                        --------       --------
Cash at end of period.............................................    $  210,140     $  751,459
                                                                        ========       ========
     Franchise taxes paid.........................................    $      800     $      800
                                                                        ========       ========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund III, Ltd., A California Limited Partnership ("the Partnership") was formed on September 1, 1992, for the purpose of acquiring distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until October 1992. The General Partner of the Partnership is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and quarterly discretionary cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received a cash return equal to their contributions to the capital of the Partnership. After the limited partners have received a cash return equal to their contributions to the capital of the Partnership, profits, losses, and quarterly discretionary cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank where the aggregate balances of accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured portion of the cash balances totaled $110,140 and $651,459 at December 31, 1995 and 1994, respectively.

  Cash Held in Trust

     The General Partner of the Partnership anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. The Trust was the recipient of a portion of the funds resulting from the settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates (Notes 4 and 8). The uninsured portion of the cash held in trust totaled $662,639 at December 31, 1995.

  Investments in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1995 and 1994, totaled $3,708 and $2,551, respectively.

  Income Taxes

     The Partnership does not provide for federal income or state franchise taxes except for the minimum annual state franchise tax of $800. As a partnership, the partners are taxed individually on their share of partnership earnings and losses.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. The fair value of investments in distressed loan portfolios was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1995, investments in distressed loan portfolios consisted of the following:

                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $1,168,650     $1,223,117
        Performing rewritten accounts.......................   1,952,735      1,952,735
        Consumer loans......................................     520,968        526,993
                                                              ----------     ----------
                                                              $3,642,353     $3,702,845
                                                              ==========     ==========

     Due to the limited operating history of the Partnership, the Partnership believed it was not practical to estimate and present the fair value of the investments in distressed loan portfolios at December 31, 1994.

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has recorded no provision for possible losses on investments in specific distressed loan portfolios as of December 31, 1995 and 1994 (Note 7).

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED) which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:

     Affiliated Corporations:

        Performance Development, Inc. ("PDI")
        Income Network Company ("INC")
        Performance Capital Management ("PCM")
        Spectrum Capital Management, Inc. ("SCM")

     Other Affiliated Entities:

        Performance Asset Management Funds I, II, IV, and V Ltd. ("PAM Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI in accordance with the limited partnership agreement and offering prospectus, is reimbursed for certain legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     PDI's management fees incurred and recorded by the Partnership totaled $92,447 and $121,205 for the years ended December 31, 1995 and 1994, respectively. The Partnership also accrued distributions to PDI of $41,828 and $148,383 for the years ended December 31, 1995 and 1994, respectively. At December 31, 1995 and 1994, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $420,681 and $370,609, respectively.

     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus in prior years, was paid commissions equal to 10% of gross proceeds.

     As of December 31, 1995, the Partnership had amounts owed to INC of $2,850 for payments made on behalf of the Partnership.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type, and character of the acquired portfolio assets and consistent with the limited partnership agreement. The Partnership also enters into servicing agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of debts.

     For the year ended December 31, 1995, the Partnership purchased one portfolio from PCM, and paid an acquisition fee for this portfolio of $42,513. Also, for the years ended December 31, 1995 and 1994, the

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
Partnership incurred and reimbursed PCM for collection costs of $4,578 and $940, respectively. The Partnership had amounts owed to PCM for collection costs of $9,411 recorded as due to affiliates at December 31, 1995.

     SCM was formed in 1988 to provide personnel and human resource services to both affiliated and non-affiliated entities. Prior to 1994, SCM performed and earned fees related to asset location, research, due diligence and acquisition services provided for the Partnership.

4. RECEIVABLE FROM WEST CAPITAL

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner of the Partnership, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement"). In May 1996 the parties consummated the transaction contemplated by the Settlement Agreement and the Partnership and its affiliates received from WCFSC $15,750,000 in satisfaction of all claims of the Partnership and its affiliates against WCFSC and its affiliates (Note 8).

5. PARTNERS' CAPITAL

     In years prior to 1994, the Partnership received proceeds from the sale of limited partnership units that totaled $10,000,000. Such proceeds have been recorded net of syndication costs and commissions paid to affiliates, and reimbursement of certain offering costs incurred by the General Partner recorded as follows:

            Gross syndication proceeds..............................  $10,000,000
                      Commissions...................................   (1,000,000)
                      Syndication costs.............................     (300,000)
                      Offering costs................................     (165,915)
                                                                      -----------
            Net syndication proceeds................................  $ 8,534,085
                      1993 partner distributions....................     (923,767)
                      Cumulative losses through the year ended
                        December 31, 1993...........................     (184,976)
                                                                      -----------
            Partners' capital, December 31, 1993....................  $ 7,425,342
                                                                       ==========

     During the years ended December 31, 1995 and 1994, the Partnership distributed a total of $441,528 and $1,484,583, respectively, to the partners of the Partnership. In June 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. To date the suspension of cash distributions is still in effect.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that has been filed but not served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances. It is unclear at this time if the results of this action would result in any cost to the Partnership.

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of SFAS No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on estimates of market conditions and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best current estimates of the amounts ultimately expected to be realized upon the collection efforts and sales of existing investments in distressed loan portfolios. While the estimates are primarily based on past and current collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

8. SUBSEQUENT EVENTS

     On February 8, 1996, the General Partner of the Partnership, for itself and on behalf of the Partnership and the Partnership's affiliates, entered into the Settlement Agreement (Note 4). The Settlement Agreement was entered into for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement (Note 4); and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $15,750,000 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund in an amount not to exceed $250,000 which will be available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds.

     The proceeds from the settlement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner of the Partnership in accordance with the respective interests of the Partnership and those affiliates in those proceeds.

     The Settlement Agreement was approved by 87.63% of the limited partners of the Partnership; only 0.02% of the limited partners of the Partnership disapproved of the Settlement Agreement; and 12.35% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8. SUBSEQUENT EVENTS (CONTINUED)
     Additionally, 91.12% of all the limited partners in the Partnership and the PAN Funds in the aggregate executed general releases in favor of WCFSC. On April 10, 1996, WCFSC completed the payment of $15,750,000 for the benefit of the Partnership and its affiliates, including the PAM Funds.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund III, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund III, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund III, Ltd., A California Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
February 21, 1997

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                         1996           1995
                                                                      ----------     ----------
Cash and equivalents................................................  $  775,755     $  210,140
Cash held in trust..................................................   2,656,338        762,639
Investments in distressed loan portfolios, net......................   2,566,546      3,642,353
Due from affiliate..................................................      56,039             --
Receivable from West Capital........................................          --        927,540
Other assets........................................................      64,477        165,815
Organization costs, net.............................................         923          2,078
                                                                      ----------     ----------
          Total assets..............................................  $6,120,078     $5,710,565
                                                                      ==========     ==========

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable....................................................  $      715     $    2,523
Due to affiliates, net..............................................     492,800        432,942
                                                                      ----------     ----------
          Total liabilities.........................................     493,515        435,465
                                                                      ----------     ----------
Commitments and contingencies
Partners' capital...................................................   5,626,563      5,275,100
                                                                      ----------     ----------
          Total liabilities and partners' capital...................  $6,120,078     $5,710,565
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
Portfolio collections...............................................  $4,725,191     $1,337,920
Less: portfolio basis recovery......................................   3,840,276      1,132,402
                                                                      ----------     ----------
          Net investment income.....................................     884,915        205,518
                                                                      ----------     ----------
Cost of operations:
  Collection expense................................................      73,542          7,716
  Management fee expense............................................      51,425         92,447
  Professional fees.................................................     254,453        208,877
  Amortization......................................................       1,155          1,157
  General and administrative expense................................      11,782          3,183
                                                                      ----------     ----------
          Total operating expenses..................................     392,357        313,380
                                                                      ----------     ----------
Income (loss) from operations.......................................     492,558       (107,862)
Other income:
  Interest..........................................................     190,605         14,283
  Other income......................................................          --          1,735
                                                                      ----------     ----------
Net income (loss)...................................................  $  683,163     $  (91,844)
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          GENERAL       LIMITED
                                                          PARTNER       PARTNERS        TOTAL
                                                         ---------     ----------     ----------
Balance, December 31, 1994.............................  $(271,487)    $6,089,959     $5,818,472
  Redemption of partnership units......................         --        (10,000)       (10,000)
  Distributions........................................    (41,828)      (399,700)      (441,528)
  Net loss.............................................     (9,184)       (82,660)       (91,844)
                                                         ---------     ----------     ----------
Balance, December 31, 1995.............................   (322,499)     5,597,599      5,275,100
  Distributions........................................    (35,775)      (295,925)      (331,700)
  Net income...........................................     68,315        614,848        683,163
                                                         ---------     ----------     ----------
Balance, December 31, 1996.............................  $(289,959)    $5,916,522     $5,626,563
                                                         =========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996           1995
                                                                     -----------     ---------
Cash flows from operating activities:
  Net income (loss)................................................  $   683,163     ($ 91,844)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Amortization..................................................        1,155         1,157
     Decrease (increase) in assets:
       Other assets................................................      101,338       (64,236)
       Due from affiliates.........................................      (56,039)           --
     Increase (decrease) in liabilities:
       Accounts payable............................................       (1,808)         (842)
       Due to affiliates...........................................       59,858        62,333
                                                                     -----------     ---------
     Net cash provided by (used in) operating activities...........      787,667       (93,432)
                                                                     -----------     ---------
Cash flows provided by (used in) investing activities:
  Recovery of portfolio basis......................................    3,840,276       926,885
  Receivable from West Capital.....................................      927,540            --
  Cash held in trust...............................................   (1,893,699)     (762,639)
  Purchase of investments in distressed loan portfolios............   (2,764,469)     (160,605)
                                                                     -----------     ---------
     Net cash provided by investing activities.....................      109,648         3,641
                                                                     -----------     ---------
Cash flows provided by (used in) financing activities:
  Redemption of limited partnership units..........................           --       (10,000)
  Distributions to partners........................................     (331,700)     (441,528)
                                                                     -----------     ---------
     Net cash used in financing activities.........................     (331,700)     (451,528)
                                                                     -----------     ---------
Net (decrease) increase in cash....................................      565,615      (541,319)
Cash at beginning of period........................................      210,140       751,459
                                                                     -----------     ---------
Cash at end of period..............................................  $   775,755     $ 210,140
                                                                     ===========     =========

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
  Franchise taxes..................................................  $       800     $     800

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund III, Ltd., A California Limited Partnership ("the Partnership") was formed in September 1992, for the purpose of acquiring distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until October 1992. The General Partner is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have been returned 100% of their initial capital contributions to the Partnership. Thereafter, Partnership profits, losses and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains its cash balances at one bank in accounts which, at times, may exceed federally insured limits. The Partnership uses a cash management system whereby idle cash balances are swept daily into a master account and invested in high quality, short-term securities. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and has not experienced any past losses with cash and equivalent investments.

  Cash Held in Trust

     The General Partner anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from the settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates.

  Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of original cost of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1996 and 1995 totaled $4,863 and $3,708, respectively.

  Income Taxes

     The Partnership does not provide for federal income or state franchise taxes except for the minimum annual state franchise tax of $800. All partners are taxed individually on their share of the Partnership's earnings and losses.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

  Financial Statement Classification

     Certain amounts within the 1995 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto loans and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated remaining portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                                        1996
                                                              -------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $2,566,546     $4,254,288
        Consumer loans......................................          --          1,236
                                                              ----------     ----------
                                                              $2,566,546     $4,255,524
                                                              ==========     ==========

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS (CONTINUED)

                                                                        1995
                                                              -------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $1,168,650     $1,223,117
        Performing rewritten accounts.......................   1,952,735      1,952,735
        Consumer loans......................................     520,968        526,993
                                                              ----------     ----------
                                                              $3,642,353     $3,702,845
                                                              ==========     ==========

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has not recorded a reserve for possible losses in distressed loan portfolios as of December 31, 1996 and 1995.

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:
        Affiliated Corporations:

        Performance Development, Inc. ("PDI")
        Income Network Company ("INC")
        Performance Capital Management ("PCM").

        Other Affiliated Entities:

        Performance Asset Management Fund, Ltd., and
        Performance Asset Management Funds II, IV, and V Ltd. ("PAM Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is reimbursed for certain legal, accounting, and other costs relating to the limited partnership. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of limited partnership agreement.

     PDI's management fees incurred and recorded by the Partnership totaled $51,425 and $92,447 for the years ended December 31, 1996 and 1995, respectively. The Partnership also accrued distributions payable to PDI of $35,775 and $41,828 for the years ended December 31, 1996 and 1995, respectively. At December 31, 1996 and 1995, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $492,364 and $420,681, respectively.

     INC was formed in February 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED) partnership agreement and offering prospectus in prior years, was paid commissions equal to 10% of gross proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $2,850 for payments made on behalf of the Partnership.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements for PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 45% to 40% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996 and 1995, the Partnership purchased three portfolios and one portfolio, respectively, from PCM, and recorded acquisition fees for these portfolios of $686,459 and $42,513, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1996 and 1995, the Partnership incurred collection costs of $73,542 and $4,578, respectively.

     The Partnership had amounts due from PCM of $56,039 recorded as due from affiliates at December 31, 1996, and amounts owed to PCM of $9,411 recorded as due to affiliates at December 31, 1995.

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement; and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP. (CONTINUED) transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund of $250,000 which is available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds. To date no such actions have been brought.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by PDI in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership was allocated $5,727,315 of the total settlement proceeds.

     The Settlement Agreement was approved by 87.63% of the limited partners of the Partnership; only 0.02% of all limited partners of the Partnership disapproved of the Settlement Agreement; and 12.35% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC.

5. PARTNERS' CAPITAL

     In 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. Cash distributions were subsequently reinstated in 1996.

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that was filed in early 1996 but to date has not been served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances, and it is unclear at this time if the results of this action would result in any cost to the Partnership.

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of Statement of Financial Accounting Standard No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on the underlying quality of the distressed loan portfolio, the cost of comparable capital, the estimates of market conditions, and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best present estimates of the amounts ultimately expected to be realized upon the collection efforts and disposition of existing investments in distressed loan portfolios. While the estimates are primarily based on past and current collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund IV, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1995 and 1994, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund IV, Ltd., A California Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
July 9, 1996

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                       1995            1994
                                                                    -----------     -----------
Cash and equivalents..............................................  $   559,223     $ 5,002,648
Cash held in trust................................................    6,247,207              --
Investments in distressed loan portfolios, net....................    9,701,767       9,269,331
Receivable from West Capital......................................    1,937,718       1,937,718
Due from affiliates...............................................      680,731         376,050
Other assets......................................................      219,153          18,425
Organization costs, net...........................................        7,124          10,793
                                                                    -----------     -----------
          Total assets............................................  $19,352,923     $16,614,965
                                                                    ===========     ===========

                               LIABILITIES AND PARTNERS' CAPITAL

Accounts payable..................................................  $    45,223     $    19,927
Due to affiliates.................................................        8,250         509,757
Deposits in escrow for investor subscriptions.....................           --         260,000
                                                                    -----------     -----------
          Total liabilities.......................................       53,473         789,684
                                                                    -----------     -----------

Commitments and contingencies
Partners' capital.................................................   19,299,450      15,825,281
                                                                    -----------     -----------
          Total liabilities and partners' capital.................  $19,352,923     $16,614,965
                                                                    ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                        1995           1994
                                                                     ----------     -----------
Portfolio collections..............................................  $4,041,724     $ 2,078,150
Less: portfolio basis recovery.....................................   3,674,197       2,066,592
                                                                     ----------      ----------
          Net investment income....................................     367,527          11,558
                                                                     ----------      ----------

Cost of operations:
  Management fee expense...........................................     214,677         144,633
  Collection expense...............................................     225,318         525,073
  Provision for portfolio losses...................................     109,000         405,000
  Professional fees................................................     514,773          60,949
  Amortization.....................................................       3,669           3,605
  General and administrative expense...............................      21,532           6,321
                                                                     ----------      ----------
          Total operating expenses.................................   1,088,969       1,145,581
                                                                     ----------      ----------
Loss from operations...............................................    (721,442)     (1,134,023)

Other income:
  Interest, net....................................................     109,670          96,928
  Other............................................................       1,800             900
                                                                     ----------      ----------
Net loss...........................................................  $ (609,972)    $(1,036,195)
                                                                     ==========      ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        GENERAL        LIMITED
                                                        PARTNER       PARTNERS          TOTAL
                                                       ---------     -----------     -----------
Partners' capital (deficit), December 31, 1993.......  $  (4,795)    $ 4,363,250       4,358,455
  Contributions......................................         --      14,207,805      14,207,805
  Distributions......................................   (174,521)     (1,530,263)     (1,704,784)
  Net loss...........................................   (103,620)       (932,575)     (1,036,195)
                                                       ---------     -----------     -----------
Partners' capital (deficit), December 31, 1994.......   (282,936)     16,108,217      15,825,281
  Contributions......................................         --       5,803,524       5,803,524
  Distributions......................................   (172,358)     (1,547,025)     (1,719,383)
  Net loss...........................................    (60,997)       (548,975)       (609,972)
                                                       ---------     -----------     -----------
Partners' capital (deficit), December 31, 1995.......  $(516,291)    $19,815,741     $19,299,450
                                                       =========     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
Cash flows provided by (used in) operating activities:
  Net loss........................................................  $  (609,972)    $(1,036,195)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization.................................................        3,669           3,605
     Provision for portfolio losses...............................      109,000         405,000
     Increase in due from affiliate...............................     (304,681)       (361,735)
     Increase in other assets.....................................     (200,728)        (18,425)
     Increase in accounts payable.................................       25,296          14,127
     (Decrease) increase in due to affiliates.....................     (501,507)        509,757
                                                                    -----------     -----------
     Net cash used in operating activities........................   (1,478,923)       (483,866)
                                                                    -----------     -----------
Cash flows provided by (used in) investing activities:
  Increase in cash held in trust..................................   (6,247,207)             --
  Increase in receivable from West Capital........................           --      (1,937,718)
  Purchase of investments in distressed loan portfolios...........   (4,215,633)     (9,804,990)
  Portfolio basis recovery........................................    3,674,197       2,066,592
                                                                    -----------     -----------
     Net cash used in investing activities........................  $(6,788,643)    $(9,676,116)
                                                                    -----------     -----------
Cash flows provided by (used in) financing activities
  Contributions from limited partners.............................    5,803,524      14,274,931
  Distributions to partners.......................................   (1,719,383)     (1,704,784)
  Decrease in deposits in escrow for investor subscriptions.......     (260,000)        (32,500)
                                                                    -----------     -----------
     Net cash provided by financing activities....................    3,824,141      12,537,647
                                                                    -----------     -----------
Net (decrease) increase in cash...................................   (4,443,425)      2,377,665
Cash at beginning of period.......................................    5,002,648       2,624,983
                                                                    -----------     -----------
Cash at end of period.............................................  $   559,223     $ 5,002,648
                                                                    ===========     ===========
  Income taxes paid...............................................  $       800     $       800
                                                                    ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund IV, Ltd., A California Limited Partnership is a California limited partnership formed on October 21, 1992 for the purpose of acquiring distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in an intrastate offering to residents of California, only pursuant to the provisions of Section 3(A)(11) of the Securities Act of 1933; however, the Partnership did not begin its primary operations until March 8, 1993. The General Partner of the Partnership is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received a cash return equal to their contributions to the capital of the Partnership plus an amount equal to 6% of those yet unpaid capital contributions which will accumulate until recovery. After the limited partners have received a cash return equal to their contributions to the capital of the Partnership plus an amount equal to 6% of those capital contributions, their capital contributions remain unreturned and which will accumulate until recovery, profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank where the aggregate balances of accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured portion of the cash balances totaled $459,223 and $4,902,643 at December 31, 1995 and 1994, respectively

  Cash Held in Trust

     The General Partner of the Partnership anticipates that the Partnership and the PAM Funds may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. The Trust was recipient of a portion of the funds resulting from the settlement of certain litigation between the Partnership and its affiliates, on the one hand, and West Capital Financial Services Corp. ("WCFSC") and its affiliates, on the other hand (Notes 4 and 9). The cash held in trust had a Federal Deposit Insurance Corporation uninsured portion totaling $6,147,207 as of December 31, 1995.

  Investments in Distressed Loan Portfolios

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the carrying value of the investment on a portfolio-by-portfolio basis occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straightline method over five years. Accumulated amortization at December 31, 1995 and 1994, totaled $11,223 and $7,554, respectively.

  Income Taxes

     No provision for income taxes has been made in the financial statements, except for the Partnership's minimum state income tax liability of $800. All profits and losses flow through to the partners and are recognized on their respective income tax returns.

  Supplemental Non-Cash Disclosure

     In 1994 the Partnership recharacterized amounts totaling $67,126 previously reported as organizational costs to offering costs, and recorded these amounts as a reduction to partnership capital accordingly.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. The fair value of investments in distressed loan portfolios was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1995, investments in distressed loan portfolios consisted of the following:

                                                                        1995
                                                             --------------------------
                                                              CARRYING         FAIR
                                                               AMOUNT          VALUE
                                                             ----------     -----------
        Credit card accounts...............................  $5,857,955     $ 8,013,319
        Performing rewritten accounts......................     414,056         414,056
        Consumer loans.....................................   2,984,756       4,552,847
        Notes secured by Deeds of Trust....................     445,000         445,000
                                                             ----------     -----------
                                                             $9,701,767     $13,425,222
                                                             ==========     ===========

     Due to the limited operating history of the Partnership, the Partnership believed it was not practical to estimate and present the fair value of the investments in distressed loan portfolios at December 31, 1994.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS (CONTINUED)
     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has recorded a reserve for possible losses on investments in specific distressed loan portfolios of $109,000 and $405,000 for the years ended December 31, 1995 and 1994, respectively (Note 8).

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement. The affiliated corporations are all wholly-owned by one shareholder. The affiliated corporations and other entities are identified below:

          Performance Development, Inc. ("PDI")
          Income Network Company ("INC")
          Performance Capital Management ("PCM")
          Performance Asset Management Funds I, II, III, and V Ltd. ("PAM
          Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is paid 3% of all contributions by the limited partners to the capital of the Partnership ("Gross Proceeds") as a syndication fee, and is reimbursed for legal, accounting, and other costs relating to the limited partnership offering up to 2% of Gross Proceeds. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating stage of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     During the years ended December 31, 1995 and 1994, the Partnership paid PDI syndication fees of $201,825 and $506,100, respectively, which have been accounted for as a reduction against the Gross Proceeds. The Partnership also reimbursed PDI for offering expenses totaling $397,095 and $131,151 during the years ended December 31, 1995 and 1994, respectively. PDI's management fees incurred and recorded by the Partnership totaled $214,677 and $144,633 for the years ended December 31, 1995 and 1994, respectively. The Partnership also paid PDI distributions of $172,358 and $174,521 for the years ended December 31, 1995 and 1994, respectively. At December 31, 1994, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $477,757.

     At December 31, 1995, the partnership had amounts owed from PDI recorded as amounts due from affiliates of $366,510 resulting from remitted collections from WCFSC.

     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus, is paid commissions equal to 10% of Gross Proceeds.

     During the years ended December 31, 1995 and 1994, the Partnership paid INC commissions of $636,000 and $1,719,000, respectively, which have been accounted for as reductions against the Gross Proceeds. As of December 31, 1995 and 1994, the Partnership had amounts owed to INC of $8,250 and $32,000, respectively, for transactions described above.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership relative to locating, evaluating, negotiating, acquiring, servicing, and collecting distressed loan portfolio assets.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
PCM acquires portfolio assets from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type, and character of the acquired portfolio assets and consistent with the limited partnership agreement. The Partnership also enters into servicing agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of debts.

     For the years ended December 31, 1995 and 1994, the Partnership purchased seven and twenty portfolios from PCM, and paid acquisition fees for those portfolios of $960,352 and $1,635,474, respectively. Also, for the years ended December 31, 1995 and 1994, the Partnership reimbursed PCM for collection costs of $225,318 and $427,180, respectively.

     The Partnership had deposits held with PCM for future specific portfolio acquisitions, and had amounts owed from PCM from collections of portfolio proceeds of $314,221 and $376,050 recorded as due from affiliates at December 31, 1995 and 1994, respectively.

     In 1995, the Partnership purchased two portfolios from an affiliated partnership for $588,632, which was the carrying value of the portfolios on the affiliated partnership's books.

4. RECEIVABLE FROM WEST CAPITAL

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a 5 month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner of the Partnership, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement"). In May, 1996 the parties consummated the transaction contemplated by the Settlement Agreement and the Partnership and its affiliates received from WCFSC $15,750,000 in satisfaction of all claims of the Partnership and its affiliates against WCFSC and its affiliates ("Note 9").

5. DEPOSITS IN ESCROW

     At December 31, 1994, the Partnership had $260,000 of cash held in an escrow account which represents deposits for potential investor subscriptions where the potential investor must be qualified and approved by the General Partner prior to investment in the Partnership. At present all such subscriptions have been either accepted or returned.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. PARTNERS' CAPITAL

     During the years ended December 31, 1995 and 1994, the Partnership received proceeds from the sale of limited partner units totaling $6,772,500 and $16,830,000, respectively. Such proceeds are recorded net of syndication costs and commissions paid to affiliates, and reimbursement of certain offering costs incurred by the General Partner (Note 3).

     During the years ended December 31, 1995 and 1994, the Partnership distributed a total of $1,719,383 and $1,704,784 to the limited partners and General Partner of the Partnership. In June 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations.

7. COMMITMENTS AND CONTINGENCIES

  Litigation

     The General Partner has been named as a defendant in a suit that has been filed but not served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances. It is unclear at this time if the results of this action would result in any cost to the partnership.

8. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of SFAS No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on estimates of market conditions and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best current estimates of the amounts ultimately expected to be realized upon the collection efforts and sales of existing investments in distressed loan portfolios. While the estimates are primarily based on past and current collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

9. SUBSEQUENT EVENTS

     On February 8, 1996, the General Partner of the Partnership, for itself and on behalf of the Partnership and the Partnership's affiliates, entered into the Settlement Agreement (Note 4). The Settlement Agreement was entered into for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement (Note 3); and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $15,750,000 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. SUBSEQUENT EVENTS (CONTINUED)
affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund in an amount not to exceed $250,000 which will be available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds.

     The proceeds from the settlement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner of the Partnership in accordance with the respective interests of the Partnership and those affiliates in those proceeds.

     The Settlement Agreement was approved by 88.7% of the limited partners of the Partnership; only 0.58% of the limited partners of the Partnership disapproved of the Settlement Agreement; and 10.7% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC. On April 10, 1996, WCFSC completed the payment of $15,750,000 for the benefit of the Partnership and its affiliates, including the PAM Funds.

     The Partnership acquired six portfolios from PCM totaling $474,740, and paid acquisition fees for those portfolios of approximately $110,000 subsequent to December 31, 1995.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund IV, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund IV, Ltd., A California Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
February 21, 1997

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                       1996            1995
                                                                    -----------     -----------
Cash and equivalents..............................................  $ 2,121,545     $   559,223
Cash held in trust................................................    5,834,268       6,247,207
Investments in distressed loan portfolios, net....................    9,091,186       9,701,767
Receivable from West Capital......................................           --       1,937,718
Due from affiliates...............................................      136,022         680,731
Other assets......................................................      104,977         219,153
Organization costs, net...........................................        3,454           7,124
                                                                    -----------     -----------
          Total assets............................................  $17,291,452     $19,352,923
                                                                    ===========     ===========

                       LIABILITIES AND PARTNERS' CAPITAL
Accounts payable..................................................  $     6,351     $    45,223
Due to affiliates.................................................      350,576           8,250
                                                                    -----------     -----------
          Total liabilities.......................................      356,927          53,473
Commitments and contingencies
Partners' capital.................................................   16,934,525      19,299,450
                                                                    -----------     -----------
          Total liabilities and partners' capital.................  $17,291,452     $19,352,923
                                                                    ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996            1995
                                                                     -----------     ----------
Portfolio collections..............................................  $ 5,235,693     $4,041,724
Less: portfolio basis recovery.....................................    5,085,346      3,674,197
                                                                     -----------     ----------
          Net investment income....................................      150,347        367,527
                                                                     -----------     ----------
Cost of operations:
  Collection expense...............................................      227,874        225,318
  Management fee expense...........................................      221,422        214,677
  Professional fees................................................      959,297        514,773
  Provision for portfolio losses...................................           --        109,000
  Amortization.....................................................        3,670          3,669
  General and administrative expense...............................       20,832         21,532
                                                                     -----------     ----------
          Total operating expenses.................................    1,433,095      1,088,969
                                                                     -----------     ----------
Loss from operations...............................................   (1,282,748)      (721,442)
Other income:
  Interest.........................................................      535,431        109,670
  Other............................................................       15,151          1,800
                                                                     -----------     ----------
Net loss...........................................................  $  (732,166)    $ (609,972)
                                                                     ===========     ==========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        GENERAL        LIMITED
                                                        PARTNER       PARTNERS          TOTAL
                                                       ---------     -----------     -----------
Balance, December 31, 1994...........................  $(282,936)    $16,108,217     $15,825,281
  Contributions......................................         --       5,803,524       5,803,524
  Distributions......................................   (172,358)     (1,547,025)     (1,719,383)
  Net loss...........................................    (60,997)       (548,975)       (609,972)
                                                       ---------     -----------     -----------
Balance, December 31, 1995...........................   (516,291)     19,815,741      19,299,450
  Redemption of partnership units....................         --         (40,000)        (40,000)
  Distributions......................................   (159,334)     (1,433,425)     (1,592,759)
  Net loss...........................................    (73,217)       (658,949)       (732,166)
                                                       ---------     -----------     -----------
Balance, December 31, 1996...........................  $(748,842)    $17,683,367     $16,934,525
                                                       =========     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                      1996             1995
                                                                   -----------     ------------
Cash flows from operating activities:
  Net loss.....................................................    $  (732,166)    $   (609,972)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization..............................................          3,670            3,669
  Decrease (increase) in assets:
     Due from affiliates.......................................        544,709         (304,681)
     Other assets..............................................        114,176         (200,728)
     Provision for portfolio losses............................             --          109,000
  Increase (decrease) in liabilities:
     Due to affiliates.........................................        342,326         (501,507)
     Accounts payable..........................................        (38,872)          25,296
                                                                   -----------     ------------
     Net cash provided by (used in) operating activities.......        233,843       (1,478,923)
                                                                   -----------     ------------
Cash flows provided by (used in) investing activities:
  Recovery of portfolio basis..................................      5,085,346        3,674,197
  Receivable from West Capital.................................      1,937,718               --
  Cash held in trust...........................................        412,939       (6,247,207)
  Purchase of investments in distressed loan portfolios........     (4,474,765)      (4,215,633)
                                                                   -----------     ------------
  Net cash provided by (used in) investing activities..........      2,961,238       (6,788,643)
                                                                   -----------     ------------
Cash flows provided by (used in) financing activities:
  Distributions to partners....................................     (1,592,759)      (1,719,383)
  Redemption of partnership units..............................        (40,000)              --
  Contributions from limited partners..........................             --        5,803,524
  Deposits in escrow for investor subscriptions................             --         (260,000)
                                                                   -----------     ------------
     Net cash provided by (used in) financing activities.......     (1,632,759)       3,824,141
                                                                   -----------     ------------
  Net increase (decrease) in cash..............................      1,562,322       (4,443,425)
  Cash at beginning of period..................................        559,223        5,002,648
                                                                   -----------     ------------
  Cash at end of period........................................    $ 2,121,545     $    559,223
                                                                    ==========      ===========

                       Supplemental Disclosure of Cash Flow Information

Cash paid during the year for:
  Franchise taxes..............................................    $       800     $        800

    The accompanying notes are an integral part of the financial statements.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund IV, Ltd., A California Limited Partnership was formed in October 1992, for the purpose of acquiring investments in or direct ownership of distressed loan portfolios from financial institutions and other sources, Interests in the Partnership were sold in an intrastate offering to residents of California, pursuant to the provisions of Section 3(A)(II) of the Securities Act of 1933; however, the Partnership did not begin its primary operations until March 1993. The General Partner is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received cash equal to 100% of their contributions to the Partnership plus an amount equal to 6% of those yet unpaid capital contributions which will accumulate until recovery. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains its cash balances at one bank in accounts which, at times, may exceed federally insured limits. The Partnership uses a cash management system whereby idle cash balances are swept daily into a master account and invested in high quality, short-term securities. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and has not experienced any past losses with cash and equivalent investments.

  Cash Held in Trust

     The General Partner anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from a settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates.

  Investments in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the original cost of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustments to the carrying value of the individual portfolios are recorded in the results of operations.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1996 and 1995 totaled $14,893 and $11,223, respectively.

  Income Taxes

     No provision for income taxes has been made in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners are taxed individually on their share of the Partnership's earnings and losses.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

  Financial Statement Classification

     Certain amounts within the 1995 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

2.  INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto loans and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership acquired portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of these investments was determined by discounting the estimated future cash collections on such investments during the estimated remaining portfolio holding period using a discount rate commensurate with the risks involved.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET (CONTINUED)
     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                                        1996
                                                             --------------------------
                                                              CARRYING         FAIR
                                                               AMOUNT          VALUE
                                                             ----------     -----------
        Credit card accounts...............................  $6,947,644     $10,485,070
        Consumer loans.....................................   1,795,999       3,050,595
        Notes secured by Deeds of Trust....................     347,543         347,543
                                                             ----------     -----------
                                                             $9,091,186     $13,883,208
                                                             ==========     ===========

                                                                       1995
                                                            ---------------------------
                                                             CARRYING          FAIR
                                                              AMOUNT           VALUE
                                                            -----------     -----------
        Credit card accounts..............................  $ 5,857,955     $ 8,013,319
        Performing rewritten accounts.....................      414,056         414,056
        Consumer loans....................................    2,984,756       4,552,847
        Notes secured by Deeds of Trust...................      445,000         445,000
                                                             ----------     -----------
                                                            $ 9,701,767     $13,425,222
                                                             ==========     ===========

     At December 31, 1996 and 1995, the allowance for possible losses on investments in specific distressed loan portfolios consisted of the following:

                                                                1996
                                           -----------------------------------------------
                                           INVESTMENT       ALLOWANCE FOR        CARRYING
                                             BALANCE       PORTFOLIO LOSSES       AMOUNT
                                           -----------     ----------------     ----------
        Credit card accounts.............  $ 7,461,644        $ (514,000)       $6,947,644
        Consumer loans...................    1,795,999                --         1,795,999
        Notes secured by Deeds of
          Trust..........................      347,543                --           347,543
                                            ----------         ---------        ----------
                                           $9,605,186..       $ (514,000)       $9,091,186
                                            ==========         =========        ==========

                                                                1995
                                           -----------------------------------------------
                                           INVESTMENT       ALLOWANCE FOR        CARRYING
                                             BALANCE       PORTFOLIO LOSSES       AMOUNT
                                           -----------     ----------------     ----------
        Credit card accounts.............  $ 6,371,955        $ (514,000)       $5,857,955
        Performing rewritten accounts....      414,056                --           414,056
        Consumer loans...................    2,984,756                --         2,984,756
        Notes secured by Deeds of
          Trust..........................      445,000                --           445,000
                                            ----------         ---------        ----------
                                           $10,215,767        $ (514,000)       $9,701,767
                                            ==========         =========        ==========

     The Partnership's allowance for portfolio losses consisted of the following at December 31, 1996 and 1995:

                                                                   1996         1995
                                                                 --------     --------
        Allowance for portfolio losses, beginning..............  $514,000     $405,000
        Provision for portfolio losses.........................        --      109,000
                                                                 --------     --------
        Allowance for portfolio losses, December 31............  $514,000     $514,000
                                                                 ========     ========

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET (CONTINUED)
     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has recorded a reserve for possible losses on investments in specific distressed loan portfolios of $514,000 as of December 31, 1996 and 1995.

3.  RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:

         Affiliated Corporations:

        Performance Development, Inc. ("PDI")
        Income Network Company ("INC")
        Performance Capital Management ("PCM")

        Other Affiliated Entities:

        Performance Asset Management Fund, Ltd., and
        Performance Asset Management Funds II, III, and V Ltd. ("PAM Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, was paid 3.0% of all contributions by the limited partners to the capital of the Partnership ("Gross Proceeds") as a syndication fee, and is reimbursed for legal, accounting, and other costs relating to the limited partnership offering up to 2.0% of Gross Proceeds. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating stage of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of limited partnership agreement.

     During the year ended December 31, 1995, the Partnership paid PDI syndication fees of $201,825, which have been accounted for as a reduction against the Gross Proceeds. The Partnership also reimbursed PDI for offering expenses totaling $397,095 during the year ended December 31, 1995. PDI's management fees incurred and recorded by the Partnership totaled $221,422 and $214,677 for the years ended December 31, 1996 and 1995, respectively. The Partnership also recorded capital distributions to PDI of $159,334 and $172,358 for the years ended December 31, 1996 and 1995, respectively.

     At December 31, 1996, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $349,497. At December 31, 1995, the Partnership had amounts owed from PDI recorded as amounts due from affiliates of $366,510.

     INC was formed in February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus, was paid commissions equal to 10% of gross proceeds.

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  RELATED PARTY TRANSACTIONS (CONTINUED)
     During the year ended December 31, 1995, the Partnership paid INC commissions of $636,000, which have been accounted for as reductions against the Gross Proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $8,250 recorded as due to affiliates.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolios. PCM acquires distressed loan portfolios from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 45% to 40% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996 and 1995, the Partnership purchased twelve portfolios and seven portfolios from PCM, and recorded acquisition fees for these portfolios of $1,181,569 and $960,352, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1996 and 1995, the Partnership recorded collection costs of $227,874 and $225,318, respectively.

     The Partnership had amounts owed of $136,022 and $314,221 recorded as due from affiliates at December 31, 1996 and 1995, respectively.

     On December 31, 1995, the Partnership purchased two portfolios with remaining carrying values of $588,632 from PAM II for cash of $12,639, and a receivable collectible from PDI for $575,993.

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement; and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in

                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP. (CONTINUED) the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund of $250,000 which is available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds. To date no such actions have been brought.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership received $4,304,815 of the total settlement proceeds.

     The Settlement Agreement was approved by 88.7% of the limited partners of the Partnership; only 0.6% of the limited partners of the Partnership disapproved of the Settlement Agreement; and 10.7% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC.

5. PARTNERS' CAPITAL

     In 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. Cash distributions were subsequently reinstated in 1996.

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that was filed in early 1996 but to date has not been served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances, and it is unclear at this time if the results of this action would result in any cost to the Partnership.

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of the Statement of Financial Accounting Standard No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on the underlying quality of the distressed loan portfolio, the cost of comparable capital, the estimates of market conditions, and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best current estimates of the amounts ultimately expected to be realized upon the collection efforts and disposition of existing investments in distressed loan portfolios. While the estimates are primarily based on past and current collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

                         REPORT OF INDEPENDENT AUDITORS

To Performance Development, Inc., General Partner
Performance Asset Management Fund V, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1995 and 1994, and the related statements of operations, partners' capital (deficit) and cash flows for the year ended December 31, 1995 and the period from inception, April 4, 1994 through December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund V, Ltd., A California Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and the period from inception, April 4, 1994, through December 31, 1994, in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
July 9, 1996

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                         1995           1994
                                                                      -----------    -----------
Cash and equivalents                                                  $   215,798    $ 1,220,917
Cash held in trust                                                      1,014,201             --
Investments in distressed loan portfolios, net                          1,771,568        437,971
Receivable from West Capital.........................................   1,014,882      1,014,882
Due from affiliates..................................................     624,247        100,032
Other receivables....................................................      36,733         23,234
Organization costs, net..............................................       3,520          4,502
                                                                       ----------     ----------
          Total assets............................................... $ 4,680.949    $ 2,801,538
                                                                       ==========     ==========
                               LIABILITIES AND PARTNERS' CAPITAL
Accounts payable..................................................... $     2,598    $       800
Due to affiliates....................................................       1,650        234,028
Deposits in escrow for investor subscriptions........................          --        160,000
                                                                       ----------     ----------
          Total liabilities..........................................       4,248        394,828
                                                                       ----------     ----------
Commitments and contingencies
Partners' capital....................................................   4,676,701      2,406,710
                                                                       ----------     ----------
          Total liabilities and partners' capital.................... $ 4,680,949    $ 2,801,538
                                                                       ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1995, AND THE PERIOD
            FROM INCEPTION, APRIL 4, 1994, THROUGH DECEMBER 31, 1994

                                                                         1995          1994
                                                                       ---------     ---------
Portfolio collections................................................. $ 483,439     $  38,117
Less: portfolio basis recovery........................................   483,439        38,117
                                                                       ---------     ---------
          Net investment income.......................................        --            --
                                                                       ---------     ---------
Cost of operations:
  Management fee expense..............................................    39,146         5,128
  Collection expense..................................................    64,375        59,052
  Provision for portfolio losses......................................    26,000        54,000
  Professional fees...................................................   103,202         8,691
  Amortization........................................................ 1,031....           617
  General and administrative expense..................................     2,629         2,072
                                                                       ---------     ---------
          Total operating expenses....................................   236,383       129,560
                                                                       ---------     ---------
Loss from operations..................................................  (236,383)     (129,560)
  Other income:
  Interest, net.......................................................    32,864         9,542
  Other...............................................................        46            --
                                                                       ---------     ---------
Net loss.............................................................. $(203,473)    $(120,018)
                                                                       =========     =========

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                   FOR THE YEAR ENDED DECEMBER 31, 1995, AND
      THE PERIOD FROM INCEPTION, APRIL 4, 1994, THROUGH DECEMBER 31, 1994

                                                          GENERAL       LIMITED
                                                          PARTNER       PARTNERS        TOTAL
                                                          --------     ----------     ----------
Partners' capital (deficit), at inception April 4,
  1994..................................................        --             --             --
  Contributions.........................................        --      2,542,561     $2,542,561
  Distributions.........................................  ($ 1,583)       (14,250)       (15,833)
  Net loss..............................................   (12,002)      (108,016)      (120,018)
                                                          --------     ----------     ----------
Partners' capital (deficit), December 31, 1994..........   (13,585)     2,420,295      2,406,710
  Contributions.........................................        --      2,571,300      2,571,300
  Distributions.........................................    (9,786)       (88,050)       (97,836)
  Net loss..............................................   (20,347)      (183,126)      (203,473)
                                                          --------     ----------     ----------
Partners' capital (deficit), December 31, 1995..........  $(43,718)    $4,720,419     $4,676,701
                                                          ========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                   FOR THE YEAR ENDED DECEMBER 31, 1995, AND
      THE PERIOD FROM INCEPTION, APRIL 4, 1994, THROUGH DECEMBER 31, 1994

                                                                       1995            1994
                                                                    -----------     -----------
Cash flows provided by (used in) operating activities:
  Net loss........................................................  $  (203,473)    $  (120,018)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization.................................................        1,031             617
     Provision for portfolio losses...............................       26,000          54,000
     Increase in due from affiliate...............................     (492,785)        (90,389)
     Decrease (increase) in other receivables.....................       23,234         (23,234)
     Increase in accounts payable.................................        1,798             800
     (Decrease) increase in due to affiliates.....................     (232,378)        234,028
                                                                    -----------     -----------
     Net cash (used in) provided by operating activities..........     (876,573)         55,804
                                                                    -----------     -----------
Cash flows provided by (used in) investing activities:
  Increase in organization costs..................................          (49)         (5,119)
  Increase in cash held in trust..................................   (1,014,201)             --
  Increase in receivable from West Capital........................           --      (1,014,882)
  Purchase of investments in distressed loan portfolios...........   (1,843,039)       (530,088)
  Portfolio basis recovery........................................      415,279          28,474
                                                                    -----------     -----------
     Net cash used in investing activities........................   (2,442,010)     (1,521,615)
                                                                    -----------     -----------
Cash flows provided by (used in) financing activities
  Contributions from limited partners.............................    3,025,000       2,975,000
  Payments for offering expenses..................................     (453,700)       (432,439)
  Distributions to partners.......................................      (97,836)        (15,833)
  (Decrease) increase in deposits in escrow for investor
     subscriptions................................................     (160,000)        160,000
                                                                    -----------     -----------
     Net cash provided by financing activities....................    2,313,464       2,686,728
                                                                    -----------     -----------
Net (decrease) increase in cash...................................   (1,005,119)      1,220,917
Cash at beginning of period.......................................    1,220,917              --
                                                                    -----------     -----------
Cash at end of period.............................................  $   215,798     $ 1,220,917
                                                                    ===========     ===========
     Income taxes paid............................................  $       800     $       800
                                                                    ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund V, Ltd., A California Limited Partnership ("the Partnership") was formed on April 4, 1994, for the purpose of acquiring distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until June 10, 1994. The General Partner of the Partnership is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and quarterly discretionary cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have received a cash return equal to their contributions to the capital of the Partnership. After the limited partners have received a cash return equal to their contributions to the capital of the Partnership, profits, losses, and quarterly discretionary cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank where the aggregate balances of accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured portion of the cash balances totaled $115,798 and $1,120,917 at December 31, 1995 and 1994, respectively.

  Cash Held in Trust

     The General Partner of the Partnership anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. The Trust was the recipient of a portion of the funds resulting from the settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates (Notes 4 and 9). The uninsured portion of the cash held in trust totaled $914,201 at December 31, 1995.

  Investments in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustment to the carrying value of the individual portfolios is recorded in the results of operations.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the Partnership. These costs are capitalized and amortized using the straight line method over five years. Accumulated amortization at December 31, 1995 and 1994, totaled $1,648 and $617, respectively.

  Income Taxes

     The partnership does not provide for federal income or state franchise taxes except for the minimum annual state franchise tax of $800. As a partnership, the partners are taxed individually on their share of partnership earnings and losses.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from the estimates.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of investments in distressed loan portfolios was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1995, investments in distressed loan portfolios consisted of the following:

                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $1,032,857     $1,678,279
        Performing rewritten accounts.......................     105,089        105,089
        Consumer loans......................................     633,622        880,399
                                                              ----------     ----------
                                                              $1,771,568     $2,663,767
                                                              ==========     ==========

     Due to the limited operating history of the Partnership, the Partnership believed it was not practical to estimate and present the fair value of the investments in distressed loan portfolios at December 31, 1994.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS (CONTINUED)
     At December 31, 1995 and 1994, the allowance for possible losses on investments in specific distressed loan portfolios consisted of the following:

                                                                             1995
                                                               ---------------------------------
                                            INVESTMENT          ALLOWANCE FOR         CARRYING
                                             BALANCE           PORTFOLIO LOSSES        AMOUNT
                                        ------------------     ----------------     ------------
        Credit card account...........      $1,085,857             ($53,000)        $  1,032,857
        Performing rewritten
          accounts....................         105,089                   --              105,089
        Consumer loans................         660,622              (27,000)             633,622
                                            ----------             --------           ----------
                                            $1,851,568             $(80,000)        $  1,771,568
                                            ==========             ========           ==========

                                                                     1994
                                                 --------------------------------------------
                                                 INVESTMENT      ALLOWANCE FOR       CARRYING
                                                  BALANCE       PORTFOLIO LOSSES      AMOUNT
                                                 ----------     ----------------     --------
        Credit card account....................   $ 225,529         $(27,000)        $198,529
        Consumer loans.........................     266,442          (27,000)         239,442
                                                   --------         --------         --------
                                                  $ 491,971         $(54,000)        $437,971
                                                   ========         ========         ========

     The Partnership's allowance for portfolio losses consisted of the following at December 31, 1995 and 1994:

                                                                    1995        1994
                                                                   -------     -------
        Allowance for portfolio losses, beginning................  $54,000          --
          Provision for portfolio losses.........................   26,000     $54,000
          Recoveries.............................................       --          --
                                                                   -------     -------
        Allowance for portfolio losses, December 31..............  $80,000     $54,000
                                                                   =======     =======

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. At December 31, 1995 and 1994, the Partnership had four and three specific portfolios, respectively, which required allowances to reduce investment balances to their net realizable value. At December 31, 1995 and 1994, portfolio investment balances requiring allowance recognition totaled $488,338 and $447, 517, respectively.

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented in the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other affiliated entities are identified as follows:

        Affiliated Corporations:
        Performance Development, Inc. ("PDI")
        Income Network Company ("INC")
        Performance Capital Management ("PCM")

        Other Affiliated Entities:
        Performance Asset Management Funds I, II, III, and IV, Ltd. ("PAM
        Funds")

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, is paid 3% of all contributions by the limited partners to the capital of the Partnership ("Gross Proceeds") as a syndication fee, and is reimbursed for legal, accounting, and other costs relating to the limited partnership offering up to 2% of Gross Proceeds. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of the limited partnership agreement.

     During the year and period ended December 31, 1995 and 1994, the Partnership paid PDI syndication fees of $90,750 and $89,250, respectively, which have been accounted for as a reduction against the Gross Proceeds. The Partnership also reimbursed PDI for offering expenses totaling $60,450 and $45,689 during the year and period ended December 31, 1995 and 1994, respectively. PDI's management fees incurred and recorded by the Partnership totaled $39,146 and $5,128 for the year and period ended December 31, 1995 and 1994, respectively. The Partnership also accrued distributions to PDI of $9,786 and $1,583 for the year and period ended December 31, 1995 and 1994, respectively. At December 31, 1994, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $234,028.

     INC was formed on February 1, 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus, is paid commissions equal to 10% of Gross Proceeds.

     During the year and period ended December 31, 1995 and 1994, the Partnership recorded commissions payable to INC of $302,500 and $297,500, respectively, which have been accounted for as reductions against the Gross Proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $1,650 for payments made by INC on behalf of the Partnership.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type, and character of the acquired portfolio assets and consistent with the limited partnership agreement. The Partnership also enters into servicing agreements with PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of debts.

     For the year and period ended December 31, 1995 and 1994, the Partnership purchased five and four portfolios from PCM, and paid acquisition fees for those portfolios of $470,971 and $136,953, respectively. Also, for the year and period ended December 31, 1995 and 1994, the Partnership incurred and reimbursed PCM for collection costs of $64,375 and $59,052, respectively.

     The Partnership had amounts owed from PCM from collections of portfolio proceeds and advances for portfolio purchases of $624,247 and $100,032 recorded as due from affiliates at December 31, 1995 and 1994, respectively.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. RECEIVABLE FROM WEST CAPITAL

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner of the Partnership, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement"). In May 1996 the parties consummated the transaction contemplated by the Settlement Agreement and the Partnership and its affiliates received from WCFSC $15,750,000 in satisfaction of all claims of the Partnership and its affiliates against WCFSC and its affiliates ("Note 9").

5. DEPOSITS IN ESCROW

     At December 31, 1994, the Partnership had $160,000 of cash held in an escrow account which represents deposits for potential investor subscriptions where the potential investor must be qualified and approved by the General Partner prior to investment in the Partnership. At present all such subscriptions have been either accepted or returned.

6. PARTNERS' CAPITAL

     During the year and period ended December 31, 1995 and 1994, the Partnership received proceeds from the sale of partner units totaling $3,025,000 and $2,975,000, respectively. Such proceeds are recorded net of syndication costs and commissions paid to affiliates, and reimbursement of certain offering costs incurred by the General Partner (Note 3) recorded as follows:

                                                            1995           1994          TOTAL
                                                         ----------     ----------     ----------
Gross syndication proceeds.............................  $3,025,000     $2,975,000     $6,000,000
  Commissions..........................................    (302,500)      (297,500)      (600,000)
  Syndication costs....................................     (90,750)       (89,250)      (180,000)
  Offering costs.......................................     (60,450)       (45,689)      (106,139)
                                                         ----------     ----------     ----------
Net syndication proceeds...............................  $2,571,300     $2,542,561     $5,113,861
                                                         ==========     ==========     ==========

     During the year and period ended December 31, 1995 and 1994, the Partnership distributed a total of $97,836 and $15,833, respectively to the partners of the Partnership. In June 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. To date the suspension of cash distributions is still in effect.

7. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as defendant in a suit that has been filed but not served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES (CONTINUED) connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances. It is unclear at this time if the results of this action would result in any cost to the partnership.

8. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of SFAS No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on estimates of market conditions and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize. The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best current estimates of the amounts ultimately expected to be realized upon the collection efforts and sales of existing investments in distressed loan portfolios. While the estimates are primarily based on past and current collection results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

9. SUBSEQUENT EVENTS

     On February 8, 1996, the General Partner of the Partnership, for itself and on behalf of the Partnership and the Partnership's affiliates, entered into the Settlement Agreement (Note 4). The Settlement Agreement was entered into for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement (Note 3); and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $15,750,000 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement also required the establishment of a defense fund in an amount not to exceed $250,000 which will be available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners of the Partnership and the other PAM Funds.

     The proceeds from the settlement were allocated to the Partnership and its affiliates, including the PAM Funds, by the General Partner of the Partnership in accordance with the respective interests of the Partnership and those affiliates in those proceeds.

     The Settlement Agreement was approved by 89.75% of the limited partners of the Partnership; none of the limited partners of the Partnership disapproved of the Settlement Agreement; and 10.25% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate executed general releases in favor of WCFSC. On April 10, 1996, WCFSC completed the payment of $15,750,000 for the benefit of the Partnership and its affiliates, including the PAM Funds.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Performance Asset Management Fund V, Ltd.,
A California Limited Partnership

     We have audited the accompanying balance sheets of Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Fund V, Ltd., A California Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
February 21, 1997

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                         1996           1995
                                                                      ----------     ----------
Cash and equivalents................................................  $1,731,112     $  215,798
Cash held in trust..................................................       8,388      1,014,201
Investments in distressed loan portfolios, net......................   2,300,662      1,771,568
Receivable from West Capital........................................          --      1,014,882
Due from affiliates.................................................     351,718        624,247
Other assets........................................................      24,873         36,733
Organization costs, net.............................................       2,486          3,520
                                                                      ----------     ----------
          Total assets..............................................  $4,419,239     $4,680,949
                                                                      ==========     ==========
                               LIABILITIES AND PARTNERS' CAPITAL
Accounts payable....................................................  $      599     $    2,598
Due to affiliates...................................................      56,341          1,650
                                                                      ----------     ----------
          Total liabilities.........................................      56,940          4,248
                                                                      ==========     ==========
Commitments and contingencies
Partners' capital...................................................   4,362,299      4,676,701
                                                                      ----------     ----------
          Total liabilities and partners' capital...................  $4,419,239     $4,680,949
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
Portfolio collections...............................................  $1,202,048     $  483,439
Less: portfolio basis recovery......................................   1,115,996        483,439
                                                                      ----------     ----------
          Net investment income.....................................      86,052             --
                                                                      ----------     ----------
Cost of operations:
  Collection expense................................................      72,423         64,375
  Management fee expense............................................      57,217         39,146
  Professional fees.................................................     133,690        103,202
  Provision for portfolio losses....................................          --         26,000
  Amortization......................................................       1,034          1,031
  General and administrative expense................................       8,147          2,629
                                                                      ----------     ----------
          Total operating expenses..................................     272,511        236,383
                                                                      ----------     ----------
Loss from operations................................................    (186,459)      (236,383)
Other income:
  Interest..........................................................     101,123         32,864
  Other income......................................................          --             46
                                                                      ----------     ----------
Net loss............................................................  $  (85,336)    $ (203,473)
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          GENERAL       LIMITED
                                                          PARTNER       PARTNERS        TOTAL
                                                          --------     ----------     ----------
Balance, December 31, 1994............................... $(13,585)    $2,420,295     $2,406,710
  Contributions..........................................       --      2,571,300      2,571,300
  Distributions..........................................   (9,786)       (88,050)       (97,836)
  Net loss...............................................  (20,347)      (183,126)      (203,473)
                                                          --------     ----------     ----------
Balance, December 31, 1995...............................  (43,718)     4,720,419      4,676,701
  Distributions..........................................  (19,966)      (179,100)      (199,066)
  Redemption of partnership units........................       --        (30,000)       (30,000)
  Net loss...............................................   (8,534)       (76,802)       (85,336)
                                                          --------     ----------     ----------
Balance, December 31, 1996............................... $(72,218)    $4,434,517     $4,362,299
                                                          ========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                       1996            1995
                                                                    -----------     -----------
Cash flows used in operating activities:
  Net loss........................................................  $   (85,336)    $  (203,473)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
       Amortization...............................................        1,034             982
  Decrease (increase) in assets:
       Other assets...............................................       11,860          23,234
       Due from affiliate.........................................      272,529        (492,785)
       Provision for portfolio losses.............................           --          26,000
  Increase (decrease) in liabilities:
       Due to affiliates..........................................       54,691        (232,378)
       Accounts payable...........................................       (1,999)          1,798
                                                                    -----------     -----------
       Net cash provided by (used in) operating activities........      252,779        (876,622)
                                                                    -----------     -----------
Cash flows provided by (used in) investing activities:
  Recovery of portfolio basis.....................................    1,115,996         415,279
  Receivable from West Capital....................................    1,014,882              --
  Cash held in trust..............................................    1,005,813      (1,014,201)
  Purchase of investments in distressed loan portfolios...........   (1,645,090)     (1,843,039)
                                                                    -----------     -----------
       Net cash provided by (used in) investing activities........    1,491,601      (2,441,961)
                                                                    -----------     -----------
Cash flows provided by (used in) financing activities:
  Redemption of partnership units.................................      (30,000)      3,025,000
  Distributions to partners.......................................     (199,066)        (97,836)
  Deposits in escrow for investor subscriptions...................           --        (160,000)
  Payments for offering expenses..................................           --        (453,700)
                                                                    -----------     -----------
       Net cash provided by (used in) financing activities........     (229,066)      2,313,464
                                                                    -----------     -----------
Net increase (decrease) in cash...................................    1,515,314      (1,005,119)
Cash at beginning of period.......................................      215,798       1,220,917
                                                                    -----------     -----------
Cash at end of period.............................................  $ 1,731,112     $   215,798
                                                                    ===========     ===========

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:
  Franchise taxes.................................................  $       800     $       800

    The accompanying notes are an integral part of the financial statements.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Asset Management Fund V, Ltd., A California Limited Partnership was formed in April 1994, for the purpose of acquiring distressed loan portfolios from financial institutions and other sources. Interests in the Partnership were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis; however, the Partnership did not begin its primary operations until July 1994. The General Partner is Performance Development, Inc., a California corporation ("PDI").

     Profits, losses, and cash distributions are allocated 90% to the limited partners and 10% to the General Partner until such time as the limited partners have been returned 100% of their initial capital contributions to the Partnership. Thereafter, Partnership profits, losses, and cash distributions are allocated 70% to the limited partners and 30% to the General Partner.

  Cash and Equivalents

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains its cash balances at one bank in accounts which, at times, may exceed federally insured limits. The Partnership uses a cash management system whereby idle cash balances are swept daily into a master account and invested in high quality, short-term securities. The Partnership's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and has not experienced any past losses with cash and equivalent investments.

  Cash Held in Trust

     The General Partner of the Partnership anticipates that the Partnership and the PAM Funds (Note 3) may, in the future, be reorganized and merged with and into one corporation. In an effort to accomplish that reorganization and merger on terms and conditions consistent with the intent of the General Partner, on December 12, 1995, the General Partner, on behalf of the Partnership and the PAM Funds, and the State of California Department of Corporations entered into an agreement pursuant to the provisions of which the Performance Asset Management Fund Trust ("Trust") was created. These funds are subject to the terms of the Trust Agreement. The Trust was the recipient of a portion of the funds resulting from a settlement of certain litigation between the Partnership and its affiliates and West Capital Financial Services Corp. ("WCFSC") and its affiliates.

  Investment in Distressed Loan Portfolios and Revenue Recognition

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid principal balances will ultimately be collected. Any adjustment to the carrying value of the individual portfolios is recorded in the results of operations.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Organization Costs, Net

     Organization costs include legal and other professional fees incurred related to the initial organization of the partnership. These costs are capitalized and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1996 and 1995 totaled $2,684 and $1,648, respectively.

  Income Taxes

     No provision for income taxes has been made in the financial statements, except for the Partnership's minimum state franchise tax liability of $800. All partners are taxed individually on their share of the Partnership's earnings and losses.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Actual results could differ from the estimates.

  Financial Statement Classification

     Certain amounts within the 1995 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of defaulted consumer debts which were rewritten under terms different from the original obligation. The fair value of investments in distressed loan portfolios was determined by discounting the estimated future cash collections on such investments during the estimated portfolio holding period using a discount rate commensurate with the risks involved.

     At December 31, 1996 and 1995, investments in distressed loan portfolios consisted of the following:

                                                                        1996
                                                              -------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $1,875,933     $2,788,322
        Consumer loans......................................     424,729        480,279
                                                              ----------     ----------
                                                              $2,300,662     $3,268,601
                                                              ==========     ==========

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET (CONTINUED)

                                                                        1995
                                                              -------------------------
                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Credit card accounts................................  $1,032,857     $1,678,279
        Performing rewritten accounts.......................     105,089        105,089
        Consumer loans......................................     633,622        880,399
                                                              ----------     ----------
                                                              $1,771,568     $2,663,767
                                                              ==========     ==========

     At December 31, 1996 and 1995, the allowance for possible losses on investments in specific distressed loan portfolios consisted of the following:

                                                                   1996
                                              ----------------------------------------------
                                              INVESTMENT      ALLOWANCE FOR        CARRYING
                                               BALANCE       PORTFOLIO LOSSES       AMOUNT
                                              ----------     ----------------     ----------
        Credit card accounts................  $1,928,933         $(53,000)        $1,875,933
        Consumer loans......................     451,729          (27,000)           424,729
                                              ----------         --------         ----------
                                              $2,380,662         $(80,000)        $2,300,662
                                              ==========         ========         ==========

                                                                   1995
                                              ----------------------------------------------
                                              INVESTMENT      ALLOWANCE FOR        CARRYING
                                               BALANCE       PORTFOLIO LOSSES       AMOUNT
                                              ----------     ----------------     ----------
        Credit card accounts................  $1,085,857         $(53,000)        $1,032,857
        Performing rewritten accounts.......     105,089               --            105,089
        Consumer loans......................     660,622          (27,000)           633,622
                                              ----------         --------         ----------
                                              $1,851,568         $(80,000)        $1,771,568
                                              ==========         ========         ==========

     The Partnership's allowance for portfolio losses consisted of the following at December 31, 1996 and 1995:

                                                                    1996        1995
                                                                   -------     -------
        Allowance for portfolio losses, beginning................  $80,000     $54,000
        Provision for portfolio losses...........................       --      26,000
                                                                   -------     -------
        Allowance for portfolio losses, December 31..............  $80,000     $80,000
                                                                   =======     =======

     The Partnership continuously evaluates the collectibility of distressed loan balances, and adjusts the carrying value of the investments based on such evaluations. The Partnership has recorded a reserve for possible losses on investments in specific distressed loan portfolios of $80,000 as of December 31, 1996 and 1995.

3. RELATED PARTY TRANSACTIONS

     The Partnership has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships controlled by the General Partner and its sole shareholder, most of which are provided for and documented by the limited partnership agreement and the offering prospectus. The affiliated corporations are owned by one individual. The affiliated corporations and other entities are identified below:
         Affiliated Corporations:
         Performance Development, Inc. ("PDI")

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
         Income Network Company ("INC")
         Performance Capital Management ("PCM")

         Other Affiliated Entities:
         Performance Asset Management Fund, Ltd., and
         Performance Asset Management Funds II, III, and IV Ltd. ("PAM Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI, in accordance with the limited partnership agreement and offering prospectus, was paid 3% of all contributions by the limited partners to the capital of the Partnership ("Gross Proceeds") as a syndication fee, and is reimbursed for legal, accounting, and other costs relating to the limited partnership offering up to 2% of Gross Proceeds. In addition, the Partnership pays PDI an annual management fee of 2.5% of the net asset value of the Partnership portfolio assets during the operating phase of the Partnership in accordance with the provisions of the limited partnership agreement. As the General Partner in the Partnership, PDI is also entitled to a portion of periodic distributions to partners, in accordance with the provisions of limited partnership agreement.

     During 1995, the Partnership paid PDI syndication fees of $90,750, which have been accounted for as a reduction against the Gross Proceeds. The Partnership also reimbursed PDI for offering expenses totaling $60,450 during the year ended December 31, 1995. PDI's management fees incurred and recorded by the Partnership totaled $57,217 and $39,146 for the years ended December 31, 1996 and 1995, respectively. The Partnership also recorded distributions payable to PDI of $19,966 and $9,786 for the years ended December 31, 1996 and 1995, respectively. At December 31, 1996, the Partnership had amounts owed to PDI recorded as amounts due to affiliated of $56,124.

     INC was formed in February 1988 and subsequently became a registered broker-dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. INC's sole shareholder is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus, is paid commissions equal to 10% of Gross Proceeds.

     During the year ended December 31, 1995, the Partnership recorded commissions payable to INC of $302,500, which have been accounted for as reductions against the Gross Proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $1,650 for payments made by INC on behalf of the Partnership.

     PCM was formed in February 1993, and since its formation has performed services for the Partnership and the PAM Funds relative to locating, evaluating, negotiating, acquiring, servicing, and collecting investments in distressed loan portfolio assets. PCM acquires distressed loan portfolios from third-parties and sells the portfolios to the Partnership for amounts determined by the General Partner to be reasonable, customary, and competitive in light of the size, type and character of the acquired portfolios and consistent with the limited partnership agreement. The Partnership also enters into agreements for PCM to collect and service the acquired portfolios. The agreements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to their respective percentage interest, generally, 55% to 60% for the Partnership and 45% to 40% for PCM. The Partnership also reimburses PCM for certain costs incurred in the collection of portfolio assets.

     For the years ended December 31, 1996 and 1995, the Partnership purchased two portfolios and five portfolios respectively, from PCM, and recorded acquisition fees for these portfolios of $435,465 and $470,971, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1996 and 1995, the Partnership incurred collection costs of $72,423 and $64,375, respectively.

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. RELATED PARTY TRANSACTIONS (CONTINUED)
     The Partnership had amounts owed from PCM of $351,718 and $624,247 recorded as due from affiliates at December 31, 1996 and 1995, respectively.

4. SETTLEMENT WITH WEST CAPITAL FINANCIAL SERVICES CORP.

     On April 8, 1994, the General Partner, on behalf of the Partnership and the PAM Funds, entered into a Stock Acquisition Agreement ("Stock Agreement") with WCFSC, for the purpose of acquiring for the Partnership and its affiliates, 1,000 shares of no par common stock of WCFSC, which 1,000 shares would represent 50% of the then issued and outstanding no par common shares of WCFSC. The Stock Agreement provided that the Partnership and the PAM Funds have credits for approximately $1,881,950 due to the Partnership and certain PAM Funds from WCFSC, plus cash in the amount of $1,970,000 payable during a five month period subsequent to the date of the stock purchase transaction.

     Certain differences of opinion developed between the General Partner and WCFSC regarding the terms and conditions of the Stock Agreement. As a result, the General Partner, for the benefit of the Partnership and its affiliates, including the PAM Funds, commenced litigation against WCFSC and certain of its affiliates ("WCFSC Dispute").

     On February 8, 1996, the parties to the WCFSC Dispute entered into a Settlement Agreement and Mutual General Release ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various parties to the WCFSC Dispute. The Settlement Agreement resulted in the dismissal of the WCFSC Dispute; release by all parties of the claims against other respective parties, including those claims relating to the Stock Agreement; and assignment and transfer by the Partnership and its affiliates to WCFSC of certain distressed loan portfolios.

     The Settlement Agreement required that WCFSC pay to the Partnership and its affiliates $16,194,850 in exchange for the general release by the Partnership and its affiliates of WCFSC from the claims asserted in the WCFSC Dispute. The Settlement Agreement also required the sale to WCFSC by the Partnership and its affiliates of certain interests of the Partnership and its affiliates in certain distressed loan portfolios, and the transfer by the Partnership and its affiliates to WCFSC of various other assets and rights. In addition, the Settlement Agreement required the establishment of a defense fund of $250,000 which is available to pay legal costs and fees incurred by WCFSC to defend any and all actions which may be brought by limited partners in the Partnership and the PAM Funds. To date no such actions have been brought.

     The proceeds from the Settlement Agreement were allocated to the Partnership and its affiliates, including the PAM Funds, by PDI in accordance with the respective interests of the Partnership and those affiliates. Accordingly, the Partnership received $1,542,641 of the total settlement proceeds.

     The Settlement Agreement was approved by 89.75% of the limited partners of the Partnership; none of the limited partners of the Partnership disapproved the Settlement Agreement; and 10.25% of the limited partners of the Partnership provided no responses regarding the approval of the Settlement Agreement.

     Additionally, 91.12% of all the limited partners in the Partnership and the PAM Funds in the aggregate, executed general releases in favor of WCFSC.

5. PARTNERS' CAPITAL

     During the year ended December 31, 1995, the Partnership received proceeds from the sale of partner units totaling and $3,025,000. Such proceeds are recorded net of syndication costs and commissions paid to affiliates, and reimbursement of certain offering costs incurred by the General Partner recorded as follows:

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. PARTNERS' CAPITAL (CONTINUED)

                                                                              1995
                                                                           ----------
        Gross syndication proceeds.......................................  $3,025,000
          Commissions....................................................    (302,500)
          Syndication costs..............................................     (90,750)
          Offering costs.................................................     (60,450)
                                                                           ----------
        Net syndication proceeds.........................................  $2,571,300
                                                                           ==========

     In 1995 the limited partners voted to suspend partner distributions in order to utilize cash to enhance the Partnership's operations. Cash distributions were subsequently reinstated in 1996.

6. COMMITMENTS AND CONTINGENCIES

     The General Partner has been named as a defendant in a suit that was filed in early 1996 but to date has not been served. It is the opinion of the General Partner that the suit is without merit. The General Partner denies any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. The partnership agreement requires that the Partnership indemnify the General Partner in certain instances, and it is unclear at this time if the results of this action would result in any cost to the Partnership.

7. FINANCIAL INSTRUMENTS

     The Partnership estimates and discloses the fair values of financial instruments under the provisions of Statement of Financial Accounting Standard No. 107, Disclosures About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Partnership uses a number of methodologies and assumptions, which are based on the underlying quality of the distressed loan portfolio, the cost of comparable capital, the estimates of market conditions, and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Partnership will ultimately realize, The use of different market assumptions and methodologies may have a material effect on the estimated fair value amounts.

     Estimated cash collections include management's best present estimates of the amounts ultimately expected to be realized upon the collection efforts and disposition of existing investments in distressed loan portfolios. While the estimates are primarily based on past collections results, future cash collections are dependent upon a number of uncontrollable market and economic factors. The amounts the Partnership will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the fair values.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Performance Capital Management, Inc.

     We have audited the accompanying balance sheets of Performance Capital Management, Inc. (the "Company") as of December 31, 1995 and 1994, and the related statements of operations, shareholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Capital Management, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
September 6, 1996

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                          1995          1994
                                                                       ----------     --------
Cash and equivalents.................................................  $  416,274     $175,356
Due from affiliates..................................................     358,183          101
Loan to shareholder..................................................          --       96,620
Investments in distressed loan portfolios, net.......................      27,405       42,678
Property and equipment, net..........................................     381,968      324,812
Other assets.........................................................     137,361      177,947
                                                                       ----------     --------
          Total assets...............................................  $1,321,191     $817,514
                                                                       ==========     ========

                            LIABILITIES AND SHAREHOLDER'S DEFICIT
Accounts payable.....................................................  $  182,369     $194,687
Due to affiliates....................................................   1,225,437      619,867
Loan from affiliate..................................................          --       95,855
                                                                       ----------     --------
          Total liabilities..........................................   1,407,806      910,409
                                                                       ----------     --------
Commitments and contingencies
Shareholder's deficit:
  Common stock (no par value; 100,000 shares authorized; 100 shares
     issued and outstanding at December 31, 1995 and 1994)...........         100          100
  Retained deficit...................................................     (86,715)     (92,995)
                                                                       ----------     --------
  Total shareholder's deficit........................................     (86,615)     (92,895)
                                                                       ----------     --------
          Total liabilities and shareholder's deficit................  $1,321,191     $817,514
                                                                       ==========     ========

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                        1995           1994
                                                                     ----------     -----------
Revenue:
  Portfolio sales..................................................  $4,998,906     $10,382,393
  Collection revenue...............................................   1,380,277       1,039,949
  Servicing fees...................................................     946,734         517,089
                                                                     ----------     -----------
                                                                      7,325,917      11,939,431
                                                                     ----------     -----------
Expenses:
  Cost of portfolio acquisitions...................................   3,651,388       8,068,979
  Personnel and related benefits...................................   2,403,138       2,928,201
  Professional and consulting expenses.............................     673,545         682,154
  Collection expenses..............................................     285,026         280,136
  Other general and administrative expenses........................     331,425         296,663
                                                                     ----------     -----------
          Total operating expenses.................................   7,344,522      12,256,133
                                                                     ----------     -----------
          Loss from operations.....................................     (18,605)       (316,702)
Other income:
  Interest, net....................................................      25,685             725
                                                                     ----------     -----------
          Income (loss) before provision for income taxes..........       7,080        (315,977)
Provision for income taxes.........................................         800             800
                                                                     ----------     -----------
          Net income (loss)........................................  $    6,280     $  (316,777)
                                                                     ==========     ===========

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                      STATEMENTS OF SHAREHOLDER'S DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                        RETAINED
                                                  COMMON     COMMON     EARNINGS
                                                  SHARES     STOCK      (DEFICIT)       TOTAL
                                                  ------     ------     ---------     ---------
Balance, December 31, 1993......................    100       $100      $ 223,782     $ 223,882
  Net loss......................................     --         --       (316,777)     (316,777)
                                                    ---       ----      ---------     ---------
Balance, December 31, 1994......................    100        100        (92,995)      (92,895)
  Net income....................................     --         --          6,280         6,280
                                                    ---       ----      ---------     ---------
Balance, December 31, 1995......................    100       $100      $ (86,715)    $ (86,615)
                                                    ===       ====      =========     =========

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                       ---------     ---------
Cash flows provided by (used in) operating activities:
  Net income (loss)..................................................  $   6,280     $(316,777)
  Adjustments to reconcile income (loss) to net cash provided by operating activities:
     Depreciation and amortization...................................     81,454        50,559
     (Increase) decrease in due from affiliate.......................   (382,072)      526,530
     Decrease (increase) in other receivables........................     44,887      (145,622)
     Increase in other assets........................................     (4,301)       (3,299)
     (Decrease) increase in accounts payable.........................    (12,318)      115,408
     Increase in due to affiliate....................................    763,783       150,927
                                                                        --------      --------
          Net cash provided by operating activities..................    497,713       377,726
Cash flows provided by (used in) investing activities:
  Purchase of property and equipment.................................   (138,610)     (168,596)
  Purchase of investments in distressed loan portfolios..............         --       (71,842)
  Recovery of portfolio basis........................................     15,273        29,164
                                                                        --------      --------
          Net cash used in investing activities......................   (123,337)     (211,274)
Cash flows used in financing activities:
  Loans to shareholder...............................................   (133,458)      (96,620)
  Repayment of loans from affiliates.................................         --        (4,145)
                                                                        --------      --------
          Net cash used in financing activities......................   (133,458)     (100,765)
                                                                        --------      --------
Net increase in cash.................................................    240,918        65,687
Cash at beginning of period..........................................    175,356       109,669
                                                                        --------      --------
Cash at end of period................................................  $ 416,274     $ 175,356
                                                                        ========      ========

                Supplemental Disclosure of Cash Flow Information

                                                                            1995         1994
                                                                           ------       ------
Cash paid during the year for:
  Income taxes paid......................................................  $3,140       $1,600
  Interest paid..........................................................      --       $5,993

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Capital Management, Inc. (the "Company") was incorporated in the State of California on January 17, 1992 for the purpose of identifying and analyzing, negotiating, acquiring, and servicing investments in distressed consumer loan portfolios. The Company, however, did not commence its primary operations until May 1993. The Company acquires investments primarily for the benefit of affiliate investors, and enters into servicing arrangements with such affiliates to participate in the proceeds upon collection of debtor obligations. The Company also acquires and services portfolios for its own account.

  Revenue Recognition

     Portfolio sales are recorded when all contractual benefits and obligations are transferred, which normally occurs at the time of closing. Collection revenues are recognized when received and servicing fees are recognized when earned.

  Cash and Equivalents

     The Company defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Company maintains cash balances at one bank where the aggregate balances of accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The uninsured portion of the cash balances totaled $213,472 and $716,051 at December 31, 1995 and 1994, respectively.

  Investments in Distressed Loan Portfolios

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected on such loans are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the carrying value of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intention, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances and there is no assurance that the unpaid principal balances will ultimately be collected.

  Property and equipment, net

     Property and equipment are stated at cost. All additions and significant improvements are capitalized; maintenance and repairs that do not extend asset lives are charged against earnings. Gain or loss on disposition of assets is reflected in earnings and the related asset costs and accumulated depreciation are removed from the respective accounts. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of related assets, which range from five to seven years.

  Advertising Costs

     Advertising costs are charged to earnings when incurred.

  Income Taxes

     The Company uses the liability method of accounting for income taxes. Deferred income taxes are provided to reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes, using enacted tax rates in effect in the years in which the differences are expected to reverse.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Financial Instruments

     The Company estimates the fair values of financial instruments under the provisions of SFAS No. 107, Disclosure About Fair Values of Financial Instruments. In assessing the fair value of financial instruments, the Company uses a number of methodologies and assumptions, which are based on estimates of market conditions and risks existing at the balance sheet date. Considerable judgment is required and used by management to evaluate and interpret market data to develop the fair value estimations. Accordingly, management's estimates are not necessarily indicative of the amounts that the Company will ultimately realize. The use of different market assumptions and methodologies may affect the estimated fair value amounts.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

2. NON-CASH INVESTING AND FINANCING ACTIVITY

     In 1995, the Company assumed the responsibility to repay an affiliated partnership on behalf of an affiliated company in exchange for the satisfaction of an outstanding loan balance of $95,855 with the affiliate company (Note 5). In addition, in 1995 an outstanding balance of $230,078 due from the Company's shareholder was assumed by an affiliate company as partial satisfaction of amounts owed to it by the Company (Note 5).

3. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. At December 31, 1995 and 1994, the Company had interests in two portfolios with remaining carrying balances totaling $27,405 and $42,678, respectively.

     In April 1996, the Company sold its interest in the portfolios in conjunction with the Settlement Agreement (Note 9) for $234,285.

4. PROPERTY AND EQUIPMENT, NET

     Property and equipment at December 31, 1995 and 1994 consisted of the following:

                                                                  1995          1994
                                                                ---------     --------
        Computer equipment....................................  $ 294,137     $178,804
        Computer software.....................................     33,255       33,255
        Office equipment......................................     43,832       43,831
        Furniture and fixtures................................    157,372      134,096
                                                                ---------     --------
                                                                  528,596      389,986
        Less: accumulated depreciation and amortization.......   (146,628)     (65,174)
                                                                ---------     --------
                  Property and equipment, net.................  $ 381,968     $324,812
                                                                =========     ========

     Depreciation and amortization expense for the years ended December 31, 1995 and 1994 totaled $81,454, and $50,559.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

5. RELATED PARTY TRANSACTIONS

     The Company has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships either wholly-owned or controlled by the Company's sole shareholder, most of which are provided for and documented by formal agreements. The affiliated corporations and limited partnerships are identified below:

        Affiliated Corporations:

        Performance Development, Inc. ("PDI")
        Spectrum Capital Management, Inc. ("SCM")
        Atlas Equity, Inc. ("AEI")

        Affiliated Limited Partnerships:

        Performance Asset Management Funds (collectively, the "PAM Funds")

        Performance Asset Management Fund, Ltd. ("PAM") Performance Asset Management Fund II, Ltd. ("PAM II") Performance Asset Management Fund III, Ltd. ("PAM III") Performance Asset Management Fund IV, Ltd. ("PAM IV") Performance Asset Management Fund V, Ltd. ("PAM V")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other affiliated California limited partnerships. PDI incurs certain expenses related to the operation of the Company on its behalf and is subsequently reimbursed by the Company.

     On October 1, 1993, the Company entered into an agreement to borrow $100,000 from PDI to finance operations. The agreement accrued interest at 8% per annum and was payable on demand. During the years ended December 31, 1995 and 1994, the Company incurred interest expense relating to the outstanding note of $7,668, and $7,827, respectively. In December 1995, the Company satisfied this obligation when it agreed to assume the responsibility to repay an affiliated partnership on behalf of PDI, and accordingly, the Company has amounts due from PDI recorded as due from affiliates totaling $347,913 at December 31, 1995 relating to this transaction. At December 31, 1994, the outstanding principal balance of $95,855 was recorded as a loan from affiliate, and the accrued interest payable was recorded as an amount due to affiliates.

     SCM was formed in 1988 and provides personnel and human resource services to both affiliate and non-affiliate entities. Prior to 1994, SCM performed and earned fees for certain services similar to those currently performed by PCM.

     During 1993, the Company entered into a service agreement with SCM ("SCM Agreement') whereby SCM provides certain human resource services to the Company. The terms of the agreement provide for fees of 150% of gross wages of each contract employee provided by SCM to the Company, with fee rate adjustments subject to 30 day notice by either party. On January 1, 1996, a formal agreement was entered into which extended the agreement for an additional 12 months on substantially the same terms. During the years ended December 31, 1995 and 1994, the Company incurred contract service expenses relating to the SCM Agreement of $2,321,000 and $2,513,680, respectively. The Company had amounts owed to SCM relating to unpaid contract expenses of $157,681 and $127,075 recorded as due to affiliates at December 31, 1995 and 1994, respectively.

     AEI is a California corporation formed in 1988 which provides services to facilitate the operations of affiliate companies. The Company also does business as Performance Communication Services ("PCS") and has participated in numerous telecommunications ventures since its inception. At December 1, 1995, the

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

5. RELATED PARTY TRANSACTIONS (CONTINUED)
Company had an amount due to PCS for expenses paid on behalf of the Company of $120,000 recorded as an amount due to affiliates.

     The Company acquires portfolios of distressed assets from third-party sellers and subsequently sells the portfolios to the PAM Funds for amounts consistent with the respective PAM Funds limited partnerships agreements. In addition, the Company also enters into servicing arrangements with the PAM Funds to service the distressed asset portfolios. The arrangements generally provide that all proceeds generated from the collection of portfolio assets will be shared by the parties in proportion to the respective servicing arrangement, generally, 55% to 60% for the PAM Funds and 45% to 40% for the Company. The Company also earns servicing fees for reimbursement of certain collection costs incurred by the Company.

     In April 1994, the Company, on behalf of and for the benefit of the PAM Funds, facilitated negotiations for an agreement to acquire 50% of the outstanding common stock of an independent third-party servicer (Note 9) for $5,218,436. The Company earned an acquisition fee of $732,600 for its services related to this transaction which is recorded in portfolio sales.

     For the year ended December 31, 1995, the Company sold one portfolio to PAM, PAM II, and PAM III for $5,463, $114,184, $160,605, respectively. In addition, the Company also sold seven and five portfolios to PAM IV and PAM V for $3,142,259 and $1,576,395, respectively. For the year ended December 31, 1994, the Company sold three, twenty, and four portfolios to PAM II, PAM IV, and PAM V for $674,871, $6,197,332, and $530,088, respectively.

     During the year ended December 31, 1995, the Company earned collection fees from PAM of $34,693; PAM II, $136,308; PAM III, $29,091; PAM IV, $1,144,313; and
PAM V, $186,513. During the year ended December 31, 1994, the Company earned collection fees from PAM of $197,241; PAM II, $74,604; PAM III, $755; PAM IV, $725,066; and PAM V, $25,412.

     During the year ended December 31, 1995, the Company earned servicing fees from PAM of $365; PAM II, $30,607; PAM III, $4,578; PAM IV, $225,318; and PAM V,
$64,375. During the year ended December 31, 1994, the Company earned servicing fees from PAM II, $44,429; PAM III, $940; PAM IV, $427,180; and PAM V, $59,052.

     The Company had amounts owed to PAM II, PAM IV and PAM V for unremitted collection proceeds and portfolio deposits recorded as due to affiliates at December 31, 1995 of $9,288, $314,221 and $624,247, respectively. The Company had amounts owed to PAM II, PAM IV and PAM V for unremitted collection proceeds and portfolio deposits recorded as due to affiliates at December 31, 1994 of $12,876, $376,050 and $100,032, respectively.

     The Company had amounts owed from PAM for outstanding servicing fees totaling $860 and $101 recorded as due from affiliates at December 31, 1995, and 1994, respectively. The Company had amounts owed from PAM III totaling $9,411 recorded as due from affiliates at December 31, 1995.

     At December 31, 1995 and 1994 the Company entered into an agreement with the Company's sole shareholder. The agreement provided for the shareholder's borrowings to be payable on demand at an interest rate of 8% per annum. During the year ended December 31, 1995, the Company recorded interest income relating to such borrowings of $14,360. At December 3l, 1995, the outstanding balance from the shareholder was assumed by an affiliate Company as partial satisfaction of amounts owed to it by the Company. At December 31, 1994, the outstanding balance of $96,620 was recorded as a loan to shareholder.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

6. INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                                        1995     1994
                                                                        ----     ----
        Current expense:
          Federal.....................................................    --       --
          State.......................................................  $800     $800
                                                                        ----     ----
        Total provision for income taxes..............................  $800     $800
                                                                        ====     ====

     Significant components of the Company's deferred income tax liability are as follows:

                                                                   1995         1994
                                                                 --------     --------
        Deferred income tax asset:
          State taxes..........................................  $    272     $    272
          Net operating loss...................................    43,518       46,312
                                                                 --------     --------
        Total deferred income tax assets.......................    43,790       46,584
        Valuation allowance....................................   (43,790)     (46,584)
                                                                 --------     --------
        Net deferred income tax assets.........................        --           --
                                                                 ========     ========

     Deferred income tax assets result from temporary differences due primarily to accruals and net operating loss carry-forwards.

     The Company has net operating loss carryforwards for federal and state income tax purposes of $86,716 and $150,909, respectively. The federal and state net operating losses begin expiring in 2009 and 1999, respectively.

7. COMMITMENTS

     The Company is a party to a real property lease executed by SCM, an affiliate entity (Note 5). The Company has assumed primary responsibility for paying the total monthly obligations pursuant to the terms of a sublet agreement with SCM. The lease agreement terminates in August 1998 and requires future minimum lease payments of the following:

            1996....................................................    $ 87,151
            1997....................................................      91,659
            1998....................................................      63,109
                                                                        --------
            ........................................................    $241,919
                                                                        ========

     Rent expenses under this agreement totaled $81,167 and $64,150 for the years ended December 31, 1995 and 1994, respectively.

8. LITIGATION

     Certain affiliates of the Company have been named as a defendant in a suit that has been filed but not served. It is the opinion of the affiliates and the Company that the suit is without merit. The affiliates deny any wrongdoing in connection, with this matter and will vigorously defend this claim if the plaintiffs pursue this action. It is unclear at this time if the results of this action would result in any cost to the Company.

9. SUBSEQUENT EVENTS

     On February 8, 1996, PD1, for itself and on behalf of the Company and the PAM Funds, entered into an agreement ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

9. SUBSEQUENT EVENTS (CONTINUED)
between the various affiliate parties and an independent third-party servicer ("Servicer"), including release by all parties of claims against other respective parties and assignments and transfer by the Company and the PAM Funds to the Servicer of certain distressed loan portfolios.

     On April 10, 1996, the Company received proceeds totaling $234,285 from the sale of its remaining two distressed loan portfolios in conjunction with the Settlement Agreement with the Servicer.

     On August 31, 1996, the Company sold acquired portfolios to the PAM Funds for $7,984,825.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Performance Capital Management, Inc.

     We have audited the accompanying balance sheets of Performance Capital Management, Inc. (the "Company") as of December 31, 1996 and 1995, and the related statements of operations, shareholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management., Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Capital Management, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
February 21, 1997

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                         1996           1995
                                                                      ----------     ----------
Cash and equivalents................................................  $2,878,541     $  416,274
Due from affiliates.................................................     352,949        358,183
Investments in distressed loan portfolios, net......................          --         27,405
Property and equipment, net.........................................     703,195        381,968
Other assets........................................................      47,580        137,361
                                                                      ----------     ----------
          Total assets..............................................  $3,982,265     $1,321,191
                                                                      ==========     ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Accounts payable....................................................  $  187,425     $  182,369
Due to affiliates...................................................   3,783,731      1,225,437
                                                                      ----------     ----------
     Total liabilities..............................................   3,971,156      1,407,806
                                                                      ----------     ----------
Commitments and contingencies
Shareholder's equity (deficit):
  Common stock (no par value; 100,000 shares authorized; 100 shares
     issued and outstanding at December 31, 1996 and 1995)..........         100            100
  Retained earnings (deficit).......................................      11,009        (86,715)
                                                                      ----------     ----------
     Total shareholder's equity (deficit)...........................      11,109        (86,615)
                                                                      ----------     ----------
          Total liabilities and shareholder's equity (deficit)......  $3,982,265     $1,321,191
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996            1995
                                                                     -----------     ----------
Revenue:
  Portfolio sales..................................................  $12,049,227     $4,998,906
  Collection revenue...............................................    3,458,403      1,380,277
  Servicing fees...................................................      609,220        946,734
                                                                     -----------     ----------
                                                                      16,116,850      7,325,917
                                                                     -----------     ----------
Expenses:
  Cost of portfolio sales..........................................    8,725,019      3,651,388
  Personnel and related benefits...................................    3,473,232      2,403,138
  Professional and management fees.................................    2,920,523        673,545
  Collection expenses..............................................      482,657        285,026
  Other general and administrative expenses........................      448,987        331,425
                                                                     -----------     ----------
          Total operating expenses.................................   16,050,418      7,344,522
                                                                     -----------     ----------
          Income (loss) from operations............................       66,432        (18,605)
Other income (expense):
  Interest, net....................................................       44,478         25,685
                                                                     -----------     ----------
          Income before provision for income taxes.................      110,910          7,080
Provision for income taxes.........................................       13,186            800
                                                                     -----------     ----------
          Net income...............................................  $    97,724     $    6,280
                                                                     ===========     ==========

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                          RETAINED
                                                    COMMON     COMMON     EARNINGS
                                                    SHARES     STOCK      (DEFICIT)     TOTAL
                                                    ------     ------     --------     --------
Balance, December 31, 1994........................    100       $100      $(92,995)    $(92,895)
  Net income......................................     --         --         6,280        6,280
                                                      ---       ----       -------      -------
Balance, December 31, 1995........................    100        100       (86,715)     (86,615)
  Net income......................................     --         --        97,724       97,724
                                                      ---       ----       -------      -------
Balance, December 31, 1996........................    100       $100      $ 11,009     $ 11,109
                                                      ===       ====       =======      =======

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                         1996          1995
                                                                      ----------     ---------
Cash flows provided by (used in) operating activities:
  Net income......................................................    $   97,724     $   6,280
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation.................................................       150,813        81,454
  Decrease (increase) in assets:
     Due from affiliate...........................................         5,234      (382,072)
     Other assets.................................................        89,781        40,586
  Increase (decrease) in liabilities:
     Accounts payable.............................................         5,056       (12,318)
     Due to affiliate.............................................     2,558,294       763,783
                                                                      ----------     ---------
     Net cash provided by operating activities....................     2,906,902       497,713
                                                                      ----------     ---------
Cash flows provided by (used in) investing activities:
  Purchase of property and equipment..............................      (472,040)     (138,610)
  Recovery of portfolio basis.....................................        27,405        15,273
                                                                      ----------     ---------
  Net cash used in investing activities...........................      (444,635)     (123,337)
                                                                      ----------     ---------
Cash flows used in financing activities:
  Loans to shareholder............................................            --      (133,458)
                                                                      ----------     ---------
     Net cash used in financing activities........................            --      (133,458)
                                                                      ----------     ---------
Net increase in cash..............................................     2,462,267       240,918
Cash at beginning of year.........................................       416,274       175,356
                                                                      ----------     ---------
Cash at end of year...............................................    $2,878,541     $ 416,274
                                                                       =========     =========
                Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
  Income taxes....................................................    $    1,000     $   3,140
  Interest........................................................    $      531            --

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Description of Business

     Performance Capital Management, Inc. (the "Company") was incorporated in January 1992 for the purpose of identifying, analyzing, negotiating, acquiring, and servicing investments in distressed loan portfolios. The Company, however, did not commence its primary operations until May 1993. The Company acquires investments primarily for the benefit of affiliate investors, and enters into servicing arrangements with such affiliates to participate in the proceeds upon collection of debtor obligations. The Company also acquires and services portfolios for its own account.

  Revenue Recognition

     Portfolio sales are recorded when all contractual benefits and obligations are transferred, which normally occurs at the time of closing. Collection revenues are recognized when received and servicing fees are recognized when earned.

  Cash and Equivalents

     The Company defines cash equivalents as all highly liquid investments with an original maturity of three months or less. The Company maintains its cash balances at two banks in accounts which, at times, may exceed federally insured limits. The Company uses a cash management system whereby idle cash balances are swept daily into a master account and invested in high quality, short term securities. The Company's management believes that these cash balances are not subject to any significant credit risk due to the nature of the investments and has not experienced any past losses with cash and equivalent investments.

  Investments in Distressed Loan Portfolios

     Investments in distressed loan portfolios are carried at the lower of cost, market, or estimated net realizable value. Amounts collected are treated as a reduction to the carrying basis of the related investment on an individual portfolio basis. Accordingly, income is not recognized until 100% recovery of the original cost of the investment in each portfolio occurs. Estimated net realizable value represents management's estimates, based on its present plans and intentions, of the present value of future collections. Due to the distressed nature of these investments, no interest is earned on outstanding balances, and there is no assurance that the unpaid principal balances will ultimately be collected.

  Property and Equipment

     Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of related assets, which range from five to seven years. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and any resulting profit or loss is reflected in the statement of operations

  Advertising Costs

     Advertising costs are charged to earnings when incurred.

  Income Taxes

     The Company accounts for deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109. Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reported period. Actual results could differ from the estimates.

  Financial Statement Classification

     Certain amounts within the 1995 financial statements have been reclassified in order to conform with the 1996 financial statement presentation.

2. NON-CASH INVESTING AND FINANCING ACTIVITIES

     In 1995, the Company assumed the responsibility to repay an affiliated partnership on behalf of an affiliated company in exchange for the satisfaction of an outstanding loan balance of $95,855 with the affiliate company. In addition, in 1995 an outstanding balance of $230,078 due from the Company's shareholder was assumed by an affiliate company as partial satisfaction of amounts owed to it by the Company.

3. INVESTMENTS IN DISTRESSED LOAN PORTFOLIOS, NET

     Investments in distressed loan portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto loans and personal lines of credit, originated by independent third-party financial institutions located throughout the United States. At December 31, 1995, the Company had interests in two portfolios with remaining carrying balances totaling $27,405. In May 1996, the Company sold its interest in these distressed loan portfolios in conjunction with the Settlement Agreement for $449,281.

4. PROPERTY AND EQUIPMENT, NET

     Property and equipment consists of the following:

                                                                1996           1995
                                                             -----------     ---------
        Computer equipment.................................  $   435,082     $ 294,137
        Computer software..................................      346,369        33,255
        Office equipment...................................       45,932        43,832
        Furniture and fixtures.............................      173,253       157,372
                                                              ----------     ---------
                                                               1,000,636       528,596
        Less: accumulated depreciation.....................     (297,441)     (146,628)
                                                              ----------     ---------
                  Property and equipment, net..............  $   703,195     $ 381,968
                                                              ==========     =========

     Depreciation expense for the years ended December 31, 1996 and 1995 totaled $150,813 and $81,454, respectively.

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

5. RELATED PARTY TRANSACTIONS

     The Company has entered into several fee and cost reimbursement arrangements with affiliated corporations and limited partnerships either wholly-owned or controlled by the Company's sole shareholder, most of which are provided for and documented by formal agreements. The affiliated corporations and limited partnerships are identified below:

     Affiliated Corporations:

       Performance Development, Inc. ("PDI")
       Spectrum Capital Management, Inc. ("SCM")
       Atlas Equity, Inc. ("AEI")

     Affiliated Limited Partnerships:

       Performance Asset Management Fund, Ltd., and
       Performance Asset Management Funds II, III, IV, and V Ltd. ("PAM Funds")

     PDI was formed in June 1990 to engage in various aspects of the investment banking industry. PDI is also the General Partner for the PAM Funds and various other California limited partnerships. PDI incurs certain expenses related to the operation of the Company and is subsequently reimbursed by the Company.

     During October 1993, the Company entered into an agreement to borrow $100,000 from PDI to finance operations. The agreement accrued interest at 8% per annum and was payable on demand. During the year ended December 31, 1995, the Company incurred interest expense relating to the outstanding note of $7,668. In December 1995, the Company satisfied this obligation when it agreed to assume the responsibility to repay an affiliated partnership on behalf of PDI, and accordingly, the Company has amounts due from PDI recorded as due from affiliates totaling $338,051 and $347,913 at December 31, 1996 and 1995, respectfully.

     SCM was formed in 1988 and provides personnel and human resource services to both affiliated and non-affiliated entities. Prior to 1994, SCM performed and earned fees for certain services similar to those currently performed by PCM.

     During 1993, the Company entered into an agreement with SCM ("SCM Agreement") whereby SCM provides human resource services to the Company. The terms of the agreement provide for fees of 150% of gross wages of each contract employee provided by SCM to the Company, with fee rate adjustments subject to 30 day notice by either party. During the years ended December 31, 1996 and 1995, the Company incurred contract service expenses relating to the SCM Agreement of $3,463,535 and $2,321,000, respectively.

     During 1996, SCM located and acquired the right to purchase certain distressed loan portfolios from an unrelated third party. In order to induce SCM to assign to the Company its right to acquire the distressed loan portfolios the Company agreed to pay to SCM, all net profit from the sale or other disposition of these distressed loan portfolios. However, the Company retains the right to all profits generated from the collection of these distressed loan portfolios.

     The Company had amounts owed to SCM of $3,139,522 and $157,681 recorded as due to affiliates at December 31, 1996 and 1995, respectively.

     AEI is a California corporation formed in 1988 which provides services to facilitate the operations of affiliate companies. The Company also does business as Performance Communication Services ("PCS") and has participated in numerous telecommunications ventures since its inception. At December 31, 1995, the Company had amounts due to PCS for expenses paid on behalf of the Company of $120,000, recorded as an amount due to affiliates.

     The Company acquires distressed loan portfolios from third-party sellers and subsequently sells the portfolios to the PAM Funds for amounts consistent with the respective PAM Funds' limited partnerships

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

5. RELATED PARTY TRANSACTIONS (CONTINUED) agreements. In addition, the Company also enters into arrangements with the PAM Funds to service the distressed loan portfolios. The arrangements generally provide that all proceeds generated from the collection of distressed loan portfolios will be shared by the parties in proportion to the respective servicing arrangement, generally, 55% to 60% for the PAM Funds and 45% to 40% for the Company. The Company also earns servicing fees as reimbursements of collection costs incurred by the Company on behalf of the PAM Funds.

     For the year ended December 31, 1996, the Company sold two portfolios to PAM, PAM II, and PAM V for $1,315,610, $1,502,705, and $1,645,090, respectively.
In addition, the Company also sold three and twelve portfolios to PAM III and PAM IV for $2,764,470 and $4,463,753, respectively. For the year ended December 31, 1995, the Company sold one portfolio to PAM, PAM II, and PAM III for $5,463, $114,184, and $160,605, respectively. In addition, the Company also sold seven and five portfolios to PAM IV and PAM V for $3,142,259 and $1,576,395, respectively.

     During the year ended December 31, 1996, the Company earned collection revenue from PAM of $217,421; PAM II, $221,577; PAM III, $166,345; PAM IV, $2,110,626; and PAM V, $477,498. During the year ended December 31, 1995, the Company earned collection revenue from PAM of $34,693; PAM II, $136,308; PAM III, $29,091; PAM IV, $1,144,313; and PAM V, $186,513.

     During the year ended December 31, 1996, the Company earned servicing fees from PAM, $43,509; PAM II, $67,720; PAM III, $81,560; PAM IV, $270,531; and PAM
V, $74,502. During the year ended December 31, 1995, the Company earned servicing fees from PAM of $365; PAM II, $30,607; PAM III, $4,578; PAM IV, $225,318; and PAM V, $64,375.

     The Company had amounts owed to PAM, PAM II, PAM III, PAM IV and PAM V recorded as due to affiliates at December 31, 1996 of $56,483, $43,947, $56,039, $136,022, and $351,718, respectively. The Company had amounts owed to PAM II, PAM IV and PAM V recorded as due to affiliates of $9,288, $314,221 and $624,247, respectively, and amounts owed from PAM and PAM III totaling $860 and $9,411, respectively, recorded as due from affiliates at December 31, 1995.

     At December 31, 1994 the Company entered into an agreement with the Company's sole shareholder. The agreement provided for the shareholder's borrowings to be payable on demand at an interest rate of 8% per annum. During the year ended December 31, 1995, the Company recorded interest income relating to such borrowings of $14,360. At December 31, 1995, the outstanding balance from the shareholder was assumed by an affiliate as partial satisfaction of amounts owed to it by the Company.

6. INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                                      1996       1995
                                                                     -------     ----
        Current expense:
          Federal..................................................  $ 4,748       --
          State....................................................   12,197     $800
                                                                     -------     ----
                                                                      16,945     $800
                                                                     -------     ----
        Deferred benefit:
          Federal..................................................   (3,759)      --
          State....................................................       --       --
                                                                     -------     ----
                                                                      (3,759)      --
                                                                     -------     ----
        Total provision for income taxes...........................  $13,186     $800
                                                                     =======     ====

                      PERFORMANCE CAPITAL MANAGEMENT, INC.

6. INCOME TAXES (CONTINUED)
     Significant components of the Company's deferred income tax asset are as follows:

                                                                    1996        1995
                                                                   ------     --------
        Deferred income tax asset:
          State taxes............................................  $3,759     $    272
          Net operating loss.....................................      --       43,518
                                                                   ------     --------
        Total deferred income tax assets.........................   3,759       43,790
        Valuation allowance......................................      --      (43,790)
                                                                   ------     --------
        Net deferred income tax assets...........................  $3,759           --
                                                                   ======     ========

     Deferred income tax assets result from temporary differences due to state tax accruals, and the effective tax rate varies from the federal statutory rate due primarily to state taxes.

7. COMMITMENTS AND CONTINGENCIES

  Operating Lease

     The Company is a party to a real property lease executed by SCM, an affiliate entity. The Company has assumed primary responsibility for paying the total monthly obligations pursuant to the terms of a sublet agreement with SCM. The lease agreement terminates in August 1998 and requires future minimum lease payments of the following:

            1997......................................................  $ 91,659
            1998......................................................    63,109
                                                                        --------
                                                                        $154,768
                                                                        ========

     Rent expenses under this agreement totaled $85,875 and $81,167 for the years ended December 31, 1996 and 1995, respectively.

  Litigation

     Certain affiliates of the Company have been named as a defendant in a suit that was filed in early 1996 but to date has not been served. It is the opinion of the affiliates and the Company that the suit is without merit. The affiliates deny any wrongdoing in connection with this matter and will vigorously defend this claim if the plaintiffs pursue this action. It is unclear at this time if the results of this action would result in any cost to the Company.

8. SETTLEMENT AGREEMENT

     On February 8, 1996, PD1, for itself and on behalf of the Company and the PAM Funds, entered into an agreement ("Settlement Agreement") for the purpose of settling and resolving any and all disputes existing between the various affiliate parties and an independent third-party servicer ("Servicer"), including release by all parties of claims against other respective parties and assignments and transfer by the Company and the PAM Funds to the Servicer of certain distressed loan portfolios. The Company received proceeds totaling $606,877 in conjunction with the Settlement Agreement with the Servicer.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Performance Asset Management Company

     We have audited the accompanying balance sheet of Performance Asset Management Company as of December 31, 1996 and the related statements of operations, shareholder's deficit and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Performance Asset Management Company as of December 31, 1996 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KELLY & COMPANY

Newport Beach, California
October 30, 1997

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current assets:
  Accrued interest receivable......................................................  $   828
                                                                                     -------
          Total assets.............................................................  $   828
                                                                                     =======

                           LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Income taxes payable.............................................................  $   920
Shareholder's deficit:
  Preferred stock $.001 par value; 10,000,000 shares authorized, 100,000 shares
     issued and outstanding at December 31, 1996...................................      100
  Common stock $.001 par value; 100,000,000 shares authorized, 1,000 shares issued
     and outstanding at December 31, 1996..........................................        1
  Additional paid in capital.......................................................   19,899
  Notes receivable, shareholder....................................................  (20,000)
  Retained deficit.................................................................      (92)
                                                                                     -------
     Total shareholder's deficit...................................................      (92)
                                                                                     -------
          Total liabilities and shareholder's deficit..............................  $   828
                                                                                     =======

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Revenues..............................................................................    --
Cost of sales.........................................................................    --
                                                                                        ----
Gross profit..........................................................................    --
Operating expenses....................................................................    --
                                                                                        ----
Operating income......................................................................    --
Other income (expense):
  Interest income.....................................................................  $828
  Income taxes........................................................................  (920)
                                                                                        ----
     Total other income (expense).....................................................   (92)
                                                                                        ----
Loss before provision for income taxes................................................   (92)
Provision for income taxes............................................................    --
                                                                                        ----
          Net loss....................................................................  ($92)
                                                                                        ====

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                       STATEMENT OF SHAREHOLDER'S DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                      ADDITIONAL      NOTES
                                            PREFERRED   COMMON   PREFERRED   COMMON    PAID-IN     RECEIVABLE,   RETAINED
                                             SHARES     SHARES     STOCK     STOCK     CAPITAL     SHAREHOLDER   EARNINGS   TOTAL
                                            ---------   ------   ---------   ------   ----------   -----------   --------   -----
Formation of corporation..................       --        --         --       --            --            --        --       --
  Issuance of stock.......................    1,000     1,000      $ 100       $1      $ 19,899     $ (20,000)       --       --
  Net loss................................       --        --         --       --            --            --      $(92)    $(92)
                                                                      --       --
                                               ----      ----                           -------      --------     -----     -----
Balance, December 31, 1996................    1,000     1,000      $ 100       $1      $ 19,899     $ (20,000)     $(92)    $(92)
                                               ====      ====         ==       ==       =======      ========     =====     =====

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Cash flows from operating activities:
  Net loss...........................................................................  $ (92)
  Decrease (increase) in assets:
     Accrued interest receivable.....................................................   (828)
  Increase (decrease) in liabilities:
     Income taxes payable............................................................    920
                                                                                       ------
  Cash provided by operating activities..............................................     --
                                                                                       ======
Cash flows used for investing activities:
  Cash used in investing activities..................................................     --
                                                                                       ------
Cash flows provided by financing activities:
  Cash provided by financing activities..............................................     --
                                                                                       ------
  Net increase in cash...............................................................     --
Cash at inception....................................................................     --
                                                                                       ------
Cash at December 31, 1996............................................................     --
                                                                                       ======
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
     Interest........................................................................     --
     Income tax......................................................................     --

    The accompanying notes are an integral part of the financial statements.

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                          NOTES TO FINANCIAL STATEMENT

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Performance Asset Management Company (the "Company") was incorporated in the State of Delaware on May 7, 1996, and has been inactive.

  Income Taxes

     The Company accounts for deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No.
109). Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently payable is reflected in the financial statements as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. For tax purposes the Company will be capitalizing all expenses incurred during the development stage.

 2. NOTE RECEIVABLE -- RELATED PARTY

     Note receivable from related party at December 31, 1996, consists of the following:

                                                                             -------
        Two notes receivable with face values of $10,000 each, at annual interest rates of 7%, with principal and interest due on December
          31, 1998.........................................................  $20,000
                                                                             =======

 3. INCOME TAXES

     The components of the provision for income taxes for the period ended December 31, 1996 are:

        Current expense:
          Federal..........................................................  $     4
          State............................................................      916
                                                                                ----
        Total provision....................................................  $   920
                                                                                ====

     As of the balance sheet date the Company has no deferred income tax asset or liability.

 4. PREFERRED STOCK

     The preferred stock has a conversion feature which provides that each share is convertible to twenty shares of common stock with no cost of the conversion and can be affected at any time.

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                           BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1997

                                     ASSETS

Current assets:
  Accrued interest receivable......................................................  $ 1,551
                                                                                      ------
          Total assets.............................................................  $ 1,551
                                                                                      ======

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Income taxes payable.............................................................  $ 1,720
Shareholder's deficit:
  Preferred stock $.001 par value; 10,000,000 shares authorized, 100,000 shares
     issued and outstanding at June 30, 1997.......................................      100
  Common stock $.001 par value; 100,000,000 shares authorized, 1,000 shares issued
     and outstanding at June 30, 1997..............................................        1
  Additional paid in capital.......................................................   19,899
  Notes receivable, shareholder....................................................  (20,000)
  Retained deficit.................................................................     (169)
                                                                                      ------
          Total shareholder's deficit..............................................     (169)
                                                                                      ------
          Total liabilities and shareholder's deficit..............................  $ 1,551
                                                                                      ======

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                      STATEMENT OF OPERATIONS (UNAUDITED)
                AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

Revenues..............................................................................    --
Cost of sales.........................................................................    --
                                                                                        ----
Gross profit..........................................................................    --
Operating expenses....................................................................    --
                                                                                        ----
Operating income......................................................................    --
Other income (expense):
  Interest income.....................................................................  $723
  Income taxes........................................................................  (800)
                                                                                        ----
Total other income....................................................................   (77)
                                                                                        ----
Loss before provision for income taxes................................................   (77)
                                                                                        ----
Provision for income taxes............................................................    --
                                                                                        ----
Net loss..............................................................................  $(77)
                                                                                        ====

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                 STATEMENT OF SHAREHOLDER'S DEFICIT (UNAUDITED)
                AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                              ADDITIONAL      NOTE
                                    PREFERRED   COMMON   PREFERRED   COMMON    PAID-IN     RECEIVABLE,   RETAINED
                                     SHARES     SHARES     STOCK     STOCK     CAPITAL     SHAREHOLDER   EARNINGS   TOTAL
                                    ---------   ------   ---------   ------   ----------   -----------   --------   -----
Formation of corporation..........       --        --         --       --            --            --         --       --
  Issuance of stock...............  100,000     1,000      $ 100       $1      $ 19,899     $ (20,000)        --       --
  Net loss........................       --        --         --       --            --            --     $  (92)   $ (92)
                                                              --       --
                                      -----     -----                            ------      --------      -----    -----
Balance, December 31, 1996........    1,000     1,000        100        1        19,899       (20,000)       (92)     (92)
  Net loss........................       --        --         --       --            --            --        (77)     (77)
                                                              --       --
                                      -----     -----                            ------      --------      -----    -----
Balance, June 30, 1997............    1,000     1,000      $ 100       $1      $ 19,899     $ (20,000)    $ (169)   $(169)
                                      =====     =====         ==       ==        ======      ========      =====    =====

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                      STATEMENT OF CASH FLOWS (UNAUDITED)
                AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997

Cash flows from operating activities:
  Net loss...........................................................................  $ (77)
  Decrease (increase) in assets:
     Accrued interest receivable.....................................................   (723)
  Increase (decrease) in liabilities:
     Income taxes payable............................................................    800
                                                                                       -----
     Cash provided by operating activities...........................................     --
                                                                                       -----
Cash flows used for investing activities:
  Cash used in investing activities..................................................     --
                                                                                       -----
Cash flows provided by financing activities:
  Cash provided by financing activities..............................................     --
                                                                                       -----
  Net increase in cash...............................................................     --
Cash at December 31, 1996............................................................     --
                                                                                       -----
Cash at June 30, 1997................................................................     --
                                                                                       -----

                      Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
  Interest...........................................................................     --
  Income tax.........................................................................     --

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                         PRO FORMA FINANCIAL STATEMENTS

                                 BALANCE SHEET
                    AS OF/FOR THE PERIOD ENDED JUNE 30, 1997

                                     ASSETS

                                                                                                              ADJUSTMENTS
                                                                                                                  AND
                                  PCM          PAM         PAM II      PAM III       PAM IV        PAM V      ELIMINATIONS
                               ----------   ----------   ----------   ----------   -----------   ----------   ------------
Cash and equivalents.........  $1,009,336   $   82,205   $1,283,708   $  829,346   $ 3,032,196   $  971,973   $          0
Cash held in trust...........           0      (97,348)     441,613    2,091,560     5,144,273     (131,721)             0
Investments in distressed
  loan portfolios, net.......       3,250    1,061,666    1,331,691    2,033,929     8,220,126    2,857,717     (9,864,937)
Accounts receivable..........     660,887       66,630       98,257            0             0      248,067              0
Due from affiliates..........   1,379,136       12,019            0      213,352             0       42,608       (246,890)
Loan to shareholder..........         843            0            0            0             0            0              0
Other assets.................      27,439       12,732       42,942       64,480       104,977       24,873              0
Property and equipment,
  net........................     628,686            0            0            0             0            0              0
Organization costs, net......           0            0            0          290         1,529        1,981              0
                               ----------   ----------   ----------   ----------   -----------   ----------   ------------
        Total Assets.........  $3,709,577   $1,137,904   $3,198,211   $5,232,957   $16,503,101   $4,015,498   $(10,111,827)
                               ==========   ==========   ==========   ==========   ===========   ==========   ============

                                            LIABILITIES AND PARTNERS' CAPITAL
Accounts payable.............   1,339,985      333,727      104,589        8,469        11,862      147,307              0
Due to affiliates............   2,313,510            0      169,799      326,492     1,765,633            0       (267,979)
Note payable to affiliate....           0      199,390            0            0             0            0              0
Deposits in escrow for
  investor subscriptions.....           0            0            0            0             0            0              0
                               ----------   ----------   ----------   ----------   -----------   ----------   ------------
        Total liabilities....   3,653,495      533,117      274,388      334,961     1,777,495      147,307       (267,979)
General partner's capital....           0     (337,817)    (394,023)    (362,696)     (968,309)    (121,749)        42,054
Limited partners' capital....           0      942,604    3,317,846    5,260,692    15,693,915    3,989,940        378,451
Common stock.................         100            0            0            0             0            0              0
Retained earnings............      55,982            0            0            0             0            0    (10,264,353)
                               ----------   ----------   ----------   ----------   -----------   ----------   ------------
    Total partners' capital
      (shareholder's
      equity)................      56,082      604,787    2,923,823    4,897,996    14,725,606    3,868,191     (9,843,848)
                               ----------   ----------   ----------   ----------   -----------   ----------   ------------
        Total liabilities &
          capital (equity)...  $3,709,577   $1,137,904   $3,198,211   $5,232,957   $16,503,101   $4,015,498   $(10,111,827)
                               ==========   ==========   ==========   ==========   ===========   ==========   ============

                                                                            PRO FORMA
                               ADDITIONAL      COMBINED      PRO FORMA      ADJUSTED
                               ADJUSTMENTS     BALANCES      RECLASSES      BALANCES
                               -----------   ------------   ------------   -----------
Cash and equivalents.........                $  7,208,764   $ 15,513,175   $22,721,939
Cash held in trust...........                   7,448,377              0     7,448,377
Investments in distressed
  loan portfolios, net.......                   5,643,442      6,523,961    12,167,403
Accounts receivable..........                   1,073,841              0     1,073,841
Due from affiliates..........                   1,400,225      6,127,835     7,528,060
Loan to shareholder..........                         843              0           843
Other assets.................                     277,443              0       277,443
Property and equipment,
  net........................                     628,686              0       628,686
Organization costs, net......                       3,800         (3,800)            0
                                    --
                                             ------------   ------------   -----------
        Total Assets.........      $ 0       $ 23,685,421   $ 28,161,171   $51,846,592
                                    ==       ============   ============   ===========

Accounts payable.............                   1,945,939        734,450     2,680,389
Due to affiliates............                   4,307,455     (4,307,455)            0
Note payable to affiliate....                     199,390              0       199,390
Deposits in escrow for
  investor subscriptions.....                           0              0             0
                                    --
                                             ------------   ------------   -----------
        Total liabilities....        0          6,452,784     (3,573,005)    2,879,779
General partner's capital....                  (2,142,540)     2,142,540             0
Limited partners' capital....                  29,583,448    (29,583,448)            0
Common stock.................                         100     45,629,365    45,629,465
Retained earnings............                 (10,208,371)    13,545,719     3,337,348
                                    --
                                             ------------   ------------   -----------
    Total partners' capital
      (shareholder's
      equity)................        0         17,232,637     31,734,176    48,966,813
                                    --
                                             ------------   ------------   -----------
        Total liabilities &
          capital (equity)...      $ 0       $ 23,685,421   $ 28,161,171   $51,846,592
                                    ==       ============   ============   ===========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS
                    AS OF/FOR THE PERIOD ENDED JUNE 30, 1997

                            STATEMENTS OF OPERATIONS

                                                                                                                     ADJUSTMENTS
                                                                                                                         AND
                                             PCM          PAM       PAM II      PAM III      PAM IV        PAM V     ELIMINATIONS
                                          ----------   ---------   ---------   ---------   -----------   ---------   -----------
Portfolio sales........................   $2,543,002   $       0   $       0   $       0   $         0   $       0   $  (267,155)
Collection revenue.....................    5,343,416           0           0           0             0           0             0
Servicing fees.........................      296,737           0           0           0             0           0             0
Portfolio collections..................            0     208,187     214,795     532,617     1,417,226     427,934             0
  Less: portfolio basis recovery.......            0    (207,920)   (214,795)   (532,617)   (1,391,732)   (422,894)   (1,147,020)
                                          -----------  ---------   ---------   ---------     ---------   ---------   -----------
        Net investment income..........    8,183,155         267           0           0        25,494       5,040    (1,414,175)
Cost of portfolio sales................    2,098,678           0           0           0             0           0             0
Personnel and related benefits.........    2,405,540           0           0           0             0           0             0
Professional and management fees.......    3,167,726           0           0           0             0           0             0
Collection expense.....................      217,684      20,569      38,124      29,275       167,889      41,063             0
Management fee expense.................            0       7,821      31,086      28,901       108,724      35,961             0
Professional fees......................       73,632     121,866      43,975      71,758       165,793      49,225             0
Provision for portfolio losses.........            0           0           0           0             0        (173)            0
Amortization...........................            0           0         586         633         1,925         504             0
G & A expense..........................      215,694       6,459       6,942       6,488        63,800       6,011             0
                                          -----------  ---------   ---------   ---------     ---------   ---------   -----------
        Total operating expenses.......    8,178,954     156,715     120,713     137,055       508,131     132,591             0
                                          -----------  ---------   ---------   ---------     ---------   ---------   -----------
        Income from operations.........        4,201    (156,448)   (120,713)   (137,055)     (482,637)   (127,551)   (1,414,175)
Interest income (expense), net.........       23,457      (6,774)     43,766      75,604       188,640      31,052             0
Other income...........................       18,215           0       4,419          84         9,993         524             0
                                          -----------  ---------   ---------   ---------     ---------   ---------   -----------
Income before provision for income
  taxes................................       45,873    (163,222)    (72,528)    (61,367)     (284,004)    (95,975)   (1,414,175)
Provision for income taxes.............          800           0           0           0             0           0             0
                                          -----------  ---------   ---------   ---------     ---------   ---------   -----------
Net income.............................   $   45,073   $(163,222)  $ (72,528)  $ (61,367)  $  (284,004)  $ (95,975)  $(1,414,175)
                                          ===========  =========   =========   =========     =========   =========   ===========

                                                                                   PRO FORMA
                                         ADDITIONAL     COMBINED      PRO FORMA     ADJUSTED
                                         ADJUSTMENTS    BALANCES      RECLASSES     BALANCES
                                         -----------   -----------   -----------   ----------
Portfolio sales........................  $(2,098,678)  $   177,169   $         0   $  177,169
Collection revenue.....................      (17,077)    5,326,339             0    5,326,339
Servicing fees.........................                    296,737             0      296,737
Portfolio collections..................   (2,800,759)            0             0            0
  Less: portfolio basis recovery.......    2,817,836    (1,099,142)    1,099,142            0
                                         -----------   -----------   -----------   ----------
        Net investment income..........   (2,098,678)    4,701,103     1,099,142    5,800,245
Cost of portfolio sales................   (2,098,678)            0             0            0
Personnel and related benefits.........                  2,405,540      (865,994)   1,539,546
Professional and management fees.......      526,249     3,693,975             0    3,693,975
Collection expense.....................                    514,604             0      514,604
Management fee expense.................                    212,493      (212,493)           0
Professional fees......................     (526,249)            0             0            0
Provision for portfolio losses.........                       (173)            0         (173)
Amortization...........................                      3,648        (3,648)           0
G & A expense..........................                    305,394             0      305,394
                                         -----------   -----------   -----------   ----------
        Total operating expenses.......   (2,098,678)    7,135,481    (1,082,135)   6,053,346
                                         -----------   -----------   -----------   ----------
        Income from operations.........            0    (2,434,378)    2,181,277     (253,101)
Interest income (expense), net.........                    355,745             0      355,745
Other income...........................                     33,235             0       33,235
                                         -----------   -----------   -----------   ----------
Income before provision for income
  taxes................................            0    (2,045,398)    2,181,277      135,879
Provision for income taxes.............                        800        54,352       55,151
                                         -----------   -----------   -----------   ----------
Net income.............................  $         0   $(2,046,198)  $ 2,126,926   $   80,728
                                         ===========   ===========   ===========   ==========

                      PERFORMANCE ASSET MANAGEMENT COMPANY

                         PRO FORMA FINANCIAL STATEMENTS

                            STATEMENTS OF CASH FLOWS
                   (AS OF/FOR THE PERIOD ENDED JUNE 30, 1997

                                                               PCM          PAM        PAM II      PAM III      PAM IV
                                                           -----------   ---------   ----------   ---------   -----------
Cash flows from operating activities:
 Net income..............................................  $    45,073   $(163,222)  ($  72,528)  $ (61,367)  $  (284,004)
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Amortization..........................................            0           0          586         633         1,925
   Depreciation..........................................       99,127           0            0           0             0
   Gain on repurchase of ltd ptrshp units................            0           0            0           0             0
   Provision for portfolio losses........................            0           0            0           0             0
 Decrease (increase) in assets:..........................            0           0            0           0             0
   Due from affiliates...................................   (1,050,905)     44,464       82,175    (157,313)      136,022
   Other assets..........................................       20,141           0            0          (3)            0
 Increase (decrease) in liabilities:.....................            0           0            0           0             0
   Other liabilities:....................................            0
   Due to affiliates.....................................   (1,470,221)   (271,403)     169,799    (166,308)    1,415,057
   Accounts payable......................................      152,560     292,349      104,589       7,754         5,511
                                                            ----------    --------   ----------   ---------    ----------
   Net cash provided by operating activities.............   (1,204,225)    (97,812)     284,621    (376,604)    1,274,511
                                                            ----------    --------   ----------   ---------    ----------
Cash flows provided by (used in) investing activities:...                                                 0             0
 Purchase of property and equipment......................            0           0            0           0             0
   Organization costs....................................            0           0            0           0             0
   Recovery of portfolio basis...........................            0           0            0     532,617     1,391,732
   Accounts receivable...................................     (660,887)    (66,630)     (98,257)          0             0
   Cash held in trust....................................            0      97,348      561,602     564,778       689,995
   Purchase of investments in dist loan ports............       (3,250)    207,920       39,485           0      (520,672)
                                                            ----------    --------   ----------   ---------    ----------
       Net cash provided by investing activities.........     (664,137)    238,638      502,830   1,097,395     1,561,055
                                                            ----------    --------   ----------   ---------    ----------
Cash flows provided by (used in) financing activities:
   Increase in payable to affiliate......................            0       7,792            0           0             0
   Distributions to partners.............................            0    (349,645)    (503,250)   (667,200)   (1,909,915)
   Redemption of partnership units.......................            0           0      (25,000)          0       (15,000)
   Contributions from limited partners...................            0           0            0           0             0
   Deposits in escrow for investor subscriptions.........            0           0            0           0             0
   Payments for offering expenses........................            0           0            0           0             0
   Loans to shareholder..................................         (843)          0            0           0             0
                                                            ----------    --------   ----------   ---------    ----------
       Net cash used in financing activities.............         (843)   (341,853)    (528,250)   (667,200)   (1,924,915)
                                                            ----------    --------   ----------   ---------    ----------
Net (decrease) increase in cash..........................   (1,869,205)   (201,027)     259,201      53,591       910,651
Cash at beginning of period..............................    2,878,541     283,232    1,024,507     775,755     2,121,545
                                                            ----------    --------   ----------   ---------    ----------
Cash at end of period....................................  $ 1,009,336   $  82,205   $1,283,708   $ 829,346   $ 3,032,196
                                                            ==========    ========   ==========   =========    ==========

                                                                        ADJUSTMENTS
                                                                            AND        ADDITIONAL     COMBINED      PRO FORMA
                                                             PAM V     ELIMINATIONS    ADJUSTMENTS    BALANCES      RECLASSES
                                                           ---------   -------------   -----------   -----------   -----------
Cash flows from operating activities:
 Net income..............................................  $ (95,975)     (1,414,175)                $(2,046,198)    2,126,926
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Amortization..........................................        504                                       3,648        (3,648)
   Depreciation..........................................          0               0                      99,127             0
   Gain on repurchase of ltd ptrshp units................          0                                           0             0
   Provision for portfolio losses........................          0               0                           0             0
 Decrease (increase) in assets:..........................          0               0                           0             0
   Due from affiliates...................................    309,110            (824)                   (637,271)     (212,493)
   Other assets..........................................          0               0                      20,138             0
 Increase (decrease) in liabilities:.....................          0               0                           0             0
   Other liabilities:....................................                                        0             0
   Due to affiliates.....................................    (56,341)        267,979                    (111,438)   (1,250,111)
   Accounts payable......................................    146,708               0                   1,709,471             0
                                                                                                --
                                                            --------      ----------                  ----------   -----------
   Net cash provided by operating activities.............    304,006      (1,147,020)            0      (962,523)      660,674
                                                                                                --
                                                            --------      ----------                  ----------   -----------
Cash flows provided by (used in) investing activities:...          0
 Purchase of property and equipment......................          0               0             0             0
   Organization costs....................................          0               0                           0             0
   Recovery of portfolio basis...........................          0       1,147,020                   3,071,369             0
   Accounts receivable...................................   (248,067)              0                  (1,073,841)   (1,099,142)
   Cash held in trust....................................    140,109               0                   2,053,832             0
   Purchase of investments in dist loan ports............   (557,055)              0                    (833,572)            0
                                                                                                --
                                                            --------      ----------                  ----------   -----------
       Net cash provided by investing activities.........   (665,013)      1,147,020             0     3,217,788    (1,099,142)
                                                                                                --
                                                            --------      ----------                  ----------   -----------
Cash flows provided by (used in) financing activities:
   Increase in payable to affiliate......................          0                                       7,792
   Distributions to partners.............................   (398,132)              0                  (3,828,142)    3,828,142
   Redemption of partnership units.......................          0               0                     (40,000)       40,000
   Contributions from limited partners...................          0               0                           0             0
   Deposits in escrow for investor subscriptions.........          0               0                           0             0
   Payments for offering expenses........................          0               0                           0             0
   Loans to shareholder..................................          0               0                        (843)            0
                                                                                                --
                                                            --------      ----------                  ----------   -----------
       Net cash used in financing activities.............   (398,132)              0             0    (3,861,193)    3,868,142
                                                                                                --
                                                            --------      ----------                  ----------   -----------
Net (decrease) increase in cash..........................   (759,139)              0             0    (1,605,926)    3,429,674
Cash at beginning of period..............................  1,731,112                                   8,814,692    12,083,501
                                                                                                --
                                                            --------      ----------                  ----------   -----------
Cash at end of period....................................  $ 971,973     $         0       $     0   $ 7,208,764   $15,513,175
                                                            ========      ==========            ==    ==========   ===========

                                                            PRO FORMA
                                                            ADJUSTED
                                                            BALANCES
                                                           -----------
Cash flows from operating activities:
 Net income..............................................  $    80,728
 Adjustments to reconcile net income to net cash provided
   by operating activities:
   Amortization..........................................            0
   Depreciation..........................................       99,127
   Gain on repurchase of ltd ptrshp units................            0
   Provision for portfolio losses........................            0
 Decrease (increase) in assets:..........................            0
   Due from affiliates...................................     (849,764)
   Other assets..........................................       20,138
 Increase (decrease) in liabilities:.....................            0
   Other liabilities:....................................            0
   Due to affiliates.....................................   (1,361,549)
   Accounts payable......................................    1,709,471

                                                           -----------
   Net cash provided by operating activities.............     (301,749)

                                                           -----------
Cash flows provided by (used in) investing activities:...
 Purchase of property and equipment......................            0
   Organization costs....................................            0
   Recovery of portfolio basis...........................    3,071,369
   Accounts receivable...................................   (2,172,983)
   Cash held in trust....................................    2,053,832
   Purchase of investments in dist loan ports............     (833,572)

                                                           -----------
       Net cash provided by investing activities.........    2,118,646

                                                           -----------
Cash flows provided by (used in) financing activities:
   Increase in payable to affiliate......................        7,792
   Distributions to partners.............................            0
   Redemption of partnership units.......................            0
   Contributions from limited partners...................            0
   Deposits in escrow for investor subscriptions.........            0
   Payments for offering expenses........................            0
   Loans to shareholder..................................         (843)

                                                           -----------
       Net cash used in financing activities.............        6,949

                                                           -----------
Net (decrease) increase in cash..........................    1,823,746
Cash at beginning of period..............................   20,898,193

                                                           -----------
Cash at end of period....................................  $22,721,939
                                                           ===========

                                   APPENDIX A

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                   APPENDIX B

                                 SUPPLEMENT FOR
                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                   APPENDIX C

                                 SUPPLEMENT FOR
                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                   APPENDIX D

                                 SUPPLEMENT FOR
                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                   APPENDIX E

                                 SUPPLEMENT FOR
                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                   APPENDIX F

                                 SUPPLEMENT FOR
                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                   APPENDIX G

                                FAIRNESS OPINION

                                   APPENDIX H

                LETTER OF TRANSMITTAL AND CONSENT STATEMENT FOR
          LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND, LTD.

                                   APPENDIX I

                LETTER OF TRANSMITTAL AND CONSENT STATEMENT FOR
         LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND II, LTD.

                                   APPENDIX J

                LETTER OF TRANSMITTAL AND CONSENT STATEMENT FOR
        LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND III, LTD.

                                   APPENDIX K

                LETTER OF TRANSMITTAL AND CONSENT STATEMENT FOR
         LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.

                                   APPENDIX L

                LETTER OF TRANSMITTAL AND CONSENT STATEMENT FOR
         LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND V, LTD.

                                                                      APPENDIX A

                                MERGER AGREEMENT
                           AND PLAN OF REORGANIZATION

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into this 31st day of October, 1997, by and among (i) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM"); (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II"); (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III"); (iv) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV"); (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V"); (vi) Performance Capital Management, Inc., a California corporation ("PCM"); and
(vii) Performance Asset Management Company, a Delaware corporation ("Company"). For convenience, PAM, PAM II, PAM III, PAM IV, and PAM V shall be referred to in this Agreement as the "Partnerships" and any of them may be referred to in this Agreement as a "Partnership".

                                    RECITALS

     A. The Board of Directors of the Company; the Board of Directors of PCM; and the general partner of the Partnerships have each determined that a business combination between the Company, PCM and the Partnerships is in the best interests of their shareholders and partners, respectively, and presents an opportunity for their respective businesses to achieve strategic and financial benefits and, accordingly, have agreed to effect a plan of reorganization and merger, on the terms and subject to conditions set forth herein.

     B. The Partnerships, PCM and the Company, and each of them, desire that there occur the reorganization and merger ("Merger") of the businesses of the Partnerships and PCM, combining them with and into the Company by, among other things:

          (1) The transfer of all of the assets, properties, rights and liabilities of the Partnerships and PCM to the Company ("Transfer");

          (2) Merging PCM and the Partnerships with and into the Company, as a result of which the Company will be the sole surviving entity;

          (3) Terminating PCM's legal existence and the Partnerships' legal existences by operation of law;

          (4) Exchanging each shareholder's interest in PCM and each partner's interest in each Partnership for $.001 par value common stock of the Company ("Merger Stock"); and

          (5) Adopting certain amendments to the Company's Certificate of Incorporation and Bylaws which may have the effect of discouraging unsolicited proposals to acquire control of the Company.

     C. The Company, PCM and the Partnerships desire to make certain representations, warranties and agreements in connection with the reorganization.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS
FOLLOWS:

                         I.  RECITALS; TRUE AND CORRECT

     The above specified recitals are true and correct and, by this reference, are made a part of this Agreement.

                         II.  REORGANIZATION AND MERGER

     2.1. MERGER. The Partnerships, PCM and the Company shall effect the Transfer on the terms and subject to the conditions specified in this Agreement, and in consideration of the Transfer, the Partnerships and PCM will receive the Merger Stock. The Merger Stock will be delivered by the Company to the

Partnerships and PCM, and the Partnerships and PCM will distribute the Merger Stock to the partners of the Partnerships and to the shareholders of PCM in a manner consistent with the value determined by the Company, PCM and the General Partner of the Partnerships for limited partnership interests, shares of PCM common stock and shares of the Company's common stock ("Exchange Value"), pursuant to which the Company shall issue its common stock to effect the Merger. The Exchange Value has been reviewed by Willamette Management Associates, Inc. ("Willamette") and Willamette has determined that the Exchange Value is fair to the Company, PCM and the Partnerships. Upon distribution of the Merger Stock, the Partnerships and PCM will dissolve.

     2.2. CLOSING DATE. If all of the conditions precedent to the obligations of each of the parties, as specified in this Agreement, shall have been satisfied or shall have been waived, the Merger shall become effective on the date ("Closing Date") of the Transfer. For state law purposes, the Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Delaware in accordance with Delaware law or at such later time which the parties shall have agreed upon and designated in such filings in accordance with applicable law.

     2.3. SECURITIES OF THE COMPANY. The authorized capital stock of the Company is (i) 100,000,000 shares of $.001 par value common stock ("Common Stock"), 1,000 shares of which are issued and outstanding; and (ii) 10,000,000 shares of $.001 par value preferred stock ("Preferred Stock"), with such designation, rights and preferences as may be determined from time to time by the Board of Directors of the Company, of which 100,000 shares are issued and outstanding.

     2.4. REORGANIZATION STOCK. The manner and basis of issuing and restrictions affecting the Merger Stock are as follows:

     (a) At the Closing Date, the Partnerships shall receive the following number of shares of Merger Stock:

          (1) To PAM, 93,398 shares of Merger Stock, to be distributed to the holders of that partnership's interests;

          (2) To PAM II, 311,202 shares of Merger Stock, to be distributed to the holders of that partnership's interests;

          (3) To PAM III, 600,003 shares of Merger Stock, to be distributed to the holders of that partnership's interests;

          (4) To PAM IV, 1,584,596 shares of Merger Stock, to be distributed to the holders of that partnership's interests; and

          (5) To PAM V, 470,002 shares of Merger Stock, to be distributed to the holders of that partnership's interests.

     (b) At the Closing Date, PCM shall receive 4,452,299 shares of Merger Stock, to be distributed to the shareholders of PCM.

     (c) Each outstanding share of the Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Shareholders have a right to receive a report of the vote taken at any annual, regular, or special meeting of shareholders. Shareholder approval is required for sales of all or substantially all of the assets of the Company and reorganizations of the Company. Dissenters' rights will be provided to dissenting shareholders in any reorganization involving the Company. Shareholders with the same type of shares will be treated equally in a merger involving the Company.

     (d) Upon the liquidation, dissolution or winding up of the Company, holders of the Common Stock will be entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company to, or a consolidation or merger of the Company with, one or more other corporations (whether or not the Company is the entity surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

     (e) Holders of the Common Stock shall have the right to receive dividends paid on the Common Shares, subject to the dividend policy of the Company. The Company shall not pay any cash dividends on the Common Stock or the Preferred Stock for the foreseeable future, as all available cash will be utilized to continue the growth of the Company's business subsequent to the Closing Date for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Board of Directors of the Company and will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by that Board of Directors.

     (f) No fractional shares of the Common Stock shall be issued as a result of the Merger. In lieu of the issuance of any fractional shares of the Common Stock as a result of the Merger, cash adjustments will be paid in respect of any fractional shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of a share of the Common Stock.

     (g) To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance, or other alienation of the shares of the Merger Stock shall be restricted as follows:

          (1) 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger;

          (2) 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date;

          (3) 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date;

          (4) The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date.

     (h) Any transfer, sale, assignment, sale, conveyance, hypothecation, encumbrance, or alienation of the any of the shares of the Merger Stock, other than according to the provisions of Section 2.4(g), shall be, and hereby is, null and void and shall transfer to the purported transferee, purchaser, assignee, pledgee, or encumbrance holder, no right, title or interest in or to the restricted shares purported to be transferred, sold, assigned, hypothecated, encumbered, or alienated.

     (i) At such time as the Company (i) has issued and outstanding equity securities listed on the (a) New York Stock Exchange or (b) the American Stock Exchange or (ii) has issued and outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) and has at least eight hundred (800) holders of its equity securities as of the record date of the Company's most recent annual meeting of shareholders, the Company shall be a "listed corporation." At such time as the Company shall be a listed corporation:

          (1) The directors of the Company shall be divided into two (2) classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At such time as the directors are divided into two (2) classes, the total number of directors constituting the entire Board of Directors shall be seven (7). The term of each class of directors shall be two (2) years. The term of the initial Class I directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected; and the terms of the initial Class II directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected. At each annual meeting of shareholders during a year in which the termination of the term of a class of directors occurs, successors to that class of directors shall be elected for a two (2) year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors by the shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

          (2) The shareholders of the Company shall not be entitled to cumulate their votes for directors of the Company.

     2.5. EFFECT OF THE MERGER. As of the Closing Date, all of the following shall occur:

          (a) The corporate identity, existence, purposes, powers, franchises, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger.

          (b) The Company shall be liable for all of the obligations and liabilities of the Partnerships and of PCM, including, without limitation, obligations and liabilities (1) arising from employment agreements and (2) owing to affiliates of PCM and the Partnerships.

          (c) The rights, privileges, goodwill, inchoate rights, assets, franchises and property, real, personal and mixed, and indebtedness due on whatever account and all other things in action belonging to the Partnerships shall be, and hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Company, without further act or deed.

          (d) The rights, privileges, goodwill, inchoate rights, assets, franchises and property, real, personal and mixed, and indebtedness due on whatever account and all other things in action belonging to PCM shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Company, without further act or deed.

          (e) No claim pending at the Closing Date by or against the Partnerships or PCM or any partner, stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred.

          (f) All rights of employees and creditors and all liens upon the property of the Partnerships and PCM shall be preserved unimpaired, limited to the property affected by such liens at the Closing Date, and all the indebtedness, liabilities and duties of the Partnerships and PCM shall attach to the Company and shall be enforceable against the Company to the same extent as if all such indebtedness, liabilities and duties had been incurred or contracted by the Company.

          (g) The Certificate of Incorporation of the Company, as in effect on the Closing Date, shall continue to be the Certificate of Incorporation of the Company, as it may be amended thereafter in accordance with the provisions thereof and applicable laws.

          (h) The Bylaws of the Company, as in effect on the Closing Date, shall continue to be the Bylaws of the Company, without change or amendment until such time, if ever, as they may be amended thereafter in accordance with the provisions thereof and applicable laws.

          (i) The directors of the Company immediately prior to the Closing Date shall be the directors of the Company as of the Closing Date.

          (j) The officers of the Company immediately prior to the Closing Date shall be the officers of the Company as of the Closing Date.

     2.6. DISCLOSURE SCHEDULE. The Disclosure Schedule dated even herewith ("Disclosure Schedule") specifies the matters required to be specified in the Disclosure Schedule, as described elsewhere in this Agreement. The Disclosure Schedule shall be deemed to be and is a part of this Agreement.

            III.  REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS

     Each Partnership represents and warrants to the Company and PCM as follows, with the knowledge and understanding that the Company and PCM are relying materially upon such representations and warranties:

     3.1. ORGANIZATION AND STANDING. Such Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Such Partnership has all requisite power to conduct its business as that business is now conducted and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of such Partnership, and all states in which such Partnership is qualified to do business as of the date of this Agreement, are specified in the Disclosure Schedule. Copies of such Partnership's Certificate of Limited Partnership (certified by the Secretary of State of California), and the Agreement of Limited Partnership of such Partnership, as amended to date, delivered to the Company on date even with this Agreement, are true and complete copies of those documents as now in effect. Except as otherwise set forth in the Disclosure Schedule, such Partnership does not own any interest in any other limited partnership, joint venture, corporation, business trust or similar entity.

     3.2. CAPITALIZATION. The number of limited partnership interests ("Units") which are issued and outstanding for such Partnership are as set forth in the Disclosure Schedule. All of such Units are duly authorized, validly issued and outstanding, fully paid and nonassessable, and owned of record and beneficially by the partners of such Partnership, in such amounts as are set forth opposite their respective names thereon, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which any partner of such Partnership is a party or by which any such partner is obligated, calling for any issuance, transfer, sale or other disposition of any Units. There are no outstanding securities convertible or exchangeable, actually or contingently, into Units.

     3.3. AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by such Partnership in accordance therewith, the valid and binding obligation of such Partnership, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     3.4. PROPERTIES. Except as set forth in the Disclosure Schedule, such Partnership has good title to all of the assets and properties which it purports to own as (i) presented on the balance sheet included in the Respective Partnership Financial Statements (as hereinafter defined), or (ii) otherwise, or thereafter acquired. Such Partnership is not in material default in the performance of any of its joint venture agreements with PCM or any other party. Neither the whole nor any material portion of the assets of such Partnership are subject to any governmental decree or order to be sold or are being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the General Partner of such Partnership, has any such condemnation, expropriation or taking been proposed. None of the assets of such Partnership is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     3.5. CONTRACTS. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of such Partnership (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of those parties and except governmental licenses, permits, authorizations, approvals and other matters referred to in
Section 3.16 of this Agreement), which would be required to be listed as exhibits to an Annual Report on Form 10-K, if such Partnership is subject to the reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act") (individually, a "Respective Partnership Contract" and, collectively, the "Respective Partnership Contracts"), are listed and described in the Disclosure Schedule. Subsequent to the consummation of the Merger, such Partnership shall use its best efforts to cause the transfer to, and otherwise assign for the benefit of, the Company, the Respective Partnership Contracts.

     3.6. LITIGATION. Except as disclosed in the Disclosure Schedule, to the knowledge of the General Partner of such Partnership, there is no claim, action, proceeding or investigation pending or threatened against or affecting such Partnership before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of such General Partner, could have any material adverse effect on such Partnership. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against such Partnership.

     3.7. TAXES. For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum business, employment franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (ii) "Returns" shall mean all returns, including, without limitation, information returns and other material information, reports and forms relating to Taxes or to any benefit plans, to the knowledge of the General Partner of such Partnership:

          (a) Such Partnership has duly filed all Returns required by any law or regulation to be filed by such Partnership, except for extensions duly obtained. All such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Such Partnership has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date (as hereinafter defined), and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

          (b) Such Partnership is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against such Partnership that has not been paid. There are no Tax liens upon the assets (other than the lien of personal property taxes not yet due and payable) of such Partnership. There is no valid basis, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to such Partnership by any governmental authority.

     3.8 COMPLIANCE WITH LAWS AND REGULATIONS. To the knowledge of the General Partner of such Partnership, such Partnership is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of such Partnership is currently conducted or to which such Partnership is currently subject which have a material impact on such Partnership, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the federal Occupational Health and Safety Act. Such Partnership does not know of any assertion by any party that such Partnership is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by the General Partner of such Partnership. To the knowledge of the General Partner of such Partnership, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the operations of such Partnership.

     3.9. GOVERNMENTAL APPROVALS; CONSENTS. To the knowledge of the General Partner of such Partnership, except for (i) the granting of effectiveness by the Securities and Exchange Commission of the Merger; (ii) the approval and granting of effectiveness by the appropriate various state securities regulators of the Merger; (iii) the approval by the National Association of Securities Dealers, Inc. of the Merger; and (iv) the reports required to be filed in the future by such Partnership as a reporting company under the Exchange Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by such Partnership with, any governmental authority, federal, state, or local, is required in connection with such Partnership, execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of such Partnership to enable such Partnership to enter into and carry out this Agreement.

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     3.10.  CONDITION OF ASSETS.  The equipment, fixtures, and other personal property of such Partnership, are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of such Partnership as presently conducted.

     3.11. NO BREACHES. To the knowledge of the General Partner of such Partnership, the making and performance of this Agreement and the other agreements contemplated hereby by such Partnership will not (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership of such Partnership; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which such Partnership is a party or by which such Partnership, or any of its assets, business, or operations may be obligated or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of such Partnership, or create any rights of termination, cancellation or acceleration in any person, under any Respective Partnership Contract.

     3.12. DISCLOSURE SCHEDULE COMPLETE. Such Partnership shall promptly one or more supplements the Disclosure Schedule if any event occurs prior to the Closing Date that would have been required to be disclosed had those events existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect the right of PCM or the Company not to consummate the Merger as specified later in this Agreement.

     3.13. EMPLOYEES. Except as set forth in the Disclosure Schedule, none of the persons providing human resource services to such Partnership is represented by any labor union or collective bargaining unit and, to the knowledge of the General Partner of such Partnership, no discussions or collective bargaining negotiations are taking place with respect to such representation.

     3.14. FINANCIAL STATEMENTS. To the knowledge of the General Partner of such Partnership, the Disclosure Schedule contains audited balance sheets as of December 31, 1996, and related statements of operations, statements of cash flows and statements of partners' equity, for the one-year periods ended December 31, 1996, and December 31, 1995, and compiled balance sheets as of June 30, 1997, and related statements of operations, statements of cash flows and statement of partners' equity, for the six-month ended June 30, 1997 ("Respective Partnership Financial Statements"). The Respective Partnership Financial Statements present fairly, in all respects, the financial position and results of operations of such Partnership as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Without limiting the generality of the foregoing,
(i) there is no basis for any assertion against such Partnership as of the date of the Respective Partnership Financial Statements of any material indebtedness, liability or obligation of any nature not fully presented or reserved against in the Respective Partnership Financial Statements; and (ii) there are no assets of such Partnership as of the date of the Respective Partnership Financial Statements, the value of which is overstated in the Respective Partnership Financial Statements. Except as disclosed in the Respective Partnership Financial Statements, such Partnership does not have any known contingent liabilities, including liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business.

     3.15. ABSENCE OF CERTAIN CHANGES OR EVENTS CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of such Partnership;

          (b) any material damage, destruction or loss of any material properties of such Partnership, whether or not covered by insurance;

          (c) any material change in the manner in which the business of such Partnership has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

          (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by such Partnership;

          (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right, including, without limitation, any equipment, office equipment, accounts receivable, intangible assets, and business records of such Partnership's Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

          (f) any material change in the treatment and protection of trade secrets or other confidential information of such Partnership;

          (g) any material change in the business or contractual relationship of such Partnership with any debtor, customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of such Partnership;

          (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of such Partnership;

          (i) any loan or advance by such Partnership to any party other than indebtedness acquired in the ordinary course of business as conducted;

          (j) any incurrence by such Partnership of debts, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

             (1) current liabilities incurred for services rendered in the ordinary course of such Partnership's business and entered into at arms' length;

             (2) obligations incurred in the ordinary course of such Partnership's business entered into at arms' length;

             (3) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof;

             (4) obligations or liabilities incurred by virtue of the execution of this Agreement; or

             (5) liabilities pursuant to the litigation listed in the Disclosure Schedule; or

          (k) any agreement by such Partnership, whether written or oral, to do any of the foregoing; and

          (l) any occurrence not included in paragraphs (a) through (k), inclusive, of this Section 3.15 which has resulted, or which the General Partner of such Partnership has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of such Partnership.

     3.16. GOVERNMENTAL LICENSES, PERMITS, AUTHORIZATIONS AND APPROVALS. To the knowledge of the General Partner of such Partnership, such Partnership has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Respective Partnership Licenses and Permits"). The Disclosure Schedule includes a list of all Respective Partnership Licenses and Permits. All Respective Partnership Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     3.17.  EMPLOYEE PLANS.

          (a) For purposes of this Agreement, the following definitions apply:

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

             (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any and all regulations promulgated thereunder;

             (2) "Multi-employer Plan" means a plan, as defined in Section 3(37) of ERISA, to which any Partnership or PCM contributes or is required to contribute;

             (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA, other than a Multi-employer Plan, to which any Partnership or PCM contributes, sponsors, maintains or otherwise is obligated to with regard to any benefits on behalf of the employees of such Partnership or PCM;

             (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA;

             (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan; and

             (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of such Partnership or to former employees of such Partnership, any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, without limitation, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

          (b) Such Partnership has no Employee Plans or Compensation Agreements.

     3.18. BROKERS. Such Partnership shall indemnify and hold the Company and PCM harmless from any claim by any broker or other person for commissions or other compensation for causing the Merger to occur, where such claim is based on the purported employment or authorization of such broker or other person by such Partnership.

     3.19. BUSINESS LOCATIONS. Such Partnership does not own, lease or sublease any real or personal property in any state, except as set forth in the Disclosure Schedule. Such Partnership does not have any places of business, including, without limitation, executive offices or places where such Partnership's books and records are kept, except as otherwise set forth in the Disclosure Schedule.

     3.20. INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of the such "Partnership's Intellectual Property" (as hereinafter defined) and which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual" Property" means all of such Partnership's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights, including any registration and pending applications for any such registration for any of them, together with all the goodwill relating thereto and all other intellectual property of such Partnership. Other than as disclosed in the Disclosure Schedule, such Partnership does not have any licenses granted by or to any person or other agreements to which any other person is a party, relating in whole or in part to any of such Partnership's Intellectual Property. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by such Partnership are valid and in full force and effect. To the knowledge of the General Partner of such Partnership, none of the parties to this Agreement are infringing upon, or otherwise violating, the rights of any third party with respect to any of such Partnership's Intellectual Property. No proceedings have been instituted against or claims received by such Partnership, nor to the knowledge of the General Partner of such Partnership are there any proceedings threatened alleging any such violation, nor does such General Partner know of any valid basis for any such proceeding or claim. To the knowledge of the General Partner of the such Partnership, there is no infringement or other adverse claim against any of such Partnership's Intellectual Property owned or used by such Partnership. To the best knowledge of such General Partner, the use of software by such Partnership does not violate or otherwise infringe upon the rights of any person.

     3.21. WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by such Partnership to third parties with respect to any services rendered by such Partnership to those third parties or to other third parties.

     3.22. CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, the General Partner of such Partnership does not know or does not have reason to believe that, either as a result of the Merger, or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of such Partnership will not continue to conduct business with such Partnership after the Closing Date in substantially the same manner as it has conducted business prior thereto.

     3.23. GOVERNMENTAL APPROVAL OF MERGER. To the knowledge of the General Partner of such Partnership, other than those filings required pursuant to the provisions of the Securities Act of 1933 ("Securities Act"), the Exchange Act and applicable state securities and "Blue Sky" laws ("Regulatory Filings"), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by such Partnership with any governmental authority, federal, state or local, is required in connection with such Partnership's execution, delivery and performance of this Agreement.

     3.24. SECURITIES AND EXCHANGE COMMISSION DOCUMENTS. (a) Such Partnership has made available or will make available to the Company prior to the Closing Date, each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by such partnership or relating to its properties, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission ("Commission") ("Respective Partnership Securities Filings"). The Respective Partnership Securities Filings, which were or will be filed with the Commission in a timely manner, constitute all forms, reports and documents required to be filed by such Partnership under the Securities Act, the Exchange Act, applicable state securities and "Blue Sky" laws, and the rules and regulations promulgated thereunder ("Securities Laws").

     (b) To the knowledge of the General Partner of such Partnership, as of their respective dates, the Respective Partnership Securities Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the General Partner of such Partnership, each of the balance sheets of such Partnership included in or incorporated by reference into the Respective Partnership Securities Filings (including the related notes and schedules) fairly presents the financial position of such Partnership as of its date and each of the statements of income and cash flows of such Partnership included in or incorporated by reference into the Respective Partnership Securities Filings (including any related notes and schedules) fairly presents the results of operations and cash flows, as the case may be, of such Partnership for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

     (c) Except as and to the extent set forth on the balance sheet of such Partnership at June 30, 1997, including all notes thereto, or as set forth in the Respective Partnership Securities Filings, such Partnership has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be presented or reserved against in, a balance sheet of such Partnership or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date and which would not have a material adverse effect on such Partnership.

     3.25. NO OMISSIONS OR UNTRUE STATEMENTS. To the knowledge of the General Partner of such Partnership, no representation or warranty made by such Partnership to the Company or PCM in this Agreement or in any document relating to such Partnership required to be delivered to the Company or PCM pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     3.26. CONVERTIBLE SECURITIES. uch Partnership has no outstanding options, warrants or other securities exercisable for, or convertible into, Units of such Partnership, the terms of which would require any anti-dilution adjustments by reason of the consummation of the Merger.

     3.27. RELATED PARTY TRANSACTIONS. Except as specified in the Disclosure Schedule, there are no arrangements, agreements or contracts entered into by such Partnership with (i) any consultant; (ii) any person who is an officer, director or affiliate of the General Partner of such Partnership, any relative of any of the foregoing, or any entity of which of any of the foregoing is an affiliate; or (iii) any person who acquired Units in such Partnership in a private placement transaction. The copies of such documents, all of which have been or will be delivered or made available to the Company and PCM prior to the Closing Date, are or will be true, complete and correct when delivered or made available.

     3.28. LABOR MATTERS. Such Partnership is not a party to, or obligated by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the General Partner of such Partnership, threatened against such Partnership relating to its business, except for any such proceeding which would not have a material adverse effect on such Partnership or its business. To the knowledge of such General Partner, there are no organizational efforts with respect to a collective bargaining unit presently being made or threatened involving those persons who provide human resource services to such Partnership.

                   IV.  REPRESENTATIONS AND WARRANTIES OF PCM

     PCM represents and warrants to the Company and the Partnerships as follows, with the knowledge and understanding that the Company and the Partnerships are relying materially upon such representations and warranties:

     4.1 ORGANIZATION AND STANDING. PCM is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of PCM. The copies of the Articles of Incorporation and Bylaws of PCM (certified by the Secretary of PCM) delivered to the Partnerships and the Company herewith, are true and complete copies of those documents as now in effect. Except as set forth in the Disclosure Schedule, PCM does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute book of PCM contains accurate records of all meetings of its incorporator, stockholders and Board of Directors since its date of incorporation.

     4.2. CAPITALIZATION. The authorized capital stock of PCM is 100,000 shares of common stock, 1,000 shares of which are issued and outstanding. All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Other than as specified in this Section 4.2, there are no outstanding subscriptions, options, warrants, calls or fights of any kind issued or granted by, or obligating, PCM, to purchase or otherwise acquire any shares of capital stock of PCM, or other equity securities or equity interests of PCM or any debt securities of PCM.

     4.3. AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by PCM in accordance therewith, the valid and binding obligation of PCM, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     4.4. PROPERTIES. Except as set forth in the Disclosure Schedule, PCM has good title to all of the assets and properties which it purports to own as (i) presented on the balance sheet included in the PCM Financial Statements (as hereinafter defined), or (ii) otherwise, or thereafter acquired. PCM has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against PCM and, to the best knowledge of PCM, the other parties thereto are in accordance with its terms. Neither PCM nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of PCM are subject to any governmental decree or order to be sold or are being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of PCM, has any such condemnation, expropriation or taking been proposed. None of the assets of PCM are subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     4.5. CONTRACTS. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of PCM (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of those parties and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.16 of this Agreement), which would be required to be listed as exhibits to an Annual Report on Form 10-K if PCM were subject to the reporting requirements of the Exchange Act (individually, a "PCM Contract" and collectively, the "PCM Contracts"), are listed and described in the Disclosure Schedule. Subsequent to the consummation of the Merger, PCM shall use its best efforts to cause the transfer to, and otherwise assign for the benefit of, the Company, the Contracts.

     4.6. LITIGATION. Except as disclosed in the Disclosure Schedule, to the knowledge of PCM, there is no claim, action, proceeding or investigation pending or threatened against or affecting PCM before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of PCM, could have any materially adverse effect on PCM. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against PCM.

     4.7. TAXES. (a) To the knowledge of PCM, PCM has duly filed all Returns required by any law or regulation to be filed by PCM, except for extensions duly obtained. All such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. PCM has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     (b) To the knowledge of PCM, PCM is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against PCM that has not been paid. There are no Tax liens upon the assets (other than the lien of personal property taxes not yet due and payable) of PCM. There is no valid basis, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to PCM by any governmental authority.

     4.8. COMPLIANCE WITH LAWS AND REGULATIONS. To the knowledge of PCM, PCM is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of PCM is currently conducted or to which PCM is currently subject which have a material impact on PCM, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the federal Occupational Health and Safety Act. PCM does not know of any assertion by any party that PCM is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by the management of PCM. To the knowledge of PCM, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of PCM.

     4.9.  GOVERNMENTAL APPROVALS; CONSENTS.  To the knowledge of PCM except for
(i) the granting of effectiveness by the Securities and Exchange Commission of the Merger; (ii) the approval and granting of effectiveness by the appropriate various state securities regulators of the Merger; (iii) the approval by the National Association of Securities Dealers, Inc. of the Merger; and (iv) the reports required to be filed in the future by PCM as a reporting company under the Exchange Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by PCM with, any governmental authority, federal, state, or local, is required in connection with PCM execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of PCM to enable PCM to enter into and carry out this Agreement.

     4.10. CONDITION OF ASSETS. The equipment, fixtures, and other personal property of PCM are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of PCM as presently conducted.

     4.11. NO BREACHES. To the knowledge of PCM, the making and performance of this Agreement and the other agreements contemplated hereby by PCM will not (i) conflict with or violate the Articles of Incorporation or By-laws of PCM; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which PCM is a party or by which any of its assets, business, or operations may be obligated or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of the PCM, or create any rights of termination, cancellation or acceleration in any person, under any PCM Contract.

     4.12. DISCLOSURE SCHEDULE COMPLETE. PCM shall promptly supplement the Disclosure Schedule if any event occurs prior to the Closing Date that would have been required to be disclosed had those events existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect the Company's right not to consummate the Merger, as specified later in this Agreement.

     4.13. EMPLOYEES. Except as set forth in the Disclosure Schedule, none of the persons providing human resource services to PCM is represented by any labor union or collective bargaining unit and, to the best knowledge of PCM, no discussions or collective bargaining negotiations are taking place with respect to such representation.

     4.14. FINANCIAL STATEMENTS. To the best knowledge of PCM, the Disclosure Schedule contains audited balance sheets as of December 31, 1996, and related statements of operations, statements of cash flows and statements of shareholders' equity, respectively, for the one-year periods ended December 31, 1996, and December 31, 1995, and compiled balance sheets as of June 30, 1997, and related statements of operations, statements of cash flows and statement of shareholders' equity, respectively, for the six-month period ended June 30, 1997 ("PCM Financial Statements"). The PCM Financial Statements present fairly, in all respects, the financial position and results of operations of PCM as of the dates and periods indicated, prepared in accordance with GAAP. Without limiting the generality of the foregoing, (i) there is no basis for any assertion against PCM as of the date of the PCM Financial Statements of any material debt, liability or obligation of any nature not fully presented or reserved against in the PCM Financial Statements; and (ii) there are no assets of PCM as of the date of the PCM Financial Statements, the value of which is overstated in the PCM Financial Statements. Except as disclosed in the PCM Financial Statements, PCM does not have any known contingent liabilities, including liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business.

     4.15. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of PCM;

          (b) any material damage, destruction or loss of any material properties of PCM, whether or not covered by insurance;

          (c) any material change in the manner in which the business of PCM has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

          (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by PCM;

          (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right, including, without limitation, any equipment, office equipment, accounts receivable, intangible assets, business records or PCM Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

          (f) any material change in the treatment and protection of trade secrets or other confidential information of PCM;

          (g) any material change in the business or contractual relationship of PCM with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of PCM;

          (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of PCM;

          (i) any loan or advance by PCM to any party other than credit extended in the ordinary course of business as previously conducted;

          (j) any incurrence by PCM of indebtedness, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

             (i) current liabilities incurred for services rendered in the ordinary course of PCM's business and entered into at arms' length;

             (ii) obligations incurred in the ordinary course of PCM's business entered into at arms' length;

             (iii) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof;

             (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

             (v) liabilities pursuant to the litigation listed in the Disclosure Schedule;

          (k) any agreement by PCM, whether written or oral, to do any of the foregoing; and

          (l) any occurrence not included in paragraphs (a) through (k), inclusive, of this Section 4.15 which has resulted, or which PCM has reason to believe might be expected to result, in a material adverse change in the business or prospects of PCM.

     4.16. GOVERNMENTAL LICENSES, PERMITS, AUTHORIZATIONS AND APPROVALS. To the best knowledge of PCM, PCM has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("PCM Licenses and Permits"). The Disclosure Schedule includes a list of all PCM Licenses and Permits. All PCM Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.17. EMPLOYEE PLANS. (a) For purposes of this section, the definitions set forth at length in Section 3.17(a) of this Agreement apply.

     (b) PCM has no Employee Plans or Compensation Agreements.

     4.18. BROKERS. PCM shall indemnify and hold the Company and the Partnerships harmless from any claim by any broker or other person for commissions or other compensation for causing the Merger to occur, the transactions contemplated hereby, where such claim is based on the purported employment or authorization of such broker or other person by PCM.

     4.19. BUSINESS LOCATIONS. PCM does not own, lease or sublease any real or personal property in any state except as set forth in the Disclosure Schedule. PCM does not have any places of business, including, without limitation, executive offices or places where PCM's books and records are kept, except as otherwise set forth in the Disclosure Schedule.

     4.20. INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of PCM Intellectual Property (as hereinafter defined) used by PCM which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "PCM Intellectual" Property" means all of PCM's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights, including any registration and pending applications for any such registration for any of them, together with all the goodwill relating thereto and all other intellectual property of PCM. Other than as disclosed in the Disclosure Schedule, PCM does not have any licenses granted by or to any person or other agreements to which any other person is a party, relating in whole or in part to any PCM Intellectual Property. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by PCM are valid and in full force and effect. To the knowledge of PCM, PCM is not infringing upon, or otherwise violating, the rights of any third party with respect to any PCM Intellectual Property. No proceedings have been instituted against or claims received by PCM, nor to the knowledge of PCM are there any proceedings threatened alleging any such vacation, nor does PCM know of any valid basis for any such proceeding or claim. To the knowledge of PCM, there is no infringement or other adverse claim against any of the PCM Intellectual Property. To the knowledge of the management of PCM, the use of any software by PCM does not violate or otherwise infringe upon the fights of any third party.

     4.21. WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by PCM to third parties with respect to any services rendered by PCM to those third parties or to other third parties.

     4.22. CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, PCM does not know, and has no reason to believe that, either as a result of the Merger or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of PCM will not continue to conduct business with PCM after the Closing Date in substantially the same manner as it has conducted business prior thereto.

     4.23. GOVERNMENTAL APPROVAL OF MERGER. To the knowledge of the PCM, other than those filings required pursuant to the provisions of the Securities Act of 1933 ("Securities Act"), the Securities Exchange Act of 1934 ("Exchange Act") and applicable state securities and "Blue Sky" laws ("Regulatory Filings"), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by PCM with any governmental authority, federal, state or local, is required in connection with PCM's execution, delivery and performance of this Agreement.

     4.24. SECURITIES AND EXCHANGE COMMISSION DOCUMENTS. (a) PCM has made available or will make available to the Company prior to the Closing Date, each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by PCM or relating to its properties, each in the form (including exhibits and any amendments thereto) filed with the Commission ("PCM Securities Filings"). The PCM Securities Filings, which were or will be filed with the Commission in a timely manner, constitute all forms, reports and documents required to be filed by PCM under the Securities Laws.

     (b) To the knowledge of PCM as of their respective dates, the PCM Securities Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of PCM, each of the balance sheets of PCM included in or incorporated by reference into the PCM Securities Filings (including the related notes and schedules) fairly presents the financial position of PCM as of its date and each of the statements of income and cash flows of PCM included in or incorporated by reference into the PCM Securities Filings (including any related notes and schedules) fairly presents the results of operations and cash flows, as the case may be, of PCM for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

     (c) Except as and to the extent set forth on the balance sheet of PCM at June 30, 1997, including all notes thereto, or as set forth in the PCM Securities Filings, PCM has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be presented or reserved against in, a balance sheet of PCM or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date and which would not have a material adverse effect on PCM.

     4.25. NO OMISSIONS OR UNTRUE STATEMENTS. To the knowledge of PCM, no representation or warranty made by PCM to the Company or the Partnerships in this Agreement or in any document relating to the Merger required to be delivered to the Company or the Partnerships by PCM pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     4.26. CONVERTIBLE SECURITIES. CM has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of PCM's Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the Merger.

     4.27. RELATED PARTY TRANSACTIONS. Set forth in the Disclosure Schedule will be a list of all arrangements, agreements and contracts entered into by PCM with (i) any person who is an officer, director or affiliate of PCM, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired securities issued by PCM in a private placement transaction. The copies of such documents, all of which have been or will be delivered or made available to the Company and the Partnerships prior to Closing Date, are or will be true, complete and correct when delivered or made available.

     4.28. LABOR MATTERS. PCM is not a party to, or obligated by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the PCM, threatened against PCM relating to its business, except for any such proceeding which would not have a material adverse effect on PCM or its business. To the knowledge of PCM, there are no organizational efforts with respect to a collective bargaining unit presently being made or threatened involving those persons who provide human resource services to PCM.

               V.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Partnerships and PCM, and each of them, as follows, with the knowledge and understanding that the Partnerships and PCM are each relying materially on such representations and warranties:

     5.1. ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of the Company. The copies of the Certificate of Incorporation and Bylaws of the Company (certified by the Secretary of the Company), delivered to the Partnerships and PCM herewith, are true and complete copies of those documents as now in effect. Except as set forth in the Disclosure Schedule, the Company does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute book of the Company contains accurate records of all meetings of its incorporator, stockholders and Board of Directors since its date of incorporation.

     5.2. CAPITALIZATION. The authorized capital stock of the Company is (i) 100,000,000 shares of the Common Stock, 1,000 shares of which are issued and outstanding; and (ii) 10,000,000 shares of the Preferred Stock, of which 100,000 shares are issued and outstanding. All of the outstanding shares of the Common Stock and the Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. The Merger Stock, to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. Other than as specified in this Section 5.2, there are no outstanding subscriptions, options, warrants, calls or fights of any kind issued or granted by, or obligating, the Company, to purchase or otherwise acquire any shares of capital stock of the Company, or other equity securities or equity interests of the Company or any debt securities of the Company.

     5.3. AUTHORITY. The Company's Board of Directors has approved and adopted this Agreement and the Merger. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by the Company in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     5.4. PROPERTIES. Except as set forth in the Disclosure Schedule, the Company has good title to all of the assets and properties which it purports to own as (i) presented on the balance sheet included in the Company's Financial Statements (as hereinafter defined), (ii) or otherwise, or thereafter acquired. The Company has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against the Company and, to the best knowledge of the Company, the other parties thereto are in accordance with its terms. Neither the Company nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of the Company are subject to any governmental decree or order to be sold or are being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of the Company, has any such condemnation, expropriation or taking been proposed. None of the assets of the Company are subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     5.5. CONTRACTS. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of the Company, except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of the Company and except governmental licenses, permits, authorizations, approvals and other matters referred to in
Section 5.5, which would be required to be listed as exhibits to an Annual Report on Form 10-K if the Company were subject to the reporting requirements of the Exchange Act (individually, a "Company Contract" and collectively the "Company Contracts"), are listed and described in the Disclosure Schedule. The Company is the holder of, or party to, all of the Company Contracts. To the knowledge of the Company, the Company Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither the Company nor any signatory thereto is in default or breach of any material provision of the Company Contracts. The Company's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Company Contracts.

     5.6. LITIGATION. Except as disclosed in the Disclosure Schedule, to the knowledge of the Company, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator or governmental agency or authority which could have a materially adverse effect on the Company. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Company.

     5.7. TAXES. (a) To the knowledge of the Company, the Company has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. The Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     (b) The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against the Company that has not been paid. There are no Tax liens upon the assets of the Company (other than the lien of personal property taxes not yet due and payable). There is no valid basis, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to the Company by any governmental authority.

     5.8. COMPLIANCE WITH LAWS AND REGULATIONS. To the knowledge of the Company, the Company is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state, and local) applicable to it in all jurisdictions in which the business of the Company is currently conducted or to which the Company is currently subject, which may have a material impact on the Company, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust, antimonopolies and fair trade practice laws and the Federal Occupational Health and Safety Act. The Company does not know of any assertion by any party that the Company is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by the Company. To the knowledge of the Company, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of the Company.

     5.9. GOVERNMENTAL APPROVAL; CONSENTS. To the knowledge of the Company, except for (i) the granting of effectiveness by the Securities and Exchange Commission of the Merger; (ii) the approval and granting of effectiveness by the appropriate various state securities regulators of the Merger; (iii) the approval by the National Association of Securities Dealers, Inc. of the Merger; and (iv) the reports required to be filed in the future by the Company as a reporting company under the Exchange Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by the Company with, any governmental authority, federal, state, or local, is required in connection with the Company's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of the Company to enable the Company to enter into and carry out this Agreement.

     5.10. CONDITION OF ASSETS. The equipment, fixtures, and other personal property of PCM are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of PCM as presently conducted.

     5.11. NO BREACHES. To the knowledge of the management of the Company, the making and performance of this Agreement, including, without limitation, the issuance by the Company of the Merger Stock, will not (i) conflict with the Certificate of Incorporation or By-laws of the Company; (ii) violate any order, writ, injunction, or decree applicable to the Company; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of the the Company, or create any rights of termination, cancellation or acceleration in any person, under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which the Company is a party or by which the Company or any of its assets may be obligated.

     5.12. DISCLOSURE SCHEDULE COMPLETE. The Company shall promptly supplement the Disclosure Schedule if any event occurs prior to the Closing Date that would have been required to be disclosed had those events existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect the Company's right not to consummate the Merger, as set forth later in this Agreement.

     5.13. EMPLOYEES. Except as set forth in the Disclosure Schedule, none of the persons providing human resource services to the Company is represented by any labor union or collective bargaining unit and, to the best knowledge of the Company, no discussions or collective bargaining negotiations are taking place with respect to such representation.

     5.14. FINANCIAL STATEMENTS. To the knowledge of the Company, the Disclosure Schedule contains audited balance sheets as of December 31, 1996, and related statements of operations, statements of cash flows and statements of stockholders' equity of the Company for the one-year period ended December 31, 1996, and compiled balance sheets as of June 30, 1997, and related statements of operations, statements of cash flows and statement of stockholder' equity for the six-month period ended June 30, 1997 ("Company Financial Statements"). The Company Financial Statements present fairly, in all respects, the financial position and results of operations of the Company as of the dates and periods indicated, prepared in accordance with GAAP. Without limiting the generality of the foregoing, (i) there is no basis for any assertion against the Company, as of the date of the Company Financial Statements, of any material debt, liability or obligation of any nature not fully presented or reserved against in the Company Financial Statements; and (ii) there are no assets of the Company as of the date of the Company Financial Statements, the value of which is overstated in the Company Financial Statements. Except as disclosed in the Company Financial Statements, the Company does have any known contingent liabilities, including liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business.

     5.15. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of the Company;

          (b) any material damage, destruction or loss of any material properties of the Company, whether or not covered by insurance;

          (c) any material change in the manner in which the business of the Company has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

          (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by the Company;

          (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right, including, without limitation, any equipment, office equipment, accounts receivable, intangible assets, business records or the Company Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

          (f) any material change in the treatment and protection of trade secrets or other confidential information of the Company;

          (g) any material change in the business or contractual relationship of the Company with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of the Company;

          (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of the Company;

          (i) any loan or advance by the Company to any party other than credit extended in the ordinary course of business as previously conducted;

          (j) any incurrence by the Company of indebtedness, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

             (i) current liabilities incurred for services rendered in the ordinary course of the Company's business and entered into at arms' length;

             (ii) obligations incurred in the ordinary course of the Company's business entered into at arms' length;

             (iii) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof;

             (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

             (v) liabilities pursuant to the litigation listed in the Disclosure Schedule;

          (k) any agreement by the Company, whether written or oral, to do any of the foregoing; and

          (l) any occurrence not included in paragraphs (a) through (k), inclusive, of this Section 4.15 which has resulted, or which the Company has reason to believe might be expected to result, in a material adverse change in the business or prospects of the Company;

     5.16. GOVERNMENTAL LICENSES, PERMITS, AUTHORIZATIONS AND APPROVALS. To the best knowledge of the Company, the Company has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Company Licenses and Permits"). The Disclosure Schedule includes a list of all Company Licenses and Permits. All Company Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     5.17. EMPLOYEE PLANS. (a) For purposes of this section, the definitions set forth in Section 3.17(a) of this Agreement apply.

     (b) The Company has no Employee Plans or Compensation Agreements.

     5.18. BROKERS. The Company has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the Merger.

     5.19. BUSINESS LOCATIONS. The Company does not own, lease or sublease any real or personal property in any state except as set forth in the Disclosure Schedule. The Company does not have any places of business, including, without limitation, executive offices or places where the Company's books and records are kept, except as otherwise set forth in the Disclosure Schedule.

     5.20. INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of the Company Intellectual Property (as hereinafter defined) used by the Company which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Company Intellectual" Property" means all of the Company's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights, including any registration and pending applications for any such registration for any of them, together with all the goodwill relating thereto and all other intellectual property of the Company. Other than as disclosed in the Disclosure Schedule, the Company does not have any licenses granted by or to any person or other agreements to which any other person is a party, relating in whole or in part to any Company Intellectual Property. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by the Company are valid and in full force and effect. To the knowledge of the Company, the Company is not infringing upon, or otherwise violating, the rights of any third party with respect to any Company Intellectual Property. No proceedings have been instituted against or claims received by the Company, nor to the knowledge of the Company, are there any proceedings threatened alleging any such vacation, nor does the Company know of any valid basis for any such proceeding or claim. To the knowledge of the Company, there is no infringement or other adverse claim against any of the Company Intellectual Property. To the knowledge of the management of the Company, the use of any software by the Company does not violate or otherwise infringe upon the fights of any third party.

     5.21. WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by the Company to third parties with respect to any services rendered by the Company to those third parties or to other third parties.

     5.22. CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, the Company does not know, and has no reason to believe that, either as a result of the Merger or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of the Company will not continue to conduct business with the Company after the Closing Date in substantially the same manner as it has conducted business prior thereto.

     5.23. NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by the Company to the Partnerships and PCM in this Agreement or in any other document, or in any other communication, written or oral, including, without limitation, the documents required to be delivered to the Partnerships and to PCM pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     5.24. CONVERTIBLE SECURITIES. The Company has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of the Company's Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the Merger.

     5.25. RELATED PARTY TRANSACTIONS. Set forth in the Disclosure Schedule will be a list of all arrangements, agreements and contracts entered into by the Company with (i) any person who is an officer, director or affiliate of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired securities issued by the Company in a private placement transaction. The copies of such documents, all of which have been or will be delivered or made available to the Company and the Partnerships prior to Closing Date, are or will be true, complete and correct when delivered or made available.

     5.26. LABOR MATTERS. The Company is not a party to, or obligated by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company relating to its business, except for any such proceeding which would not have a material adverse effect on the Company or its business. To the knowledge of the Company, there are no organizational efforts with respect to a collective bargaining unit presently being made or threatened involving those persons who provide human resource services to the Company.

                             ARTICLE VI.  COVENANTS

     6.1.  ACQUISITION PROPOSALS.  Prior to the Closing, the parties each agree
(i) that none of them shall, and each of them shall direct and use its best efforts to cause its respective officers, general partner, directors, employees, agents, affiliates and representatives, including, without limitation, any investment banker, attorney or accountant retained by it, as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, including, without limitation, any proposal or offer to its shareholders or limited partners, as the case may be, with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party, other than the Merger (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the persons referred to above of the obligations undertaken in this Section 6.1; and
(iii) that it will notify the other parties immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.1 shall prohibit the General Partner of any of the Partnerships from (A) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (1) such General Partner determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners imposed by law, (2) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party provides written notice to the other parties to the effect that it is furnishing information to, or entering into discussions with, such person, and (3) subject to any confidentiality agreement with such person, (which such party determined in good faith was required to be executed in order for the General Partner to comply with its fiduciary duties to limited partners imposed by law), such party keeps the other parties informed of the status (but not the terms) of any such discussions or negotiations; and (4) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 6.1 shall (i) permit any party to terminate this Agreement (except as specifically provided later in this Agreement); (ii) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement because during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form); or (iii) affect any other obligation of any party under this Agreement.

     6.2. CONDUCT OF BUSINESSES. (a) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule or as contemplated by this Agreement, unless all the other parties have consented in writing thereto, the parties:

          (1) Shall use their reasonable efforts to preserve intact their business organizations and goodwill and keep available services of their respective officers and employees;

          (2) Shall confer on a regular basis with one or more representatives of the other parties to report operational matters of materiality and, subject to Section 6.1, any proposals to engage in material transactions;

          (3) Shall promptly notify the other parties of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

          (4) Shall not pay dividends or make distributions payable with respect to the their equity securities; and

          (5) Shall promptly deliver to the other parties true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of this Agreement.

     (b) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule, unless the other parties have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, each Partnership:

          (1) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2) Shall not amend such Partnership's Agreement of Limited
     Partnership;

          (3) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any equity or debt securities, make any distribution, effect any recapitalization or other similar transaction; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any interest in such Partnership; (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors of the General Partner of such Partnership, or (D) adopt any employee benefit plan;

          (4) Shall not declare, set aside or make any distribution or payment with respect to any interest in such Partnership or directly or indirectly redeem, purchase or otherwise acquire any interest in such Partnership, or make any commitment for any such action;

          (5) Shall not sell or otherwise dispose of (i) any assets or properties of such Partnership, or (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

          (6) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

          (7) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities presented or reserved against in, or contemplated by, Respective Partnership Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

          (8) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments;

          (9) Shall not enter into any commitment with any officer, director or affiliate of such Partnership or its General Partner, except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a material adverse effect on such Partnership or its business.

     (c) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule, unless the other parties have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, PCM:

          (1) Shall conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2) Shall not amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

          (3) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares, (C) amend any employment agreement with any of its present or future officers or directors, or (D) adopt any employee benefit plan (including any share option, share benefit or share purchase plan);

          (4) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of PCM's common stock or directly or indirectly redeem, purchase or otherwise acquire any shares of PCM's common stock or make any commitment for any such action;

          (5) Except as will be set forth in the Disclosure Schedule, shall not sell or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

          (6) Shall not make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

          (7) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities presented or reserved against in, or contemplated by, the PCM Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

          (8) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments; and

          (9) Shall not enter into any commitment with any officer, director or affiliate of PCM, except as herein or in the Disclosure Schedule and except in the ordinary course of business.

     (d) Prior to the Closing Date, except as may be set forth in the Disclosure Schedule, unless the other parties have consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the Company:

          (1) Shall conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (2) Shall not amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (3) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including those existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares, (C) amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan);

          (4) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of the Common Stock or directly or indirectly redeem, purchase or otherwise acquire any shares of the Common Stock or make any commitment for any such action;

          (5) Except as will be set forth in the Disclosure Schedule, shall not sell or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

          (6) Shall not make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

          (7) Shall not pay, discharge or satisfy any claims, liabilities or obligations absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities presented or reserved against in, or contemplated by, the Company's Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

          (8) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments; and

          (9) Shall not enter into any commitment with any officer, director or affiliate of the Company, except as specified herein or in the Disclosure Schedule and except in the ordinary course of business.

     For purposes of this Section 6.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three (3) days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     6.3. CONSENTS OF SHAREHOLDERS AND PARTNERS. Each party will take all action necessary in accordance with applicable law and its organizational documents to obtain the written consents of its shareholders or partners, as applicable, as promptly as practicable to approve this Agreement and the Merger. The Board of Directors of the Company, the Board of Directors of PCM and the General Partner of the Partnerships shall each recommend such approval to their shareholders and partners, respectively, and each party shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Consent Statement/Prospectus (as defined later in this Agreement); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of the Company, the Board of Directors of PCM, or the General Partner of the Partnerships, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to their shareholders or partners, as applicable, imposed by law.

     6.4. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, the parties shall (a) use all reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits, or authorization are required to be obtained prior to the Closing Date from governmental or regulatory authorities of the United States and the various states in connection with the execution and delivery of this Agreement and the consummation of the Merger and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties, in form reasonably satisfactory to the parties, necessary to effectuate the Merger; and
(c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Merger. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company and PCM and the General Partner shall take all such necessary action.

     6.5. INSPECTION OF RECORDS. From the date hereof to the Closing Date, each party shall allow all designated officers, attorneys, accountants and other representatives of the other parties access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of such party.

     6.6. PUBLICITY. The parties shall, subject to their respective legal obligations (including requirements of regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     6.7. REGISTRATION STATEMENT. The parties shall cooperate and promptly prepare and the Company shall file with the Commission as soon as practicable a Registration Statement on Form S-4 ("Form S-4") under the Securities Act, with respect to Merger Stock, a portion of which Registration Statement shall also serve as the joint disclosure statement with respect to the meetings of the shareholders and partners, as appropriate, of the parties in connection with the Merger ("Consent Statement/Prospectus"). The respective parties will cause the Consent Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. PCM and the Partnerships shall use all reasonable efforts, and will cooperate with the Company to have the Form S-4 declared effective by the Commission as promptly as practicable. The Company shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the Merger and will pay all expenses incident thereto. The Company agrees that the Consent Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the other parties furnished to the Company by the other parties specifically for use in the Consent Statement/Prospectus. PCM and the Partnerships agree that the written information provided by them specifically for inclusion in the Consent Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or, in the case of written information provided by PCM and the Partnerships specifically for inclusion in the Form S-4 or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will advise PCM and the Partnerships, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the registration or qualification of the Merger in any jurisdiction, or any request by the Commission for amendment of the Consent Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information.

     6.8. FURTHER ACTION. Each party shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     6.9. INDEMNIFICATION. For a period of six years from and after the Closing Date, the Company shall indemnify the partners, directors, officers, and agents of the Partnerships and PCM, as appropriate, who at any time prior to the Closing Date were entitled to indemnification under the Agreements of Limited Partnership of the Partnerships or indemnification agreements existing on the date hereof to the same extent as such partners, directors, officers and agents are entitled to indemnification under such Agreements of Limited Partnership or indemnification agreements in respect of actions or omissions occurring at or prior to the Closing Date, including, without limitation, the Merger.

     6.10. SURVIVAL OF OBLIGATIONS; ASSUMPTION OF PARTNERSHIP AND PCM LIABILITIES BY THE COMPANY. All of the obligations of the Partnership and PCM that are outstanding on the Closing Date shall survive the Merger and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by the Company; provided, however, that such assumption shall not impose upon or expose the Company to any liability for which any Partnership or PCM was not liable, and provided, further, that the Company shall be entitled to the same defenses, offsets and counterclaims to which such Partnership or PCM would have been entitled, but for the Merger.

     6.11. THIRD PARTY CONSENTS. The parties shall take all necessary action and will use their commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable them to carry out the Merger.

     6.12. EFFORTS TO FULFILL CONDITIONS. The parties shall use their reasonable efforts to insure that all conditions precedent to their obligations hereunder are fulfilled at or prior to the Closing Date.

     6.13.  CHANGES IN REPRESENTATIONS AND WARRANTIES OF THE
PARTNERSHIPS. Between the date of this Agreement and the Closing Date, the Partnerships shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of the Partnerships herein contained to be not true and correct at and as of (a) the time immediately following the occurrence of such transaction or event, or (b) the Closing Date. Each Partnership shall promptly give written notice to the Company upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of such Partnerships contained in this Agreement and, with respect to the latter, shall use all reasonable efforts to remedy same.

     6.14. CHANGES IN REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Between the date of this Agreement and the Closing Date, the Company shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of the Company herein contained to be not true and correct at and as of (a) the time immediately following the occurrence of such transaction or event; or (b) the Closing Date. The Company shall promptly give written notice to the Partnerships and PCM upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of the Company contained in this Agreement and, with respect to the latter, shall use all reasonable efforts to remedy same.

     6.15. CHANGES IN REPRESENTATIONS AND WARRANTIES OF PCM. Between the date of this Agreement and the Closing Date, PCM shall not, directly or indirectly, enter into any transaction, take any action or by inaction permit an event to occur, which would result in any of the representations and warranties of PCM herein contained to be not true and correct at and as of (a) the time immediately following the occurrence of such transaction or event; or (b) the Closing Date. PCM shall promptly give the written notice to the Partnerships and the Company upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respective any of the representations and warranties of PCM contained in this Agreement and, with respect to the latter, shall use all reasonable efforts to remedy same.

     6.16. COOPERATION OF THE PARTIES. The parties will cooperate with the other party in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the to the Merger.

     6.17. COSTS OF THE MERGER. or purposes of this Agreement, the costs of the Merger shall be and hereby are divided into two categories. The first category is transaction costs and the second category is solicitation expenses.

     (a) Transaction costs are those costs of printing and mailing the Consent Statement/Prospectus and other documents; legal fees not related to the solicitation of votes, consents, or tenders; financial advisory fees, investment banking fees; appraisal fees; accounting fees; independent committee fees; travel expenses; and all other fees related to the preparatory work of the Merger. Transactions costs do not include (i) those costs would have otherwise been incurred by the Partnerships in the ordinary course of business or (ii) solicitation expenses. Solicitation expenses include direct marketing expenses, such as telephone calls, broker dealer fact sheets, legal and other expenses related to the solicitation of consents and direct solicitation compensation to brokers and dealers.

     (b) In the event the Merger is rejected, the limited partners of the Partnerships shall not bear an unfair portion of the transaction costs of the Merger. In the event the Merger is rejected, the transaction costs will be apportioned between the Company and the limited partners of the Partnerships according to the final vote regarding the Merger as follows (i) the Company shall bear all transaction costs in proportion to the number of votes of the limited partners of the Partnerships that votes to reject the Merger; and (ii) each Partnership shall bear the transaction costs in proportion to the number of votes of the limited partners of such Partnership that voted to approve the Merger.

     (c) In the event the Merger is rejected, the Company shall pay all of the solicitation expenses.

     (d) In the event the Merger is approved, the Partnerships shall bear the transaction costs in proportion to the number of votes of the limited partners of the Partnerships that voted to approve the Merger.

     (e) In the event the Merger is approved, the Partnerships shall bear the solicitation costs in proportion to the number of votes of the limited partners of the Partnerships that vote to approve the Merger.

                            ARTICLE VII.  CONDITIONS

     7.1.  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and Merger shall have been approved in the manner required by the Bylaws and Agreements of Limited Partnership of the Company and PCM and the Partnerships, as appropriate, by applicable law or by applicable regulations of any regulatory body, by the holders of the Common Stock , by holders of PCM's common stock and by holders of Units in the Partnerships entitled to vote thereon.

          (b) None of the parties shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c) The Form S-4 shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the Merger shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

          (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Closing Date and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of any party taken as a whole, following the Closing Date.

     7.2. CONDITIONS TO OBLIGATIONS OF THE PARTNERSHIPS TO EFFECT THE REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the obligations of the Partnerships to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by each of the Partnerships:

          (a) The Company and PCM shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company and PCM contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and each Partnership shall have received certificates of the President of the Company and the President of PCM, dated the Closing Date, certifying to such effect.

          (b) Each Partnership shall have received the opinion of tax counsel selected by the Company and approved by each Partnership, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that each of the parties will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering his opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of PCM and the Company.

          (c) From the date of the Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company, taken as a whole, that would have or would be reasonably probable to have an material adverse effect on the Company or PCM other than any such change that affects all parties in a substantially similar manner.

          (d) The opinion of Willamette addressed to the Partnerships that the Merger is fair, from a financial point of view, to the partners of the Partnerships shall not have been withdrawn or materially modified.

          (e) The Partnerships shall have received the opinion of counsel selected by the Company and approved by each Partnership dated the Closing Date, as to such customary matters as the Partnerships may reasonably request and such opinion shall be reasonably satisfactory to the Partnerships.

          (f) The shareholders of the Company shall have approved this Agreement and the Merger.

          (g) The shareholders of PCM shall have approved this Agreement and the Merger.

          (h) The representations and warranties of the Company and PCM contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Merger shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

          (i) No material adverse change shall have occurred subsequent to June 30, 1997, and the financial position, results of operations, assets, liabilities or prospects of the Company or PCM nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of the Company or PCM within the reasonable discretion of each Partnership.

          (j) All documents and instruments delivered by the Company and PCM to the Partnerships on the Closing Date shall be in form and substance reasonably satisfactory to the Partnerships.

          (k) On the Closing Date, the number of shares of common stock issued by PCM and outstanding shall be set forth on the Disclosure Schedule. At the Closing Date, the number of shares of Common Stock issued by the Company and outstanding shall be as set forth in the Disclosure Schedule.

          (l) No litigation seeking to enjoin the Merger or to obtain damages on account hereof shall be pending, or to the knowledge of either the Company or PCM, be threatened.

     7.3.  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Company:

          (a) The Partnerships and PCM shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Partnerships and PCM contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and the Company shall have received certificates of the President of the General Partner of each Partnership and the President of PCM dated the Closing Date, certifying to such effect.

          (b) From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Partnerships or PCM, taken as a whole, that would have or would be reasonably probable to have an material adverse effect, other than any such change that affects all parties in a substantially similar manner.

          (c) The Company shall have received the opinion of counsel selected by the Partnerships and approved by the Company, dated the Closing Date, as to such customary matters as the Company may reasonably request and such opinion to be reasonably satisfactory to the Company.

          (d) The limited partners of all the Partnerships holding the required number of Units shall have approved this Agreement and the Merger.

          (e) The shareholders of the Company have approved this Agreement and the Merger.

          (f) The representations and warranties of the Company and PCM contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Merger shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

          (g) No material adverse change shall have occurred subsequent to June 30, 1997, and the financial position, results of operations, assets, liabilities or prospects of the Company or PCM nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of the Company or PCM within the reasonable discretion of each Partnership.

          (h) All documents and instruments delivered by the Company and PCM to the Partnerships on the Closing Date shall be in form and substance reasonably satisfactory to the Partnerships.

          (i) On the Closing Date, the number of shares of common stock issued by PCM and outstanding shall be set forth on the Disclosure Schedule. At the Closing Date, the number of limited partnership interests ("Units") issued by each Partnership and outstanding shall be as set forth in the Disclosure Schedule.

          (j) No litigation seeking to enjoin the Merger or to obtain damages on account hereof shall be pending, or to the knowledge of either the Company or PCM, be threatened.

     7.4. CONDITIONS TO OBLIGATION OF PCM TO EFFECT THE REORGANIZATION. In addition to those other conditions specified elsewhere in this Article VII, the obligations of PCM to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by PCM:

          (a) The Partnerships and the Company shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Partnerships and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date and PCM shall have received certificates of the President of the General Partner of each Partnership and the President of the Company dated the Closing Date, certifying to such effect.

          (b) From the date of this Agreement through the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Partnerships or the Company, taken as a whole, that would have or would be reasonably probable to have an material adverse effect, other than any such change that affects all parties in a substantially similar manner.

          (c) The Company shall have received the opinion of counsel selected by the Partnerships and approved by the Company dated the Closing Date, as to such customary matters as the Company may reasonably request, such opinion to be reasonably satisfactory to the Company.

          (d) The limited partners of all the Partnerships holding the required number of Units shall have approved this Agreement and the Merger.

          (e) The representations and warranties of the Company and PCM contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Merger shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

          (f) No material adverse change shall have occurred subsequent to June 30, 1997, and the financial position, results of operations, assets, liabilities or prospects of the Company or PCM nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of the Company or PCM within the reasonable discretion of each Partnership.

          (g) All documents and instruments delivered by the Company and PCM to the Partnerships on the Closing Date shall be in form and substance reasonably satisfactory to the Partnerships.

          (h) On the Closing Date, the number of shares of common stock issued by PCM and outstanding shall be set forth on the Disclosure Schedule. At the Closing Date, the number of Units issued by each Partnership and outstanding shall be as set forth in the Disclosure Schedule.

          (i) No litigation seeking to enjoin the Merger or to obtain damages on account hereof shall be pending, or to the knowledge of either the Company or PCM, be threatened.

                           ARTICLE VIII. TERMINATION

     8.1. TERMINATION BY MUTUAL CONSENT. his Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the approval of this Agreement by the partners of the Partnerships, the shareholders of the Company, and the shareholders of PCM or by the mutual written consent of the parties, with the prior approval of their respective Boards of Directors and General Partner of the Partnerships.

     8.2. TERMINATION BY ANY PARTY. This Agreement may be terminated and the Merger may be abandoned by action of the General Partner of the Partnerships or PCM or the Company if (i) the Merger shall not have been consummated by March 31, 1998, (ii) the approval of the Partnerships' partners shall not have been obtained; (iii) the approval of the Company's shareholders shall not have been obtained; (iv) the approval of PCM's shareholders shall not have been obtained;
(v) as a result of due diligence investigation by one of the parties, it is determined in good faith by such party that certain facts or circumstances not previously known by such party constitute a material adverse effect on the business, results of operations or financial condition of the other party, (vi) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause (vii) shall have used all reasonable efforts to remove such order, decree, ruling or injunction, or (viii) any of the conditions set forth in Article VII shall not have been satisfied, and provided, in the case of a termination pursuant to clause (i) or (v) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause. Each party each shall (i) deliver its information required to complete the Disclosure Schedule to the other parties not later than 5:00 P.M., Pacific Time, March 15, 1998, and (ii) complete its due diligence investigations not later than 5:00 P.M., Pacific Time, on February 28, 1998 (the period from the date of this Agreement through February 28, 1998 being hereinafter referred to as the "Due Diligence Period"). Until the expiration of the Due Diligence Period, any party may terminate this Agreement without liability or penalty due to (i) the discovery of a fact or circumstance that reasonably could be expected to constitute a material adverse effect on the business, results of operations or financial condition of any other party, or (ii) the party's failure to receive a written fairness opinion as described herein within seven business days from the date of execution of this Agreement.

     8.3. TERMINATION BY A PARTNERSHIP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the adoption and approval by the partners of such Partnership, by action of the General Partner of such Partnership, if (i) in the exercise of such General Partner's good faith judgment as to its fiduciary duties to the partners of such Partnership imposed by law, such General Partner determines that such termination is required; (ii) the Company withdraws, materially modifies or changes in a manner materially adverse to such Partnership its recommendations to the Company's shareholders of this Agreement or the Merger; (iii) PCM withdraws, materially modifies or changes in a manner material adverse to such Partnership its recommendations to PCM's shareholders of this Agreement or the Merger; (iv) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on the Company, and which breach is not cured by March 31,1998; (v) there has been a breach by PCM of any representation or warranty contained in this Agreement which would have or would have been reasonably probable to have a material adverse effect on PCM, and which breach is not cured by March 31, 1998; (vi) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by such Partnership to the Company; or (vii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of PCM, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Partnership to PCM.

     8.4. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the approval by the shareholders of the Company, by action of the Company, if
(i) in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law, the Company determines that such termination is required; (ii) the General Partner of a Partnership withdraws, materially modifies or changes in a manner materially adverse to the Company its recommendation to a Partnership's partners of this Agreement or the Merger;
(iii) PCM withdraws, materially modifies or changes in any manner materially adverse to PCM its recommendation to PCM's shareholders of this Agreement or the Merger; (iv) there has been a breach by a Partnership of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on such Partnership, and which breach is not cured by March 31, 1998; (v) there has been a breach by PCM of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on PCM, and which breach is not cured by March 31, 1998; (vi) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of a Partnership, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to such Partnership; (vi) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of PCM, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to PCM.

     8.5. TERMINATION BY PCM. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date, before or after the approval by the shareholders of PCM, by action of PCM, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law, PCM determines that such termination is required; (ii) the General Partner of a Partnership withdraws, materially modifies or changes in a manner materially adverse to PCM its recommendation to a Partnership's partners of this Agreement or the Merger; (iii) the Company withdraws, materially modifies or changes in any manner materially adverse to PCM its recommendations to PCM's shareholders of this Agreement or the Merger; (iv) there has been a breach by a Partnership of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on such Partnership, and which breach is not cured by March 31, 1998; (v) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably probable to have a material adverse effect on the Company, and which breach is not cured by March 31, 1998;
(vi) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of a Partnership, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by PCM to such Partnership; or (vi) there has been material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to PCM to the Company.

     8.6. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, all obligations of the parties hereto shall terminate and no party shall assert or pursue in any manner, directly or indirectly, any claim or cause of action against any other party or any of its officers, directors or general partners, as applicable, or their employees, agents or representatives, based in whole or part upon the exercise by (i) the Company of its right to termination,
(ii) a Partnership of its right to termination, or (iii) PCM of its right to termination. No termination of this Agreement, however, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement, or willful breach hereof.

     8.7. EFFECT OF WILLFUL VIOLATION. If any party willfully fails to perform its duties and obligations under this Agreement, each nonbreaching party is entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     8.8. EXTENSION; WAIVER. At any time prior to the Closing Date, any party, by action taken by its Board of Directors or General Partner, as applicable, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

       IX.  PARTNER AND STOCKHOLDER APPROVAL; CLOSING; CLOSING DELIVERIES

     9.1. PARTNER AND STOCKHOLDER APPROVAL. (a) The affirmative vote of the holders of at least seventy-five percent (75%)of all of the outstanding voting rights of the Units of each Partnership is necessary for such Partnership to approve and adopt the Merger. If a limited partner of a Partnership does not consent to the Merger, but the Merger is approved by the requisite vote of other limited partners in that Partnership, such limited partner may exercise "Dissenter's Rights" as set forth in the Prospectus/Joint Proxy Statement delivered to such limited partner, the terms of which are incorporated herein as though set forth in their entirety.

     (b) The Board of Directors of PCM, without dissent or abstention, has approved the Merger. Moreover, all of the shareholders of PCM have approved this Agreement and the Merger.

     (c) The Board of Directors of the Company, without dissent or abstention, has approved the Merger. Moreover, all of the shareholders of the Company have approved this Agreement and the Merger.

     9.2. CLOSING. Subject to the other provisions of this Agreement, the parties shall hold a closing on (a) the Closing Date (or such later date as the parties hereto may agree); or (b) the business day on which the last of the conditions set forth in Article VII is fulfilled or waived at 10:00 a.m. at the offices of the Company, or at such other time and place as the parties may agree.

     9.3. CLOSING DELIVERIES. (a) On the Closing Date, each Partnership shall each deliver, or cause to be delivered, to PCM and the Company:

          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of such Partnerships contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that such Partnership has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by such Partnership on or prior to the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by such Partnership's General Partner, certifying the Certificate of Limited Partnership and Agreement of limited partnership of such Partnership, and further certifying that Partnership's limited partners have voted to approve and authorize the execution and delivery of this Agreement, and the consummation of the Merger.

          (3) a resolution, dated as of the Closing Date, executed by the directors of the General Partner of such Partnership, approving and authorizing the execution and delivery of this Agreement, and the consummation of the Merger;

          (4) the books and records of such Partnership;

          (5) documentation satisfactory to the Company evidencing the fact that the signatories on all relevant bank accounts of such Partnership have been changed to signatories designated by the Company;

          (6) such other documents, at the Closing or subsequently, as may be reasonably requested by the Company as necessary for the implementation and consummation of this Agreement and the Merger; and

          (7) an opinion of such Partnership's counsel in form and substance reasonably satisfactory to the Company.

     (b) On the Closing Date, the Company shall deliver, or cause to be delivered, to the Partnerships and PCM:

          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects and that the Company has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by the Company on or prior to the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by the Secretary of the Company, certifying the Certificate of Incorporation and Bylaws of the Company, the incumbency and signatures of the officers of the Company and copies of the directors' resolutions of the Company approving and authorizing the execution and delivery of this Agreement and the consummation of the Merger;

          (3) certificates representing the Merger Stock issuable upon consummation of the Merger; and

          (4) an opinion of the Company's counsel in form and substance reasonably satisfactory to the Partnerships and PCM.

     (c) On the Closing Date, PCM shall deliver or cause to be delivered, to the Partnerships and the Company;

          (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of PCM contained in this Agreement are true and correct in all material respects and that PCM has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by PCM on or before the Closing Date;

          (2) a certificate, dated as of the Closing Date, executed by the Secretary of PCM, certifying the Articles of Incorporation and Bylaws of PCM, the incumbency and signatures of the officers of PCM and copies of the directors resolutions of PCM approving and authorizing the execution and delivery of this Agreement and the consummation of the Merger;

          (3) the books and records of PCM;

          (4) documentations satisfactory to the Company evidencing the fact that the signatories on all relevant bank accounts of PCM have been changed to signatory designated by the Company; and

          (5) an opinion of PCM's counsel in form and substance reasonably satisfactory to the Company.

                              X.  INDEMNIFICATION

     10.1. BY THE PARTNERSHIPS AND PCM. Each Partnership shall indemnify, defend and hold the Company and PCM, their directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses, including legal and other expenses incident thereto, of every kind, nature and description ("Losses") that result from or arise out of (i) the breach of any representation or warranty of such Partnership set forth in this Agreement or in any certificate delivered to the Company or PCM pursuant hereto; or (ii) the breach of any of the covenants of such Partnership contained in or arising out of this Agreement or the Merger.

     10.2. BY THE COMPANY. The Company shall indemnify, defend, and hold the Partnerships (and the General Partner and the limited partners of the Partnerships, as well as the agents, representatives, accountants and attorneys of the Partnerships) and PCM (and the officers, directors, agents, representatives, accountants, attorneys and shareholders of PCM) harmless from and against any and all losses or damages of any kind that arise out of (i) the breach of any representation or warranty of the Company set forth in this Agreement or in any certificate delivered to the Partnerships or PCM; or (ii) the breach of any of the covenants of the Company contained in or arising out of this Agreement or the transactions contemplated hereby.

     10.3. BY PCM. PCM shall indemnify, defend, and hold the Partnerships (and the General Partner and the limited partners of the Partnerships, as well as the agents, representatives, accountants and attorneys of the

Partnerships) and the Company (and the officers, directors, agents, representatives, accountants, attorneys and shareholders of the Company) harmless from and against any and all losses or damages of any kind that arise out of (i) the breach of any representation or warranty of PCM set forth in this Agreement or in any certificate delivered to the Partnerships or the Company, or
(ii) the breach of any of the covenants of PCM contained in or arising out of this Agreement or the transactions contemplated hereby.

     10.4. CLAIMS PROCEDURE. Should any claim be asserted against a party entitled to indemnification under this article ("Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification ("Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liabilityunder this article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor, upon receipt of such notice, shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee. Such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the fight to assume the defense thereof without prejudice to its rights to indemnification hereunder.

     10.5. LIMITATIONS ON LIABILITIES. Neither the Partnerships nor PCM nor the Company shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the losses or damages incurred by the Partnerships, PCM or the Company, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $50,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $50,000).

                               XI.  MISCELLANEOUS

     11.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All statements contained in this Agreement or in any certificate delivered by or on behalf of each Partnership or PCM or the Company pursuant hereto or in connection with the Merger shall be deemed representations, warranties and covenants by such Partnership, PCM or the Company, as the case may be, hereunder. All representations, warranties and covenants made by each Partnership, PCM or the Company in this Agreement, or pursuant hereto, shall survive for a period of two (2) years subsequent to the Closing.

     11.2. NONDISCLOSURE. (a) No Partnership shall at any time after the date of this Agreement, without the consent of the Company (except as may be required by law), divulge, furnish to or make accessible to any person (other than to such Partnership's representatives as part of such Partnership's due diligence or investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of the Company.

     (b) The Company will not at any time after the date of this Agreement, without the consent of PCM (except as may be required by law), use, divulge, furnish to or make accessible to any person any Confidential Information (other than to the Company's representatives as part of the Company's due diligence or corporate investigation) of PCM.

     (c) PCM shall not at any time after the date of this Agreement, without the consent of the Company (except as may be required by law), divulge, furnish to or make assessable to any person (other than to PCM's representatives as part of PCM's representatives due diligence or investigation) any Confidential Information of the Company.

     (d) No Partnership shall not at any time after the date of this Agreement, without the consent of PCM (except as may be required by law), divulge, furnish to or make assessable to any person (other than to such

Partnership's representatives as part of such Partnership's due diligence or investigation) any Confidential Information of PCM.

     (e) PCM shall not at any time after the date of this Agreement, without the consent of the Company (except as may be required by law), use, divulge, furnish to or make assessable to any person (other than to PCM's representatives as part of its due diligence or investigation) any Confidential Information of the Company.

     (f) The Company will not at any time after the date of this Agreement, without the consent of such Partnership (except as may be required by law), use, divulge, furnish to or make assessable to any person (other than to the Company's representatives as part of the Company's due diligence or investigation) any knowledge or information with respect to the Confidential Information of any Partnership.

     (g) The covenants set forth in this Section 11.2 shall terminate in the event the Merger is consummated.

     (h) Any information, which (i) at or prior to the time of disclosure by (A) a Partnership, (B) PCM or (C) the Company was generally available to the public through no breach of this covenant; (ii) was available to the public on a nonconfidential basis prior to its disclosure by (D) a Partnership, (E) PCM or
(F) the Company; or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to (A) a Partnership, (B) PCM or (C) the Company, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

     11.3. SUCCESSION AND ASSIGNMENTS; THIRD PARTY BENEFICIARIES. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this section shall be void and ineffective for all purposes. In the event of an assignment permitted by this section, this Agreement shall obligate the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this section, there shall be no third party beneficiaries of this Agreement.

     11.4. NOTICES. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission; (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested; or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

     If to the Partnerships:    Performance Asset Management Fund, Ltd.
                                4100 Newport Place, Suite 400
                                Newport Beach, California 92660
                                Facsimile: 714-752-3535

                                Performance Asset Management Fund II, Ltd.
                                4100 Newport Place, Suite 400
                                Newport Beach, California 92660
                                Facsimile: 714-752-3535

                                Performance Asset Management Fund III, Ltd.
                                4100 Newport Place, Suite 400
                                Newport Beach, California 92660
                                Facsimile: 714-752-3535

                                Performance Asset Management Fund IV, Ltd.
                                4100 Newport Place, Suite 400
                                Newport Beach, California 92660
                                Facsimile: 714-752-3535

                                Performance Asset Management Fund V, Ltd.
                                4100 Newport Place, Suite 400
                                Newport Beach, California 92660
                                Facsimile: 714-752-3535

     If to PCM:                 Performance Capital Management, Inc.
                                4100 Newport Place, Suite 400
                                Newport Beach, California 92660
                                Facsimile: 714-752-3535

     If to the Company:         Performance Asset Management Company
                                4100 Newport Place, Suite 400
                                Newport Beach, California 92660
                                Facsimile: 714-752-3535

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the third
(3rd) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.

     11.4. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     11.5. COUNTERPARTS. This Agreement may be executed in three or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     11.6. NO IMPLIED WAIVER; REMEDIES. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     11.7. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understanding of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     11.8. HEADINGS. The headings of the sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     11.9. SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     11.10. PUBLIC DISCLOSURE. From and after the date hereof through the Closing Date, no party shall issue a press release or any other public announcement with respect to the Merger without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     11.11. NON-RECOURSE. The officers, directors, nor shareholders of the Company or PCM shall be personally obligated or have any personal liability hereunder. The Partnerships will not seek recourse or commence any action against any of the shareholders of AIP or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Company or PCM or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Company or PCM hereunder or thereunder. The partners of the Partnerships shall not be personally obligated or have any personal liability hereunder. Neither PCM nor the Company will seek recourse or commence any action against any of the partners of the Partnerships or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the General Partner of any Partnership or seek recourse against any of their personal assets, for the performance or payment of any obligation of any Partnership hereunder or thereunder.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Performance Asset Management Company,
a Delaware corporation

By:  ________________________________________
    Vincent Galewick, Chairman of the Board

(Signature)                                    (Signature)
(Title) Director                               (Title) Director

(Date), 1997                                   (Date), 1997

(Signature)                                    (Signature)
(Title) Director                               (Title) Director

(Date) , 1997                                  (Date) , 1997

Performance Capital Management, Inc.,
a California corporation

By:
  Vincent Galewick, Chairman of the Board

(Signature)                                    (Signature)
(Title) Director                               (Title) Director

(Date), 1997                                   (Date), 1997

(Signature)                                    (Signature)
(Title) Director                               (Title) Director
(Date) , 1997                                  (Date) , 1997

Performance Asset Management Fund,             Performance Asset Management Fund II,
  A California Limited Partnership             A California Limited Partnership

By:                                            By:
   Vincent E. Galewick,                        Vincent E. Galewick,
   President of the General Partner            President of the General Partner

Performance Asset Management Fund III,         Performance Asset Management Fund IV,
  A California Limited Partnership             A California Limited Partnership

By:                                            By:
   Vincent E. Galewick,                        Vincent E. Galewick,
   President of the General Partner            President of the General Partner

Performance Asset Management Fund V,
A California Limited Partnership

By:  ___________________________________________

    Vincent E. Galewick,
    President of the General Partner

                                   APPENDIX B

                                 SUPPLEMENT FOR
                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                               (S-K REG. 229.902)

NOTICE TO LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND, LTD., A CALIFORNIA LIMITED PARTNERSHIP:

     This separate partnership supplement highlights information that addresses certain matters presented in the prospectus ("Prospectus") as they relate to Performance Asset Management Fund, Ltd., A California Limited Partnership ("Partnership") and its limited partners ("Limited Partners"), regarding a proposed merger ("Merger") of the Partnership and other limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent at (714) 261-7300, or send a written request to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place, Suite 400, Newport Beach, California 92660. Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. All defined terms used in this Supplement shall have the same definitions as specified in the Prospectus.

     The Partnership was formed on April 1, 1991, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. The Partnership sold 1,049 limited partnership interests ("Units") at the price of $5,000.00 per Unit. The total amount received by the Partnership from purchasers of its Units is $5,245,000.00. As of the Determination Date the Partnership had 369 Limited Partners. The Partnership termination date is December 31, 2000, unless sooner terminated.

     SELECTED FINANCIAL INFORMATION. The following chart provides a historical summary of gross collections and partner distributions for the Partnerships from the date of formation of each Partnership through June 30, 1997:

                                                                   COST OF
                              PORTFOLIOS   ORIGINAL PORTFOLIO     PORTFOLIOS        GROSS           PARTNER
          PARTNERSHIP          ACQUIRED        FACE VALUE          ACQUIRED      COLLECTIONS*   DISTRIBUTIONS**
    ------------------------  ----------   ------------------   --------------   ------------   ---------------
    PAM I(1)................       16        $    305,438,442    $   4,932,616   $  5,526,429     $ 3,678,632
    PAM II(2)...............       19             433,632,566        6,230,345      8,749,682       4,059,775
    PAM III(3)..............       21             521,408,657        9,685,926      7,826,584       3,463,815
    PAM IV(4)...............       57             709,008,534       20,416,167     20,014,508       6,269,988
    PAM V(5)................       12             209,901,705        4,997,992      2,889,555         639,600
                                  ---           -------------      -----------    -----------     -----------
         Total..............      125        $  2,179,389,904    $  46,263,046   $ 45,006,758     $18,111,810
                                  ===           =============      ===========    ===========     ===========

---------------
  * Gross collections include any sale of accounts and collection activity through June 30, 1997

 ** Through June 30, 1997

(1) The Partnership ("PAM I")

(2) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II").

(3) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III").

(4) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV").

(5) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").

     Each Limited Partner should thoroughly review the selected financial statements included in the portions of the Prospectus "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED

FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnerships included in the Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 the Partnership spent $67,088 on such purchases. In 1995, the Partnership spent $5,463 on such purchases. In 1996, the Partnership spent $1,315,611 on such purchases. Collections on investments in distressed loan portfolios were $735,412 in 1994, $290,328 in 1995 and $1,290,544 in 1996.

     In 1994, 1995 and 1996, investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

                   TYPE OF PORTFOLIO                  1994         1995          1996
        ----------------------------------------    --------     --------     ----------
        Credit Card Accounts....................    $343,585     $287,551     $  912,597
        Consumer Loans..........................    $466,574     $418,540     $  356,989
                                                    --------     --------     ----------
                  Totals........................    $810,159     $706,091     $1,269,586
                                                    ========     ========     ==========

     In 1994, the Partnership recorded net investment income of $205,208 and interest income of $13,095. Operating expenses for the Partnership consist of management fee expense of $17,584; amortization expense of $798; and general and administrative expenses of $3,159; for total operating expenses of $21,541. Therefore, the Partnership recorded net income of $170,572 for 1994.

     In 1995, the Partnership recorded net investment income of $180,797 and interest income of $13,294. Operating expenses for the Partnership consist of management fee expense of $23,096; collection expense of $365; professional fees of $7,233; amortization expense of $798; and general and administrative expenses of $2,947; for total operating expenses of $34,439. Therefore, the Partnership recorded net income of $133,064 for 1995.

     In 1996, the Partnership recorded net investment income of $538,428, net interest income of $3,389 and other income of $755. Operating expenses for the Partnership consist of management fee expense of $25,979; collection expense of $43,257; professional fees of $96,527; amortization expense of $665; and general and administrative expenses of $6,369; for total operating expenses of $172,797. Therefore, the Partnership recorded net income of $369,775 for 1996.

     APPRAISED VALUE OF ASSETS HELD BY THE PARTNERSHIP. As of December 31 of each of the years specified in the following table, the Partnership held the following assets:

                         ASSET                            1994         1995          1996
    ------------------------------------------------    --------     --------     ----------
    Cash and equivalents............................    $ 23,487     $ 15,295     $  283,232
    Cash held in trust..............................          --     $  4,221             --
    Investment in Distressed Loan Portfolios........    $810,159     $706,091     $1,269,586
    Receivable from Unaffiliated Service
      Provider(1)...................................    $559,730     $559,730             --
    Due from Affiliates.............................          --           --     $   56,483
    Other Assets....................................          --     $ 44,239     $   12,732
    Organization Costs, Net.........................    $  1,463     $    665             --

---------------

(1) West Capital Financial Services Corp., a California corporation.

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

     COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES FOR THE LAST THREE FISCAL YEARS. The following table sets forth the compensation paid to the General Partner and its Affiliates for the last three fiscal years and the most recently completed interim period.

                                                1994         1995         1996        1997*
                                              --------     --------     --------     --------
    General Partner
      Management Fees.....................    $ 17,584     $ 23,096     $ 25,979     $  7,821
      Distribution........................    $ 87,500     $ 23,422     $ 17,483     $ 34,944
    PCM
      Acquisition fees....................          --           --     $363,405           --
      Collection fees.....................    $ 12,608     $ 10,989     $216,796     $163,214
                                               -------      -------     --------      -------
              Total.......................    $117,692     $ 57,507     $623,663     $205,979
                                               =======      =======     ========      =======

---------------
* Through June 30, 1997

     The following table sets forth the compensation that would have been paid to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the Merger had been in effect during the last three fiscal years.

                       ENTITY                       1994           1995           1996
        -------------------------------------    ----------     ----------     ----------
        General Partner......................    $        0     $        0     $        0
        Income Network Company...............             0              0              0
        Performance Capital Management,
          Inc. ..............................             0              0              0
                                                 ----------     ----------     ----------
             Total...........................    $        0     $        0     $        0
                                                  =========      =========      =========

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding common stock of the following Affiliates:

     Performance Development, Inc., a California corporation ("PDI") (the General Partner)
     Income Network Company, Inc., a California corporation ("INC") Performance Capital Management, Inc., a California corporation ("PCM")

     The Other Partnerships:
     PAM II, PAM III, PAM IV, PAM V (PAM I through PAM V, inclusive, are the "PAM Funds")

     PDI was formed in June, 1990 to engage in various aspects of the distressed loan industry. PDI is the General Partner for all the PAM Funds and certain other California limited partnerships. PDI's management fees incurred and recorded by the Partnership totalled $17,574, $23,096 and $25,979 for the years ended December 31, 1994, 1995, and 1996, respectively. The Partnership also accrued distributions to PDI of $87,500 and $23,422 for the years ended December 31, 1994 and 1995, respectively and $17,483 for the year ended December 31, 1996. At December 31, 1994 and 1995, the Partnership had amounts owed to PDI recorded as amounts due to Affiliates of $160,914 and $221,329, respectively, and $271,145 for the year ended December 31, 1996.

     INC was formed on February 1, 1988 as a registered Broker-Dealer and member of the National Association of Security Dealers, Inc. and the Securities Investor Protection Corporation. The sole shareholder of INC, Vincent E. Galewick, is also the sole shareholder of the General Partner, and PDI. INC, in accordance with the Agreement of Limited Partnership for the Partnership and offering memorandum of the Partnership, was paid commissions equal to 10% of gross proceeds received from the offer and sale of the Units. INC is the Solicitation Agent.

     PCM was formed in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership and the Other Partnerships at cost plus an acquisition fee of approximately 30% to 37% as provided in the related purchase agreement. The Partnership also enters into servicing agreements with PCM to collect and service the portfolio activity. Those agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.

     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and the Other Partnerships at negotiated prices.

     For the years ended December 31, 1995 and 1996, the Partnership purchased one portfolio and two portfolios, respectively, from PCM and recorded acquisition fees for these portfolios of $0 and $363,405, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $365 and $43,257, respectively.

     The Partnership had amounts owed to PCM from reimbursement of collection expenses and other expenses totaling $101 and $860 recorded as due to Affiliates at December 31, 1994 and 1995, respectively. For the year ended December 31, 1996 the Partnership had amounts owed from PCM of $56,483 recorded as due from Affiliates.

     DISTRIBUTIONS AND DIVIDENDS. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997. The following table specifies the cash distributions, including those cash distributions which represent a return of capital, made to the Limited Partners during each of the last five fiscal years and most recently completed interim period.

                                                                     GENERAL          LIMITED
                                                     TOTAL           PARTNER          PARTNER
                         YEAR                    DISTRIBUTIONS     DISTRIBUTIONS    DISTRIBUTIONS
        ---------------------------------------  -------------     ------------     ------------
        1992...................................   $ 1,057,536        $105,754        $   951,782
        1993...................................   $ 1,400,000        $140,000        $ 1,260,000
        1994...................................   $   875,000        $ 87,500        $   787,500
        1995...................................   $   233,422        $ 23,422        $   210,000
        1996...................................   $   172,133        $ 17,483        $   154,650
        June 30, 1997..........................   $   208,644        $ 34,944        $   173,700

                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.
                                 PER UNIT DATA

                                                   1996       1995       1994       1993       1992
                                                 --------   --------   --------   --------   --------
Units outstanding at year end..................     1,049      1,050      1,050      1,050      1,052
Earnings (loss) per Unit.......................    352.50     126.73     162.45      53.49    (262.10)
Book value per Unit............................  1,546.27   1,266.90   1,328.42   1,766.51   3,220.89
Assigned value for Merger Stock................                      $890.37/unit
Annual return of capital distributions per
  Unit.........................................    147.43     200.00     750.00   1,200.00     904.74
Cumulative return of capital distributions per
  Unit.........................................  3,206.80   3,056.46   2,856.46   2,106.46     904.74

                        REASONS FOR THE MERGER PROPOSAL

     LIQUIDITY AND MARKET VALUATION. Units are not publicly traded and have limited liquidity. The primary means of liquidity for holders of Units is to request the Partnership to redeem the Units. Although the Partnership is not obligated to honor any such request, such redemptions have occurred from time to time, using available cash to redeem the Units at a percentage of book value. After consummation of the Merger, however, the Company expects to qualify the Common Shares for listing and trading on a regional or national securities exchange. At that time, there is expected to be a potential liquid market for selling the Common Shares and a readily determinable market value for the Common Shares. With a liquid market for Common Shares, equity holders would not be required to rely solely on the Company as a source of liquidity, and the Company will not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Common Shares will be able to sell their Common Shares publicly from time to time, subject to certain restrictions, for their fair market value.

     The Company and the General Partner believe that the Merger is necessary to realize the full benefit of a public trading market. The Company believes that corporate equity securities are more favorably valued than comparable limited partnership interests, because a partnership with publicly traded limited partnership interests is generally taxed as if it were a corporation and because many institutional investors will not invest in a business organized as a partnership, even if it is not taxed as a corporation.

     ACCESS TO EQUITY MARKETS. Although the Company currently has no plans for additional equity offerings, the existence of publicly traded equity securities is expected to provide it with future access to the public equity markets.

     GREATER FLEXIBILITY REGARDING CAPITAL RESOURCES. The Company will have greater flexibility with respect to the use of capital resources because it will not have to use available cash to redeem Common Shares. As discussed above, the Partnership has from time to time used its cash to redeem Units when requested to do so by Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed as soon as the Partnership earns income. Limited Partners are taxed on such income at their individual federal tax rates, which may exceed the maximum corporate federal tax rate. Therefore, the Surviving Corporation as a corporation can accumulate income for business expansion without adversely affecting a shareholder's tax liabilities.

     ACQUISITION CURRENCY. The Company may be able to use shares of its common stock as consideration in its acquisition of other businesses. The use of readily tradeable equity securities as an acquisition currency is advantageous because it may be more tax efficient to the seller of a business than a cash transaction and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use advantageous pooling accounting methods if certain conditions are satisfied.

     INCENTIVE COMPENSATION. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow broader employee participation in the Company's equity, provide a more accurate measure of the Company's performance as a result of common stock having a readily ascertainable value, and provide the Company with more flexibility in designing equity based incentive compensation. The Company currently intends to adopt an employee stock plan during or immediately after the first quarter of fiscal 1998, if the Merger is consummated.

     GREATER EMPLOYEE OWNERSHIP. As a result of the complex tax reporting requirements associated with being a limited partner and the administrative burden placed on the Partnerships as a result of having a significant number of limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to all employees. The Board of Directors believes that wide-spread employee ownership is in the best interests of the Company and its shareholders.

     REDUCTION OF TAX REPORTING REQUIREMENTS AND COSTS. In contrast to the Partnership, the Surviving Corporation will not be required to compute and report tax information on an individual shareholder basis, and individual shareholders will not be required to include information regarding the Surviving Corporation's operations on their personal tax returns. Therefore, the Merger will eliminate the complex partnership tax reporting requirements for Limited Partners imposed on them under federal and multiple state partnership tax laws and may eliminate certain costs and delays that individual Limited Partners currently may be forced to incur in connection with the preparation of their individual tax returns. However, as a corporation, the Surviving Corporation will be subject to income tax and shareholders will also be required to pay income tax on any dividends they receive, and on any gain recognized upon the sale or exchange of shares. See the sections entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                             EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the Partnership will be held by the Surviving Corporation and PCM and the Partnership will cease to exist by operation of law. The Surviving Corporation will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the Partnerships and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal including, but not limited to, federal income tax consequences, for Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     THE MERGER. Upon the Closing Date, PCM and the Partnership (if, and only if, all of the Partnerships approve the Merger Proposal, and subject to other conditions precedent to the Merger specified in the Prospectus) will merge with and into the Company and pursuant to the Merger Agreement, all of the Units existing at the Closing Date will be converted into Common Shares in accordance with an Exchange Value determined to be fair by the Fairness Opinion prepared by Willamette Management Associates, Inc. ("Fairness Analyst") (the Fairness Opinion is attached to the Prospectus as Appendix G). The Fairness Opinion provides that each Limited Partner's Units, calculated as of the Determination Date, will be converted into Common Shares pursuant to the Exchange Value, with cash being paid for any fractional shares based on the book value of Common Shares on the Determination Date.

     The Determination Date is a date set by the Board of Directors. At this time, the Board of Directors expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors will have the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     EFFECT OF THE MERGER ON CASH DISTRIBUTIONS. Until June 30, 1997, the Partnership made cash distributions to Limited Partners. The Company currently anticipates that the Surviving Corporation will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that Partnership distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     THE MERGER AGREEMENT. The Merger will be consummated pursuant to the Merger Agreement if the Merger Proposal set forth in the Prospectus receives the requisite approval of the Limited Partners of each Partnership, the approval of the PCM Shareholders, and the approval of the Company Shareholders, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement and is included in the Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the Partnerships, the Board of Directors of PCM, on behalf of PCM, or the Board of Directors, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the Shareholders or the Limited Partners, the respective Boards of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the Limited Partners, the PCM Shareholders or the Company Shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the Limited Partners or the PCM Shareholders.

     APPROVAL BY ALL OF THE LIMITED PARTNERSHIPS IS REQUIRED. The Merger Proposal may be consummated only if all of the Partnerships approve the Merger Proposal. The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A Partnership which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. The General Partner, PCM and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the Partnerships, and do not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM considering the complexity and scope of the various joint ventures between the Partnerships and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The General Partner and PCM have engaged an expert, Willamette Management Associates, to render a Fairness Opinion concerning the Merger Proposal. See the section entitled "DETERMINATION OF THE EXCHANGE PRICE AND ALLOCATION OF THE COMMON SHARES" in the Prospectus.

     CONDITIONS OF THE MERGER. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the Limited Partners of each Partnership, the approval of PCM Shareholders, the approval of existing Company Shareholders, and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Receipt of this opinion may be waived in whole or in part by the Partnerships, PCM and the Company in each respective entity's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the Limited Partners and the respective Shareholders) if, among other things, (a) the General Partner, PCM or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     COMPLETING THE MERGER. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, PCM and the Company. Upon consummation of the Merger, the Limited Partners and PCM Shareholders will be entitled to receive certificates for Common Shares issued in exchange for their Units and shares of PCM's common stock, respectively.

     COSTS OF THE MERGER. For purposes of the Thompson-Killea Act, the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.

     The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the Partnerships, the transaction costs will be apportioned between the Company and the rejecting Partnerships according to the final vote on the Merger Proposal as follows: (i) the Company shall bear all transaction costs in proportion to the number of votes of the Limited Partners of that Partnership to reject the Merger Proposal;
(ii) the rejecting Limited Partnerships shall bear transaction costs in proportion to the number of votes of Limited Partners of each Partnership to approve the Merger Proposal. Should the Merger Proposal be approved by one or more Partnerships and rejected by at least one Partnership, each Partnership rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. Further, In the event that the Merger Proposal is rejected by all of the Partnerships, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each Partnership are as set forth on the following table:

                                                        DISTRIBUTIONS TO THE      DISTRIBUTIONS TO THE
                      PARTNERSHIP                         LIMITED PARTNERS           GENERAL PARTNER
    ------------------------------------------------    ---------------------     ---------------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership..............         $   154,650                $  17,483
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership..............         $   230,023                $  25,810
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership..............         $   295,925                $  35,775
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership..............         $ 1,433,425                $ 159,334
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership..............         $   179,100                $  19,966

     The total amount distributed by all of the Partnerships was $2,551,491. All of the distributions to the Limited Partners were in the form of cash distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Surviving Corporation will itself be subject to federal tax on its income. Holders of Common Shares will not be subject to federal tax on such income except to the extent dividends are paid. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. The Surviving Corporation is expected to make significantly lower distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist as described in the section entitled "RISK FACTORS" in the Prospectus. Limited Partners should analyze the Merger Proposal and related transactions in light of all the matters discussed in the Prospectus.

                           ALTERNATIVES TO THE MERGER

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives would not constitute a reorganization. In the mutual opinion of PCM, the Company and the General Partner, the only viable alternatives not constituting a reorganization involve some form of public offering of securities. The General Partner has considered the possibility of a public offering of all Units which would provide certain registration rights to the Limited Partners. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide because of the unsatisfactory market for publicly traded limited partnership units. PCM and the Company have also considered the possibility of merging those two corporations without merging with any of the Partnerships and thereafter making a public offering of shares in the Surviving Corporation. In the event the Merger is not consummated, PCM and the Company may elect this alternative.

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which constitutes a reorganization. The General Partner considered the possibility of selling all of the assets of the Partnership to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. PCM also considered the possibility of selling all of its assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. Alternatively, the General Partner considered winding up and dissolving the Partnership and distributing the proceeds of the liquidation to the Limited Partners. Additionally, the Board of Directors of PCM considered winding up and dissolving PCM and distributing the proceeds of liquidation to the PCM Shareholders. These possibilities were eliminated because of their complexity and cost.

     Moreover, the General Partner considered dissolving the Partnership and distributing the assets of the Partnership to the Limited Partners pursuant to an agreement with the Company, which was considered by the Company, and pursuant to which agreement the Company would purchase the assets from the individual Limited Partners in exchange for shares of the Company's common stock, and thereafter merging the Company with PCM. This possibility was also eliminated because of its complexity and cost, and also because, with the type of assets held by the Partnership, even an "orderly liquidation" would result in a prohibitive discount on the value of the debt portfolios.

     PCM and the General Partner considered the results of continuing PCM and the Partnership in accordance with their current business plans and joint venture agreements. PCM and the General Partner rejected this alternative because the servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after the consummation of Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to either PCM or the Partnership acting individually.

     PCM and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the Partnerships, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the Partnership, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. See "Approval by All of the Limited Partnerships Is Required" above.

                      EXCHANGE VALUE AND FAIRNESS OPINION

     BASES FOR THE GENERAL PARTNER'S BELIEF AS TO FAIRNESS. The Fairness Opinion is discussed at length in the section entitled "Fairness Opinion" in the Prospectus. The General Partner believes that the Merger Proposal is fair to the Limited Partners because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting. The General Partner believes that the Merger will provide the Company with greater access to capital markets, greater flexibility regarding capital resources, the potential to provide employees with incentive performance compensation, including shares of the Company's $.001 par value common stock, and the opportunity to offer greater employee ownership in the Company.

     NO LIMITATIONS IMPOSED ON SCOPE OF INVESTIGATION. Kelly & Company, PCM's and the Company's independent auditors, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing CPAs employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the Partnerships, and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     NO INSTRUCTIONS FROM GENERAL PARTNER, PCM OR THE COMPANY. Neither the General Partner, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, PCM and the Company is fair from a financial point of view to the Partnerships. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the Partnerships. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; PCM and Partnership operating budgets through December 31, 2008; office leases; management profiles; portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     PROCEDURES FOLLOWED. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the exchange rate established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure, and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     DETERMINATIONS. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the Partnerships as set forth in the following table:

                      NAME OF PARTNERSHIP OR CORPORATION                      TOTAL VALUE
    ----------------------------------------------------------------------    -----------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership....................................    $   934,000
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership....................................    $ 3,112,000
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership....................................    $ 6,000,000
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership....................................    $15,846,000
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership....................................    $ 4,700,000
    Performance Capital Management, Inc.,
      a California corporation............................................    $44,523,000

     BASIS FOR METHODS OF ARRIVING AT FINDINGS AND RECOMMENDATIONS. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of each entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each Partnership between the General Partner and the Limited Partners of each Partnership based on such Partnership's Partnership Agreement. Additional factors considered by the Fairness Analyst in making its valuation include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

        DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF COMMON SHARES

     EXCHANGE VALUE. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the Partnerships, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with neither the Company, PCM nor the General Partner. PCM's and the Company's independent auditors, Kelly & Company, were referred to the Fairness Analyst by an accountant unaffiliated with neither PCM, the Company or the General Partner and with whom neither PCM, the Company nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of the its qualifications.

     The General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining the Dissenting Shareholders. The compensation to dissenting Limited Partners and Shareholders entitled to compensation for their Units or shares is based upon the valuation described above. See the section entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS" in the Prospectus.

     The purpose of the Fairness Opinion is to confirm to the Company, PCM and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the Partnerships. Neither the Company, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company, PCM's and the Company's independent auditors, to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; and (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation

Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the Dissenting Shares shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     FAIRNESS OPINION. The Exchange Value was determined by PCM, the Company and the General Partner, as was the consideration to be paid. The Fairness Analyst has determined that the Exchange Value and such consideration are fair from a financial point of view to each Partnership, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Because the Merger is contingent upon the approval of the Merger Proposal by all of the Partnerships, PCM, and the Company, the Fairness Opinion did not consider possible combinations of less than all of the Partnerships in the Merger.

     The Fairness Opinion takes into account all of the assets of each of the Partnerships, PCM, and the Company. The intangible assets of the Partnerships and PCM consist of distressed financial debt instruments and obligations. Willamette also considered tangible assets of the Partnerships, PCM and the Company. The tangible assets of the Partnerships and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate appraised value of the assets of the Partnerships is $30,592,000. The aggregate value of the assets of PCM is $44,523,000.

     EXCHANGE OF SHARES. On the Closing Date, if the PCM Shareholders, the Limited Partners of all five Partnerships, and the Company Shareholders approve the Merger Proposal, PCM and the Partnerships will merge with and into the Company. Pursuant to the Merger Agreement, all of the Units of the Limited Partners at the Closing Date will be converted into Common Shares in accordance with an exchange ratio which provides that each $10.00 in a Limited Partner's capital account, calculated as of the Determination Date, will be converted into one Common Share, with cash being paid for any fractional shares based on the value of Common Shares on the Determination Date.

     The following table summarizes the valuation conclusions of the General Partner and PCM, as to the Partnerships and PCM, respectively, based on 7,511,500 allocable shares of Merger Stock:

                                                                  PERCENTAGE OF
                                                                    AGGREGATE            NUMBER OF
                                           INDICATED VALUE       INDICATED VALUE       COMMON SHARES
                                           (ROUNDED TO THE       (ROUNDED TO THE         ALLOCATED
                                           NEAREST $1,000)     NEAREST 1/10 OF 1%)       TO ENTITY
                                           ---------------     -------------------     -------------
    PAM I................................    $   934,000                1.2%                93,398
    PAM II...............................      3,112,000                4.1                311,202
    PAM III..............................      6,000,000                8.0                600,003
    PAM IV...............................     15,846,000               21.1              1,584,596
    PAM V................................      4,700,000                6.3                470,002
                                             -----------              -----              ---------
         Sub-Total.......................    $30,592,000               40.7%             3,059,201
                                             -----------              -----              ---------
    PCM..................................     44,523,000               59.3              4,452,299
                                             -----------              -----              ---------
         Total...........................    $75,115,000              100.0%             7,511,500
                                             ===========              =====              =========

     The Company shall promptly furnish a copy of the Fairness Opinion, without charge, upon the request of any Limited Partner, PCM Shareholder or Company Shareholder. All such requests should be addressed as follows: Performance Asset Management Company, Attn: Information Agent -- Fairness Opinion, 4100 Newport Place, Suite 400, Newport Beach, California 92660.

                      POTENTIAL RISKS AND ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE COMPANY'S COMMON STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE PROSPECTUS, INCLUDING THE FOLLOWING:

     *TAX CONSEQUENCES. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Surviving Corporation will be subject to federal income tax. Shareholders of the Surviving Corporation will also be required to pay federal income taxes on any dividends that they may receive from the Surviving Corporation and on any gain from the sale or exchange of Common Shares. Therefore, while in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners), in corporate form two levels of federal income tax are imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See the portions entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "OTHER TAX CONSIDERATIONS" in the Prospectus.

     *SIGNIFICANT REDUCTION IN DISTRIBUTIONS. The dividends distributed to shareholders of the Surviving Corporation may be significantly less that the current distributions to the Limited Partners. The Company currently does not anticipate making any dividend payments on the Common Shares. See the portion entitled "RISK FACTORS" in the Prospectus.

     *NON-PERFORMING ASSETS. Many of the assets held by the Partnerships which may be acquired by the Company are, by their nature, non-performing. Specifically, those assets were originally available for purchase by the Partnerships because the obligors of the indebtedness comprising those assets failed to pay on those debt obligations and there is not sufficient security or collateral available for disposition from which to generate proceeds sufficient to pay those debt obligations. For that reason, the assets which the Partnerships have acquired and the Company intends to acquire by the Merger may be completely unproductive; that is, those assets may generate no income to the Company. See the portion entitled "BUSINESS AND ASSETS" in the Prospectus.

     *UNSPECIFIED ASSETS. The Company may, from time to time, change its asset portfolio by disposing of certain assets and replace the same with newly acquired assets. The assets may, in that sense, be unspecified. See the section entitled "BUSINESS AND ASSETS" in the Prospectus.

     *SPECULATIVE BUSINESS. The Company's business objectives, similar to those of the Partnerships, must be considered speculative and there is no assurance that the Company will satisfy those objectives. No assurances can be given that Limited Partners will realize a return on their exchange of Units for shares of Merger Stock. See the section entitled "RISK FACTORS" in the Prospectus.

     *RESTRICTIONS ON TRANSFER OF COMMON SHARES. The Common Shares may not be freely transferable if the shareholder is deemed an Affiliate of the Company, as that term is defined herein. Further, no public market for the Common Shares exists. To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance or other alienation of the Merger Stock will be restricted. 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date. Accordingly, the Common Shares should only be acquired as a long term investment. See the portions entitled "RESALE OF THE COMMON

SHARES," "DESCRIPTION OF THE COMMON SHARES," and "Merger Stock Will Be Restricted" in the Prospectus.

     *UNCERTAINTY REGARDING TRADING AND MARKET PRICE OF COMMON SHARES. The Common Shares may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a regional or national market system security. See the portion entitled "RISK FACTORS" in the Prospectus.

     *SUBSTANTIAL FEES. The Merger and related transactions may involve the payment of substantial fees and compensation to the General Partner, PCM, the Company and their Affiliates. Further, the management of the Company will be entitled to receive certain significant fees, compensation, payments and reimbursements regardless of whether the Company operates at a profit or loss. See the portion entitled "MANAGEMENT OF THE COMPANY" in the Prospectus.

     *CONFLICTS OF INTEREST. The Company, PCM and the General Partner are subject to various conflicts of interest. See the portion entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in the Prospectus.

     *POTENTIAL PRICE VOLATILITY. If a public market develops for the Common Shares, there may be significant volatility in the market price of the Common Shares. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Common Shares may be affected by general stock market volatility. See the section entitled "RISK FACTORS" in the Prospectus.

     *POSSIBLE DILUTION. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted in several ways. See the portion entitled "RISK FACTORS" in the Prospectus.

                     RIGHTS OF DISSENTING LIMITED PARTNERS

     DISSENTING LIMITED PARTNER RIGHTS. The Thompson-Killea Act provides Dissenting Limited Partners with certain rights to receive compensation for their Units based on a valuation of the Partnership's assets performed by an independent party unaffiliated with the General Partner or the Company and which values the assets as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale or refinancing. Compensation to Dissenting Limited Partners may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

          (A) debt instruments used as compensation must provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal interest rate as determined in accordance with Section 1274 of the Code;

          (B) unsecured debt instruments used as compensation, in addition to the above requirements, must limit total leverage to 70 percent of the appraised value of the assets;

          (C) all debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof; and

          (D) freely tradeable securities used as compensation to Dissenting Limited Partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the transaction, and the number of securities to be received in return for Units must be determined by a valuation of limited partnership assets, conducted in a manner consistent with the procedures described above, in relation to the average last sale price of the freely tradeable securities in the 20-day period following the consummation of the Merger. If the issuer of the freely tradeable securities is affiliated with PCM, the General Partner or the Company, newly issued securities to be utilized as compensation to Dissenting Limited Partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, neither PCM, the General Partner nor the Company is deemed "affiliated" with the issuer of the freely tradeable securities if PCM, the General Partner nor the Company receives any material compensation from the issuer or its Affiliates in conjunction with the Merger Proposal or related transactions; provided, however, that PCM, the General Partner and Company may, under certain circumstances, receive payment for their equity interests and other compensation.

     Further, the Limited Partners may, in lieu of the forgoing, receive or retain a security with substantially the same terms and conditions as the security originally held, i.e. the units in a limited partnership similar to the Partnership, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more former Merger participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

          (A) There is no material adverse change to the Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation, and liquidation policies of the Surviving Corporation.

          (B) The Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture issued under an indenture in conformity with the Thompson-Killea Act. The Merger Proposal and related transactions have also been structured to comply with the other protections afforded by the Thompson-Killea Act. In the event a Limited Partner elects to exercise his or her right to dissent, such Limited Partner must perform the acts set forth at the portion of the Prospectus entitled "VOTING PROCEDURES -- Dissenting Limited Partners." Generally, Dissenting Limited Partners must file a written notification of their election to dissent with the General Partner and request a substitute security from the General Partner.

     See the portion entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS" in the Prospectus.

     A Dissenting Limited Partner who perfects his or her dissenter's rights as described below will be entitled to receive an unsecured subordinated debenture for the fair exchange value of that Dissenting Limited Partner's Units. In the event a Dissenting Limited Partner elects to exercise his or her right to dissent, such Dissenting Limited Partner must do the following to perfect his or her rights as a Dissenting Limited Partner:

          (A) Such Dissenting Limited Partner must file a written request with the Company at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Information Agent -- Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Limited Partner's completed Consent Form is received by the Exchange Agent, or (ii) the expiration of the Solicitation Period.

          (B) The request must state the number of Units for which the Dissenting Limited Partner is requesting dissenters' rights. Only persons who fail to vote in favor of the Merger Proposal and related transactions can be Dissenting Limited Partners. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR A FAILURE TO VOTE FOR THE MERGER PROPOSAL AND RELATED TRANSACTIONS CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If PCM, the Company and all of the Partnerships approve the Merger Proposal and related transactions, and the other conditions of the Merger Proposal and related transactions are satisfied so that the Merger is consummated, then a Dissenting Limited Partner who requests dissenters' rights and who thereafter perfects his or her rights as a Dissenting Limited Partner will be provided with an unsecured subordinated debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as determined above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     COMPARISON OF UNITS AND COMMON SHARES. The portion entitled "Summary Comparison of Units and Common Shares" in the Prospectus highlights a number of the significant differences between the Partnerships (and the Units) and the Company (and the Common Shares) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Common Shares, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for Common Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     INTRODUCTION. The following information is intended to provide to Limited Partners with a summary of all material federal income tax consequences of general application to the Surviving Corporation and Limited Partners associated with the Merger Proposal. This summary does not comment on all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners and may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John Brainerd, Attorney-at-Law and tax counsel retained to provide a tax opinion relating to the Merger Proposal, based on the Code and applicable Treasury Regulations, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters described in the Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John Brainerd is filed as an exhibit to the Registration Statement. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Company, at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Corporate Secretary, a copy of the tax opinion will be transmitted promptly, without charge, by the Company.

     Limited Partners should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in partnership law. Therefore, in rendering its opinions, tax counsel has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to tax counsel's conclusions, it is possible that the IRS would take a different position if it addressed the tax consequences of the Merger Proposal.

     DIFFERENCES BETWEEN UNITS AND COMMON SHARES. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative ownership interests. This is known as allocating a partnership's income and loss. Many items of income, gain, loss, and deduction are allocated separately to each partner in proportion to such partner's interest. The character of each item passed through to a partner remains the same with the partner as it was with the limited partnership. When income (or loss) is allocated to a partner, such partner is taxed on that income (or may deduct that loss). This tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to the partner. Therefore, generally it is the allocation, not the distribution, of income to a partner that results in tax (or a deduction) for that partner. A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of the limited partnership interest if purchased, or if not purchased, the amount of any cash or basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest less the partner's basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital, but may be characterized as ordinary to the extent of the partner's share of certain assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the General Partner and Limited Partners pay tax on such income), partners of a limited partnership are subject to only one level of federal income tax on income earned in the business conducted by the Partnership. As owners of the Partnership through their Units, Limited Partners receive the federal income tax treatment just described. The number of Units owned by a Limited Partner will determine the amount of income or loss allocated to the partner by the applicable Partnership.

     A corporation is a taxable entity and pays federal income tax at a maximum rate of 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges his or her stock at a gain. A corporation often makes distributions to shareholders in proportion to their interests in the corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, range up to 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal rate to more than 47%. The portion treated as capital gain will generally be taxed at a maximum 28% rate. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving the distribution, and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income if it is distributed to them in the form of cash or property or it is realized through the sale or exchange of shares of stock at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her stock is generally equal to the cost of the stock if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital under the rules discussed above. Upon a sale of stock, a shareholder's gain (or loss) will be equal to the amount received for the stock less his or her basis in that stock. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation, the owners of any Common Shares will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to only one level of federal income tax, whereas the holder of a Common Share would hold an interest in an entity that earns income subject to two potential levels of federal income tax.

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business by a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as soon as the partnership earns income. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions, the Surviving Corporation, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' ability to pay their taxes.

     LIMITED PARTNERS. Each Limited Partner will recognize gain or loss resulting from the Merger as if the Partnership had (a) sold all of its assets to the Company for an amount equal to the value of the shares received in the Merger, plus the liabilities of the Partnership assumed in the Merger, and (b) distributed the shares received in the Merger to the Limited Partners. A Limited Partner who receives cash (with respect to Units) in lieu of fractional Common Shares or who receives an unsecured subordinated debenture because of such Limited Partner's exercise of appraisal or similar rights under California law (with respect to Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Merger. The aggregate basis of any Common Shares received in the Merger by a Limited Partner in exchange for Units will equal the aggregate basis in such Units immediately before the Merger, but may be decreased if cash is received by such Limited Partner for such Units in lieu of fractional Common Shares. Such basis will be prorated among all Common Shares received for such Units.

     A Common Share received in exchange for Units will have a holding period that begins on the day following the Merger to the extent that the value of such Common Share on such date is attributable to certain of the Partnership's assets (essentially its ordinary income assets), and to the extent of any excess value, such Common Share will have a holding period that includes the period the Units were held by the Limited Partners.

     A holder of Units who subsequently sells the Common Shares received in the Merger will recognize gain or loss measured by the difference between the amount realized on such sale and his or her tax basis in the shares sold. Each Limited Partner who receives Common Shares in the Merger will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Limited Partnership interest (which will be considered to be property transferred), the Common Shares, and his or her share of any liabilities assumed by the Surviving Corporation in the Merger. The Surviving Corporation will provide shareholders with information to assist them in preparing such a statement.

     After the Merger, the income and deductions attributable to the assets and liabilities of the Surviving Corporation will not be allocated to the Surviving Corporation's shareholders. A shareholder will be taxed only on dividends and other distributions received from the Surviving Corporation, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Surviving Corporation. Any other distributions will be treated as a nontaxable return of capital to the extent of the shareholder's basis in his or her Common Shares and as capital gain to the extent of the remaining portion of such distribution.

     THE SURVIVING CORPORATION AND THE PARTNERSHIP. The Partnership will be deemed to have transferred all its assets and liabilities to the Company and to have received Common Shares in exchange, and then to have distributed those shares to the General Partner and the Limited Partners in complete liquidation. As a consequence, the assets of the Partnership will retain the same tax basis as they had prior to the Merger unless the Partnership is required to recognize gain resulting from the Merger. The Surviving Corporation's tax basis in the assets acquired from the Partnership would equal the value of the Common Shares issued in the Merger plus the amount of the Partnership's liabilities assumed in the Merger, and the Surviving Corporation's holding period in the assets would begin the day after the Merger takes effect. The Partnership, on the other hand, would recognize gain or loss resulting from the Merger in an amount equal to the amount by which the value of the Common Shares received plus the amount of the Partnership's liabilities assumed exceeds (or is less than) its basis in the assets transferred and the General Partner and the Limited Partners would be required to include in their taxable income their distributive shares of the Partnership's gain or loss.

     After the Merger becomes effective, the Partnership will cease to exist for both state law and federal income tax purposes. The Surviving Corporation will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Surviving Corporation's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Surviving Corporation's income subject to tax.

THE FOREGOING DISCUSSION ADDRESSES ONLY THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER AND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

OTHER TAX CONSIDERATIONS. The following information is intended to provide Limited Partners with a summary of certain material state and local income tax consequences of general application to the Limited Partners and the Surviving Corporation associated with the Merger Proposal. This information does not present all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, and does not consider various facts and limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify the results described herein.

     The following statements are not the subject of John Brainerd's tax opinion and have not otherwise been passed upon by Mr. Brainerd. No rulings have been requested from any state or local tax jurisdiction concerning any of the matters described in the Prospectus.

     A limited partnership is generally a pass-through entity for state and local income tax purposes. This means that a limited partnership is not liable for state or local income tax on its taxable income. In general, partners liable for federal income tax are also liable for the state and local income taxes of the states and taxing municipalities in which a limited partnership does business. These taxes are generally based on a partner's allocated share of federal taxable income from the limited partnership as allocated or apportioned among the various state and local jurisdictions on the basis of the character of the income earned or on the basis of sales made, payroll paid, and property owned in each jurisdiction. A partner is also generally subject to tax on all income earned from that partner's investment in the limited partnership in the partner's state and, if applicable, city or village of residence. This tax may be offset by credits for taxes paid to other states and municipalities. In general, interest income and capital gains earned by a limited partnership are not subject to municipal income tax. As with federal income tax, partners of a limited partnership are subject to only one level of state and local income tax on income earned in the business conducted by the limited partnership. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     The Partnerships have filed composite state income tax returns for a number of years on behalf of eligible and electing Limited Partners for the purpose of limiting each Limited Partner's compliance burden to that Limited Partner's state of residence. The taxes paid by the Partnership with these returns have been charged to the participating Limited Partners' capital accounts.

     A corporation is a taxable entity and pays state and local income taxes at rates which vary depending upon the identity of the states and cities in which the corporation conducts its business. The business of the Surviving Corporation is expected to be conducted in California, which imposes a tax on income apportioned to California. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges shares of stock at a gain. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Dividends and capital gains are generally subject to tax only in the shareholder's state of residence. Income from capital gains is generally taxed at the same rates as other taxable income. Neither dividends nor capital gains are generally taxable by taxing municipalities.

THE FOREGOING DISCUSSION ADDRESSES ONLY CERTAIN OF THE STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

                                   APPENDIX C

                                 SUPPLEMENT FOR
                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                               (S-K REG. 229.902)

NOTICE TO LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND II, LTD., A CALIFORNIA LIMITED PARTNERSHIP:

     This separate partnership supplement highlights information that addresses certain matters presented in the prospectus ("Prospectus") as they relate to Performance Asset Management Fund II, Ltd., A California Limited Partnership ("Partnership") and its limited partners ("Limited Partners"), regarding a proposed merger ("Merger") of the Partnership and other limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent at (714) 261-7300, or send a written request to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place, Suite 400, Newport Beach, California 92660. Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. All defined terms used in this Supplement shall have the same definitions as specified in the Prospectus.

     The Partnership was formed on April 1, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. This Partnership sold 1,548 Units at the price of $5,000.00 per Unit. The total gross amount received by this Partnership from purchasers of its Units is $7,740,000.00. As of the Determination Date this Partnership had 489 Limited Partners. The Partnership termination date is December 31, 2005, unless sooner terminated.

     SELECTED FINANCIAL INFORMATION. The following chart provides a historical summary of gross collections and partner distributions for the Partnerships from the date of formation of each Partnership through June 30, 1997:

                                                                   COST OF
                              PORTFOLIOS   ORIGINAL PORTFOLIO     PORTFOLIOS        GROSS           PARTNER
          PARTNERSHIP          ACQUIRED        FACE VALUE          ACQUIRED      COLLECTIONS*   DISTRIBUTIONS**
    ------------------------  ----------   ------------------   --------------   ------------   ---------------
    PAM I(1)................       16        $    305,438,442    $   4,932,616   $  5,526,429     $ 3,678,632
    PAM II(2)...............       19             433,632,566        6,230,345      8,749,682       4,059,775
    PAM III(3)..............       21             521,408,657        9,685,926      7,826,584       3,463,815
    PAM IV(4)...............       57             709,008,534       20,416,167     20,014,508       6,269,988
    PAM V(5)................       12             209,901,705        4,997,992      2,889,555         639,600
                                  ---           -------------      -----------    -----------     -----------
         Total..............      125        $  2,179,389,904    $  46,263,046   $ 45,006,758     $18,111,810
                                  ===           =============      ===========    ===========     ===========

---------------
  * Gross collections include any sale of accounts and collection activity through June 30, 1997

 ** Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM I").

(2) The Partnership ("PAM II").

(3) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III").

(4) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV").

(5) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").

     Each Limited Partner should thoroughly review the selected financial statements included in the portions of the Prospectus "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnerships included in the Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 the Partnership spent $854,139 on such purchases. In 1995, the Partnership spent $114,183 on such purchases. In 1996, the Partnership spent $1,502,705 on such purchases. Collections on investments in distressed loan portfolios were $1,507,295 in 1994, $1,022,494 in 1995 and $1,707,090 in 1996.

     In 1994, 1995 and 1996, investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

                   TYPE OF PORTFOLIO                    1994           1995           1996
    -----------------------------------------------  ----------     ----------     ----------
    Credit Card Accounts...........................  $  196,945     $  254,681     $1,305,291
    Performing Rewritten Accounts..................      10,319          5,187             --
    Consumer Loans.................................   1,692,353        810,857         65,885
    Trade Receivables..............................      21,226             --             --
                                                     ----------     ----------     ----------
              Totals...............................  $1,920,843     $1,070,725     $1,371,176
                                                     ==========     ==========     ==========

     In 1994, the Partnership recorded net investment income of $458,892, additional income in the form of interest income of $22,912 and other income of $9,250. Operating expenses for the Partnership consists of the following: management fee expense of $70,022; collection expense of $27,191; professional fees of $5,957; amortization expense of $1,107; and general and administrative expenses of $7,412; for total operating expenses of $111,689. Thus, the Partnership recorded net income of $379,365 for 1994.

     In 1995, the Partnership recorded net investment income of $634,187, and interest income of $16,792. Operating expenses for the Partnership consists of the following: management fee expense of $68,385; collection expense of $12,336; professional fees of $180,540; amortization expense of $1,107; and general and administrative expenses of $3,345; for total operating expenses of $265,713. Thus, the Partnership recorded net income of $385,266 for 1995.

     In 1996, the Partnership recorded net investment income of $504,836, net interest income of $141,209 and other income of $886. Operating expenses for the Partnership consists of the following: management fee expense of $75,464; collection expense of $67,854; professional fees of $189,709; amortization expense of $1,107; and general and administrative expenses of $8,082; for total operating expenses of $342,216. Thus, the Partnership recorded net income of $304,715 for 1996.

     APPRAISED VALUE OF ASSETS HELD BY THE PARTNERSHIP. As of December 31 of each of the years specified in the following table, the Partnership held the following assets:

                         ASSET                          1994           1995           1996
    -----------------------------------------------  ----------     ----------     ----------
    Cash and equivalents...........................  $  748,107     $  144,800     $1,024,507
    Cash held in trust.............................          --     $1,171,869     $1,003,215
    Investment in Distressed Loan Portfolios.......  $1,920,842     $1,070,725     $1,371,176
    Receivable from Unaffiliated Service
      Provider(1)..................................  $  778,565     $  778,565             --
    Due from Affiliates............................  $   12,876     $  201,632     $   82,114
    Other Assets...................................  $   80,069     $  115,367     $   42,942
    Organization Costs, Net........................  $    2,799     $    1,692     $      585

---------------
(1) West Capital Financial Services Corp., a California corporation.

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

     COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES FOR THE LAST THREE FISCAL YEARS. The following table sets forth the compensation paid to the General Partner and its affiliates for the last three fiscal years and the most recently completed interim period.

                                                1994         1995         1996        1997*
                                              --------     --------     --------     --------
    General Partner
      Management Fees.......................  $ 70,022     $ 68,385     $ 75,464     $ 31,086
      Distribution..........................   127,178       34,439       25,810       51,572
    PCM
      Acquisition fees......................   178,678       30,225      412,930       46,405
      Collection fees.......................    74,605      136,309      216,973      153,711
                                               -------      -------      -------
              Total.........................  $450,483     $269,358     $731,177     $282,774
                                               =======      =======      =======

---------------

* Through June 30, 1997

     The following table sets forth the compensation that would have been paid to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the roll-up transaction had been in effect during the last three fiscal years.

                       ENTITY                       1994           1995           1996
        -------------------------------------    ----------     ----------     ----------
        General Partner (PDI)................    $        0     $        0     $        0
        INC..................................             0              0              0
        PCM .................................             0              0              0
                                                 ----------     ----------     ----------
             Total...........................    $        0     $        0     $        0
                                                  =========      =========      =========

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding common stock of the following Affiliates:

     Performance Development, Inc., a California corporation ("PDI") (the "General Partner")
     Income Network Company, Inc., a California Corporation ("INC") Performance Capital Management, Inc., a California corporation ("PCM")

     The Other Partnerships:
     PAM I, PAM III, PAM IV, PAM V (PAM I through PAM V, inclusive, are the "PAM Funds")

     PDI was formed in June, 1990 to engage in various aspects of the distressed loan industry. PDI is also the general partner for the PAM Funds and various other California limited partnerships. PDI's management fees incurred and recorded by the Partnership totalled $70,022, $68,385 and $75,464 for the years ended December 31, 1994, 1995, and 1996, respectively. The Partnership also accrued distributions to PDI of $127,178 and $34,439 for the years ended December 31, 1994 and 1995, respectively and $25,810 for the year ended December 31, 1996. At December 31, 1994, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $101,198. At December 31, 1995 and 1996, the Partnership had amounts owed to PDI recorded as amounts due from affiliates of $148,374 and $38,488, respectively.

     INC was formed on February 1, 1988 as a registered broker-dealer and member of the National Association of Security Dealers and the Securities Investor Protection Corporation. The Company's sole shareholder, Vincent E. Galewick, is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus of the Partnership, is paid commissions of 10% of Gross Proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $2,250 for payments made on behalf of the partnership.

     PCM was formed in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership at cost plus an acquisition fee of approximately

30% to 37% as provided in the related purchase agreement. The Partnership also enters into servicing agreements with PCM to collect and service the portfolio activity. The agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.

     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and other affiliates at negotiated prices.

     For the years ended December 31, 1994 and 1995, the Partnership purchased four portfolios and one portfolio, respectively, from PCM and recorded acquisition fees for these portfolios of $178,678 and $30,225, respectively. For the year ended December 31, 1996, the Partnership purchased two portfolios from PCM and recorded acquisition fees for these portfolios of $412,930. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1994, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $27,191, $12,336, and $67,854, respectively.

     The Partnership had amounts owed from PCM from collections of portfolio proceeds of $12,876 and $9,008 recorded as due from affiliates at December 31, 1994 and 1995, respectively. For the year ended December 31, 1996 the Partnership had amounts owed from PCM of $43,947 recorded as due from affiliates.

     DISTRIBUTIONS AND DIVIDENDS. The Partnership has made quarterly cash distributions to Limited Partners, which distributions terminated effective as of June 30, 1997. The following table specifies the cash distributions, including those cash distributions which represent a return of capital, made to Limited Partners in the Partnership during each of the last five fiscal years and most recently completed interim period.

                                                                       GENERAL           LIMITED
                                                                       PARTNER           PARTNER
                      YEAR                  TOTAL DISTRIBUTIONS     DISTRIBUTIONS     DISTRIBUTIONS
        --------------------------------    -------------------     -------------     -------------
        1992............................        $   284,167           $  28,417        $   255,750
        1993............................        $ 1,853,083           $ 185,308        $ 1,667,775
        1994............................        $ 1,271,778           $ 127,178        $ 1,144,600
        1995............................        $   344,389           $  34,439        $   309,950
        1996............................        $   255,833           $  25,810        $   230,023
        June 30, 1997...................        $   503,248           $  51,573        $   451,675

                   PERFORMANCE ASSET MANAGEMENT FUND II, LTD.
                                 PER UNIT DATA

                                                   1996       1995       1994       1993       1992
                                                 --------   --------   --------   --------   --------
Partnership units outstanding at year end......     1,548      1,549      1,549      1,561      1,568
Earnings (loss) per unit.......................    196.84     248.72     244.91     (40.41)    (26.79)
Book value per unit............................  2,276.83   2,249.61   2,287.45   2,880.09   4,100.43
Assigned value for roll-up per unit............                     $2,010.34/unit
Annual return of capital distributions per
  unit.........................................    148.59     200.10     738.93   1,068.40     163.11
Cumulative return of capital distributions per
  unit.........................................  2,330.81   2,180.81   1,980.71   1,232.24     163.11

                        REASONS FOR THE MERGER PROPOSAL

     LIQUIDITY AND MARKET VALUATION. Units are not publicly traded and have limited liquidity. The primary means of liquidity for holders of Units is to request the Partnership to redeem the Units. Although the Partnership is not obligated to honor any such request, such redemptions have occurred from time to time, using available cash to redeem the Units at a percentage of book value. After consummation of the Merger, however, the Company expects to qualify the Common Shares for listing and trading on a regional or national securities exchange. At that time, there is expected to be a potential liquid market for selling the Common Shares and a readily determinable market value for the Common Shares. With a liquid market for Common Shares, equity holders would not be required to rely solely on the Company as a source of liquidity, and the Company will not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Common Shares will be able to sell their Common Shares publicly from time to time, subject to certain restrictions, for their fair market value.

     The Company and the General Partner believe that the Merger is necessary to realize the full benefit of a public trading market. The Company believes that corporate equity securities are more favorably valued than comparable limited partnership interests, because a partnership with publicly traded limited partnership interests is generally taxed as if it were a corporation and because many institutional investors will not invest in a business organized as a partnership, even if it is not taxed as a corporation.

     ACCESS TO EQUITY MARKETS. Although the Company currently has no plans for additional equity offerings, the existence of publicly traded equity securities is expected to provide it with future access to the public equity markets.

     GREATER FLEXIBILITY REGARDING CAPITAL RESOURCES. The Company will have greater flexibility with respect to the use of capital resources because it will not have to use available cash to redeem Common Shares. As discussed above, the Partnership has from time to time used its cash to redeem Units when requested to do so by Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed as soon as the Partnership earns income. Limited Partners are taxed on such income at their individual federal tax rates, which may exceed the maximum corporate federal tax rate. Therefore, the Surviving Corporation as a corporation can accumulate income for business expansion without adversely affecting a shareholder's tax liabilities.

     ACQUISITION CURRENCY. The Company may be able to use shares of its common stock as consideration in its acquisition of other businesses. The use of readily tradeable equity securities as an acquisition currency is advantageous because it may be more tax efficient to the seller of a business than a cash transaction and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use advantageous pooling accounting methods if certain conditions are satisfied.

     INCENTIVE COMPENSATION. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow broader employee participation in the Company's equity, provide a more accurate measure of the Company's performance as a result of common stock having a readily ascertainable value, and provide the Company with more flexibility in designing equity based incentive compensation. The Company currently intends to adopt an employee stock plan during or immediately after the first quarter of fiscal 1998, if the Merger is consummated.

     GREATER EMPLOYEE OWNERSHIP. As a result of the complex tax reporting requirements associated with being a limited partner and the administrative burden placed on the Partnerships as a result of having a significant number of limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to all employees. The Board of Directors believes that wide-spread employee ownership is in the best interests of the Company and its shareholders.

     REDUCTION OF TAX REPORTING REQUIREMENTS AND COSTS. In contrast to the Partnership, the Surviving Corporation will not be required to compute and report tax information on an individual shareholder basis, and individual shareholders will not be required to include information regarding the Surviving Corporation's operations on their personal tax returns. Therefore, the Merger will eliminate the complex partnership tax reporting requirements for Limited Partners imposed on them under federal and multiple state partnership tax laws and may eliminate certain costs and delays that individual Limited Partners currently may be forced to incur in connection with the preparation of their individual tax returns. However, as a corporation, the Surviving Corporation will be subject to income tax and shareholders will also be required to pay income tax on any dividends they receive, and on any gain recognized upon the sale or exchange of shares. See the sections entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                             EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the Partnership will be held by the Surviving Corporation and PCM and the Partnership will cease to exist by operation of law. The Surviving Corporation will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the Partnerships and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal including, but not limited to, federal income tax consequences, for Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     THE MERGER. Upon the Closing Date, PCM and the Partnership (if, and only if, all of the Partnerships approve the Merger Proposal, and subject to other conditions precedent to the Merger specified in the Prospectus) will merge with and into the Company and pursuant to the Merger Agreement, all of the Units existing at the Closing Date will be converted into Common Shares in accordance with an Exchange Value determined to be fair by the Fairness Opinion prepared by Willamette Management Associates, Inc. ("Fairness Analyst") (the Fairness Opinion is attached to the Prospectus as Appendix G). The Fairness Opinion provides that each Limited Partner's Units, calculated as of the Determination Date, will be converted into Common Shares pursuant to the Exchange Value, with cash being paid for any fractional shares based on the book value of Common Shares on the Determination Date.

     The Determination Date is a date set by the Board of Directors. At this time, the Board of Directors expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors will have the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     EFFECT OF THE MERGER ON CASH DISTRIBUTIONS. Until June 30, 1997, the Partnership made cash distributions to Limited Partners. The Company currently anticipates that the Surviving Corporation will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that Partnership distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     THE MERGER AGREEMENT. The Merger will be consummated pursuant to the Merger Agreement if the Merger Proposal set forth in the Prospectus receives the requisite approval of the Limited Partners of each Partnership, the approval of the PCM Shareholders, and the approval of the Company Shareholders, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement and is included in the Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the Partnerships, the Board of Directors of PCM, on behalf of PCM, or the Board of Directors, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the Shareholders or the Limited Partners, the respective Boards of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the Limited Partners, the PCM Shareholders or the Company Shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the Limited Partners or the PCM Shareholders.

     APPROVAL BY ALL OF THE LIMITED PARTNERSHIPS IS REQUIRED. The Merger Proposal may be consummated only if all of the Partnerships approve the Merger Proposal. The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A Partnership which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. The General Partner, PCM and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the Partnerships, and do not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM considering the complexity and scope of the various joint ventures between the Partnerships and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The General Partner and PCM have engaged an expert, Willamette Management Associates, to render a Fairness Opinion concerning the Merger Proposal. See the section entitled "DETERMINATION OF THE EXCHANGE PRICE AND ALLOCATION OF THE COMMON SHARES" in the Prospectus.

     CONDITIONS OF THE MERGER. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the Limited Partners of each Partnership, the approval of PCM Shareholders, the approval of existing Company Shareholders, and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Receipt of this opinion may be waived in whole or in part by the Partnerships, PCM and the Company in each respective entity's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the Limited Partners and the respective Shareholders) if, among other things, (a) the General Partner, PCM or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     COMPLETING THE MERGER. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, PCM and the Company. Upon consummation of the Merger, the Limited Partners and PCM Shareholders will be entitled to receive certificates for Common Shares issued in exchange for their Units and shares of PCM's common stock, respectively.

     COSTS OF THE MERGER. For purposes of the Thompson-Killea Act, the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.

     The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the Partnerships, the transaction costs will be apportioned between the Company and the rejecting Partnerships according to the final vote on the Merger Proposal as follows: (i) the Company shall bear all transaction costs in proportion to the number of votes of the Limited Partners of that Partnership to reject the Merger Proposal;
(ii) the rejecting Limited Partnerships shall bear transaction costs in proportion to the number of votes of Limited Partners of each Partnership to approve the Merger Proposal. Should the Merger Proposal be approved by one or more Partnerships and rejected by at least one Partnership, each Partnership rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. Further, In the event that the Merger Proposal is rejected by all of the Partnerships, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each Partnership are as set forth on the following table:

                                                        DISTRIBUTIONS TO THE      DISTRIBUTIONS TO THE
                      PARTNERSHIP                         LIMITED PARTNERS           GENERAL PARTNER
    ------------------------------------------------    ---------------------     ---------------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership..............         $   154,650                $  17,483
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership..............         $   230,023                $  25,810
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership..............         $   295,925                $  35,775
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership..............         $ 1,433,425                $ 159,334
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership..............         $   179,100                $  19,966

     The total amount distributed by all of the Partnerships was $2,551,491. All of the distributions to the Limited Partners were in the form of cash distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Surviving Corporation will itself be subject to federal tax on its income. Holders of Common Shares will not be subject to federal tax on such income except to the extent dividends are paid. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. The Surviving Corporation is expected to make significantly lower distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist as described in the section entitled "RISK FACTORS" in the Prospectus. Limited Partners should analyze the Merger Proposal and related transactions in light of all the matters discussed in the Prospectus.

                           ALTERNATIVES TO THE MERGER

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives would not constitute a reorganization. In the mutual opinion of PCM, the Company and the General Partner, the only viable alternatives not constituting a reorganization involve some form of public offering of securities. The General Partner has considered the possibility of a public offering of all Units which would provide certain registration rights to the Limited Partners. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide because of the unsatisfactory market for publicly traded limited partnership units. PCM and the Company have also considered the possibility of merging those two corporations without merging with any of the Partnerships and thereafter making a public offering of shares in the Surviving Corporation. In the event the Merger is not consummated, PCM and the Company may elect this alternative.

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which constitutes a reorganization. The General Partner considered the possibility of selling all of the assets of the Partnership to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. PCM also considered the possibility of selling all of its assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. Alternatively, the General Partner considered winding up and dissolving the Partnership and distributing the proceeds of the liquidation to the Limited Partners. Additionally, the Board of Directors of PCM considered winding up and dissolving PCM and distributing the proceeds of liquidation to the PCM Shareholders. These possibilities were eliminated because of their complexity and cost.

     Moreover, the General Partner considered dissolving the Partnership and distributing the assets of the Partnership to the Limited Partners pursuant to an agreement with the Company, which was considered by the Company, and pursuant to which agreement the Company would purchase the assets from the individual Limited Partners in exchange for shares of the Company's common stock, and thereafter merging the Company with PCM. This possibility was also eliminated because of its complexity and cost, and also because, with the type of assets held by the Partnership, even an "orderly liquidation" would result in a prohibitive discount on the value of the debt portfolios.

     PCM and the General Partner considered the results of continuing PCM and the Partnership in accordance with their current business plans and joint venture agreements. PCM and the General Partner rejected this alternative because the servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after the consummation of Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to either PCM or the Partnership acting individually.

     PCM and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the Partnerships, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the Partnership, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. See "Approval by All of the Limited Partnerships Is Required" above.

                      EXCHANGE VALUE AND FAIRNESS OPINION

     BASES FOR THE GENERAL PARTNER'S BELIEF AS TO FAIRNESS. The Fairness Opinion is discussed at length in the section entitled "Fairness Opinion" in the Prospectus. The General Partner believes that the Merger Proposal is fair to the Limited Partners because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting. The General Partner believes that the Merger will provide the Company with greater access to capital markets, greater flexibility regarding capital resources, the potential to provide employees with incentive performance compensation, including shares of the Company's $.001 par value common stock, and the opportunity to offer greater employee ownership in the Company.

     NO LIMITATIONS IMPOSED ON SCOPE OF INVESTIGATION. Kelly & Company, PCM's and the Company's independent auditors, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing CPAs employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the Partnerships, and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     NO INSTRUCTIONS FROM GENERAL PARTNER, PCM OR THE COMPANY. Neither the General Partner, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, PCM and the Company is fair from a financial point of view to the Partnerships. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the Partnerships. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; PCM and Partnership operating budgets through December 31, 2008; office leases; management profiles; portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     PROCEDURES FOLLOWED. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the exchange rate established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure, and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     DETERMINATIONS. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the Partnerships as set forth in the following table:

                      NAME OF PARTNERSHIP OR CORPORATION                      TOTAL VALUE
    ----------------------------------------------------------------------    -----------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership....................................    $   934,000
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership....................................    $ 3,112,000
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership....................................    $ 6,000,000
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership....................................    $15,846,000
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership....................................    $ 4,700,000
    Performance Capital Management, Inc.,
      a California corporation............................................    $44,523,000

     BASIS FOR METHODS OF ARRIVING AT FINDINGS AND RECOMMENDATIONS. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of each entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each Partnership between the General Partner and the Limited Partners of each Partnership based on such Partnership's Partnership Agreement. Additional factors considered by the Fairness Analyst in making its valuation include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

        DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF COMMON SHARES

     EXCHANGE VALUE. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the Partnerships, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with neither the Company, PCM nor the General Partner. PCM's and the Company's independent auditors, Kelly & Company, were referred to the Fairness Analyst by an accountant unaffiliated with neither PCM, the Company or the General Partner and with whom neither PCM, the Company nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of the its qualifications.

     The General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining the Dissenting Shareholders. The compensation to dissenting Limited Partners and Shareholders entitled to compensation for their Units or shares is based upon the valuation described above. See the section entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS" in the Prospectus.

     The purpose of the Fairness Opinion is to confirm to the Company, PCM and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the Partnerships. Neither the Company, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company, PCM's and the Company's independent auditors, to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; and (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation

Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the Dissenting Shares shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     FAIRNESS OPINION. The Exchange Value was determined by PCM, the Company and the General Partner, as was the consideration to be paid by the Company to each Partnership for such Partnership's assets. The Fairness Analyst has determined that the Exchange Value and such consideration are fair from a financial point of view to each Partnership, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger Proposal or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Because the Merger is contingent upon the approval of the Merger Proposal by all of the Partnerships, PCM, and the Company, the Fairness Opinion did not consider possible combinations of less than all of the Partnerships in the Merger.

     The Fairness Analyst considered all of the assets of each of the Partnerships, PCM, and the Company. The intangible assets of the Partnerships and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the Partnerships, PCM and the Company. The tangible assets of the Partnerships and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate appraised value of the assets of the Partnerships is $30,592,000. The aggregate value of the assets of PCM is $44,523,000.

     EXCHANGE OF SHARES. On the Closing Date, if the PCM Shareholders, the Limited Partners of all five Partnerships, and the Company Shareholders approve the Merger Proposal, PCM and the Partnerships will merge with and into the Company. Pursuant to the Merger Agreement, all of the Units of the Limited Partners at the Closing Date will be converted into Common Shares in accordance with an exchange ratio which provides that each $10.00 in a Limited Partner's capital account, calculated as of the Determination Date, will be converted into one Common Share, with cash being paid for any fractional shares based on the value of Common Shares on the Determination Date.

     The following table summarizes the valuation conclusions of the General Partner and PCM as to the Partnerships and PCM, respectively, based on 7,511,500 allocable shares of Merger Stock:

                                                                  PERCENTAGE OF
                                                                    AGGREGATE            NUMBER OF
                                           INDICATED VALUE       INDICATED VALUE       COMMON SHARES
                                           (ROUNDED TO THE       (ROUNDED TO THE         ALLOCATED
                                           NEAREST $1,000)     NEAREST 1/10 OF 1%)       TO ENTITY
                                           ---------------     -------------------     -------------
    PAM I................................    $   934,000                1.2%                93,398
    PAM II...............................      3,112,000                4.1                311,202
    PAM III..............................      6,000,000                8.0                600,003
    PAM IV...............................     15,846,000               21.1              1,584,596
    PAM V................................      4,700,000                6.3                470,002
                                             -----------              -----              ---------
         Sub-Total.......................    $30,592,000               40.7%             3,059,201
                                             -----------              -----              ---------
    PCM..................................     44,523,000               59.3              4,452,299
                                             -----------              -----              ---------
         Total...........................    $75,115,000              100.0%             7,511,500
                                             ===========              =====              =========

     The Company shall promptly furnish a copy of the Fairness Opinion, without charge, upon the request of any Limited Partner, PCM Shareholder or Company Shareholder. All such requests should be addressed as follows: Performance Asset Management Company, Attn: Information Agent -- Fairness Opinion, 4100 Newport Place, Suite 400, Newport Beach, California 92660.

                      POTENTIAL RISKS AND ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE COMPANY'S COMMON STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE PROSPECTUS, INCLUDING THE FOLLOWING:

     *TAX CONSEQUENCES. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Surviving Corporation will be subject to federal income tax. Shareholders of the Surviving Corporation will also be required to pay federal income taxes on any dividends that they may receive from the Surviving Corporation and on any gain from the sale or exchange of Common Shares. Therefore, while in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners), in corporate form two levels of federal income tax are imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See the portions entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "OTHER TAX CONSIDERATIONS" in the Prospectus.

     *SIGNIFICANT REDUCTION IN DISTRIBUTIONS. The dividends distributed to shareholders of the Surviving Corporation may be significantly less that the current distributions to the Limited Partners. The Company currently does not anticipate making any dividend payments on the Common Shares. See the portion entitled "RISK FACTORS" in the Prospectus.

     *NON-PERFORMING ASSETS. Many of the assets held by the Partnerships which may be acquired by the Company are, by their nature, non-performing. Specifically, those assets were originally available for purchase by the Partnerships because the obligors of the indebtedness comprising those assets failed to pay on those debt obligations and there is not sufficient security or collateral available for disposition from which to generate proceeds sufficient to pay those debt obligations. For that reason, the assets which the Partnerships have acquired and the Company intends to acquire by the Merger may be completely unproductive; that is, those assets may generate no income to the Company. See the portion entitled "BUSINESS AND ASSETS" in the Prospectus.

     *UNSPECIFIED ASSETS. The Company may, from time to time, change its asset portfolio by disposing of certain assets and replace the same with newly acquired assets. The assets may, in that sense, be unspecified. See the section entitled "BUSINESS AND ASSETS" in the Prospectus.

     *SPECULATIVE BUSINESS. The Company's business objectives, similar to those of the Partnerships, must be considered speculative and there is no assurance that the Company will satisfy those objectives. No assurances can be given that Limited Partners will realize a return on their exchange of Units for shares of Merger Stock. See the section entitled "RISK FACTORS" in the Prospectus.

     *RESTRICTIONS ON TRANSFER OF COMMON SHARES. The Common Shares may not be freely transferable if the shareholder is deemed an Affiliate of the Company, as that term is defined herein. Further, no public market for the Common Shares exists. To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance or other alienation of the Merger Stock will be restricted. 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date. Accordingly, the Common Shares should only be acquired as a long term investment. See the portions entitled "RESALE OF THE COMMON

SHARES," "DESCRIPTION OF THE COMMON SHARES," and "Merger Stock Will Be Restricted" in the Prospectus.

     *UNCERTAINTY REGARDING TRADING AND MARKET PRICE OF COMMON SHARES. The Common Shares may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a regional or national market system security. See the portion entitled "RISK FACTORS" in the Prospectus.

     *SUBSTANTIAL FEES. The Merger and related transactions may involve the payment of substantial fees and compensation to the General Partner, PCM, the Company and their Affiliates. Further, the management of the Company will be entitled to receive certain significant fees, compensation, payments and reimbursements regardless of whether the Company operates at a profit or loss. See the portion entitled "MANAGEMENT OF THE COMPANY" in the Prospectus.

     *CONFLICTS OF INTEREST. The Company, PCM and the General Partner are subject to various conflicts of interest. See the portion entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in the Prospectus.

     *POTENTIAL PRICE VOLATILITY. If a public market develops for the Common Shares, there may be significant volatility in the market price of the Common Shares. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Common Shares may be affected by general stock market volatility. See the section entitled "RISK FACTORS" in the Prospectus.

     *POSSIBLE DILUTION. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted in several ways. See the portion entitled "RISK FACTORS" in the Prospectus.

                     RIGHTS OF DISSENTING LIMITED PARTNERS

     DISSENTING LIMITED PARTNER RIGHTS. The Thompson-Killea Act provides Dissenting Limited Partners with certain rights to receive compensation for their Units based on a valuation of the Partnership's assets performed by an independent party unaffiliated with the General Partner or the Company and which values the assets as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale or refinancing. Compensation to Dissenting Limited Partners may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

          (A) debt instruments used as compensation must provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal interest rate as determined in accordance with Section 1274 of the Code;

          (B) unsecured debt instruments used as compensation, in addition to the above requirements, must limit total leverage to 70 percent of the appraised value of the assets;

          (C) all debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof; and

          (D) freely tradeable securities used as compensation to Dissenting Limited Partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the transaction, and the number of securities to be received in return for Units must be determined by a valuation of limited partnership assets, conducted in a manner consistent with the procedures described above, in relation to the average last sale price of the freely tradeable securities in the 20-day period following the consummation of the Merger. If the issuer of the freely tradeable securities is affiliated with PCM, the General Partner or the Company, newly issued securities to be utilized as compensation to Dissenting Limited Partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, neither PCM, the General Partner nor the Company is deemed "affiliated" with the issuer of the freely tradeable securities if PCM, the General Partner nor the Company receives any material compensation from the issuer or its Affiliates in conjunction with the Merger Proposal or related transactions; provided, however, that PCM, the General Partner and Company may, under certain circumstances, receive payment for their equity interests and other compensation.

     Further, the Limited Partners may, in lieu of the forgoing, receive or retain a security with substantially the same terms and conditions as the security originally held, i.e. the units in a limited partnership similar to the Partnership, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more former Merger participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

          (A) There is no material adverse change to the Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation, and liquidation policies of the Surviving Corporation.

          (B) The Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture issued under an indenture in conformity with the Thompson-Killea Act. The Merger Proposal and related transactions have also been structured to comply with the other protections afforded by the Thompson-Killea Act. In the event a Limited Partner elects to exercise his or her right to dissent, such Limited Partner must perform the acts set forth at the portion of the Prospectus entitled "VOTING PROCEDURES -- Dissenting Limited Partners." Generally, Dissenting Limited Partners must file a written notification of their election to dissent with the General Partner and request a substitute security from the General Partner.

     See the portion entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS" in the Prospectus.

     A Dissenting Limited Partner who perfects his or her dissenter's rights as described below will be entitled to receive an unsecured subordinated debenture for the fair exchange value of that Dissenting Limited Partner's Units. In the event a Dissenting Limited Partner elects to exercise his or her right to dissent, such Dissenting Limited Partner must do the following to perfect his or her rights as a Dissenting Limited Partner:

          (A) Such Dissenting Limited Partner must file a written request with the Company at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Information Agent -- Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Limited Partner's completed Consent Form is received by the Exchange Agent, or (ii) the expiration of the Solicitation Period.

          (B) The request must state the number of Units for which the Dissenting Limited Partner is requesting dissenters' rights. Only persons who fail to vote in favor of the Merger Proposal and related transactions can be Dissenting Limited Partners. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR A FAILURE TO VOTE FOR THE MERGER PROPOSAL AND RELATED TRANSACTIONS CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If PCM, the Company and all of the Partnerships approve the Merger Proposal and related transactions, and the other conditions of the Merger Proposal and related transactions are satisfied so that the Merger is consummated, then a Dissenting Limited Partner who requests dissenters' rights and who thereafter perfects his or her rights as a Dissenting Limited Partner will be provided with an unsecured subordinated debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as determined above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     COMPARISON OF UNITS AND COMMON SHARES. The portion entitled "Summary Comparison of Units and Common Shares" in the Prospectus highlights a number of the significant differences between the Partnerships (and the Units) and the Company (and the Common Shares) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Common Shares, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for Common Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     INTRODUCTION. The following information is intended to provide to Limited Partners with a summary of all material federal income tax consequences of general application to the Surviving Corporation and Limited Partners associated with the Merger Proposal. This summary does not comment on all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners and may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John Brainerd, Attorney-at-Law and tax counsel retained to provide a tax opinion relating to the Merger Proposal, based on the Code and applicable Treasury Regulations, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters described in the Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John Brainerd is filed as an exhibit to the Registration Statement. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Company, at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Corporate Secretary, a copy of the tax opinion will be transmitted promptly, without charge, by the Company.

     Limited Partners should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in partnership law. Therefore, in rendering its opinions, tax counsel has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to tax counsel's conclusions, it is possible that the IRS would take a different position if it addressed the tax consequences of the Merger Proposal.

     DIFFERENCES BETWEEN UNITS AND COMMON SHARES. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative ownership interests. This is known as allocating a partnership's income and loss. Many items of income, gain, loss, and deduction are allocated separately to each partner in proportion to such partner's interest. The character of each item passed through to a partner remains the same with the partner as it was with the limited partnership. When income (or loss) is allocated to a partner, such partner is taxed on that income (or may deduct that loss). This tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to the partner. Therefore, generally it is the allocation, not the distribution, of income to a partner that results in tax (or a deduction) for that partner. A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of the limited partnership interest if purchased, or if not purchased, the amount of any cash or basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest less the partner's basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital, but may be characterized as ordinary to the extent of the partner's share of certain assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the General Partner and Limited Partners pay tax on such income), partners of a limited partnership are subject to only one level of federal income tax on income earned in the business conducted by the Partnership. As owners of the Partnership through their Units, Limited Partners receive the federal income tax treatment just described. The number of Units owned by a Limited Partner will determine the amount of income or loss allocated to the partner by the applicable Partnership.

     A corporation is a taxable entity and pays federal income tax at a maximum rate of 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges his or her stock at a gain. A corporation often makes distributions to shareholders in proportion to their interests in the corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, range up to 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal rate to more than 47%. The portion treated as capital gain will generally be taxed at a maximum 28% rate. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving the distribution, and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income if it is distributed to them in the form of cash or property or it is realized through the sale or exchange of shares of stock at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her stock is generally equal to the cost of the stock if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital under the rules discussed above. Upon a sale of stock, a shareholder's gain (or loss) will be equal to the amount received for the stock less his or her basis in that stock. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation, the owners of any Common Shares will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to only one level of federal income tax, whereas the holder of a Common Share would hold an interest in an entity that earns income subject to two potential levels of federal income tax.

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business by a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as soon as the partnership earns income. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions, the Surviving Corporation, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' ability to pay their taxes.

     LIMITED PARTNERS. Each Limited Partner will recognize gain or loss resulting from the Merger as if the Partnership had (a) sold all of its assets to the Company for an amount equal to the value of the shares received in the Merger, plus the liabilities of the Partnership assumed in the Merger, and (b) distributed the shares received in the Merger to the Limited Partners. A Limited Partner who receives cash (with respect to Units) in lieu of fractional Common Shares or who receives an unsecured subordinated debenture because of such Limited Partner's exercise of appraisal or similar rights under California law (with respect to Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Merger. The aggregate basis of any Common Shares received in the Merger by a Limited Partner in exchange for Units will equal the aggregate basis in such Units immediately before the Merger, but may be decreased if cash is received by such Limited Partner for such Units in lieu of fractional Common Shares. Such basis will be prorated among all Common Shares received for such Units.

     A Common Share received in exchange for Units will have a holding period that begins on the day following the Merger to the extent that the value of such Common Share on such date is attributable to certain of the Partnership's assets (essentially its ordinary income assets), and to the extent of any excess value, such Common Share will have a holding period that includes the period the Units were held by the Limited Partners.

     A holder of Units who subsequently sells the Common Shares received in the Merger will recognize gain or loss measured by the difference between the amount realized on such sale and his or her tax basis in the shares sold. Each Limited Partner who receives Common Shares in the Merger will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Limited Partnership interest (which will be considered to be property transferred), the Common Shares, and his or her share of any liabilities assumed by the Surviving Corporation in the Merger. The Surviving Corporation will provide shareholders with information to assist them in preparing such a statement.

     After the Merger, the income and deductions attributable to the assets and liabilities of the Surviving Corporation will not be allocated to the Surviving Corporation's shareholders. A shareholder will be taxed only on dividends and other distributions received from the Surviving Corporation, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Surviving Corporation. Any other distributions will be treated as a nontaxable return of capital to the extent of the shareholder's basis in his or her Common Shares and as capital gain to the extent of the remaining portion of such distribution.

     THE SURVIVING CORPORATION AND THE PARTNERSHIP. The Partnership will be deemed to have transferred all its assets and liabilities to the Company and to have received Common Shares in exchange, and then to have distributed those shares to the General Partner and the Limited Partners in complete liquidation. As a consequence, the assets of the Partnership will retain the same tax basis as they had prior to the Merger unless the Partnership is required to recognize gain resulting from the Merger. The Surviving Corporation's tax basis in the assets acquired from the Partnership would equal the value of the Common Shares issued in the Merger plus the amount of the Partnership's liabilities assumed in the Merger, and the Surviving Corporation's holding period in the assets would begin the day after the Merger takes effect. The Partnership, on the other hand, would recognize gain or loss resulting from the Merger in an amount equal to the amount by which the value of the Common Shares received plus the amount of the Partnership's liabilities assumed exceeds (or is less than) its basis in the assets transferred and the General Partner and the Limited Partners would be required to include in their taxable income their distributive shares of the Partnership's gain or loss.

     After the Merger becomes effective, the Partnership will cease to exist for both state law and federal income tax purposes. The Surviving Corporation will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Surviving Corporation's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Surviving Corporation's income subject to tax.

THE FOREGOING DISCUSSION ADDRESSES ONLY THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER AND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

OTHER TAX CONSIDERATIONS. The following information is intended to provide Limited Partners with a summary of certain material state and local income tax consequences of general application to the Limited Partners and the Surviving Corporation associated with the Merger Proposal. This information does not present all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, and does not consider various facts and limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify the results described herein.

     The following statements are not the subject of John Brainerd's tax opinion and have not otherwise been passed upon by Mr. Brainerd. No rulings have been requested from any state or local tax jurisdiction concerning any of the matters described in the Prospectus.

     A limited partnership is generally a pass-through entity for state and local income tax purposes. This means that a limited partnership is not liable for state or local income tax on its taxable income. In general, partners liable for federal income tax are also liable for the state and local income taxes of the states and taxing municipalities in which a limited partnership does business. These taxes are generally based on a partner's allocated share of federal taxable income from the limited partnership as allocated or apportioned among the various state and local jurisdictions on the basis of the character of the income earned or on the basis of sales made, payroll paid, and property owned in each jurisdiction. A partner is also generally subject to tax on all income earned from that partner's investment in the limited partnership in the partner's state and, if applicable, city or village of residence. This tax may be offset by credits for taxes paid to other states and municipalities. In general, interest income and capital gains earned by a limited partnership are not subject to municipal income tax. As with federal income tax, partners of a limited partnership are subject to only one level of state and local income tax on income earned in the business conducted by the limited partnership. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     The Partnerships have filed composite state income tax returns for a number of years on behalf of eligible and electing Limited Partners for the purpose of limiting each Limited Partner's compliance burden to that Limited Partner's state of residence. The taxes paid by the Partnership with these returns have been charged to the participating Limited Partners' capital accounts.

     A corporation is a taxable entity and pays state and local income taxes at rates which vary depending upon the identity of the states and cities in which the corporation conducts its business. The business of the Surviving Corporation is expected to be conducted in California, which imposes a tax on income apportioned to California. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges shares of stock at a gain. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Dividends and capital gains are generally subject to tax only in the shareholder's state of residence. Income from capital gains is generally taxed at the same rates as other taxable income. Neither dividends nor capital gains are generally taxable by taxing municipalities.

THE FOREGOING DISCUSSION ADDRESSES ONLY CERTAIN OF THE STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

                                   APPENDIX D

                                 SUPPLEMENT FOR
                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                               (S-K REG. 229.902)

NOTICE TO LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND III, LTD., A CALIFORNIA LIMITED PARTNERSHIP:

     This separate partnership supplement highlights information that addresses certain matters presented in the prospectus ("Prospectus") as they relate to Performance Asset Management Fund III, Ltd., A California Limited Partnership ("Partnership") and its limited partners ("Limited Partners"), regarding a proposed merger ("Merger") of the Partnership and other limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent at (714) 261-7300, or send a written request to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place, Suite 400, Newport Beach, California 92660. Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. All defined terms used in this Supplement shall have the same definitions as specified in the Prospectus.

     The Partnership was formed on September 25, 1992, as a limited partnership in California under the Revised Limited Partnership Act of the State of California, as enacted and in effect on or after July 1, 1984. This Partnership sold 1,980 Units at the price of $5,000.00 per Unit. The total gross amount received by this Partnership from purchasers of its Units is $9,990,000.00. As of the Determination Date, this Partnership had 596 Limited Partners. The Partnership termination date is December 31, 2005, unless sooner terminated.

     SELECTED FINANCIAL INFORMATION. The following chart provides a historical summary of gross collections and partner distributions for the Partnerships from the date of formation of each Partnership through June 30, 1997:

                                                                   COST OF
                              PORTFOLIOS   ORIGINAL PORTFOLIO     PORTFOLIOS        GROSS           PARTNER
          PARTNERSHIP          ACQUIRED        FACE VALUE          ACQUIRED      COLLECTIONS*   DISTRIBUTIONS**
    ------------------------  ----------   ------------------   --------------   ------------   ---------------
    PAM I(1)................       16        $    305,438,442    $   4,932,616   $  5,526,429     $ 3,678,632
    PAM II(2)...............       19             433,632,566        6,230,345      8,749,682       4,059,775
    PAM III(3)..............       21             521,408,657        9,685,926      7,826,584       3,463,815
    PAM IV(4)...............       57             709,008,534       20,416,167     20,014,508       6,269,988
    PAM V(5)................       12             209,901,705        4,997,992      2,889,555         639,600
                                  ---           -------------      -----------    -----------     -----------
         Total..............      125        $  2,179,389,904    $  46,263,046   $ 45,006,758     $18,111,810
                                  ===           =============      ===========    ===========     ===========

---------------
  * Gross collections include any sale of accounts and collection activity through June 30, 1997

 ** Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM I").

(2) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II").

(3) The Partnership ("PAM III").

(4) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV").

(5) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").

     Each Limited Partner should thoroughly review the selected financial statements included in the portions of the Prospectus "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnerships included in the Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 the Partnership spent $204,928 on such purchases. In 1995, the Partnership spent $160,605 on such purchases. In 1996, the Partnership spent $2,764,469 on such purchases. Collections on investments in distressed loan portfolios were $1,870,385 in 1994, $1,337,920 in 1995 and $4,725,191 in 1996.

     In 1994, 1995 and 1996, investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

                   TYPE OF PORTFOLIO                    1994           1995           1996
    -----------------------------------------------  ----------     ----------     ----------
    Credit Card Accounts...........................  $3,043,207     $1,168,650     $2,566,546
    Performing Rewritten Accounts..................  $   46,017     $1,952,735             --
    Consumer Loans.................................  $1,310,633     $  520,968             --
    Trade Receivables..............................  $    8,004             --             --
                                                     ----------     ----------     ----------
              Totals...............................  $4,407,861     $3,642,353     $2,566,546
                                                     ==========     ==========     ==========

     In 1994, the Partnership recorded net investment income of $15,660, net interest income of $9,437, and other income of $900. Operating expenses for the Partnership consists of the following: management fee expense of $121,205; collection expense of $12,076; professional fees of $6,856; amortization expense of $1,157; and general and administrative expenses of $6,990; for total operating expenses of $148,284. Thus, the Partnership recorded a net loss of $122,287 for 1994.

     In 1995, the Partnership recorded net investment income of $205,518, net interest income of $14,283, and other income of $1,735. Operating expenses for the Partnership consists of the following: management fee expense of $92,447; collection expense of $7,716; professional fees of $208,877; amortization expense of $1,157; and general and administrative expenses of $3,183; for total operating expenses of $313,380. Thus, the Partnership recorded a net loss of $91,844 for 1995.

     In 1996, the Partnership recorded net investment income of $884,915 and net interest income of $190,605. Operating expenses for the Partnership consists of the following: management fee expense of $51,425; collection expense of $73,542; professional fees of $254,453; amortization expense of $1,155; and general and administrative expenses of $11,782; for total operating expenses of $392,357. Thus, the Partnership recorded net income of $683,163 for 1996.

     APPRAISED VALUE OF ASSETS HELD BY THE PARTNERSHIP. As of December 31 of each of the years specified in the following table, the Partnership held the following assets:

                         ASSET                          1994           1995           1996
    -----------------------------------------------  ----------     ----------     ----------
    Cash and equivalents...........................  $  751,459     $  210,140     $  775,755
    Cash held in trust.............................          --     $  762,639     $2,656,338
    Investment in Distressed Loan Portfolios.......  $4,408,633     $3,642,353     $2,566,546
    Receivable from Unaffiliated Service
      Provider(1)..................................  $  927,540     $  927,540             --
    Due from Affiliates............................          --             --     $   56,039
    Other Assets...................................  $  101,579     $  165,815     $   64,477
    Organization Costs, Net........................  $    3,235     $    2,078     $      923

---------------

(1) West Capital Financial Services Corp., a California Corporation.

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

     COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES FOR THE LAST THREE FISCAL YEARS. The following table sets forth the compensation paid to the General Partner and its affiliates for the last three fiscal years and the most recently completed interim period.

                                            1994          1995          1996          1997*
                                         ----------     --------     ----------     ----------
    General Partner
      Management Fees..................  $  121,205     $ 92,447     $   51,425     $   28,901
      Distribution.....................  $  148,383     $ 41,828     $   35,775     $   66,600
    PCM
      Acquisition fees.................          --     $ 42,513     $  686,459             --
      Collection fees..................         755       29,091        165,204        353,060
                                         ----------     --------     ----------     ----------
              Total....................  $  270,343     $205,879     $  938,863     $  448,561
                                          =========     ========      =========      =========

---------------
* Through June 30, 1997

     The following table sets forth the compensation that would have been paid to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the roll-up transaction had been in effect during the last three fiscal years.

                       ENTITY                       1994           1995           1996
        -------------------------------------    ----------     ----------     ----------
        General Partner (PDI)................    $        0     $        0     $        0
        INC..................................             0              0              0
        PCM .................................             0              0              0
                                                 ----------     ----------     ----------
             Total...........................    $        0     $        0     $        0
                                                  =========      =========      =========

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding stock of the following Affiliates:

     Performance Development, Inc., a California corporation ("PDI") (the "General Partner")
     Income Network Company, Inc., a California corporation ("INC") Performance Capital Management, Inc., a California Corporation ("PCM")

     The Other Partnerships:
     PAM I, PAM II, PAM IV, PAM V (PAM I through PAM V, inclusive, are the "PAM Funds")

     PDI was formed in June, 1990 to engage in various aspects of the distressed loan industry. PDI is also the general partner for the PAM Funds and various other California limited partnerships. For the years ended December 31, 1994 and 1995, the Partnership paid PDI for management fees incurred and recorded by the Partnership totalled $121,205 and $92,447, respectively, and $51,425 for the year ended December 31, 1996. The Partnership also accrued distributions to PDI of $148,383 and $41,828 for the years ended December 31, 1994 and 1995, respectively and $35,775 for the year ended December 31, 1996. At December 31, 1994, 1995, and 1996 the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $370,609, $420,681, and $492,364 respectively.

     INC was formed on February 1, 1988 as a registered broker-dealer and member of the National Association of Security Dealers and the Securities Investor Protection Corporation. The Company's sole shareholder, Vincent E. Galewick, is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus of the Partnership, is paid commissions of 10% of sales of Partnership Units to limited partner investors. As of December 31, 1995, the Partnership had amounts owed to INC of $2,850 for payments made on behalf of the Partnership.

     PCM was formed in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership at cost plus an acquisition fee of approximately 30% to 37% as provided in the related purchase agreement. The Partnership also enters into servicing agreements with PCM to collect and service the portfolio activity. The agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.

     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and other affiliates at negotiated prices.

     For the years ended December 31, 1995 and 1996, the Partnership purchased one portfolio and three portfolios, respectively, from PCM and recorded acquisition fees for these portfolios of $42,513 and $686,459, respectively. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1994, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $940, $4,578, and $73,542, respectively.

     The Partnership had amounts owed to PCM of $9,411 recorded as due to affiliates at December 31, 1995, and amounts due from PCM of $56,039 recorded as due from affiliates at December 31, 1996.

     DISTRIBUTIONS AND DIVIDENDS. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997. The following table specifies the cash distributions, including those cash distributions which represent a return of capital, made to Limited Partners in the Partnership during each of the last five fiscal years and most recently completed interim period.

                                                                          GENERAL           LIMITED
                                                         TOTAL            PARTNER           PARTNER
                         YEAR                        DISTRIBUTIONS     DISTRIBUTIONS     DISTRIBUTIONS
    -----------------------------------------------  -------------     -------------     -------------
    1992...........................................            --               --                 --
    1993...........................................   $   923,767        $  92,377        $   831,390
    1994...........................................   $ 1,484,583        $ 148,383        $ 1,336,200
    1995...........................................   $   441,528        $  41,828        $   399,700
    1996...........................................   $   331,700        $  35,775        $   295,925
    June 30, 1997..................................   $   667,200        $  66,600        $   600,600

                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.
                                 PER UNIT DATA

                                                   1996       1995       1994       1993       1992
                                                 --------   --------   --------   --------   --------
Partnership units outstanding at year end......     1,998      1,998      2,000      2,000        437
Earnings (loss) per unit.......................    341.92     (45.97)    (61.14)    (89.90)    (11.83)
Book value per unit............................  3,063.10   2,858.14   3,096.22   3,768.59   4,965.99
Assigned value for roll-up per unit............                      $3,003/unit
Annual return of capital distributions per
  unit.........................................    148.11     200.05     668.10     415.70       0.00
Cumulative return of capital distributions per
  unit.........................................  1,433.04   1,284.93   1,083.80     415.70       0.00

                        REASONS FOR THE MERGER PROPOSAL

     LIQUIDITY AND MARKET VALUATION. Units are not publicly traded and have limited liquidity. The primary means of liquidity for holders of Units is to request the Partnership to redeem the Units. Although the Partnership is not obligated to honor any such request, such redemptions have occurred from time to time, using available cash to redeem the Units at a percentage of book value. After consummation of the Merger, however, the Company expects to qualify the Common Shares for listing and trading on a regional or national securities exchange. At that time, there is expected to be a potential liquid market for selling the Common Shares and a readily determinable market value for the Common Shares. With a liquid market for Common Shares, equity holders would not be required to rely solely on the Company as a source of liquidity, and the

Company will not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Common Shares will be able to sell their Common Shares publicly from time to time, subject to certain restrictions, for their fair market value.

     The Company and the General Partner believe that the Merger is necessary to realize the full benefit of a public trading market. The Company believes that corporate equity securities are more favorably valued than comparable limited partnership interests, because a partnership with publicly traded limited partnership interests is generally taxed as if it were a corporation and because many institutional investors will not invest in a business organized as a partnership, even if it is not taxed as a corporation.

     ACCESS TO EQUITY MARKETS. Although the Company currently has no plans for additional equity offerings, the existence of publicly traded equity securities is expected to provide it with future access to the public equity markets.

     GREATER FLEXIBILITY REGARDING CAPITAL RESOURCES. The Company will have greater flexibility with respect to the use of capital resources because it will not have to use available cash to redeem Common Shares. As discussed above, the Partnership has from time to time used its cash to redeem Units when requested to do so by Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed as soon as the Partnership earns income. Limited Partners are taxed on such income at their individual federal tax rates, which may exceed the maximum corporate federal tax rate. Therefore, the Surviving Corporation as a corporation can accumulate income for business expansion without adversely affecting a shareholder's tax liabilities.

     ACQUISITION CURRENCY. The Company may be able to use shares of its common stock as consideration in its acquisition of other businesses. The use of readily tradeable equity securities as an acquisition currency is advantageous because it may be more tax efficient to the seller of a business than a cash transaction and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use advantageous pooling accounting methods if certain conditions are satisfied.

     INCENTIVE COMPENSATION. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow broader employee participation in the Company's equity, provide a more accurate measure of the Company's performance as a result of common stock having a readily ascertainable value, and provide the Company with more flexibility in designing equity based incentive compensation. The Company currently intends to adopt an employee stock plan during or immediately after the first quarter of fiscal 1998, if the Merger is consummated.

     GREATER EMPLOYEE OWNERSHIP. As a result of the complex tax reporting requirements associated with being a limited partner and the administrative burden placed on the Partnerships as a result of having a significant number of limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to all employees. The Board of Directors believes that wide-spread employee ownership is in the best interests of the Company and its shareholders.

     REDUCTION OF TAX REPORTING REQUIREMENTS AND COSTS. In contrast to the Partnership, the Surviving Corporation will not be required to compute and report tax information on an individual shareholder basis, and individual shareholders will not be required to include information regarding the Surviving Corporation's operations on their personal tax returns. Therefore, the Merger will eliminate the complex partnership tax reporting requirements for Limited Partners imposed on them under federal and multiple state partnership tax laws and may eliminate certain costs and delays that individual Limited Partners currently may be forced to incur in connection with the preparation of their individual tax returns. However, as a corporation, the

Surviving Corporation will be subject to income tax and shareholders will also be required to pay income tax on any dividends they receive, and on any gain recognized upon the sale or exchange of shares. See the sections entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                             EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the Partnership will be held by the Surviving Corporation and PCM and the Partnership will cease to exist by operation of law. The Surviving Corporation will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the Partnerships and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal including, but not limited to, federal income tax consequences, for Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     THE MERGER. Upon the Closing Date, PCM and the Partnership (if, and only if, all of the Partnerships approve the Merger Proposal, and subject to other conditions precedent to the Merger specified in the Prospectus) will merge with and into the Company and pursuant to the Merger Agreement, all of the Units existing at the Closing Date will be converted into Common Shares in accordance with an Exchange Value determined to be fair by the Fairness Opinion prepared by Willamette Management Associates, Inc. ("Fairness Analyst") (the Fairness Opinion is attached to the Prospectus as Appendix G). The Fairness Opinion provides that each Limited Partner's Units, calculated as of the Determination Date, will be converted into Common Shares pursuant to the Exchange Value, with cash being paid for any fractional shares based on the book value of Common Shares on the Determination Date.

     The Determination Date is a date set by the Board of Directors. At this time, the Board of Directors expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors will have the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     EFFECT OF THE MERGER ON CASH DISTRIBUTIONS. Until June 30, 1997, the Partnership made cash distributions to Limited Partners. The Company currently anticipates that the Surviving Corporation will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that Partnership distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     THE MERGER AGREEMENT. The Merger will be consummated pursuant to the Merger Agreement if the Merger Proposal set forth in the Prospectus receives the requisite approval of the Limited Partners of each Partnership, the approval of the PCM Shareholders, and the approval of the Company Shareholders, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as
Exhibit 2 to the Registration Statement and is included in the Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the Partnerships, the Board of Directors of PCM, on behalf of PCM, or the Board of Directors, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the Shareholders or the Limited Partners, the respective Boards of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the Limited Partners, the PCM Shareholders or the Company Shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the Limited Partners or the PCM Shareholders.

     APPROVAL BY ALL OF THE LIMITED PARTNERSHIPS IS REQUIRED. The Merger Proposal may be consummated only if all of the Partnerships approve the Merger Proposal. The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A Partnership which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. The General Partner, PCM and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the Partnerships, and do not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM considering the complexity and scope of the various joint ventures between the Partnerships and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The General Partner and PCM have engaged an expert, Willamette Management Associates, to render a Fairness Opinion concerning the Merger Proposal. See the section entitled "DETERMINATION OF THE EXCHANGE PRICE AND ALLOCATION OF THE COMMON SHARES" in the Prospectus.

     CONDITIONS OF THE MERGER. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the Limited Partners of each Partnership, the approval of PCM Shareholders, the approval of existing Company Shareholders, and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Receipt of this opinion may be waived in whole or in part by the Partnerships, PCM and the Company in each respective entity's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the Limited Partners and the respective Shareholders) if, among other things, (a) the General Partner, PCM or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     COMPLETING THE MERGER. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, PCM and the Company. Upon consummation of the Merger, the Limited Partners and PCM Shareholders will be entitled to receive certificates for Common Shares issued in exchange for their Units and shares of PCM's common stock, respectively.

     COSTS OF THE MERGER. For purposes of the Thompson-Killea Act, the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.

     The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the Partnerships, the transaction costs will be apportioned between the Company and the rejecting Partnerships according to the final vote on the Merger Proposal as follows: (i) the Company shall bear all transaction costs in proportion to the number of votes of the Limited Partners of that Partnership to reject the Merger Proposal;
(ii) the rejecting Limited Partnerships shall bear transaction costs in proportion to the number of votes of Limited Partners of each Partnership to approve the Merger Proposal. Should the Merger Proposal be approved by one or more Partnerships and rejected by at least one Partnership, each Partnership rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. Further, In the event that the Merger Proposal is rejected by all of the Partnerships, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each Partnership are as set forth on the following table:

                                                        DISTRIBUTIONS TO THE      DISTRIBUTIONS TO THE
                      PARTNERSHIP                         LIMITED PARTNERS           GENERAL PARTNER
    ------------------------------------------------    ---------------------     ---------------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership..............         $   154,650                $  17,483
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership..............         $   230,023                $  25,810
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership..............         $   295,925                $  35,775
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership..............         $ 1,433,425                $ 159,334
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership..............         $   179,100                $  19,966

     The total amount distributed by all of the Partnerships was $2,551,491. All of the distributions to the Limited Partners were in the form of cash distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Surviving Corporation will itself be subject to federal tax on its income. Holders of Common Shares will not be subject to federal tax on such income except to the extent dividends are paid. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. The Surviving Corporation is expected to make significantly lower distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist as described in the section entitled "RISK FACTORS" in the Prospectus. Limited Partners should analyze the Merger Proposal and related transactions in light of all the matters discussed in the Prospectus.

                           ALTERNATIVES TO THE MERGER

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives would not constitute a reorganization. In the mutual opinion of PCM, the Company and the General Partner, the only viable alternatives not constituting a reorganization involve some form of public offering of securities. The General Partner has considered the possibility of a public offering of all Units which would provide certain registration rights to the Limited Partners. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide because of the unsatisfactory market for publicly traded limited partnership units. PCM and the Company have also considered the possibility of merging those two corporations without merging with any of the Partnerships and thereafter making a public offering of shares in the Surviving Corporation. In the event the Merger is not consummated, PCM and the Company may elect this alternative.

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which constitutes a reorganization. The General Partner considered the possibility of selling all of the assets of the Partnership to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. PCM also considered the possibility of selling all of its assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. Alternatively, the General Partner considered winding up and dissolving the Partnership and distributing the proceeds of the liquidation to the Limited Partners. Additionally, the Board of Directors of PCM considered winding up and dissolving PCM and distributing the proceeds of liquidation to the PCM Shareholders. These possibilities were eliminated because of their complexity and cost.

     Moreover, the General Partner considered dissolving the Partnership and distributing the assets of the Partnership to the Limited Partners pursuant to an agreement with the Company, which was considered by the Company, and pursuant to which agreement the Company would purchase the assets from the individual Limited Partners in exchange for shares of the Company's common stock, and thereafter merging the Company with PCM. This possibility was also eliminated because of its complexity and cost, and also because, with the type of assets held by the Partnership, even an "orderly liquidation" would result in a prohibitive discount on the value of the debt portfolios.

     PCM and the General Partner considered the results of continuing PCM and the Partnership in accordance with their current business plans and joint venture agreements. PCM and the General Partner rejected this alternative because the servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after the consummation of Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to either PCM or the Partnership acting individually.

     PCM and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the Partnerships, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the Partnership, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. See "Approval by All of the Limited Partnerships Is Required" above.

                      EXCHANGE VALUE AND FAIRNESS OPINION

     BASES FOR THE GENERAL PARTNER'S BELIEF AS TO FAIRNESS. The Fairness Opinion is discussed at length in the section entitled "Fairness Opinion" in the Prospectus. The General Partner believes that the Merger Proposal is fair to the Limited Partners because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting. The General Partner believes that the Merger will provide the Company with greater access to capital markets, greater flexibility regarding capital resources, the potential to provide employees with incentive performance compensation, including shares of the Company's $.001 par value common stock, and the opportunity to offer greater employee ownership in the Company.

     NO LIMITATIONS IMPOSED ON SCOPE OF INVESTIGATION. Kelly & Company, PCM's and the Company's independent auditors, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing CPAs employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the Partnerships, and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     NO INSTRUCTIONS FROM GENERAL PARTNER, PCM OR THE COMPANY. Neither the General Partner, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, PCM and the Company is fair from a financial point of view to the Partnerships. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the Partnerships. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; PCM and Partnership operating budgets through December 31, 2008; office leases; management profiles; portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     PROCEDURES FOLLOWED. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the exchange rate established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure, and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     DETERMINATIONS. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the Partnerships as set forth in the following table:

                      NAME OF PARTNERSHIP OR CORPORATION                      TOTAL VALUE
    ----------------------------------------------------------------------    -----------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership....................................    $   934,000
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership....................................    $ 3,112,000
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership....................................    $ 6,000,000
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership....................................    $15,846,000
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership....................................    $ 4,700,000
    Performance Capital Management, Inc.,
      a California corporation............................................    $44,523,000

     BASIS FOR METHODS OF ARRIVING AT FINDINGS AND RECOMMENDATIONS. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of each entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each Partnership between the General Partner and the Limited Partners of each Partnership based on such Partnership's Partnership Agreement. Additional factors considered by the Fairness Analyst in making its valuation include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

        DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF COMMON SHARES

     EXCHANGE VALUE. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the Partnerships, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with neither the Company, PCM nor the General Partner. PCM's and the Company's independent auditors, Kelly & Company, were referred to the Fairness Analyst by an accountant unaffiliated with neither PCM, the Company or the General Partner and with whom neither PCM, the Company nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of the its qualifications.

     The General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining the Dissenting Shareholders. The compensation to dissenting Limited Partners and Shareholders entitled to compensation for their Units or shares is based upon the valuation described above. See the section entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS" in the Prospectus.

     The purpose of the Fairness Opinion is to confirm to the Company, PCM and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the Partnerships. Neither the Company, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company, PCM's and the Company's independent auditors, to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; and (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation

Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the Dissenting Shares shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     FAIRNESS OPINION. The Exchange Value was determined by PCM, the Company and the General Partner, as was the consideration to be paid by the Company to each Partnership for such Partnership's assets. The Fairness Analyst has determined that the Exchange Value and such consideration are fair from a financial point of view to each Partnership, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger Proposal or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Because the Merger is contingent upon the approval of the Merger Proposal by all of the Partnerships, PCM, and the Company, the Fairness Opinion did not consider possible combinations of less than all of the Partnerships in the Merger.

     The Fairness Analyst considered all of the assets of each of the Partnerships, PCM, and the Company. The intangible assets of the Partnerships and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the Partnerships, PCM and the Company. The tangible assets of the Partnerships and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate appraised value of the assets of the Partnerships is $30,592,000. The aggregate value of the assets of PCM is $44,523,000.

     EXCHANGE OF SHARES. On the Closing Date, if the PCM Shareholders, the Limited Partners of all five Partnerships, and the Company Shareholders approve the Merger Proposal, PCM and the Partnerships will merge with and into the Company. Pursuant to the Merger Agreement, all of the Units of the Limited Partners at the Closing Date will be converted into Common Shares in accordance with an exchange ratio which provides that each $10.00 in a Limited Partner's capital account, calculated as of the Determination Date, will be converted into one Common Share, with cash being paid for any fractional shares based on the value of Common Shares on the Determination Date.

     The following table summarizes the valuation conclusions of the General Partner and PCM as to the Partnerships and PCM, respectively, based on 7,511,500 allocable shares of Merger Stock:

                                                                  PERCENTAGE OF
                                                                    AGGREGATE            NUMBER OF
                                           INDICATED VALUE       INDICATED VALUE       COMMON SHARES
                                           (ROUNDED TO THE       (ROUNDED TO THE         ALLOCATED
                                           NEAREST $1,000)     NEAREST 1/10 OF 1%)       TO ENTITY
                                           ---------------     -------------------     -------------
    PAM I................................    $   934,000                1.2%                93,398
    PAM II...............................      3,112,000                4.1                311,202
    PAM III..............................      6,000,000                8.0                600,003
    PAM IV...............................     15,846,000               21.1              1,584,596
    PAM V................................      4,700,000                6.3                470,002
                                             -----------              -----              ---------
         Sub-Total.......................    $30,592,000               40.7%             3,059,201
                                             -----------              -----              ---------
    PCM..................................     44,523,000               59.3              4,452,299
                                             -----------              -----              ---------
         Total...........................    $75,115,000              100.0%             7,511,500
                                             ===========              =====              =========

     The Company shall promptly furnish a copy of the Fairness Opinion, without charge, upon the request of any Limited Partner, PCM Shareholder or Company Shareholder. All such requests should be addressed as follows: Performance Asset Management Company, Attn: Information Agent -- Fairness Opinion, 4100 Newport Place, Suite 400, Newport Beach, California 92660.

                      POTENTIAL RISKS AND ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE COMPANY'S COMMON STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE PROSPECTUS, INCLUDING THE FOLLOWING:

     *TAX CONSEQUENCES. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Surviving Corporation will be subject to federal income tax. Shareholders of the Surviving Corporation will also be required to pay federal income taxes on any dividends that they may receive from the Surviving Corporation and on any gain from the sale or exchange of Common Shares. Therefore, while in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners), in corporate form two levels of federal income tax are imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See the portions entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "OTHER TAX CONSIDERATIONS" in the Prospectus.

     *SIGNIFICANT REDUCTION IN DISTRIBUTIONS. The dividends distributed to shareholders of the Surviving Corporation may be significantly less that the current distributions to the Limited Partners. The Company currently does not anticipate making any dividend payments on the Common Shares. See the portion entitled "RISK FACTORS" in the Prospectus.

     *NON-PERFORMING ASSETS. Many of the assets held by the Partnerships which may be acquired by the Company are, by their nature, non-performing. Specifically, those assets were originally available for purchase by the Partnerships because the obligors of the indebtedness comprising those assets failed to pay on those debt obligations and there is not sufficient security or collateral available for disposition from which to generate proceeds sufficient to pay those debt obligations. For that reason, the assets which the Partnerships have acquired and the Company intends to acquire by the Merger may be completely unproductive; that is, those assets may generate no income to the Company. See the portion entitled "BUSINESS AND ASSETS" in the Prospectus.

     *UNSPECIFIED ASSETS. The Company may, from time to time, change its asset portfolio by disposing of certain assets and replace the same with newly acquired assets. The assets may, in that sense, be unspecified. See the section entitled "BUSINESS AND ASSETS" in the Prospectus.

     *SPECULATIVE BUSINESS. The Company's business objectives, similar to those of the Partnerships, must be considered speculative and there is no assurance that the Company will satisfy those objectives. No assurances can be given that Limited Partners will realize a return on their exchange of Units for shares of Merger Stock. See the section entitled "RISK FACTORS" in the Prospectus.

     *RESTRICTIONS ON TRANSFER OF COMMON SHARES. The Common Shares may not be freely transferable if the shareholder is deemed an Affiliate of the Company, as that term is defined herein. Further, no public market for the Common Shares exists. To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance or other alienation of the Merger Stock will be restricted. 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date. Accordingly, the Common Shares should only be acquired as a long term investment. See the portions entitled "RESALE OF THE COMMON

SHARES," "DESCRIPTION OF THE COMMON SHARES," and "Merger Stock Will Be Restricted" in the Prospectus.

     *UNCERTAINTY REGARDING TRADING AND MARKET PRICE OF COMMON SHARES. The Common Shares may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a regional or national market system security. See the portion entitled "RISK FACTORS" in the Prospectus.

     *SUBSTANTIAL FEES. The Merger and related transactions may involve the payment of substantial fees and compensation to the General Partner, PCM, the Company and their Affiliates. Further, the management of the Company will be entitled to receive certain significant fees, compensation, payments and reimbursements regardless of whether the Company operates at a profit or loss. See the portion entitled "MANAGEMENT OF THE COMPANY" in the Prospectus.

     *CONFLICTS OF INTEREST. The Company, PCM and the General Partner are subject to various conflicts of interest. See the portion entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in the Prospectus.

     *POTENTIAL PRICE VOLATILITY. If a public market develops for the Common Shares, there may be significant volatility in the market price of the Common Shares. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Common Shares may be affected by general stock market volatility. See the section entitled "RISK FACTORS" in the Prospectus.

     *POSSIBLE DILUTION. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted in several ways. See the portion entitled "RISK FACTORS" in the Prospectus.

                     RIGHTS OF DISSENTING LIMITED PARTNERS

     DISSENTING LIMITED PARTNER RIGHTS. The Thompson-Killea Act provides Dissenting Limited Partners with certain rights to receive compensation for their Units based on a valuation of the Partnership's assets performed by an independent party unaffiliated with the General Partner or the Company and which values the assets as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale or refinancing. Compensation to Dissenting Limited Partners may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

          (A) debt instruments used as compensation must provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal interest rate as determined in accordance with Section 1274 of the Code;

          (B) unsecured debt instruments used as compensation, in addition to the above requirements, must limit total leverage to 70 percent of the appraised value of the assets;

          (C) all debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof; and

          (D) freely tradeable securities used as compensation to Dissenting Limited Partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the transaction, and the number of securities to be received in return for Units must be determined by a valuation of limited partnership assets, conducted in a manner consistent with the procedures described above, in relation to the average last sale price of the freely tradeable securities in the 20-day period following the consummation of the Merger. If the issuer of the freely tradeable securities is affiliated with PCM, the General Partner or the Company, newly issued securities to be utilized as compensation to Dissenting Limited Partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, neither PCM, the General Partner nor the Company is deemed "affiliated" with the issuer of the freely tradeable securities if PCM, the General Partner nor the Company receives any material compensation from the issuer or its Affiliates in conjunction with the Merger Proposal or related transactions; provided, however, that PCM, the General Partner and Company may, under certain circumstances, receive payment for their equity interests and other compensation.

     Further, the Limited Partners may, in lieu of the forgoing, receive or retain a security with substantially the same terms and conditions as the security originally held, i.e. the units in a limited partnership similar to the Partnership, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more former Merger participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

          (A) There is no material adverse change to the Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation, and liquidation policies of the Surviving Corporation.

          (B) The Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture issued under an indenture in conformity with the Thompson-Killea Act. The Merger Proposal and related transactions have also been structured to comply with the other protections afforded by the Thompson-Killea Act. In the event a Limited Partner elects to exercise his or her right to dissent, such Limited Partner must perform the acts set forth at the portion of the Prospectus entitled "VOTING PROCEDURES -- Dissenting Limited Partners." Generally, Dissenting Limited Partners must file a written notification of their election to dissent with the General Partner and request a substitute security from the General Partner.

     See the portion entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS" in the Prospectus.

     A Dissenting Limited Partner who perfects his or her dissenter's rights as described below will be entitled to receive an unsecured subordinated debenture for the fair exchange value of that Dissenting Limited Partner's Units. In the event a Dissenting Limited Partner elects to exercise his or her right to dissent, such Dissenting Limited Partner must do the following to perfect his or her rights as a Dissenting Limited Partner:

          (A) Such Dissenting Limited Partner must file a written request with the Company at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Information Agent -- Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Limited Partner's completed Consent Form is received by the Exchange Agent, or (ii) the expiration of the Solicitation Period.

          (B) The request must state the number of Units for which the Dissenting Limited Partner is requesting dissenters' rights. Only persons who fail to vote in favor of the Merger Proposal and related transactions can be Dissenting Limited Partners. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR A FAILURE TO VOTE FOR THE MERGER PROPOSAL AND RELATED TRANSACTIONS CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If PCM, the Company and all of the Partnerships approve the Merger Proposal and related transactions, and the other conditions of the Merger Proposal and related transactions are satisfied so that the Merger is consummated, then a Dissenting Limited Partner who requests dissenters' rights and who thereafter perfects his or her rights as a Dissenting Limited Partner will be provided with an unsecured subordinated debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as determined above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     COMPARISON OF UNITS AND COMMON SHARES. The portion entitled "Summary Comparison of Units and Common Shares" in the Prospectus highlights a number of the significant differences between the Partnerships (and the Units) and the Company (and the Common Shares) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Common Shares, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for Common Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     INTRODUCTION. The following information is intended to provide to Limited Partners with a summary of all material federal income tax consequences of general application to the Surviving Corporation and Limited Partners associated with the Merger Proposal. This summary does not comment on all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners and may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John Brainerd, Attorney-at-Law and tax counsel retained to provide a tax opinion relating to the Merger Proposal, based on the Code and applicable Treasury Regulations, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters described in the Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John Brainerd is filed as an exhibit to the Registration Statement. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Company, at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Corporate Secretary, a copy of the tax opinion will be transmitted promptly, without charge, by the Company.

     Limited Partners should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in partnership law. Therefore, in rendering its opinions, tax counsel has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to tax counsel's conclusions, it is possible that the IRS would take a different position if it addressed the tax consequences of the Merger Proposal.

     DIFFERENCES BETWEEN UNITS AND COMMON SHARES. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative ownership interests. This is known as allocating a partnership's income and loss. Many items of income, gain, loss, and deduction are allocated separately to each partner in proportion to such partner's interest. The character of each item passed through to a partner remains the same with the partner as it was with the limited partnership. When income (or loss) is allocated to a partner, such partner is taxed on that income (or may deduct that loss). This tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to the partner. Therefore, generally it is the allocation, not the distribution, of income to a partner that results in tax (or a deduction) for that partner. A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of the limited partnership interest if purchased, or if not purchased, the amount of any cash or basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest less the partner's basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital, but may be characterized as ordinary to the extent of the partner's share of certain assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the General Partner and Limited Partners pay tax on such income), partners of a limited partnership are subject to only one level of federal income tax on income earned in the business conducted by the Partnership. As owners of the Partnership through their Units, Limited Partners receive the federal income tax treatment just described. The number of Units owned by a Limited Partner will determine the amount of income or loss allocated to the partner by the applicable Partnership.

     A corporation is a taxable entity and pays federal income tax at a maximum rate of 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges his or her stock at a gain. A corporation often makes distributions to shareholders in proportion to their interests in the corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, range up to 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal rate to more than 47%. The portion treated as capital gain will generally be taxed at a maximum 28% rate. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving the distribution, and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income if it is distributed to them in the form of cash or property or it is realized through the sale or exchange of shares of stock at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her stock is generally equal to the cost of the stock if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital under the rules discussed above. Upon a sale of stock, a shareholder's gain (or loss) will be equal to the amount received for the stock less his or her basis in that stock. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation, the owners of any Common Shares will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to only one level of federal income tax, whereas the holder of a Common Share would hold an interest in an entity that earns income subject to two potential levels of federal income tax.

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business by a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as soon as the partnership earns income. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions, the Surviving Corporation, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' ability to pay their taxes.

     LIMITED PARTNERS. Each Limited Partner will recognize gain or loss resulting from the Merger as if the Partnership had (a) sold all of its assets to the Company for an amount equal to the value of the shares received in the Merger, plus the liabilities of the Partnership assumed in the Merger, and (b) distributed the shares received in the Merger to the Limited Partners. A Limited Partner who receives cash (with respect to Units) in lieu of fractional Common Shares or who receives an unsecured subordinated debenture because of such Limited Partner's exercise of appraisal or similar rights under California law (with respect to Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Merger. The aggregate basis of any Common Shares received in the Merger by a Limited Partner in exchange for Units will equal the aggregate basis in such Units immediately before the Merger, but may be decreased if cash is received by such Limited Partner for such Units in lieu of fractional Common Shares. Such basis will be prorated among all Common Shares received for such Units.

     A Common Share received in exchange for Units will have a holding period that begins on the day following the Merger to the extent that the value of such Common Share on such date is attributable to certain of the Partnership's assets (essentially its ordinary income assets), and to the extent of any excess value, such Common Share will have a holding period that includes the period the Units were held by the Limited Partners.

     A holder of Units who subsequently sells the Common Shares received in the Merger will recognize gain or loss measured by the difference between the amount realized on such sale and his or her tax basis in the shares sold. Each Limited Partner who receives Common Shares in the Merger will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Limited Partnership interest (which will be considered to be property transferred), the Common Shares, and his or her share of any liabilities assumed by the Surviving Corporation in the Merger. The Surviving Corporation will provide shareholders with information to assist them in preparing such a statement.

     After the Merger, the income and deductions attributable to the assets and liabilities of the Surviving Corporation will not be allocated to the Surviving Corporation's shareholders. A shareholder will be taxed only on dividends and other distributions received from the Surviving Corporation, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Surviving Corporation. Any other distributions will be treated as a nontaxable return of capital to the extent of the shareholder's basis in his or her Common Shares and as capital gain to the extent of the remaining portion of such distribution.

     THE SURVIVING CORPORATION AND THE PARTNERSHIP. The Partnership will be deemed to have transferred all its assets and liabilities to the Company and to have received Common Shares in exchange, and then to have distributed those shares to the General Partner and the Limited Partners in complete liquidation. As a consequence, the assets of the Partnership will retain the same tax basis as they had prior to the Merger unless the Partnership is required to recognize gain resulting from the Merger. The Surviving Corporation's tax basis in the assets acquired from the Partnership would equal the value of the Common Shares issued in the Merger plus the amount of the Partnership's liabilities assumed in the Merger, and the Surviving Corporation's holding period in the assets would begin the day after the Merger takes effect. The Partnership, on the other hand, would recognize gain or loss resulting from the Merger in an amount equal to the amount by which the value of the Common Shares received plus the amount of the Partnership's liabilities assumed exceeds (or is less than) its basis in the assets transferred and the General Partner and the Limited Partners would be required to include in their taxable income their distributive shares of the Partnership's gain or loss.

     After the Merger becomes effective, the Partnership will cease to exist for both state law and federal income tax purposes. The Surviving Corporation will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Surviving Corporation's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Surviving Corporation's income subject to tax.

THE FOREGOING DISCUSSION ADDRESSES ONLY THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER AND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

OTHER TAX CONSIDERATIONS. The following information is intended to provide Limited Partners with a summary of certain material state and local income tax consequences of general application to the Limited Partners and the Surviving Corporation associated with the Merger Proposal. This information does not present all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, and does not consider various facts and limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify the results described herein.

     The following statements are not the subject of John Brainerd's tax opinion and have not otherwise been passed upon by Mr. Brainerd. No rulings have been requested from any state or local tax jurisdiction concerning any of the matters described in the Prospectus.

     A limited partnership is generally a pass-through entity for state and local income tax purposes. This means that a limited partnership is not liable for state or local income tax on its taxable income. In general, partners liable for federal income tax are also liable for the state and local income taxes of the states and taxing municipalities in which a limited partnership does business. These taxes are generally based on a partner's allocated share of federal taxable income from the limited partnership as allocated or apportioned among the various state and local jurisdictions on the basis of the character of the income earned or on the basis of sales made, payroll paid, and property owned in each jurisdiction. A partner is also generally subject to tax on all income earned from that partner's investment in the limited partnership in the partner's state and, if applicable, city or village of residence. This tax may be offset by credits for taxes paid to other states and municipalities. In general, interest income and capital gains earned by a limited partnership are not subject to municipal income tax. As with federal income tax, partners of a limited partnership are subject to only one level of state and local income tax on income earned in the business conducted by the limited partnership. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     The Partnerships have filed composite state income tax returns for a number of years on behalf of eligible and electing Limited Partners for the purpose of limiting each Limited Partner's compliance burden to that Limited Partner's state of residence. The taxes paid by the Partnership with these returns have been charged to the participating Limited Partners' capital accounts.

     A corporation is a taxable entity and pays state and local income taxes at rates which vary depending upon the identity of the states and cities in which the corporation conducts its business. The business of the Surviving Corporation is expected to be conducted in California, which imposes a tax on income apportioned to California. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges shares of stock at a gain. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Dividends and capital gains are generally subject to tax only in the shareholder's state of residence. Income from capital gains is generally taxed at the same rates as other taxable income. Neither dividends nor capital gains are generally taxable by taxing municipalities.

THE FOREGOING DISCUSSION ADDRESSES ONLY CERTAIN OF THE STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

                                   APPENDIX E

                                 SUPPLEMENT FOR
                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                               (S-K REG. 229.902)

NOTICE TO LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND IV, LTD., A CALIFORNIA LIMITED PARTNERSHIP:

     This separate partnership supplement highlights information that addresses certain matters presented in the prospectus ("Prospectus") as they relate to Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("Partnership") and its limited partners ("Limited Partners"), regarding a proposed merger ("Merger") of the Partnership and other limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent at (714) 261-7300, or send a written request to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place, Suite 400, Newport Beach, California 92660. Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. All defined terms used in this Supplement shall have the same definitions as specified in the Prospectus.

     THE PARTNERSHIP. The Partnership was formed on April 1, 1993, as a limited partnership in California under the Revised Limited Partnership Act of the State of California. The Partnership sold 11,470 Units at the price of $2,500.00 per Unit. The total gross amount received by this Partnership from purchasers of its Units was $28,675,000. As of the Determination Date this Partnership had 1,442 Limited Partners. The Partnership termination date is December 31, 2005, unless sooner terminated.

     SELECTED FINANCIAL INFORMATION. The following chart provides a historical summary of gross collections and partner distributions for the Partnerships from the date of formation of each Partnership through June 30, 1997:

                                                                   COST OF
                              PORTFOLIOS   ORIGINAL PORTFOLIO     PORTFOLIOS        GROSS           PARTNER
          PARTNERSHIP          ACQUIRED        FACE VALUE          ACQUIRED      COLLECTIONS*   DISTRIBUTIONS**
    ------------------------  ----------   ------------------   --------------   ------------   ---------------
    PAM I(1)................       16        $    305,438,442    $   4,932,616   $  5,526,429     $ 3,678,632
    PAM II(2)...............       19             433,632,566        6,230,345      8,749,682       4,059,775
    PAM III(3)..............       21             521,408,657        9,685,926      7,826,584       3,463,815
    PAM IV(4)...............       57             709,008,534       20,416,167     20,014,508       6,269,988
    PAM V(5)................       12             209,901,705        4,997,992      2,889,555         639,600
                                  ---           -------------      -----------    -----------     -----------
         Total..............      125        $  2,179,389,904    $  46,263,046   $ 45,006,758     $18,111,810
                                  ===           =============      ===========    ===========     ===========

---------------
  * Gross collections include any sale of accounts and collection activity through June 30, 1997

 ** Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM I").

(2) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II").

(3) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III").

(4) The Partnership ("PAM IV").

(5) Performance Asset Management Fund V, Ltd., A California Limited Partnership ("PAM V").

     Each Limited Partner should thoroughly review the selected financial statements included in the portions of the Prospectus "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnerships included in the Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994, the Partnership spent $9,804,992 on such purchases. In 1995, the Partnership spent $4,215,633 on such purchases. In 1996, the Partnership spent $4,474,765 on such purchases. Collections on investments in distressed loan portfolios were $2,078,150 in 1994, $4,041,724 in 1995 and $5,235,693 in 1996.

     In 1994, 1995 and 1996, investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

                 TYPE OF PORTFOLIO                     1994           1995            1996
    --------------------------------------------    ----------     -----------     ----------
    Credit Card Accounts........................    $5,894,375     $ 5,857,955     $6,947,644
    Performing Rewritten Accounts...............     1,230,121         414,056              0
    Consumer Loans..............................     1,275,696       2,984,756      1,795,999
    Trade Receivable Accounts...................       869,140               0              0
    Notes Secured by Deeds of Trust.............             0         445,000        347,543
                                                    ----------     -----------     ----------
              Totals............................    $9,269,332     $ 9,701,767     $9,091,186
                                                     =========      ==========      =========

     In 1994, the Partnership received investment income of $11,558, additional income in the form of net interest of $96,928, and miscellaneous income in the amount of $900. Against this, the Partnership had operating expenses as follows: management fee expenses of $144,633; collection expenses of $525,073; professional fees of $60,949; amortization expense of $3,605; general and administrative expenses of $6,321; and provision for portfolio losses of $405,000; for total operating expenses of $1,145,581. Thus, the Partnership's net loss for 1994 was $1,036,195.

     In 1995, the Partnership received investment income of $367,527, additional income in the form of net interest of $109,670, and miscellaneous income in the amount of $1,800. Against this, the Partnership had operating expenses as follows: management fee expenses of $214,677; collection expenses of $225,318; professional fees of $514,773; amortization expense of $3,669; general and administrative expenses of $21,532; and provision for portfolio losses of $109,000; for total operating expenses of $1,088,969. Thus, the Partnership's net loss for 1995 was $609,972.

     In 1996, the Partnership received investment income of $150,347, additional income in the form of net interest of $535,431, and miscellaneous income in the amount of $15,151. Against this, the Partnership had operating expenses as follows: management fee expenses of $221,422; collection expenses of $227,874; professional fees of $959,297; amortization expense of $3,670; and general and administrative expenses of $20,832; for total operating expenses of $1,433,095. Thus, the Partnership's net loss for 1996 was $732,166.

     APPRAISED VALUE OF ASSETS HELD BY THE PARTNERSHIP. As of December 31st of each of the years specified in the following table, the Partnership held the following assets:

                        ASSET                           1994           1995           1996
    ---------------------------------------------    ----------     ----------     ----------
    Cash and equivalents.........................    $5,002,648     $  559,223     $2,121,545
    Restricted Cash Held In Trust................           N/A     $6,247,207     $5,834,268
    Investment in Distressed Loan Portfolios.....    $9,269,331     $9,701,767     $9,091,186
    Receivable From Unaffiliated Service
      Provider(1)................................    $1,937,718     $1,937,718     $        0
    Due From Affiliates..........................    $  376,050     $  680,731     $  136,022
    Other Assets.................................    $   18,425     $  219,153     $  104,977
    Organization Costs, Net......................    $   10,793     $    7,124     $    3,454

---------------

(1) West Capital Financial Services Corp., a California corporation.

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

     COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES FOR THE LAST THREE FISCAL YEARS. The following table sets forth the compensation paid by to General Partner and its Affiliates for the last three fiscal years and the most recently completed interim period:

                     ENTITY                      1994         1995         1996        1997*
    ----------------------------------------  ----------   ----------   ----------   ----------
    General Partner
      Management fees.......................  $  144,633   $  214,677   $  221,422   $  108,724
      Distribution..........................     174,521      172,358      159,334      191,067
      Syndication...........................     506,100      201,825            0            0
    PCM
      Acquisition fees......................   1,635,474      960,352    1,181,569       24,794
      Collection fees.......................     725,066    1,144,313    1,991,083    1,034,059
    INC
      Commissions...........................   1,719,000      636,000            0            0
                                              ----------   ----------   ----------   ----------
              Total.........................  $4,904,794   $3,329,525   $3,553,408   $1,358,644
                                               =========    =========    =========    =========

---------------

* Through June 30, 1997

     The following table sets forth the compensation that would have been paid to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the roll-up transaction had been in effect during the last three fiscal years.

                        ENTITY                          1994           1995           1996
    -----------------------------------------------  ----------     ----------     ----------
    General Partner (PDI)..........................  $        0     $        0     $        0
    INC............................................   1,719,000        636,000              0
    PCM............................................           0              0              0
                                                     ----------     ----------     ----------
         Total.....................................  $1,719,000     $  636,000     $        0
                                                      =========      =========      =========

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding stock of the following Affiliates:

     Performance Development, Inc., a California corporation ("PDI") (the General Partner)
     Income Network Company, Inc., a California corporation ("INC") Performance Capital Management, Inc., a California corporation ("PCM")

     The Other Partnerships:
     PAM I, PAM II, PAM III, PAM V (PAM I through PAM V, inclusive, are the "PAM Funds")

     PDI was formed in June, 1990 to engage in various aspects of the distressed loan industry. PDI is also the general partner for the PAM Funds and various other California limited partnerships. During the fiscal years ended 1994, 1995 and 1996, the Partnership paid PDI syndication fees of $506,100, $201,825 and $0 respectively, which have been accounted for as a reduction against the gross proceeds of the offering. The Partnership also reimbursed PDI for offering expenses totalling $189,105 during the year ended December 31, 1994. PDI's management fees incurred and recorded by the Partnership totalled $144,633 and $214,677 for the years ended December 31, 1994 and 1995, respectively, and $221,422 for the year ended December 31, 1996. The Partnership also paid PDI distributions of $174,521 and $172,358 for the years ended December 31, 1994 and 1995, respectively and $159,334 for the year ended December 31, 1996. At year end December 31, 1996 the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $349,497.

     The Partnership reimbursed PDI for certain syndication costs in connection with the limited partnership offering during both 1994 and 1995. At December 31, 1994, the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $477,757. At December 31, 1995, the Partnership had amounts owed from PDI recorded as amounts due from affiliates of $366,510. At December 31, 1996 the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $349,497.

     INC was formed on February 1, 1988 as a registered broker-dealer and member of the National Association of Security Dealers and the Securities Investor Protection Corporation. The Company's sole shareholder, Vincent E. Galewick, is also the sole shareholder of the General Partner, PDI. INC, in accordance with the limited partnership agreement and offering prospectus of the Partnership, is paid commissions of 10% of sales of Partnership Units to limited partner investors.

     During the years ended December 31, 1994 and 1995, the Partnership paid INC commissions of $1,719,000 and $636,000, respectively, which have been accounted for as reductions against the gross proceeds of the offering. At December 31, 1994 and 1995, the Partnership had amounts owed to INC of $32,000 and $8,250, respectively, for transactions described above.

     PCM was formed in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership at cost plus an acquisition fee of approximately 30% to 37% as provided in the related purchase agreement. The Partnership also enters into servicing agreements with PCM to collect and service the portfolio activity. The agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.

     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and other Affiliates at negotiated prices.

     For the years ended December 31, 1994 and 1995, the Partnership purchased twenty seven portfolios from PCM, and paid acquisition fees for those portfolios of $1,635,474 and $960,352 respectively. For the year ended December 31, 1996, the Partnership purchased 12 portfolios from PCM, and paid acquisition fees for those portfolios of $1,181,569. Also, for the years ended December 31, 1994 and 1995, the Partnership reimbursed PCM for collection costs of $427,180 and $225,318, respectively, while for the year ended December 31, 1996, the Partnership reimbursed PCM for collection costs of $227,874. At December 31, 1994 and 1995, the Partnership had amounts owed from PCM recorded as Due from Affiliates of $376,050 and $314,221, respectively, for the transactions described above. At December 31, 1996, amounts owed from PCM recorded as Due from Affiliates for acquisition fees and collection cost reimbursements totalled $136,022.

DISTRIBUTIONS AND DIVIDENDS. The Partnership has made quarterly cash distributions to the Limited Partners, which distributions terminated effective as of June 30, 1997.

     The following table specifies the cash distributions, including those cash distributions which represent a return of capital, made to Limited Partners in the Partnership during each of the last five fiscal years and most recently completed interim period.

                                                                     DISTRIBUTIONS     DISTRIBUTIONS
                                                        TOTAL           TO THE             TO THE
                         YEAR                       DISTRIBUTIONS   GENERAL PARTNER   LIMITED PARTNERS
    ----------------------------------------------  -------------   ---------------   ----------------
    1993..........................................   $    40,425       $       0         $   40,425
    1994..........................................   $ 1,704,784       $ 174,521         $1,530,263
    1995..........................................   $ 1,719,383       $ 172,358         $1,547,025
    1996..........................................   $ 1,592,759       $ 159,334         $1,433,425
    1997*.........................................   $ 1,624,168       $ 191,068         $1,433,100

---------------
* Through June, 1997.

     As the above chart reflects, in 1994, the total amount distributed to Limited Partners of the Partnership was approximately $1,530,263. In 1995, the total amount distributed to Limited Partners of the Partnership was approximately $1,547,025. In 1996, the total amount distributed to Limited Partners of the Partnership was approximately $1,433,425.

     In 1996, the total amounts distributed to Limited Partners of each Limited Partnership were approximately as set forth on the following table:

                                                                               DISTRIBUTIONS TO THE
                                                                                  COMPANY OR THE
                                                                   TOTAL        GENERAL PARTNER OR
                           PARTNERSHIP                         DISTRIBUTIONS     THEIR AFFILIATES
    ---------------------------------------------------------  -------------   --------------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership.......................   $   172,133          $ 17,483
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership.......................   $   255,833          $ 25,810
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership.......................   $   331,700          $ 35,775
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership.......................   $ 1,592,759          $159,334
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership.......................   $   199,066          $ 19,966

     The total amount distributed by all of the Partnerships was $2,551,491. All of the distributions to the limited partners were in the form of cash distributions. Some of the distributions to the General Partner were accrued.

                   PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.

                                 PER UNIT DATA

    Partnership units outstanding at year end.......    11,472     11,488      8,779      2,047
    Earnings (loss) per unit........................    (63.82)    (53.10)   (118.03)    (23.42)
    Book value per unit.............................  1,507.27   1,684.62   1,892.58   2,274.69
    Assigned value for roll-up per unit.............               $1,381.52/unit
    Annual return of capital distributions per
      unit..........................................    124.95     134.66     174.77      17.77
    Cumulative return of capital distributions per
      unit..........................................    396.72     271.39     178.91      17.77

                        REASONS FOR THE MERGER PROPOSAL

     LIQUIDITY AND MARKET VALUATION. Units are not publicly traded and have limited liquidity. The primary means of liquidity for holders of Units is to request the Partnership to redeem the Units. Although the Partnership is not obligated to honor any such request, such redemptions have occurred from time to time, using available cash to redeem the Units at a percentage of book value. After consummation of the Merger, however, the Company expects to qualify the Common Shares for listing and trading on a regional or national securities exchange. At that time, there is expected to be a potential liquid market for selling the Common Shares and a readily determinable market value for the Common Shares. With a liquid market for Common Shares, equity holders would not be required to rely solely on the Company as a source of liquidity, and the Company will not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Common Shares will be able to sell their Common Shares publicly from time to time, subject to certain restrictions, for their fair market value.

     The Company and the General Partner believe that the Merger is necessary to realize the full benefit of a public trading market. The Company believes that corporate equity securities are more favorably valued than comparable limited partnership interests, because a partnership with publicly traded limited partnership interests is generally taxed as if it were a corporation and because many institutional investors will not invest in a business organized as a partnership, even if it is not taxed as a corporation.

     ACCESS TO EQUITY MARKETS. Although the Company currently has no plans for additional equity offerings, the existence of publicly traded equity securities is expected to provide it with future access to the public equity markets.

     GREATER FLEXIBILITY REGARDING CAPITAL RESOURCES. The Company will have greater flexibility with respect to the use of capital resources because it will not have to use available cash to redeem Common Shares. As discussed above, the Partnership has from time to time used its cash to redeem Units when requested to do so by Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed as soon as the Partnership earns income. Limited Partners are taxed on such income at their individual federal tax rates, which may exceed the maximum corporate federal tax rate. Therefore, the Surviving Corporation as a corporation can accumulate income for business expansion without adversely affecting a shareholder's tax liabilities.

     ACQUISITION CURRENCY. The Company may be able to use shares of its common stock as consideration in its acquisition of other businesses. The use of readily tradeable equity securities as an acquisition currency is advantageous because it may be more tax efficient to the seller of a business than a cash transaction and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use advantageous pooling accounting methods if certain conditions are satisfied.

     INCENTIVE COMPENSATION. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow broader employee participation in the Company's equity, provide a more accurate measure of the Company's performance as a result of common stock having a readily ascertainable value, and provide the Company with more flexibility in designing equity based incentive compensation. The Company currently intends to adopt an employee stock plan during or immediately after the first quarter of fiscal 1998, if the Merger is consummated.

     GREATER EMPLOYEE OWNERSHIP. As a result of the complex tax reporting requirements associated with being a limited partner and the administrative burden placed on the Partnerships as a result of having a significant number of limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to all employees. The Board of Directors believes that wide-spread employee ownership is in the best interests of the Company and its shareholders.

     REDUCTION OF TAX REPORTING REQUIREMENTS AND COSTS. In contrast to the Partnership, the Surviving Corporation will not be required to compute and report tax information on an individual shareholder basis, and individual shareholders will not be required to include information regarding the Surviving Corporation's operations on their personal tax returns. Therefore, the Merger will eliminate the complex partnership tax reporting requirements for Limited Partners imposed on them under federal and multiple state partnership tax laws and may eliminate certain costs and delays that individual Limited Partners currently may be forced to incur in connection with the preparation of their individual tax returns. However, as a corporation, the Surviving Corporation will be subject to income tax and shareholders will also be required to pay income tax on any dividends they receive, and on any gain recognized upon the sale or exchange of shares. See the sections entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                             EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the Partnership will be held by the Surviving Corporation and PCM and the Partnership will cease to exist by operation of law. The Surviving Corporation will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the Partnerships and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal including, but not limited to, federal income tax consequences, for Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     THE MERGER. Upon the Closing Date, PCM and the Partnership (if, and only if, all of the Partnerships approve the Merger Proposal, and subject to other conditions precedent to the Merger specified in the Prospectus) will merge with and into the Company and pursuant to the Merger Agreement, all of the Units existing at the Closing Date will be converted into Common Shares in accordance with an Exchange Value determined to be fair by the Fairness Opinion prepared by Willamette Management Associates, Inc. ("Fairness Analyst") (the Fairness Opinion is attached to the Prospectus as Appendix G). The Fairness Opinion provides that each Limited Partner's Units, calculated as of the Determination Date, will be converted into Common Shares pursuant to the Exchange Value, with cash being paid for any fractional shares based on the book value of Common Shares on the Determination Date.

     The Determination Date is a date set by the Board of Directors. At this time, the Board of Directors expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination Date. The Board of Directors will have the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     EFFECT OF THE MERGER ON CASH DISTRIBUTIONS. Until June 30, 1997, the Partnership made cash distributions to Limited Partners. The Company currently anticipates that the Surviving Corporation will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that Partnership distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     THE MERGER AGREEMENT. The Merger will be consummated pursuant to the Merger Agreement if the Merger Proposal set forth in the Prospectus receives the requisite approval of the Limited Partners of each Partnership, the approval of the PCM Shareholders, and the approval of the Company Shareholders, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement and is included in the Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the Partnerships, the Board of Directors of PCM, on behalf of PCM, or the Board of Directors, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the Shareholders or the Limited Partners, the respective Boards of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the Limited Partners, the PCM Shareholders or the Company Shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the Limited Partners or the PCM Shareholders.

     APPROVAL BY ALL OF THE LIMITED PARTNERSHIPS IS REQUIRED. The Merger Proposal may be consummated only if all of the Partnerships approve the Merger Proposal. The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A Partnership which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. The General Partner, PCM and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the Partnerships, and do not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM considering the complexity and scope of the various joint ventures between the Partnerships and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The General Partner and PCM have engaged an expert, Willamette Management Associates, to render a Fairness Opinion concerning the Merger Proposal. See the section entitled "DETERMINATION OF THE EXCHANGE PRICE AND ALLOCATION OF THE COMMON SHARES" in the Prospectus.

     CONDITIONS OF THE MERGER. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the Limited Partners of each Partnership, the approval of PCM Shareholders, the approval of existing Company Shareholders, and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Receipt of this opinion may be waived in whole or in part by the Partnerships, PCM and the Company in each respective entity's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the Limited Partners and the respective Shareholders) if, among other things, (a) the General Partner, PCM or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     COMPLETING THE MERGER. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, PCM and the Company. Upon consummation of the Merger, the Limited Partners and PCM Shareholders will be entitled to receive certificates for Common Shares issued in exchange for their Units and shares of PCM's common stock, respectively.

     COSTS OF THE MERGER. For purposes of the Thompson-Killea Act, the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.

     The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the Partnerships, the transaction costs will be apportioned between the Company and the rejecting Partnerships according to the final vote on the Merger Proposal as follows: (i) the Company shall bear all transaction costs in proportion to the number of votes of the Limited Partners of that Partnership to reject the Merger Proposal; (ii) the rejecting Limited Partnerships shall bear transaction costs in proportion to the number of votes of Limited Partners of each Partnership to approve the Merger Proposal. Should the Merger Proposal be approved by one or more Partnerships and rejected by at least one Partnership, each Partnership rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. Further, In the event that the Merger Proposal is rejected by all of the Partnerships, the Company shall pay all of the solicitation expenses in accordance with the provisions of
Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each Partnership are as set forth on the following table:

                                                        DISTRIBUTIONS TO THE      DISTRIBUTIONS TO THE
                      PARTNERSHIP                         LIMITED PARTNERS           GENERAL PARTNER
    ------------------------------------------------    ---------------------     ---------------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership..............         $   154,650                $  17,483
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership..............         $   230,023                $  25,810
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership..............         $   295,925                $  35,775
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership..............         $ 1,433,425                $ 159,334
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership..............         $   179,100                $  19,966

     The total amount distributed by all of the Partnerships was $2,551,491. All of the distributions to the Limited Partners were in the form of cash distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Surviving Corporation will itself be subject to federal tax on its income. Holders of Common Shares will not be subject to federal tax on such income except to the extent dividends are paid. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. The Surviving Corporation is expected to make significantly lower distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist as described in the section entitled "RISK FACTORS" in the Prospectus. Limited Partners should analyze the Merger Proposal and related transactions in light of all the matters discussed in the Prospectus.

                           ALTERNATIVES TO THE MERGER

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives would not constitute a reorganization. In the mutual opinion of PCM, the Company and the General Partner, the only viable alternatives not constituting a reorganization involve some form of public offering of securities. The General Partner has considered the possibility of a public offering of all Units which would provide certain registration rights to the Limited Partners. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide because of the unsatisfactory market for publicly traded limited partnership units. PCM and the Company have also considered the possibility of merging those two corporations without merging with any of the Partnerships and thereafter making a public offering of shares in the Surviving Corporation. In the event the Merger is not consummated, PCM and the Company may elect this alternative.

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which constitutes a reorganization. The General Partner considered the possibility of selling all of the assets of the Partnership to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. PCM also considered the possibility of selling all of its assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. Alternatively, the General Partner considered winding up and dissolving the Partnership and distributing the proceeds of the liquidation to the Limited Partners. Additionally, the Board of Directors of PCM considered winding up and dissolving PCM and distributing the proceeds of liquidation to the PCM Shareholders. These possibilities were eliminated because of their complexity and cost.

     Moreover, the General Partner considered dissolving the Partnership and distributing the assets of the Partnership to the Limited Partners pursuant to an agreement with the Company, which was considered by the Company, and pursuant to which agreement the Company would purchase the assets from the individual Limited Partners in exchange for shares of the Company's common stock, and thereafter merging the Company with PCM. This possibility was also eliminated because of its complexity and cost, and also because, with the type of assets held by the Partnership, even an "orderly liquidation" would result in a prohibitive discount on the value of the debt portfolios.

     PCM and the General Partner considered the results of continuing PCM and the Partnership in accordance with their current business plans and joint venture agreements. PCM and the General Partner rejected this alternative because the servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after the consummation of Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to either PCM or the Partnership acting individually.

     PCM and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the Partnerships, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the Partnership, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. See "Approval by All of the Limited Partnerships Is Required" above.

                      EXCHANGE VALUE AND FAIRNESS OPINION

     BASES FOR THE GENERAL PARTNER'S BELIEF AS TO FAIRNESS. The Fairness Opinion is discussed at length in the section entitled "Fairness Opinion" in the Prospectus. The General Partner believes that the Merger Proposal is fair to the Limited Partners because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting. The General Partner believes that the Merger will provide the Company with greater access to capital markets, greater flexibility regarding capital resources, the potential to provide employees with incentive performance compensation, including shares of the Company's $.001 par value common stock, and the opportunity to offer greater employee ownership in the Company.

     NO LIMITATIONS IMPOSED ON SCOPE OF INVESTIGATION. Kelly & Company, PCM's and the Company's independent auditors, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing CPAs employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the Partnerships, and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     NO INSTRUCTIONS FROM GENERAL PARTNER, PCM OR THE COMPANY. Neither the General Partner, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, PCM and the Company is fair from a financial point of view to the Partnerships. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the Partnerships. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; PCM and Partnership operating budgets through December 31, 2008; office leases; management profiles; portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     PROCEDURES FOLLOWED. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the exchange rate established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure, and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     DETERMINATIONS. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the Partnerships as set forth in the following table:

                      NAME OF PARTNERSHIP OR CORPORATION                      TOTAL VALUE
    ----------------------------------------------------------------------    -----------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership....................................    $   934,000
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership....................................    $ 3,112,000
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership....................................    $ 6,000,000
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership....................................    $15,846,000
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership....................................    $ 4,700,000
    Performance Capital Management, Inc.,
      a California corporation............................................    $44,523,000

     BASIS FOR METHODS OF ARRIVING AT FINDINGS AND RECOMMENDATIONS. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of each entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each Partnership between the General Partner and the Limited Partners of each Partnership based on such Partnership's Partnership Agreement. Additional factors considered by the Fairness Analyst in making its valuation include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

        DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF COMMON SHARES

     EXCHANGE VALUE. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the Partnerships, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with neither the Company, PCM nor the General Partner. PCM's and the Company's independent auditors, Kelly & Company, were referred to the Fairness Analyst by an accountant unaffiliated with neither PCM, the Company or the General Partner and with whom neither PCM, the Company nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of the its qualifications.

     The General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining the Dissenting Shareholders. The compensation to dissenting Limited Partners and Shareholders entitled to compensation for their Units or shares is based upon the valuation described above. See the section entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS" in the Prospectus.

     The purpose of the Fairness Opinion is to confirm to the Company, PCM and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the Partnerships. Neither the Company, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company, PCM's and the Company's independent auditors, to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; and (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation

Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the Dissenting Shares shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     FAIRNESS OPINION. The Exchange Value was determined by PCM, the Company and the General Partner, as was the consideration to be paid by the Company to each Partnership for such Partnership's assets. The Fairness Analyst has determined that the Exchange Value and such consideration are fair from a financial point of view to each Partnership, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger Proposal or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Because the Merger is contingent upon the approval of the Merger Proposal by all of the Partnerships, PCM, and the Company, the Fairness Opinion did not consider possible combinations of less than all of the Partnerships in the Merger.

     The Fairness Analyst considered all of the assets of each of the Partnerships, PCM, and the Company. The intangible assets of the Partnerships and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the Partnerships, PCM and the Company. The tangible assets of the Partnerships and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate appraised value of the assets of the Partnerships is $30,592,000. The aggregate value of the assets of PCM is $44,523,000.

     EXCHANGE OF SHARES. On the Closing Date, if the PCM Shareholders, the Limited Partners of all five Partnerships, and the Company Shareholders approve the Merger Proposal, PCM and the Partnerships will merge with and into the Company. Pursuant to the Merger Agreement, all of the Units of the Limited Partners at the Closing Date will be converted into Common Shares in accordance with an exchange ratio which provides that each $10.00 in a Limited Partner's capital account, calculated as of the Determination Date, will be converted into one Common Share, with cash being paid for any fractional shares based on the value of Common Shares on the Determination Date.

     The following table summarizes the valuation conclusions of the General Partner and PCM as to the Partnerships and PCM, respectively, based on 7,511,500 allocable shares of Merger Stock:

                                                                  PERCENTAGE OF
                                                                    AGGREGATE            NUMBER OF
                                           INDICATED VALUE       INDICATED VALUE       COMMON SHARES
                                           (ROUNDED TO THE       (ROUNDED TO THE         ALLOCATED
                                           NEAREST $1,000)     NEAREST 1/10 OF 1%)       TO ENTITY
                                           ---------------     -------------------     -------------
    PAM I................................    $   934,000                1.2%                93,398
    PAM II...............................      3,112,000                4.1                311,202
    PAM III..............................      6,000,000                8.0                600,003
    PAM IV...............................     15,846,000               21.1              1,584,596
    PAM V................................      4,700,000                6.3                470,002
                                             -----------              -----              ---------
         Sub-Total.......................    $30,592,000               40.7%             3,059,201
                                             -----------              -----              ---------
    PCM..................................     44,523,000               59.3              4,452,299
                                             -----------              -----              ---------
         Total...........................    $75,115,000              100.0%             7,511,500
                                             ===========              =====              =========

     The Company shall promptly furnish a copy of the Fairness Opinion, without charge, upon the request of any Limited Partner, PCM Shareholder or Company Shareholder. All such requests should be addressed as follows: Performance Asset Management Company, Attn: Information Agent -- Fairness Opinion, 4100 Newport Place, Suite 400, Newport Beach, California 92660.

                      POTENTIAL RISKS AND ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE COMPANY'S COMMON STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE PROSPECTUS, INCLUDING THE FOLLOWING:

     *TAX CONSEQUENCES. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Surviving Corporation will be subject to federal income tax. Shareholders of the Surviving Corporation will also be required to pay federal income taxes on any dividends that they may receive from the Surviving Corporation and on any gain from the sale or exchange of Common Shares. Therefore, while in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners), in corporate form two levels of federal income tax are imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See the portions entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "OTHER TAX CONSIDERATIONS" in the Prospectus.

     *SIGNIFICANT REDUCTION IN DISTRIBUTIONS. The dividends distributed to shareholders of the Surviving Corporation may be significantly less that the current distributions to the Limited Partners. The Company currently does not anticipate making any dividend payments on the Common Shares. See the portion entitled "RISK FACTORS" in the Prospectus.

     *NON-PERFORMING ASSETS. Many of the assets held by the Partnerships which may be acquired by the Company are, by their nature, non-performing. Specifically, those assets were originally available for purchase by the Partnerships because the obligors of the indebtedness comprising those assets failed to pay on those debt obligations and there is not sufficient security or collateral available for disposition from which to generate proceeds sufficient to pay those debt obligations. For that reason, the assets which the Partnerships have acquired and the Company intends to acquire by the Merger may be completely unproductive; that is, those assets may generate no income to the Company. See the portion entitled "BUSINESS AND ASSETS" in the Prospectus.

     *UNSPECIFIED ASSETS. The Company may, from time to time, change its asset portfolio by disposing of certain assets and replace the same with newly acquired assets. The assets may, in that sense, be unspecified. See the section entitled "BUSINESS AND ASSETS" in the Prospectus.

     *SPECULATIVE BUSINESS. The Company's business objectives, similar to those of the Partnerships, must be considered speculative and there is no assurance that the Company will satisfy those objectives. No assurances can be given that Limited Partners will realize a return on their exchange of Units for shares of Merger Stock. See the section entitled "RISK FACTORS" in the Prospectus.

     *RESTRICTIONS ON TRANSFER OF COMMON SHARES. The Common Shares may not be freely transferable if the shareholder is deemed an Affiliate of the Company, as that term is defined herein. Further, no public market for the Common Shares exists. To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance or other alienation of the Merger Stock will be restricted. 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date. Accordingly, the Common Shares should only be acquired as a long term investment. See the portions entitled "RESALE OF THE COMMON

SHARES," "DESCRIPTION OF THE COMMON SHARES," and "Merger Stock Will Be Restricted" in the Prospectus.

     *UNCERTAINTY REGARDING TRADING AND MARKET PRICE OF COMMON SHARES. The Common Shares may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a regional or national market system security. See the portion entitled "RISK FACTORS" in the Prospectus.

     *SUBSTANTIAL FEES. The Merger and related transactions may involve the payment of substantial fees and compensation to the General Partner, PCM, the Company and their Affiliates. Further, the management of the Company will be entitled to receive certain significant fees, compensation, payments and reimbursements regardless of whether the Company operates at a profit or loss. See the portion entitled "MANAGEMENT OF THE COMPANY" in the Prospectus.

     *CONFLICTS OF INTEREST. The Company, PCM and the General Partner are subject to various conflicts of interest. See the portion entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in the Prospectus.

     *POTENTIAL PRICE VOLATILITY. If a public market develops for the Common Shares, there may be significant volatility in the market price of the Common Shares. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Common Shares may be affected by general stock market volatility. See the section entitled "RISK FACTORS" in the Prospectus.

     *POSSIBLE DILUTION. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted in several ways. See the portion entitled "RISK FACTORS" in the Prospectus.

                     RIGHTS OF DISSENTING LIMITED PARTNERS

     DISSENTING LIMITED PARTNER RIGHTS. The Thompson-Killea Act provides Dissenting Limited Partners with certain rights to receive compensation for their Units based on a valuation of the Partnership's assets performed by an independent party unaffiliated with the General Partner or the Company and which values the assets as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale or refinancing. Compensation to Dissenting Limited Partners may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

          (A) debt instruments used as compensation must provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal interest rate as determined in accordance with Section 1274 of the Code;

          (B) unsecured debt instruments used as compensation, in addition to the above requirements, must limit total leverage to 70 percent of the appraised value of the assets;

          (C) all debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof; and

          (D) freely tradeable securities used as compensation to Dissenting Limited Partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the transaction, and the number of securities to be received in return for Units must be determined by a valuation of limited partnership assets, conducted in a manner consistent with the procedures described above, in relation to the average last sale price of the freely tradeable securities in the 20-day period following the consummation of the Merger. If the issuer of the freely tradeable securities is affiliated with PCM, the General Partner or the Company, newly issued securities to be utilized as compensation to Dissenting Limited Partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, neither PCM, the General Partner nor the Company is deemed "affiliated" with the issuer of the freely tradeable securities if PCM, the General Partner nor the Company receives any material compensation from the issuer or its Affiliates in conjunction with the Merger Proposal or related transactions; provided, however, that PCM, the General Partner and Company may, under certain circumstances, receive payment for their equity interests and other compensation.

     Further, the Limited Partners may, in lieu of the forgoing, receive or retain a security with substantially the same terms and conditions as the security originally held, i.e. the units in a limited partnership similar to the Partnership, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more former Merger participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

          (A) There is no material adverse change to the Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation, and liquidation policies of the Surviving Corporation.

          (B) The Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture issued under an indenture in conformity with the Thompson-Killea Act. The Merger Proposal and related transactions have also been structured to comply with the other protections afforded by the Thompson-Killea Act. In the event a Limited Partner elects to exercise his or her right to dissent, such Limited Partner must perform the acts set forth at the portion of the Prospectus entitled "VOTING PROCEDURES -- Dissenting Limited Partners." Generally, Dissenting Limited Partners must file a written notification of their election to dissent with the General Partner and request a substitute security from the General Partner.

     See the portion entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS" in the Prospectus.

     A Dissenting Limited Partner who perfects his or her dissenter's rights as described below will be entitled to receive an unsecured subordinated debenture for the fair exchange value of that Dissenting Limited Partner's Units. In the event a Dissenting Limited Partner elects to exercise his or her right to dissent, such Dissenting Limited Partner must do the following to perfect his or her rights as a Dissenting Limited Partner:

          (A) Such Dissenting Limited Partner must file a written request with the Company at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Information Agent -- Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Limited Partner's completed Consent Form is received by the Exchange Agent, or (ii) the expiration of the Solicitation Period.

          (B) The request must state the number of Units for which the Dissenting Limited Partner is requesting dissenters' rights. Only persons who fail to vote in favor of the Merger Proposal and related transactions can be Dissenting Limited Partners. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR A FAILURE TO VOTE FOR THE MERGER PROPOSAL AND RELATED TRANSACTIONS CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If PCM, the Company and all of the Partnerships approve the Merger Proposal and related transactions, and the other conditions of the Merger Proposal and related transactions are satisfied so that the Merger is consummated, then a Dissenting Limited Partner who requests dissenters' rights and who thereafter perfects his or her rights as a Dissenting Limited Partner will be provided with an unsecured subordinated debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as determined above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     COMPARISON OF UNITS AND COMMON SHARES. The portion entitled "Summary Comparison of Units and Common Shares" in the Prospectus highlights a number of the significant differences between the Partnerships (and the Units) and the Company (and the Common Shares) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Common Shares, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for Common Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     INTRODUCTION. The following information is intended to provide to Limited Partners with a summary of all material federal income tax consequences of general application to the Surviving Corporation and Limited Partners associated with the Merger Proposal. This summary does not comment on all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners and may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John Brainerd, Attorney-at-Law and tax counsel retained to provide a tax opinion relating to the Merger Proposal, based on the Code and applicable Treasury Regulations, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters described in the Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John Brainerd is filed as an exhibit to the Registration Statement. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Company, at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Corporate Secretary, a copy of the tax opinion will be transmitted promptly, without charge, by the Company.

     Limited Partners should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in partnership law. Therefore, in rendering its opinions, tax counsel has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to tax counsel's conclusions, it is possible that the IRS would take a different position if it addressed the tax consequences of the Merger Proposal.

     DIFFERENCES BETWEEN UNITS AND COMMON SHARES. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative ownership interests. This is known as allocating a partnership's income and loss. Many items of income, gain, loss, and deduction are allocated separately to each partner in proportion to such partner's interest. The character of each item passed through to a partner remains the same with the partner as it was with the limited partnership. When income (or loss) is allocated to a partner, such partner is taxed on that income (or may deduct that loss). This tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to the partner. Therefore, generally it is the allocation, not the distribution, of income to a partner that results in tax (or a deduction) for that partner. A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of the limited partnership interest if purchased, or if not purchased, the amount of any cash or basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest less the partner's basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital, but may be characterized as ordinary to the extent of the partner's share of certain assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the General Partner and Limited Partners pay tax on such income), partners of a limited partnership are subject to only one level of federal income tax on income earned in the business conducted by the Partnership. As owners of the Partnership through their Units, Limited Partners receive the federal income tax treatment just described. The number of Units owned by a Limited Partner will determine the amount of income or loss allocated to the partner by the applicable Partnership.

     A corporation is a taxable entity and pays federal income tax at a maximum rate of 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges his or her stock at a gain. A corporation often makes distributions to shareholders in proportion to their interests in the corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, range up to 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal rate to more than 47%. The portion treated as capital gain will generally be taxed at a maximum 28% rate. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving the distribution, and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income if it is distributed to them in the form of cash or property or it is realized through the sale or exchange of shares of stock at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her stock is generally equal to the cost of the stock if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital under the rules discussed above. Upon a sale of stock, a shareholder's gain (or loss) will be equal to the amount received for the stock less his or her basis in that stock. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation, the owners of any Common Shares will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to only one level of federal income tax, whereas the holder of a Common Share would hold an interest in an entity that earns income subject to two potential levels of federal income tax.

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business by a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as soon as the partnership earns income. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions, the Surviving Corporation, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' ability to pay their taxes.

     LIMITED PARTNERS. Each Limited Partner will recognize gain or loss resulting from the Merger as if the Partnership had (a) sold all of its assets to the Company for an amount equal to the value of the shares received in the Merger, plus the liabilities of the Partnership assumed in the Merger, and (b) distributed the shares received in the Merger to the Limited Partners. A Limited Partner who receives cash (with respect to Units) in lieu of fractional Common Shares or who receives an unsecured subordinated debenture because of such Limited Partner's exercise of appraisal or similar rights under California law (with respect to Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Merger. The aggregate basis of any Common Shares received in the Merger by a Limited Partner in exchange for Units will equal the aggregate basis in such Units immediately before the Merger, but may be decreased if cash is received by such Limited Partner for such Units in lieu of fractional Common Shares. Such basis will be prorated among all Common Shares received for such Units.

     A Common Share received in exchange for Units will have a holding period that begins on the day following the Merger to the extent that the value of such Common Share on such date is attributable to certain of the Partnership's assets (essentially its ordinary income assets), and to the extent of any excess value, such Common Share will have a holding period that includes the period the Units were held by the Limited Partners.

     A holder of Units who subsequently sells the Common Shares received in the Merger will recognize gain or loss measured by the difference between the amount realized on such sale and his or her tax basis in the shares sold. Each Limited Partner who receives Common Shares in the Merger will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Limited Partnership interest (which will be considered to be property transferred), the Common Shares, and his or her share of any liabilities assumed by the Surviving Corporation in the Merger. The Surviving Corporation will provide shareholders with information to assist them in preparing such a statement.

     After the Merger, the income and deductions attributable to the assets and liabilities of the Surviving Corporation will not be allocated to the Surviving Corporation's shareholders. A shareholder will be taxed only on dividends and other distributions received from the Surviving Corporation, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Surviving Corporation. Any other distributions will be treated as a nontaxable return of capital to the extent of the shareholder's basis in his or her Common Shares and as capital gain to the extent of the remaining portion of such distribution.

     THE SURVIVING CORPORATION AND THE PARTNERSHIP. The Partnership will be deemed to have transferred all its assets and liabilities to the Company and to have received Common Shares in exchange, and then to have distributed those shares to the General Partner and the Limited Partners in complete liquidation. As a consequence, the assets of the Partnership will retain the same tax basis as they had prior to the Merger unless the Partnership is required to recognize gain resulting from the Merger. The Surviving Corporation's tax basis in the assets acquired from the Partnership would equal the value of the Common Shares issued in the Merger plus the amount of the Partnership's liabilities assumed in the Merger, and the Surviving Corporation's holding period in the assets would begin the day after the Merger takes effect. The Partnership, on the other hand, would recognize gain or loss resulting from the Merger in an amount equal to the amount by which the value of the Common Shares received plus the amount of the Partnership's liabilities assumed exceeds (or is less than) its basis in the assets transferred and the General Partner and the Limited Partners would be required to include in their taxable income their distributive shares of the Partnership's gain or loss.

     After the Merger becomes effective, the Partnership will cease to exist for both state law and federal income tax purposes. The Surviving Corporation will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Surviving Corporation's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Surviving Corporation's income subject to tax.

THE FOREGOING DISCUSSION ADDRESSES ONLY THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER AND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

OTHER TAX CONSIDERATIONS. The following information is intended to provide Limited Partners with a summary of certain material state and local income tax consequences of general application to the Limited Partners and the Surviving Corporation associated with the Merger Proposal. This information does not present all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, and does not consider various facts and limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify the results described herein.

     The following statements are not the subject of John Brainerd's tax opinion and have not otherwise been passed upon by Mr. Brainerd. No rulings have been requested from any state or local tax jurisdiction concerning any of the matters described in the Prospectus.

     A limited partnership is generally a pass-through entity for state and local income tax purposes. This means that a limited partnership is not liable for state or local income tax on its taxable income. In general, partners liable for federal income tax are also liable for the state and local income taxes of the states and taxing municipalities in which a limited partnership does business. These taxes are generally based on a partner's allocated share of federal taxable income from the limited partnership as allocated or apportioned among the various state and local jurisdictions on the basis of the character of the income earned or on the basis of sales made, payroll paid, and property owned in each jurisdiction. A partner is also generally subject to tax on all income earned from that partner's investment in the limited partnership in the partner's state and, if applicable, city or village of residence. This tax may be offset by credits for taxes paid to other states and municipalities. In general, interest income and capital gains earned by a limited partnership are not subject to municipal income tax. As with federal income tax, partners of a limited partnership are subject to only one level of state and local income tax on income earned in the business conducted by the limited partnership. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     The Partnerships have filed composite state income tax returns for a number of years on behalf of eligible and electing Limited Partners for the purpose of limiting each Limited Partner's compliance burden to that Limited Partner's state of residence. The taxes paid by the Partnership with these returns have been charged to the participating Limited Partners' capital accounts.

     A corporation is a taxable entity and pays state and local income taxes at rates which vary depending upon the identity of the states and cities in which the corporation conducts its business. The business of the Surviving Corporation is expected to be conducted in California, which imposes a tax on income apportioned to California. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges shares of stock at a gain. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Dividends and capital gains are generally subject to tax only in the shareholder's state of residence. Income from capital gains is generally taxed at the same rates as other taxable income. Neither dividends nor capital gains are generally taxable by taxing municipalities.

THE FOREGOING DISCUSSION ADDRESSES ONLY CERTAIN OF THE STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

                                   APPENDIX F

                                 SUPPLEMENT FOR
                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                               (S-K REG. 229.902)

NOTICE TO LIMITED PARTNERS OF PERFORMANCE ASSET MANAGEMENT FUND V, LTD., A CALIFORNIA LIMITED PARTNERSHIP:

     This separate partnership supplement highlights information that addresses certain matters presented in the prospectus ("Prospectus") as they relate to Performance Asset Management Fund V, Ltd., A California Limited Partnership ("Partnership") and its limited partners ("Limited Partners"), regarding a proposed merger ("Merger") of the Partnership and other limited partnerships ("Other Partnerships") and Performance Capital Management, Inc., a California corporation ("PCM"), with and into Performance Asset Management Company, a Delaware corporation ("Company"). Similar supplements have been prepared for the Other Partnerships. The effects of the Merger may differ for the limited partners in the Other Partnerships. If you want to obtain a supplement for any of the Other Partnerships, please call the Information Agent at (714) 261-7300, or send a written request to Performance Development, Inc., Attn: Information Agent, 4100 Newport Place, Suite 400, Newport Beach, California 92660. Supplements for any of the Other Partnerships will be provided without charge to any Limited Partner. All defined terms used in this Supplement shall have the same definitions as specified in the Prospectus.

     The Partnership was formed on May 1, 1994, as a limited partnership in California pursuant to the Revised Limited Partnership Act of the State of California. This Partnership sold 1,149 Units at the price of $5,000.00 per Unit. The total gross amount received by this Partnership from purchasers of its Units is $5,970,000. As of the Determination Date this Partnership had 305 Limited Partners. The Partnership termination date is December 31, 2007, unless sooner terminated.

     SELECTED FINANCIAL INFORMATION. The following chart provides a historical summary of gross collections and partner distributions for the Partnerships from the date of formation of each Partnership through June 30, 1997:

                                                                   COST OF
                              PORTFOLIOS   ORIGINAL PORTFOLIO     PORTFOLIOS        GROSS           PARTNER
          PARTNERSHIP          ACQUIRED        FACE VALUE          ACQUIRED      COLLECTIONS*   DISTRIBUTIONS**
    ------------------------  ----------   ------------------   --------------   ------------   ---------------
    PAM I(1)................       16        $    305,438,442    $   4,932,616   $  5,526,429     $ 3,678,632
    PAM II(2)...............       19             433,632,566        6,230,345      8,749,682       4,059,775
    PAM III(3)..............       21             521,408,657        9,685,926      7,826,584       3,463,815
    PAM IV(4)...............       57             709,008,534       20,416,167     20,014,508       6,269,988
    PAM V(5)................       12             209,901,705        4,997,992      2,889,555         639,600
                                  ---           -------------      -----------    -----------     -----------
         Total..............      125        $  2,179,389,904    $  46,263,046   $ 45,006,758     $18,111,810
                                  ===           =============      ===========    ===========     ===========

---------------
  * Gross collections include any sale of accounts and collection activity through June 30, 1997

 ** Through June 30, 1997

(1) Performance Asset Management Fund, Ltd., A California Limited Partnership ("PAM I").

(2) Performance Asset Management Fund II, Ltd., A California Limited Partnership ("PAM II").

(3) Performance Asset Management Fund III, Ltd., A California Limited Partnership ("PAM III").

(4) Performance Asset Management Fund IV, Ltd., A California Limited Partnership ("PAM IV").

(5) The Partnership ("PAM V").

     Each Limited Partner should thoroughly review the selected financial statements included in the portions of the Prospectus "RESULTS OF OPERATIONS," "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA," "PRO FORMA CONDENSED FINANCIAL INFORMATION," and the financial statements of the Company, PCM and the Partnerships included in the Prospectus.

     The Partnership has continued to invest in distressed loan portfolios. As set forth above, these portfolios consist primarily of charged-off credit card accounts and consumer loan balances such as auto and personal lines of credit originated by independent third-party financial institutions located throughout the United States. In addition, the Partnership also acquired certain portfolios of default consumer debts which were rewritten under terms different from the original obligation. In 1994 the Partnership spent $530,088 on such purchases. In 1995, the Partnership spent $1,843,039 on such purchases. In 1996, the Partnership spent $1,645,090 on such purchases. Collections on investments in distressed loan portfolios were $38,117 in 1994, $483,439 in 1995 and $1,202,048 in 1996.

     In 1994, 1995 and 1996, investments in distressed loan portfolios consisted of the following (amounts are carrying amounts):

                   TYPE OF PORTFOLIO                    1994          1995           1996
    ------------------------------------------------  --------     ----------     ----------
    Credit Card Accounts............................  $283,658     $1,032,857     $1,875,933
    Performing Rewritten Accounts...................        --     $  105,089             --
    Consumer Loans..................................  $154,075     $  633,622     $  424,729
                                                      --------     ----------     ----------
              Totals................................  $437,733     $1,771,568     $2,300,662
                                                      ========     ==========     ==========

     In 1994, the Partnership recorded net interest income of $9,542. Operating expenses for the Partnership consists of the following: management fee expense of $5.128; collection expense of $59,052; professional fees of $8,691; provision for portfolio losses of $54,000; amortization expense of $617; and general and administrative expenses of $2,072; for total operating expenses of $129,560. Thus, the Partnership recorded a net loss of $120,018 for 1994.

     In 1995, the Partnership recorded net interest income of $32,864, and other income of $46. Operating expenses for the Partnership consists of the following: management fee expense of $39,146; collection expense of $64,375; professional fees of $103,202; a provision for portfolio losses of $103,202; amortization expense of $1,031; and general and administrative expenses of $2,629; for total operating expenses of $236,383. Thus, the Partnership recorded a net loss of $203,473 for 1995.

     In 1996, the Partnership recorded net investment income of $86,052 and net interest income of $101,123. Operating expenses for the Partnership consists of the following: management fee expense of $57,217; collection expense of $72,423; professional fees of $133,690; amortization expense of $1,034; and general and administrative expenses of $8,147; for total operating expenses of $272,511. Thus, the Partnership recorded a net loss of $85,336 for 1996.

     APPRAISED VALUE OF ASSETS HELD BY THE PARTNERSHIP. As of December 31 of each of the years specified in the following table, the Partnership held the following assets:

                         ASSET                          1994           1995           1996
    -----------------------------------------------  ----------     ----------     ----------
    Cash and equivalents...........................  $1,220,917     $  215,798     $1,731,112
    Cash held in trust.............................          --     $1,014,201     $    8,388
    Investment in Distressed Loan Portfolios.......  $  437,971     $1,771,568     $2,300,662
    Receivable from Unaffiliated Service
      Provider(1)..................................  $1,014,882     $1,014,882             --
    Due from Affiliates............................  $  100,032     $  624,247     $  351,718
    Other Assets...................................  $   23,234     $   36,733     $   24,873
    Organization Costs, Net........................  $    4,502     $    3,520     $    2,486

---------------
(1) West Capital Financial Services Corp., a California corporation.

     The Partnership defines cash equivalents as all highly liquid investments with a maturity of three months or less when purchased. The Partnership maintains cash balances at one bank and aggregate accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

     COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES FOR THE LAST THREE FISCAL YEARS. The following table sets forth the compensation paid to the General Partner and its affiliates for the last three fiscal years and the most recently completed interim period.

                                             1994          1995           1996          1997*
                                           --------     ----------     ----------     ---------
    General Partner
      Management Fees....................  $  5,128     $   39,146     $   57,217     $  35,961
      Distribution.......................  $  1,583     $    9,786     $   19,966     $  39,933
      Syndication........................  $ 89,250     $   90,750     $       --     $      --
    PCM
      Acquisition fees...................  $136,953     $  470,971     $  435,465     $ 195,955
      Collection fees....................  $ 25,412     $  186,513     $  442,422     $ 298,214
    INC
      Commissions........................  $297,500     $  302,500     $       --     $      --
                                           ---------     ---------      ---------     ---------
              Total......................  $555,826     $1,099,666     $  955,070     $ 570,063
                                           =========     =========      =========     =========

---------------
* Through June 31, 1997

     The following table sets forth the compensation that would have been paid to the General Partner and its Affiliates if the compensation and distributions structure to be in effect after the roll-up transaction had been in effect during the last three fiscal years.

                         ENTITY                        1994         1995         1996
        -----------------------------------------    --------     --------     --------
        General Partner (PDI)....................    $      0     $      0     $      0
        INC......................................     297,500      302,500            0
        PCM......................................           0            0            0
                                                     --------     --------     --------
             Total...............................    $297,500     $302,500     $      0
                                                     ========     ========     ========

     As stated above, the Partnership enters into various joint ventures with Performance Capital Management, Inc., a California corporation and an Affiliate of the General Partner. Vincent E. Galewick owns all of the issued and outstanding stock of the following Affiliates:

     Performance Development, Inc., a California corporation ("PDI") (the General Partner)
     Income Network Company, Inc., a California corporation ("INC") Performance Capital Management, Inc., a California corporation ("PCM")

     The Other Partnerships:
     PAM I, PAM II, PAM III, PAM IV (PAM I through PAM V, inclusive, are the "PAM Funds")

     PDI was formed in June, 1990 to engage in various aspects of the distressed loan industry. PDI is also the general partner for the PAM Funds and various other California limited partnerships. For the years ended December 31, 1994 and 1995, the Partnership paid PDI syndication fees of $89,250 and $90,750, respectively, which have been accounted for as a reduction against the Gross Proceeds. The Partnership also reimbursed PDI for offering expenses totalled $45,689 and $60,450 during the year and period ended December 31, 1994 and 1995, respectively. PDI's management fees incurred and recorded by the Partnership totaling $5,128, $39,146 and $57,217 for the years ended December 31, 1994, 1995, and 1996, respectively. The Partnership also accrued distributions to PDI of $1,583 and $9,786 for the years ended December 31, 1994 and 1995, respectively and $19,966 for the year ended December 31, 1996. At December 31, 1994 and 1996 the Partnership had amounts owed to PDI recorded as amounts due to affiliates of $234,028 and $56,124, respectively.

     INC was formed on February 1, 1988 as a registered broker-dealer and member of the National Association of Security Dealers and the Securities Investor Protection Corporation. The Company's sole shareholder, Vincent E. Galewick, is also the sole shareholder of the General Partners, PDI. INC, in accordance with the limited partnership agreement and offering prospectus of the Partnership, is paid commissions of 10% of Gross Proceeds.

     During the year and period ended December 31, 1994 and 1995, the Partnership recorded commissions payable to INC of $297,500 and $302,500, respectively, which have been accounted for as reductions against the Gross Proceeds. As of December 31, 1995, the Partnership had amounts owed to INC of $1,650 for payments made on behalf of the Partnership.

     PCM was formed in February, 1993 to perform services related to locating, evaluating, negotiating, acquiring and collecting distressed loan portfolio assets. PCM acquires portfolio assets from third-party financial institutions and sells the portfolios to the Partnership at cost plus an acquisition fee of approximately 30% to 37% as provided in the related purchase agreement. The Partnership also enters into servicing agreements with PCM to collect and service the portfolio activity. The agreements generally provide that all proceeds generated from the collection of portfolio assets shall be shared by the venturers in proportion to their respective percentage interests, generally, 55% to 60% for the Partnership and 40% to 45% for PCM. The Partnership also reimburses PCM for certain costs associated with the collection of portfolio proceeds.

     Moreover, in addition to providing collection efforts on distressed loan portfolios to the Partnership, PCM identifies and acquires distressed loan portfolios and other discounted portfolios of financial debt instruments and obligations and sells them to the Partnership and other affiliates at negotiated prices.

     For the years ended December 31, 1994 and 1995, the Partnership purchased four portfolio and five portfolios, respectively, from PCM and recorded acquisition fees for these portfolios of $136,953 and $470,971, respectively. For the year ended December 31, 1996, the Partnership purchased two portfolios from PCM and recorded acquisition fees for these portfolios of $435,465. These acquisition fees have been included in the carrying value of the related investments. Also, for the years ended December 31, 1994, 1995 and 1996, the Partnership incurred and reimbursed PCM for collection costs of $59,052, $64,375, and $72,423, respectively.

     The Partnership had amounts owed from PCM from collections of portfolio proceeds and advances for portfolio purchases of $100,032 and $624,247 recorded as due from affiliates at December 31, 1994 and 1995, respectively. For the year ended December 31, 1996 the Partnership had amounts owed from PCM of $351,718 recorded as due from affiliates.

     DISTRIBUTIONS AND DIVIDENDS. The Partnership has made quarterly cash distributions to Limited Partners, which distributions terminated effective as of the Determination Date.

     The following table specifies the cash distributions, including those cash distributions which represent a return of capital, made to Limited Partners in the Partnership during each of the last five fiscal years and most recently completed interim period.

                                                                       GENERAL           LIMITED
                                                                       PARTNER           PARTNER
                      YEAR                  TOTAL DISTRIBUTIONS     DISTRIBUTIONS     DISTRIBUTIONS
        --------------------------------    -------------------     -------------     -------------
        1992............................                --                  --                 --
        1993............................         $  15,833             $ 1,583          $  14,250
        1994............................         $  97,836             $ 9,786          $  88,050
        1995............................         $ 441,528             $41,828          $ 399,700
        1996............................         $ 199,066             $19,966          $ 179,100
        June 30, 1997...................         $ 398,133             $39,933          $ 358,200

                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.
                                 PER UNIT DATA

                                                                 1996         1995         1994
                                                               --------     --------     --------
Partnership units outstanding at year end....................     1,194        1,200          595
Earnings (loss) per unit.....................................    (71.47)     (169.56)     (201.71)
Book value per unit..........................................  3,701.21     3,900.79     4,708.47
Assigned value for roll-up per unit..........................            $3,936.35/unit
Annual return of capital distributions per unit..............    150.00        73.38        23.95
Cumulative return of capital distributions per unit..........    235.68        85.25        23.95

                        REASONS FOR THE MERGER PROPOSAL

     LIQUIDITY AND MARKET VALUATION. Units are not publicly traded and have limited liquidity. The primary means of liquidity for holders of Units is to request the Partnership to redeem the Units. Although the Partnership is not obligated to honor any such request, such redemptions have occurred from time to time, using available cash to redeem the Units at a percentage of book value. After consummation of the Merger, however, the Company expects to qualify the Common Shares for listing and trading on a regional or national securities exchange. At that time, there is expected to be a potential liquid market for selling the Common Shares and a readily determinable market value for the Common Shares. With a liquid market for Common Shares, equity holders would not be required to rely solely on the Company as a source of liquidity, and the Company will not be required to use its cash to provide such liquidity. Instead, it is expected that holders of Common Shares will be able to sell their Common Shares publicly from time to time, subject to certain restrictions, for their fair market value.

     The Company and the General Partner believe that the Merger is necessary to realize the full benefit of a public trading market. The Company believes that corporate equity securities are more favorably valued than comparable limited partnership interests, because a partnership with publicly traded limited partnership interests is generally taxed as if it were a corporation and because many institutional investors will not invest in a business organized as a partnership, even if it is not taxed as a corporation.

     ACCESS TO EQUITY MARKETS. Although the Company currently has no plans for additional equity offerings, the existence of publicly traded equity securities is expected to provide it with future access to the public equity markets.

     GREATER FLEXIBILITY REGARDING CAPITAL RESOURCES. The Company will have greater flexibility with respect to the use of capital resources because it will not have to use available cash to redeem Common Shares. As discussed above, the Partnership has from time to time used its cash to redeem Units when requested to do so by Limited Partners. There are also potential tax advantages (and corresponding financial advantages) to conducting a business as a corporation that should allow the Company greater flexibility with respect to the management of its capital resources. Shareholders will defer the payment of taxes on income earned by the Company until the Company distributes such income in the form of dividends. Limited Partners, by contrast, are taxed as soon as the Partnership earns income. Limited Partners are taxed on such income at their individual federal tax rates, which may exceed the maximum corporate federal tax rate. Therefore, the Surviving Corporation as a corporation can accumulate income for business expansion without adversely affecting a shareholder's tax liabilities.

     ACQUISITION CURRENCY. The Company may be able to use shares of its common stock as consideration in its acquisition of other businesses. The use of readily tradeable equity securities as an acquisition currency is advantageous because it may be more tax efficient to the seller of a business than a cash transaction and it allows the Company to consummate acquisitions without depleting cash resources. It also allows a seller to continue to hold an equity interest in the business acquired by the Company by equity ownership in the Company after such acquisition. The use of common stock in acquisitions can also enable the Company to use advantageous pooling accounting methods if certain conditions are satisfied.

     INCENTIVE COMPENSATION. The availability of shares of the Company's common stock will permit the Company to provide its key employees with equity based incentive compensation. The Company believes providing equity based incentive compensation by the use of common stock will allow broader employee participation in the Company's equity, provide a more accurate measure of the Company's performance as a result of common stock having a readily ascertainable value, and provide the Company with more flexibility in designing equity based incentive compensation. The Company currently intends to adopt an employee stock plan during or immediately after the first quarter of fiscal 1998, if the Merger is consummated.

     GREATER EMPLOYEE OWNERSHIP. As a result of the complex tax reporting requirements associated with being a limited partner and the administrative burden placed on the Partnerships as a result of having a significant number of limited partners, it has not been feasible for the Partnership to offer ownership opportunities to a broad range of employees. By having the shares of its common stock available, however, the Company will be able to offer ownership opportunities to all employees. The Board of Directors believes that wide-spread employee ownership is in the best interests of the Company and its shareholders.

     REDUCTION OF TAX REPORTING REQUIREMENTS AND COSTS. In contrast to the Partnership, the Surviving Corporation will not be required to compute and report tax information on an individual shareholder basis, and individual shareholders will not be required to include information regarding the Surviving Corporation's operations on their personal tax returns. Therefore, the Merger will eliminate the complex partnership tax reporting requirements for Limited Partners imposed on them under federal and multiple state partnership tax laws and may eliminate certain costs and delays that individual Limited Partners currently may be forced to incur in connection with the preparation of their individual tax returns. However, as a corporation, the Surviving Corporation will be subject to income tax and shareholders will also be required to pay income tax on any dividends they receive, and on any gain recognized upon the sale or exchange of shares. See the sections entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "CERTAIN STATE AND LOCAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                             EFFECTS OF THE MERGER

     As a result of the Merger, all of the assets now held directly or indirectly by PCM and the Partnership will be held by the Surviving Corporation and PCM and the Partnership will cease to exist by operation of law. The Surviving Corporation will possess all of the assets, properties, rights and privileges, and will be subject to all the liabilities and obligations, of PCM, the Partnerships and the Company existing on the Closing Date.

     The following is a brief description of each material risk and effect of the Merger Proposal including, but not limited to, federal income tax consequences, for Limited Partners. Also included is a brief discussion of the effect of the Merger Proposal on the Partnership's financial condition and results of operations. Pro forma financial information based on the participation of the Partnership in the Merger is set forth in the Prospectus under the heading entitled "SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND COMPARATIVE PER SHARE DATA."

     THE MERGER. Upon the Closing Date, PCM and the Partnership (if, and only if, all of the Partnerships approve the Merger Proposal, and subject to other conditions precedent to the Merger specified in the Prospectus) will merge with and into the Company and pursuant to the Merger Agreement, all of the Units existing at the Closing Date will be converted into Common Shares in accordance with an Exchange Value determined to be fair by the Fairness Opinion prepared by Willamette Management Associates, Inc. ("Fairness Analyst") (the Fairness Opinion is attached to the Prospectus as Appendix G). The Fairness Opinion provides that each Limited Partner's Units, calculated as of the Determination Date, will be converted into Common Shares pursuant to the Exchange Value, with cash being paid for any fractional shares based on the book value of Common Shares on the Determination Date.

     The Determination Date is a date set by the Board of Directors. At this time, the Board of Directors expects that the Determination Date will be June 30, 1997. To accommodate the Merger, the General Partner suspended distributions by the Partnership to the Limited Partners, effective as of the Determination Date. This is necessary to assure that the Limited Partners' capital accounts do not change after the Determination

Date. The Board of Directors will have the authority to postpone the Determination Date and declare a new Determination Date, in its discretion. The Board of Directors might postpone the Determination Date and declare a new Determination Date, if the matters contemplated in the Merger Proposal are postponed for any reason.

     EFFECT OF THE MERGER ON CASH DISTRIBUTIONS. Until June 30, 1997, the Partnership made cash distributions to Limited Partners. The Company currently anticipates that the Surviving Corporation will not pay cash dividends. However, this policy may change, as the actual amount of dividends, if any, to be paid will be determined by the Board of Directors in its sole discretion, generally taking into account a number of factors, including operating performance, liquidity and capital requirements. There can be no assurances that any cash dividends will be paid, just as there can be no assurances that Partnership distributions will continue at previous levels.

DISTRIBUTIONS BY THE COMPANY, IF ANY, WILL BE AT THE DISCRETION OF THE BOARD OF DIRECTORS AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE COMPANY'S ACTUAL CASH AVAILABLE FOR DISTRIBUTION, THE COMPANY'S FINANCIAL CONDITION, THE COMPANY'S CAPITAL REQUIREMENTS, AND SUCH OTHER FACTORS AS THE COMPANY'S BOARD OF DIRECTORS DEEMS RELEVANT.

     THE MERGER AGREEMENT. The Merger will be consummated pursuant to the Merger Agreement if the Merger Proposal set forth in the Prospectus receives the requisite approval of the Limited Partners of each Partnership, the approval of the PCM Shareholders, and the approval of the Company Shareholders, and if the other applicable conditions to the Merger are satisfied or waived, including any approvals required from any state or federal regulatory agency. The Merger Agreement is designated as Exhibit 2 to the Registration Statement and is included in the Prospectus as Appendix A.

     Until such time as the Merger Agreement has been approved and adopted by all the parties thereto, it may be amended or terminated by the Board of Directors of the General Partner, on behalf of any of the Partnerships, the Board of Directors of PCM, on behalf of PCM, or the Board of Directors, on behalf of the Company; provided, however, that at any time after the Merger Agreement has been adopted by the Shareholders or the Limited Partners, the respective Boards of Directors may not amend, modify or supplement the Merger Agreement to change the amount or kind of interests to be received by the Limited Partners, the PCM Shareholders or the Company Shareholders or to make any change if such change would, alone or in the aggregate, materially adversely affect the Limited Partners or the PCM Shareholders.

     APPROVAL BY ALL OF THE LIMITED PARTNERSHIPS IS REQUIRED. The Merger Proposal may be consummated only if all of the Partnerships approve the Merger Proposal. The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. A Partnership which rejects the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. The General Partner, PCM and the Company have considered the possibility of approval of the Merger Proposal and related transactions by less than all of the Partnerships, and do not believe that the Merger can be fairly consummated unless all of the Partnerships approve the Merger Proposal because, among other things, (i) it would be unduly burdensome or impossible to evaluate and apportion the value of the various services provided to the Partnerships by PCM considering the complexity and scope of the various joint ventures between the Partnerships and PCM; and (ii) if the Merger Proposal is approved, PCM will cease to exist by operation of law, and would no longer be available to provide the same services to a dissenting Partnership. The General Partner and PCM have engaged an expert, Willamette Management Associates, to render a Fairness Opinion concerning the Merger Proposal. See the section entitled "DETERMINATION OF THE EXCHANGE PRICE AND ALLOCATION OF THE COMMON SHARES" in the Prospectus.

     CONDITIONS OF THE MERGER. The Merger will not be consummated unless the Merger Proposal receives the requisite approval of the Limited Partners of each Partnership, the approval of PCM Shareholders, the approval of existing Company Shareholders, and the approval of the requisite state and federal regulatory agencies. Consummation of the Merger is also subject to the receipt of the opinion described in the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Receipt of this opinion may be waived in whole or in part by the Partnerships, PCM and the Company in each respective entity's sole discretion.

     Prior to the consummation of the Merger, the obligations of the parties to the Merger Agreement may be terminated at any time (including after approval of the Merger by the Limited Partners and the respective Shareholders) if, among other things, (a) the General Partner, PCM or the Company adopts a resolution terminating the Merger Agreement or (b) a final injunction, order, or other action of a court or other governmental body prevents the consummation of the Merger.

     COMPLETING THE MERGER. If the Merger Proposal is approved and the other conditions of the Merger Agreement are waived or satisfied, the Closing Date will be selected by agreement of the General Partner, PCM and the Company. Upon consummation of the Merger, the Limited Partners and PCM Shareholders will be entitled to receive certificates for Common Shares issued in exchange for their Units and shares of PCM's common stock, respectively.

     COSTS OF THE MERGER. For purposes of the Thompson-Killea Act, the costs of the Merger will be divided into two categories, (i) transaction costs; and (ii) solicitation expenses. Transaction costs are defined as the costs of printing and mailing the Prospectus, or other documents; legal fees not related to the solicitation of votes or tenders; financial advisory fees; investment banking fees; valuation fees; accounting fees; independent committee expenses; travel expenses; and all other fees related to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the Partnership in the ordinary course of business, or solicitation expenses. Solicitation expenses include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

     The Company estimates that the total costs and expenses of the Merger will be approximately $1,400,000 if consummated and $1,200,000 if not consummated. The Company estimates that the total solicitation expenses will be approximately $600,000. This amount will be incurred whether or not the Merger is consummated. The remainder of the costs and expenses estimated for consummation or non-consummation will be attributable to transaction costs.

     The Merger Agreement provides that Limited Partners that reject the Merger Proposal shall not bear an unfair portion of the transaction costs of the Merger. Should the Merger Proposal be rejected by all of the Partnerships, the transaction costs will be apportioned between the Company and the rejecting Partnerships according to the final vote on the Merger Proposal as follows: (i) the Company shall bear all transaction costs in proportion to the number of votes of the Limited Partners of that Partnership to reject the Merger Proposal;
(ii) the rejecting Limited Partnerships shall bear transaction costs in proportion to the number of votes of Limited Partners of each Partnership to approve the Merger Proposal. Should the Merger Proposal be approved by one or more Partnerships and rejected by at least one Partnership, each Partnership rejecting the Merger Proposal shall not be required to pay any of the costs of the Merger in accordance with the provisions of Section 25014.7(e)(3) of the Thompson-Killea Act. Further, In the event that the Merger Proposal is rejected by all of the Partnerships, the Company shall pay all of the solicitation expenses in accordance with the provisions of Section 25014.7(g) of the Thompson-Killea Act.

     In 1996, the total approximate amounts distributed to the partners of each Partnership are as set forth on the following table:

                                                        DISTRIBUTIONS TO THE      DISTRIBUTIONS TO THE
                      PARTNERSHIP                         LIMITED PARTNERS           GENERAL PARTNER
    ------------------------------------------------    ---------------------     ---------------------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership..............         $   154,650                $  17,483
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership..............         $   230,023                $  25,810
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership..............         $   295,925                $  35,775
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership..............         $ 1,433,425                $ 159,334
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership..............         $   179,100                $  19,966

     The total amount distributed by all of the Partnerships was $2,551,491. All of the distributions to the Limited Partners were in the form of cash distributions. Some of the distributions to the General Partner were accrued.

     In contrast to the Partnership, the Surviving Corporation will itself be subject to federal tax on its income. Holders of Common Shares will not be subject to federal tax on such income except to the extent dividends are paid. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. The Surviving Corporation is expected to make significantly lower distributions, if any, than the Partnership has made.

     There can be no assurance that the Merger will achieve any of the benefits and objectives described above. In addition, certain possible disadvantages and other risks and special considerations associated with the Merger exist as described in the section entitled "RISK FACTORS" in the Prospectus. Limited Partners should analyze the Merger Proposal and related transactions in light of all the matters discussed in the Prospectus.

                           ALTERNATIVES TO THE MERGER

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal and related transactions. Some of these alternatives would not constitute a reorganization. In the mutual opinion of PCM, the Company and the General Partner, the only viable alternatives not constituting a reorganization involve some form of public offering of securities. The General Partner has considered the possibility of a public offering of all Units which would provide certain registration rights to the Limited Partners. In the opinion of the General Partner, this possibility would fail to provide the Limited Partners with the liquidity that the Merger Proposal might provide because of the unsatisfactory market for publicly traded limited partnership units. PCM and the Company have also considered the possibility of merging those two corporations without merging with any of the Partnerships and thereafter making a public offering of shares in the Surviving Corporation. In the event the Merger is not consummated, PCM and the Company may elect this alternative.

     PCM, the Company and the General Partner have considered several alternatives to the Merger Proposal, each of which constitutes a reorganization. The General Partner considered the possibility of selling all of the assets of the Partnership to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. PCM also considered the possibility of selling all of its assets to the Company, and the Company considered purchasing all such assets, in exchange for shares of the Company. Alternatively, the General Partner considered winding up and dissolving the Partnership and distributing the proceeds of the liquidation to the Limited Partners. Additionally, the Board of Directors of PCM considered winding up and dissolving PCM and distributing the proceeds of liquidation to the PCM Shareholders. These possibilities were eliminated because of their complexity and cost.

     Moreover, the General Partner considered dissolving the Partnership and distributing the assets of the Partnership to the Limited Partners pursuant to an agreement with the Company, which was considered by the Company, and pursuant to which agreement the Company would purchase the assets from the individual Limited Partners in exchange for shares of the Company's common stock, and thereafter merging the Company with PCM. This possibility was also eliminated because of its complexity and cost, and also because, with the type of assets held by the Partnership, even an "orderly liquidation" would result in a prohibitive discount on the value of the debt portfolios.

     PCM and the General Partner considered the results of continuing PCM and the Partnership in accordance with their current business plans and joint venture agreements. PCM and the General Partner rejected this alternative because the servicing entity, PCM, currently has the capacity to service portfolios in excess of those owned by the Partnership and has the potential for significant growth. PCM has been offered access to commercial lines of credit and its growth is not contingent upon a continuing relationship with the Partnership. After consummation of the Merger, Limited Partners who approve the Merger Proposal will participate in this growth. Moreover, after the consummation of Merger, the Company will be able to compete for available portfolios by taking advantage of economies of scale not available to either PCM or the Partnership acting individually.

     PCM and the General Partner also considered going forward with the Merger Proposal with the approval of less than all of the Partnerships, but rejected this alternative because of economies of scale, the scope and complexity of existing joint ventures between PCM and the Partnership, and the economics of purchasing, holding, servicing, collecting and selling distressed debt portfolios. See "Approval by All of the Limited Partnerships Is Required" above.

                      EXCHANGE VALUE AND FAIRNESS OPINION

     BASES FOR THE GENERAL PARTNER'S BELIEF AS TO FAIRNESS. The Fairness Opinion is discussed at length in the section entitled "Fairness Opinion" in the Prospectus. The General Partner believes that the Merger Proposal is fair to the Limited Partners because the General Partner believes that the Merger will provide Limited Partners with liquidity in their investments and more simplified tax reporting. The General Partner believes that the Merger will provide the Company with greater access to capital markets, greater flexibility regarding capital resources, the potential to provide employees with incentive performance compensation, including shares of the Company's $.001 par value common stock, and the opportunity to offer greater employee ownership in the Company.

     NO LIMITATIONS IMPOSED ON SCOPE OF INVESTIGATION. Kelly & Company, PCM's and the Company's independent auditors, retained the Fairness Analyst to determine the fairness from a financial point of view of the Exchange Value in connection with the Merger Proposal. There were no limitations or restrictions placed on the scope of the Fairness Analyst's analysis and investigation, and the Fairness Analyst performed a complete due diligence examination by, among other things, visiting PCM's facilities in Newport Beach, California; interviewing the President and Vice-President of PCM; interviewing the President, Chief Financial Officer, Director of Business Development, and Secretary of the General Partner; interviewing CPAs employed by Kelly & Company; and interviewing counsel to the various entities. The Fairness Analyst was allowed full access to all financial records of PCM, the General Partner, the Partnerships, and all service providers to those entities, including privileged documents such as tax returns and audit workpapers.

     NO INSTRUCTIONS FROM GENERAL PARTNER, PCM OR THE COMPANY. Neither the General Partner, PCM nor the Company provided instructions to the Fairness Analyst. Kelly & Company instructed the Fairness Analyst to conduct an independent investigation, and thereafter render a written opinion to Kelly & Company, as of the Determination Date, as to whether the Exchange Value established by the General Partner, PCM and the Company is fair from a financial point of view to the Partnerships. Kelly & Company also instructed the Fairness Analyst to prepare a Fairness Opinion (i) satisfying the valuation requirements of the Thompson-Killea Act; (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger and related transactions as a whole and to each of the Partnerships. Kelly & Company instructed the Fairness Analyst to perform a due diligence investigation and to review all pertinent documents, including, but not limited to, financial statements; tax returns; audit work papers; banking records; balance sheets; income statements; Securities and Exchange Commission reporting forms; corporate documents such as Certificates or Articles of Incorporation, Bylaws and minutes; furniture and equipment schedules; insurance policies and coverages; PCM and Partnership operating budgets through December 31, 2008; office leases; management profiles; portfolio stratification reports; and daily productivity reports. Kelly & Company also instructed the Fairness Analyst to research industry sources and databases and economic outlook sources regarding the financial services and distressed debt industry.

     PROCEDURES FOLLOWED. As set forth above, the Fairness Analyst conducted a complete independent investigation focusing on the valuation issues relating to the "adequate consideration" rule. Adequate consideration is generally understood to represent the fair market of an asset. Accordingly, in order to arrive at its opinion regarding the fairness from a financial point of view of the exchange rate established for the Units, the Fairness Analyst performed its research and analyses with the intent of establishing whether the Limited Partners would receive at least fair market value in exchange for their Units. "Fair market value" is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well informed about the asset and the market for that asset. The Fairness Analyst performed an analysis of the material features and characteristics of the Partnerships and PCM, as well as an analysis of the financial statements and results of operations of each entity. The Fairness Analyst assumed that PCM will continue its current business plan and structure, and made other reasonable assumptions and estimates regarding distressed loan portfolio acquisition and pricing, operating expenses, and partnership distribution policies.

     DETERMINATIONS. The Company, PCM and the General Partner determined the total indicated values for PCM and for each of the Partnerships as set forth in the following table:

                      NAME OF PARTNERSHIP OR CORPORATION                      TOTAL VALUE
    ----------------------------------------------------------------------    -----------
    Performance Asset Management Fund, Ltd.,
      A California Limited Partnership....................................    $   934,000
    Performance Asset Management Fund II, Ltd.,
      A California Limited Partnership....................................    $ 3,112,000
    Performance Asset Management Fund III, Ltd.,
      A California Limited Partnership....................................    $ 6,000,000
    Performance Asset Management Fund IV, Ltd.,
      A California Limited Partnership....................................    $15,846,000
    Performance Asset Management Fund V, Ltd.,
      A California Limited Partnership....................................    $ 4,700,000
    Performance Capital Management, Inc.,
      a California corporation............................................    $44,523,000

     BASIS FOR METHODS OF ARRIVING AT FINDINGS AND RECOMMENDATIONS. The Fairness Analyst valued the assets of each entity by determining the combined value of such entity's assets, including the value of each entity's cash flows and the terminal value of such entity's distressed loan portfolios. The Fairness Analyst determined the asset liquidation value of each entity and calculated the allocation of assets of each Partnership between the General Partner and the Limited Partners of each Partnership based on such Partnership's Partnership Agreement. Additional factors considered by the Fairness Analyst in making its valuation include discount factors based on the age and composition of the various distressed loan portfolios and the Fairness Analyst's determination of the present value of the respective cash receipts of each entity, as well as the historical and projected collection costs of distressed loan portfolios.

        DETERMINATION OF EXCHANGE VALUE AND ALLOCATION OF COMMON SHARES

     EXCHANGE VALUE. The net equity values determined by PCM, the Company and the General Partner and reviewed by the Fairness Analyst of all of the assets of the Partnerships, PCM and the Company, considered together and separately, together with the book value of the other financial assets of such entities, have been used to establish the Exchange Value. The Fairness Analyst is unaffiliated with neither the Company, PCM nor the General Partner. PCM's and the Company's independent auditors, Kelly & Company, were referred to the Fairness Analyst by an accountant unaffiliated with neither PCM, the Company or the General Partner and with whom neither PCM, the Company nor the General Partner has conducted any business. The Fairness Analyst was selected by Kelly & Company entirely on the basis of the its qualifications.

     The General Partner and PCM valued the assets of the Partnership and PCM, respectively, as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale. The valuation was conducted in accordance with the provisions of Section 25014.7(b)(1) of the Thompson-Killea Act. The valuation was also conducted in accordance with the provisions of Sections 1300 et seq. of the California General Corporation Law pertaining the Dissenting Shareholders. The compensation to dissenting Limited Partners and Shareholders entitled to compensation for their Units or shares is based upon the valuation described above. See the section entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND DISSENTING LIMITED PARTNERS" in the Prospectus.

     The purpose of the Fairness Opinion is to confirm to the Company, PCM and the General Partner the fairness from a financial point of view of the Merger Proposal and related transactions to the Partnerships. Neither the Company, PCM, nor the General Partner gave the Fairness Analyst any specific instructions other than the instruction from Kelly & Company, PCM's and the Company's independent auditors, to prepare a fairness opinion (i) meeting the valuation requirements of the Thompson-Killea Act; and (ii) potentially useful in meeting the valuation requirements of Sections 1300 et seq. of the California General Corporation

Law pertaining to Dissenting Shareholders; and (iii) sufficient to support an opinion regarding the fairness of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Pursuant to the Thompson-Killea Act, the Units were valued as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the costs of sale. Pursuant to the provisions of Section 1300 of the California General Corporation Law, the fair market value of the Dissenting Shares shall be determined as of the day before the first announcement of the terms of the Merger Proposal and related transactions, excluding any appreciation or depreciation in consequence of the Merger Proposal or related transactions, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. The Fairness Opinion will not be updated.

     FAIRNESS OPINION. The Exchange Value was determined by PCM, the Company and the General Partner, as was the consideration to be paid by the Company to each Partnership for such Partnership's assets. The Fairness Analyst has determined that the Exchange Value and such consideration are fair from a financial point of view to each Partnership, as specified in the Fairness Opinion. The compensation paid to the Fairness Analyst was not contingent upon the findings of the fairness of the Exchange Value, such consideration or the Merger Proposal or the consummation or approval of the Merger Proposal or related transactions. The Fairness Opinion relates to the fairness from a financial point of view of the Merger Proposal and related transactions, addressing the fairness from a financial point of view of the Merger Proposal and related transactions as a whole and to each of the Partnerships. Because the Merger is contingent upon the approval of the Merger Proposal by all of the Partnerships, PCM, and the Company, the Fairness Opinion did not consider possible combinations of less than all of the Partnerships in the Merger.

     The Fairness Analyst considered all of the assets of each of the Partnerships, PCM, and the Company. The intangible assets of the Partnerships and PCM consist of distressed financial debt instruments and obligations. The Fairness Analyst also considered tangible assets of the Partnerships, PCM and the Company. The tangible assets of the Partnerships and the Company were determined to be negligible. The tangible assets of PCM were determined to be more considerable and include furniture, computers and business equipment. The aggregate appraised value of the assets of the Partnerships is $30,592,000. The aggregate value of the assets of PCM is $44,523,000.

     EXCHANGE OF SHARES. On the Closing Date, if the PCM Shareholders, the Limited Partners of all five Partnerships, and the Company Shareholders approve the Merger Proposal, PCM and the Partnerships will merge with and into the Company. Pursuant to the Merger Agreement, all of the Units of the Limited Partners at the Closing Date will be converted into Common Shares in accordance with an exchange ratio which provides that each $10.00 in a Limited Partner's capital account, calculated as of the Determination Date, will be converted into one Common Share, with cash being paid for any fractional shares based on the value of Common Shares on the Determination Date.

     The following table summarizes the valuation conclusions of the General Partner and PCM as to the Partnerships and PCM, respectively, based on 7,511,500 allocable shares of Merger Stock:

                                                                  PERCENTAGE OF
                                                                    AGGREGATE            NUMBER OF
                                           INDICATED VALUE       INDICATED VALUE       COMMON SHARES
                                           (ROUNDED TO THE       (ROUNDED TO THE         ALLOCATED
                                           NEAREST $1,000)     NEAREST 1/10 OF 1%)       TO ENTITY
                                           ---------------     -------------------     -------------
    PAM I................................    $   934,000                1.2%                93,398
    PAM II...............................      3,112,000                4.1                311,202
    PAM III..............................      6,000,000                8.0                600,003
    PAM IV...............................     15,846,000               21.1              1,584,596
    PAM V................................      4,700,000                6.3                470,002
                                             -----------              -----              ---------
         Sub-Total.......................    $30,592,000               40.7%             3,059,201
                                             -----------              -----              ---------
    PCM..................................     44,523,000               59.3              4,452,299
                                             -----------              -----              ---------
         Total...........................    $75,115,000              100.0%             7,511,500
                                             ===========              =====              =========

     The Company shall promptly furnish a copy of the Fairness Opinion, without charge, upon the request of any Limited Partner, PCM Shareholder or Company Shareholder. All such requests should be addressed as follows: Performance Asset Management Company, Attn: Information Agent -- Fairness Opinion, 4100 Newport Place, Suite 400, Newport Beach, California 92660.

                      POTENTIAL RISKS AND ADVERSE EFFECTS

THE MERGER AND ACQUISITION OF SHARES OF THE COMPANY'S COMMON STOCK INVOLVES VARIOUS RISKS, AND LIMITED PARTNERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE SECTION ENTITLED "RISK FACTORS" IN THE PROSPECTUS, INCLUDING THE FOLLOWING:

     *TAX CONSEQUENCES. The Partnerships do not pay any federal income taxes. After consummation of the Merger, the Surviving Corporation will be subject to federal income tax. Shareholders of the Surviving Corporation will also be required to pay federal income taxes on any dividends that they may receive from the Surviving Corporation and on any gain from the sale or exchange of Common Shares. Therefore, while in partnership form only one level of federal income tax is imposed (i.e., on the Limited Partners), in corporate form two levels of federal income tax are imposed (i.e., one on the Surviving Corporation and one on its shareholders to the extent they receive dividends or recognize gain on the sale or exchange of shares). See the portions entitled "FEDERAL INCOME TAX CONSIDERATIONS" and "OTHER TAX CONSIDERATIONS" in the Prospectus.

     *SIGNIFICANT REDUCTION IN DISTRIBUTIONS. The dividends distributed to shareholders of the Surviving Corporation may be significantly less that the current distributions to the Limited Partners. The Company currently does not anticipate making any dividend payments on the Common Shares. See the portion entitled "RISK FACTORS" in the Prospectus.

     *NON-PERFORMING ASSETS. Many of the assets held by the Partnerships which may be acquired by the Company are, by their nature, non-performing. Specifically, those assets were originally available for purchase by the Partnerships because the obligors of the indebtedness comprising those assets failed to pay on those debt obligations and there is not sufficient security or collateral available for disposition from which to generate proceeds sufficient to pay those debt obligations. For that reason, the assets which the Partnerships have acquired and the Company intends to acquire by the Merger may be completely unproductive; that is, those assets may generate no income to the Company. See the portion entitled "BUSINESS AND ASSETS" in the Prospectus.

     *UNSPECIFIED ASSETS. The Company may, from time to time, change its asset portfolio by disposing of certain assets and replace the same with newly acquired assets. The assets may, in that sense, be unspecified. See the section entitled "BUSINESS AND ASSETS" in the Prospectus.

     *SPECULATIVE BUSINESS. The Company's business objectives, similar to those of the Partnerships, must be considered speculative and there is no assurance that the Company will satisfy those objectives. No assurances can be given that Limited Partners will realize a return on their exchange of Units for shares of Merger Stock. See the section entitled "RISK FACTORS" in the Prospectus.

     *RESTRICTIONS ON TRANSFER OF COMMON SHARES. The Common Shares may not be freely transferable if the shareholder is deemed an Affiliate of the Company, as that term is defined herein. Further, no public market for the Common Shares exists. To accomplish the purposes of the Merger, the transfer, assignment, sale, conveyance, hypothecation, encumbrance or other alienation of the Merger Stock will be restricted. 25% of the Merger Stock will be unrestricted immediately after the consummation of the Merger. 25% of the Merger Stock will be restricted until the end of the Company's first full fiscal quarter following the Closing Date. 25% of the Merger Stock will be restricted until the end of the Company's second full fiscal quarter following the Closing Date. The remaining 25% of the Merger Stock will be restricted until the end of the Company's third full fiscal quarter following the Closing Date. Accordingly, the Common Shares should only be acquired as a long term investment. See the portions entitled "RESALE OF THE COMMON

SHARES," "DESCRIPTION OF THE COMMON SHARES," and "Merger Stock Will Be Restricted" in the Prospectus.

     *UNCERTAINTY REGARDING TRADING AND MARKET PRICE OF COMMON SHARES. The Common Shares may not be listed or approved for listing on any regional or national securities exchange or otherwise designated or approved for designation upon notice of issuance as a regional or national market system security. See the portion entitled "RISK FACTORS" in the Prospectus.

     *SUBSTANTIAL FEES. The Merger and related transactions may involve the payment of substantial fees and compensation to the General Partner, PCM, the Company and their Affiliates. Further, the management of the Company will be entitled to receive certain significant fees, compensation, payments and reimbursements regardless of whether the Company operates at a profit or loss. See the portion entitled "MANAGEMENT OF THE COMPANY" in the Prospectus.

     *CONFLICTS OF INTEREST. The Company, PCM and the General Partner are subject to various conflicts of interest. See the portion entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" in the Prospectus.

     *POTENTIAL PRICE VOLATILITY. If a public market develops for the Common Shares, there may be significant volatility in the market price of the Common Shares. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of those companies. The market price for the Common Shares may be affected by general stock market volatility. See the section entitled "RISK FACTORS" in the Prospectus.

     *POSSIBLE DILUTION. The percentage interest of holders of Merger Stock in the assets, liabilities, cash flow and results of operations of the Company, as well as the percentage voting power of such holders, may be diluted in several ways. See the portion entitled "RISK FACTORS" in the Prospectus.

                     RIGHTS OF DISSENTING LIMITED PARTNERS

     DISSENTING LIMITED PARTNER RIGHTS. The Thompson-Killea Act provides Dissenting Limited Partners with certain rights to receive compensation for their Units based on a valuation of the Partnership's assets performed by an independent party unaffiliated with the General Partner or the Company and which values the assets as if sold in an orderly manner in a reasonable period of time, plus or minus other balance sheet items, and less the cost of sale or refinancing. Compensation to Dissenting Limited Partners may be cash, secured debt instruments, unsecured debt instruments, or freely tradeable securities; provided, however, that:

          (A) debt instruments used as compensation must provide for a trustee and an indenture to protect the rights of the debt holders and provide a rate of interest based upon, but not less than, the then applicable federal interest rate as determined in accordance with Section 1274 of the Code;

          (B) unsecured debt instruments used as compensation, in addition to the above requirements, must limit total leverage to 70 percent of the appraised value of the assets;

          (C) all debt securities have a term no greater than seven years and provide for prepayment with 80 percent of the net proceeds of any sale or refinancing of the assets previously owned by the entity or any part thereof; and

          (D) freely tradeable securities used as compensation to Dissenting Limited Partners must be issued by an issuer whose securities are listed on a certified national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., for at least one year prior to the transaction, and the number of securities to be received in return for Units must be determined by a valuation of limited partnership assets, conducted in a manner consistent with the procedures described above, in relation to the average last sale price of the freely tradeable securities in the 20-day period following the consummation of the Merger. If the issuer of the freely tradeable securities is affiliated with PCM, the General Partner or the Company, newly issued securities to be utilized as compensation to Dissenting Limited Partners shall not represent more than 20 percent of the issued and outstanding shares of that class of securities after giving effect to the issuance. For the purposes of the preceding sentence, neither PCM, the General Partner nor the Company is deemed "affiliated" with the issuer of the freely tradeable securities if PCM, the General Partner nor the Company receives any material compensation from the issuer or its Affiliates in conjunction with the Merger Proposal or related transactions; provided, however, that PCM, the General Partner and Company may, under certain circumstances, receive payment for their equity interests and other compensation.

     Further, the Limited Partners may, in lieu of the forgoing, receive or retain a security with substantially the same terms and conditions as the security originally held, i.e. the units in a limited partnership similar to the Partnership, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future combinations or reorganizations of one or more former Merger participants. Securities received or retained will be considered to have the same terms and conditions as the security originally held if:

          (A) There is no material adverse change to the Dissenting Limited Partners' rights, including, but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation, and liquidation policies of the Surviving Corporation.

          (B) The Dissenting Limited Partners receive the same preferences, privileges, and priorities as they had pursuant to the security originally held.

     The Company is satisfying this requirement by offering to purchase the Units of any Dissenting Limited Partner with an unsecured subordinated debenture issued under an indenture in conformity with the Thompson-Killea Act. The Merger Proposal and related transactions have also been structured to comply with the other protections afforded by the Thompson-Killea Act. In the event a Limited Partner elects to exercise his or her right to dissent, such Limited Partner must perform the acts set forth at the portion of the Prospectus entitled "VOTING PROCEDURES -- Dissenting Limited Partners." Generally, Dissenting Limited Partners must file a written notification of their election to dissent with the General Partner and request a substitute security from the General Partner.

     See the portion entitled "RIGHTS OF DISSENTING SHAREHOLDERS AND LIMITED PARTNERS" in the Prospectus.

     A Dissenting Limited Partner who perfects his or her dissenter's rights as described below will be entitled to receive an unsecured subordinated debenture for the fair exchange value of that Dissenting Limited Partner's Units. In the event a Dissenting Limited Partner elects to exercise his or her right to dissent, such Dissenting Limited Partner must do the following to perfect his or her rights as a Dissenting Limited Partner:

          (A) Such Dissenting Limited Partner must file a written request with the Company at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Information Agent -- Dissenters' Rights, prior to the earlier of (i) the date such Dissenting Limited Partner's completed Consent Form is received by the Exchange Agent, or (ii) the expiration of the Solicitation Period.

          (B) The request must state the number of Units for which the Dissenting Limited Partner is requesting dissenters' rights. Only persons who fail to vote in favor of the Merger Proposal and related transactions can be Dissenting Limited Partners. NEITHER THE DELIVERY OF A CONSENT FORM DIRECTING A VOTE AGAINST THE MERGER PROPOSAL AND RELATED TRANSACTIONS NOR A FAILURE TO VOTE FOR THE MERGER PROPOSAL AND RELATED TRANSACTIONS CONSTITUTES A WRITTEN REQUEST FOR DISSENTERS' RIGHTS.

     If PCM, the Company and all of the Partnerships approve the Merger Proposal and related transactions, and the other conditions of the Merger Proposal and related transactions are satisfied so that the Merger is consummated, then a Dissenting Limited Partner who requests dissenters' rights and who thereafter perfects his or her rights as a Dissenting Limited Partner will be provided with an unsecured subordinated debenture within 30 days following the consummation of the Merger and related transactions for his or her Units in the amount as determined above.

LIMITED PARTNERS WISHING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE CAUTIONED THAT FAILURE TO FOLLOW THE ABOVE PROCEDURES PRECISELY MAY RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     COMPLIANCE WITH AND APPROVAL FROM FEDERAL AND STATE AUTHORITIES. The Merger Proposal and related transactions will not be completed if any moratorium on transactions of its type are imposed by federal, state or regulatory authorities or if any state Blue Sky or securities authority imposes any restriction upon, or prohibits any aspect of, the transactions contemplated by the Merger Proposal and related transactions, which in the judgment of the Company, renders the Merger Proposal and related transactions undesirable or impractical.

     COMPARISON OF UNITS AND COMMON SHARES. The portion entitled "Summary Comparison of Units and Common Shares" in the Prospectus highlights a number of the significant differences between the Partnerships (and the Units) and the Company (and the Common Shares) relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure compensation and fees, and investor rights, and compares certain legal rights associated with the ownership of the Units and Common Shares, respectively. These comparisons are intended to assist the Limited Partners in understanding how their investments will be changed if, as a result of the Merger and related transactions, their Units are exchanged for Common Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     INTRODUCTION. The following information is intended to provide to Limited Partners with a summary of all material federal income tax consequences of general application to the Surviving Corporation and Limited Partners associated with the Merger Proposal. This summary does not comment on all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, including any state, local, foreign or other matters, and does not consider various facts or limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners and may modify or alter the results described herein.

     Except as otherwise indicated, statements of legal conclusions regarding tax treatments, tax effects or tax consequences present the opinions of John Brainerd, Attorney-at-Law and tax counsel retained to provide a tax opinion relating to the Merger Proposal, based on the Code and applicable Treasury Regulations, each as amended and in effect on the date hereof, and on reported judicial decisions and published positions of the Internal Revenue Service ("IRS"). No rulings have been requested from the IRS concerning any of the matters described in the Prospectus and the IRS will generally not issue rulings on transactions such as the Merger Proposal. In some cases, particularly those as to which tax counsel's opinion is qualified, there is a risk that the IRS will disagree with the conclusions of tax counsel. The laws, regulations, administrative rulings and judicial decisions that form the basis for conclusions with respect to the tax consequences of the Merger Proposal are very complex and are subject to change at any time.

     The tax opinion of John Brainerd is filed as an exhibit to the Registration Statement. Upon receipt of a written request of a Limited Partner (or such Limited Partner's representative who has been so designated in writing) addressed to the Company, at 4100 Newport Place, Suite 400, Newport Beach, California 92660, attention: Corporate Secretary, a copy of the tax opinion will be transmitted promptly, without charge, by the Company.

     Limited Partners should be aware that there is no direct authority of general applicability governing the federal income tax treatment of transactions such as the Merger Proposal that are structured as partnership mergers, because this structure is an approach made available by recent developments in partnership law. Therefore, in rendering its opinions, tax counsel has relied on authorities addressing the consequences of analogous transactions that used similar structures. Accordingly, although there appears to be no controlling authority contrary to tax counsel's conclusions, it is possible that the IRS would take a different position if it addressed the tax consequences of the Merger Proposal.

     DIFFERENCES BETWEEN UNITS AND COMMON SHARES. A limited partnership is a pass-through entity for federal income tax purposes. This means that a limited partnership is not liable for federal income tax on its taxable income. Rather, a limited partnership passes its income (or loss) through to its owners (i.e., general and limited partners) in proportion to their relative ownership interests. This is known as allocating a partnership's income and loss. Many items of income, gain, loss, and deduction are allocated separately to each partner in proportion to such partner's interest. The character of each item passed through to a partner remains the same with the partner as it was with the limited partnership. When income (or loss) is allocated to a partner, such partner is taxed on that income (or may deduct that loss). This tax is imposed on the partner regardless of whether the limited partnership actually distributes any cash or property to the partner. Therefore, generally it is the allocation, not the distribution, of income to a partner that results in tax (or a deduction) for that partner. A partner has a basis in the limited partnership interest he or she holds which is generally equal to either the cost of the limited partnership interest if purchased, or if not purchased, the amount of any cash or basis of any other property that partner transferred to the limited partnership, increased (or decreased) by that partner's share of the limited partnership's income (or loss) and decreased by the amount of any cash (or the basis of any property) distributed to that partner. Upon sale of his or her limited partnership interest, a partner realizes gain equal to the amount received for the limited partnership interest less the partner's basis in the limited partnership interest. The partner's gain (or loss) upon sale is generally capital, but may be characterized as ordinary to the extent of the partner's share of certain assets held by the limited partnership.

     Because a limited partnership does not pay tax on income it earns (but rather the General Partner and Limited Partners pay tax on such income), partners of a limited partnership are subject to only one level of federal income tax on income earned in the business conducted by the Partnership. As owners of the Partnership through their Units, Limited Partners receive the federal income tax treatment just described. The number of Units owned by a Limited Partner will determine the amount of income or loss allocated to the partner by the applicable Partnership.

     A corporation is a taxable entity and pays federal income tax at a maximum rate of 39% on its taxable income. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges his or her stock at a gain. A corporation often makes distributions to shareholders in proportion to their interests in the corporation, but it need not do so. When cash or property is distributed, each portion of the distribution will be characterized in one of the following three ways: (i) as a dividend, (ii) as a capital gain, or (iii) as a return of capital. The portion of a distribution treated as a dividend is taxed at ordinary federal income tax rates, which, for individuals, range up to 39.6%. However, upper bracket individuals are subject to a phaseout of their personal exemptions, and a restriction on itemized deductions, which in combination in certain circumstances, can bring the actual maximum federal rate to more than 47%. The portion treated as capital gain will generally be taxed at a maximum 28% rate. The portion treated as return of capital will not be taxed. The amount of any distribution treated in any of the three alternative ways may differ for each shareholder, and will depend upon the value of the cash and property received, the percentage interest in the corporation owned by the shareholders receiving the distribution, and each shareholder's basis in his or her shares. Because corporations are taxable on their own taxable income, and because shareholders may be taxed again on that same income if it is distributed to them in the form of cash or property or it is realized through the sale or exchange of shares of stock at a gain, there are two levels of potential tax upon income earned by a corporation. A shareholder's basis in his or her stock is generally equal to the cost of the stock if purchased, or, if not purchased, the amount of any cash and basis of other property contributed to the corporation, decreased by the amount of any distributions treated as a return of capital under the rules discussed above. Upon a sale of stock, a shareholder's gain (or loss) will be equal to the amount received for the stock less his or her basis in that stock. The character of such gain (or loss) will generally be capital in nature. As holders of interests in a corporation, the owners of any Common Shares will be subject to the tax treatment just described.

     As a holder of a Unit, a Limited Partner holds an interest in an entity that earns income subject to only one level of federal income tax, whereas the holder of a Common Share would hold an interest in an entity that earns income subject to two potential levels of federal income tax.

     There are, however, potential tax advantages (and corresponding financial advantages) to conducting a business by a corporation. These include the ability of shareholders to defer tax on income earned by the corporation until the corporation distributes such income. Partners in a partnership, by contrast, are taxed as soon as the partnership earns income. Partners pay such tax at their individual federal tax rate, which may exceed the maximum federal corporate tax rate. Alternatively, because shareholders pay no tax until they receive distributions, the Surviving Corporation, as a corporation, may accumulate income for business expansion without financially interfering with its shareholders' ability to pay their taxes.

     LIMITED PARTNERS. Each Limited Partner will recognize gain or loss resulting from the Merger as if the Partnership had (a) sold all of its assets to the Company for an amount equal to the value of the shares received in the Merger, plus the liabilities of the Partnership assumed in the Merger, and (b) distributed the shares received in the Merger to the Limited Partners. A Limited Partner who receives cash (with respect to Units) in lieu of fractional Common Shares or who receives an unsecured subordinated debenture because of such Limited Partner's exercise of appraisal or similar rights under California law (with respect to Units) may recognize gain depending upon such Limited Partner's aggregate basis in the Partnership prior to the Merger. The aggregate basis of any Common Shares received in the Merger by a Limited Partner in exchange for Units will equal the aggregate basis in such Units immediately before the Merger, but may be decreased if cash is received by such Limited Partner for such Units in lieu of fractional Common Shares. Such basis will be prorated among all Common Shares received for such Units.

     A Common Share received in exchange for Units will have a holding period that begins on the day following the Merger to the extent that the value of such Common Share on such date is attributable to certain of the Partnership's assets (essentially its ordinary income assets), and to the extent of any excess value, such Common Share will have a holding period that includes the period the Units were held by the Limited Partners.

     A holder of Units who subsequently sells the Common Shares received in the Merger will recognize gain or loss measured by the difference between the amount realized on such sale and his or her tax basis in the shares sold. Each Limited Partner who receives Common Shares in the Merger will be required to file with his or her federal income tax return for the year in which the Merger is consummated a statement that provides details relating to his or her Limited Partnership interest (which will be considered to be property transferred), the Common Shares, and his or her share of any liabilities assumed by the Surviving Corporation in the Merger. The Surviving Corporation will provide shareholders with information to assist them in preparing such a statement.

     After the Merger, the income and deductions attributable to the assets and liabilities of the Surviving Corporation will not be allocated to the Surviving Corporation's shareholders. A shareholder will be taxed only on dividends and other distributions received from the Surviving Corporation, if any. Such distributions generally will be taxable as dividends to the extent of any current or accumulated earnings and profits of the Surviving Corporation. Any other distributions will be treated as a nontaxable return of capital to the extent of the shareholder's basis in his or her Common Shares and as capital gain to the extent of the remaining portion of such distribution.

     THE SURVIVING CORPORATION AND THE PARTNERSHIP. The Partnership will be deemed to have transferred all its assets and liabilities to the Company and to have received Common Shares in exchange, and then to have distributed those shares to the General Partner and the Limited Partners in complete liquidation. As a consequence, the assets of the Partnership will retain the same tax basis as they had prior to the Merger unless the Partnership is required to recognize gain resulting from the Merger. The Surviving Corporation's tax basis in the assets acquired from the Partnership would equal the value of the Common Shares issued in the Merger plus the amount of the Partnership's liabilities assumed in the Merger, and the Surviving Corporation's holding period in the assets would begin the day after the Merger takes effect. The Partnership, on the other hand, would recognize gain or loss resulting from the Merger in an amount equal to the amount by which the value of the Common Shares received plus the amount of the Partnership's liabilities assumed exceeds (or is less than) its basis in the assets transferred and the General Partner and the Limited Partners would be required to include in their taxable income their distributive shares of the Partnership's gain or loss.

     After the Merger becomes effective, the Partnership will cease to exist for both state law and federal income tax purposes. The Surviving Corporation will be taxed as a corporation on its taxable income. The income and deductions attributable to the assets and liabilities received in the Merger will be included in the Surviving Corporation's taxable income. The adjusted tax basis of certain of the assets will be depreciable or amortizable for federal tax purposes, thereby reducing the amount of the Surviving Corporation's income subject to tax.

THE FOREGOING DISCUSSION ADDRESSES ONLY THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER AND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

OTHER TAX CONSIDERATIONS. The following information is intended to provide Limited Partners with a summary of certain material state and local income tax consequences of general application to the Limited Partners and the Surviving Corporation associated with the Merger Proposal. This information does not present all tax matters that may affect the Partnership, the Surviving Corporation and the Limited Partners, and does not consider various facts and limitations applicable to any particular Limited Partner, or special tax rules that may apply to certain Limited Partners that may modify the results described herein.

     The following statements are not the subject of John Brainerd's tax opinion and have not otherwise been passed upon by Mr. Brainerd. No rulings have been requested from any state or local tax jurisdiction concerning any of the matters described in the Prospectus.

     A limited partnership is generally a pass-through entity for state and local income tax purposes. This means that a limited partnership is not liable for state or local income tax on its taxable income. In general, partners liable for federal income tax are also liable for the state and local income taxes of the states and taxing municipalities in which a limited partnership does business. These taxes are generally based on a partner's allocated share of federal taxable income from the limited partnership as allocated or apportioned among the various state and local jurisdictions on the basis of the character of the income earned or on the basis of sales made, payroll paid, and property owned in each jurisdiction. A partner is also generally subject to tax on all income earned from that partner's investment in the limited partnership in the partner's state and, if applicable, city or village of residence. This tax may be offset by credits for taxes paid to other states and municipalities. In general, interest income and capital gains earned by a limited partnership are not subject to municipal income tax. As with federal income tax, partners of a limited partnership are subject to only one level of state and local income tax on income earned in the business conducted by the limited partnership. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     The Partnerships have filed composite state income tax returns for a number of years on behalf of eligible and electing Limited Partners for the purpose of limiting each Limited Partner's compliance burden to that Limited Partner's state of residence. The taxes paid by the Partnership with these returns have been charged to the participating Limited Partners' capital accounts.

     A corporation is a taxable entity and pays state and local income taxes at rates which vary depending upon the identity of the states and cities in which the corporation conducts its business. The business of the Surviving Corporation is expected to be conducted in California, which imposes a tax on income apportioned to California. A shareholder of a corporation is generally not taxed on any income earned by a corporation until the corporation distributes either cash or property to the shareholder or the shareholder sells or exchanges shares of stock at a gain. See the section entitled "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus. Dividends and capital gains are generally subject to tax only in the shareholder's state of residence. Income from capital gains is generally taxed at the same rates as other taxable income. Neither dividends nor capital gains are generally taxable by taxing municipalities.

THE FOREGOING DISCUSSION ADDRESSES ONLY CERTAIN OF THE STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER PROPOSAL APPLICABLE TO LIMITED PARTNERS GENERALLY. EACH LIMITED PARTNER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER PROPOSAL.

                                   APPENDIX G

November 3, 1997

Board of Directors
Performance Development, Inc.
4100 Newport Place, Suite 400
Newport Beach, California 92660

Gentlemen:

     Kelly & Company, the independent certified public accounting firm which reviews and audits certain financial statements of the Partnerships (hereinafter defined) and who was retained by Performance Development, Inc., a California corporation and the General Partner of the Partnerships (the "General Partner"), has retained Willamette Management Associates, Inc. ("WMA"), to act as its independent fairness analyst in connection with the proposed merger involving Performance Asset Management Company, a Delaware corporation (the "Company"); Performance Asset Management Fund, Ltd., A California Limited Partnership; Performance Asset Management Fund II, Ltd., A California Limited Partnership; Performance Asset Management Fund III, Ltd., a California Limited Partnership; Performance Asset Management Fund IV, Ltd., A California Limited Partnership; and Performance Asset Management Fund V, A California Limited Partnership (the "Partnerships"); and Performance Capital Management, Inc., a California corporation ("PCM"),(the "Merger Proposal"). In our capacity as independent fairness analyst, you have specifically asked us to render a written opinion (the "Fairness Opinion"), as of June 30, 1997, as to whether:

     the exchange value established by management at the Company regarding the exchange of limited partnership units (the "Units") in each of the Partnerships into shares of stock (the "Shares") in the Company is fair, from a financial point of view, to the Partnerships.

     WMA, established in 1969, is one of the nation's leading independent financial advisory and business valuation firms. WMA's principal business is the valuation of businesses and business interests, including both privately held and publicly traded companies, for all purposes, including mergers and acquisitions, divestitures, public offerings, gift and estate taxes, employee stock ownership plans, corporate and partnership recapitalizations, dissolutions and other objectives.

     In accordance with recognized professional ethics, our professional fees for this service are not contingent upon the opinion expressed herein, and neither WMA, nor any of its employees has a present or intended financial interest in the Partnerships, the General Partner, PCM or the Company.

     We have not been requested to, and, therefore, did not: (i) select the method of determining the allocations for the Shares or establish the allocations (management of the Company, PCM, and the General Partner initiated and structured the consolidation, selected the method of determining the allocations and established the allocation ratios); (ii) make any recommendation to the limited partners of the Partnerships ("Limited Partners"), the General Partner, the Company, or PCM with respect to whether to approve or reject the Merger Proposal; (iii) express any opinion as to (a) the impact of the Merger Proposal with respect to the combination of the Partnerships or ratios of Shares issued; (b) the tax consequences of the Merger Proposal for owners of the Partnerships, the General Partner, PCM, or the Company; (c) the potential capital structure of the Company or its impact on the financial performance or the Shares; or (d) whether or not alternative methods of determining the relative amounts of Shares would have also provided fair results or results substantially similar to those of the allocation methodology used.

     Further, we are not expressing any opinion herein as to (i) the fairness of any terms of the Merger Proposal (other than the fairness of the allocations), or the amounts or allocations of Merger Proposal costs or the amounts of Merger Proposal costs borne by the Limited Partners; (ii) the prices at which Shares may trade following the Merger or the trading value of the Shares to be received compared with the current fair market value of the Partnerships' portfolios or other assets if currently liquidated; or (iii) alternatives to the Merger Proposal.

  Description of the Merger Proposal

     It is our understanding that the Board of Directors of the General Partner has approved a proposal for and on behalf of the Partnerships to merge the Partnerships and PCM with and into the Company, whereby the Company shall acquire, by the Merger Proposal, all of the assets of PCM and the assets of the Partnerships. Further, the Merger Proposal contemplates that the Limited Partners of the Partnerships and the shareholders of PCM shall ultimately receive shares of common stock of the Company in exchange for their Units and shares of common stock in PCM, respectively, and that the Partnerships and PCM will wind up and dissolve.

     PCM and the Partnerships are engaged in business in the financial services industry. Specifically, PCM and the Partnerships engage in the business of buying, servicing, and reselling discounted portfolios of distressed financial debt instruments and obligations. Such portfolios typically consist of distressed loan instruments evidencing secured and unsecured commercial and consumer loan credit card debt, debt related to real and personal property, loans, notes receivable, and other indebtedness. PCM and the Partnerships either collect on the underlying obligations or sell the instruments alone or in portfolios. The Company will engage in the same business.

     We have been advised by the General Partner that (i) 3,059,201 shares of common stock of the Company, par value $.001 will be allocated to the Partnerships as a group in exchange for the net assets of such Partnerships upon consummation of the consolidation; (ii) 4,452,299 shares of common stock of the Company will be allocated to PCM in exchange for its assets and related and affiliated credit collection and servicing businesses; (iii) the Partnerships will be merged with and into the Company and the Shares allocable to each Partnership will be distributed to its partners in accordance with the provisions of the Agreement of Limited Partnership for such Partnership ("Partnership Agreement") with respect to distributions upon liquidation; (iv) PCM will be merged into the Company and Shares distributed to PCM's shareholders upon PCM's liquidation.

  Description of Fairness Opinion Analysis

     In undertaking this engagement, our focus was directed to the valuation issues relating to the adequate consideration rule. "Adequate consideration" is generally understood to represent the fair market value of an asset. Accordingly, and in order to arrive at our opinion regarding the fairness, from a financial point of view, of the exchange ratio established for the Units of each of the Partnerships, we performed our research, procedures, and analyses with the intent of establishing whether, based on the exchange ratio proposed by management at the Company, the Limited Partners would receive at least fair market value in exchange for Units transferred. That is,in order for the Merger Proposal to be fair from a financial point of view to the Limited Partners of each Partnership, the fair market value of the Shares received by each of the Limited Partners must be equal to, or greater than, the fair market value of the Units exchanged as of June 30, 1997.

     For purposes of this assignment, fair market value is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties are able, as well as willing, to trade, and both parties are well-informed about the asset and the market for that asset.

     In arriving at the opinion set forth below, we have:

     1. Reviewed relevant Partnership and corporate documents and records;

     2. Reviewed the Registration Statement on Form S-4 ("Registration Statement") filed by the Company with the Securities and Exchange Commission;

     3. Reviewed the audited financial statements of the Partnerships for each Partnership's 1996 fiscal year end and the unaudited financial statements for the six months ended June 30, 1997;

     4. Reviewed the audited financial statements of PCM for calendar years 1994 through 1996, and the unaudited financial statements for the six months ended June 30, 1997;

     5. Reviewed the pro forma balance sheet for the Company included in the Registration Statement as of June 30, 1997, and the statement of operations for the years ended December 31, 1996, 1995 and 1994, and the six months ended June 30, 1997, prepared by PCM and the Partnerships;

     6. Reviewed certain operating and financial information relating to the business, financial condition, and results of operations of the Partnerships, and discussed with the General Partner and management of PCM the operations, business plans, current and expected conditions in the distressed debt segment of the financial services industry (including market conditions for sales/acquisitions of distressed debt portfolios of the type owned by the Partnerships), and the historical financial statements, budgets and future prospects of the Partnerships and PCM;

     7. Reviewed and analyzed the methodology used by the General Partner, PCM, and the Company to allocate Shares between the Partnerships, as a group, and PCM, and separately between the Partnerships;

     8. Reviewed financial positions, financial operating results, and related pricing indicators as of June 30, 1997 regarding entities operating within the credit collections segment of the financial services industry.

     To evaluate the fairness from a financial point of view of the allocation of shares between the Partnerships as a group and PCM we considered (i) the combined estimated fair market value of the Partnerships as a group in comparison with the estimated fair market value of PCM; (ii) going concern, assumed perpetual life of PCM relative to the finite life of each Partnership as established in each Partnership Agreement; (iii) historical and projected cash flow relating to the distressed debt portfolios maintained by each Partnership;
(iv) historical cash flow of PCM; (v) Performance Capital Management, Inc. Financial and Operating Budget for the Years Ending December 31, 1997 through 2001, prepared by management of PCM; (vi) the General Partner's estimated net realizable values of distressed debt portfolios maintained by each Partnership as of December 31, 1996; and (v) historical results of operations for PCM for calendar years 1994 through 1996.

     To evaluate the fairness from a financial point of view of the allocation of shares among the Partnerships, we noted that such allocations are based upon the estimated net asset values of the Partnerships as of June 30, 1997, and that such net asset values are based, in part, upon the estimated fair market value of existing distressed debt portfolios, increased for other net assets of the Partnerships, and reduced for other net liabilities and a pro-rata share of appropriate Merger Proposal costs, as of June 30, 1997.

     In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information contained in the Registration Statement or that was otherwise publicly available or furnished or otherwise communicated to us. We have not made an independent evaluation or appraisal of the other financial and non-financial assets, or the liabilities, of the Partnerships. We have also relied on the accuracy and completeness of the balance sheet value determinations of the Partnerships, and all other adjustments made to the Partnership valuations to arrive at the respective net asset values and net asset value per Unit. We have also relied on the assurance of the General Partner, the Partnerships, PCM, and the Company that: (i) the calculations made to determine Share allocations, allocations among the Partnerships, and allocations between the General Partner and the Limited Partners are consistent with each Partnership's Partnership Agreement; (ii) any financial projections or pro forma statements or adjustments provided to us were reasonably prepared or adjusted on bases consistent with actual historical experience or reflected the best currently available estimates and good faith judgments; (iii) no material changes have occurred in the value of the Partnerships between June 30, 1997 and the date of this Opinion; and (iv) PCM, the General Partner and the Company are not aware of any information or facts regarding the Partnerships that would cause the information supplied to us to be incomplete or misleading.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. WMA has advised the Partnerships that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and facts, could create an incomplete view of the evaluation process underlying the Fairness Opinion.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of the information considered in this analysis, (i) the allocation of the Shares offered to the Partnerships pursuant to the Merger Proposal among PCM and the Partnerships as a group, and (ii) the allocation of shares among the Partnerships, is fair to the Partnerships, from a financial point of view.

     This Fairness Opinion is solely for the use and benefit of the General Partner to assist in decision making regarding the satisfactory fulfillment of fiduciary duties and responsibilities to the Limited Partners as delineated in
Section 8.3, "Rights, Authority, Power, Responsibilities and Duties of the General Partner,", specifically with regard to "Rights, Powers, and Voting Rights of the Limited Partners,", and "Termination, Liquidation, and Dissolution of the Partnership," as addressed in Section 9.3 and Section 12, respectively, of each Partnership Agreement.

Very truly yours,

/s/

Willamette Management Associates, Inc.

                                                                      APPENDIX H

     THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, FOR AND ON BEHALF OF THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("COMPANY").

                         PERFORMANCE DEVELOPMENT, INC.

                             LETTER OF TRANSMITTAL
                             AND CONSENT STATEMENT
                                      FOR
                              LIMITED PARTNERS OF
                    PERFORMANCE ASSET MANAGEMENT FUND, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

        THE DATE OF THIS CONSENT STATEMENT IS                         .

     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated October 31, 1997, and which is part of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in Part VI.

     This Letter of Transmittal and Consent Statement provides Limited Partners with the opportunity to vote "for" or "against" the Merger Proposal.

     This Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           , 1997, unless
the Merger Proposal is extended. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in Items IV, V and VI, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

     Adoption of the Merger Proposal requires consent by Limited Partners holding 75% of the Units in the Partnership. Assuming consummation of the Merger Proposal, at such time as the Partnership is wound up and dissolved, all of the partners of the Partnership, whether or not they consent to the Merger Proposal, will receive the same number of shares of the Company's common stock they would have received had they consented to the Merger Proposal, except that Limited Partners exercising their dissenters' rights may receive an unsecured subordinated debenture issued under an indenture. See Part V below.

                EXCHANGE AGENT: U.S. STOCK TRANSFER CORPORATION

                              By Mail or By Hand:

                        U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                              Attn: PAMCO Roll-up

Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested.

                                     PART I

                      NAME AND ADDRESS OF LIMITED PARTNER

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

                                    PART II

                              DESCRIPTION OF UNITS

     Specified below with respect to your Units are (i) the number of Units held of record, (ii) the Exchange Value attributable to your Units and (iii) the number of Company Shares which will be distributed by the Partnership to you in exchange for your Units.

      UNITS             EXCHANGE VALUE        COMMON SHARES
------------------    ------------------    ------------------

------------------    ------------------    ------------------

                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     A Limited Partner checking the "for" box and signing Part IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.

     A Limited Partner checking the "against" box and signing Part IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to Part V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of common stock distributed by the Partnership on its winding up and dissolution.

     The undersigned Limited Partner represents and warrants to the Company that, as of the Closing Date, (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.

     In connection with the solicitation of written consents of Limited Partners in the Partnership, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal;
(ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

     The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary to close and consummate the Merger and the withdrawal and transfer of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the Company Shares which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

     The following information must be completed in order to entitle the Soliciting Agent to receive compensation in connection with the Merger Proposal.

------------------------------------------------------
Name of Account Executive
(Please Print)

                                    PART IV

                              ALL LIMITED PARTNERS
                    (EXCEPT DISSENTING PARTNERS. SEE PART V)

            LIMITED PARTNERS ELECTING TO EXERCISE DISSENTERS' RIGHTS
                        SHOULD INSTEAD COMPLETE PART V.

Consent to the Merger Proposal being submitted by the General Partner and consent to approve and adopt the Amendment to the Partnership Agreement:

[ ]     For            [ ]     Against

                                 SIGNATURE BOX

               (NOT FOR DISSENTING LIMITED PARTNERS. SEE PART V)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V

                          DISSENTING LIMITED PARTNERS

         COMPLETE ONLY IF YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

     The Dissenting Limited Partner signing in this Part V withholds his or her consent to the Merger Proposal and to adoption of the Amendment to the Partnership Agreement. By signing this Part V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in Part III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued under an indenture in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units.

                                 SIGNATURE BOX

                    (ONLY FOR DISSENTING LIMITED PARTNERS.)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

                                    PART VI

                                  INSTRUCTIONS

     1. PREVIOUSLY TRANSFERRED INTERESTS. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.

     2. PARTICIPATION IN EXCHANGE. To be entitled to receive Company Shares on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in the Signature Box in Part IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           unless the
Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

     3. SIGNATURES. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in Part I of this Letter of Transmittal and Consent Statement. If the Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE PROPOSED MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR DISSENTERS) EVEN IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL AND ELECTS TO WITHHOLD HIS CONSENT TO THE MERGER PROPOSAL, A LIMITED PARTNER WILL NOT RECEIVE COMPANY SHARES UNTIL A SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RETURNED.

     4. CONDITIONAL TENDERS. No alternative, conditional or contingent consents will be accepted.

     5. WITHDRAWAL OR REVOCATION OF CONSENTS. A Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted stating that such Consent Statement is revoked.

     6. VALIDITY OF CONSENTS. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and binding. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.

     7. CONSENTS TO PROPOSAL. Only Persons who are holders of record of Units on the Determination Date may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

     8. DISSENTERS' RIGHTS. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing Part V, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued under an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the Exchange Value, payment of which will be made pursuant to the provisions of the indenture.

     Specified below is the proposed amendment ("Amendment") to the Partnership Agreement. This Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.

                               PROPOSED AMENDMENT

     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:

     1. DEFINITIONS. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 3, 1997, ("Prospectus").

     2. ELIMINATION OF RESTRICTIONS. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) the distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

     3. EXCHANGE OF PARTNERSHIP ASSETS AND LIABILITIES FOR SUBJECT SHARES. On the Closing Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

     4. ELECTION TO DISSOLVE. Immediately after consummation of the issuance of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

     5. AUTHORITY OF GENERAL PARTNER. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

     6. THIS ARTICLE CONTROLLING. The provisions of this article shall prevail and control over all other provisions of this Agreement.

     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX I

     THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, FOR AND ON BEHALF OF THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("COMPANY").

                         PERFORMANCE DEVELOPMENT, INC.

                             LETTER OF TRANSMITTAL
                             AND CONSENT STATEMENT
                                      FOR
                              LIMITED PARTNERS OF
                  PERFORMANCE ASSET MANAGEMENT FUND II, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

        THE DATE OF THIS CONSENT STATEMENT IS                         .

     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated October 31, 1997, and which is part of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in Part VI.

     This Letter of Transmittal and Consent Statement provides Limited Partners with the opportunity to vote "for" or "against" the Merger Proposal.

     This Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           , 1997, unless
the Merger Proposal is extended. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in Items IV, V and VI, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

     Adoption of the Merger Proposal requires consent by Limited Partners holding 75% of the Units in the Partnership. Assuming consummation of the Merger Proposal, at such time as the Partnership is wound up and dissolved, all of the partners of the Partnership, whether or not they consent to the Merger Proposal, will receive the same number of shares of the Company's common stock they would have received had they consented to the Merger Proposal, except that Limited Partners exercising their dissenters' rights may receive an unsecured subordinated debenture issued under an indenture. See Part V below.

                EXCHANGE AGENT: U.S. STOCK TRANSFER CORPORATION

                              By Mail or By Hand:

                        U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                              Attn: PAMCO Roll-up

Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested.

                                     PART I

                      NAME AND ADDRESS OF LIMITED PARTNER

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

                                    PART II

                              DESCRIPTION OF UNITS

     Specified below with respect to your Units are (i) the number of Units held of record, (ii) the Exchange Value attributable to your Units and (iii) the number of Company Shares which will be distributed by the Partnership to you in exchange for your Units.

      UNITS             EXCHANGE VALUE        COMMON SHARES
------------------    ------------------    ------------------

------------------    ------------------    ------------------

                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     A Limited Partner checking the "for" box and signing Part IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.

     A Limited Partner checking the "against" box and signing Part IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to Part V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of common stock distributed by the Partnership on its winding up and dissolution.

     The undersigned Limited Partner represents and warrants to the Company that, as of the Closing Date, (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.

     In connection with the solicitation of written consents of Limited Partners in the Partnership, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal;
(ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

     The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary to close and consummate the Merger and the withdrawal and transfer of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the Company Shares which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

     The following information must be completed in order to entitle the Soliciting Agent to receive compensation in connection with the Merger Proposal.

------------------------------------------------------
Name of Account Executive
(Please Print)

                                    PART IV

                              ALL LIMITED PARTNERS
                    (EXCEPT DISSENTING PARTNERS. SEE PART V)

            LIMITED PARTNERS ELECTING TO EXERCISE DISSENTERS' RIGHTS
                        SHOULD INSTEAD COMPLETE PART V.

Consent to the Merger Proposal being submitted by the General Partner and consent to approve and adopt the Amendment to the Partnership Agreement:

[ ]     For            [ ]     Against

                                 SIGNATURE BOX

               (NOT FOR DISSENTING LIMITED PARTNERS. SEE PART V)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V

                          DISSENTING LIMITED PARTNERS

         COMPLETE ONLY IF YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

     The Dissenting Limited Partner signing in this Part V withholds his or her consent to the Merger Proposal and to adoption of the Amendment to the Partnership Agreement. By signing this Part V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in Part III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued under an indenture in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units.

                                 SIGNATURE BOX

                    (ONLY FOR DISSENTING LIMITED PARTNERS.)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

                                    PART VI

                                  INSTRUCTIONS

     1. PREVIOUSLY TRANSFERRED INTERESTS. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.

     2. PARTICIPATION IN EXCHANGE. To be entitled to receive Company Shares on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in the Signature Box in Part IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           unless the
Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

     3. SIGNATURES. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in Part I of this Letter of Transmittal and Consent Statement. If the Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE PROPOSED MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR DISSENTERS) EVEN IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL AND ELECTS TO WITHHOLD HIS CONSENT TO THE MERGER PROPOSAL, A LIMITED PARTNER WILL NOT RECEIVE COMPANY SHARES UNTIL A SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RETURNED.

     4. CONDITIONAL TENDERS. No alternative, conditional or contingent consents will be accepted.

     5. WITHDRAWAL OR REVOCATION OF CONSENTS. A Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted stating that such Consent Statement is revoked.

     6. VALIDITY OF CONSENTS. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and binding. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.

     7. CONSENTS TO PROPOSAL. Only Persons who are holders of record of Units on the Determination Date may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

     8. DISSENTERS' RIGHTS. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing Part V, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued under an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the Exchange Value, payment of which will be made pursuant to the provisions of the indenture.

     Specified below is the proposed amendment ("Amendment") to the Partnership Agreement. This Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.

                               PROPOSED AMENDMENT

     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:

     1. DEFINITIONS. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 3, 1997, ("Prospectus").

     2. ELIMINATION OF RESTRICTIONS. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) the distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

     3. EXCHANGE OF PARTNERSHIP ASSETS AND LIABILITIES FOR SUBJECT SHARES. On the Closing Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

     4. ELECTION TO DISSOLVE. Immediately after consummation of the issuance of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

     5. AUTHORITY OF GENERAL PARTNER. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

     6. THIS ARTICLE CONTROLLING. The provisions of this article shall prevail and control over all other provisions of this Agreement.

     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX J

     THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, FOR AND ON BEHALF OF THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("COMPANY").

                         PERFORMANCE DEVELOPMENT, INC.

                             LETTER OF TRANSMITTAL
                             AND CONSENT STATEMENT
                                      FOR
                              LIMITED PARTNERS OF
                  PERFORMANCE ASSET MANAGEMENT FUND III, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

        THE DATE OF THIS CONSENT STATEMENT IS                         .

     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated October 31, 1997, and which is part of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in Part VI.

     This Letter of Transmittal and Consent Statement provides Limited Partners with the opportunity to vote "for" or "against" the Merger Proposal.

     This Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           , 1997, unless
the Merger Proposal is extended. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in Items IV, V and VI, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

     Adoption of the Merger Proposal requires consent by Limited Partners holding 75% of the Units in the Partnership. Assuming consummation of the Merger Proposal, at such time as the Partnership is wound up and dissolved, all of the partners of the Partnership, whether or not they consent to the Merger Proposal, will receive the same number of shares of the Company's common stock they would have received had they consented to the Merger Proposal, except that Limited Partners exercising their dissenters' rights may receive an unsecured subordinated debenture issued under an indenture. See Part V below.

                EXCHANGE AGENT: U.S. STOCK TRANSFER CORPORATION

                              By Mail or By Hand:

                        U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                              Attn: PAMCO Roll-up

Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested.

                                     PART I

                      NAME AND ADDRESS OF LIMITED PARTNER

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

                                    PART II

                              DESCRIPTION OF UNITS

     Specified below with respect to your Units are (i) the number of Units held of record, (ii) the Exchange Value attributable to your Units and (iii) the number of Company Shares which will be distributed by the Partnership to you in exchange for your Units.

      UNITS             EXCHANGE VALUE        COMMON SHARES
------------------    ------------------    ------------------

------------------    ------------------    ------------------

                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     A Limited Partner checking the "for" box and signing Part IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.

     A Limited Partner checking the "against" box and signing Part IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to Part V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of common stock distributed by the Partnership on its winding up and dissolution.

     The undersigned Limited Partner represents and warrants to the Company that, as of the Closing Date, (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.

     In connection with the solicitation of written consents of Limited Partners in the Partnership, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal;
(ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

     The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary to close and consummate the Merger and the withdrawal and transfer of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the Company Shares which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

     The following information must be completed in order to entitle the Soliciting Agent to receive compensation in connection with the Merger Proposal.

------------------------------------------------------
Name of Account Executive
(Please Print)

                                    PART IV

                              ALL LIMITED PARTNERS
                    (EXCEPT DISSENTING PARTNERS. SEE PART V)

            LIMITED PARTNERS ELECTING TO EXERCISE DISSENTERS' RIGHTS
                        SHOULD INSTEAD COMPLETE PART V.

Consent to the Merger Proposal being submitted by the General Partner and consent to approve and adopt the Amendment to the Partnership Agreement:

[ ]     For            [ ]     Against

                                 SIGNATURE BOX

               (NOT FOR DISSENTING LIMITED PARTNERS. SEE PART V)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V

                          DISSENTING LIMITED PARTNERS

         COMPLETE ONLY IF YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

     The Dissenting Limited Partner signing in this Part V withholds his or her consent to the Merger Proposal and to adoption of the Amendment to the Partnership Agreement. By signing this Part V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in Part III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued under an indenture in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units.

                                 SIGNATURE BOX

                    (ONLY FOR DISSENTING LIMITED PARTNERS.)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

                                    PART VI

                                  INSTRUCTIONS

     1. PREVIOUSLY TRANSFERRED INTERESTS. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.

     2. PARTICIPATION IN EXCHANGE. To be entitled to receive Company Shares on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in the Signature Box in Part IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           unless the
Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

     3. SIGNATURES. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in Part I of this Letter of Transmittal and Consent Statement. If the Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE PROPOSED MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR DISSENTERS) EVEN IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL AND ELECTS TO WITHHOLD HIS CONSENT TO THE MERGER PROPOSAL, A LIMITED PARTNER WILL NOT RECEIVE COMPANY SHARES UNTIL A SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RETURNED.

     4. CONDITIONAL TENDERS. No alternative, conditional or contingent consents will be accepted.

     5. WITHDRAWAL OR REVOCATION OF CONSENTS. A Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted stating that such Consent Statement is revoked.

     6. VALIDITY OF CONSENTS. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and binding. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.

     7. CONSENTS TO PROPOSAL. Only Persons who are holders of record of Units on the Determination Date may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

     8. DISSENTERS' RIGHTS. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing Part V, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued under an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the Exchange Value, payment of which will be made pursuant to the provisions of the indenture.

     Specified below is the proposed amendment ("Amendment") to the Partnership Agreement. This Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.

                               PROPOSED AMENDMENT

     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:

     1. DEFINITIONS. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 3, 1997, ("Prospectus").

     2. ELIMINATION OF RESTRICTIONS. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) the distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

     3. EXCHANGE OF PARTNERSHIP ASSETS AND LIABILITIES FOR SUBJECT SHARES. On the Closing Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

     4. ELECTION TO DISSOLVE. Immediately after consummation of the issuance of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

     5. AUTHORITY OF GENERAL PARTNER. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

     6. THIS ARTICLE CONTROLLING. The provisions of this article shall prevail and control over all other provisions of this Agreement.

     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX K

     THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, FOR AND ON BEHALF OF THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("COMPANY").

                         PERFORMANCE DEVELOPMENT, INC.

                             LETTER OF TRANSMITTAL
                             AND CONSENT STATEMENT
                                      FOR
                              LIMITED PARTNERS OF
                  PERFORMANCE ASSET MANAGEMENT FUND IV, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

        THE DATE OF THIS CONSENT STATEMENT IS                         .

     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated October 31, 1997, and which is part of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in Part VI.

     This Letter of Transmittal and Consent Statement provides Limited Partners with the opportunity to vote "for" or "against" the Merger Proposal.

     This Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           , 1997, unless
the Merger Proposal is extended. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in Items IV, V and VI, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

     Adoption of the Merger Proposal requires consent by Limited Partners holding 75% of the Units in the Partnership. Assuming consummation of the Merger Proposal, at such time as the Partnership is wound up and dissolved, all of the partners of the Partnership, whether or not they consent to the Merger Proposal, will receive the same number of shares of the Company's common stock they would have received had they consented to the Merger Proposal, except that Limited Partners exercising their dissenters' rights may receive an unsecured subordinated debenture issued under an indenture. See Part V below.

                EXCHANGE AGENT: U.S. STOCK TRANSFER CORPORATION

                              By Mail or By Hand:

                        U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                              Attn: PAMCO Roll-up

Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested.

                                     PART I

                      NAME AND ADDRESS OF LIMITED PARTNER

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

                                    PART II

                              DESCRIPTION OF UNITS

     Specified below with respect to your Units are (i) the number of Units held of record, (ii) the Exchange Value attributable to your Units and (iii) the number of Company Shares which will be distributed by the Partnership to you in exchange for your Units.

      UNITS             EXCHANGE VALUE        COMMON SHARES
------------------    ------------------    ------------------

------------------    ------------------    ------------------

                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     A Limited Partner checking the "for" box and signing Part IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.

     A Limited Partner checking the "against" box and signing Part IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to Part V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of common stock distributed by the Partnership on its winding up and dissolution.

     The undersigned Limited Partner represents and warrants to the Company that, as of the Closing Date, (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.

     In connection with the solicitation of written consents of Limited Partners in the Partnership, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal;
(ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

     The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary to close and consummate the Merger and the withdrawal and transfer of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the Company Shares which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

     The following information must be completed in order to entitle the Soliciting Agent to receive compensation in connection with the Merger Proposal.

------------------------------------------------------
Name of Account Executive
(Please Print)

                                    PART IV

                              ALL LIMITED PARTNERS
                    (EXCEPT DISSENTING PARTNERS. SEE PART V)

            LIMITED PARTNERS ELECTING TO EXERCISE DISSENTERS' RIGHTS
                        SHOULD INSTEAD COMPLETE PART V.

Consent to the Merger Proposal being submitted by the General Partner and consent to approve and adopt the Amendment to the Partnership Agreement:

[ ]     For            [ ]     Against

                                 SIGNATURE BOX

               (NOT FOR DISSENTING LIMITED PARTNERS. SEE PART V)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V

                          DISSENTING LIMITED PARTNERS

         COMPLETE ONLY IF YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

     The Dissenting Limited Partner signing in this Part V withholds his or her consent to the Merger Proposal and to adoption of the Amendment to the Partnership Agreement. By signing this Part V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in Part III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued under an indenture in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units.

                                 SIGNATURE BOX

                    (ONLY FOR DISSENTING LIMITED PARTNERS.)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

                                    PART VI

                                  INSTRUCTIONS

     1. PREVIOUSLY TRANSFERRED INTERESTS. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.

     2. PARTICIPATION IN EXCHANGE. To be entitled to receive Company Shares on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in the Signature Box in Part IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           unless the
Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

     3. SIGNATURES. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in Part I of this Letter of Transmittal and Consent Statement. If the Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE PROPOSED MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR DISSENTERS) EVEN IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL AND ELECTS TO WITHHOLD HIS CONSENT TO THE MERGER PROPOSAL, A LIMITED PARTNER WILL NOT RECEIVE COMPANY SHARES UNTIL A SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RETURNED.

     4. CONDITIONAL TENDERS. No alternative, conditional or contingent consents will be accepted.

     5. WITHDRAWAL OR REVOCATION OF CONSENTS. A Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted stating that such Consent Statement is revoked.

     6. VALIDITY OF CONSENTS. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and binding. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.

     7. CONSENTS TO PROPOSAL. Only Persons who are holders of record of Units on the Determination Date may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

     8. DISSENTERS' RIGHTS. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing Part V, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued under an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the Exchange Value, payment of which will be made pursuant to the provisions of the indenture.

     Specified below is the proposed amendment ("Amendment") to the Partnership Agreement. This Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.

                               PROPOSED AMENDMENT

     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:

     1. DEFINITIONS. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 3, 1997, ("Prospectus").

     2. ELIMINATION OF RESTRICTIONS. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) the distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

     3. EXCHANGE OF PARTNERSHIP ASSETS AND LIABILITIES FOR SUBJECT SHARES. On the Closing Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

     4. ELECTION TO DISSOLVE. Immediately after consummation of the issuance of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

     5. AUTHORITY OF GENERAL PARTNER. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

     6. THIS ARTICLE CONTROLLING. The provisions of this article shall prevail and control over all other provisions of this Agreement.

     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX L

     THIS CONSENT IS BEING SOLICITED BY PERFORMANCE DEVELOPMENT, INC., IN ITS CAPACITY AS GENERAL PARTNER, FOR AND ON BEHALF OF THE BOARD OF DIRECTORS OF PERFORMANCE ASSET MANAGEMENT COMPANY, A DELAWARE CORPORATION ("COMPANY").

                         PERFORMANCE DEVELOPMENT, INC.

                             LETTER OF TRANSMITTAL
                             AND CONSENT STATEMENT
                                      FOR
                              LIMITED PARTNERS OF
                   PERFORMANCE ASSET MANAGEMENT FUND V, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP

        THE DATE OF THIS CONSENT STATEMENT IS                         .

     Capitalized terms used but not defined herein have the meanings given to them in the Prospectus dated October 31, 1997, and which is part of the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission, as supplemented or amended ("Prospectus"). General instructions are included in Part VI.

     This Letter of Transmittal and Consent Statement provides Limited Partners with the opportunity to vote "for" or "against" the Merger Proposal.

     This Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           , 1997, unless
the Merger Proposal is extended. To vote "for" the Merger Proposal or vote "against" the Merger Proposal, please complete this Letter of Transmittal and Consent Statement in accordance with the instructions in Items IV, V and VI, and send or deliver the completed Letter of Transmittal and Consent Statement to the Exchange Agent.

     Adoption of the Merger Proposal requires consent by Limited Partners holding 75% of the Units in the Partnership. Assuming consummation of the Merger Proposal, at such time as the Partnership is wound up and dissolved, all of the partners of the Partnership, whether or not they consent to the Merger Proposal, will receive the same number of shares of the Company's common stock they would have received had they consented to the Merger Proposal, except that Limited Partners exercising their dissenters' rights may receive an unsecured subordinated debenture issued under an indenture. See Part V below.

                EXCHANGE AGENT: U.S. STOCK TRANSFER CORPORATION

                              By Mail or By Hand:

                        U.S. Stock Transfer Corporation
                         1745 Gardena Avenue, Suite 200
                           Glendale, California 91204
                              Attn: PAMCO Roll-up

Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partners. If sent by U.S. Mail, it is recommended that Limited Partners use certified mail, return receipt requested.

                                     PART I

                      NAME AND ADDRESS OF LIMITED PARTNER

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

                                    PART II

                              DESCRIPTION OF UNITS

     Specified below with respect to your Units are (i) the number of Units held of record, (ii) the Exchange Value attributable to your Units and (iii) the number of Company Shares which will be distributed by the Partnership to you in exchange for your Units.

      UNITS             EXCHANGE VALUE        COMMON SHARES
------------------    ------------------    ------------------

------------------    ------------------    ------------------

                                    PART III

          REPRESENTATIONS, WARRANTIES, COVENANTS AND POWER OF ATTORNEY

     A Limited Partner checking the "for" box and signing Part IV below ("Consenting Limited Partner") hereby accepts the Merger Proposal on the terms and subject to the conditions set forth in the Prospectus, receipt of a copy of which is hereby acknowledged, thereby consenting to the Merger Proposal.

     A Limited Partner checking the "against" box and signing Part IV below ("Non-Consenting Limited Partner") and which does not desire to exercise his or her dissenters' rights pursuant to Part V below hereby (i) acknowledges receipt of the Prospectus and, (ii) assuming adoption of the Merger Proposal, will accept from the Partnership his or her allocable portion of the Company's shares of common stock distributed by the Partnership on its winding up and dissolution.

     The undersigned Limited Partner represents and warrants to the Company that, as of the Closing Date, (i) he or she has not disposed of or agreed to dispose of his or her Units, other than pursuant to the Merger Proposal; (ii) he or she has full legal right, power and authority to convey his or her Units pursuant to the Merger Proposal; (iii) he or she has received and reviewed a copy of the Prospectus; and (iv) he or she is qualified to make decisions with respect to investments presenting an investment decision similar to that involved in the Merger Proposal. All representations, warranties and covenants contained herein shall survive the Closing Date and all other transactions contemplated by this Letter of Transmittal and the Prospectus.

     In connection with the solicitation of written consents of Limited Partners in the Partnership, each Consenting Limited Partner below hereby (i) represents and warrants to the General Partner that he or she has full legal right, power and authority to execute a written consent with respect to the Merger Proposal;
(ii) consents to the adoption of the Merger Proposal, as described in the Prospectus; and (iii) consents to the amendment of the Partnership Agreement to facilitate the closing and consummation of the Merger.

     The undersigned Limited Partner hereby irrevocably appoints the General Partner or any designee of the General Partner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute on his or her behalf any additional documents necessary to close and consummate the Merger and the withdrawal and transfer of the assets underlying his or her Units. This power of attorney shall become effective upon the closing and consummation of the Merger, shall be deemed coupled with an interest, shall be irrevocable, is granted in consideration of the Company Shares which he or she shall receive on the winding up and dissolution of the Partnership, shall survive his or her death, incapacity, dissolution or termination of the existence and shall obligate his or her heirs, legal representatives, successors or assigns.

     The following information must be completed in order to entitle the Soliciting Agent to receive compensation in connection with the Merger Proposal.

------------------------------------------------------
Name of Account Executive
(Please Print)

                                    PART IV

                              ALL LIMITED PARTNERS
                    (EXCEPT DISSENTING PARTNERS. SEE PART V)

            LIMITED PARTNERS ELECTING TO EXERCISE DISSENTERS' RIGHTS
                        SHOULD INSTEAD COMPLETE PART V.

Consent to the Merger Proposal being submitted by the General Partner and consent to approve and adopt the Amendment to the Partnership Agreement:

[ ]     For            [ ]     Against

                                 SIGNATURE BOX

               (NOT FOR DISSENTING LIMITED PARTNERS. SEE PART V)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

IF THE LIMITED PARTNER FAILS TO INDICATE WHETHER CONSENT TO THE MERGER PROPOSAL IS GIVEN OR WITHHELD, CONSENT WILL BE CONCLUSIVELY PRESUMED TO BE GIVEN.

                                     PART V

                          DISSENTING LIMITED PARTNERS

         COMPLETE ONLY IF YOU WISH TO EXERCISE YOUR DISSENTERS' RIGHTS.

     The Dissenting Limited Partner signing in this Part V withholds his or her consent to the Merger Proposal and to adoption of the Amendment to the Partnership Agreement. By signing this Part V, a Dissenting Limited Partner hereby exercises his or her dissenter's rights and will be deemed to have made the representations, warranties and covenants (other than the consent to the adoption of the Merger Proposal) set forth in Part III above, and he or she will receive, pursuant to those dissenter's rights, an unsecured subordinated debenture issued under an indenture in an amount equal to the Exchange Value of such Dissenting Limited Partner's Units.

                                 SIGNATURE BOX

                    (ONLY FOR DISSENTING LIMITED PARTNERS.)

Please sign exactly as your name is printed in Part I above, unless printed incorrectly. When signing as a general partner, corporate officer, attorney-in-fact, executor, administrator, trustee or guardian, please give full title and send proper evidence of authority with this consent. For joint owners, each joint owner must sign.

------------------------------------------------------
Full Name of Limited Partner
(Please Print)

------------------------------------------------------
Full Name of Co-owner, if any
(Please Print)

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Limited Partner

------------------------------------------------------
Signature of Co-owner, if any

Business Telephone: (   )
------------------------

Home Telephone: (   )
---------------------------

Dated
---------------------------------------, 1997

                                    PART VI

                                  INSTRUCTIONS

     1. PREVIOUSLY TRANSFERRED INTERESTS. If a Limited Partner has transferred, whether by sale, gift, death or otherwise, the beneficial ownership of any Units of which he or she has been named a holder of record in this Letter of Transmittal and Consent Statement without previously notifying the General Partner or complying with the procedures set forth in the Partnership Agreement for transferring his or her Units, he or she should notify the General Partner of that fact and identify the Units transferred, the date of transfer and the name, address and tax identification number of the assignee. The General Partner will then send such Limited Partner and the assignee revised Letters of Transmittal and Consent Statement and request from such Limited Partner or assignee such other documents as the General Partner may require in order to facilitate the closing and consummation of the Merger.

     2. PARTICIPATION IN EXCHANGE. To be entitled to receive Company Shares on the winding up and dissolution of the Partnership, even if consent to the Merger Proposal is withheld, a Limited Partner must deliver one copy of this Letter of Transmittal and Consent Statement, completed, dated and signed in the Signature Box in Part IV. Delivery of this Letter of Transmittal and Consent Statement is at the risk of the Limited Partner. A consent will be effective only when this Letter of Transmittal and Consent Statement is actually received by the Exchange Agent. The Letter of Transmittal and Consent Statement must be received by the
Exchange Agent on or before 5:00 p.m. Pacific Time, on           unless the
Merger Proposal is extended, in which event the Letter of Transmittal and Consent Statement must be received by the latest time and date on which the Merger Proposal, as so extended, will expire.

     3. SIGNATURES. This Letter of Transmittal and Consent Statement must be signed by the Limited Partner whose name appears in Part I of this Letter of Transmittal and Consent Statement. If the Units are held in the names of two or more persons, all such persons must sign this Letter of Transmittal and Consent Statement. With respect to Units held by entities such as trusts, joint ventures, limited partnerships or general partnerships, the Exchange Agent may require that this Letter of Transmittal and Consent Statement be accompanied by evidence acceptable to the Exchange Agent that the entity has satisfied all requirements of its governing instruments, such as applicable partnership or joint venture agreements, and that the person signing this Letter of Transmittal and Consent Statement is authorized to sign for the Limited Partner under the laws of the jurisdiction in which the entity was organized.

TO PARTICIPATE IN THE PROPOSED MERGER, A LIMITED PARTNER MUST SIGN IN THE SIGNATURE BLOCK IN PART IV (OR PART V FOR DISSENTERS) EVEN IF HE OR SHE OBJECTS TO THE MERGER PROPOSAL AND ELECTS TO WITHHOLD HIS CONSENT TO THE MERGER PROPOSAL, A LIMITED PARTNER WILL NOT RECEIVE COMPANY SHARES UNTIL A SIGNED LETTER OF TRANSMITTAL AND CONSENT STATEMENT IS RETURNED.

     4. CONDITIONAL TENDERS. No alternative, conditional or contingent consents will be accepted.

     5. WITHDRAWAL OR REVOCATION OF CONSENTS. A Consent Statement may be withdrawn or revoked by a writing delivered to the Exchange Agent prior to the date that the votes of the Limited Partners are counted stating that such Consent Statement is revoked.

     6. VALIDITY OF CONSENTS. All questions on the validity, form, eligibility (including time of receipt) and acceptance of Units will be determined by the Exchange Agent, in its sole and absolute discretion, and its determination will be final and binding. The Exchange Agent reserves the right to waive any irregularities or conditions on the manner of consent. Any irregularities in connection with consents must be cured within such time as the Exchange Agent, in its sole and absolute discretion, shall determine unless waived by it. Consents will be deemed not to have been made until any irregularities have been cured or waived. Any Letter of Transmittal and Consent Statement which is not properly completed and executed, and as to which irregularities are not cured or waived, will be returned by the Exchange Agent to the Limited Partner as soon as practicable. The Exchange Agent is under no duty to give notification of defects in consents and will not incur any liability for failure to give notification. The Exchange Agent will not accept consents of less than all of a Limited Partner's Units.

     7. CONSENTS TO PROPOSAL. Only Persons who are holders of record of Units on the Determination Date may vote on (i) the Merger Proposal and (ii) to approve and adopt the proposed amendment to the Partnership Agreement.

     8. DISSENTERS' RIGHTS. Non-Consenting Limited Partners have limited dissenters' rights in accordance with the requirements for rollup transactions. By signing Part V, Dissenting Limited Partners will be deemed to exercise their dissenters' rights and will receive an unsecured subordinated debenture issued under an indenture. Each Dissenting Limited Partner will also be deemed to have sold his or her Units to the Company at the Exchange Value, payment of which will be made pursuant to the provisions of the indenture.

     Specified below is the proposed amendment ("Amendment") to the Partnership Agreement. This Amendment shall be effective upon the acceptance of written consents from Limited Partners holding not less than 75% of the Units approving and adopting the Merger Proposal and the Amendment. If the Amendment becomes effective, it will become a separate article of the Partnership Agreement and shall be placed immediately after the last article specified in the Partnership Agreement.

                               PROPOSED AMENDMENT

     Notwithstanding any provisions of this Agreement to the contrary, it is hereby agreed as follows:

     1. DEFINITIONS. Except as defined in this Agreement or this article, each capitalized term used herein shall, for the purposes of this article, have the meaning ascribed to it in the Prospectus of Performance Asset Management Company, a Delaware corporation ("Company"), dated October 31, 1997, which is part of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 3, 1997, ("Prospectus").

     2. ELIMINATION OF RESTRICTIONS. No provision of this Agreement shall prohibit, limit or prevent (i) the transfer and conveyance of all the assets and liabilities of the Partnership to the Company in exchange for certain of the Company's shares of $.001 par value common stock ("Partnership Merger Stock") in accordance with the terms of the Prospectus or otherwise, or (ii) the distribution of the Partnership Merger Stock to the General Partner and the Limited Partners, in exchange for their interests in the Partnership, upon the winding up and dissolution of the Partnership. In addition, no consent of the Partnership or any Partner, opinion of counsel or other procedure shall be required in order to enable any Partner, the Partnership or the Company to effect any such transfer and distribution.

     3. EXCHANGE OF PARTNERSHIP ASSETS AND LIABILITIES FOR SUBJECT SHARES. On the Closing Date, the Partnership shall transfer and convey all Partnership's assets and liabilities to the Company in exchange for the Partnership Merger Stock, pursuant to and in accordance with the terms of the Prospectus.

     4. ELECTION TO DISSOLVE. Immediately after consummation of the issuance of the Partnership Merger Stock, the Partnership shall be wound up and dissolved. Upon the dissolution of the Partnership, the business and affairs of the Partnership shall be terminated and wound up and, as soon as practicable thereafter, any and all Partnership Merger Stock held by the Partnership shall be distributed in kind to the Partners (or their assignees) with each Partner (or his or her assignee) to receive a whole number of shares of Partnership Merger Stock equal to the value of his or her interest in the Partnership determined by the Exchange Value. Each Partner shall be paid cash for any fractional shares of Partnership Merger Stock.

     5. AUTHORITY OF GENERAL PARTNER. The General Partner shall execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, any and all documents and shall do and perform all acts required by applicable law or that it deems necessary or desirable in order to give effect to this article and the transactions contemplated herein, including, but not limited to, the dissolution, termination, winding-up and distribution contemplated by Section 4 of this article.

     6. THIS ARTICLE CONTROLLING. The provisions of this article shall prevail and control over all other provisions of this Agreement.

     Except as herein expressly amended, all other terms and provisions of the Certificate and this Agreement shall remain in full force and effect.

                                                                      APPENDIX M
================================================================================

                     PERFORMANCE ASSET MANAGEMENT COMPANY,
                             A DELAWARE CORPORATION

                                      AND

    ---------------------------------------------------------------, TRUSTEE

                                   INDENTURE

                          DATED AS OF OCTOBER 31, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          -----
                                           ARTICLE 1

                                          DEFINITIONS

Section  1.01.   Certain Terms Defined..................................................  M-1

                                           ARTICLE 2

                                          SECURITIES
Section  2.01.   Forms Generally........................................................  M-3
Section  2.02.   Form of Trustee's Certificate of Authentication........................  M-4
Section  2.03.   Amount Unlimited; Certain Terms of Securities..........................  M-4
Section  2.04.   Authentication and Delivery of Securities..............................  M-4
Section  2.05.   Execution of Securities................................................  M-5
Section  2.06.   Certificate of Authentication..........................................  M-5
Section  2.07.   Denomination and Date of Securities; Payments of Interest..............  M-5
Section  2.08.   Registration, Transfer and Exchange....................................  M-6
Section  2.09.   Mutilated, Defaced, Destroyed, Lost and Stolen Securities..............  M-6
Section  2.10.   Cancellation of Securities; Destruction Thereof........................  M-7
Section  2.11.   Temporary Securities...................................................  M-7

                                           ARTICLE 3

                            COVENANTS OF THE ISSUER AND THE TRUSTEE

Section  3.01.   Payment of Principal and Interest......................................  M-7
Section  3.02.   Offices for Payments...................................................  M-7
Section  3.03.   Appointment to Fill a Vacancy in Office of Trustee.....................  M-7
Section  3.04.   Paying Agents..........................................................  M-8
Section  3.05.   Certificate of the Issuer..............................................  M-8
Section  3.06.   Securityholders Lists..................................................  M-8
Section  3.07.   Reports by the Issuer..................................................  M-8
Section  3.08.   Reports by the Trustee.................................................  M-8

                                           ARTICLE 4

                REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section  4.01.   Event of Default Defined; Acceleration of Maturity; Waiver of
                 Default................................................................  M-9
Section  4.02.   Collection of Indebtedness by Trustee; Trustee May Prove Debt..........  M-10
Section  4.03.   Application of Proceeds................................................  M-11
Section  4.04.   Suits for Enforcement..................................................  M-12
Section  4.05.   Restoration of Rights on Abandonment of Proceedings....................  M-12
Section  4.06.   Limitations on Suits by Securityholders................................  M-12
Section  4.07.   Unconditional Right of Securityholders to Institute Certain Suits......  M-13
Section  4.08.   Powers and Remedies Cumulative; Delay or Omission Not Waiver of
                 Default................................................................  M-13
Section  4.09.   Control by Securityholders.............................................  M-13
Section  4.10.   Waiver of Past Defaults................................................  M-13
Section  4.11.   Trustee to Give Notice of Default, But May Withhold in Certain
                 Circumstances..........................................................  M-13
Section  4.12.   Right of Court to Require Filing of Undertaking to Pay Costs...........  M-14

                                                                                          PAGE
                                                                                          -----
                                           ARTICLE 5

                                    CONCERNING THE TRUSTEE

Section  5.01.   Duties and Responsibilities of the Trustee; During Default; Prior to
                 Default................................................................  M-14
Section  5.02.   Certain Rights of the Trustee..........................................  M-15
Section  5.03.   Trustee Not Responsible for Recitals, Disposition of Securities or
                 Application of Proceeds Thereof........................................  M-15
Section  5.04.   Trustee and Agents May Hold Securities; Collections....................  M-16
Section  5.05.   Moneys Held by Trustee.................................................  M-16
Section  5.06.   Compensation and Indemnification of Trustee and Its Prior Claim........  M-16
Section  5.07.   Right of Trustee to Rely on Officers' Certificate......................  M-16
Section  5.08.   Resignation and Removal; Appointment of Successor Trustee..............  M-16
Section  5.09.   Acceptance of Appointment by Successor Trustee.........................  M-17

                                           ARTICLE 6

                                CONCERNING THE SECURITYHOLDERS

Section  6.01.   Evidence of Action Taken by Securityholders............................  M-18
Section  6.02.   Proof of Execution of Instruments and of Holding of Securities; Record
                 Date...................................................................  M-18
Section  6.03.   Holders to Be Treated as Owners........................................  M-18
Section  6.04.   Securities Owned by Issuer Deemed Not Outstanding......................  M-18
Section  6.05.   Right of Revocation of Action Taken....................................  M-19

                                           ARTICLE 7

                                    SUPPLEMENTAL INDENTURES

Section  7.01.   Supplemental Indentures Without Consent of Securityholders.............  M-19
Section  7.02.   Supplemental Indentures with Consent of Securityholders................  M-20
Section  7.03.   Effect of Supplemental Indenture.......................................  M-21
Section  7.04.   Documents to Be Given to Trustee.......................................  M-21
Section  7.05.   Notation on Securities in Respect of Supplemental Indentures...........  M-21

                                           ARTICLE 8

                           CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section  8.01.   Issuer May Consolidate on Certain Terms................................  M-21
Section  8.02.   Successor Entity Substituted...........................................  M-22
Section  8.03.   Opinion of Counsel to Trustee..........................................  M-22

                                           ARTICLE 9

                   SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section  9.01.   Defeasance Within One Year of Payment..................................  M-22
Section  9.02.   Defeasance.............................................................  M-23
Section  9.03.   Covenant Defeasance....................................................  M-23
Section  9.04.   Application of Trust Money.............................................  M-24
Section  9.05.   Repayment to Issuer....................................................  M-24

                                                                                          PAGE
                                                                                          -----
                                          ARTICLE 10

                                   MISCELLANEOUS PROVISIONS

Section 10.01.   Incorporators, Stockholders, Officers and Directors of Issuer and
                 Issuer Exempt from Individual Liability................................  M-24
Section 10.02.   Provisions of Indenture for the Sole Benefit of Parties and
                 Securityholders........................................................  M-25
Section 10.03.   Successors and Assigns of Issuer Bound by Indenture....................  M-25
Section 10.04.   Notices and Demands on Issuer, Trustee and Securityholder..............  M-25
Section 10.05.   Officers' Certificates and Opinions of Counsel; Statements to Be
                 Contained Therein......................................................  M-25
Section 10.06.   Payments Due on Saturdays, Sundays and Holidays........................  M-26
Section 10.07.   Conflict of Any Provision of Indenture with Trust Indenture Act of
                 1939...................................................................  M-26
Section 10.08.   California Law to Govern...............................................  M-26
Section 10.09.   Counterparts...........................................................  M-26
Section 10.10.   Effect of Headings.....................................................  M-26

     THIS INDENTURE, dated as of October 31, 1997 between Performance Asset Management Company, a Delaware corporation ("Issuer"), and
("Trustee"),

                              W I T N E S S E T H:

     WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series ("Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

     NOW, THEREFORE:

     In consideration of the premises and the purchase of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Certain Terms Defined. (a) The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision. The terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular.

     "Board of Directors" means the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

     "Business Day" means, with respect to any Security, a day that in New York City or the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

     "Determination Date" means the date set by the Board of Directors to evaluate each Dissenting Limited Partner's capital account.

     "Dissenting Limited Partner" shall mean a holder of a beneficial interest in a limited partnership that is subject to a roll-up transaction who casts a vote against the roll-up transaction, except that for purposes of an exchange or tender offer dissenting limited partner means any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders, to be received in connection with the transaction during the period in which the offer is outstanding.

     "Event of Default" means any event or condition specified as such in
Section 4.01 or in any Officers' Certificate or indenture supplemental hereto establishing the terms of any series of Securities.

     "Holder", "Holder of Securities", "Securityholder" or other similar terms mean the registered holder of any Security.

     "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

     "Interest" means the interest rate provided by the Issuer's Unsecured Subordinated Debentures due January 31, 2005, which interest shall be equal to 120% of the applicable federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, as from time to time amended.

     "Issuer" means (except as otherwise provided in Article 5) Performance Asset Management Company, a Delaware corporation, and, subject to Article 8, its successors and assigns.

     "Merger" means the proposed merger of PCM and the Partnerships with and into the Company pursuant to that Agreement and Plan of Merger dated as of
          , 1997 between PCM, the Partnerships and the Issuer.

     "Officers' Certificate" means a certificate signed by (i) the chairman of the Board of Directors or the president or any vice president and (ii) the treasurer or the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in
Section 10.05 of this Indenture.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.05 of this Indenture, if and to the extent required hereby.

     "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

     "Outstanding," when used with reference to Securities, shall, subject to the provisions of Section 6.04 of this Indenture, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 of this Indenture (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

     "Partnerships" means (i) Performance Asset Management Fund, Ltd., A California Limited Partnership; (ii) Performance Asset Management Fund II, Ltd., A California Limited Partnership; (iii) Performance Asset Management Fund III, Ltd., A California Limited Partnership; (iv) Performance Asset Management

Fund IV, Ltd., A California Limited Partnership; and (v) Performance Asset Management Fund V, Ltd., A California Limited Partnership.

     "PCM" means Performance Capital Management, Inc., a California corporation and an affiliate of the Issuer.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Security" or "Securities" means the Issuer's Unsecured Subordinated Debentures due January 31, 2005, or, as the case may be, Unsecured Subordinated Debentures that have been authenticated and delivered under this Indenture.

     "Security Register" has the meaning specified in Section 2.08 of this Indenture.

     "Senior Debt" means the principal of, interest on and other amounts due on indebtedness of the Issuer, whether outstanding on the closing date of the Merger or thereafter created, incurred, assumed or guaranteed by the Issuer; unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that such indebtedness is not senior in right of payment to the Unsecured Subordinated Debentures. Senior Debt includes, with respect to the obligations described above, interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer, whether or not post-filing interest is allowed in such proceedings at the rate specified in the instrument governing the relevant obligation. Senior Debt also includes disbursements and advances made by the Trustee in regard to the exercise of his duties under this Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) indebtedness of or amount owed by the Issuer for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) indebtedness of the Issuer to a subsidiary or affiliate of the Issuer or any officer, director or employee of the Issuer; (c) any liability for federal, state, local or other taxes, owed or owing by the Issuer; or (d) indebtedness evidenced by any other class of securities of the Issuer.

     "Trust Indenture Act of 1939" (except as otherwise provided in Sections
7.01 and 7.02 of this Indenture) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

     "Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated,
located at                          .

     "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article 5 of this Indenture, shall also include any successor trustee.

     "Yield to Maturity" means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

                                   ARTICLE 2

                                   SECURITIES

     SECTION 2.01. Forms Generally. The Securities shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     SECTION 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

     This is one of the Debentures referred to in the above-mentioned Indenture.

                                          --------------------------------------
                                          as Trustee

                                          By
                                          --------------------------------------
                                                          Trustee

     SECTION 2.03. Amount Unlimited; Certain Terms of Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities shall be issued in one series. Securities shall be Senior Debt subordinated in right of payment to capital of the Issuer. Pursuant to a resolution of the Board of Directors:

          (1) the title of the Securities of the series shall be "Unsecured Subordinated Debenture Due January 31, 2005";

          (2) the price at which such Securities will be issued shall be the total amount of the capital account, as of the Determination Date, of any dissenting limited partner who perfects his dissenter's rights pursuant to the terms of the Merger;

          (3) the date on which the principal of the Securities is payable shall be January 31, 2005, which date or dates may be fixed or extendible;

          (4) the rate or rates at which the Securities shall bear interest shall be a variable interest rate equal to the federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year.

          (5) the Securities shall be issued within 30 days of the closing date of the Merger.

     SECTION 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Issuer. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall be entitled to receive prior to the first authentication of any Securities of such Series, and (subject to Section 5.01 of this Indenture) shall be fully protected in relying upon:

          (1) a certified copy of any resolution or resolutions of the Board of Directors relating to such Securities, in each case certified by the Secretary or an Assistant Secretary of the Issuer;

          (2) an Officers' Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and 2.03 of this Indenture, respectively and prepared in accordance with Section 10.05 of this Indenture; or

          (3) an Opinion of Counsel, prepared in accordance with Section 10.05 of this Indenture, to the effect that

             (a) the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors in conformity with the provisions of this Indenture;

             (b) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer; and

             (c) covering such other matters as the Trustee may reasonably request.

     SECTION 2.05. Execution of Securities. The Securities shall be signed on behalf of the Issuer by both (a) the chairman of the Board of Directors or any vice chairman of the Board of Directors or the president or any vice president of the General Partner of the Partnerships and (b) the treasurer or any assistant treasurer or secretary or any assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

     In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer, and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

     SECTION 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers or signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     SECTION 2.07. Denomination and Date of Securities; Payments of
Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section
2.03 of this Indenture. In the absence of any such specification with respect to the Securities, the Securities shall be issuable in denominations of $10.00 and any multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

     Each Security shall be dated the date of its authentication and shall bear interest, if any, from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.03 of this Indenture.

     The person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

     SECTION 2.08. Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 of this Indenture a register or registers ("Security Register") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this article provided. The Security Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Security Register shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Security at any such office or agency to be maintained for the purpose as provided in Section
3.02 of this Indenture, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

     All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

     The Issuer may require payment of an amount sufficient to pay any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     SECTION 2.11. Temporary Securities. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section
3.02 of this Indenture, and the Trustee shall authenticate and deliver in exchange for such temporary Securities the same aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

                                   ARTICLE 3

                    COVENANTS OF THE ISSUER AND THE TRUSTEE

     SECTION 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in such Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

     SECTION 3.02. Offices for Payments. So long as any of the Securities remain outstanding, the Issuer will maintain in the United States, the following: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03 of this Indenture, the Issuer hereby initially designates the Trust Office, as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Trust Office.

     SECTION 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.08 of this Indenture, a Trustee, so that there shall at all times be a Trustee with respect to the Securities hereunder.

     SECTION 3.04. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities, he will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this section:

          (a) that it will hold all amounts received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such amounts have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities or of the Trustee,

          (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

          (c) that it will pay any such amounts so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

     The Issuer will, on or prior to each due date of the principal of or interest on the Securities, deposit with the paying agent an amount sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

     If the Issuer shall act as its own paying agent with respect to the Securities, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities an amount sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

     Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all amounts held in trust by the Issuer or any paying agent hereunder, as required by this Section, such amounts to be held by the Trustee upon the trusts herein contained.

     Anything in this Section to the contrary notwithstanding, the agreement to hold amounts in trust as provided in this Section is subject to the provisions of Section 9.03 and 9.04 of this Indenture.

     SECTION 3.05. Certificate of the Issuer. The Issuer will furnish to the Trustee on or before April 30 in each year (beginning with the first April 30 to occur after the initial issuance of Securities under this Indenture) a brief certificate (which need not comply with Section 10.05 of this Indenture) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture) which certificate shall comply with the Trust Indenture Act of 1939.

     SECTION 3.06. Securityholders Lists. If and so long as the Trustee shall not be the Security registrar for the Securities, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939, (a) semi-annually not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

     SECTION 3.07. Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     SECTION 3.08. Reports by the Trustee. Any Trustee's report required under
Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before July 15 in each year following the date hereof, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee if and when any Securities are listed on any stock exchange.

                                   ARTICLE 4

        REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

     SECTION 4.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Securities wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental agency):

          (a) default in the payment of all or any part of the principal on any of the Securities as and when the same shall become due and payable either at maturity, or otherwise; or

          (b) default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (c) default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the Securities (other than a covenant or warranty in respect of the Securities a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

          (e) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (f) any other Event of Default provided in the resolution of the Board of Directors under which the Securities are issued or in the form of Security.

     If an Event of Default described in clauses (a) or (b) above occurs and is continuing with respect to the Securities, then, and in each and every such case, unless the principal of the Securities shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (c) or (f) occurs and is continuing with respect to the Securities, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Securities then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all such Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or
(e) occurs and is continuing, then, and in each and every such case, unless the principal amount of all the Securities shall have already become due and payable, the principal amount of all the Securities then Outstanding and interest accrued thereon, if any, shall be and become due and payable immediately, without notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

     The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee an amount sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the holders of a majority in aggregate principal amount of all the Outstanding Securities that have been accelerated, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to the Securities and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity of the Securities of such series or otherwise -- then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

     Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered holders, whether or not the principal of and interest on the Securities of such series be overdue.

     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

          (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.06.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

     SECTION 4.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses applicable to such Securities in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.06 of this Indenture;

          SECOND: In case the principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal of the Securities in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest or yield to maturity; and

          FOURTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

     SECTION 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in his discretion proceed to protect and enforce the rights vested in him by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 4.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Holders of Securities shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     SECTION 4.06. Limitations on Litigation by Securityholders. No holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in his own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as he may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after his receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09 during such 60-day period; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 4.07. Unconditional Right of Securityholders to Institute Certain Litigation. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 4.06 of this Indenture, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     SECTION 4.09. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.01 of this Indenture) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.01 of this Indenture) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

     Nothing in this Indenture shall impair the right of the Trustee in his discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

     SECTION 4.10. Waiver of Past Defaults. Subject to Sections 4.01, 4.07 and
7.02 of this Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default or Event of Default and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder affected as provided in Section 7.02 of this Indenture or a default or Event of Default in the payment of principal or interest as specified in clauses (a), (b) and (c) of Section 4.01 of this Indenture.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 4.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Securityholders, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults known to the Trustee which have occurred with respect to the Securities, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     SECTION 4.12. Right of Court to Require Filing of Undertaking to Pay
Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any suit instituted by the Trustee, to any suit instituted pursuant to Section 4.07 of this Indenture or by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities.

                                   ARTICLE 5

                             CONCERNING THE TRUSTEE

     SECTION 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of the Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default which may have occurred with respect to the Securities, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in him by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for his own negligent action, his own negligent failure to act or his own wilful misconduct, except that

          (a) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities which may have occurred:

             (i) the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by him, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of the holders pursuant to Section 4.09 of this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk his own funds or otherwise incur personal financial liability in the performance of any of his duties or in the exercise of any of his rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to him.

     The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

     SECTION 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.01 of this
Indenture:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by him hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in him by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by him in good faith and believed by him to be authorized or within the discretion, rights or powers conferred upon him by this Indenture;

          (f) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by him in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to him by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; provided, further, that the Trustee, in his discretion, may make such further inquiry or investigation into such facts or matters as he may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, he shall be entitled to examine the books, records and premises of the Issuer, relevant to the facts or matters that are the subject of his inquiry, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in his employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by him hereunder.

     SECTION 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentica-tion, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

     SECTION 5.04. Trustee and Agents May Hold Securities; Collections. The Trustee or any agent of the Issuer or the Trustee, in his individual or any other capacity, may become the owner or pledgee of Securities with the same rights he would have if he were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights he would have if he were not the Trustee or such agent.

     SECTION 5.05. Moneys Held by Trustee. Subject to the provisions of Section
9.04 of this Indenture, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by such party hereunder.

     SECTION 5.06. Compensation and Indemnification of Trustee and His Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon his request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of him in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of his counsel and of all agents and other persons not regularly in his employ) except to the extent any such expense, disbursement or advance may arise from his negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold him harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of his duties hereunder, including the costs and expenses of defending himself against or investigating any claim of liability arising hereunder, except to the extent such loss liability or expense is due to the negligence or bad faith of the Trustee or such predecessor Trustee. The obligations of the Issuer under this section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

     SECTION 5.07. Right of Trustee to Rely on Officers' Certificate. Subject to Sections 5.01 and 5.02 of this Indenture, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by him under the provisions of this Indenture upon the faith thereof.

     SECTION 5.08. Resignation and Removal; Appointment of Successor
Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to this Indenture by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the Securities at their last addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees; provided, however, that, unless a bank or trust company shall be appointed as successor trustee, the successor trustee shall be appointed only with the approval of the California Commissioner of Corporations pursuant to 10 California Administrative Code Section 260.140.5.

     If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 4.12 of this Indenture, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to the Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

          (iii) the Trustee shall become incapable of acting with respect to the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of his property shall be appointed, or any public officer shall take charge or control of the Trustee or of his property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the Securities and appoint a successor trustee for such Securities by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to the Securities. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee with respect to the Securities and appoint a successor trustee with respect to the Securities by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of this Indenture of the action in that regard taken by the Securityholders.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.09 of this Indenture.

     SECTION 5.09. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.08 of this Indenture shall execute and deliver to the Issuer and to his predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of his predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of his charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04 of this Indenture, pay over to the successor trustee all moneys at the time held by him hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due him pursuant to the provisions of Section 5.06 of this Indenture.

     Upon acceptance of appointment by any successor trustee as provided in this
Section 5.09, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.08 of this Indenture. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

                                   ARTICLE 6

                         CONCERNING THE SECURITYHOLDERS

     SECTION 6.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders may be embodied in and evidenced by one or more instruments with substantially similar terms and conditions signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02 of this Indenture) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this article.

     SECTION 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02 of this Indenture, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 6.01 of this Indenture, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

     SECTION 6.03. Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

     SECTION 6.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and
5.02 of this Indenture, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

     SECTION 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01 of this Indenture, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

                                   ARTICLE 7

                            SUPPLEMENTAL INDENTURES

     SECTION 7.01. Supplemental Indentures Without Consent of
Securityholders. The Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

          (b) to evidence the succession of another entity to the Issuer, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Issuer pursuant to Article 8 of this Indenture;

          (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

          (e) to modify the form and terms of Securities as specified by Sections 2.01 and 2.03 of this Indenture;

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.09 of this Indenture;

          (g) to permit or facilitate the issuance of Securities in global form or bearer form or to provide for uncertificated Securities to be issued;

          (h) to change or eliminate any provision contained herein, provided that any such change or elimination shall become effective only when there are no Securities outstanding created prior to the execution of any supplemental indenture which are entitled to the benefit of such provision; and

          (i) to amend or supplement any provision contained herein, which was required to be contained herein in order for this Indenture to be qualified under the Trust Indenture Act of 1939, if the Trust Indenture Act of 1939 or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification.

     The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any additional appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 7.02 of this Indenture.

     SECTION 7.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 6 of this Indenture) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so offered, or (c) reduce the percentage of Securities necessary to consent to waive any past default under this Indenture to less than a majority, without the consent of the Holders of each Security so affected, or
(d) modify any of the provisions of this Section 7.02 of this Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 5.08, 5.09, 5.10 and 7.02 of this Indenture.

     Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.01 of this Indenture, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in his discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 7.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02 of this Indenture, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 7 complies with the applicable provisions of this Indenture.

     SECTION 7.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

                                   ARTICLE 8

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 8.01. Issuer May Consolidate, on Certain Terms. The Issuer covenants that it will not merge or consolidate with any other entity or sell or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be an entity organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture (complying with Article 7 of this Indenture), executed and delivered to the Trustee by such corporation, and
(ii) after giving effect to such merger or consolidation, or such sale or conveyance, no Event of Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.

     SECTION 8.02. Successor Entity Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor entity, such successor entity shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor entity may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor entity instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     In the event of any such sale or conveyance (other than a conveyance by way of lease) and upon any such assumption by a successor entity, the Issuer or any successor entity which shall theretofore have become such in the manner described in this Article 8 shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

     SECTION 8.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02 of this Indenture, may receive an Opinion of Counsel, prepared in accordance with Section 10.05 of this Indenture, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.
                                   ARTICLE 9

           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

     SECTION 9.01. Defeasance Within One Year of Payment. Except as otherwise provided in this Section 9.01, the Issuer may terminate its obligations under the Securities and this Indenture with respect to Securities if:

          (i) all Securities previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities that have been replaced or Securities that are paid pursuant to Section 3.01 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in Section 9.05 of this Indenture) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

          (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities, for that purpose, money sufficient without consideration of any reinvestment, to pay principal of and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, and (C) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities and of the Securities themselves have been complied with.

     With respect to the foregoing clause (i), only the Issuer's obligations under Section 5.06 in respect of the Securities shall survive. With respect to the foregoing clause (ii), only the Issuer's obligations in Sections 2.02, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 3.02, 3.04, 5.06, 5.08 and 9.05 of this Indenture in respect of the

Securities shall survive until the Securities are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 5.06 and 9.05 of this Indenture in respect of the Securities shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Securities and this Indenture with respect to the Securities except for those surviving obligations specified above.

     SECTION 9.02. Defeasance. When and if the Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities, the provisions of this Indenture will, except as provided below, no longer be in effect with respect to the Securities. The Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same and the Securities will no longer be Outstanding pursuant to this Indenture; provided that the following conditions shall have been satisfied:

          (a) the Issuer has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the principal of and interest on the Securities of such series, money without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the Outstanding Securities to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

          (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound;

          (c) no event which, with the giving of notice or lapse of time, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

          (d) the Issuer has delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above and (2) an Opinion of Counsel to the effect that the Holders of the Securities have a valid perfected first security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

          (e) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 9.02 of the Securities of such series have been complied with.

     The Issuer's obligations in Sections 2.02, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 3.02, 3.04, 5.06, 5.08 and 9.05 of this Indenture with respect to the Securities shall survive until such Securities are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 5.06 and 9.05 of this Indenture shall survive.

     SECTION 9.03. Covenant Defeasance. The Issuer may omit to comply with any term, provision or condition set forth in Article 3 of this Indenture (or any other specific covenant relating to the Securities provided for in a Board Resolution or supplemental indenture pursuant to Section 2.03 of this Indenture which may by its terms be defeased pursuant to this Section 9.03), and such omission shall be deemed not to be an Event of Default under clauses (d) or (f) of Section 4.01 of this Indenture, with respect to the Outstanding Securities if:

          (i) the Issuer has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the principal of and interest, if any, on the Securities of such series, money without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and interest on the Outstanding Securities to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound;

          (iii) no event which, with the giving of notice or lapse of time, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

          (iv) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (A) the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and (B) such Holders have a valid perfected first security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and

          (v) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance contemplated by this Section 9.03 of the Securities of such series have been complied with.

     SECTION 9.04. Application of Trust Money. Subject to Section 9.05 of this Indenture, the Trustee or Paying Agent shall hold in trust money deposited with him pursuant to Sections 9.01, 9.02 or 9.03 of this Indenture, as the case may be, in respect of the Securities and shall apply the deposited money in accordance with the Securities and this Indenture to the payment of principal of and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 9.05. Repayment to Issuer. Subject to Sections 5.06, 9.01, 9.02 and
9.03 of this Indenture, the Trustee and each Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and any Paying Agent shall pay to the Issuer upon written request any money held by them under this Indenture that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Issuer once in a newspaper of general circulation in The City of New York (which will, if practicable, be The Wall Street Journal (Eastern Edition)) published in the English language at least once a day for at least five days in each calendar week or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Incorporators, Stockholders, Officers and Directors of ISSUER and Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

     SECTION 10.02. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

     SECTION 10.03. Successors and Assigns of Issuer Obligated by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 10.04. Notices and Demands on Issuer, Trustee and
Securityholder. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Performance Asset Management Company, 4100 Newport Place, Suite 400, Newport Beach, California 92660. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Trust Office.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 10.05. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, on information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 10.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

     SECTION 10.07. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

     SECTION 10.08. California Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     SECTION 10.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 10.10. Effect of Headings. The article and section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of October 31, 1997.

                                          PERFORMANCE ASSET MANAGEMENT COMPANY,
                                          a Delaware Corporation

                                          By:

                                            ------------------------------------
                                            Its: Chief Executive Officer

                                          By:

                                            ------------------------------------
                                            Its: Secretary

Attest:

By:

    --------------------------------------------------------

                                            By:

                                               ---------------------------------
                                               Trustee

Attest:

By:

    --------------------------------------------------------

                                                                      APPENDIX N

                      PERFORMANCE ASSET MANAGEMENT COMPANY
                             A DELAWARE CORPORATION
                        UNSECURED SUBORDINATED DEBENTURE
                              DUE JANUARY 31, 2005

     Performance Asset Management Company, a Delaware corporation ("Issuer"), and any successors or assigns, for value received, promises to pay to
          , or to registered assigns, the principal amount of             , on
presentation and surrender of this Debenture on January 31, 2005, and to pay interest on that principal sum from January 31, 1998, at a variable interest rate equal to 120% of the applicable federal rate as determined in accordance with Section 1274 of the Internal Revenue Code of 1986, payable on January 1 and July 1 of each year and based on a 365-day year, until that sum has been paid. Payment of the principal and interest on this Debenture will be made at the office of the Issuer in Newport Beach, California.

     THE SECURITIES EVIDENCED, REPRESENTED AND CONTEMPLATED BY THE PROVISIONS OF THIS DEBENTURE HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 ("ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) THE COMPANY HAS RECEIVED FROM COUNSEL AN OPINION SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER CAN BE MADE WITHOUT COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT, OR (2) A REGISTRATION STATEMENT FILED BY THE COMPANY IS DECLARED EFFECTIVE OR ANY AND ALL ACTION NECESSARY TO PERFECT AN EXEMPTION IS COMPLETED.

     Reference is made to the further provisions of this Debenture set forth in the Indenture under which this Debenture is issued ("Indenture") and such further provisions in the Indenture shall for all purposes have the same effect as though fully set forth herein. This Debenture shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication on this Debenture is signed on behalf of the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its corporate name by the signature of its Chief Executive Officer and attested by the signature of its Secretary.

Date:                                     PERFORMANCE ASSET MANAGEMENT
                                          COMPANY

                                          By:

                                            ------------------------------------
                                                      Vincent Galewick
                                               Its: Chairman of the Board of
                                                          Directors

                                          By:

                                            ------------------------------------
                                                      Michael Cushing
                                                       Its: Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures referred to in the above-mentioned Indenture.

               , as Trustee,
                                          By:

                                            ------------------------------------
                                                          Trustee

     This Debenture is one of a duly authorized issue of Debentures from the Issuer and any successor designated as its Unsecured Subordinated Debentures due January 31, 2005 ("Debentures"), all issued or to be issued under an Indenture
dated as of October 31, 1997, between the Issuer and                , as trustee
("Trustee") ("Indenture"). Reference is made to the Indenture for a specification of the rights and limitations of rights of the holders of the Debentures under the Indenture; and the rights, duties, and immunities of the Trustee under the Indenture. Each holder of this Debenture, by accepting it, agrees to be and shall be obligated by the provisions of the Indenture.

     SUBORDINATION. The indebtedness evidenced by the Debentures is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt. The term "Senior Debt" means the principal of, interest on and other amounts due on indebtedness of the Issuer, whether outstanding on the closing date of the Merger or thereafter created, incurred, assumed or guaranteed by the Issuer; unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that such indebtedness is not senior in right of payment to the Debentures. Senior Debt includes, with respect to the obligations described above, interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer, whether or not post-filing interest in allowed in such proceedings at the rate specified in the instrument governing the relevant obligation, as well as all expenses and reimbursements due the Trustee. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) indebtedness of or amount owed by the Issuer for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) indebtedness of the Issuer to a subsidiary or affiliate of the Issuer or any officer, director or employee of the Issuer; (c) any liability for federal, state, local or other taxes, owed or owing by the Issuer; or (d) indebtedness evidenced by any other class of securities of the Issuer.

     PAYMENTS UNDER DEBENTURE. Interest only shall be payable semiannually beginning on June 1, 1998 and continuing thereafter on the first day of calendar months December and June of each calendar year until the principal is paid in full. On January 31, 2005, all amounts remaining unpaid under this Debenture shall be due and payable.

     DEFAULT. If an Event of Default, as defined in the Indenture, occurs, the principal of all Debentures then outstanding under the Indenture may be declared due and payable on the conditions, in the manner, and with the effect provided in the Indenture.

     PREPAYMENT. The Issuer may prepay this Debenture without premium or penalty. In the event that there are net proceeds derived from any sale or
refinancing of the assets previously owned by                (name of
Partnership), 80% of the net proceeds of any sale or refinancing of those assets shall be paid to the holders of Debentures whose interests in such limited partnership were purchased with the Debentures. Any such payment shall be applied against the outstanding principal on the Debentures.

     CURRENCY. All amounts specified by the provisions of this Debenture are in United States Dollars.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     There are provisions in the Partnership Agreements which specify that the General Partner shall have no liability to the Partnerships for any loss occurring because of any act or omission by the General Partner; provided, however, that the General Partner's conduct was in the best interest of the respective Partnership; and, provided, further, that the General Partner's conduct did not constitute fraud, bad faith, gross misconduct or gross negligence. As a result, Limited Partners may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Partnership Agreements.

     The Partnership Agreements, also, provide, to the extent permitted by law, that the Partnerships shall indemnify the General Partner against liability and related expenses (including attorney's fees) incurred in dealings with third parties; provided, however, the conduct of the General Partner is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Partnership assets by the amount of that claim. The General Partner is not indemnified against liabilities occurring pursuant to the provisions of the Securities Act of 1933. The Partnerships do not and shall not pay for any insurance insuring the liability of the General Partner or any other persons for actions or omissions for which indemnification is not permitted by the Partnership Agreements; provided, however, the General Partner may be an additional insured party on policies obtained for the benefit of the Partnerships to the extent there is no additional cost to the Partnerships or decrease in the insurance proceeds payable to the Partnerships.

     Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to that corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) unlawful distributions to stockholders. The Certificate of Incorporation of the Company, as amended, includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Company's Bylaws provide certain indemnity to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The Company has entered into various indemnification agreements with its officers and directors, copies of which are attached to the Registration Statement as exhibits thereto. Furthermore, the Merger Agreement provides indemnification for directors and officers of the Company. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company. The Company believes that the scope of the liability and indemnification provisions contained, in the aggregate, in the Company's Bylaws, Certificate of Incorporation, as amended, and the Merger Agreement, while similar to those contained in the Partnership Agreements, provides greater protection to the Company's directors and officers against claims for personal liability than the protection afforded to the General Partner under the Partnership Agreements.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     Each exhibit attached hereto is listed according to the number assigned to it in the exhibit table specified in Regulation S-K Item 601(a)(2).

EXHIBIT
NUMBER                                        DESCRIPTION
------    -----------------------------------------------------------------------------------
 1        Soliciting Agent Agreement
 2        Agreement and Plan of Merger (Included as Appendix A to Joint Consent
          Statement/Prospectus and incorporated herein by reference)
 3.1      Certificate of Incorporation, as amended, for Performance Asset Management Company
 3.1.1    Certificate of Amendment of Certificate of Incorporation of Performance Asset
          Management Company
 3.2      Articles of Incorporation for Performance Capital Management, Inc.
 3.3      Restated Articles of Incorporation for Performance Capital Management, Inc.
 3.4      Amended and Restated Bylaws of Performance Capital Management, Inc.
 3.5      Bylaws of Performance Asset Management Company
 4.1      Indenture Agreement (included as Appendix M to Joint Consent Statement/Prospectus and incorporated herein by reference)
 4.2      Unsecured Subordinated Debenture (included as Appendix N to Joint Consent
          Statement/Prospectus and incorporated herein by reference)
 4.3      Certificate of Designations, Preferences, and Relative Rights, Qualifications and
          Restrictions of the Series A Convertible Preferred Stock of Performance Asset
          Management Company
 5        Form of Opinion re: Legality
 6        Not required
 7        Not required
 8        Opinion re: Tax Matters*
 9        Voting Trust Agreement (not applicable)
10.1      Agreement for Indemnification with PCM (Fry)
10.2      Agreement for Indemnification with PCM (Collette)
10.3      Agreement for Indemnification with PCM (Savage)
10.4      Agreement for Indemnification with PCM (Cushing)
10.5      Agreement for Indemnification with PCM (Galewick)
10.6      Agreement for Indemnification with PDI (Cushing)
10.7      Agreement for Indemnification with PDI (Galewick)
10.8      Joint Venture Agreement (PCM and PAM)
10.9      Joint Venture Agreement (PCM and PAM II)
10.10     Joint Venture Agreement (PCM and PAM III)
10.11     Amended and Restated Joint Venture Agreement (PCM and PAM)
10.12     Amended and Restated Joint Venture Agreement (PCM and PAM II)
10.13     Amended and Restated Joint Venture Agreement (PCM and PAM III)
10.14     Amended and Restated Joint Venture Agreement (PCM and PAM IV)
10.15     Amended and Restated Joint Venture Agreement (PCM and PAM V)
10.16     Indemnification Agreement (the Company and Savage)
10.17     Indemnification Agreement (the Company and Cushing)
10.18     Indemnification Agreement (the Company and Galewick)

EXHIBIT
NUMBER                                        DESCRIPTION
------    -----------------------------------------------------------------------------------
11        Statement re: Computation of Per Share Earnings
12        Statement re: Computation of Ratios
13        Annual report to Security Holders (not applicable)
14        Not required
15        Letter re: Unaudited Interim Financial Information
16        Letter re: Change in Certifying Accountant (not applicable)
17        Not required
18        Not required
19        Not required
20        Not required
21        Subsidiaries of the Registrant(not applicable)
22        Not required
23.1      Independent Auditor's Consent
23.2      Consent of Independent Financial Advisor
24        Power of Attorney (Included on Page II-5)
25        Statement of Eligibility of Trustee(s)*
26        Invitation for Competitive Bids (not applicable)
27        Financial Data Schedule
28        Not required
99.1      Agreement of Limited Partnership of Performance Asset Management Fund, Ltd., a
          California Limited Partnership
99.2      Agreement of Limited Partnership of Performance Asset Management Fund II, Ltd., a
          California Limited Partnership
99.3      Agreement of Limited Partnership of Performance Asset Management Fund III, Ltd., a
          California Limited Partnership
99.4      Agreement of Limited Partnership of Performance Asset Management Fund IV, Ltd., a
          California Limited Partnership
99.5      Agreement of Limited Partnership of Performance Asset Management Fund V, Ltd., a
          California Limited Partnership
99.6      Certificate of Limited Partnership of Performance Asset Management Fund, Ltd., a
          California Limited Partnership
99.7      Certificate of Limited Partnership of Performance Asset Management Fund II, Ltd., a
          California Limited Partnership
99.8.     Certificate of Limited Partnership of Performance Asset Management Fund III, Ltd.,
          a California Limited Partnership
99.9      Certificate of Limited Partnership of Performance Asset Management Fund IV, Ltd., a
          California Limited Partnership
99.10     Certificate of Limited Partnership of Performance Asset Management Fund V, Ltd., a
          California Limited Partnership

---------------
* To be Filed by Amendment

ITEM 22. UNDERTAKINGS

                                  UNDERTAKINGS

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of this Registration Statement on Form S-4 through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and being acquired involved therein, that was not the subject of and included in this Registration Statement on Form S-4 when it became effective.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 145, will be filed as part of an amendment to this Registration Statement on Form S-4 and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the Exchange Agent on the Closing Date certificates in such denominations and registered in such names as required by the Exchange Agent to permit prompt delivery.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on November 4, 1997.

                                          Performance Asset Management Company

                                          By: /s/ VINCENT E. GALEWICK
                                            ------------------------------------
                                                    Vincent E. Galewick
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Vincent E. Galewick as attorney-in-fact and agent, acting alone, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and exhibits and other documents in connection therewith, with Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                               TITLE                   DATE
-----------------------------------------------  --------------------------  -----------------
            /s/ VINCENT E. GALEWICK              Chairman of the Board,       November 4, 1997
-----------------------------------------------  Chief Executive Officer,
              Vincent E. Galewick                and President

              /s/ MICHAEL CUSHING                Director, Executive Vice     November 4, 1997
-----------------------------------------------  President and Chief
                Michael Cushing                  Financial Officer

              /s/ WILLIAM SAVAGE                 Director, Vice President     November 4, 1997
-----------------------------------------------  of Operations
                William Savage

                                 EXHIBIT INDEX

                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
NUMBER                                    DESCRIPTION                                      PAGE
------    ---------------------------------------------------------------------------  ------------
 1        Soliciting Agent Agreement.................................................
 2        Agreement and Plan of Merger (Included as Appendix A to Joint Consent
          Statement/Prospectus and incorporated herein by reference).................
 3.1      Certificate of Incorporation, as amended, for Performance Asset Management
          Company....................................................................
 3.1.1    Certificate of Amendment of Certificate of Incorporation of Performance
          Asset Management Company...................................................
 3.2      Articles of Incorporation for Performance Capital Management, Inc..........
 3.3      Restated Articles of Incorporation for Performance Capital Management,
          Inc........................................................................
 3.4      Amended and Restated Bylaws of Performance Capital Management, Inc.........
 3.5      Bylaws of Performance Asset Management Company.............................
 4.1      Indenture Agreement (included as Appendix M to Joint Consent
          Statement/Prospectus and incorporated herein by reference).................
 4.2      Unsecured Subordinated Debenture (included as Appendix N to Joint Consent
          Statement/Prospectus and incorporated herein by reference).................
 4.3      Certificate of Designations, Preferences, and Relative Rights,
          Qualifications and Restrictions of the Series A Convertible Preferred Stock
          of Performance Asset Management Company....................................
 5        Form of Opinion re: Legality...............................................
 6        Not required...............................................................
 7        Not required...............................................................
 8        Opinion re: Tax Matters*...................................................
 9        Voting Trust Agreement (not applicable)....................................
10.1      Agreement for Indemnification with PCM (Fry)...............................
10.2      Agreement for Indemnification with PCM (Collette)..........................
10.3      Agreement for Indemnification with PCM (Savage)............................
10.4      Agreement for Indemnification with PCM (Cushing)...........................
10.5      Agreement for Indemnification with PCM (Galewick)..........................
10.6      Agreement for Indemnification with PDI (Cushing)...........................
10.7      Agreement for Indemnification with PDI (Galewick)..........................
10.8      Joint Venture Agreement (PCM and PAM)......................................
10.9      Joint Venture Agreement (PCM and PAM II)...................................
10.10     Joint Venture Agreement (PCM and PAM III)..................................
10.11     Amended and Restated Joint Venture Agreement (PCM and PAM).................
10.12     Amended and Restated Joint Venture Agreement (PCM and PAM II)..............
10.13     Amended and Restated Joint Venture Agreement (PCM and PAM III).............
10.14     Amended and Restated Joint Venture Agreement (PCM and PAM IV)..............
10.15     Amended and Restated Joint Venture Agreement (PCM and PAM V)...............
10.16     Indemnification Agreement (the Company and Savage).........................
10.17     Indemnification Agreement (the Company and Cushing)........................

                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
NUMBER                                    DESCRIPTION                                      PAGE
------    ---------------------------------------------------------------------------  ------------
10.18     Indemnification Agreement (the Company and Galewick).......................
11        Statement re: Computation of Per Share Earnings............................
12        Statement re: Computation of Ratios........................................
13        Annual report to Security Holders (not applicable).........................
14        Not required...............................................................
15        Letter re: Unaudited Interim Financial Information.........................
16        Letter re: Change in Certifying Accountant (not applicable)................
17        Not required...............................................................
18        Not required...............................................................
19        Not required...............................................................
20        Not required...............................................................
21        Subsidiaries of the Registrant(not applicable).............................
22        Not required...............................................................
23.1      Independent Auditor's Consent..............................................
23.2      Consent of Independent Financial Advisor...................................
24        Power of Attorney (Included on Page II-5)..................................
25        Statement of Eligibility of Trustee(s)*....................................
26        Invitation for Competitive Bids (not applicable)...........................
27        Financial Data Schedule....................................................
28        Not required...............................................................
99.1      Agreement of Limited Partnership of Performance Asset Management Fund,
          Ltd., a California Limited Partnership.....................................
99.2      Agreement of Limited Partnership of Performance Asset Management Fund II,
          Ltd., a California Limited Partnership.....................................
99.3      Agreement of Limited Partnership of Performance Asset Management Fund III,
          Ltd., a California Limited Partnership.....................................
99.4      Agreement of Limited Partnership of Performance Asset Management Fund IV,
          Ltd., a California Limited Partnership.....................................
99.5      Agreement of Limited Partnership of Performance Asset Management Fund V,
          Ltd., a California Limited Partnership.....................................
99.6      Certificate of Limited Partnership of Performance Asset Management Fund,
          Ltd., a California Limited Partnership.....................................
99.7      Certificate of Limited Partnership of Performance Asset Management Fund II,
          Ltd., a California Limited Partnership.....................................
99.8.     Certificate of Limited Partnership of Performance Asset Management Fund
          III, Ltd., a California Limited Partnership................................
99.9      Certificate of Limited Partnership of Performance Asset Management Fund IV,
          Ltd., a California Limited Partnership.....................................
99.10     Certificate of Limited Partnership of Performance Asset Management Fund V,
          Ltd., a California Limited Partnership.....................................

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* To be Filed by Amendment